    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 1997

                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C 20549

                               ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------
                           RAMSAY HEALTH CARE, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ---------------
       DELAWARE                63-0857352                   8063
    (STATE OR OTHER         (I.R.S. EMPLOYER          (PRIMARY STANDARD
     JURISDICTION          IDENTIFICATION NO.)           INDUSTRIAL
  OF INCORPORATION OR                                CLASSIFICATION CODE
     ORGANIZATION)                                         NUMBER)
                                COLUMBUS CENTER
                              ONE ALHAMBRA PLAZA
                                   SUITE 750
                          CORAL GABLES, FLORIDA 33134
                                (305) 569-6993
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                BERT G. CIBRAN
                                   PRESIDENT
                                COLUMBUS CENTER
                              ONE ALHAMBRA PLAZA
                                   SUITE 750
                          CORAL GABLES, FLORIDA 33134
                                (305) 569-6993
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:
         BRADLEY P. COST, ESQ.                  JOHN A. SANDERS, ESQ.
            HAYTHE & CURLEY                    RICHARD A. HEINLE, ESQ.
            237 PARK AVENUE                        FOLEY & LARDNER
       NEW YORK, NEW YORK 10017                      SUITE 1800
                                               111 NORTH ORANGE AVENUE
                                               ORLANDO, FLORIDA 32802

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement, approval by the stockholders of Ramsay Managed Care, Inc. of the Agreement and Plan of Merger attached as Appendix A to the enclosed Joint Proxy Statement/Prospectus and approval by the stockholders of Ramsay Health Care, Inc. of the issuance of the number of shares of common stock, $.01 par value, of Ramsay Health Care, Inc., and the number of shares of class B preferred stock, Series 1996, $1.00 par value, of Ramsay Health Care, Inc., contemplated by such Agreement and Plan of Merger.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                           PROPOSED
                                             PROPOSED       MAXIMUM
     TITLE OF EACH                           MAXIMUM       AGGREGATE    AMOUNT OF
  CLASS OF SECURITIES      AMOUNT TO BE   OFFERING PRICE   OFFERING    REGISTRATION
  TO BE REGISTERED(1)     REGISTERED(1)    PER UNIT(2)     PRICE(2)        FEE
-----------------------------------------------------------------------------------
Common Stock ($.01 par
 value)...............   2,136,105 shares     $3.03      $6,502,398.15 $1,970.42(3)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Based upon an assumed maximum number of shares that may be issued in the Merger described herein. Such number is based upon the maximum number of shares which, pursuant to the terms of the proposed Merger, may be issued upon the Merger.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(f)(1) and 457(f)(2) under the Securities Act of 1933, as amended, on the basis of the aggregate market value of the common stock, $.01 par value, of Ramsay Managed Care, Inc. ("RMCI Common Stock"), to be exchanged for the securities to be issued by the Registrant calculated by multiplying the average of the bid and asked price per share for the RMCI Common Stock on March 19, 1997 as reported on the OTC
    Bulletin Board, times the maximum number of shares of common stock, $.01 par value, of the Registrant, issuable in the Merger plus the value of the preferred stock, $.01 par value, of Ramsay Managed Care, Inc., to be exchanged for the preferred stock, $1.00 par value, of the Registrant, calculated in accordance with Rule 457(2).
(3) A filing fee in the aggregate amount of $972.35 has heretofore been paid by the Registrant in connection with the filing of its Schedule 14A and preliminary proxy materials.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            RAMSAY HEALTH CARE, INC.

                 CROSS REFERENCE SHEET PURSUANT TO ITEM 501(B)

                                                 HEADING IN JOINT
 FORM S-4 ITEM NUMBER AND HEADING           PROXY STATEMENT/PROSPECTUS
 --------------------------------           --------------------------
 1.Forepart of Registration
     Statement and Outside Front    Forepart of Registration Statement; Outside
     Cover Page of Prospectus......  Front Cover Page of Joint Proxy
                                     Statement/Prospectus
 2.Inside Front and Outside Back
     Cover Pages of Prospectus..... Available Information; Table of Contents
 3.Risk Factors, Ratio of Earnings
     to Fixed Charges and Other     Information Concerning RHCI; Selected
     Information...................  Consolidated Financial Information of
                                     RHCI; Selected Consolidated Financial
                                     Information of RMCI
 4.Terms of the Transaction........ Summary; The Merger; The Merger Agreement;
                                     Description of Capital Stock--RHCI
 5.Pro Forma Financial
     Information................... Summary; Pro Forma Financial Information
 6.Material Contacts with the
     Company Being Acquired........ The Merger
 7.Additional Information Required
     for Reoffering by Persons and
     Parties Deemed to be
     Underwriters.................. Not Applicable
 8.Interests of Named Experts and
     Counsel....................... Legal Matters
 9.Disclosure of Commission
     Position on Indemnification
     for Securities Act
     Liabilities................... Not Applicable
10.Information with Respect to S-3
     Registrants................... Not Applicable
11.Incorporation of Certain
     Information by Reference...... Not Applicable
12.Information with Respect to S-2
     or S-3 Registrants............ Not Applicable
13.Incorporation of Certain         Incorporation of Certain Documents by
     Information by Reference...... Reference
14.Information with Respect to
     Registrants Other Than S-2 or  Selected Consolidated Financial Information
     S-3 Registrants...............  of RHCI; Information Concerning RHCI;
                                     Management's Discussion and Analysis of
                                     Financial Condition and Results of
                                     Operations-- RHCI; Market Prices of RHCI
                                     Common Stock and RMCI Common Stock
15.Information with Respect to S-3
     Companies..................... Not Applicable
16.Information with Respect to S-2
     or S-3 Companies.............. Not Applicable

                                                  HEADING IN JOINT
 FORM S-4 ITEM NUMBER AND HEADING            PROXY STATEMENT/PROSPECTUS
 --------------------------------            --------------------------
17.Information with Respect to
     Companies Other Than S-2 or S-  Selected Consolidated Financial Information
     3 Companies...................   of RMCI; Information Concerning RMCI;
                                      Management's Discussion and Analysis of
                                      Financial Condition and Results of
                                      Operations-- RMCI; Market Prices of RHCI
                                      Common Stock and RMCI Common Stock
18 Information if Proxies, Consents
     or Authorizations are to be     Outside Front Cover Page of Joint Proxy
     Solicited.....................   Statement/Prospectus; Available
                                      Information; Summary; Introduction; The
                                      Merger--Interests of Certain Persons in
                                      the Merger; The Merger--Dissenters'
                                      Rights; Information Concerning RHCI--
                                      Management; Information Concerning RMCI--
                                      Management
19.Information if Proxies, Consents
     or Authorizations are not to
     be Solicited, or in an
     Exchange Offer................  Not Applicable

                           RAMSAY HEALTH CARE, INC.
                                COLUMBUS CENTER
                              ONE ALHAMBRA PLAZA
                                   SUITE 750
                          CORAL GABLES, FLORIDA 33134
                                (305) 569-6993

                                                                 March 27, 1997

To Our Stockholders:

  Your Board of Directors, following the recommendation of a Special Committee of the Board of Directors, has approved an Agreement and Plan of Merger dated as of October 1, 1996 whereby a wholly owned subsidiary of Ramsay Health Care, Inc. ("RHCI") will merge with and into Ramsay Managed Care, Inc. ("RMCI") in a transaction (the "Merger") in which RMCI would become a wholly owned subsidiary of RHCI. In the Merger, (i) each outstanding share of common stock, $.01 par value, of RMCI, will be converted into the right to receive one-third ( 1/3) of a share of common stock, $.01 par value ("RHCI Common Stock"), of RHCI, and (ii) each outstanding share of preferred stock, series 1996, $.01 par value, of RMCI, will be converted into the right to receive one share of class B preferred stock, series 1996, $1.00 par value ("RHCI Series 1996 Preferred Stock"), of RHCI.

  Consummation of the Merger is subject to, among other things, the approval by the stockholders of RHCI of the issuance of the RHCI Common Stock and RHCI Series 1996 Preferred Stock in the Merger, voting at a special meeting of stockholders on April 18, 1997. Information concerning the special meeting, the Merger transaction and other matters concerning RHCI and RMCI is set forth in the accompanying proxy material. Given the importance of the Merger to RHCI and its stockholders, I urge you to read this material carefully.

  Your Board of Directors and management have carefully considered the terms and conditions of the proposed Merger and have concluded that the Merger is in the best interests of RHCI and its stockholders. Your Board of Directors and management believe that, by combining the complementary strengths of RHCI and of RMCI, the Merger will enhance the business prospects of both companies and that stockholders will benefit from the opportunity for continued equity participation in the combined enterprise.

  Your Board of Directors has unanimously approved the Merger and recommends that you vote FOR the issuance of the RHCI Common Stock and RHCI Series 1996 Preferred Stock in the Merger and the other proposals described in the attached proxy materials. Since your vote is important at the special meeting of RHCI stockholders, we ask that you promptly complete, sign, date and return the enclosed proxy in the enclosed envelope.

  I join with your Board of Directors in urging you to vote FOR the issuance of the RHCI Common Stock and RHCI Series 1996 Preferred Stock in the Merger and the other proposals described in the attached proxy materials.

                                          Sincerely,

                                          PAUL J. RAMSAY
                                          Chairman of the Board

                            YOUR VOTE IS IMPORTANT

  To ensure that your interests will be represented at the Meeting, whether or not you plan to attend the Meeting, please complete, date, sign and mail your proxy promptly in the enclosed postage-paid envelope. Stockholders who attend the Meeting in person may revoke their proxies and vote in person if they desire.

                           RAMSAY HEALTH CARE, INC.
                                COLUMBUS CENTER
                              ONE ALHAMBRA PLAZA
                                   SUITE 750
                          CORAL GABLES, FLORIDA 33134
                                (305) 569-6993

                   Notice of Special Meeting of Stockholders
                           to be held April 18, 1997

                                                                 March 27, 1997

To the Stockholders of
Ramsay Health Care, Inc.:

  A Special Meeting of the Stockholders of Ramsay Health Care, Inc., a Delaware corporation ("RHCI"), will be held at The New York Palace, 455 Madison Avenue, New York, New York on April 18, 1997, at 9:30 A.M., for the following purposes, as more fully described in the accompanying Joint Proxy Statement/Prospectus:

    1. To consider and act upon a proposal to approve, pursuant to the requirements of the NASDAQ National Market System, the issuance of the number of shares of (i) common stock, $.01 par value ("RHCI Common Stock"), of RHCI, and (ii) class B preferred stock, series 1996, $1.00 par value ("RHCI Series 1996 Preferred Stock"), of RHCI, contemplated by the Agreement and Plan of Merger dated as of October 1, 1996 (the "Merger Agreement") among RHCI, RHCI Acquisition Corp., a Delaware corporation ("RHCI Sub"), and Ramsay Managed Care, Inc., a Delaware corporation ("RMCI") (a copy of the Merger Agreement is attached as Appendix A to the accompanying Joint Proxy Statement/Prospectus), providing for the merger of RHCI Sub with and into RMCI, whereupon RMCI will become a wholly owned subsidiary of RHCI.

    2. To consider and act upon a proposal to approve the Ramsay Health Care, Inc. 1996 Long Term Incentive Plan (a copy of the 1996 Long Term Incentive Plan is attached as Appendix E to the accompanying Joint Proxy
  Statement/Prospectus).

    3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on February 28, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. A list of the stockholders entitled to vote at the Meeting may be examined at the offices of the law firm of Haythe & Curley located at 237 Park Avenue, New York, New York, during the ten-day period preceding the Meeting.

                                          By Order of the Board of Directors,

                                          DANIEL A. SIMS
                                          Assistant Secretary

        YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT

  You are cordially invited to attend the Meeting in person. If you do not expect to be present, please promptly mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

                           RAMSAY MANAGED CARE, INC.
                                COLUMBUS CENTER
                              ONE ALHAMBRA PLAZA
                                   SUITE 750
                          CORAL GABLES, FLORIDA 33134
                                (305) 569-4646

                                                                 March 27, 1997

To Our Stockholders:

  Your Board of Directors, following the recommendation of a Special Committee of the Board of Directors, has approved an Agreement and Plan of Merger dated as of October 1, 1996 whereby Ramsay Managed Care, Inc. ("RMCI") will merge with a wholly owned subsidiary of Ramsay Health Care, Inc. ("RHCI") in a transaction (the "Merger") in which RMCI would become a wholly owned subsidiary of RHCI. In the Merger, (i) each outstanding share of common stock, $.01 par value, of RMCI, will be converted into the right to receive one-third ( 1/3) of a share of common stock, $.01 par value, of RHCI, and (ii) each outstanding share of preferred stock, series 1996, $.01 par value, of RMCI, will be converted into the right to receive one share of class B preferred stock, series 1996, $1.00 par value, of RHCI.

  Consummation of the Merger is subject to, among other things, the approval by the stockholders of RMCI, voting at a special meeting of stockholders on April 18, 1997. Information concerning the special meeting, the Merger transaction and other matters concerning RHCI and RMCI is set forth in the accompanying proxy material. Given the importance of the Merger to RMCI and its stockholders, I urge you to read this material carefully.

  Your Board of Directors and management have carefully considered the terms and conditions of the proposed Merger and have concluded that the Merger is in the best interests of RMCI and its stockholders. Your Board of Directors and management believe that, by combining the complementary strengths of RHCI and of RMCI, the Merger will enhance the business prospects of both companies and that stockholders will benefit from the opportunity for continued equity participation in the combined enterprise.

  Your Board of Directors has unanimously approved the Merger and recommends that you vote FOR the Merger. Since your vote is important at the special meeting of RMCI stockholders, we ask that you promptly complete, sign, date and return the enclosed proxy in the enclosed envelope.

  I join with your Board of Directors in urging you to vote FOR the approval and adoption of the Agreement and Plan of Merger.

                                          Sincerely,

                                          PAUL J. RAMSAY
                                          Chairman of the Board

                            YOUR VOTE IS IMPORTANT

  To ensure that your interests will be represented at the Meeting, whether or not you plan to attend the Meeting, please complete, date, sign and mail your proxy promptly in the enclosed postage-paid envelope. Stockholders who attend the Meeting in person may revoke their proxies and vote in person if they desire.

                           RAMSAY MANAGED CARE, INC.
                                COLUMBUS CENTER
                              ONE ALHAMBRA PLAZA
                                   SUITE 750
                          CORAL GABLES, FLORIDA 33134
                                (305) 569-4646

                   Notice of Special Meeting of Stockholders
                           to be held April 18, 1997

                                                                 March 27, 1997

To the Stockholders of
Ramsay Managed Care, Inc.:

  A Special Meeting of the Stockholders of Ramsay Managed Care, Inc., a Delaware corporation ("RMCI"), will be held at The New York Palace, 455 Madison Avenue, New York, New York on April 18, 1997, at 8:30 A.M., for the following purposes, as more fully described in the accompanying Joint Proxy Statement/Prospectus:

    1. To consider and act upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of October 1, 1996 among Ramsay Health Care, Inc., a Delaware corporation ("RHCI"), RHCI Acquisition Corp., a Delaware corporation ("RHCI Sub"), and RMCI (a copy of the Agreement and Plan of Merger is attached as Appendix A to the accompanying Joint Proxy Statement/Prospectus), providing for the merger of RHCI Sub with and into RMCI, whereupon RMCI will become a wholly owned subsidiary of RHCI.

    2. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on February 28, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. A list of the stockholders entitled to vote at the Meeting may be examined at the offices of the law firm of Haythe & Curley located at 237 Park Avenue, New York, New York, during the ten-day period preceding the Meeting.

                                          By Order of the Board of Directors,

                                          WARWICK D. SYPHERS
                                          Secretary

        YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT

  You are cordially invited to attend the Meeting in person. If you do not expect to be present, please promptly mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

                           RAMSAY MANAGED CARE, INC.
                                COLUMBUS CENTER
                              ONE ALHAMBRA PLAZA
                                   SUITE 750
                          CORAL GABLES, FLORIDA 33134

                               ----------------

                           RAMSAY HEALTH CARE, INC.
                                COLUMBUS CENTER
                              ONE ALHAMBRA PLAZA
                                   SUITE 750
                          CORAL GABLES, FLORIDA 33134

                      -----------------------------------
                       JOINT PROXY STATEMENT/PROSPECTUS

                      -----------------------------------

  This Joint Proxy Statement/Prospectus and the accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Boards of Directors of Ramsay Managed Care, Inc. ("RMCI") and Ramsay Health Care, Inc. ("RHCI") to be used at the Special Meeting of Stockholders of RMCI to be held on April 18, 1997 (the "RMCI Meeting") and the Special Meeting of Stockholders of RHCI to be held on April 18, 1997 (the "RHCI Meeting"; together with the RMCI Meeting, the "Meetings"). At the RMCI Meeting, the stockholders of RMCI will consider and vote upon the Agreement and Plan of Merger dated as of October 1, 1996 (the "Merger Agreement") among RMCI, RHCI and RHCI Acquisition Corp., a newly formed, wholly owned subsidiary of RHCI ("RHCI Sub"). The Merger Agreement provides for the merger (the "Merger") of RHCI Sub with and into RMCI pursuant to which RMCI will be the surviving corporation and will become a wholly owned subsidiary of RHCI. At the RHCI Meeting, the stockholders of RHCI will consider and vote upon a proposal (the "Merger Proposal") to approve, pursuant to the requirements of the NASDAQ National Market System ("NASDAQ"), the issuance of (i) the number of shares of common stock, $.01 par value ("RHCI Common Stock"), of RHCI, and (ii) the number of shares of class B preferred stock, series 1996, $1.00 par value ("RHCI Series 1996 Preferred Stock"), of RHCI, contemplated by the Merger Agreement and certain other matters.

  Pursuant to the terms of the Merger Agreement, (i) each share of common stock, $.01 par value ("RMCI Common Stock"), of RMCI, outstanding as of the time the Merger is consummated (the "Effective Time"), other than shares of RMCI Common Stock as to which appraisal rights have been exercised, will be converted into the right to receive one-third ( 1/3) of a share (the "Common Stock Exchange Ratio") of RHCI Common Stock provided that cash will be paid in lieu of fractional shares of RHCI Common Stock and (ii) each share of preferred stock, series 1996, $.01 par value ("RMCI Series 1996 Preferred Stock"), of RMCI, outstanding as of the Effective Time will be converted into the right to receive one share (the "Preferred Stock Exchange Ratio", and together with the Common Stock Exchange Ratio, the "Exchange Ratios") of RHCI Series 1996 Preferred Stock. See "The Merger Agreement--The Merger-- Consideration to be Received in the Merger," "Description of Capital Stock-- RHCI" and "Description of Capital Stock--RMCI."

  In connection with the Merger, options to acquire RMCI Common Stock issued and outstanding immediately prior to the Merger ("RMCI Stock Options") shall become options to purchase a number of whole shares of RHCI Common Stock ("RHCI Options") equal to the number of shares of RMCI Common Stock covered by the RMCI Stock Options multiplied by one-third ( 1/3), at an exercise price per share of RHCI Common Stock equal to the option exercise price of such RMCI Stock Options multiplied by three (3). In addition, each holder of warrants to purchase shares of RMCI Common Stock issued and outstanding immediately prior to the Merger ("RMCI Warrants") shall, in accordance with the provisions of the RMCI Warrants, receive upon exercise of such warrants, in lieu of the number of shares of RMCI Common Stock provided for by such warrants, that number of whole shares of RHCI Common Stock equal to the product of one-third ( 1/3) multiplied by the number of shares of RMCI Common Stock subject to such RMCI Warrants, at an exercise price per share of RHCI Common Stock equal to the warrant exercise price of such RMCI Warrants multiplied by three (3). See "The Merger Agreement--The Merger--Stock Options and Warrants."

  On March 19, 1997, the closing sales price of the RHCI Common Stock as reported on NASDAQ was $4.19 and the closing bid price of the RMCI Common Stock as reported on the OTC Bulletin Board was $1.00. As of the RMCI Record Date (as hereinafter defined), there were outstanding 6,408,315 shares of RMCI Common Stock and 100,000 shares of RMCI Series 1996 Preferred Stock. Based upon the number of shares of RMCI Common Stock and RMCI Series 1996 Preferred Stock outstanding on the RMCI Record Date, in the Merger, RHCI will issue an aggregate of 2,136,105 shares of RHCI Common Stock and 100,000 shares of RHCI Series 1996 Preferred Stock (which shares will be convertible into an aggregate of 1,000,000 shares of the RHCI Common Stock). Accordingly, assuming that the Merger had occurred on March 19, 1997, the aggregate market value of the shares of RHCI Common Stock to be issued by RHCI in the Merger (including, for this purpose, the 1,000,000 shares of RHCI Common Stock issuable upon the conversion of the 100,000 shares of RHCI Series 1996 Preferred Stock to be issued in the Merger) would have been approximately $13.1 million. In addition, as a result of the Merger, RHCI will assume an aggregate of approximately $11 million of indebtedness (including approximately $8.8 million owed by RMCI to RHCI).

  RHCI has filed a Registration Statement (the "Registration Statement") on Form S-4 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the shares of RHCI Common Stock issuable in connection with the Merger. This Joint Proxy Statement/Prospectus also constitutes the Prospectus of RHCI filed as part of the Registration Statement. Any reference to this document as a Joint Proxy Statement/Prospectus shall also constitute a reference to it as such Prospectus.

  The information contained herein with respect to RHCI and RMCI has been supplied by the respective corporations. The information contained herein with respect to the Merger is qualified in its entirety by reference to the Merger Agreement attached hereto as Appendix A and incorporated herein by reference.

  SEE "RISK FACTORS" FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY RHCI AND RMCI STOCKHOLDERS COMMENCING ON PAGE 26 AND ENDING ON PAGE 37 OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

  THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to the stockholders of both RHCI and RMCI on or about March 27, 1997.

  The date of this Joint Proxy Statement/Prospectus is March 24, 1997.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
AVAILABLE INFORMATION....................................................   1
SUMMARY..................................................................   2
CAUTIONARY STATEMENT FOR PURPOSES OF THE SAFE HARBOR PROVISIONS OF THE
 PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995........................  25
RISK FACTORS.............................................................  26
INTRODUCTION.............................................................  38
PROPOSAL I: APPROVAL AND ADOPTION OF THE MERGER PROPOSAL AND THE MERGER
 AGREEMENT...............................................................  41
THE MERGER...............................................................  41
  Background of the Merger...............................................  41
  Recommendations of the Boards of Directors; Reasons for the Merger.....  50
  Opinions of the Financial Advisors.....................................  58
  Accounting Treatment...................................................  68
  Certain Federal Income Tax Consequences of the Merger..................  68
  Other Agreements.......................................................  69
  Interests of Certain Persons in the Merger.............................  70
  Dissenters' Rights.....................................................  76
  Resale Restrictions....................................................  78
  Comparative Rights of Stockholders of RHCI and RMCI....................  78
  Antitakeover Legislation...............................................  79
THE MERGER AGREEMENT.....................................................  81
  Effective Time.........................................................  81
  The Merger.............................................................  81
  Conditions to Consummation of the Merger...............................  84
  Representations and Warranties.........................................  85
  Covenants--RMCI........................................................  85
  Covenants--RHCI........................................................  86
  Covenants--RHCI and RMCI...............................................  87
  Termination............................................................  87
  Amendments and Waivers.................................................  88
  Fees and Expenses......................................................  88
MARKET PRICES OF RHCI COMMON STOCK AND RMCI COMMON STOCK.................  89
DIVIDEND POLICY..........................................................  90
PRO FORMA CONDENSED FINANCIAL INFORMATION................................  91
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF RHCI......................  97
RHCI--MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................  98
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF RMCI...................... 110
RMCI--MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS................................................... 111
                       INFORMATION CONCERNING RHCI
BUSINESS................................................................. 117
MANAGEMENT............................................................... 131
PRINCIPAL STOCKHOLDERS................................................... 153
                       INFORMATION CONCERNING RMCI
BUSINESS................................................................. 157
MANAGEMENT............................................................... 166
PRINCIPAL STOCKHOLDERS................................................... 169

                                                                          PAGE
                                                                          ----
DESCRIPTION OF CAPITAL STOCK--RHCI....................................... 172
DESCRIPTION OF CAPITAL STOCK--RMCI....................................... 174
LEGAL MATTERS............................................................ 174
EXPERTS.................................................................. 175
OTHER MATTERS SET FORTH FOR ACTION AT THE RHCI MEETING................... 176
PROPOSAL II: APPROVAL OF RAMSAY HEALTH CARE, INC. 1996 LONG TERM
 INCENTIVE PLAN.......................................................... 180
PROPOSAL III: OTHER MATTERS.............................................. 180
OTHER MATTERS SET FORTH FOR ACTION AT THE RMCI MEETING................... 180
PROPOSAL II: OTHER MATTERS............................................... 180
MISCELLANEOUS............................................................ 180
  Stockholder Proposals.................................................. 180
INDEX TO FINANCIAL STATEMENTS............................................ F-1
                               APPENDICES
Appendix A--Agreement and Plan of Merger
Appendix B--Opinion of Houlihan, Lokey, Howard & Zukin, Inc.
Appendix C--Opinion of Dean Witter Reynolds Inc.
Appendix D--Section 262 of the Delaware General Corporation Law
Appendix E--Ramsay Health Care, Inc. 1996 Long Term Incentive Plan

                             AVAILABLE INFORMATION

  This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the Rules and Regulations of the Commission. For further information pertaining to the RHCI Common Stock and the RMCI Common Stock, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates. The Registrant files reports, proxy and information statements and other information electronically with the Commission. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated in this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

  RHCI and RMCI are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Commission's Web site is (http://www.sec.gov).

  RHCI Common Stock is traded on the over-the-counter market on the NASDAQ National Market System under the symbol RHCI and reports, proxy statements and other information concerning RHCI can be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                               ----------------

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION AND THE OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY RHCI OR RMCI. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE ANY OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY FROM ANY PERSON, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF RHCI OR RMCI SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

                                    SUMMARY

  The following is a brief summary of information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary does not contain a complete description of the terms of the Merger and the other matters summarized herein and is qualified in its entirety by reference to the full text of this Joint Proxy Statement/Prospectus and the Appendices. Stockholders are urged to read carefully the entire Joint Proxy Statement/Prospectus and the Appendices.

                            MEETINGS OF STOCKHOLDERS

RHCI

  This Joint Proxy Statement/Prospectus is furnished to the holders of common stock, $.01 par value ("RHCI Common Stock"), of Ramsay Health Care, Inc., a Delaware corporation ("RHCI"), and to the holders of class B convertible preferred stock, series C, $1.00 par value ("RHCI Series C Preferred Stock"), of RHCI, in connection with the solicitation of proxies by and on behalf of the RHCI Board of Directors (the "RHCI Board") for use at the Special Meeting of Stockholders of RHCI (the "RHCI Meeting") to be held at 9:30 A.M. on April 18, 1997 at The New York Palace, 455 Madison Avenue, New York, New York and at any adjournments thereof. The close of business on February 28, 1997 is the record date (the "RHCI Record Date") for determining the stockholders of RHCI entitled to vote at the RHCI Meeting. This Joint Proxy Statement/Prospectus and the enclosed proxy are first being sent to holders of RHCI Common Stock and the holders of RHCI Series C Preferred Stock on or about March 27, 1997.

  All proxies that are properly executed by holders of RHCI Common Stock or RHCI Series C Preferred Stock and received by RHCI prior to the RHCI Meeting will be voted in accordance with the instructions noted thereon. ANY PROXY THAT DOES NOT SPECIFY TO THE CONTRARY WILL BE VOTED IN FAVOR OF THE MERGER PROPOSAL (AS DEFINED BELOW) AND IN FAVOR OF EACH OTHER PROPOSAL SET FORTH IN SUCH PROXY AND PRESENTED TO THE STOCKHOLDERS OF RHCI FOR APPROVAL. Any holder of RHCI Common Stock or RHCI Series C Preferred Stock who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of RHCI written notice of revocation or a duly executed later-dated proxy, or by attending the RHCI Meeting and voting such RHCI Common Stock or RHCI Series C Preferred Stock in person.

 Purpose of RHCI Meeting

  At the RHCI Meeting, RHCI's stockholders will consider and vote upon (i) a proposal (the "Merger Proposal") to approve, pursuant to the requirements of the NASDAQ National Market System ("NASDAQ"), the issuance of (a) the number of shares of RHCI Common Stock and (b) the number of shares of class B preferred stock, series 1996, $1.00 par value ("RHCI Series 1996 Preferred Stock"), contemplated by the Agreement and Plan of Merger dated as of October 1, 1996 (the "Merger Agreement") among RHCI, Ramsay Managed Care, Inc., a Delaware corporation ("RMCI"), and RHCI Acquisition Corp., a Delaware corporation ("RHCI Sub"); (ii) a proposal to approve the Ramsay Health Care, Inc. 1996 Long Term Incentive Plan (the "1996 Long Term Incentive Plan"); and (iii) such other business as may properly come before the RHCI Meeting or any adjournments thereof.

 Voting Requirements at RHCI Meeting

  Approval and adoption of the Merger Proposal and the 1996 Long Term Incentive Plan requires the affirmative vote of a majority of the votes cast by the holders of RHCI Common Stock and RHCI Series C Preferred Stock (voting together with the RHCI Common Stock as a single class on the basis of the number of shares of RHCI Common Stock into which such RHCI Series C Preferred Stock is convertible) entitled to vote thereon at the RHCI Meeting (at which a quorum must be present). Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. For the purpose of computing the vote required for approval of matters to be voted on at the RHCI Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote will have no effect on the outcome of the vote on the matter.

  As of the RHCI Record Date, there were 8,425,431 outstanding shares of RHCI Common Stock, each of which is entitled to one vote with respect to each matter to be voted on at the RHCI Meeting, and 142,486 outstanding shares of RHCI Series C Preferred Stock, each of which is entitled to ten (10) votes (voting together with the RHCI Common Stock as a single class) with respect to each matter to be voted on at the RHCI Meeting. As of such date, RHCI's directors, executive officers and corporate affiliates of Paul J. Ramsay, the Chairman of the Board of RHCI and RMCI, owned an aggregate of 3,546,112 shares of RHCI Common Stock (calculated as if all outstanding shares of RHCI Series C Preferred Stock were converted in accordance with their terms into shares of RHCI Common Stock), or approximately 36.0% of the number of issued and outstanding shares of RHCI Common Stock (calculated as if all outstanding shares of RHCI Series C Preferred Stock were converted in accordance with their terms into shares of RHCI Common Stock) on the RHCI Record Date, of which Mr. Ramsay and his corporate affiliates owned an aggregate of 3,398,054 shares of RHCI Common Stock (calculated as aforesaid), or approximately 34.5% of the number of issued and outstanding shares of RHCI Common Stock (calculated as aforesaid). As of the RHCI Record Date, these corporate affiliates owned 100% of the number of issued and outstanding shares of RHCI Series C Preferred Stock. These directors, executive officers and corporate affiliates of Mr. Ramsay have advised RHCI that they intend to vote or to direct the vote of all shares of RHCI Common Stock and RHCI Series C Preferred Stock over which they have voting power FOR approval and adoption of the Merger Proposal and the 1996 Long Term Incentive Plan. RHCI has no class or series of capital stock outstanding other than RHCI Common Stock and RHCI Series C Preferred Stock entitled to vote at the RHCI Meeting.

  Paul J. Ramsay is the Chairman of the Board of both RHCI and RMCI. Subsequent to the Merger (as defined below), he will remain Chairman of the Board of RHCI. His pro forma ownership in RHCI immediately after the Effective Time (as defined below) (assuming that the Merger was consummated on the RHCI Record
Date) would be 5,560,778 shares of RHCI Common Stock (calculated as if all outstanding shares of RHCI Series C Preferred Stock and RHCI Series 1996 Preferred Stock (collectively, the "RHCI Preferred Stock") were converted in accordance with their terms into shares of RHCI Common Stock), or approximately 42.8% of the number of issued and outstanding shares of RHCI Common Stock at that time (calculated as if all outstanding shares of RHCI Preferred Stock were converted in accordance with their terms into shares of RHCI Common Stock).

RMCI

  This Joint Proxy Statement/Prospectus is furnished to the holders of common stock, $.01 par value ("RMCI Common Stock"), of RMCI, and to the holders of preferred stock, series 1996, $.01 par value ("RMCI Series 1996 Preferred Stock"), of RMCI, in connection with the solicitation of proxies by and on behalf of the RMCI Board of Directors (the "RMCI Board") for use at the Special Meeting of Stockholders of RMCI (the "RMCI Meeting") to be held at 8:30 A.M. on April 18, 1997 at The New York Palace, 455 Madison Avenue, New York, New York and at any adjournments thereof. The close of business on February 28, 1997 is the record date (the "RMCI Record Date") for determining the stockholders of RMCI entitled to vote at the RMCI Meeting. This Joint Proxy Statement/Prospectus and the enclosed proxy are first being sent to holders of RMCI Common Stock and the holders of RMCI Series 1996 Preferred Stock on or about March 27, 1997.

  All proxies that are properly executed by holders of RMCI Common Stock and RMCI Series 1996 Preferred Stock and received by RMCI prior to the RMCI Meeting will be voted in accordance with the instructions noted thereon. ANY PROXY THAT DOES NOT SPECIFY TO THE CONTRARY WILL BE VOTED IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. Any holder of RMCI Common Stock or RMCI Series 1996 Preferred Stock who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of RMCI written notice of revocation or a duly executed later-dated proxy, or by attending the RMCI Meeting and voting such RMCI Common Stock or RMCI Series 1996 Preferred Stock in person.

 Purpose of RMCI Meeting

  At the RMCI Meeting, RMCI's stockholders will consider and vote upon (i) the approval and adoption of the Merger Agreement and (ii) such other business as may properly come before the RMCI Meeting or any adjournments thereof.

 Voting Requirements at RMCI Meeting

  Approval and adoption of the Merger Agreement requires the affirmative vote of (i) the holders of a majority of the issued and outstanding shares of RMCI Common Stock (including for this purpose, the number of shares of RMCI Common Stock into which the shares of RMCI Series 1996 Preferred Stock are convertible in accordance with their terms) and (ii) the holders of a majority of the issued and outstanding shares of RMCI Series 1996 Preferred Stock (voting as a separate class in addition to voting together with the RMCI Common Stock as set forth in clause (i) above). Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. For the purpose of computing the vote required for approval of the Merger Agreement at the RMCI Meeting, abstentions and broker non-votes will have the same effect as a vote against the approval and adoption of the Merger Agreement.

  As of the RMCI Record Date, there were 6,408,315 outstanding shares of RMCI Common Stock, each of which is entitled to one vote with respect to each matter to be voted on at the RMCI Meeting, and 100,000 shares of RMCI Series 1996 Preferred Stock, each of which is convertible into thirty (30) shares of RMCI Common Stock and is entitled to thirty (30) votes (voting together with the RMCI Common Stock as a single class) with respect to each matter to be voted on at the RMCI Meeting. As of such date, RMCI's directors, executive officers and corporate affiliates of Paul J. Ramsay, the Chairman of the Board of RMCI and RHCI, owned an aggregate of 6,718,337 shares of RMCI Common Stock (calculated as if all outstanding shares of RMCI Series 1996 Preferred Stock were converted in accordance with their terms into shares of RMCI Common Stock), or approximately 71.4% of the number of issued and outstanding shares of RMCI Common Stock (calculated as if all outstanding shares of RMCI Series 1996 Preferred Stock were converted in accordance with their terms into shares of RMCI Common Stock) on the RMCI Record Date, of which the corporate affiliates of Mr. Ramsay owned an aggregate of 6,488,173 shares of RMCI Common Stock (calculated as aforesaid), or approximately 69.0% of the number of issued and outstanding shares of RMCI Common Stock (calculated as aforesaid). As of the RMCI Record Date, these corporate affiliates owned 100% of the number of issued and outstanding shares of RMCI Series 1996 Preferred Stock. These directors, executive officers and corporate affiliates of Mr. Ramsay have advised RMCI that they intend to vote or to direct the vote of all shares of RMCI Common Stock and RMCI Series 1996 Preferred Stock over which they have voting power FOR approval and adoption of the Merger Agreement. RMCI has no class or series of capital stock outstanding other than RMCI Common Stock and RMCI Series 1996 Preferred Stock entitled to vote at the RMCI Meeting.

                                 THE COMPANIES

RHCI

  RHCI offers a continuum of behavioral healthcare to patients through integrated networks of mental health delivery systems in 12 states principally in the southeast and southwest, organized around 16 inpatient hospitals with 1,467 licensed beds (including 77 medical subacute beds) and outpatient centers. RHCI also manages mental health programs of certain public and private healthcare providers under management contracts.

  RHCI currently offers a comprehensive range of behavioral health services, including acute psychiatric inpatient treatment, less intensive inpatient treatment (including residential), partial hospitalization treatment and group and individual outpatient treatment programs. Each of RHCI's integrated delivery systems is centered around a core hospital facility from which market-responsive mental health services are arranged with and provided by physicians, psychologists and other mental health professionals under contract or affiliated with RHCI. Certain of these systems also manage behavioral health services on behalf of other providers and offer medical subacute services.

  RHCI's strategy is to maintain what it believes is its reputation as a high-quality provider of behavioral health services, meeting the needs of its patients for therapeutic care in the least restrictive setting, its payors for cost-effective and accountable treatment programs, and its stockholders for consistent earnings and business growth.

  RHCI is a Delaware corporation with executive offices located at Columbus Center, One Alhambra Plaza, Suite 750, Coral Gables, Florida 33134 (telephone:
(305) 569-6993). All references to RHCI include RHCI and its subsidiaries, unless the context otherwise requires. See "Information Concerning RHCI."

RMCI

  RMCI manages the delivery of mental health and substance abuse care and provides employee assistance and mental health and substance abuse treatment programs for and on behalf of self-insured employers, health maintenance organizations ("HMOs"), insurance companies, governmental agencies and other third-party payors. RMCI is an integrated managed mental healthcare services company, in that RMCI offers a full range of related mental health services and treatment programs designed to improve and manage the treatment delivered by healthcare professionals employed by RMCI and by other unaffiliated parties. RMCI's services and treatment programs range from benefit design, utilization review, case management, quality assurance and claims processing services to fully capitated (at-risk) mental healthcare treatment. The services and treatment programs offered by RMCI are based on company-developed methodologies designed to improve the quality and cost-effectiveness of mental healthcare and substance abuse treatment.

  RMCI was formed in July 1993 as a wholly owned subsidiary of RHCI and began operations in October 1993. In April 1995, RHCI distributed all of the shares of RMCI Common Stock held by it to RHCI's stockholders in the form of a dividend (the "Distribution"). See "The Merger--Background of the Merger."

  RMCI is a Delaware corporation with executive offices located at Columbus Center, One Alhambra Plaza, Suite 750, Coral Gables, Florida 33134 (telephone:
(305) 569-4646). All references to RMCI include RMCI and its subsidiaries, unless the context otherwise requires. See "Information Concerning RMCI."

                                  RISK FACTORS

  Stockholders should carefully consider the matters discussed under "Risk Factors." The matters discussed under that caption include, but are not limited to, the high level of indebtedness of RHCI after the Merger; lack of a working capital facility; RHCI's history of losses; control of RHCI by affiliates of Paul J. Ramsay; significant overlap of boards of directors of RHCI and RMCI at the time the Merger was approved; possible adverse adjustments to reimbursement; changes in the mental healthcare industry; failure to be successful in the expansion into new businesses in the healthcare industry; intense competition; extensive government regulation; and possible reduction in and other adverse changes affecting third-party reimbursement for services rendered.

                                   THE MERGER

EFFECT OF THE MERGER; CONSIDERATION

  Upon consummation of the merger (the "Merger") pursuant to the Merger Agreement, RHCI Sub will be merged with and into RMCI and RMCI will become a wholly owned subsidiary of RHCI and (i) each share of RMCI Common Stock outstanding immediately prior to the Effective Time of the Merger, other than shares of RMCI Common Stock as to which appraisal rights have been exercised, will be converted into the right to receive one-third (1/3) of a share (the "Common Stock Exchange Ratio") of fully paid and nonassessable shares of RHCI Common Stock, provided that cash will be paid in lieu of issuing any fractional shares of RHCI Common Stock and (ii) each share of RMCI Series 1996 Preferred Stock outstanding immediately prior to the Effective Time will be converted into the right to receive one (the "Preferred Stock Exchange Ratio," and together with the Common Stock Exchange Ratio, the "Exchange Ratios") fully paid and nonassessable share of RHCI Series 1996 Preferred Stock. Each share of RMCI Series 1996 Preferred Stock is currently convertible into thirty (30) shares of RMCI Common Stock and each share is currently entitled to thirty (30) votes, subject to adjustment in certain circumstances, on all matters put to a vote of RMCI stockholders, voting together with the RMCI Common Stock as a single class. Each share of RHCI Series 1996 Preferred Stock will be convertible into ten (10) shares of RHCI Common Stock and each share will be entitled to ten (10) votes, subject to adjustment in certain circumstances, on all matters put to a vote of RHCI stockholders, voting together with the RHCI Common Stock as a single class. Given the foregoing 30-to-1 conversion ratio for the RMCI Series 1996 Preferred Stock and the foregoing 10-to-1 conversion ratio for the RHCI Series 1996 Preferred Stock, the Preferred Stock Exchange Ratio reflects the same relative exchange ratio as the Common Stock Exchange Ratio in that, in the Merger, a holder of a share of RMCI Series 1996 Preferred Stock will receive a share of RHCI Series 1996 Preferred Stock whose terms reflect the same one-third (1/3) conversion ratio (in respect of the underlying common stock into which such preferred stock is convertible) as is applicable to a holder of a share of RMCI Common Stock.

  The determination of the Exchange Ratios was made based upon discussions among representatives of RHCI and RMCI, the calculation assumed equity values for RMCI based upon standard valuation methods employing multiples of revenue and earnings for historical and forecasted results, and the historical stock prices for the RHCI Common Stock and the RMCI Common Stock. The determination of the Exchange Ratios was also supported by the fairness opinions rendered by RHCI's and RMCI's respective financial advisors. See "The Merger--Opinions of Financial Advisors".

  Assuming that the Merger was consummated on the RHCI Record Date, RHCI would issue an aggregate of 2,136,105 shares of RHCI Common Stock and an aggregate of 100,000 shares of RHCI Series 1996 Preferred Stock in the Merger. In addition, options to purchase RMCI Common Stock would become options to purchase an aggregate of 391,750 shares of RHCI Common Stock and warrants to purchase RMCI Common Stock would become warrants to purchase an aggregate of 213,333 shares of RHCI Common Stock.

  See "The Merger Agreement--The Merger--Consideration to be Received in the Merger," "The Merger Agreement--The Merger--Fractional Shares," "Description of Capital Stock--RHCI" and "Description of Capital Stock--RMCI."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS; REASONS FOR THE MERGER

  RHCI. The RHCI Board believes that the Merger is fair to and in the best interests of RHCI and its stockholders. Accordingly, the RHCI Board, following the recommendation of an independent Special Committee of the RHCI Board (the "RHCI Special Committee"), has approved and adopted the Merger and the Merger Agreement and the RHCI Board unanimously recommends that the RHCI stockholders vote FOR the Merger Proposal.

  The recommendation of the RHCI Board is based on a number of factors, both those considered favorably and unfavorably by the RHCI Board, which are discussed in detail below in the section "The Merger--Recommendations of the Boards of Directors; Reasons for the Merger--RHCI." The factors considered favorably include the recent consolidation trends in the mental healthcare industry which the RHCI Board believes require RHCI to offer a broader range of services in order to compete effectively, the RHCI Board's view that the combination of RMCI and RHCI should enhance the combined companies' ability to attract additional capital and to refinance the combined companies' debt, the experience and business relationships of RMCI management which will provide additional management depth to RHCI, and the RHCI Board's belief that the Merger should enhance stockholder value by increasing the future market value of RHCI Common Stock as a result of the above-described anticipated benefits to RHCI as a result of the Merger, which benefits the RHCI Board believes should enhance the financial condition and the results of operations of RHCI and, accordingly, the market value of RHCI Common Stock. The RHCI Board weighed these favorable factors against factors which the RHCI Board considered unfavorable, but which the RHCI Board determined were significantly outweighed by the reasons for the Merger. The unfavorable factors included the possibility that the reconsolidation of RMCI into RHCI will be misperceived by RMCI's customers as a method by RHCI of increasing its hospital occupancy rates with patients from RMCI rather than RMCI arranging for a less costly alternative treatment program. The RHCI Board also considered the risks associated with RMCI's capitated (at-risk) managed care contracts, the amount of goodwill which will be created as a result of the Merger, and the possible negative reaction to the Merger owing to the timing of the Merger following the April 1995 distribution of RMCI to the stockholders of RHCI.

  RMCI. The RMCI Board, following the recommendation of an independent Special Committee of the RMCI Board (the "RMCI Special Committee"), has approved and adopted the Merger and the Merger Agreement and the RMCI Board unanimously recommends that RMCI's stockholders vote FOR the Merger and FOR the approval and adoption of the Merger Agreement.

  The recommendation of the RMCI Board is based on a number of factors, both those considered favorably and unfavorably by the RMCI Board, which are discussed in detail below in the section "The Merger--Recommendations of the Boards of Directors; Reasons for the Merger--RMCI." The factors considered favorably include combining RMCI's operations with RHCI in order to provide a broader range of mental healthcare services and thereby allowing RMCI to compete more effectively, the RMCI Board's belief that the Merger will result in the enhancement of stockholder value by giving the RMCI stockholders the opportunity to receive an equity interest in a larger and financially stronger integrated mental health services company, the elimination of the significant costs attendant to RMCI's status as a public company, and the RMCI Board's belief that alternative courses of action were not available to RMCI at the present time. The RMCI Board weighed these favorable factors against factors which the RMCI Board considered unfavorable, but which the RMCI Board determined were significantly outweighed by the reasons for the Merger. The unfavorable factors included the extensive regulation associated with RHCI's provider healthcare business, the adverse effects on RHCI's results which could occur should reimbursement rates decline significantly, the size of Mr. Ramsay's ownership of the combined company which would permit him to control its policies, and the possible negative reaction to the Merger owing to the timing of the Merger following the April 1995 distribution of RMCI to the stockholders of RHCI.

OPINIONS OF FINANCIAL ADVISORS

  Houlihan, Lokey, Howard & Zukin, Inc. ("Houlihan Lokey") was retained by RHCI to render the fairness opinion described below to the RHCI Board and the RHCI Special Committee in connection with the Merger and has delivered to the RHCI Board and the RHCI Special Committee a written opinion, dated October 1, 1996, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Common Stock Exchange Ratio and the Preferred Stock Exchange Ratio are fair, from a financial point of view, to RHCI. The full text of Houlihan Lokey's written opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. See "The Merger --Opinions of the Financial Advisors--RHCI."

  Dean Witter Reynolds Inc. ("Dean Witter") was retained by RMCI to render the fairness opinion described below to the RMCI Board and the RMCI Special Committee in connection with the Merger and has delivered to the RMCI Board and the RMCI Special Committee a written opinion, dated October 1, 1996, to the effect that, as of the date of such opinion and based upon and subject to certain matters as stated therein, the Common Stock Exchange Ratio and the Preferred Stock Exchange Ratio are fair, from a financial point of view, to the holders of RMCI Common Stock and RMCI Series 1996 Preferred Stock, respectively. The full text of Dean Witter's written opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix C to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. See "The Merger--Opinions of the Financial Advisors--RMCI."

ACCOUNTING TREATMENT

  The Merger will be accounted for as a purchase under generally accepted accounting principles. See "The Merger--Accounting Treatment."

COMPARATIVE RIGHTS OF STOCKHOLDERS OF RHCI AND RMCI

  Both RHCI and RMCI are Delaware corporations and, therefore, the rights of RMCI stockholders are in general similar to the rights of RHCI stockholders. In August 1995, RHCI adopted a rights ("poison pill") plan which has certain anti-takeover effects. See "The Merger--Comparative Rights of Stockholders of RHCI and RMCI."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The Merger is intended to qualify, for federal income tax purposes, as a "tax-free reorganization" so that generally, no gain or loss would be recognized by RMCI stockholders. It is a condition to consummation of the Merger that RHCI and RMCI will have received an opinion of counsel to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For a further discussion of federal income tax consequences of the Merger and for a description of the legal opinion that RHCI and RMCI have received concerning certain such consequences, see "The Merger--Certain Federal Income Tax Consequences of the Merger." Since RHCI stockholders will not receive any consideration in respect of their shares of RHCI capital stock in the Merger, the Merger will not have any federal income tax consequences to the RHCI stockholders.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain directors and certain members of the management of each of RHCI and RMCI have interests in the Merger in addition to the interests of the stockholders of each of RHCI and RMCI, as described below. The RHCI Board and the RMCI Board and their respective special committees were aware of such interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. See "Information Concerning RHCI--Management--Certain Relationships and Transactions Involving RHCI, RMCI and Affiliates Thereof." The number and percentages of shares of RHCI and RMCI capital stock set forth in the following discussion as held by directors, executive officers and corporate affiliates of Paul J. Ramsay, Chairman of the Board of RHCI and RMCI, do not include shares issuable upon the exercise of currently exercisable options and warrants held by any such persons. See "Information Concerning RHCI--Principal Stockholders" and "Information Concerning RMCI--Principal Stockholders."

 Interests of Paul J. Ramsay.

  As of the RHCI Record Date, there were 8,425,431 outstanding shares of RHCI Common Stock, each of which is entitled to one vote with respect to each matter to be voted on at the RHCI Meeting and 142,486 outstanding shares of RHCI Series C Preferred Stock, all of which shares of RHCI Series C Preferred Stock are owned by corporate affiliates of Mr. Ramsay, each of which is entitled to ten (10) votes (voting together with the RHCI Common Stock as a single class) with respect to each matter voted on at the RHCI Meeting. As of such date, RHCI's directors, executive officers and corporate affiliates of Mr. Ramsay owned an aggregate of 3,546,112 shares of RHCI Common Stock (calculated as if all outstanding shares of RHCI Series C Preferred Stock were converted in accordance with their terms into shares of RHCI Common Stock), or approximately 36.0% of the issued and outstanding shares of RHCI Common Stock (calculated as if all outstanding shares of RHCI Series C Preferred Stock were converted in accordance with their terms into shares of RHCI Common Stock) on the RHCI Record Date, of which Mr. Ramsay and his corporate affiliates owned an aggregate of 3,398,054 shares of RHCI Common Stock (calculated as aforesaid), or approximately 34.5% of the issued and outstanding shares of RHCI Common Stock (calculated as aforesaid). These directors, executive officers and corporate affiliates of Mr. Ramsay have advised RHCI that they intend to vote or to direct the vote of all shares of RHCI Common Stock and RHCI Series C Preferred Stock over which they have voting power for approval and adoption of the Merger Proposal and the 1996 Long Term Incentive Plan. RHCI has no class or series of capital stock outstanding other than RHCI Common Stock and RHCI Series C Preferred Stock entitled to vote at the RHCI Meeting.

  As of the RMCI Record Date, RMCI's directors, executive officers and corporate affiliates of Paul J. Ramsay, the Chairman of the Board of both RMCI and RHCI, owned approximately 6,718,337 shares of RMCI Common Stock (calculated as if all outstanding shares of RMCI Series 1996 Preferred Stock were converted in accordance with their terms into shares of RMCI Common Stock), or approximately 71.4% of the issued and outstanding shares of RMCI Common Stock (calculated as if all outstanding shares of RMCI Series 1996 Preferred Stock were converted in accordance with their terms into shares of RMCI Common Stock) on the RMCI Record Date, of which the corporate affiliates of Mr. Ramsay owned an aggregate of 6,488,173 shares of RMCI Common Stock (calculated as aforesaid), or approximately 69.0% of the issued and outstanding shares of RMCI Common Stock (calculated as aforesaid). These directors, executive officers and corporate affiliates of Mr. Ramsay have advised RMCI that they intend to vote or to direct the vote of all shares of RMCI Common Stock and RMCI Series 1996 Preferred Stock over which they have voting power for approval and adoption of the Merger Agreement. RMCI has no class or series of capital stock outstanding other than RMCI Common Stock and RMCI Series 1996 Preferred Stock entitled to vote at the RMCI Meeting.

  Paul J. Ramsay is the Chairman of the Board of both RHCI and RMCI. Subsequent to the Merger, he will remain Chairman of the Board of RHCI. His pro forma ownership in RHCI immediately after the Effective Time (assuming that the Merger was consummated on the RHCI Record Date) would be 5,560,778 shares of RHCI Common Stock (calculated as if all outstanding shares of RHCI Preferred Stock were converted in accordance with their terms into shares of RHCI Common Stock), or approximately 42.8% of the issued and outstanding shares of RHCI Common Stock at that time (calculated as if all outstanding shares of RHCI Preferred Stock were converted in accordance with their terms into shares of RHCI Common Stock). The pro forma ownership in RHCI immediately after the Effective Time (assuming the Merger was consummated on the RHCI Record Date) for all directors and executive officers of RHCI as a group (including Mr. Ramsay) would be approximately 44.3%. Prior to the Merger (on the RHCI Record
Date) and prior to the distribution of RMCI by RHCI in April 1995, respectively, Mr. Ramsay, personally and through corporate affiliates, held shares of RHCI Common Stock and RHCI Series C Preferred Stock entitling such persons to cast approximately 34.5% and 30.7%, respectively, of the total number of votes cast by all RHCI stockholders in matters submitted to the vote of stockholders. See "Information Concerning RHCI--Management--Certain Relationships and Related Transactions Involving RHCI, RMCI and Affiliates Thereof," "Information Concerning RHCI--Principal Stockholders" and "Information Concerning RMCI--Principal Stockholders."

 Interests of the RHCI Special Committee.

  As of the RHCI Record Date, Steven J. Shulman, as the RHCI Special Committee, owned 17,750 shares of RHCI Common Stock. See "Information Concerning RHCI-- Management." Mr. Shulman will receive a fee of $10,000 for his service as the RHCI Special Committee. The amount of the RHCI Special Committee fee was determined in September 1996.

 Interests of Other Directors of RHCI.

  As of the RHCI Record Date, Aaron Beam, Jr., a director of both RHCI and RMCI, owned 27,750 shares of RHCI Common Stock and 7,600 shares of RMCI Common Stock. As of the RHCI Record Date, Peter J. Evans, a director of both RHCI and RMCI, owned 17,750 shares of RHCI Common Stock. In addition, Mr. Evans will receive from RMCI a bonus of $50,000 following the consummation of the Merger. As of the RHCI Record Date, Robert E. Galloway, a director of RHCI during fiscal 1996, owned 8,300 shares of RHCI Common Stock. As of the RHCI Record Date, Thomas M. Haythe, a director of both RHCI and RMCI, owned 39,750 shares of RHCI Common Stock and 10,000 shares of RMCI Common Stock. In addition, Mr. Haythe is a partner of the New York City law firm of Haythe & Curley, which firm rendered legal services to RHCI and RMCI during fiscal year 1996 and will continue to render legal services to RHCI in the future and which is issuing its legal opinion as to certain federal income tax consequences of the Merger. See "The Merger--Certain Federal Income Tax Consequences of the Merger" and "Legal Matters." As of the RHCI Record Date, Luis E. Lamela, a director of both RHCI and RMCI and Vice Chairman of the RHCI Board and the RMCI Board, owned 16,000 shares of RHCI Common Stock. See also "Information Concerning RHCI-- Management--Certain Relationships and Related Transactions Involving RHCI, RMCI and Affiliates Thereof--Other Arrangements" for information concerning consulting arrangements between each of RHCI and RMCI and a corporation of which Mr. Lamela is a principal. As of the RHCI Record Date, Michael S. Siddle, a director of both RHCI and RMCI, owned 17,750 shares of RHCI Common Stock. Assuming that the Merger occurred on the RHCI Record Date, Messrs. Beam, Evans, Galloway, Haythe, Lamela and Siddle would own 30,283, 17,500, 8,300, 43,083, 16,000 and 17,750 shares of RHCI Common Stock, respectively.

 Persons Who Are Directors of Both RMCI and RHCI.

  Aaron Beam, Jr., Peter J. Evans, Thomas M. Haythe, Luis E. Lamela, Paul J. Ramsay and Michael S. Siddle are each directors of both RHCI and RMCI. Members of the RHCI Board who are not employees of RHCI receive a per annum fee of $12,000 and a fee of $3,000 for each of the first four meetings of the RHCI Board attended during the year, with no additional compensation paid for attendance at additional meetings. In October 1996, as payment of fiscal 1997 directors' fees, RHCI issued 16,000 shares of RHCI Common Stock to each of its directors (other than Mr. Galloway who was issued 6,300 shares of RHCI Common Stock since Mr. Galloway did not stand for reelection at RHCI's November 1996 Annual Meeting of Stockholders and, accordingly, will not be a director for the entire 1997 fiscal year). RMCI pays each member of the RMCI Board (other than Paul J. Ramsay) who is not an employee of RMCI, a per annum fee of $5,000. Paul
J. Ramsay, as the Chairman of the RMCI Board, receives a per annum fee of $10,000 from RMCI. Each director of RMCI receives reimbursement for out-of-pocket expenses incurred in attending meetings of the RMCI Board and committees thereof.

 Directors and Management of RMCI and RHCI Subsequent to the Merger.

  After the Effective Time, it is RHCI's intention that RMCI will be managed by certain of the current officers of RMCI, including Dr. Martin Lazoritz and I. Paul Mandelkern. Dr. Lazoritz will become the Executive Vice President and Chief Medical Officer of RHCI and Mr. Mandelkern will become a Vice President of RHCI after the Merger. It is contemplated that following the Effective Time, the RMCI Board will be composed of Bert Cibran, President and Chief Operating Officer of each of RHCI and RMCI, Peter J. Evans and Thomas M. Haythe. There will be no change in the composition of the RHCI Board as a result of the Merger and the current executive officers of RHCI will remain in their current positions following the Merger. See "Information Concerning RHCI--Management."

 Interests of the RMCI Special Committee.

  As of the RMCI Record Date, Moises E. Hernandez, M.D., as the RMCI Special Committee, held currently exercisable options to purchase 45,000 shares of RMCI Common Stock. See "Information Concerning RMCI--Principal Stockholders-- Security Ownership of Management." As compensation for his service as the RMCI Special Committee, Dr. Hernandez received the foregoing: 45,000 currently exercisable options to purchase RMCI Common Stock and the $5,000 annual directors' fee and a $15,000 special directors' fee. The number of options to purchase RMCI Common Stock and the amount of the RMCI Special Committee fee were determined in September 1996. In the Merger, Dr. Hernandez's options shall become options to purchase 15,000 shares of RHCI Common Stock at an exercise price per share equal to $3.00 (an amount equal to the option exercise price in respect of the options to purchase RMCI Common Stock multiplied by three (3)). The treatment of Dr. Hernandez's RMCI Common Stock options in the Merger is the same as the treatment to be afforded all other holders of options to purchase RMCI Common Stock. See "The Merger Agreement--The Merger--Stock Options and Warrants."

 Interests of Certain Persons in the Distribution

  On April 24, 1995, RHCI effected the Distribution by distributing all of the shares of RMCI Common Stock held by it to its stockholders in the form of a dividend. The Distribution was made on the basis of 0.26094093 of a share of RMCI Common Stock for each one share of RHCI Common stock owned on April 21, 1995 (the "Distribution Record Date").

 Persons Who Were Directors of Both RHCI and
 RMCI at the Time of the Distribution.

  Aaron Beam, Jr., Peter J. Evans, Thomas M. Haythe, Paul J. Ramsay, Steven J. Shulman and Michael S. Siddle were each directors of both RHCI and RMCI at the time of the Distribution. At the time of the Distribution: Mr. Beam owned 10,000 shares of RHCI Common Stock, 7,500 options to purchase RHCI Common Stock, no shares of RMCI Common Stock, and 10,000 options to purchase RMCI Common Stock; Mr. Evans owned no shares of RHCI Common Stock, 32,500 options to purchase RHCI Common Stock, no shares of RMCI Common Stock, and 10,000 options to purchase RMCI Common Stock; Mr. Haythe owned no shares of RHCI Common Stock, 32,500 options to purchase shares of RHCI Common Stock, no shares of RMCI Common Stock, and 10,000 options to purchase shares of RMCI Common Stock; Mr. Ramsay (personally and through corporate affiliates) owned 2,828,895 shares of RHCI Common Stock, 142,486 shares of RHCI Series C Preferred Stock, 1,500,000 shares of RMCI Common Stock, 250,000 options to purchase RHCI Common Stock, 125,000 options to purchase RMCI Common Stock, and 125,000 warrants to purchase RMCI Common Stock; Mr. Shulman owned no shares of RHCI Common Stock, 32,500 options to purchase RHCI Common Stock, no shares of RMCI Common Stock, and 10,000 options to purchase shares of RMCI Common Stock; Mr. Siddle owned no shares of RHCI Common Stock, 59,167 options to purchase RHCI Common Stock, no shares of RMCI Common Stock, and 10,000 options to purchase RMCI Common Stock.

  Each of Messrs. Beam, Evans, Haythe, Shulman and Siddle were granted 10,000 options to purchase RMCI Common Stock in October 1994 (at an option price of $2.00 per share) under RMCI's 1994 Stock Option Plan in connection with their service as directors. Mr. Ramsay received 125,000 options to purchase shares of RMCI Common Stock in October 1994 (at an option price of $2.00 per share) under the RMCI 1994 Stock Option Plan in connection with his service as Chairman of the Board of RMCI. Mr. Ramsay, through one of his corporate affiliates, received 125,000 warrants to purchase RMCI Common Stock in October 1994 (at an exercise price of $2.00).

  As a result of the Distribution: Mr. Ramsay (personally and through his corporate affiliates) in his capacity as a stockholder of RHCI, acquired an additional 738,173 shares of RMCI Common Stock; Mr. Beam acquired an additional 2,609 shares of RMCI Common Stock; and Messrs. Evans, Haythe, Siddle and Shulman did not acquire any additional shares of RMCI Common Stock.

 Person Who Was a Director of
 RHCI at the Time of the Distribution.

  Robert E. Galloway, who was a director of RHCI at the time of the Distribution, owned 250 shares of RHCI Common Stock, 32,500 options to purchase shares of RHCI Common Stock, no shares of RMCI Common Stock, and no options to purchase RMCI Common Stock. As a result of the Distribution, Mr. Galloway acquired 65 shares of RMCI Common Stock.

 Persons Who Were Executive Officers of RMCI at the Time of the Distribution.

  Martin Lazoritz, M.D., Executive Vice President of RMCI at the time of the Distribution, owned 250 shares of RHCI Common Stock, no options to purchase RHCI Common Stock, 50,000 shares of RMCI Common Stock, and 75,000 options to purchase shares of RMCI Common Stock. The 75,000 options to purchase RMCI Common Stock were granted to Dr. Lazoritz in October 1994 (at an option price of $2.00 per share) under RMCI's 1994 Stock Option Plan. As a result of the Distribution, Dr. Lazoritz acquired an additional 65 shares of RMCI Common Stock. I. Paul Mandelkern, Senior Vice President and General Counsel of FPM at the time of the Distribution, owned no shares of RHCI Common Stock, no options to purchase RHCI Common Stock, no shares of RMCI Common Stock, and 17,500 options to purchase RMCI Common Stock. The 17,500 options to purchase RMCI Common Stock were granted to Mr. Mandelkern in October 1994 (at an option price of $2.00 per share) under RMCI's 1994 Stock Option Plan. As a result of the Distribution, Mr. Mandelkern acquired no additional shares of RMCI Common Stock.

DISSENTERS' RIGHTS

  Under Delaware corporate law, the holders of RMCI Common Stock and RMCI Series 1996 Preferred Stock are entitled to appraisal rights if the Merger is consummated, provided that certain procedures are followed. Failure to take any necessary steps will result in a termination or waiver of the rights of a stockholder to such appraisal.

  The holders of RMCI Common Stock and RMCI Series 1996 Preferred Stock are entitled to receive notice from RMCI, not less than twenty (20) days prior to the date of the RMCI Meeting, that appraisal rights are available to the stockholders of RMCI. In order to perfect their statutory appraisal rights, holders of shares of RMCI Common Stock or RMCI Series 1996 Preferred Stock must
(i) not vote in favor of the Merger and (ii) deliver to RMCI prior to the RMCI Meeting written notice of their intention to demand payment for their shares if the Merger is adopted. All dissenting holders of RMCI voting stock must be given notice of the approval, if any, of the Merger within ten (10) days of the approval being obtained. For a more complete discussion, see "The Merger-- Dissenters' Rights."

  The holders of RHCI Common Stock and RHCI Series C Preferred Stock are not entitled to appraisal rights in connection with, or as a result of, the Merger.

                              THE MERGER AGREEMENT

EFFECTIVE TIME OF THE MERGER

  If the Merger Proposal and the Merger Agreement are approved by the requisite votes of the stockholders of RHCI and RMCI, respectively, and the other conditions to the consummation of the Merger are satisfied or waived, the Merger will become effective at the time a certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as may be specified in such certificate (the "Effective Time"). It is anticipated that the certificate of merger will be so filed as soon as practicable after the satisfaction of or, where permissible, waiver of, the conditions noted below.

CONDITIONS TO CONSUMMATION OF THE MERGER

  The obligations of RHCI and RMCI to consummate the Merger are subject to the satisfaction of or, where permissible, waiver of, certain conditions set forth in the Merger Agreement, including obtaining the requisite approval of the Merger Agreement by the stockholders of RMCI; obtaining the requisite approval by RHCI's stockholders of the Merger Proposal; the receipt of necessary regulatory, lender and other approvals and consents; the expiration of any relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the effectiveness of the Registration Statement on Form S-4 pursuant to the Securities Act of 1933, as amended, with the Securities and Exchange Commission, with respect to the shares of RHCI Common Stock issuable in connection with the Merger, and absence of any stop order related thereto in effect or proceedings for such a stop order; approval for listing on NASDAQ, subject to official notice of issuance, of the RHCI Common Stock to be issued in connection with the Merger (and the shares of RHCI Common Stock issuable upon the conversion of shares of RHCI Series 1996 Preferred Stock to be issued in the Merger); the absence of any injunction prohibiting the consummation of the Merger; and the receipt of a legal opinion with respect to certain federal income tax matters.

  The obligations of RHCI and RHCI Sub to consummate the Merger are subject to certain additional conditions, including the performance by RMCI in all material respects of all of its obligations under the Merger Agreement to be performed by it at or prior to the Effective Time and the accuracy of the representations and warranties of RMCI contained in the Merger Agreement and the receipt by RHCI of a certificate signed by an executive officer of RMCI to such effect; receipt by RHCI of the Tax Letters and of a Securities Act Affiliate Agreement from each Securities Act Affiliate (as such terms are defined in the Merger Agreement); and the receipt by RHCI of a copy of the resolutions of the RMCI Board authorizing the Merger, certified by an executive officer of RMCI.

  The obligations of RMCI to consummate the Merger are also subject to additional conditions, including the performance by RHCI and RHCI Sub in all material respects of all of their respective obligations under the Merger Agreement to be performed by them at or prior to the Effective Time and the accuracy of the representations and warranties of RHCI and RHCI Sub contained in the Merger Agreement and the receipt by RMCI of a certificate signed by an executive officer of each of RHCI and RHCI Sub to such effect; the receipt by RMCI of a copy of the resolutions of the RHCI Board authorizing the Merger, certified by an executive officer of RHCI; and the filing by RHCI of a certificate of designations with the Secretary of State of Delaware with respect to the RHCI Series 1996 Preferred Stock.

  There can be no assurance that all of the foregoing conditions to the consummation of the Merger will be satisfied. For a description of the conditions to the Merger, see "The Merger Agreement--Conditions to Consummation of the Merger." See also "The Merger--Certain Federal Income Tax Consequences of the Merger."

TERMINATION OF THE MERGER AGREEMENT

  The Merger Agreement may be terminated (i) at any time by the mutual consent of RHCI and RMCI; (ii) by either RHCI or RMCI if the Merger has not been consummated prior to April 30, 1997, provided that the right to terminate the Merger Agreement on this basis will not be available to any party whose failure to fulfill any obligation under the Merger Agreement caused the failure to consummate the Merger by such date; (iii) at any time by either RHCI or RMCI if there has been a breach by the other party of any representation or warranty contained in the Merger Agreement which would have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of such party or a material breach of any covenant of the other party which is not curable or, if curable, is not cured within thirty (30) days; and (iv) upon the occurrence of certain other events, including the failure to obtain the requisite stockholder approvals or the issuance of any final, nonappealable order, judgment or decree restraining or prohibiting the consummation of the Merger. See "The Merger Agreement--Termination." Under certain circumstances involving RMCI's acceptance of an acquisition proposal other than pursuant to the Merger, RMCI or RHCI may terminate the Merger Agreement and RMCI may be liable to reimburse RHCI for expenses up to $1,000,000 incurred in connection with the Merger Agreement. See "The Merger Agreement--Fees and Expenses."

STOCK OPTIONS AND WARRANTS

  At the Effective Time, each outstanding option to acquire shares of RMCI Common Stock ("RMCI Stock Option") and each outstanding warrant to purchase shares of RMCI Common Stock ("RMCI Warrant"), whether or not exercisable or vested, will become (without any other changes in terms and conditions, including the vesting schedule) an option or warrant to purchase the number of shares of RHCI Common Stock equal to the number of shares of RMCI Common Stock that could have been purchased under the RMCI Stock Option or RMCI Warrant multiplied by one-third ( 1/3), at an exercise price per share of RHCI Common Stock equal to the exercise price of such RMCI Stock Option or RMCI Warrant multiplied by three (3), provided that any fractional shares that would result from the exercise of any RMCI Stock Option or RMCI Warrant will be rounded to the nearest whole number. On the RMCI Record Date, there were outstanding an aggregate of (i) 1,175,250 options to purchase shares of RMCI Common Stock granted under RMCI's 1994 Stock Option Plan and 1996 Long Term Incentive Plan, all of which have an exercise price of $1.00 per share and (ii) 640,000 warrants to purchase shares of RMCI Common Stock, 450,000 of which have an exercise price of $1.00 per share and 190,000 of which have an exercise price of $2.00 per share. See "The Merger Agreement--The Merger--Stock Options and Warrants."

            MARKET PRICES OF RHCI COMMON STOCK AND RMCI COMMON STOCK

  RHCI Common Stock has been traded on the over-the-counter market and has been quoted on NASDAQ since October 31, 1985 and is listed under the symbol RHCI. RMCI Common Stock has been traded on the OTC Bulletin Board since April 24, 1995 under the symbol RMCR. The information shown in the table below presents the closing price per share for RHCI Common Stock and the closing bid price for RMCI Common Stock on October 1, 1996, the last full trading day prior to the public announcement of the proposed Merger, and, applying such closing prices, the equivalent value per share of RMCI Common Stock based upon the Common Stock Exchange Ratio (in accordance with the terms of the Merger Agreement). Given that the Common Stock Exchange Ratio is fixed in the Merger Agreement, the equivalent value per share of RMCI Common Stock will fluctuate from time to time with the market price of RHCI Common Stock.

                                                                      EQUIVALENT
                                                                      VALUE PER
                                                                         RMCI
                                                         RHCI   RMCI    SHARE
                                                         ----- ------ ----------
     Market Price as of October 1, 1996................. $2.25 $0.625   $0.75

  On March 19, 1997, the closing price per share for RHCI Common Stock and the closing bid price for RMCI Common Stock were $4.19 and $1.00, respectively (resulting in an equivalent value per RMCI share of $1.40 as of such date). See "Market Prices of RHCI Common Stock and RMCI Common Stock." Holders of RMCI Common Stock and RHCI Common Stock are urged to obtain current market quotations for the shares of RMCI Common Stock and RHCI Common Stock.

                         SELECTED FINANCIAL INFORMATION

  Set forth below is selected financial information of RHCI and RMCI and pro forma condensed financial information of RHCI and RMCI. The information is derived from the consolidated financial statements of RHCI, the consolidated financial statements of RMCI and the pro forma condensed financial information of RHCI and RMCI. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information of RHCI and RMCI and the pro forma condensed financial information of RHCI and RMCI included elsewhere herein. The pro forma financial data set forth below and elsewhere in this Joint Proxy Statement/Prospectus are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations which would actually have occurred if the Merger had been consummated as of the date presented or which may be obtained in the future.

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                            SIX MONTHS ENDED
                                      YEAR ENDED JUNE 30,                     DECEMBER 31,
                          ------------------------------------------------  ------------------
                            1992      1993    1994(1)   1995(1)     1996      1995      1996
                          --------  --------  --------  --------  --------  --------  --------
STATEMENTS OF OPERATIONS
 DATA:
 Net revenues...........  $136,946  $136,354  $137,002  $136,418  $117,423  $ 60,944  $ 66,607
 Salaries, wages and
  benefits..............    60,626    63,810    64,805    72,061    66,259    32,433    33,263
 Other operating ex-
  penses................    40,161    40,454    42,907    44,741    42,387    19,746    22,356
 Provision for doubtful
  accounts..............     8,628     8,148     5,846     5,086     5,805     2,026     2,149
 Depreciation and amor-
  tization..............     5,439     6,605     6,836     7,290     5,490     2,626     2,593
 Interest and other fi-
  nancing charges.......    10,488     9,494     8,906     8,347     6,892     3,509     3,034
 Losses related to asset
  sales and closed busi-
  nesses................       --      7,524       802     6,431     4,473       --        --
 Asset impairment
  charges...............       --        --        --     21,815     5,485       --        --
 Restructuring and other
  charges...............     2,283     1,367       --        --        --        --        --
                          --------  --------  --------  --------  --------  --------  --------
                           127,625   137,402   130,102   165,771   136,791    60,340    63,395
                          --------  --------  --------  --------  --------  --------  --------
 Income (loss) before
  minority interests,
  income taxes,
  extraordinary items
  and cumulative effect
  of accounting change..     9,321    (1,048)    6,900   (29,353)  (19,368)      604     3,212
 Minority interests.....       --      1,126     4,824       887       --       (101)      --
                          --------  --------  --------  --------  --------  --------  --------
 Income (loss) before
  income taxes,
  extraordinary items
  and cumulative effect
  of accounting change..     9,321    (2,174)    2,076   (30,240)  (19,368)      705     3,212
 Provision (benefit) for
  income taxes..........     3,974       159       599   (13,195)   (2,887)      261     1,221
                          --------  --------  --------  --------  --------  --------  --------
 Income (loss) before
  extraordinary items
  and cumulative effect
  of accounting change..     5,347    (2,333)    1,477   (17,045)  (16,481)      444     1,991
 Extraordinary items:
 Loss from early
  extinguishment of
  debt, net of income
  tax benefit...........      (366)   (1,580)     (155)     (257)      --        --        --
 Income tax benefit from
  net operating loss
  carryovers............       953       --        --        --        --        --        --
 Cumulative effect of
  change in accounting
  for income taxes......       --      2,353       --        --        --        --        --
                          --------  --------  --------  --------  --------  --------  --------
 Net income (loss)......  $  5,934  $ (1,560) $  1,322  $(17,302) $(16,481) $    444  $  1,991
                          ========  ========  ========  ========  ========  ========  ========
PRIMARY EARNINGS PER
 SHARE:
 Income (loss) per
  common and dilutive
  common equivalent
  share before
  extraordinary items
  and cumulative effect
  of accounting change..     $0.68    $(0.29)    $0.15    $(2.25)   $(2.12)    $0.05     $0.21
 Net income (loss)......     $0.75    $(0.20)    $0.14    $(2.28)   $(2.12)    $0.05     $0.21
 Weighted average shares
  outstanding(2)........     7,886     7,932     9,641     7,743     7,929     9,262     9,706

--------
(1) Includes results of operations of RMCI, from July 21, 1993 (date of inception) until April 24, 1995 (date of the Distribution), when RMCI was a consolidated subsidiary of RHCI.
(2) Includes common and dilutive common equivalent shares outstanding.

                                           JUNE 30,                   DECEMBER 31,
                         -------------------------------------------- ------------
                           1992     1993     1994     1995     1996       1996
                         -------- -------- -------- -------- -------- ------------
BALANCE SHEET DATA:
 Cash and cash equiva-
  lents................. $  8,628 $ 10,682 $  6,207 $  9,044 $  7,605   $  9,060
 Working capital........   26,718   23,811   21,148   24,098   11,715      9,233
 Total assets...........  194,357  190,370  183,168  139,236  132,758    131,862
 Long-term debt, less
  current portion.......   84,879   77,429   67,707   55,568   44,664     39,531
 Class B preferred
  stock, Series 1987....    2,500      --       --       --       --         --
 Stockholders' equity...   76,068   79,997   80,468   61,779   46,053     48,876

                   RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                    SIX MONTHS ENDED
                            PERIOD JULY 21,  YEAR ENDED JUNE 30,      DECEMBER 31,
                            1993 (INCEPTION) ---------------------  ------------------
                            TO JUNE 30, 1994   1995        1996       1995      1996
                            ---------------- ---------  ----------  --------  --------
SUMMARY OF OPERATING DATA:
Revenues:
 Managed care revenue.....       $5,491      $  14,898  $   19,430  $  9,118  $ 10,271
 Clinical fee for service
  and other revenue.......          358          1,247       2,172       880     1,350
                                 ------      ---------  ----------  --------  --------
Total revenues............        5,849         16,145      21,602     9,998    11,621
Operating expenses:
 Contracted provider serv-
  ices....................        2,185          5,149       8,088     3,522     4,308
 Salaries, wages and bene-
  fits....................        1,624          6,882       8,743     4,516     4,655
 Management fees charged
  by related companies....          287            284         406       132       176
 General and administra-
  tive expenses...........          949          3,215       5,846     2,282     2,184
 Goodwill write-down......          --             --        1,929       --        --
 Depreciation and amorti-
  zation..................          460          1,244       1,323       629       695
 Interest.................          121            334         685       390       434
 Listing and stock distri-
  bution expenses.........          --             724         --        --        --
                                 ------      ---------  ----------  --------  --------
Total operating expenses..        5,626         17,832      27,020    11,471    12,452
                                 ------      ---------  ----------  --------  --------
(Loss) income from
 continuing operations
 before income taxes......          223         (1,687)     (5,418)   (1,473)     (831)
Income tax (benefit) ex-
 pense....................          155           (192)        --        --        --
                                 ------      ---------  ----------  --------  --------
(Loss) income from contin-
 uing operations..........           68         (1,495)     (5,418)   (1,473)     (831)
                                 ======      =========  ==========  ========  ========
Discontinued operation:
 Loss from operations of
  discontinued HMO opera-
  tion....................          --             (76)     (3,149)     (713)      --
 Loss on disposal of HMO
  operation...............          --             --       (4,927)      --        --
                                 ------      ---------  ----------  --------  --------
Net (loss) income.........       $   68      $  (1,571) $  (13,494) $ (2,186) $   (831)
                                 ======      =========  ==========  ========  ========
(Loss) income per common
 share from continuing op-
 erations.................       $ 0.03      $   (0.39) $    (0.85) $  (0.23) $  (0.13)
(Loss) per common share
 from discontinued opera-
 tion.....................          --           (0.02)      (1.27)    (0.11)      --
                                 ------      ---------  ----------  --------  --------
(Loss) income per common
 share....................       $ 0.03      $   (0.41) $    (2.12) $  (0.34) $  (0.13)
                                 ======      =========  ==========  ========  ========
Weighted average number of
 shares outstanding(1)....        2,058          3,789       6,378     6,371     6,397
                                 ======      =========  ==========  ========  ========

                                               JUNE 30,            DECEMBER 31,
                                        -------------------------  ------------
                                         1994    1995(2)  1996(3)    1996(4)
                                        -------  -------  -------  ------------
BALANCE SHEET DATA:
Cash and cash equivalents.............. $   763  $ 3,495  $   228    $   198
Working capital (deficit)..............  (1,217)    (480)  (9,070)    (7,252)
Total assets...........................  13,288   20,848   14,099     14,247
Long-term debt, less current portion...   2,209    7,820    5,202      4,207
Stockholders' equity (deficit).........   1,194    5,584   (7,847)    (5,671)

--------
(1) The shares of RMCI Common Stock used in the net loss per share computation is based on the number of weighted average shares outstanding for the respective periods.
(2) Includes $3,606 of net assets used in discontinued operation.
(3) Includes $2,027 of net assets used in discontinued operation.
(4) Includes $1,864 of net assets used in discontinued operation.

                   PRO FORMA CONDENSED FINANCIAL INFORMATION

  The following unaudited pro forma condensed balance sheet of RHCI as of December 31, 1996 and unaudited pro forma condensed statements of operations of RHCI for the six months ended December 31, 1996 and the fiscal year ended June 30, 1996 give effect to the Merger, assuming the Merger had been consummated on July 1, 1995 and accounted for under the purchase method of accounting. The pro forma financial information also gives effect to the sale of RMCI's wholly owned subsidiary, Apex Healthcare, Inc. ("Apex"). See "Information Concerning RMCI--Business--Recent Events."

  The information contained in the columns entitled "Historical RHCI" and "Historical RMCI" in the condensed balance sheet and statement of operations as of and for the six months ended December 31, 1996 is summarized from the unaudited consolidated financial statements of RHCI and RMCI, respectively, included in this Joint Proxy Statement/Prospectus. The information contained in the columns entitled "Historical RHCI" and "Historical RMCI" in the condensed statement of operations for the fiscal year ended June 30, 1996 is summarized from the audited consolidated financial statements of RHCI and RMCI, respectively, included in this Joint Proxy Statement/Prospectus.

  THE PRO FORMA CONDENSED FINANCIAL STATEMENTS ARE PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND ARE NOT NECESSARILY INDICATIVE OF THE FINANCIAL POSITION OR RESULTS OF OPERATIONS WHICH WOULD ACTUALLY HAVE OCCURRED IF THE MERGER AND THE SALE OF APEX HAD BEEN CONSUMMATED AS OF THE DATE PRESENTED AND DO NOT PURPORT TO PROJECT RHCI'S FINANCIAL POSITION OR RESULTS OF OPERATIONS FOR ANY FUTURE PERIOD OR DATE. The pro forma condensed financial statements should be read in conjunction with the historical consolidated financial statements and related notes of RHCI and RMCI, and RHCI's and RMCI's "Management's Discussion and Analysis of Financial Condition and Results of Operations," contained elsewhere herein.

             PRO FORMA CONDENSED BALANCE SHEET AT DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                             HISTORICAL                    PRO FORMA ADJUSTMENTS
                          ----------------           ----------------------------------
                                                     SALE OF                              RHCI
                            RHCI    RMCI    SUBTOTAL APEX(A)  MERGER(B) ELIMINATIONS(C) PRO FORMA
                          -------- -------  -------- -------  --------- --------------- ---------
ASSETS
Cash and cash equiva-
 lents..................  $  9,060 $   198  $  9,258 $   264   $(1,300)     $   --      $  8,222
Patients accounts re-
 ceivable, net..........    24,839   1,168    26,007     --        --           --        26,007
Other current assets....    12,266   1,690    13,956  (1,446)      --        (2,118)      10,392
                          -------- -------  -------- -------   -------      -------     --------
Total current assets....    46,165   3,056    49,221  (1,182)   (1,300)      (2,118)      44,621
Goodwill and other in-
 tangible assets........       580   8,205     8,785     --     14,663          --        23,448
Other assets............    19,246   2,252    21,498  (1,727)   (1,610)      (6,671)      11,490
Property and equipment,
 net....................    65,871     734    66,605     --        --           --        66,605
                          -------- -------  -------- -------   -------      -------     --------
TOTAL ASSETS............  $131,862 $14,247  $146,109 $(2,909)  $11,753      $(8,789)    $146,164
                          ======== =======  ======== =======   =======      =======     ========
LIABILITIES
Current liabilities.....  $ 36,932 $10,308  $ 47,240 $(1,759)  $   --       $(2,118)    $ 41,275
                                                      (2,098)
Long-term debt, less
 current portion........    39,531   4,207    43,738    (325)      --        (3,882)      39,531
Other noncurrent liabil-
 ities..................     6,523   5,403    11,926     --       (867)      (2,789)       8,270
                          -------- -------  -------- -------   -------      -------     --------
                            82,986  19,918   102,904  (4,172)     (867)      (8,789)      89,076
STOCKHOLDERS' EQUITY
 (DEFICIT)..............    48,876  (5,671)   43,205   1,263     8,212          --        57,088
                                                                 4,408
                          -------- -------  -------- -------   -------      -------     --------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY
 (DEFICIT)..............  $131,862 $14,247  $146,109 $(2,909)  $11,753      $(8,789)    $146,164
                          ======== =======  ======== =======   =======      =======     ========

Notes to Unaudited Pro Forma Condensed Balance Sheet

(a) During the year ended June 30, 1996, RMCI adopted a plan to sell Apex, which conducts RMCI's HMO operation. Accordingly, RMCI has classified its HMO operation, the net operating assets of which totalled $1,864,000 at December 31, 1996, as a discontinued operation. In connection with RMCI's decision to sell Apex, in June 1996, RMCI established a reserve of $1,830,000, which represented Apex's expected operating losses from July 1, 1996 through January 1997, the expected date of disposition at the time. This reserve was reduced to $172,000 at December 31, 1996 based on Apex's actual operating losses from July 1, 1996 to December 31, 1996. In March 1997, RMCI increased its reserve for Apex's expected operating losses through the date of disposition (now expected to be on or before March 31, 1997) by $250,000. This adjustment is reflected in the pro forma adjustments as reductions in the net proceeds expected from the sale and the expected gain on the sale as discussed below.

  In October 1996, RMCI entered into an agreement to sell Apex for estimated net sales proceeds of $3,377,000, which exceeded the carrying value of Apex's net operating assets at December 31, 1996, as adjusted by additional expected Apex losses prior to the sale of $250,000, by $1,263,000. The pro forma adjustments reflect this gain on sale as an increase to Stockholders' Equity (Deficit). Further, the pro forma adjustments reflect that of the net sales proceeds derived from the sale of Apex, $450,000 is required to be held in escrow and $2,413,000 is required to repay indebtedness of RMCI.

(b) If the Effective Time of the Merger were the RHCI Record Date, in the Merger, RHCI would issue 2,136,105 shares of RHCI Common Stock, and 100,000 shares of RHCI Series 1996 Preferred Stock, each share of which will be convertible into 10 shares of RHCI Common Stock. This RHCI Common Stock and RHCI Series 1996 Preferred Stock would be issued in the Merger in exchange for 6,408,315 shares of RMCI

   Common Stock and 100,000 shares of RMCI Series 1996 Preferred Stock. This RHCI Common Stock, including the RHCI Common Stock issuable upon the conversion of the RHCI Series 1996 Preferred Stock, would have a pro forma market value of approximately $9,212,000 based upon the closing sale price of the RHCI Common Stock on NASDAQ of $2.9375 per share on December 31, 1996.

  Under the purchase method of accounting, the assets and liabilities of RMCI are adjusted to their estimated fair values. For purposes of these pro forma financial statements, estimates have been made of the fair values of RMCI's assets and liabilities as of December 31, 1996. These fair value adjustments were based on the best information available to RHCI and are subject to change as additional information becomes available.

  In addition to the pro forma market value at December 31, 1996 of $9,212,000 of RHCI Common Stock and RHCI Series 1996 Preferred Stock to be issued in the Merger, the total purchase price includes direct acquisition costs, primarily consisting of investment banking and legal costs, of approximately $300,000. It is anticipated RHCI will also incur costs of approximately $1,000,000, primarily consisting of legal, accounting, printing and mailing costs, in connection with the issuance of RHCI Common Stock and RHCI Series 1996 Preferred Stock with such costs recorded as a reduction of equity in the pro forma condensed balance sheet. The following table indicates the allocation of the total purchase price to the deficit in net assets of RMCI:


   Deficit in net assets of RMCI at December 31,
    1996..............................................              $(5,671,000)
   Expected gain on the sale of Apex, based on the net
    assets of Apex at December 31, 1996 (see (a)
    above)............................................                1,263,000
                                                                    -----------
   Adjusted deficit in net assets of RMCI.............               (4,408,000)
   Purchase accounting adjustments:
     Identifiable intangibles arising from the acqui-
      sition..........................................   4,740,000
     RMCI's existing goodwill and identifiable intan-
      gible assets....................................  (8,205,000)
     Goodwill arising from the acquisition............  18,128,000
                                                        ----------
                                                                     14,663,000
   Deferred income taxes related to purchase account-
    ing adjustments:
     Identifiable intangibles arising from the acqui-
      sition..........................................  (1,610,000)
     RMCI's existing identifiable intangible assets...     867,000
                                                        ----------
                                                                       (743,000)
                                                                    -----------
       Total purchase price, including direct acquisi-
        tion costs....................................              $ 9,512,000
                                                                    ===========

-------
(c) This adjustment reflects the elimination of all intercompany receivables and payables.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                       SIX MONTHS ENDED DECEMBER 31, 1996

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                            HISTORICAL                    PRO FORMA ADJUSTMENTS
                          ----------------            ----------------------------------
                                                                                 SALE OF   RHCI
                           RHCI     RMCI    SUBTOTAL  MERGER     ELIMINATIONS(C) APEX(D) PRO FORMA
                          -------  -------  --------  ------     --------------- ------- ---------
Net Revenues............  $66,607  $11,621  $78,228   $ --            $(456)      $--     $77,772
Expenses
 Salaries, wages and
  benefits..............   33,263    4,655   37,918    (102)(a)         --         --      37,816
 Other operating ex-
  penses................   22,356    2,360   24,716     (23)(a)         --         --      24,693
 Contracted provider
  services..............      --     4,308    4,308     --             (216)       --       4,092
 Provision for doubtful
  accounts..............    2,149      --     2,149     --              --         --       2,149
 Depreciation and amor-
  tization..............    2,593      695    3,288     385 (b)         --         --       3,673
 Interest and other fi-
  nancing charges.......    3,034      434    3,468     --             (240)       (97)     3,131
                          -------  -------  -------   -----           -----       ----    -------
Total Expenses..........   63,395   12,452   75,847     260            (456)       (97)    75,554
                          -------  -------  -------   -----           -----       ----    -------
 Income (Loss) From
  Continuing Operations
  Before Income Taxes...    3,212     (831)   2,381    (260)            --          97      2,218
Income Taxes............   (1,221)     --    (1,221)    --              --         --      (1,221)
                          -------  -------  -------   -----           -----       ----    -------
Net Income (Loss) From
 Continuing Operations..  $ 1,991  $  (831) $ 1,160   $(260)          $ --        $ 97    $   997
                          =======  =======  =======   =====           =====       ====    =======
Net income from
 continuing operations
 per common and dilutive
 common equivalent
 share:
 Primary................  $  0.21                                                         $  0.07 (e)
 Fully diluted..........  $  0.21                                                         $  0.07 (e)
Weighted average number
 of common and dilutive
 common equivalent
 shares outstanding:
 Primary................    9,706                                                          10,417
 Fully diluted..........    9,706                                                          10,417

  PRO FORMA CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 1996

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                             HISTORICAL                    PRO FORMA ADJUSTMENTS
                          -----------------            ----------------------------------
                                                                                  SALE OF   RHCI
                          RHCI(F)   RMCI(G)  SUBTOTAL  MERGER     ELIMINATIONS(C) APEX(D) PRO FORMA
                          --------  -------  --------  ------     --------------- ------- ---------
Net Revenues............  $117,423  $21,602  $139,025  $ --           $(1,060)     $--    $137,965
Expenses
 Salaries, wages and
  benefits..............    66,259    8,743    75,002   (150)(a)          --        --      74,852
 Other operating
  expenses..............    42,387    6,252    48,639    (47)(a)         (180)      --      48,412
 Contracted provider
  services..............       --     8,088     8,088    --              (400)      --       7,688
 Provision for doubtful
  accounts..............     5,805      --      5,805    --               --        --       5,805
 Depreciation and
  amortization..........     5,490    1,323     6,813    492 (b)          --        --       7,305
 Goodwill write down....       --     1,929     1,929    --               --        --       1,929
 Interest and other
  financing charges.....     6,892      685     7,577    --              (480)     (195)     6,902
 Losses related to asset
  sales and closed
  businesses............     4,473      --      4,473    --               --        --       4,473
 Asset impairment
  charges...............     5,485      --      5,485    --               --        --       5,485
                          --------  -------  --------  -----          -------      ----   --------
Total Expenses..........   136,791   27,020   163,811    295           (1,060)     (195)   162,851
                          --------  -------  --------  -----          -------      ----   --------
Loss From Continuing
 Operations Before
 Income Taxes...........   (19,368)  (5,418)  (24,786)  (295)             --        195    (24,886)
Income Tax Benefit......     2,887      --      2,887    --               --        --       2,887
                          --------  -------  --------  -----          -------      ----   --------
Net Loss From Continuing
 Operations.............  $(16,481) $(5,418) $(21,899) $(295)         $   --       $195   $(21,999)
                          ========  =======  ========  =====          =======      ====   ========
Net loss from continuing
 operations per common
 and dilutive common
 equivalent share:
 Primary................  $  (2.12)                                                       $  (2.24)(e)
 Fully diluted..........  $  (2.12)                                                       $  (2.24)(e)
Weighted average number
 of common and dilutive
 common equivalent
 shares outstanding:
 Primary................     7,929                                                          10,065
 Fully diluted..........     7,929                                                          10,065

Notes to Unaudited Pro Forma Condensed Statements of Operations

(a) These adjustments reflect certain savings which RHCI expects to achieve through reductions in operating costs in connection with the Merger. The extent to which these savings will be achieved depends, among other things, on economic conditions and may be affected by unanticipated changes in business activities, inflation and certain external factors. Therefore, there can be no assurance that these savings will be realized.
(b) This adjustment relates to the amortization of goodwill and other intangible assets arising from the acquisition of RMCI by RHCI, as if RMCI had been acquired on July 1, 1995. The calculation of the pro forma amortization expense is as follows:

                                         AMORTIZATION  AMORTIZATION    AMORTIZATION
                               AMOUNT       PERIOD    7/1/96-12/31/96 7/1/95-6/30/96
                             ----------- ------------ --------------- --------------
   Goodwill................  $18,128,000   25 years      $ 362,000      $  725,000
   Other intangible assets:
     Managed care con-
      tracts...............    2,405,000  51 months        283,000         566,000
     Clinical protocols....    2,335,000   15 years         78,000         156,000
                             -----------                 ---------      ----------
                             $22,868,000                   723,000       1,447,000
   Less amortization
    expense recorded by
    RMCI on goodwill and
    other intangible
    assets.................                               (338,000)       (955,000)
                                                         ---------      ----------
   Net increase in
    amortization expense...                              $ 385,000      $  492,000
                                                         =========      ==========

  The amortization period of goodwill and other intangible assets arising from the acquisition of RMCI by RHCI is based on the following:

-- Managed care contracts--as of the expected date of the Merger, the weighted average future life of RMCI's existing contracts, based on the percentage of each contract's annual revenue to total revenue and based on the assumption that the contracts will, on average, renew for four additional 12-month periods.

-- Clinical protocols--estimated period over which RMCI's existing clinical protocols, which are used as the basis for RMCI's treatment decisions and product pricing, will be valid and appropriate.

-- Goodwill--estimated period based on RHCI's assessment that RMCI's operations, after elimination of certain overhead and public company-related costs, will be profitable and that it has the ability to remain profitable for an indeterminate period of time.

(c) These adjustments reflect the elimination of RHCI and RMCI intercompany income and expense amounts including, for the six months ended December 31, 1996 and year ended June 30, 1996, interest on intercompany debt of $240,000 and $480,000, respectively, charges for certain corporate services provided by RHCI to RMCI of $0 and $180,000, respectively, and patient service revenues and related contracted provider services expenses related to certain managed care arrangements between RHCI and RMCI of $216,000 and $400,000, respectively.
(d) This adjustment reflects the reduction in interest expense related to RMCI indebtedness which will be repaid upon the sale of Apex.

(e) Income (Loss) per common and dilutive common equivalent share is calculated as follows:

                                                SIX MONTHS ENDED   YEAR ENDED
                                                DECEMBER 31, 1996 JUNE 30, 1996
                                                ----------------- -------------
   Pro forma net income (loss) from continuing
    operations................................     $   997,000    $(21,999,000)
   Less: Dividends on RHCI Series C Preferred
    Stock.....................................        (181,000)       (362,000)
   Less: Dividends on RHCI Series 1996 Pre-
    ferred Stock..............................         (75,000)       (150,000)
                                                   -----------    ------------
                                                   $   741,000    $(22,511,000)
                                                   ===========    ============
   Pro forma net income (loss) from continuing
    operations per share......................     $      0.07    $      (2.24)
                                                   ===========    ============
   Weighted average shares outstanding (Pri-
    mary and Fully Diluted)...................      10,417,000      10,065,000
                                                   ===========    ============

(f) During the fiscal year ended June 30, 1996, the following nonrecurring amounts were recorded in the consolidated statement of operations of RHCI:

(i) contractual adjustment expenses of approximately $1,900,000 related to intermediary audits of prior year cost reports; as a result, RHCI recorded reserves in the fourth quarter totalling $3,500,000 related to possible future adjustments of its cost report estimates by intermediaries;

(ii) losses totalling $4,473,000 related to additional asset write-downs, cost report settlements and other adjustments related to businesses which closed at various times prior to fiscal 1996, a reserve for Medicaid disproportionate share payments which the State of Louisiana has contended were improperly paid to two of RHCI's Louisiana facilities in fiscal 1995 and 1994, and lease commitments and other costs incurred in connection with RHCI's decision to relocate its corporate headquarters; and

(iii) asset impairment charges totalling $5,485,000 related to an excess of carrying value of certain long-lived assets and investments over the fair value of these assets.

(g) During the fiscal year ended June 30, 1996, RMCI recorded certain nonrecurring amounts in its consolidated statement of operations, including a goodwill impairment charge of $1,929,000 related to its acquisition of Human Dynamics Institute, and $426,000 related to the write-off of deferred development costs based on RMCI's decision not to expand in certain markets in the United States.

                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

  The following tabulation reflects (a) the net loss per share of RHCI Common Stock on a historical basis in comparison with the pro forma net loss per share after giving effect to the Merger on a purchase accounting basis with RMCI and
(b) the historical net loss per share of RMCI Common Stock in comparison with the pro forma net loss per share attributable to the one-third ( 1/3) of a share of RHCI Common Stock which will be received for each share of RMCI Common Stock in the Merger. The information presented in this tabulation should be read in conjunction with the Pro Forma Condensed Financial Information and the separate consolidated financial statements of RHCI and RMCI and the notes thereto appearing elsewhere in this Joint Proxy Statement/Prospectus.

                                              SIX MONTHS ENDED   YEAR ENDED
                                              DECEMBER 31, 1996 JUNE 30, 1996
                                              ----------------- -------------
   RHCI net income (loss) per common and
    dilutive common equivalent share from
    continuing operations:
     Historical..............................      $ 0.21          $(2.12)
     Pro forma...............................      $ 0.07          $(2.24)
   RMCI net loss per common share from
    continuing operations:
     Historical..............................      $(0.13)         $(0.85)
     Pro forma, adjusted for ratio of
      exchange...............................      $ 0.02          $(0.75)

                              BOOK VALUE PER SHARE
                                  (UNAUDITED)

  The book value of RHCI Common Stock (calculated as if all outstanding shares of RHCI Series C Preferred Stock were converted in accordance with their terms into shares of RHCI Common Stock on a 10-for-1 basis) was $4.96 per share at December 31, 1996. The book value of RMCI Common Stock was a deficit of $0.60 per share at December 31, 1996. The pro forma book value per share for the RHCI Common Stock (calculated as if all outstanding shares of RHCI Series C Preferred Stock and RHCI Series 1996 Preferred Stock were converted in accordance with their respective terms into shares of RHCI Common Stock, each on a 10-for-1 basis), after giving effect to the Merger, would be $4.40 at December 31, 1996. The pro forma book value of RMCI Common Stock (calculated as if all outstanding shares of RMCI Series 1996 Preferred Stock were converted in accordance with their terms into shares of RMCI Common Stock, each on a 30-for-1 basis), after giving effect to the Merger, would be $1.47 per share at December 31, 1996, based on the issuance of one-third ( 1/3) of a share of RHCI Common Stock for each share of RMCI Common Stock.

    CAUTIONARY STATEMENT FOR PURPOSES OF THE SAFE HARBOR PROVISIONS OF THE
               PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

  In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, RHCI is hereby setting forth cautionary statements identifying important factors that may cause RHCI's actual results to differ materially from those set forth in any forward-looking statements made by or on behalf of RHCI.

  Some of the most significant factors include (i) accelerating changes occurring in the healthcare industry, including competition from consolidating and integrated healthcare provider systems, the imposition of more stringent admission criteria by payors, increased payor pressures to limit lengths of stay, limitations on reimbursement rates and limitations on annual and lifetime patient health benefits, (ii) federal and state governmental budgetary constraints which could have the effect of limiting the amount of funds available to support governmental healthcare programs, including Medicare and Medicaid, (iii) statutory, regulatory and administrative changes or interpretations of existing statutory and regulatory provisions affecting the conduct of RHCI's business and affecting current and prior reimbursement for RHCI's services, and (iv) the other matters set forth under "Risk Factors" below.

  There can be no assurances that any anticipated future results will be achieved. As a result of the factors identified above and other factors, RHCI's actual results or financial or other condition could vary significantly from the performance or financial or other condition set forth in any forward-looking statements.

                                 RISK FACTORS

  OWNERSHIP OF RHCI COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY WHEN EVALUATING RHCI AND ITS BUSINESS AFTER THE MERGER. THE OCCURRENCE OF THE CIRCUMSTANCES DESCRIBED IN THE FOLLOWING RISK FACTORS, INCLUDING IN ANY MATERIAL PART, WOULD HAVE A MATERIAL ADVERSE EFFECT ON THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF RHCI.

HIGH LEVEL OF INDEBTEDNESS FOLLOWING THE MERGER

  After the Merger, RHCI will continue to be highly leveraged. At December 31, 1996, RHCI's total consolidated long-term (including current maturities) debt obligations accounted for approximately 51.3% of its total capitalization. In addition, certain debt instruments to which RHCI is a party impose operating and financial restrictions on RHCI which affect, limit or restrict corporate activities. RHCI has in the past sought and received waivers from its lenders of compliance with certain covenants, including financial covenants, contained in its credit agreements. In connection with these waivers, RHCI paid additional fees and expenses to its lenders. Further, in connection with the waivers obtained for its fiscal year ended June 30, 1996, RHCI provided additional collateral to its lenders and agreed not to pay cash dividends in respect of the RHCI Common Stock, the RHCI Series C Preferred Stock (as defined below), or when issued in the Merger, the RHCI Series 1996 Preferred Stock. There can be no assurance that any future waivers, if necessary, can be obtained or as to the terms and conditions of such waivers, if granted. In the event that RHCI is unable to obtain any necessary future waivers from its lenders, its lenders will be able to declare RHCI in default with respect to such indebtedness and may exercise the remedies available to the lenders under the credit documentation.

  At December 31, 1996, RHCI's credit facilities included $31.1 million in senior secured notes and $1.6 million in subordinated secured notes (the "1990 RHCI Credit Facility"), and approximately $19 million in letters of credit (the "1993 RHCI Credit Facility"), which support RHCI's variable rate demand revenue bonds. Under the 1990 RHCI Credit Facility, the senior secured notes bear interest at 11.6% and are payable as follows: (i) semi-annual principal payments of $3.5 million from March 31, 1997 through September 30, 1998 and
(ii) semi-annual principal payments of $5.65 million from March 31, 1999 through March 31, 2000. The subordinated secured notes bear interest at 15.6% and require semi-annual principal payments of $0.2 million through March 31, 2000. Required annual principal payments on RHCI's variable rate demand revenue bonds total $0.8 million through year 2000 and $0.9 million to $1.2 million in years 2001 through 2015. As a result of the Merger, amounts owed by RMCI to RHCI will become an intercompany indebtedness, which amounts owed at December 31, 1996 totalled approximately $8.8 million. In addition, following the Merger, RMCI, as a wholly-owned subsidiary of RHCI, will remain indebted to a corporate affiliate of Paul J. Ramsay, which indebtedness at February 15, 1997 totalled $2.0 million, and to a seller of a business previously acquired by RMCI, which indebtedness at December 31, 1996 totalled $167,000. No other indebtedness for borrowed money of RMCI will be assumed by RHCI in the Merger.

  In August 1996, RHCI and the banks which are parties to the 1993 RHCI Credit Facility agreed to terms which extended the expiration date of the letters of credit under the 1993 RHCI Credit Facility from February 15, 1997 to August 15, 1997. In connection with this extension, RHCI agreed to reduce the banks' exposure (through regular principal payments on the variable rate demand revenue bonds or early redemption of certain of these bonds) by $3,162,531 on or before December 31, 1996 (which reduction was made) and an additional $2,145,835 on or before July 1, 1997.

  In February 1997, RHCI and the banks which are parties to the 1993 RHCI Credit Facility entered into negotiations with a view to extending the expiration date of the letters of credit under the 1993 RHCI Credit Facility from August 15, 1997 to November 15, 1997, including on terms which would require RHCI to provide additional collateral to its lenders. There can be no assurance that the extension will be effected or as to the terms and conditions of such extension.

  RHCI's ability to make scheduled payments or to refinance its obligations with respect to its indebtedness depends on its financial and operating performance, which, in turn, is subject to prevailing economic conditions, to governmental healthcare policies and to financial, business, regulatory and other factors beyond its control. In February 1997, RHCI announced an intention to effect a private placement of $75 million of senior debt securities (the "Proposed Offering"). The debt securities have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The proceeds from the Proposed Offering will be used to refinance the 1990 RHCI Credit Facility and the 1993 RHCI Credit Facility and for working capital and other general corporate purposes. There can be no assurance that RHCI's operating results will continue to be sufficient for payment of all of RHCI's indebtedness or that RHCI will be successful in refinancing its indebtedness or obtaining an extension of the letters of credit under the 1993 RHCI Credit Facility if necessary.

LACK OF WORKING CAPITAL FACILITY

  In December 1995, RHCI fully paid down and terminated its working capital facility under the 1993 RHCI Credit Facility. At present, RHCI's only source of working capital is its cash flow from operations. RHCI intends to effect the Proposed Offering for the purpose of refinancing its existing indebtedness and to provide funds for working capital and other general corporate purposes. There can be no assurance that RHCI's cash flow from operations will continue to be sufficient for its working capital needs or that RHCI will be successful in effecting the Proposed Offering.

HISTORY OF LOSSES

  For each of the fiscal years ended June 30, 1996, June 30, 1995 and June 30, 1993, RHCI incurred substantial net losses of ($16,481,000), ($17,302,000) and ($1,560,000), respectively. In addition, for the fiscal years ended June 30, 1996 and June 30, 1995, RMCI incurred substantial net losses from continuing operations of ($5,418,000) and ($1,495,000), respectively. Although RHCI was profitable for the six months ended December 31, 1996, there can be no assurance that RHCI will be profitable in the future. The pro forma net (loss) income of RHCI and RMCI (assuming the Merger had been consummated and the sale of Apex Healthcare, Inc. by RMCI had been consummated, both on July 1, 1995) for the fiscal year ended June 30, 1996 and the six months ended December 31, 1996 would have been ($21,989,000) and $1,001,000, respectively.

CONTROL OF RHCI BY RAMSAY AFFILIATES

  After giving effect to the Merger, Paul J. Ramsay, Chairman of the Board of RHCI and RMCI, personally and through Paul Ramsay Hospitals Pty. Limited, an Australian corporation ("Ramsay Hospitals"), Paul Ramsay Holdings Pty. Limited, an Australian corporation ("Ramsay Holdings"), and Ramsay Holdings HSA Limited, an Australian corporation ("Ramsay HSA"; collectively with Ramsay Hospitals and Ramsay Holdings, the "Ramsay Affiliates"), which are all corporations controlled by Mr. Ramsay, will beneficially own shares of RHCI Common Stock representing approximately 44.5% of the issued and outstanding shares of RHCI Common Stock (calculated as if all then outstanding shares of class B convertible preferred stock, series C, $1.00 par value, of RHCI ("RHCI Series C Preferred Stock"), and RHCI Series 1996 Preferred Stock (collectively, "RHCI Preferred Stock") were converted in accordance with their terms into shares of RHCI Common Stock) and will hold shares of RHCI Common Stock and RHCI Preferred Stock entitling Mr. Ramsay and the Ramsay Affiliates to cast approximately 42.8% of the total number of votes cast by all RHCI stockholders on matters submitted to the vote of stockholders. Prior to the Merger (on the RHCI Record Date), Mr. Ramsay, personally and through the Ramsay Affiliates, beneficially owned shares of RHCI Common Stock representing approximately 36.1% of the issued and outstanding shares of RHCI Common Stock (calculated as if all then outstanding shares of RHCI Series C Preferred Stock were converted in accordance with their terms into shares of RHCI Common Stock) and held shares of RHCI Common Stock and RHCI Series C Preferred Stock entitling Mr. Ramsay and the Ramsay Affiliates to cast approximately 34.5% of the total number of votes cast by all RHCI stockholders on matters submitted to the vote of stockholders. Prior to the Distribution (as hereinafter defined), Mr. Ramsay, personally and through the Ramsay Affiliates, beneficially owned shares of RHCI Common Stock representing 32.5% of the issued and outstanding shares of RHCI Common Stock (calculated as if all then outstanding shares of RHCI Series C Preferred Stock were converted in accordance with their terms into shares of RHCI Common Stock) and held shares of RHCI Common Stock and RHCI Series C Preferred Stock entitling Mr. Ramsay and the Ramsay Affiliates to cast approximately 30.7% of the total number of votes cast by all RHCI stockholders on matters submitted to the vote of stockholders. The size of Mr. Ramsay's voting interest will enable Mr. Ramsay to control the policies of RHCI.

SIGNIFICANT OVERLAP OF BOARDS OF DIRECTORS OF RHCI AND RMCI

  The Merger was approved by the RHCI Board, the RMCI Board and special independent committees of each such Board. At the time of the approval of the Merger by the RHCI Board and the RMCI Board, there was a significant overlap of the membership of each of the Boards. Five out of the six members of the RMCI Board at the time were members of the RHCI Board and five out of the seven members of the RHCI Board at the time were members of the RMCI Board. Although the Merger was approved by special independent committees of the RHCI Board and the RMCI Board and the RHCI Board and the RMCI Board received opinions from independent investment banking firms as to the fairness from a financial point of view of the Exchange Ratios, given the overlap of the membership of each of the Boards, the majority of the members of each of the Boards could be considered to have a conflict of interest with respect to the Merger.

POSSIBLE ADVERSE ADJUSTMENTS TO REIMBURSEMENT

  RHCI records amounts due to or from third-party reimbursement sources based on its best estimates of amounts to be ultimately received or paid under cost reports filed with appropriate intermediaries. The determination of amounts earned under reimbursement programs is subject to review and audit by these intermediaries. Such determinations may be subject to administrative and judicial reviews. Differences between amounts recorded as estimated settlements and the audited amounts are reflected as adjustments to RHCI's net revenues in the period in which the intermediary determination is made. During the years ended June 30, 1995 and 1994, RHCI recorded contractual adjustment benefits related to intermediary audits of prior year cost reports of approximately $1,000,000 and $1,400,000, respectively. During the year ended June 30, 1996, RHCI recorded contractual adjustment expenses related to intermediary audits of prior year cost reports of approximately $1,900,000. There can be no assurances as to whether any future adjustments will be of a favorable nature or of a magnitude comparable to those made in fiscal 1995 or 1994 or will be of an unfavorable nature or of a magnitude comparable to that made in fiscal 1996.

CHANGES IN MENTAL HEALTH INDUSTRY

  Recently, the healthcare industry in general, and the mental health industry in particular, have been the subject of substantial uncertainty as a result of anticipated and on-going governmental and other third-party payor efforts to contain healthcare costs. RHCI's management believes that a fundamental change has occurred in the mental health industry, reflecting a permanent departure from acute care inpatient hospitalization, upon which RHCI's business has been substantially dependent, as the primary service method in favor of more cost-effective alternatives. This change is reflected in decreases in patient days, occupancy rates, lengths of stay, and reimbursement rates for acute care inpatient care. There can be no assurance that RHCI will be able to adapt successfully to the changing environment.

FAILURE TO BE SUCCESSFUL IN CONNECTION WITH EXPANSION INTO NEW BUSINESSES IN THE HEALTHCARE INDUSTRY

  Part of RHCI's business strategy is to build an integrated managed healthcare delivery system, in part, by establishing outpatient treatment centers and subacute treatment centers, and by expanding into the provision of managed mental healthcare services, including on a capitated basis. RHCI has over ten years' experience in the operation of inpatient acute care psychiatric hospitals, but RHCI has only a short operating history in some of these new businesses. There can be no assurance that RHCI will be successful in continuing to expand the scope of its business in the healthcare industry, that the new areas into which RHCI expands will be profitable or that these new areas will not subject RHCI to new management demands or expose RHCI to additional areas of liability.

INTENSE COMPETITION--PROVIDER BUSINESS

  Competition among hospitals and other mental healthcare providers for patients is intense. Each of RHCI's hospitals competes with other hospitals, some of which are larger and have greater financial resources than RHCI. Some competing hospitals are owned and operated by governmental agencies, others by nonprofit organizations supported by endowments and charitable contributions and others by proprietary hospital corporations. The hospitals frequently draw patients from areas outside their immediate locale and, therefore, RHCI's hospitals may, in certain markets, compete with both local and distant hospitals. In addition, RHCI's hospitals compete not only with other psychiatric hospitals, but also with psychiatric units in general hospitals, and outpatient services provided by RHCI may compete with private practicing mental health professionals and publicly funded community and other mental health centers. The competitive position of a hospital is, to a significant degree, dependent upon the number and quality of physicians who practice at the hospital and who are members of its medical staff. There can be no assurance that RHCI will be able to compete successfully in the provider business in the future.

  In recent years, hospital patient days, occupancy rates and lengths of stay for inpatient behavioral care patients in the United States have declined as a result of cost containment pressures, changes in regulation and reimbursement, changes in practice patterns from inpatient to outpatient treatment and other factors. In recent years, the competitive position of hospitals has been affected by the ability of such hospitals to obtain contracts with preferred provider organizations ("PPOs"), health maintenance organizations ("HMOs") and other managed care programs to provide inpatient and other services. These contracts normally involve a discount from the hospital's established charges, but provide a base of patient referrals. These contracts also frequently provide for stringent pre-admission certification and for concurrent length of stay reviews. The importance of obtaining contracts with HMOs, PPOs and other managed care companies varies from market to market, depending on the individual market strength of the managed care companies. There can be no assurance that RHCI will be successful in obtaining these types of contracts or that if obtained they will be profitable.

INTENSE COMPETITION--MANAGED CARE BUSINESS

  After the Merger, RHCI, through its RMCI subsidiary, will operate in the managed mental healthcare industry. The managed mental healthcare industry is being affected by various external factors, including rising healthcare costs, intense price competition, and market consolidation by major managed care companies. RHCI will face competition from a number of sources, including other behavioral health managed care companies and full service managed care companies that contract to provide behavioral healthcare benefits. Also, to a lesser extent, competition exists from fully capitated multi-specialty medical groups and individual practice associations that directly contract with managed care companies and other customers to provide and manage all components of healthcare for their members, including the behavioral healthcare component. RHCI believes that the most significant factors in a customer's selection of a managed behavioral healthcare company include price, the extent and depth of provider networks and quality of services. There can be no assurance that RHCI will be able to compete successfully in the managed care business in the future.

EXTENSIVE GOVERNMENT REGULATION

  Operation of RHCI's facilities is subject to extensive and frequently changing federal, state and local government regulation relating to licensure, billing, financial relationships, referrals, direct employment of licensed healthcare professionals by business corporations, conduct of operations, addition of, or changes to, facilities and services, cost containment, and certification under the Medicare, Medicaid and the Civilian Health and Medical Program of Uniformed Services ("CHAMPUS") programs. Although RHCI endeavors to comply with such regulatory requirements there can be no assurance that RHCI will always be in full compliance. Failure to comply with applicable laws and regulations could result in, among other things, the imposition of fines, temporary suspension of admission of new patients to facilities, exclusion from participation in government reimbursement programs or revocation of facility licenses. RHCI is unable to predict the future course of any such legislation or regulations, or any changes in the regulatory framework or a failure to be in compliance with applicable laws and regulations will have an adverse impact on RHCI's operations.

  Several states have been investigating whether psychiatric hospitals have engaged in fraudulent practices such as inflated bills for medications and services, bills for services never rendered and admitting patients, especially children, who do not require hospitalization. RHCI has no knowledge of any investigations into its operation of any of its facilities. There can be no assurance, however, that such investigations will not be commenced in the future and, if commenced, that such investigations will not have a material adverse effect on RHCI's operations.

  After the Merger, RHCI's managed behavioral business operations, in some states, will be subject to third-party administrator and utilization review certification, licensure and related state regulations. RMCI provides managed behavioral healthcare services to various HMOs and provides at-risk managed behavioral healthcare services. To date, the services provided by RMCI have not been regulated by the departments of insurance in the states in which RMCI operates. Although RHCI believes that RMCI is in material compliance with all current state and federal regulatory requirements applicable to the managed behavioral business it conducts, failure to do so could adversely affect its operations.

  Existing federal laws governing Medicare, as well as some state laws, regulate certain aspects of the relationship between healthcare providers, including RHCI and RMCI, and their referral sources, including physicians, hospitals and other health care providers. The Social Security Act, and the anti-kickback and self-referral rules thereunder, prohibit providers and others from soliciting, offering, receiving or paying, directly or indirectly, any remuneration in return for either making a referral for a Medicare-covered service or item or ordering any such covered service or item and prohibit physicians, subject to certain exceptions, from making referrals for certain designated health services, including inpatient and outpatient hospital services, to certain entities in which they have an investment interest or with which they have a compensation arrangement. Violation of these prohibitions is punishable by civil and criminal penalties and exclusion from the Medicare program. In addition, certain states have passed similar legislation which prohibits the referral of private pay patients. The following states in which RHCI conducts business have passed legislation which, under certain circumstances, either prohibits the referral of private pay patients to healthcare entities in which the physician has an ownership or investment interest or with which the physician has a compensation arrangement or may require the disclosure of such interest to the patient: Arizona, Florida, Georgia, Louisiana, Michigan, Missouri, Nevada, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee, Utah, Virginia and West Virginia. Although RHCI believes that its provider and managed care operations are in compliance with the provisions of the foregoing federal legislation and similar state legislation, there can be no assurance that its operations will not be asserted to be in violation of such legislation.

  State laws which prohibit the employment of healthcare professionals by business corporations, such as RHCI and RMCI, vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies. Although RHCI and RMCI exercise care in an effort to structure their arrangements with healthcare providers to comply with the relevant state statutes, and although management believes that the companies are in compliance with these laws, there can be no assurance that governmental officials charged with responsibility for enforcing these laws will not assert that the companies or certain transactions in which they are involved are in violation of such laws.

POSSIBLE REDUCTION IN AND OTHER ADVERSE CHANGES AFFECTING REIMBURSEMENT FOR SERVICES RENDERED

  RHCI receives its operating revenues predominately (approximately 93% for the fiscal year ended June 30, 1996) under charge-based, cost-based and per diem-based third-party reimbursement programs, including commercial insurance programs and government insurance programs such as Medicare, Medicaid and CHAMPUS. There can be no assurance that payments under these programs will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to patients eligible for reimbursement under these programs. Changes in the reimbursement policies of these programs may have a material adverse effect on RHCI's financial condition and results of operations.

  RHCI's hospitals have been adversely affected by factors influencing the entire psychiatric hospital industry. Factors which affect RHCI include (i) the imposition of stringent length of stay and admission criteria and other cost containment measures by payors; (ii) the failure of reimbursement rate increases from certain payors that reimburse on a per diem or other discounted basis to offset increases in the cost of providing services; (iii) an increase in the percentage of its business that RHCI derives from payors that reimburse other than on a cost-based basis; (iv) a trend toward higher deductibles and co-insurance for individual patients; (v) a trend toward limiting employee health benefits, such as reductions in annual and lifetime limits on mental health coverage; and (vi) the imposition of rate of increases limits on allowable costs recognized by cost-based payors. All of these factors may result in reductions in the amounts that RHCI's hospitals can expect to collect per patient day for services provided.

  The business of RHCI has been and will continue to be affected by initiatives undertaken during the past several years by major payors for healthcare services. These initiatives, which are designed to revise payment methodologies, monitor healthcare expenditures and limit admissions and lengths of stay in order to contain healthcare costs, include contracting with professional utilization review firms which screen patients for pre-admission certification and conduct continued stay reviews. There can be no assurance that continued utilization review and other such initiatives which reduce admissions and lengths of stay and which limit reimbursement will not have a material adverse effect on RHCI's financial condition and results of operations.

POSSIBLE REQUIREMENT TO REPAY LOUISIANA MEDICAID DISPROPORTIONATE SHARE
PAYMENTS

  During fiscal years 1994 and 1995, RHCI's Three Rivers facility received Medicaid disproportionate share payments based on annual patient volume projections made at the beginning of the facility's cost reporting periods. The State of Louisiana has reviewed Three Rivers' annual patient volume for these periods and has made a determination that the facility was overpaid disproportionate share payments by the State. RHCI believes that certain of the calculations which support Louisiana's preliminary determination are in error and that other relevant factors affecting this determination have not been considered.

  Further, during fiscal years 1994 and 1995, certain private psychiatric facilities in Louisiana, including RHCI's Three Rivers and Bayou Oaks facilities, received additional disproportionate share payments based on the facilities' classification as Louisiana teaching hospitals. The State of Louisiana has taken the position that during this period teaching disproportionate share payments were improperly paid by the State to certain facilities, including the Three Rivers and Bayou Oaks facilities. RHCI believes that, based on its understanding of the rules and regulations in place at the time these payments were made, payments received as a result of the teaching classification were appropriate.

  In connection with the foregoing matters, the State of Louisiana has requested repayment of approximately $5,000,000 by RHCI. On the basis of discussions to date between RHCI and the State, RHCI believes that this matter may be settled for an amount significantly less than the State's initial request. Any settlement of this matter will be contingent upon the execution of settlement documentation, the terms of which have not been agreed upon. Further, there can be no assurance that RHCI and the State will agree on a settlement amount or the terms and conditions of settlement documentation. Although RHCI intends to vigorously contest any position by the State of Louisiana which it considers adverse, RHCI cannot predict the outcome of these matters at this time.

LIMITED AVAILABILITY OF QUALIFIED MEDICAL PERSONNEL

  RHCI's success is dependent, in part, upon attracting and retaining qualified psychiatric and other medical personnel at all of its facilities. These personnel are available in limited numbers and are sought after by operators of facilities which compete with RHCI's facilities. Generally, RHCI does not enter into employment agreements with these personnel and, therefore, there can be no assurance that RHCI will be successful in retaining such personnel or attracting other qualified psychiatric and other medical personnel.

PROFESSIONAL LIABILITY RISKS

  Physicians, hospitals and other healthcare providers have been subject to an increasing number of legal claims in recent years. RHCI is subject to claims and suits by patients and others in the ordinary course of business. RHCI maintains hospital professional liability insurance coverage with maximum coverage of $25,000,000 subject to a self-insured retention of $500,000 per claim and $1,500,000 in the aggregate for each year insured. Although RHCI believes that its insurance will be adequate to respond to known claims, significant awards of claims or damages could have a material adverse effect on RHCI's financial condition and results of operations.

SEASONALITY OF OPERATIONS

  Psychiatric hospital admissions, particularly admissions of children and adolescents, are subject to certain seasonal fluctuations, including decreases in admission levels during the summer months and holiday periods. Certain of RHCI's expenses, including debt service and certain personnel costs, are fixed, and accordingly, there can be no assurance that RHCI will not be adversely affected by the seasonality of its operations.

UNCERTAINTY ASSOCIATED WITH MEDICARE AND MEDICAID REIMBURSEMENT, GOVERNMENTAL BUDGETARY CONSTRAINTS AND HEALTHCARE REFORM

  A significant portion of RHCI's revenues are derived from reimbursement from government programs such as Medicare and Medicaid, which are highly regulated and subject to change. Future changes in governmental reimbursement could have a material effect on RHCI's financial condition and results of operations.

  In the 1995 and 1996 sessions of the United States Congress, healthcare legislation focused on budgetary and related funding mechanism issues. A number of reports, including the 1995 Annual Report of the Board of Trustees of the Federal Hospital Insurance Program (Medicare) have projected that the Medicare "trust fund" is likely to become insolvent by the year 2002 if the current growth rate of approximately 10% per annum in Medicare expenditures continues. Similarly, federal and state expenditures under the Medicaid program are projected to increase significantly during the same period. In response to these projected expenditure increases, and as part of an effort to balance the federal budget, both the Congress and the Clinton Administration made proposals to reduce the rate of increase in projected Medicare and Medicaid expenditures and to change funding mechanisms and other aspects of both programs, although none of the proposals have been enacted into law. Most recently, the Clinton Administration has proposed Medicare and Medicaid budget plans containing significant savings, as well as program changes, including reducing payments to Medicare HMOs and to providers. The Clinton Administration is attempting to increase the number of Medicare beneficiaries subject to capitated managed care plans. Such an increase in the number of beneficiaries subject to capitated managed care plans could reduce the amount of cost-based reimbursement received by RHCI. As of the date of this Joint Proxy Statement/Prospectus, that proposal has not become law.

  The Medicare legislation that has been proposed by the Clinton Administration would, with some differences, reduce projected expenditure increases by a variety of means, including reduced payments to providers (including RHCI), increased beneficiary premiums for physician and certain other services, and creation of incentives for Medicare beneficiaries to enroll in managed care plans or to accept Medicare coverage with a substantially higher deductible. Changes in the Medicaid program would reduce the number and extent of federal mandates concerning how state Medicaid programs operate (including levels of benefits provided and levels of payments to providers) and would change the funding mechanism from a sharing formula between the federal government and a state to "block grant" funding. However, RHCI cannot predict whether such legislation will be enacted or the effect of any such legislation, if adopted, on its financial condition or results of operations. However, RHCI anticipates that, although overall Medicare and Medicaid funding may be reduced from projected levels, the changes in such programs may provide opportunities to RHCI to obtain increased Medicare and Medicaid business through risk-sharing or partial risk-sharing contracts with managed care plans and state Medicaid programs.

  Both Congress and the agency responsible for administering the Medicare program, the Health Care Financing Administration, have been investigating a revision to the payment system for inpatient psychiatric services and hospital outpatient services, including of the type of services provided by RHCI, which would eliminate the cost-based structure of the current system. Under current proposals, inpatient psychiatric services would be transitioned to a prospective payment system where payment for services may be unrelated to the provider's costs. If the transition to such a prospective payment system is consistent with the transition used for acute care hospitals and capital costs for such services, a transition period with a rate that includes a hospital specific component and a federal component may be used. It is impossible to predict the base year that Congress may select as the basis for the hospital specific component for any transition period. The Clinton Administration's Medicare budget plan also proposes to change payment for outpatient services from a cost-based system to a prospective payment system. A federal budget savings is estimated from such a change. The methodology for such a new system is not described in the budget proposal. At present, no legislation has been passed by Congress changing the payment system for the services provided by RHCI to a prospective payment system. RHCI cannot predict whether such legislation will be enacted or the effect of any such legislation, if adopted, on its financial condition or results of operations, although such changes could reduce the reimbursement received by RHCI.

  In August 1996, the United States Congress passed and President Clinton signed the Health Insurance Portability and Accountability Act, also known as the Kassenbaum-Kennedy bill. This legislation addresses, among other things, healthcare issues such as the portability and renewability of healthcare insurance, the prevention of healthcare fraud and abuse and administrative simplification to enable health information to be exchanged electronically. The legislation, which takes effect July 1, 1997, will require employers and insurers to cover previously insured new workers despite any pre-existing medical conditions. In addition, employers will be required to cover all existing employees at the same rate regardless of health status. The new law also (a) requires that people who lose group coverage are ensured access to individual policies, (b) increases the tax deduction on health insurance premiums of self-employed individuals, (c) guarantees the right of small employers to buy health insurance coverage for their employees and (d) implements a pilot project on medical savings accounts for 750,000 individuals. RHCI does not believe that it will be directly affected by the portability and renewability provisions of the legislation because it is not a group health plan or a health insurance issuer offering group health insurance coverage. RHCI also believes it is currently in compliance with all federal fraud and abuse laws. The regulations implementing the provisions relating to the administrative simplification have not yet been promulgated. However, RHCI cannot predict the effect of this legislation on its financial condition or results of operations.

  Additionally, in 1996, Congress enacted the Mental Health Parity Act of 1996 (the "Parity Act") which generally requires that group health plans which provide benefits for mental healthcare must treat mental health benefits on a similar basis as benefits for any other illness for purposes of imposing annual or lifetime benefit limits. The law provides that, if the plan imposes limits on medical or surgical benefits on the basis of different categories of benefits, the plan may do the same with regard to different categories of mental health benefits, all in accordance with regulations to be issued by the Department of Labor. RHCI cannot predict the effect of this legislation on its financial condition or results of operations or on that of RMCI.

  Although the United States Congress has not enacted comprehensive healthcare reform proposals, RHCI anticipates that additional healthcare reform proposals will continue to be introduced in future sessions of Congress. RHCI cannot predict whether any such proposal will be adopted or the effect on RHCI or RMCI of any proposal that does become law.

  A number of states in which RHCI has operations have either adopted or are considering the adoption of healthcare reform proposals of general applicability or Medicaid reform proposals, partly in response to possible changes in Medicaid law. Where adopted, these state reform laws have often not yet been fully implemented. RHCI cannot predict the effect of these state healthcare reform and Medicaid reform laws on its financial condition or results of operations, although such changes could reduce the reimbursement received by RHCI.

DILUTION

  RHCI's business strategy includes pursuing possible acquisition opportunities which may involve using shares of RHCI Common Stock as consideration for business transactions. The issuance of additional shares of RHCI Common Stock in such transactions could have a dilutive effect on the shares of RHCI Common Stock outstanding.

FAILURE TO PAY DIVIDENDS

  RHCI has not declared any cash dividends on RHCI Common Stock. In addition, under the terms of the 1993 RHCI Credit Facility, RHCI is prohibited from paying cash dividends on RHCI Common Stock or RHCI Preferred Stock. It is the present intention of RHCI to retain any future earnings to support the continued growth of its business. Any future determination to pay cash dividends will be at the discretion of the RHCI Board, and will be dependent upon the terms and conditions of RHCI's credit facilities and RHCI's financial condition, results of operations, capital requirements and such other factors as the RHCI Board shall deem relevant.

POTENTIAL FACILITY CLOSURES

  RHCI continually assesses events and changes in circumstances that could affect its business strategy and the viability of its operating facilities. RHCI may elect to consolidate services in selected markets and to close or sell additional facilities in future periods depending on market conditions and evolving business strategies. If RHCI closes additional hospitals and outpatient facilities in future periods, it could result in charges to income for the costs necessary to exit these operations.


POSSIBLE VOLATILITY OF STOCK PRICE

  RHCI believes factors such as announcements with respect to healthcare reform measures, announcements affecting other behavioral healthcare providers, reductions in projected government healthcare program expenditures, and quarter-to-quarter and year-to-year variations in financial results could cause the market price of RHCI Common Stock to fluctuate substantially. Any such adverse announcement with respect to healthcare reform measures or program expenditures, or any shortfall in revenue or earnings from levels expected by securities analysts, could have an immediate and significant adverse effect on the trading price of RHCI Common Stock in any given period. As a result, the market for RHCI Common Stock may experience price and volume fluctuations unrelated to the operating performance of RHCI.

SUBSTANTIAL INTANGIBLE ASSETS

  On a pro forma basis at December 31, 1996, after giving effect to the Merger, a substantial portion ($23,448,000), or 16.0% of RHCI's total assets ($146,164,000), will consist of goodwill (excess of cost over fair value of net assets acquired) and other intangible assets relating principally to the acquisition of RMCI. There can be no assurance that the value of such intangible assets will be realized through the future contribution of the acquired businesses to cash flows.

POSSIBLE ADVERSE EFFECT OF AT-RISK FEE ARRANGEMENTS

  Presently, in connection with RMCI's managed mental healthcare business, RMCI charges certain managed care customers a fixed monthly "capitation fee" for each beneficiary enrolled in that customer's mental health benefit program managed by RMCI. A "capitation fee" or "capitation payment" is a fixed, prepaid payment for mental health, substance abuse or other healthcare services for a certain contractual term paid on a per member/beneficiary per month basis regardless of the amount of services rendered to such beneficiary. For many of RMCI's programs, the capitation fee includes an outpatient and an inpatient component. Depending upon both the type of program for which a managed care customer contracts and the benefits covered under such managed care customer's benefit program, the fee arrangement is designed so that, with respect to both inpatient and outpatient care, RMCI accepts full risk (all services capitated), as is generally the case, partial risk (selected services capitated) or limited risk (full risk up to a maximum amount), in each case for all services rendered regardless of whether the costs exceed the fees paid to RMCI under the program.

  In setting fees, RMCI relies upon a number of assumptions, including assumptions as to utilization rates and costs, whether relating to inpatient facilities, use of independent providers or otherwise. There can be no assurance that these assumptions will accurately and adequately reflect actual utilization rates and costs. If actual rates or costs exceed those projected by RMCI with respect to a particular program, the expenses to RMCI under this program may increase and could exceed the corresponding capitation fee which, in either case, could have a material adverse effect on RMCI's financial condition and results of operations.

  In order for at-risk contracts to be profitable, RMCI must accurately estimate the utilization rate for mental health services per month for members of the managed care payor's health benefit plan and price such services accordingly. In addition, RMCI must have internal systems which enable it to collect appropriate statistics to analyze healthcare costs and service utilization rates thereby allowing it to negotiate appropriate rates in its contracts. There can be no assurance that RMCI will continue to receive fees under these arrangements which will permit it to continue to recover the costs of the mental health services it will be required to provide.

  Some states take the position that capitated agreements in which the provider bears the risk is, in effect, the business of insurance and should be regulated by insurance laws. At present, no state in which RMCI has a behavioral health at-risk contract has required its operations to be licensed under applicable insurance laws. However, there can be no assurance that in the future, RHCI will not be required to obtain insurance licenses in the respective states where the at-risk arrangements are in effect or are to be pursued. There can also be no assurance that RHCI can obtain insurance licenses if required by the respective states in a timely or cost effective manner.

DEPENDENCE ON A SMALL NUMBER OF MANAGED CARE CUSTOMERS; POSSIBLE ADVERSE EFFECT OF A TERMINATION OF CONTRACTS WITH MANAGED CARE CUSTOMERS

  RMCI's managed care customers are generally self-insured employers, HMOs, insurance companies and governmental agencies. Historically, a limited number of managed care customers have accounted for substantially all of RMCI's revenues. At December 31, 1996, RMCI had approximately 30 managed care customers. For the fiscal year ended June 30, 1996, RMCI's four largest managed care customers, Walt Disney World Co., The Health Plan of The Upper Ohio Valley, Health Options, Inc. and AlohaCare, Inc., accounted for approximately 17.0%, 12.0%, 11.0% and 11.0%, respectively, of RMCI's total revenues.

  Certain of RMCI's managed behavioral healthcare contracts with its managed care customers, including its contracts with Health Options, Inc., may be terminated without cause on 90 days' notice from the customer. There can be no assurance that these contracts will not be terminated, will be extended or successfully renegotiated or that the terms of any new contracts will be comparable to those of the existing contracts. The loss of business from one or more of RMCI's major managed care customers would have a material adverse effect on RMCI's financial condition and results of operations. In addition, in the event that a managed care customer establishes alternative managed mental healthcare capabilities or relationships and discontinues its relationship with RMCI, RMCI could experience a significant decrease in operating revenues which would have a material adverse effect on its financial condition and results of operations.

  RMCI's revenues also are directly dependent upon the ability of each of its managed care customers to pay RMCI on a timely basis. To the extent that any major managed care customer experiences financial difficulty or is otherwise unable to meet its obligations as they become due, RMCI's financial condition and results of operations and thus, RHCI's financial condition and results of operations after the Merger, would be materially adversely affected.

CERTAIN ANTITAKEOVER EFFECTS

  Pursuant to a rights plan (the "Rights Plan"), the RHCI Board declared a dividend distribution of one common share purchase right (the "Rights") for each outstanding share of RHCI Common Stock (calculated on the basis as if all outstanding shares of RHCI Series C Preferred Stock were converted into RHCI Common Stock immediately prior to the close of business on August 14, 1995) to RHCI stockholders of record at the close of business on August 14, 1995. Each share of RHCI Common Stock issued after this date, including the shares of RHCI Common Stock to be issued in the Merger, will also include one Right. Also, in connection with the Merger, the holder of each share of RHCI Series 1996 Preferred Stock to be issued in the Merger will receive one Right for each share of RHCI Common Stock into which such share of RHCI Series 1996 Preferred Stock is convertible.

  Each Right entitles the holder thereof until August 14, 2005 (or, if earlier, the redemption or exchange of the Rights) to buy a number of shares of RHCI Common Stock at an exercise price of $12.00, subject to certain antidilution adjustments (the "Purchase Price"). The Rights will be represented by the RHCI Common Stock and RHCI Preferred Stock certificates and will not be exercisable, or transferable apart from the RHCI Common Stock or the RHCI Preferred Stock, until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% (25% in the case of a 13G Person, as defined below) or more of the outstanding RHCI Common Stock (an "Acquiring Person") or (ii) 10 business days following the commencement of or announcement of an intention to make a tender offer or exchange offer upon consummation of which a person or group would beneficially own 20% or more of such outstanding RHCI Common Stock. However, no person or group of affiliated or associated persons shall be an "Acquiring Person", and the Rights will not become exercisable or transferable apart from the RHCI Common Stock or the RHCI Series 1996 Preferred Stock, by reason of an acquisition from Paul J. Ramsay, Chairman of the Board of RHCI and RMCI, or from any affiliate or associate of Mr. Ramsay, of any of the shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock currently held by affiliates of Mr. Ramsay or of any shares of RHCI Common Stock issuable pursuant to the RHCI Series 1996 Preferred Stock or stock options or warrants currently held by Mr. Ramsay or any affiliated or associated person. Furthermore, neither Mr. Ramsay nor any affiliated or associated person shall be an "Acquiring Person", and the Rights will not become exercisable or transferable apart from the RHCI Common Stock and the RHCI Preferred Stock, by reason of an acquisition of beneficial ownership of RHCI Common Stock by Mr. Ramsay or any affiliated or associated persons which does not increase the number of shares of RHCI Common Stock (including shares issuable pursuant to the RHCI Preferred Stock and under any then currently exercisable RHCI Options or RHCI Warrants held by Mr. Ramsay or any affiliated or associated person) held by Mr. Ramsay and any persons affiliated or associated with Mr. Ramsay to one share less than 50% of the RHCI Common Stock then outstanding (including any shares of RHCI Common Stock issuable pursuant to the RHCI Preferred Stock and under any then currently exercisable RHCI Options or RHCI Warrants held by Mr. Ramsay or any affiliated or associated person). Generally, for purposes of the Rights Plan, a "13G Person" is a person eligible to file a statement with the Commission on
Schedule 13G under the Exchange Act, including a registered broker/dealer, a bank, an insurance company, a registered investment company, a registered investment adviser or an employee benefit plan or pension fund subject to ERISA. The date on which the Rights become exercisable is referred to herein as the "Rights Distribution Date." As soon as practicable following the Rights Distribution Date, separate certificates representing the Rights will be mailed to holders of the RHCI Common Stock and RHCI Preferred Stock as of the close of business on the Rights Distribution Date. The Rights will first become exercisable on the Rights Distribution Date, unless earlier redeemed or exchanged, and could then begin trading separately from the RHCI Common Stock and RHCI Preferred Stock. The Rights will at no time have any voting rights.

  In the event that an Acquiring Person shall have acquired beneficial ownership of 20% (25% in the case of a 13G Person) or more of the outstanding RHCI Common Stock, each holder of a Right shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price, that number of shares of RHCI Common Stock which at such time would have a market value of two times the then current Purchase Price. In the event that RHCI were acquired in a merger or other business combination transaction or 50% or more of its assets or earning power were sold, proper provision will be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price. Any Rights that are or were beneficially owned at any time on or after the earlier of the Rights Distribution Date or the Shares Acquisition Date (as defined in the Rights Agreement) by an Acquiring Person that engages in any of the events described in the preceding sentence will become null and void and no holder of such Rights will have any right with respect to such Rights from and after such occurrence.

  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire RHCI on terms not approved by the RHCI Board of Directors. The overall effect of the above-described measures may be to discourage or render more difficult the accomplishment of mergers or other takeover or change in control attempts. To the extent that these measures have this effect, removal of the incumbent RHCI Board and the management of RHCI may be rendered more difficult. Further, these measures may have an adverse impact on the ability of RHCI stockholders to participate in a tender or exchange offer for RHCI and in so doing diminish the market value of the RHCI Common Stock. RHCI is not aware of any proposed takeover attempt.

DEPENDENCE ON PAYMENTS FROM SUBSIDIARIES

  RHCI is a holding company which derives substantially all of its operating income from its subsidiaries. RHCI must rely upon dividends and other payments from its subsidiaries to generate the funds necessary to meet its obligations. The ability of RHCI's subsidiaries to make such payments will be subject to, among other things, applicable state laws. Claims of creditors of RHCI's subsidiaries, including trade creditors and lessors under their operating and capital leases, will generally have a priority as to the assets of such subsidiaries over the claims of RHCI and the holders of RHCI's indebtedness.

                                 INTRODUCTION

MEETINGS OF STOCKHOLDERS

 RHCI Meeting

  This Joint Proxy Statement/Prospectus is being furnished to the holders of RHCI Common Stock and RHCI Series C Preferred Stock in connection with the solicitation of proxies by and on behalf of the RHCI Board of Directors (the "RHCI Board") for use at the RHCI Meeting to be held at 9:30 A.M. on April 18, 1997 at The New York Palace, 455 Madison Avenue, New York, New York and at any adjournments thereof. The close of business on February 28, 1997 is the record date for determining the stockholders of RHCI entitled to vote at the RHCI Meeting (the "RHCI Record Date"). This Joint Proxy Statement/Prospectus and the enclosed proxy are first being sent to holders of RHCI Common Stock and RHCI Series C Preferred Stock on or about March 27, 1997.

 Purpose of RHCI Meeting

  At the RHCI Meeting, RHCI's stockholders will consider and vote upon (i) the Merger Proposal; (ii) a proposal to approve the adoption of the Ramsay Health Care, Inc. 1996 Long Term Incentive Plan (the "1996 Long Term Incentive Plan"); and (iii) such other business as may properly come before the RHCI Meeting or any adjournments thereof.

 Voting Requirements at RHCI Meeting

  Approval and adoption of the Merger Proposal and the 1996 Long Term Incentive Plan requires the affirmative vote of a majority of the votes cast by the holders of RHCI Common Stock and the holders of RHCI Series C Preferred Stock (voting together with the RHCI Common Stock as a single class on the basis of the number of shares of RHCI Common Stock into which such RHCI Series C Preferred Stock is convertible) entitled to vote thereon at the RHCI Meeting (at which a quorum must be present).

  As of the RHCI Record Date, there were 8,425,431 outstanding shares of RHCI Common Stock, each of which is entitled to one vote with respect to each matter to be voted on at the RHCI Meeting and 142,486 outstanding shares of RHCI Series C Preferred Stock, each of which is entitled to ten (10) votes (voting together with the RHCI Common Stock as a single class) with respect to each matter voted on at the RHCI meeting. As of such date, RHCI's directors, executive officers and corporate affiliates of Paul J. Ramsay, the Chairman of the Board of RHCI and RMCI, owned an aggregate of 3,546,112 shares of RHCI Common Stock (calculated as if all outstanding shares of RHCI Series C Preferred Stock were converted in accordance with their terms into shares of RHCI Common Stock), or approximately 36.0% of the issued and outstanding shares of RHCI Common Stock (calculated as if all outstanding shares of RHCI Series C Preferred Stock were converted in accordance with their terms into shares of RHCI Common Stock) on the RHCI Record Date, of which Mr. Ramsay and his corporate affiliates owned an aggregate of 3,398,054 shares of RHCI Common Stock (calculated as aforesaid), or approximately 34.5% of the issued and outstanding shares of RHCI Common Stock (calculated as aforesaid). As of the RHCI Record Date, these corporate affiliates owned 100% of the issued and outstanding shares of RHCI Series C Preferred Stock. These directors, executive officers and corporate affiliates of Mr. Ramsay have advised RHCI that they intend to vote or to direct the vote of all shares of RHCI Common Stock and RHCI Series C Preferred Stock over which they have voting power FOR approval and adoption of the Merger Proposal and the 1996 Long Term Incentive Plan. RHCI has no class or series of capital stock outstanding other than RHCI Common Stock and RHCI Series C Preferred Stock entitled to vote at the RHCI meeting.

  Paul J. Ramsay is the Chairman of the Board of both RHCI and RMCI. Subsequent to the Merger, he will remain Chairman of the Board of RHCI. His pro forma ownership in RHCI immediately after the Effective Time (assuming that the Merger was consummated on the RHCI Record Date) would be 5,560,778 shares of RHCI Common Stock (calculated as if all outstanding shares of RHCI Preferred Stock were converted in accordance with their terms into shares of RHCI Common Stock), or approximately 42.8% of the issued and outstanding shares of RHCI Common Stock at that time (calculated as if all outstanding shares of RHCI Preferred Stock were converted in accordance with their terms into shares of RHCI Common Stock).

 RHCI Proxies

  All proxies that are properly executed by holders of RHCI Common Stock and holders of RHCI Series C Preferred Stock and received by RHCI prior to the RHCI Meeting will be voted in accordance with the instructions noted thereon. ANY PROXY THAT DOES NOT SPECIFY TO THE CONTRARY WILL BE VOTED IN FAVOR OF THE MERGER PROPOSAL AND IN FAVOR OF THE 1996 LONG TERM INCENTIVE PLAN. Any holder of RHCI Common Stock or RHCI Series C Preferred Stock who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of RHCI written notice of revocation or a duly executed later-dated proxy, or by attending the RHCI Meeting and voting such RHCI Common Stock or RHCI Series C Preferred Stock in person.

 RMCI Meeting

  This Joint Proxy Statement/Prospectus is also being furnished to the holders of RMCI Common Stock and RMCI Series 1996 Preferred Stock in connection with the solicitation of proxies by and on behalf of the RMCI Board of Directors (the "RMCI Board") for use at the RMCI Meeting to be held at 8:30 A.M. on April 18, 1997 at The New York Palace, 455 Madison Avenue, New York, New York and at any adjournments thereof. The close of business on February 28, 1997 is the record date for determining the stockholders of RMCI entitled to vote at the RMCI Meeting (the "RMCI Record Date"). This Joint Proxy Statement/Prospectus and the enclosed proxy are first being sent to RMCI stockholders on or about March 27, 1997.

 Purpose of RMCI Meeting

  At the RMCI Meeting, RMCI's stockholders will consider and vote upon (i) the approval and adoption of the Merger Agreement and (ii) such other business as may properly come before the RMCI Meeting or any adjournments thereof.

 Voting Requirements at RMCI Meeting

  Approval and adoption of the Merger Agreement requires the affirmative vote of (i) the holders of a majority of the issued and outstanding shares of RMCI Common Stock (including for this purpose the number of shares of RMCI Common Stock into which the issued and outstanding shares of RMCI Series 1996 Preferred Stock are convertible in accordance with their terms) and (ii) the holders of a majority of the issued and outstanding shares of RMCI Series 1996 Preferred Stock (voting as a separate class in addition to voting together with the RMCI Common Stock as set forth in clause (i) above). As of the RMCI Record Date, there were 6,408,315 outstanding shares of RMCI Common Stock, each of which is entitled to one vote with respect to each matter to be voted on at the RMCI Meeting, and 100,000 outstanding shares of RMCI Series 1996 Preferred Stock, each of which is convertible into thirty (30) shares of RMCI Common Stock and is entitled to thirty (30) votes (voting together with the RMCI Common Stock as a single class in addition to voting as a separate class) with respect to each matter to be voted on at the RMCI Meeting.

  As of the RMCI Record Date, RMCI's directors, executive officers and corporate affiliates of Paul J. Ramsay, the Chairman of the Board of RMCI and RHCI, owned 6,718,337 shares of RMCI Common Stock (calculated as if all outstanding shares of RMCI Series 1996 Preferred Stock were converted in accordance with their terms into shares of RMCI Common Stock), or approximately 71.4% of the issued and outstanding shares of RMCI Common Stock (calculated as if all outstanding shares of RMCI Series 1996 Preferred Stock were converted in accordance with their terms into shares of RMCI Common Stock) on the RMCI Record Date, of which the corporate affiliates of Mr. Ramsay owned an aggregate of 6,488,173 shares of RMCI Common Stock (calculated as aforesaid), or approximately 69.0% of the issued and outstanding shares of RMCI Common Stock (calculated as aforesaid). As of the RMCI Record Date, these corporate affiliates owned 100% of the issued and outstanding shares of RMCI Series 1996 Preferred Stock. These directors, executive officers and corporate affiliates of Mr. Ramsay have advised RMCI that they intend to vote or to direct the vote of all shares of RMCI

Common Stock and RMCI Series 1996 Preferred Stock over which they have voting power FOR approval and adoption of the Merger Agreement. See "The Merger-- Other Agreements," "Certain Relationships and Related Transactions," "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management," below. RMCI has no class or series of capital stock outstanding other than RMCI Common Stock and RMCI Series 1996 Preferred Stock entitled to vote at the RMCI Meeting.

 RMCI Proxies

  All proxies that are properly executed by holders of RMCI Common Stock and RMCI Series 1996 Preferred Stock and received by RMCI prior to the RMCI Meeting will be voted in accordance with the instructions noted thereon. ANY PROXY THAT DOES NOT SPECIFY TO THE CONTRARY WILL BE VOTED IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. Any holder of RMCI Common Stock or RMCI Series 1996 Preferred Stock who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of RMCI written notice of revocation or a duly executed later-dated proxy, or by attending the RMCI Meeting and voting such RMCI Common Stock or RMCI Series 1996 Preferred Stock in person.

 General

  Abstentions and Broker Non-Votes. At the Meetings, abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of computing the vote required for approval of matters to be voted on at the RHCI Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote will have no effect on the outcome of the vote on the matter. For the purpose of computing the vote required for approval of the Merger Agreement at the RMCI Meeting, abstentions and broker non-votes will have the same effect as a vote against approval and adoption of the Merger Agreement. A "broker non-vote" refers to shares represented at the Meetings in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and
(ii) the broker or nominee does not have the discretionary voting power on such matter.

  Costs of solicitation. All costs relating to the solicitation of proxies of stockholders of RHCI and RMCI will be borne by RHCI and RMCI, respectively. Proxies may be solicited by officers, directors and regular employees of RHCI and RMCI and their subsidiaries personally, by mail or by telephone or otherwise. RHCI and RMCI will pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

  Dissenters' Rights. Under Delaware corporate law, the holders of RMCI Common Stock and RMCI Series 1996 Preferred Stock are entitled to appraisal rights if the Merger is consummated, provided that certain procedures are followed. Failure to take any necessary steps will result in a termination or waiver of the rights of a stockholder to such appraisal. Holders of RHCI Common Stock and RHCI Series C Preferred Stock are not entitled to appraisal rights under Delaware corporate law in connection with, or as a result of, the Merger. See "The Merger --Dissenters' Rights."

  Stockholder Proposals. Stockholder proposals intended to be presented at RHCI's next Annual Meeting of Stockholders must be received by RHCI by July 3, 1997 in order to be considered for inclusion in RHCI's proxy statement relating to such meeting.

  If the Merger is not consummated, stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of RMCI must be received by RMCI by July 3, 1997 in order to be considered for inclusion in RMCI's proxy statement relating to such meeting.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE RESPECTIVE MEETINGS OF EACH OF RHCI AND RMCI IN PERSON ARE URGED TO MARK, SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT THEIR VOTES CAN BE RECORDED.

           PROPOSAL I: APPROVAL AND ADOPTION OF THE MERGER PROPOSAL
                           AND THE MERGER AGREEMENT

  RHCI Proposal I. At the RHCI Meeting, RHCI's stockholders will consider and vote upon the Merger Proposal.

  RMCI Proposal I. At the RMCI Meeting, RMCI's stockholders will consider and vote upon the approval and adoption of the Merger Agreement.

                                  THE MERGER

  The effective time, consideration and other terms of the Merger are described in "The Merger Agreement" below. Such description includes a discussion of the conditions to the consummation of the Merger, including that the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") relating to the Merger shall have expired. The appropriate filings under the HSR Act have been made and the 30-day waiting period thereunder is scheduled to expire on April 3, 1997 absent a tolling of the waiting period by the Federal Trade Commission or the Department of Justice.

BACKGROUND OF THE MERGER

  The Distribution. RMCI was formed in July 1993 as a wholly owned subsidiary of RHCI and began operations in October 1993 through the acquisition of Florida Psychiatric Management Inc. ("FPM"). In September 1994, the RHCI Board decided to distribute all of the shares of RMCI Common Stock held by RHCI to RHCI's stockholders in the form of a dividend (the "Distribution"). The Distribution was effected for a number of business reasons and in order to attempt to achieve a number of business objectives, all of which were determined by RHCI and RMCI to be valid and achievable at that time. These included (i) allowing RHCI and RMCI to focus their operating resources on their respective businesses thereby allowing RHCI and RMCI to pursue what were believed at the time to be separate development and growth strategies, (ii) enabling RMCI to use its publicly traded equity to make acquisitions and to attract, motivate and retain qualified key employees by providing an incentive program more closely tied to the performance of RMCI, and (iii) providing more visibility to RMCI's business among securities analysts, investors and lenders, resulting in a higher valuation of that business for stockholders. The Distribution to RHCI's stockholders of RMCI Common Stock was completed on April 24, 1995. Immediately after the Distribution, RMCI issued to its stockholders, other than the Ramsay Affiliates, rights to purchase additional shares of RMCI Common Stock for $2.00 per share (the "RMCI Rights Offering"). All 960,913 shares of RMCI Common Stock offered in the RMCI Rights Offering were subscribed for.

  During 1996, as part of their continuous evaluation of the business of RMCI and the prospects for its business, the management of RMCI concluded that the above-described reasons for the Distribution were no longer applicable, primarily as a result of recent consolidation trends in the healthcare industry. At the time of the Distribution, the present consolidation trends in the mental healthcare industry were not apparent to the management of RMCI or RHCI. A principal reason for the Distribution was to allow RHCI and RMCI to pursue their development and growth strategies independently. However, it became apparent to the management of RMCI and RHCI that, as a result of recent consolidation in the mental healthcare industry, RMCI's and RHCI's growth strategies are converging and not diverging. Accordingly, a combination of the two companies was determined to be beneficial to RHCI and RMCI.

  Further, the management of RMCI believes that the market value of RMCI Common Stock does not reflect the long-term potential for the business conducted by RMCI. Accordingly, the anticipated benefits for RMCI of being able to make acquisitions with RMCI Common Stock and to utilize RMCI Common Stock to attract, motivate and retain qualified key employees have not materialized. In addition, RMCI does not have sufficient available cash reserves or credit lines to fund any significant acquisitions. Management also determined that the burden of continued compliance with federal securities laws reporting requirements, other costs attendant to RMCI's status as a public company and the separate costs borne by RMCI (including those owed to RHCI for administration and other matters) would be eliminated as a result of the Merger. Finally, after the sale of RMCI's wholly owned subsidiary, Apex Healthcare, Inc. ("Apex") (See "Information Concerning RMCI--Business--Recent Events"), management believes that the remaining behavioral healthcare services operations of RMCI may have insufficient financial and operational capability to permit RMCI to grow sufficiently as an independent, publicly traded company and thus deprive RMCI of the ability to be recognized by the financial community as a separate and distinct business.

  Over a period of several months in 1996 during which alternative courses of actions were considered by management of RMCI and by the RMCI Board (see the following discussion for a description of various management, Board of Directors and third-party meetings and discussions), management of RMCI came to the conclusion that the best possible course of action for RMCI and its stockholders was a reintegration with and into the operations of RHCI. The alternative courses of action considered or pursued during this time consisted of (i) consideration of remaining as an independent publicly traded company following the sale of Apex, (ii) the possible sale of the component parts of RMCI, that is, the sale of Apex, the sale of RMCI's clinics and related operations (the "RMCI Clinics") and the sale of RMCI's behavioral healthcare services operations (the "RMCI Behavioral Healthcare Business") and (iii) the possible sale of RMCI (after the sale of Apex) as a whole. For the reasons expressed in the immediately preceding paragraph, RMCI concluded that remaining an independent publicly traded company was not a course of action which would best serve the interests of RMCI or its stockholders. Although RMCI determined to sell Apex for the reasons set forth under "RMCI Seeks to Sell Apex" below, after preliminary discussions with RHCI regarding the sale of the RMCI Clinics to RHCI and after two attempts to sell the RMCI Behavioral Healthcare Business to third parties ended given that RMCI did not believe that the prices being preliminarily discussed with these third parties adequately reflected RMCI's value, RMCI determined not to pursue the strategy of selling the individual component parts of its business. See discussion under "RMCI Seeks to Sell Clinics and Behavioral Healthcare Business" and "RMCI Continues Efforts to Sell its Business" below. As discussed under "Negotiation and Approval of the Merger" below, RMCI determined to sell its entire business (other than Apex) to RHCI, all for the reasons set forth in detail under "Recommendations of the Boards of Directors; Reasons for the Merger--RMCI" below.

  RMCI Indebtedness to RHCI. Prior to the Distribution, RMCI had issued an unsecured subordinated promissory note to RHCI in the principal amount of $6,000,000 (the "RMCI Subordinated Promissory Note"), representing advances made by RHCI to or on behalf of RMCI during the time that RMCI was a subsidiary of RHCI. The RMCI Subordinated Promissory Note bears interest at a rate of 8% per annum. Of the $6 million due on the RMCI Subordinated Promissory Note, approximately $2.1 million is due on or before December 31, 1997 and the remainder is payable in 11 quarterly installments of approximately $353,000 beginning March 31, 1998. See "Information Concerning RHCI--Management--Certain Relationships and Transactions Involving RHCI, RMCI and Affiliates Thereof."

  In addition, as of December 31, 1996, RMCI had approximately $2,215,000 in outstanding open account indebtedness to RHCI arising out of the Distribution and the post-Distribution corporate services agreements between RMCI and RHCI described under "Information Concerning RHCI--Management--Certain Relationships and Transactions Involving RHCI, RMCI and Affiliates Thereof."

  In late 1995, RMCI informed RHCI that RMCI intended to propose a rescheduling of RMCI's debt and open account and indebtedness payments to RHCI.

  RMCI Seeks to Sell Apex. In late 1995, in response to the greater than anticipated start-up expenses and cash reserve requirements for RMCI's HMO business operating through Apex, RMCI considered selling Apex and using the proceeds of the sale to reduce its outstanding indebtedness, including indebtedness owed to RHCI. RMCI retained Dean Witter Reynolds Inc. ("Dean Witter") as its financial advisor in connection with the sale of Apex.

  At a meeting of the RHCI Board held on November 10, 1995, Reynold J. Jennings, President of RHCI at the time, reported on RMCI's request for a deferral on debt payments due to RHCI, including as a result of the greater than anticipated start-up expenses and cash reserve requirements for Apex. The possible sale of Apex by RMCI was also discussed as a future source of funds for RMCI's debt service. Although the possible acquisition of the remaining businesses of RMCI by RHCI after the sale of Apex was discussed on a preliminary basis at that meeting, the RHCI Board took no action in connection therewith.

  On January 24, 1996, the RMCI Board unanimously approved the sale of Apex, subject to further negotiations by management and negotiation of definitive documentation, to a group of investors including Berenson Minella & Company, Wexford Capital Corporation, Wexford Management LLC and Parveez A. Oliaii, President and Chief Executive Officer of Apex and an Executive Vice President of RMCI at the time, and certain other members of the management of Apex (collectively, the "First Apex Purchasers").

  At a meeting of the RHCI Board held on January 24, 1996, Mr. Jennings reported that if the sale of Apex by RMCI went forward as planned, the amortization of the RMCI indebtedness to RHCI could be on schedule by June 30, 1996.

  On February 15, 1996, the RMCI Board unanimously approved the sale price for Apex offered by the First Apex Purchasers (which offered price was the same as the purchase price discussed in the next paragraph) and authorized the Executive Operating Committee of the RMCI Board (comprised of Peter J. Evans, Luis E. Lamela, Thomas M. Haythe and Paul J. Ramsay) to evaluate the terms of the sale of Apex.

  At a meeting of the RMCI Executive Operating Committee held on March 5, 1996, the terms of the Apex sale to the First Apex Purchasers were approved. On the following day, the agreement (the "First Apex Sale Agreement") to sell Apex to the First Apex Purchasers was executed. The purchase price provided in the First Apex Sale Agreement was $4,500,000, plus the payment to RMCI of certain reimbursable items incurred by Apex from February 26, 1996 through the closing date of the proposed transaction, not to exceed $600,000 in the aggregate.

  RMCI Seeks to Sell Clinics and Behavioral Healthcare Business. Following the execution of the First Apex Sale Agreement, the RMCI Board and the management of RMCI considered whether after the sale of Apex, RMCI would have sufficient financial and operational capability to grow its business. The RMCI Board and the management of RMCI began considering various options involving the sale of the remaining businesses of RMCI. The management of RMCI began investigating various options in order to realize the maximum possible value for RMCI stockholders. The options included:

  . The sale of RMCI as a whole to a strategic buyer which would be able to realize additional synergies and cost savings as part of the sale and therefore might be willing to pay a premium for RMCI.

  . Separate sales of the RMCI Clinics and the RMCI Behavioral Healthcare
    Business, respectively. This option would appeal to buyers who were only interested in the managed care business or the clinics and give RMCI a wider field of buyers and, potentially, a higher valuation.

  Following the execution of the First Apex Sale Agreement, preliminary discussions took place between RHCI and RMCI concerning the possible sale of the RMCI Clinics to RHCI. The terms and structure of the possible sale of the RMCI Clinics were discussed between RMCI and RHCI at the meetings held in March and April 1996. A tentative purchase price of $2.6 million was discussed at both of these meetings. At the April 1996 meeting, the parties also discussed entering into a clinical services agreement pursuant to which RHCI would provide services to RMCI's managed care business at the RMCI Clinics after the sale and a corporate services agreement pursuant to which services of Dr. Martin Lazoritz and I. Paul Mandelkern, who would be employed by RHCI after the acquisition of the RMCI Clinics, would be made available to RMCI on a part-time basis.

  In connection with the proposed sale of the RMCI Clinics, at the same time, the management of RMCI also began efforts to sell the RMCI Behavioral Healthcare Business.

  In late April 1996, RMCI and a potential unaffiliated buyer of the RMCI Behavioral Healthcare Business agreed to exchange certain confidential information to facilitate discussions regarding the terms of a possible transaction and executed a confidentiality agreement dated April 26, 1996 whereby each party agreed to maintain the confidential nature of certain information provided by the other.

  On May 1, 1996, Bert G. Cibran, who at the time was acting as a consultant to RMCI, Dr. Lazoritz and two senior officers of the potential buyer met to discuss a possible sale of the RMCI Behavioral Healthcare Business. During the following three weeks at various meetings and conferences between representatives of RMCI and representatives of the potential buyer, certain aspects of a possible transaction with the potential buyer were discussed, including the purchase price and whether or not the potential buyer would purchase the RMCI Clinics. The preliminary price for the RMCI Behavioral Healthcare Business, net of indebtedness of approximately $6.6 million allocable to the RMCI Behavioral Healthcare Business (not including approximately $1.6 million of indebtedness allocable to the RMCI Clinics), discussed during these meetings was in the range of $5.0 to $5.5 million.

  At a meeting of the RMCI Board held on May 13, 1996, Mr. Cibran and the RMCI Board reviewed various aspects of the discussions with the potential buyer. The RMCI Board authorized management to continue negotiations with a view towards the sale of the RMCI Behavioral Healthcare Business to the potential buyer and to engage in discussions with any other interested persons regarding the sale of RMCI.

  Ultimately, RMCI and the potential buyer were not able to agree on a purchase price. RMCI believed that the purchase price being discussed was too low and did not reflect what RMCI believed was the fair value of the RMCI Behavioral Healthcare Business. As a result, discussions with the potential buyer were terminated in late May 1996.

  First Apex Purchasers Fail to Close. On June 3, 1996, the First Apex Sale Agreement expired by its terms. The First Apex Purchasers immediately demanded a reduction in the purchase price for Apex. On June 20, 1996 the First Apex Purchasers formally advised RMCI that they no longer intended to proceed with the purchase of Apex. On July 1, 1996, RMCI, Apex and the subsidiaries of Apex filed a complaint against the First Apex Purchasers and a Vice President of Wexford in the Circuit Court for Jefferson County, Alabama seeking no less than $3 million plus punitive damages. Discovery in this litigation is ongoing. See "Information Concerning RMCI--Business--Legal Proceedings."

  RMCI Continues Efforts to Sell its Businesses. In furtherance of the RMCI Board's authorization to investigate the sale of RMCI, and as a result of preliminary discussions between representatives of RMCI and another unaffiliated potential buyer, on June 6, 1996, in order to facilitate the exchange of confidential information, RMCI and the other potential buyer entered into a confidentiality agreement.

  On June 18, 1996, the RMCI Executive Operating Committee (comprised of Peter
J. Evans, Luis E. Lamela, Thomas M. Haythe and Paul J. Ramsay) adopted a plan for the sale of Apex and authorized the management of RMCI to seek new buyers for Apex. The Committee also authorized management to continue discussions with RHCI, the other potential buyer or any other interested buyer for the sale of the other businesses of RMCI and to proceed with a sale of the RMCI Clinics to RHCI in the event that the other potential buyer or another buyer were to agree to purchase the RMCI Behavioral Healthcare Business. Mr. Cibran reported to the Committee that the other potential buyer would begin its due diligence activities with regard to RMCI on June 20, 1996 and also reported that discussions with the first potential buyer had ended, including as a result of significant differences over price.

  On June 20, 1996, representatives of the other potential buyer performed a due diligence review of the RMCI Behavioral Healthcare Business and the RMCI Clinics. In early July 1996, the negotiations with the other potential buyer were terminated because of significant differences over a possible purchase price for these businesses. The discussions with this potential buyer did not reach an advanced stage, however, the preliminary indications were that this potential buyer would not consider an amount for these businesses, net of indebtedness of approximately $8.2 million, in excess of $5.8 million to $6.8 million. As with the other potential buyer, RMCI believed that the purchase price being discussed was too low and did not reflect what RMCI believed was the fair value of the RMCI Behavioral Healthcare Business and the RMCI Clinics.

  Negotiation and Approval of the Merger. At its meeting on July 18, 1996, the RMCI Executive Operating Committee received a presentation from management concerning the possible sale of RMCI. The presentation included results of discussions between representatives of RMCI and representatives of the other potential buyer and RHCI. Management reported that discussions with the other potential buyer ended with significant differences over price, but that discussions with RHCI were proceeding and that management had determined that a business combination with RHCI would be an appropriate transaction for RMCI to consider. Management reported that RHCI had determined that the purchase by RHCI of only the RMCI Clinics did not meet RHCI's strategic needs. Further, it was reported that RHCI had concluded that the purchase of all of RMCI's businesses other than Apex (that is, the RMCI Clinics and the RMCI Behavioral Healthcare Business) was more in line with RHCI's desire to address recent consolidation trends in the mental healthcare industry by allowing RHCI to offer a broader range of services, including the managed mental healthcare services of the type offered by RMCI in the conduct of the RMCI Behavioral Healthcare Business. Accordingly, the Committee was told that RHCI desired to acquire all of RMCI other than Apex. Thereafter, the Committee engaged in extensive discussions regarding the possible merger of RMCI with a subsidiary of RHCI in light of the failure of each of the unaffiliated potential buyers to offer what management of RMCI believed to be an adequate price for the RMCI Behavioral Healthcare Business and in light of RHCI's determination not to acquire only the RMCI Clinics. The Committee noted that, based upon preliminary indications by RHCI of its assessment of the equity value of RMCI after the sale of Apex, which preliminary indications of equity value ultimately served as the basis for the Exchange Ratios, the total consideration being preliminarily discussed with RHCI exceeded the sum of the amount discussed with RHCI for the sale of the RMCI Clinics and the amounts discussed with the unaffiliated potential buyers of the RMCI Behavioral Healthcare Business. Based upon the closing price of the RHCI Common Stock on July 17, 1996 of $2.94, the aggregate market value of the RHCI Common Stock which would be issued in the possible merger discussed at the July 18, 1996 meeting (including RHCI Common Stock issuable upon conversion of RHCI Series 1996 Preferred Stock) would have been approximately $9.2 million, and as a result of such merger, RHCI would also assume an aggregate of approximately $8.2 million of debt of RMCI outstanding in July 1996. Accordingly, the total consideration preliminarily discussed with RHCI for the sale of RMCI (other than Apex) was $17.4 million compared to the high end of the ranges of the total consideration preliminarily discussed with the other potential buyers of the RMCI Clinics (including RHCI's interest in acquiring the RMCI Clinics) and the RMCI Behavioral Healthcare Business ranging from $14.7 million to $15.0 million. As a result, the Committee further discussed that the separate sale of Apex and the proposed Merger of RMCI with a subsidiary of RHCI would maximize the total consideration to be received by RMCI for its businesses. It then discussed at length other reasons for such a combination described below under "Recommendations of the Boards of Directors; Reasons for the Merger--RMCI." The RMCI Executive Operating Committee then approved, on a preliminary basis, the merger of RMCI with a subsidiary of RHCI on the basis of estimated exchange ratios, and subject, among other matters, to action by the RMCI Board, receipt of all necessary lender, governmental and other approvals and receipt of appropriate legal and financial advice from RMCI's legal and financial advisors.

  At a meeting of the Executive Operating Committee of the RHCI Board (comprised of Peter J. Evans, Luis E. Lamela, Thomas M. Haythe and Paul J. Ramsay) also held on July 18, 1996, the proposed Merger was discussed. Management reported that discussions regarding the possible business combination with RMCI were proceeding and that the possible merger of the two companies should be considered for the reasons described below under "Recommendations of the Boards of Directors; Reasons for the Merger--RHCI." After extensive discussion of these reasons, the members of the Committee approved, on a preliminary basis, the merger of RMCI with a subsidiary of RHCI on the basis of estimated exchange ratios, and subject, among other matters, to action by the RHCI Board, the receipt of lender, governmental and other consents and the receipt of appropriate legal and financial advice from RHCI's legal and financial advisors.

  During the morning on August 13, 1996, the RMCI Board discussed the favorable recommendation by the RMCI Executive Operating Committee on July 18, 1996 concerning the proposed merger. The RMCI Board engaged in an extensive discussion of the factors discussed below under "Recommendations of the Boards of Directors; Reasons for the Merger--RMCI." Following this extensive discussion, the RMCI Board approved, on a preliminary basis, the merger of RMCI with a subsidiary of RHCI, subject, among other matters, to the approval of the merger by a special committee of the RMCI Board to be established, the receipt of a fairness opinion from an investment banking firm to be engaged, and the receipt of all necessary lender, governmental and other necessary consents. The RMCI Board authorized management to engage an investment banking firm to evaluate the fairness to the holders of the RMCI Common Stock and RMCI Series 1996 Preferred Stock, from a financial point of view, of the exchange ratios to be set forth in a definitive merger agreement (See "Independent Review" below).

  During the afternoon on August 13, 1996, the RHCI Executive Operating Committee reviewed the proposed merger structure and the common stock and preferred stock exchange ratios proposed by management in connection with the Merger, which exchange ratios discussed ultimately became the Exchange Ratios set forth in the Merger Agreement. The determination of the Exchange Ratios was made based upon discussions among representatives of RHCI and RMCI, the calculation of assumed equity values for RMCI based upon standard valuation methods employing multiples of revenue and earnings for historical and forecasted results, and the historical stock prices for the RHCI Common Stock and the RMCI Common Stock. In addition, at the meeting, the RHCI Executive Operating Committee received presentations from management and discussed at length, proposed management structures, systems integration matters and marketing plans, assuming completion of the proposed Merger. During the evening of August 13, 1996, Mr. Ramsay joined the meeting of the RHCI Executive Operating Committee by video teleconference from Sydney, Australia. Mr. Ramsay was apprised of the various matters discussed and approved by the Committee during the day, including the review of the proposed merger structure and exchange ratios, management structure, systems integration matters and marketing plans, and Mr. Ramsay indicated his agreement with all such matters. The RHCI Executive Operating Committee authorized management to engage an investment banking firm to evaluate the fairness to RHCI, from a financial point of view, of the exchange ratios to be set forth in a definitive merger agreement (See "Independent Review" below). During the meeting, it was noted that, based on the closing sales price of $2.75 for the RHCI Common Stock on the prior day, an exchange ratio of one-third ( 1/3) of a share of RHCI Common Stock for each share of RMCI Common Stock would indicate a value of approximately $0.92 per share of RMCI Common Stock, or an approximate 33% premium over the $0.6875 average of the bid and asked prices for the RMCI Common Stock on that day.

  On September 10, 1996, the RHCI Board authorized the formation of a special committee (the "RHCI Special Committee") to consider the Merger (See "Independent Review" below). At the meeting, Steven J. Shulman was appointed as the RHCI Special Committee. The RHCI Board authorized the RHCI Special Committee to consider the Merger, subject to the receipt by the RHCI Board and the RHCI Special Committee of an appropriate fairness opinion from an investment banking firm, to obtaining all necessary lender, governmental and other consents, and to the approval of the Merger by the RHCI Special Committee and the RHCI Board. The RHCI Board specifically authorized and empowered the RHCI Special Committee (i) to consider and evaluate (and, if so determined by the RHCI Special Committee, to approve, disapprove and/or suggest and negotiate changes of the proposed terms and conditions of) the Merger and the Merger Agreement, (ii) if the RHCI Special Committee were to approve the Merger and the Merger Agreement, to recommend that the RHCI Board approve the Merger and the Merger Agreement, and (iii) to evaluate and approve the form, terms and conditions of a fairness opinion in respect of the exchange ratios to be set forth in a definitive merger agreement. The RHCI Board also directed that the RHCI Special Committee will have all such authorizations as may be necessary to effectuate the foregoing purposes, all to the fullest extent permitted by the by-laws of RHCI and by applicable law. The RHCI Board also authorized RHCI to retain Houlihan, Lokey, Howard & Zukin, Inc. ("Houlihan Lokey") to consider the fairness, from a financial point of view, of the Exchange Ratios to RHCI (See "Independent Review" below).

  On September 10, 1996, the RMCI Board authorized the formation of a special committee (the "RMCI Special Committee") to consider the Merger. In addition, given that all of the members of the RMCI Board were also members of the RHCI Board, the RMCI Board determined to elect an additional director who was not affiliated with RHCI (See "Independent Review" below). Accordingly, at the meeting, Dr. Moises E. Hernandez was appointed as a director of RMCI and was appointed as the RMCI Special Committee. In appointing Dr. Hernandez, the RMCI Board considered favorably his background in businesses providing healthcare services. The RMCI Board authorized the RMCI Special Committee to consider the Merger, subject to the receipt by the RMCI Board and the RMCI Special Committee of an appropriate fairness opinion from an investment banking firm, to obtaining all necessary lender, governmental and other consents, and to the approval of the Merger by the RMCI Special Committee and the RMCI Board. The RMCI Board specifically authorized and empowered the RMCI Special Committee
(i) to consider and evaluate (and, if so determined by the RMCI Special Committee, to approve, disapprove and/or suggest and negotiate changes of the proposed terms and conditions of) the Merger and the Merger Agreement, (ii) if the RMCI Special Committee were to approve the Merger and the Merger Agreement, to recommend that the RMCI Board approve the Merger and the Merger Agreement, and (iii) to evaluate and approve the form, terms and conditions of a fairness opinion in respect of the exchange ratios to be set forth in a definitive merger agreement. The RMCI Board also directed that the RMCI Special Committee will have all such authorizations as may be necessary to effectuate the foregoing purposes, all to the fullest extent permitted by the by-laws of RMCI and by applicable law. The RMCI Board also authorized RMCI to retain Dean Witter to consider the fairness, from a financial point of view, of the Common Stock Exchange Ratio and the Preferred Stock Exchange Ratio to the holders of RMCI Common Stock and RMCI Series 1996 Preferred Stock, respectively (See "Independent Review" below).

  In the late afternoon of September 25, 1996, the RMCI Special Committee met with Dean Witter, its financial advisor. At the meeting, Dean Witter made a detailed presentation to the RMCI Special Committee concerning the scope of their engagement, their due diligence activities with respect to RMCI and RHCI and their respective businesses and prospects, and the various methodologies utilized in arriving at their conclusions. During the meeting, it was noted that, based on the closing sales price of $2.188 for RHCI Common Stock on September 19, 1996, an exchange ratio of one-third (1/3) of a share of RHCI Common Stock for each share of RMCI Common Stock would indicate a value of $0.73 per share of RMCI Common Stock. On September 19, 1996, the average of the bid and asked prices for the RMCI Common Stock was $0.50 per share.

  Representatives of Dean Witter then reviewed the financial terms of the Merger, including the Exchange Ratios, with the RMCI Special Committee, and orally advised the RMCI Special Committee that in its opinion the Common Stock Exchange Ratio was fair, from a financial point of view, to the holders of the RMCI Common Stock, and the Preferred Stock Exchange Ratio was fair, from a financial point of view, to the holders of the RMCI Series 1996 Preferred Stock. For a complete description of Dean Witter's fairness opinion and financial analyses, see "Opinions of the Financial Advisors--RMCI" and Appendix C hereto.

  Prior to the meeting of the RMCI Special Committee, the RMCI Special Committee was advised by management that RHCI and RMCI had determined that, assuming the Merger was consummated under the terms as proposed and subject to certain other conditions of the combination, the proposed Merger would be accounted for as a purchase for financial accounting purposes. In addition, the RMCI Special Committee was informed by management that Paul J. Ramsay had indicated that he would vote the shares of RMCI Common Stock and RMCI Series 1996 Preferred Stock, as well as the shares of RHCI Common Stock and RHCI Series C Preferred Stock, controlled by him, in favor of the Merger and use his best efforts to effect the transactions contemplated by such an agreement.

  During the evening on September 25, 1996, following the meeting of the RMCI Special Committee, a meeting of the RMCI Board was convened by video teleconference between New York, New York and Sydney, Australia. Messrs. Ramsay, Evans and Siddle participated in the RMCI Board meeting from Sydney, Australia and the remainder of the members of the RMCI Board were present together in New York, New York, together with representatives of Dean Witter. It was noted that the RMCI Special Committee had met with Dean Witter earlier in the day and that representatives of Dean Witter were present in New York, New York for the purpose of making a presentation to the full RMCI Board. Thereafter, Dean Witter made a detailed presentation concerning the scope of their engagement, their due diligence activities concerning RMCI and RHCI and their respective businesses and prospects, and the various methodologies utilized in arriving at their conclusions. Dean Witter then reviewed the financial terms of the Merger, including the Exchange Ratios, and orally advised the RMCI Board that in its opinion, the Common Stock Exchange Ratio was fair, from a financial point of view, to the holders of the RMCI Common Stock, and the Preferred Stock Exchange Ratio was fair, from a financial point of view, to the holders of the RMCI Series 1996 Preferred Stock. After discussion, the RMCI Board determined to adjourn in order to permit the RMCI Special Committee and the members of the RMCI Board to consider the matters discussed at the September 25th meetings, to discuss these matters with Dean Witter and with Howard Kurzweill, Esq., the RMCI Special Committee's legal advisor with respect to the Merger, and Foley & Lardner, the RMCI Board's legal advisor with respect to the Merger, and to convene a meeting of the RMCI Board the following week by telephonic conference call following a meeting of the RMCI Special Committee.

  In the late afternoon of September 25, 1996, the RHCI Special Committee met with Houlihan Lokey, its financial advisor. At the meeting, Houlihan Lokey made a detailed presentation to the RHCI Special Committee concerning the scope of their engagement, their due diligence activities with respect to RHCI and RMCI and their respective businesses and prospects, and the various methodologies utilized in arriving at their conclusions. During the meeting, it was noted that, based on the closing sales price of $2.25 for RHCI Common Stock that day, an exchange ratio of one-third (1/3) of a share of RHCI Common Stock for each share of RMCI Common Stock would indicate a value of $0.75 per share of RMCI Common Stock. On September 25, 1996, the average of the bid and asked prices for the RMCI Common Stock was $0.59 per share.

  Representatives of Houlihan Lokey then reviewed the financial terms of the Merger, including the Exchange Ratios, with the RHCI Special Committee, and orally advised the RHCI Special Committee that in its opinion the Common Stock Exchange Ratio and the Preferred Stock Exchange Ratio were fair, from a financial point of view, to RHCI. For a complete description of Houlihan Lokey's financial analyses, see "Opinions of the Financial Advisors--RHCI."

  Prior to the meeting of the RHCI Special Committee, the RHCI Special Committee was advised by management that RHCI had determined that, assuming the Merger was consummated under the terms as proposed and subject to certain other conditions of the combination, the proposed Merger would be accounted for as a purchase for financial accounting purposes. In addition, the RHCI Special Committee was informed that Paul J. Ramsay had indicated that he would vote the shares of RHCI Common Stock and RHCI Series C Preferred Stock, as well as the shares of RMCI Common Stock and RMCI Series 1996 Preferred Stock, controlled by him, in favor of the Merger and use his best efforts to effect the transactions contemplated by such an agreement.

  During the evening on September 25, 1996, following the meeting of the RHCI Special Committee and after the video teleconference meeting of the RMCI Board was adjourned, a meeting of the RHCI Board was convened by video teleconference between New York, New York and Sydney, Australia. Messrs. Ramsay, Evans and Siddle participated in the RHCI Board meeting from Sydney, Australia and the remainder of the members of the RHCI Board were present together in New York, New York, together with representatives of Houlihan Lokey. It was noted that the RHCI Special Committee had met with Houlihan Lokey earlier in the day and that representatives of Houlihan Lokey were present in New York, New York for the purpose of making a presentation to the full RHCI Board. Thereafter, Houlihan Lokey made a detailed presentation concerning the scope of their engagement, their due diligence activities concerning RHCI and RMCI and their respective businesses and prospects, and the various methodologies utilized in arriving at their conclusions. Houlihan Lokey then reviewed the financial terms of the Merger, including the Exchange Ratios, and orally advised the RHCI Board that in its opinion the Common Stock Exchange Ratio and the Preferred Stock Exchange Ratio were fair, from a financial point of view, to RHCI. After discussion, the RHCI Board determined to adjourn in order to permit the RHCI Special Committee and the members of the RHCI Board to consider the matters discussed at the September 25th meetings, to discuss these matters with Houlihan Lokey and with Haythe & Curley, legal advisor, and to convene a meeting of the RHCI Board the following week by telephonic conference call following a meeting of the RHCI Special Committee.

  Special meetings of the RHCI Special Committee, RHCI Board, RMCI Special Committee and RMCI Board were called for the evening of October 1, 1996. During the five-day period of time following the September 25, 1996 meetings of these Committees and Boards, the RMCI Special Committee conferred with Howard Kurzweill, Esq. and the RHCI Special Committee conferred with Haythe & Curley, all by telephone to discuss the terms and conditions of the Merger (as described in detail below under "The Merger Agreement") and the reasons for the Merger (as described in detail below under "Recommendation of the Boards of Directors; Reasons for the Merger--RHCI").

  During the afternoon of October 1, 1996, the RHCI Special Committee discussed the Exchange Ratios with management of RMCI and sought to decrease the number of shares of RHCI Common Stock to be exchanged for shares of RMCI Common Stock. The RHCI Special Committee initially sought to decrease the number of shares of RHCI Common Stock to be exchanged for shares of RMCI Common Stock to reduce the consideration that RHCI would pay for RMCI in the Merger. The RHCI Special Committee later determined to proceed with the original exchange ratios after reviewing with Mr. Cibran on behalf of RMCI certain managed care contract opportunities that had recently been presented to RMCI and which, accordingly, were not apparent to the RHCI Special Committee in its consideration of the equity value of RMCI. On the basis of these discussions, the RHCI Special Committee determined that the Exchange Ratios as proposed were appropriate. Following these discussions, Mr. Shulman indicated that he was prepared to proceed with the meetings of the RHCI Special Committee and the RHCI Board scheduled for the evening of October 1, 1996 and to approve, among other matters, the Exchange Ratios on the basis previously proposed by management of RHCI and RMCI.

  During the evening of October 1, 1996, a joint telephonic meeting of the RMCI Special Committee and the RMCI Board was convened. Also present during the telephonic meeting were representatives of Dean Witter, representatives of Foley & Lardner and Howard Kurzweill, Esq. At the meeting, Dean Witter indicated that it had updated its analysis since its presentation to the RMCI Special Committee and the RMCI Board on September 25, 1996 and that there had been no material change in its analysis. Accordingly, Dean Witter indicated that it was in a position to render a written opinion to the effect that the Common Stock Exchange Ratio was fair, from a financial point of view, to the holders of the RMCI Common Stock, and the Preferred Stock Exchange Ratio was fair, from a financial point of view, to the holders of the RMCI Series 1996 Preferred Stock. Dean Witter also indicated that it would deliver executed copies of its written opinion via facsimile to the RMCI Special Committee, the RMCI Board and their respective legal advisors contemporaneously with the execution and delivery of the Merger Agreement that evening. There then ensued a discussion by the members of the RMCI Board (including the RMCI Special Committee) of the proposed terms of the Merger and the reasons for the Merger. These reasons are detailed below under the caption "Recommendations of the Boards of Directors; Reasons for the Merger." Following these discussions, the RMCI Special Committee indicated that he was, by written consent, adopting resolutions deeming the Merger to be fair and in the best interests of RMCI and the holders of RMCI Common Stock and RMCI Series 1996 Preferred Stock, approving the Merger on the terms and subject to the conditions set forth in the Merger Agreement and recommending the adoption of the Merger Agreement by the RMCI Board and the holders of RMCI Common Stock and RMCI Series 1996 Preferred Stock. Upon hearing the recommendation of the RMCI Special Committee, the RMCI Board concurred in the analyses and recommendation of the RMCI Special Committee (which analysis and recommendations of the RMCI Board and the RMCI Special Committee and the reasons therefor are set forth under "Recommendations of the Board of Directors; Reasons for the Merger--RMCI" below). The RMCI Board then adopted resolutions to the effect that the Merger was fair and in the best interests of RMCI and the holders of RMCI Common Stock and RMCI Series 1996 Preferred Stock, unanimously approved and adopted the Merger and the Merger Agreement on the terms and subject to the conditions of the Merger Agreement and unanimously recommended that RMCI's stockholders vote in favor of the Merger and approve and adopt the Merger Agreement.

  Following the adjournment of the joint meeting of the RMCI Special Committee and RMCI Board, during the evening of October 1, 1996, a joint telephonic meeting of the RHCI Special Committee and the RHCI Board was convened. Also present during the telephonic meeting were representatives of Houlihan Lokey and representatives of Haythe & Curley. At the meeting, Houlihan Lokey indicated that it had updated its analysis since its presentation to the RHCI Special Committee and the RHCI Board on September 25, 1996 and that there had not occurred any change in its analysis. Accordingly, Houlihan Lokey indicated that it was in a position to render a written opinion to the effect that the Common Stock Exchange Ratio and the Preferred Stock Exchange Ratio were fair, from a financial point of view, to RHCI. Houlihan Lokey also indicated that it would deliver executed copies of its written opinion via facsimile to the RHCI Special Committee, the RHCI Board and their legal advisors contemporaneously with the execution and delivery of the Merger Agreement that evening. There then ensued a discussion by the members of the RHCI Board (including the RHCI Special Committee) of the proposed terms of the Merger and the reasons for the Merger. These reasons are detailed below under the caption "Recommendations of the Boards of Directors; Reasons for the Merger--RHCI." Following these discussions, the RHCI Special Committee indicated that he was, by written consent, adopting resolutions deeming the Merger to be fair and in the best interests of RHCI, approving the Merger on the terms and subject to the conditions set forth in the Merger Agreement and recommending the adoption of the Merger Agreement by the RHCI Board and the holders of RHCI Common Stock and RHCI Series C Preferred Stock. Upon hearing the recommendation of the RHCI Special Committee, the RHCI Board concurred in the analyses and recommendation of the RHCI Special Committee (which analyses and recommendation of the RHCI Board and the RHCI Special Committee and the reasons therefor are set forth under "Recommendations of the Board of Directors; Reasons for the Merger--RHCI" below). The RHCI Board then adopted resolutions to the effect that the Merger was fair and in the best interests of RHCI and the holders of RHCI Common Stock and RHCI Series 1996 Preferred Stock, unanimously approved and adopted the Merger and the Merger Agreement on the terms and subject to the conditions of the Merger Agreement and unanimously recommended that RHCI's stockholders vote in favor of the Merger Proposal.

  In the evening of October 1, 1996, following the meetings of the RMCI Special Committee, RMCI Board, RHCI Special Committee and RHCI Board, the Merger Agreement was executed and delivered by RHCI, RMCI and RHCI Sub. RHCI and RMCI issued a joint press release in the morning of October 2, 1996 announcing the signing of the Merger Agreement.

  Apex Purchase Agreement. On October 30, 1996, RMCI entered into a Stock Purchase Agreement with RoTech Medical Corporation providing for the sale of the capital stock of Apex. The purchase price provided in the Stock Purchase Agreement is $4,350,000. See "Information Concerning RMCI--Business--Recent Events."

  Independent Review. The RHCI Board and the RMCI Board, recognizing the significant overlap in the respective Boards of Directors of RMCI and RHCI (see "Information Concerning RHCI--Management" and "Information Concerning RMCI--Management"), the interests of certain directors and members of management of RMCI and RHCI in the Merger (see "Interests of Certain Persons in the Merger" below), and given their recognized duties to their respective stockholders, believed that the Merger should be evaluated from an independent perspective. Accordingly, and as discussed above, the RHCI Board and the RMCI Board appointed the independent Special Committees to consider the terms of the Merger and engaged Houlihan Lokey and Dean Witter as independent financial advisors to render fairness opinions in connection with the Merger. Based on the favorable recommendations of their respective independent Special Committees and the fairness opinions from their respective financial advisors and based on the exercise of their respective business judgments, the RHCI Board and the RMCI Board believe that the Merger is fair and in the best interests of their respective stockholders.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS; REASONS FOR THE MERGER

  RHCI

  THE RHCI BOARD, FOLLOWING THE RECOMMENDATION OF THE RHCI SPECIAL COMMITTEE, HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AND THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF RHCI COMMON STOCK AND THE RHCI SERIES C PREFERRED STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER PROPOSAL.

  A vote in favor of approval and adoption of the Merger Proposal constitutes a vote FOR, pursuant to the requirements of NASDAQ, the issuance of the number of shares of RHCI Common Stock and RHCI Series 1996 Preferred Stock contemplated by the Merger Agreement. The RHCI Board unanimously recommends a vote FOR the Merger Proposal. See "The Merger Agreement--The Merger."

  Approval of the Merger Proposal requires, pursuant to the requirements of NASDAQ, the affirmative vote of a majority of the votes cast by the holders of RHCI Common Stock and RHCI Series C Preferred Stock (voting together with the RHCI Common Stock as a single class on the basis of the number of shares of RHCI Common Stock into which such RHCI Series C Preferred Stock is convertible) entitled to vote thereon at the RHCI Meeting (at which a quorum is present). The Merger Agreement is conditioned upon approval of the Merger Proposal as aforesaid.

  Prior to taking action on the Merger, the RHCI Board reviewed a draft of the Merger Agreement and received presentations from, and reviewed the terms and conditions of the transactions contemplated by the Merger Agreement with the RHCI Special Committee, RHCI's management and the RHCI Special Committee's and RHCI's legal and financial advisors. The RHCI Special Committee recommended that the RHCI Board approve and adopt the Merger and the Merger Agreement.

  On October 1, 1996, after Houlihan Lokey delivered to the RHCI Special Committee and the RHCI Board its opinion to the effect that, as of such date, the Exchange Ratios were fair to RHCI from a financial point of view and after the RHCI Special Committee delivered its recommendation, the RHCI Board determined that the Merger is fair to and in the best interests of RHCI and its stockholders, approved and adopted the Merger and the Merger Agreement and recommended that RHCI's stockholders vote their shares of RHCI Common Stock and RHCI Series C Preferred Stock in favor of approval of the Merger Proposal.

  The RHCI Special Committee and the RHCI Board considered an extensive number of factors described below in reaching the recommendation described above and believe that the Merger is in the best interests of RHCI and its stockholders. The following factors were considered favorably by the RHCI Special Committee and the RHCI Board in reaching the foregoing recommendation and belief:

    (i) Recent consolidation trends in the mental healthcare industry require RHCI to offer a broader range of services, including managed mental healthcare services of the type offered by RMCI, in order to compete effectively. These trends were not apparent to management or the RHCI Board at the time of the Distribution. In fact, the principal underlying reason for the Distribution was to allow each of RHCI and RMCI to pursue its development and growth strategies independently. As a result of recent consolidation trends, including wherein healthcare providers such as RHCI are aligning/combining with managed care organizations such as RMCI, it is now apparent that these development and growth strategies are converging, not diverging. Thus, the RHCI Board determined that a combination of RHCI and RMCI would be beneficial to each of the companies and their respective stockholders by heightening the competitiveness of the companies in a changing industry;

    (ii) The combination of RHCI and RMCI should enhance the combined companies' ability to attract additional capital and to refinance the combined companies' debt. In reaching this determination, the RHCI Board considered the amount of the combined companies' debt and cash flow from operations (excluding Apex) and concluded that the prospects for revenue enhancement for the combined companies (see factor (v) below) and the combined cash flow from operations should facilitate the refinancing of outstanding debt on favorable terms;

    (iii) The expertise and business relationships of RMCI's management should provide opportunities and additional management depth to RHCI. The RHCI Board viewed favorably the addition of RMCI management with extensive experience in managing the provision of and providing healthcare under capitated (at-risk) agreements with purchasers of healthcare such as large employers, HMOs, insurance companies and governmental agencies. The RHCI Board concluded that this expertise should both help increase the efficiency and profitability of RHCI's existing provider business and increase the marketability of RHCI's services;

    (iv) The RHCI Board believes that the Merger should enhance stockholder value by increasing the value of RHCI Common Stock, including as a result of an anticipated increased growth rate of RHCI following the Merger and an enhancement of the combined companies' strategic position. In arriving at this belief, the RHCI Board recognized that RMCI was the subject of the Distribution in April 1995. As discussed in detail above under "Background of Merger--The Distribution," the RHCI Board concluded that circumstances had changed since April 1995, particularly the recent consolidation trends in the healthcare industry which were not apparent to RHCI at the time of the Distribution. In the RHCI Board's estimation, these changes require RHCI to broaden its services in order to compete effectively in the mental healthcare industry. In addition, for the other reasons enumerated in this discussion above and below, the RHCI Board considered such enumerated additional anticipated benefits of combining RMCI with RHCI, for example, increased revenues, heightened access to healthcare consumers as a more integrated provider of mental healthcare services, additional management depth, and better access to capital markets. The RHCI Board concluded that these factors should lead to a better financial condition of and performance by RHCI, and thereby to an increased future value of the RHCI Common Stock;

    (v) The RHCI Board believes that the Merger will provide increased revenue opportunities, including by enhancing the attractiveness of RHCI's mental healthcare services. In reaching this conclusion, the RHCI Board considered the factors discussed in factors (i) through (iv) above;

    (vi) The RHCI Board believes that the Merger will provide cost savings and efficiencies for the combined companies as a result of economies of scale for corporate activities, including in such areas as human resources, management information systems, accounting and other financial areas, and training, regulatory and other corporate support functions. The RHCI Board concluded that these cost savings and efficiencies would only serve to bolster the anticipated increased profit opportunities for the combined companies;

    (vii) Management's belief that, regardless of actions taken by federal and state governments on healthcare reform, in order to compete effectively, RHCI needs to position itself, through combinations and affiliations, as an integrated provider of mental healthcare services (see, for example, the RHCI Board's rationale discussed in factors (i) and (iv) above);

    (viii) The similar cultures and strategies of RMCI's and RHCI's management. In analyzing a proposed business combination such as the Merger, the RHCI Board noted that a strategic fit is not the only necessary component for a successful combined company. It recognized that management of the two companies must also hold similar views of the direction of the industry in which the companies operate and views of how best to address the needs and requirements of the marketplace from a service, quality and cost point of view. Based on discussions with members of RHCI and RMCI management and the RHCI Board members' knowledge of each of the managements, the RHCI Board concluded that the RHCI and RMCI managements shared these views. Accordingly, the RHCI Board was of the view that the combined companies would not only enjoy a strategic fit from a products and services point of view (see factors (i), (iii) and (v) discussed above), but also from a management direction point of view;

    (ix) The managed care protocols and methodologies possessed by RMCI and the management information system used by RMCI, all of which RHCI, on a stand-alone basis in order to enter the managed mental healthcare business, would have to incur substantial costs in order to duplicate. The RHCI Board concluded that this factor, as with the reasons set forth under clause (vi) above, favorably supports the cost savings and cost efficiencies which should be enjoyed by a combination of the two companies; and

    (x) The written opinion of Houlihan Lokey to the RHCI Special Committee and the RHCI Board, that, as of the date of such opinion, the Exchange Ratios were fair, from a financial point of view, to RHCI. See "Background of the Merger--Independent Review" above.

  In evaluating the Merger, the RHCI Special Committee and the RHCI Board also considered the following factors, which factors were considered to be of an unfavorable nature:

    (i) The RHCI Board considered the possibility that the combination of RMCI with RHCI will be misperceived by RMCI's customers as a method for RHCI to increase its hospital occupancy rates with patients from RMCI rather than RMCI arranging for a less costly alternative treatment program. These concerns on the part of payors could reduce RMCI's ability to maintain its current managed care contracts and impair its ability to obtain new contracts with payors. The RHCI Board concluded that this misconception could be corrected through the effective communication to customers of what it believes to be RHCI's ability to provide high quality mental healthcare on a cost effective basis;

    (ii) The RHCI Board also considered that a substantial portion of the merger consideration will be allocated to goodwill (excess of cost over fair value of net assets acquired). Consideration was given to the fact that there can be no assurance that the value of this intangible asset will be realized through the future contributions of the acquired business to cash flows. This could result in the need, in the future, for RHCI to recognize a charge against earnings for any impairment of goodwill. However, given the synergistic and strategic fit envisioned for the combined companies (see the discussion above), the RHCI Board concluded that, notwithstanding the foregoing risk, the Merger was in the best interests of RHCI and its stockholders;

    (iii) The RHCI Board considered the effects of the capitated (at-risk) nature of a significant portion of RMCI's business. It considered that if actual utilization rates and costs of managing the provision of mental healthcare services exceed those projected by RMCI with respect to particular programs or managed care contracts, RMCI's expenses under the programs or contracts could exceed the corresponding capitation fee received by RMCI. The RHCI Board considered the fact that in order for at-risk contracts to be profitable, RMCI must accurately estimate the utilization rate for mental healthcare services and must price its services accordingly. In analyzing these factors, and on the basis of discussions with RMCI's management, the RHCI Board concluded that RMCI's protocols and internal information systems are such as to permit RMCI to effectively manage the provision of mental healthcare services under capitation arrangements on a profitable basis; and

    (iv) Finally, the RHCI Board considered the timing of the Merger following the Distribution in April 1995. It considered whether the combined companies would be viewed negatively in the mental healthcare industry and the financial marketplace given the length of time elapsed between the Distribution and the Merger. In addition, the RHCI Board considered the expenses which were incurred in connection with the Distribution and the RMCI Rights Offering (approximately $1,600,000) and the estimated expenses to be incurred in connection with the Merger (approximately $1,300,000). The RHCI Board concluded that there were compelling reasons for the Merger (see the discussion above concerning the favorable factors and reasons for the Merger) and that the Merger was in the long-term best interests of RHCI and its stockholders notwithstanding any short-term negative reaction to recombining the companies and notwithstanding the expenses associated with the Distribution and the Merger.

  The RHCI Special Committee and the RHCI Board were aware of and considered the interests of certain directors and members of management of RHCI in the Merger as described under "Interests of Certain Persons in the Merger" below. The RHCI Board did not consider these interests to be a favorable or unfavorable factor in evaluating the Merger, but rather a factor which, as discussed under "Background of the Merger--Independent Review" above, supported the belief that the Merger should be evaluated from an independent perspective. The RHCI Board also considered that, based upon management's estimates at the time of the effects of the above- described synergistic benefits to be achieved as a result of the Merger, including the anticipated cost savings considered by the RHCI Board, the Merger would not have a dilutive effect. The RHCI Board did not consider this to be a favorable or an unfavorable factor in arriving at its determination that the Merger was in the long-term best interests of RHCI and its stockholders.

  The members of the RHCI Special Committee and the RHCI Board evaluated the factors listed above, including those which were deemed favorable and unfavorable, in light of their knowledge of the business and operations of RHCI, and their business judgment. In considering the foregoing factors, the RHCI Special

Committee and the RHCI Board did not reach their conclusion concerning the Merger by individually evaluating these factors or by evaluating whether or not to proceed with the Merger based upon the individual effects or consequences of any one or a group of factors. In view of the substantial number of factors considered, neither the RHCI Special Committee nor the RHCI Board found it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in its determination, other than to determine that, as a whole, the favorable factors significantly outweighed the unfavorable factors. Rather, the RHCI Special Committee and the RHCI Board considered all of the factors, both favorable and unfavorable, described above in the aggregate and concluded, based on their consideration of these factors in their totality, that the Merger is in the best interests of RHCI and its stockholders.

  Based on the factors described above, the RHCI Board has unanimously determined that the Merger is fair and in the best interests of RHCI and its stockholders, has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement and has unanimously recommended that the stockholders of RHCI vote FOR approval of the Merger Proposal.

  RMCI

  THE RMCI BOARD, FOLLOWING THE RECOMMENDATION OF THE RMCI SPECIAL COMMITTEE, HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AND THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF RMCI COMMON STOCK AND THE HOLDERS OF RMCI SERIES 1996 PREFERRED STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT.

  Approval and adoption of the Merger and the Merger Agreement requires the affirmative vote of the holders of (i) a majority of the issued and outstanding shares of RMCI Common Stock (including for this purpose, the number of shares of RMCI Common Stock into which the shares of RMCI Series 1996 Preferred Stock are convertible in accordance with their terms) and (ii) a majority of the issued and outstanding shares of RMCI Series 1996 Preferred Stock (voting as a separate class in addition to voting together with the RMCI Common Stock as set forth in clause (i) above). The Merger Agreement is conditioned upon approval of the Merger as aforesaid.

  Prior to taking action on the Merger, the RMCI Board reviewed a draft of the Merger Agreement and received presentations from, and reviewed the terms and conditions of the transactions contemplated by the Merger Agreement with the RMCI Special Committee, RMCI management and RMCI's and the RMCI Special Committee's legal and financial advisors. The RMCI Special Committee recommended that the RMCI Board approve and adopt the Merger and the Merger Agreement.

  On October 1, 1996, after Dean Witter delivered to the RMCI Special Committee and the RMCI Board its opinion to the effect that, as of such date, the Common Stock Exchange Ratio was fair, from a financial point of view, to the holders of the RMCI Common Stock, and the Preferred Stock Exchange Ratio was fair, from a financial point of view, to the holders of the RMCI Series 1996 Preferred Stock and after the RMCI Special Committee delivered its recommendation, the RMCI Board determined that the Merger is fair to and in the best interests of RMCI and its stockholders, approved and adopted the Merger and the Merger Agreement and recommended that RMCI's stockholders vote their shares of RMCI Common Stock and RMCI Series 1996 Preferred Stock in favor of approval of the Merger and the Merger Agreement.

  The RMCI Special Committee and the RMCI Board considered an extensive number of factors described below in reaching the recommendations described above. The following factors were considered favorably by the RMCI Special Committee and the RMCI Board in reaching those recommendations:

    (i) After the sale of Apex, RMCI's remaining behavioral healthcare services operations may have insufficient financial and operational capability to permit RMCI to grow sufficiently as an independent, publicly traded company. In fact, an important consideration in the Distribution was to allow RMCI to be recognized by the financial community as a separate and distinct business, thereby enhancing its ability to raise equity capital and borrow sufficient funds to support its operations and the growth of its businesses. As a result of a number of factors, including the significantly greater than anticipated development costs associated with Apex, the operating performance of FPM, the difficulties encountered by FPM in connection with various growth strategies (including as a result of the stalling of significant healthcare reform in the United States), changes in management and other factors, RMCI has been unable to raise additional equity or debt capital on acceptable terms. This will adversely affect RMCI's ability to grow its business, as well as its ability to repay its indebtedness. Therefore, the RMCI Board observed that one of the principal reasons for the Distribution has not come to fruition. The RMCI Board in analyzing the financial condition and performance of the two companies and what it believed to be the prospects for revenue enhancement and cost savings following the Merger (see factors (iii) and (vi) below), concluded that the combined companies should enjoy an improved financial condition and performance. This anticipated improvement led the RMCI Board to the conclusion that the combination of RHCI and RMCI (after the sale of Apex) should enhance the combined companies' ability to attract additional capital and refinance the combined companies' debt, and thereby permit the combined companies to access the debt and equity capital necessary to take advantage of the other strengths of the combined companies discussed below;

    (ii) Generally, the market value of RMCI has not reflected what management believes is the long-term potential for the business conducted by RMCI. Accordingly, the anticipated benefit for RMCI of being able to, for example, use RMCI Common Stock for acquisitions or use RMCI Common Stock to attract and motivate qualified key employees has not materialized. For a number of quantitative reasons, unlike the RHCI Common Stock, the RMCI Common Stock cannot be listed on the NASDAQ National Market System or the NASDAQ SmallCap Market. Accordingly, RMCI has been unable to utilize short-form registration statements under the federal securities laws in connection with the issuances of RMCI Common Stock in acquisitions and, generally, the failure to be so listed has also inhibited the trading of the RMCI Common Stock and thereby depressed its value. It is anticipated that a combination of RMCI and RHCI would enhance stockholder value and thereby allow the combined companies' common stock to reflect the combined entities' potential. The RMCI Board reached this conclusion by analyzing the various favorable factors set forth above and below, including the anticipated better access to capital markets. In addition, as enumerated below, the combination should lead to enhanced revenue possibilities and to cost savings and cost efficiencies. The RMCI Board concluded that these results all should lead to an improvement in the combined companies' results of operations, and thereby to enhanced stockholder value through an increase in future common stock value;

    (iii) The burden of continued compliance with federal securities law reporting requirements, other costs attendant to RMCI's status as a public company and the separate costs borne by RMCI (including those owed to RHCI) for administration and other matters would be eliminated as a result of the Merger. The RMCI Board concluded that the elimination of these costs, coupled with what it viewed as opportunities to further achieve cost savings and efficiencies for the combined companies, including by eliminating redundancies in such areas as MIS, accounting, training and other corporate support areas, should enhance the combined companies' net income. Accordingly, the RMCI Board viewed the cost elimination and cost efficiency factors as favorable results of the Merger;

    (iv) Alternative courses of action for RMCI (such as its sale to a person other than RHCI) are not available at this time. RMCI's recent discussions with other potential purchasers of RMCI (see "Background of the Merger" above) have indicated that the price which might be received from these potential purchasers do not reflect what management believes to be the potential for RMCI. So too, for the reasons expressed above and below, maintaining RMCI as a separate publicly traded company following the sale of Apex was not considered to be a long-term viable alternative. Accordingly, the RMCI Board concluded that the Merger was the best of the alternative courses of action;

    (v) The opportunity for RMCI stockholders to receive an equity interest in a larger, financially stronger, integrated mental health services company and the prospects for that combined company. The RMCI Board concluded that the Merger presented such an opportunity for all of the reasons and based on all of the factors set forth above and below. The RMCI Board considered the Merger to be an opportunity for RMCI stockholders to improve their relative equity position, all on the basis of Exchange Ratios which the RMCI Board considered fair in the exercise of its business judgment and as supported by the independent review of the RMCI Special Committee and the fairness opinion of Dean Witter;

    (vi) Management's belief that, regardless of what action that federal and state governments take on healthcare reform, RMCI needs to position itself, either through combinations or affiliations, as part of a company providing a broad range of mental healthcare services. The RMCI Board considered the recent consolidation trends in the mental healthcare industry, including wherein healthcare providers and managers of the provision of healthcare were aligning or combining through acquisition, merger, joint venture, strategic alliance and other means, all in order to present the marketplace with a broader array of products and services at one source. The RMCI Board concluded that in order to compete effectively in the changing mental healthcare industry, RMCI must also become part of a larger organization offering a broader array of products and services and that the combined companies, by being able to offer the provision of healthcare services and the cost effective management of those services, could so offer those products;

    (vii) The similar cultures and strategies of RMCI's and RHCI's management. In analyzing this factor, the RMCI Board reached the same conclusions as the RHCI Board and as discussed under "Recommendations of the Boards of Directors; Reasons for the Merger--RHCI" above;

    (viii) The personnel management systems possessed by RHCI, which are more highly developed than those possessed by RMCI and which RMCI on a stand-alone basis would have to incur substantial costs and management time to duplicate, but if combined could utilize without significant additional development expense. The RMCI Board viewed this factor in the same favorable light as the factor discussed in (iii) above. The RMCI Board believes that combination of the companies offered cost savings and cost efficiencies opportunities;

    (ix) Based upon the market prices of RMCI Common Stock and RHCI Common Stock at the close of business on October 1, 1996 (the date of the Merger Agreement), RMCI stockholders would receive a premium of 20% over the closing bid price of RMCI Common Stock of $0.625 per share on October 1, 1996. The RMCI Board viewed favorably an ability for RMCI stockholders to improve their relative equity position (see factor (v) above) in an exchange of equity wherein the RMCI stockholders would receive a premium over the market price for the RMCI Common Stock at the time the Merger was announced;

    (x) The written opinion of Dean Witter to the RMCI Board, that, as of the date of such opinion, the Common Stock Exchange Ratio was fair, from a financial point of view, to the holders of RMCI Common Stock and the Preferred Stock Exchange Ratio was fair, from a financial point of view, to the holders of RMCI Series 1996 Preferred Stock. See "Background of the Merger--Independent Review" above.

    (xi) The tax-free nature (for federal income tax purposes) of the Merger. As discussed under "Certain Federal Income Tax Consequences of the Merger" below, no gain or loss will be recognized by RMCI stockholders on the exchange of their shares in the Merger. As with the considerations set forth in clauses (v) and (ix) above, the RMCI Board concluded that the tax-free nature of the exchange only served to bolster the conclusion that the receipt of an equity interest in the combined companies was a favorable factor in favor of the Merger;

    (xii) The RHCI Common Stock and RHCI Series 1996 Preferred Stock to be received by the RMCI stockholders in the Merger would, in the aggregate, constitute approximately 24.4% of the outstanding shares of RHCI Common Stock (assuming the conversion of all shares of RHCI Preferred Stock into shares of RHCI Common Stock) after giving effect to the Merger (assuming that the Merger was consummated on October 1, 1996);

    (xiii) In the view of the RMCI Special Committee and the RMCI Board, RHCI Common Stock is more liquid than RMCI Common Stock, RHCI Common Stock being included on NASDAQ and, historically, having been traded in greater volume than RMCI Common Stock. The RMCI Board concluded that this factor added to the favorable reasons and conclusions discussed under clauses (v), (ix) and
  (xi) above regarding the equity interest to be received by RMCI stockholders in the Merger. The RMCI Board viewed greater liquidity favorably in that it often adds to the value of a common stock interest; and

    (xiv) The stockholder profile of the combined company, including the lower percentage interest (approximately 44.2%) that Paul J. Ramsay and the Ramsay Affiliates would beneficially hold in the combined company following the Merger (assuming that the Merger was consummated on October 1, 1996) as compared to their beneficial holdings in RMCI (approximately 70.4% on October 1, 1996). Although Mr. Ramsay's interest in the combined companies will be significant, from the point of view of stockholders unaffiliated with Mr. Ramsay, the RMCI Board viewed favorably the fact that following the Merger these unaffiliated stockholders would hold a majority of the voting capital stock of the combined companies (but see factor (iii) below).

  In evaluating the Merger with RHCI, the RMCI Special Committee and the RMCI Board also considered the following factors, which factors were considered to be of an unfavorable nature:

    (i) RHCI and the healthcare industry are subject to extensive federal, state and local regulation. Many of the facilities which RHCI operates are reimbursed by third parties such as Medicare or Medicaid. In certain circumstances, RHCI is directly reimbursed by Medicare and Medicaid for services provided to patients in RHCI's hospitals. Changes in Medicare or Medicaid reimbursement programs or regulations could adversely affect the business of the combined companies;

    (ii) There are increasing pressures from many payor sources to control healthcare costs. In addition, there are increasing pressures from public and private payors to limit lengths of stays in hospitals and to limit increases in reimbursement rates for medical services. Significant decreases in utilization and limits on reimbursement could have an adverse effect on the results of operations of the combined companies;

    (iii) The controlling nature of the relationship among corporate affiliates of Mr. Ramsay, RHCI and RMCI, including that prior to the Merger, Mr. Ramsay and his corporate affiliates hold an approximate 69.0% voting interest in RMCI (on October 1, 1996) and beneficially owns approximately 70.4% of the shares of RMCI Common Stock (on October 1, 1996) and, immediately after the Merger (assuming the Merger was consummated on October 1, 1996), will hold an approximate 43.1% voting interest and beneficially own 44.2% of the shares of voting capital stock in the combined companies. The RMCI Board noted that Mr. Ramsay's voting interest will enable him to control the policies of the combined companies. However, the RMCI Board also observed that Mr. Ramsay's interest in the combined companies will be less than a majority and will be significantly less than his present interest in RMCI; and

    (iv) Finally, the RMCI Board considered the possible misperceptions concerning the Merger that might arise in the minds of RMCI's managed care customers, in that the Merger might be viewed as a means for RHCI to increase its hospital occupancy rates with patients from RMCI. The RMCI Board considered whether this misperception could reduce the combined companies' ability to maintain existing customers or impair its ability to obtain new managed care customers, and thereby possibly have an adverse effect on the combined companies' results of operations and on the market price for the RHCI Common Stock to be received by RMCI stockholders in the Merger. The RMCI Board concluded that this misconception could be overcome as the managed care customers continued to receive RMCI's high quality, cost effective services following the Merger.

  The RMCI Special Committee and the RMCI Board were aware of and considered the interests of certain directors and members of management of RMCI in the Merger as described under "Interests of Certain Persons in the Merger" below. The RMCI Board did not consider these interests to be a favorable or unfavorable factor in evaluating the Merger, but rather a factor which, as discussed under "Background of the Merger--Independent Review" above, supported the belief that the Merger should be evaluated from an independent perspective.

  The members of the RMCI Special Committee and the RMCI Board evaluated the factors listed above in light of their knowledge of the business and operations of RMCI, and their business judgment. In considering the foregoing factors, both favorable and unfavorable, the RMCI Special Committee and the RMCI Board did not reach their conclusion concerning the Merger by individually evaluating these factors or by evaluating whether or not to proceed with the Merger based upon the individual effects or consequences of any one or a group of factors. In view of the substantial number of factors considered, neither the RMCI Special Committee nor the RMCI Board found it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in its determination, other than to determine that, as a whole, the favorable factors significantly outweighed the unfavorable factors. Rather, the RMCI Special Committee and the RMCI Board considered all of the factors, both favorable and unfavorable, described above in the aggregate and concluded, based on their consideration of these factors in their totality, that the Merger is in the best interests of RMCI and its stockholders.

  Based on the factors described above, the RMCI Board has unanimously determined that the Merger is fair and in the best interests of RMCI and its stockholders, has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement and certain related matters and has unanimously resolved to recommend that the stockholders of RMCI vote FOR approval of the Merger and the Merger Agreement.

OPINIONS OF THE FINANCIAL ADVISORS

 RHCI

  Houlihan Lokey was retained by RHCI to render the fairness opinion described below to the RHCI Board and the RHCI Special Committee in connection with the Merger. In connection with such engagement, RHCI requested that Houlihan Lokey evaluate the fairness, from a financial point of view, to RHCI of the Exchange Ratios. On September 25, 1996, Houlihan Lokey rendered its oral opinion to the RHCI Special Committee and the RHCI Board, which opinion Houlihan Lokey subsequently confirmed in writing on October 1, 1996, to the effect that, as of the date of such opinion and based upon the matters presented to the RHCI Special Committee and the RHCI Board, the Exchange Ratios were fair, from a financial point of view, to RHCI. No restrictions were imposed by the RHCI Special Committee or by the RHCI Board upon Houlihan Lokey with respect to the investigations made or procedures followed by them in rendering its opinion.

  The preparation of a fairness opinion is complex and is not necessarily susceptible to partial analysis or summary description. The summary does not purport to be a complete statement of the analyses and procedures applied, judgments made or the conclusions reached by Houlihan Lokey, or a complete description of its presentation. Houlihan Lokey believes, and so advised the RHCI Special Committee and the RHCI Board, that its analyses must be considered as a whole, and that selecting portions of its analyses and of the factors considered by it, without considering all the analyses and factors, could create an incomplete view of the process underlying its analyses and opinion.

  In connection with their opinion, Houlihan Lokey reviewed, among other things, (i) RHCI's Forms 10-K and Annual Reports for the fiscal years ended June 30, 1994, June 30, 1995 and June 30, 1996, which the management of RHCI identified as the most current information available; (ii) RMCI's Forms 10-KSB for the fiscal years ended June 30, 1995 and June 30, 1996, which management of RMCI identified as the most current information available; (iii) projected financial statements for RHCI and RMCI prepared by RHCI's and RMCI's management for the fiscal year ending June 30, 1997; (iv) the Merger Agreement; (v) the Stock Purchase Agreement between Ramsay Hospitals and RMCI dated September 10, 1996; and (vi) the Exchange Agreement by and among RHCI, Ramsay Hospitals and Paul J. Ramsay dated September 10, 1996. See "Information Concerning RHCI--Management--Certain Relationships and Related Transactions Involving RHCI, RMCI and Affiliates Thereof." In addition, Houlihan Lokey met with management of RMCI and RHCI to discuss the Merger Proposal and the financial condition, operations and future prospects of RMCI and RHCI, respectively. Houlihan Lokey also reviewed the reported prices and trading activity of the RMCI Common Stock and the RHCI Common Stock, compared certain financial and stock market information for RHCI and RMCI with similar information for certain other companies with publicly traded securities, reviewed recent business combinations in the psychiatric healthcare industry, and performed other studies and analyses considered appropriate. In analyzing the fairness of the Exchange Ratios from a financial point of view, Houlihan Lokey used the above information to, among other things, assess the reasonableness of the trading value of both the RHCI Common Stock and the RMCI Common Stock, independently value the RMCI Common Stock, and evaluate certain other financial consequences of the Merger. On the basis of these analyses and as described below, Houlihan Lokey determined that (i) the value of the RHCI Common Stock being paid as merger consideration for the RMCI Common Stock was within the range of the fair market value of the RMCI Common Stock and (ii) the merger consideration is in line with similar transactions. The methods and procedures used by Houlihan Lokey in completing its analyses are described below.

  Historical Stock Trading Analysis. Houlihan Lokey reviewed trading price and volume information for RHCI, RMCI and their respective groups of selected companies (see Selected Company Analysis below) to assess the reasonableness of the trading values of each of RHCI and RMCI. Both RHCI and RMCI have lower daily trading volume and smaller market capitalizations than their respective groups of selected companies. RHCI has higher daily trading volume, a higher absolute price, and a larger total market capitalization than RMCI. Houlihan Lokey considered the trading price of the RHCI Common Stock to be more indicative of fair market value than the trading price of the RMCI Common Stock. The additional valuation analysis completed for each of RMCI and RHCI is further described under the headings Selected Company Analysis and Selected Acquisition Precedent Analysis below. Houlihan Lokey also analyzed the relative trading price of RHCI and RMCI by calculating the ratio of the average trading price of the RHCI Common Stock to the average trading price of the RMCI Common Stock over several time periods ending September 24, 1996. The resulting ratios for the following periods ended September 24, 1996 were: 3.8 to 1.0 for one day, 4.0 to 1.0 for one week, 4.2 to 1.0 for one month, 3.2 to
1.0 for three months, 2.1 to 1.0 for six months, 1.6 to one for one year, and
1.4 to 1.0 since the date of the Distribution. Houlihan Lokey concluded that the 3.0 to 1.0 exchange called for in the Exchange Ratios is within the range of the historical trading relationship of the RHCI Common Stock to the RMCI Common Stock.

  Selected Company Analysis. Houlihan Lokey reviewed financial, operating and stock market information for RHCI and RMCI in comparison with two groups of selected public companies. The companies selected for comparison with RHCI were: Apogee, Inc. Community Psychiatric Centers, Magellan Health Services, MHM Services Incorporated, and Universal Health Services. The companies selected for comparison with RMCI were: Apogee, Inc., Community Psychiatric Centers, Horizon Mental Health Management, MHM Services Incorporated, Optimumcare Corporation and PMR Corporation. The purpose of these analyses was to ascertain how RHCI and RMCI compared with respective peers in relation to certain financial indicators, including size, growth, profitability and leverage. The multiples and ratios for each of the selected companies were based on the most recent publicly available information and selected analyst earnings estimates, adjusted to correlate with RHCI's and RMCI's fiscal year ending dates. With respect to the selected companies, Houlihan Lokey considered, among other things, enterprise value ("Enterprise Value") (the summation of the current trading market value of common equity, the redemption value of preferred equity and book value of funded debt) as a multiple of latest twelve months ("LTM") and fiscal year end revenues and earnings before interest, taxes, depreciation and amortization ("EBITDA"). Houlihan Lokey selected these representative earnings levels, as opposed to reported net income, because RHCI and RMCI both have experienced substantial losses due to restructuring and other charges and expenses.

  Houlihan Lokey's analysis of the companies compared with RHCI indicated Enterprise Value multiples of LTM revenues of 0.36x--1.07x; RHCI's indicated multiple was 0.65x. Houlihan Lokey's analysis of the companies compared with RHCI indicated Enterprise Value multiples of LTM EBITDA of 8.0x--17.5x; RHCI's indicated multiple was 17.3x. These selected companies had Enterprise Value multiples of estimated 1997 EBITDA of 5.2x--9.2x; RHCI's indicated multiple was 5.9x. Based upon the above analysis, Houlihan Lokey concluded that the trading price of the RHCI Common Stock was a reasonable indication of fair market value. The average closing prices for the RHCI Common Stock for the following periods ending September 24, 1996 were: $2.13 for one day, $2.62 for one month, $2.87 for three months, and $3.16 for six months.

  While there is some overlap in the selected companies, the selected companies for RMCI, in addition to being more focused on managed care, were generally smaller and in an earlier stage of development than those used for comparison to RHCI. The multiples for the group comparable to RMCI were generally higher and had a wider range from the high multiple to the low multiple than the group comparable to RHCI. RMCI's trading multiples were severally distorted or not calculable due to RMCI's early stage of development and lack of historical profitability. Houlihan Lokey concluded that it could not confirm the reasonableness of the trading price of the RMCI Common Stock due to (i) the low absolute stock price and relative lack of trading volume for the RMCI Common Stock, (ii) the lack of meaningful historical representative earnings levels, and (iii) the lack of widely published earnings estimates and research coverage for the RMCI Common Stock. As a result, Houlihan Lokey performed an independent valuation analysis of the RMCI Common Stock based on the below described market information for the selected companies. Houlihan Lokey's analysis of the companies compared with RMCI indicated Enterprise Value multiples of LTM revenues of 0.36x-2.76x, and Enterprise Value multiples of LTM EBITDA of 8.0x-57.8x. The selected companies had Enterprise Value multiples of estimated 1997 EBITDA of 5.9x-21.3x. Houlihan Lokey determined that a range of LTM Revenue multiples of .75x-.85x and 1997 EBITDA multiples of 10.0x-14.0x would be appropriate for valuing RMCI. These multiples produced a valuation indication which translates into a range of value for the RMCI Common Stock of approximately $.75 to $1.05 per share. The average closing prices for the RMCI Common Stock for the following periods ending September 24, 1996 were: $.56 for one day, $.62 for one month, $.89 for three months, and $1.52 for six months. Based upon the above-described Selected Company Analysis and the historical trading value of the RHCI Common Stock, Houlihan Lokey concluded that the value of one share of RHCI Common Stock ($2.13 to $3.16 over the time period analyzed) is within the range of value of three shares of RMCI Common Stock ($2.25 to $3.15 based on indicated valuation range of $.75 to $1.05 per share).

  Selected Acquisition Precedent Analysis. Houlihan Lokey reviewed 24 completed or pending transactions in the health care and psychiatric health care industries which were announced during the twelve months ending September 1996. Although none of the transactions were deemed individually comparable to the Merger, the collective group of transactions provided some meaningful comparisons to the Merger. Houlihan Lokey calculated the total value of the consideration paid in these transactions as multiple of the target company's most recent fiscal year end revenues and EBITDA. Consideration of these transactions produced a median multiple of revenues and EBITDA of .95x and 12.5x, respectively. Limiting the analysis to the nine transactions having total value of less than $50 million produced a median multiple of revenues and EBITDA of .86x and 10.5x, respectively. The nine transactions are comprised of (Target/Acquirer): Zila Inc./Bio-Dental Technologies Corp., Horizon-CMS Healthcare Corp./Medical Innovations Inc., Advanced NMR Systems/Medical Diagnostics Inc., TheraTx Inc./Healian Health Group Inc., Bio-Reference Laboratories Inc./Dianon Systems Inc., Integrated Health Services Inc./IntegraCare Inc., Principal Health Care Inc./Admar Group Inc., CCF Health Care Ventures Inc./NuMed Home Health Care Inc., Star Multi Care Services Inc./AMSERV Healthcare Inc. Given that the total value of the consideration to be paid pursuant to the Merger is dependent upon the value of the RHCI Common Stock, Houlihan Lokey concluded that it was not possible to calculate the exact multiples being paid for RMCI. Assuming a stock price for the RHCI Common Stock of $2.50 per share results in a LTM Revenue purchase multiple for RMCI of .60x. It is not possible to calculate a historical EBITDA purchase multiple for RMCI because RMCI had negative EBITDA in the LTM period. Based upon the above analysis, Houlihan Lokey concluded that the LTM revenue multiple being paid for RMCI (approximately .60x) is similar to or lower than those paid in the selected transactions (median of .86x for deals having total value of less than $50 million).

  These analyses were prepared solely for the purposes of Houlihan Lokey providing its opinion and are not appraisals or representations of prices at which businesses or securities may actually be sold. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be more or less favorable than suggested by such analyses. These analyses are based upon numerous factors and events that are beyond the control of the parties and their respective advisors. Hence none of RHCI, RMCI, Houlihan Lokey or any other person, assumes responsibility if future results are materially different from those forecast.

  Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it had been reasonably prepared and reflected the best currently available estimates of the future financial results and condition of RHCI and RMCI, and that there had been no material change in the assets, financial condition, business or prospects of RHCI or RMCI since the fiscal year ended June 30, 1996 financial statements.

  Houlihan Lokey did not independently verify the accuracy and completeness of the information supplied to it with respect to RHCI and RMCI and did not assume any responsibility with respect to it. Houlihan Lokey did not make any physical inspection or independent appraisal of any of the properties or assets of RHCI or RMCI. Houlihan Lokey assumed that the Merger will qualify as a tax free reorganization within the meaning of Section 368(a) of the Code. Houlihan Lokey's opinion was necessarily based on business, economic, market and other conditions as they existed and could be evaluated by Houlihan Lokey on October 1, 1996. It should be understood that, although subsequent developments may affect its opinion, Houlihan Lokey does not have any obligation to update, revise or reaffirm its opinion rendered to the RHCI Special Committee or the RHCI Board. It is not currently contemplated that such opinion will be updated.

  Based upon the foregoing, and in reliance thereon, it was Houlihan Lokey's opinion that the Common Stock Exchange Ratio and the Preferred Stock Exchange Ratio are fair to RHCI, from a financial point of view. Houlihan Lokey noted that its opinion was necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to Houlihan Lokey as of the date of its opinion.

  THE FULL TEXT OF HOULIHAN LOKEY'S WRITTEN OPINION DATED OCTOBER 1, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. RHCI STOCKHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. HOULIHAN LOKEY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS TO RHCI OF THE EXCHANGE RATIOS FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY RHCI STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE RHCI MEETING. THE SUMMARY OF THE OPINION OF HOULIHAN LOKEY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  Houlihan Lokey is a nationally recognized investment banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. Houlihan Lokey is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans, corporate and other purposes. RHCI retained Houlihan Lokey because of Houlihan Lokey's expertise in performing valuation and fairness analyses and its familiarity with RHCI and its businesses. Houlihan Lokey acted as a financial advisor to the RHCI Board in connection with the Distribution. Houlihan Lokey does not beneficially own nor has it ever beneficially owned any interest in RHCI.

  As compensation for its financial advisory services in connection with the Merger, Houlihan Lokey will receive a $100,000 fee from RHCI. Houlihan Lokey received a payment of $25,000 upon the execution of its engagement letter with RHCI (which will be credited against the $100,000 fee payable to Houlihan Lokey). Whether or not the Merger is consummated RHCI has agreed to reimburse Houlihan Lokey for reasonable expenses incurred by Houlihan Lokey, including fees and disbursements of counsel, provided that such expenses may not exceed $5,000 without prior written approval of RHCI. RHCI has also agreed to indemnify Houlihan Lokey and certain related persons against certain liabilities to which Houlihan Lokey may become subject as a result of its engagement, including liabilities under the federal securities laws.

 RMCI

  RMCI retained Dean Witter to render its opinion to the RMCI Special Committee and the RMCI Board as to the fairness, from a financial point of view, of the Common Stock Exchange Ratio and the Preferred Stock Exchange Ratio, respectively, to the holders of RMCI Common Stock and RMCI Preferred Stock, respectively. At the meeting of the RMCI Special Committee and the meeting of the RMCI Board held on September 25,

1996, Dean Witter rendered its oral opinion to the effect that, as of September 25, 1996, the Common Stock Exchange Ratio is fair, from a financial point of view, to the holders of the RMCI Common Stock, and the Preferred Stock Exchange Ratio is fair, from a financial point of view, to the holders of the RMCI Preferred Stock. Dean Witter confirmed its oral opinion in a written opinion, dated October 1, 1996, to the RMCI Special Committee and the RMCI Board. No restrictions were imposed by the RMCI Special Committee or by the RMCI Board upon Dean Witter with respect to the investigations made or procedures followed by them in rendering its opinion.

  In connection with its opinion, Dean Witter, among other things, (i) reviewed the Merger Agreement; (ii) reviewed the Annual Report on Form 10-KSB and related publicly available financial information of RMCI for the two most recent fiscal years ended June 30, 1996, the final prospectus, dated April 24, 1995, for the distribution of the RMCI Common Stock, and RMCI's definitive Proxy Statement on Form 14A, dated October 6, 1995; (iii) reviewed the Annual Reports on Form 10-K and related publicly available financial information of RHCI for the three most recent fiscal years ended June 30, 1995, the Quarterly Reports on Form 10-Q for the periods ended September 30, 1995, December 31, 1995 and March 31, 1996, and RHCI's definitive Proxy Statement on Form 14A, dated October 5, 1995; reviewed unaudited financial information of RHCI for the fiscal year ended June 30, 1996; (iv) reviewed certain other information, including publicly available information, relating to the business, earnings, cash flow, assets and prospects of RMCI and RHCI, respectively; (v) reviewed an income statement forecast of RMCI for the fiscal years 1997 and 1998 as furnished to Dean Witter by RMCI; reviewed an income statement forecast of RMCI for the fiscal year 1999 as prepared on the basis of information and assumptions furnished to Dean Witter by RMCI; reviewed selected balance sheet and cash flow forecast items of RMCI for fiscal years 1997 through 1999 as prepared on the basis of information and assumptions furnished to Dean Witter by RMCI; (vi) reviewed income statement forecasts of RHCI for fiscal years 1997 through 1999 as furnished to Dean Witter by RHCI; (vii) conducted discussions with members of senior management of RMCI and RHCI, respectively, concerning the past and current business, operations, assets, present financial condition and future prospects of RMCI and RHCI, respectively;
(viii) reviewed the historical reported market prices and trading activity for the RMCI Common Stock and the RHCI Common Stock, respectively; (ix) compared certain financial information, operating statistics and market trading information relating to RMCI with published financial information, operating statistics and market trading information relating to selected public companies that Dean Witter deemed to be reasonably similar to RMCI; compared certain financial information, operating statistics and market trading information relating to RHCI with published financial information, operating statistics and market trading information relating to selected public companies that Dean Witter deemed to be reasonably similar to RHCI; (x) compared the financial terms of the Merger with the financial terms, to the extent publicly available, of selected other recent acquisitions that Dean Witter deemed to be relevant; (xi) compared the financial terms of the Merger with the financial terms of other indications of interest received by RMCI; and (xii) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Dean Witter deemed necessary.

  In preparing its opinion, Dean Witter assumed and relied upon the accuracy and completeness of all financial and other information supplied to Dean Witter by RMCI, RHCI or that was publicly available, respectively, and did not independently verify such information. Dean Witter also relied upon the managements of RMCI and RHCI, respectively, as to the reasonableness and achievability of the financial forecasts of RMCI and RHCI (and the assumptions and bases thereof) provided to Dean Witter or prepared on the basis of information and assumptions furnished to Dean Witter, and with RMCI's consent Dean Witter has assumed that such forecasts have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of such respective managements as to the future operating performance of RMCI and RHCI, respectively. Furthermore, Dean Witter assumed the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Dean Witter had not been requested to make, and Dean Witter did not make, an independent appraisal or evaluation of the assets, properties, facilities or liabilities of RMCI or RHCI and Dean Witter had not been furnished with any such appraisal or evaluation. It should be understood that, although subsequent developments may affect its opinion, Dean Witter does not have any obligation to update, revise or reaffirm the opinion it rendered to the RMCI Special Committee or the RMCI Board. It is not currently contemplated that such opinion will be updated.

  Dean Witter did not act as financial advisor to the RMCI Special Committee or the RMCI Board in connection with the Merger and was not requested to solicit any interests from any other potential parties to a transaction with RMCI, but rather was retained solely to render the opinion described herein with respect to the Merger.

  At the meeting of the RMCI Special Committee and the RMCI Board on September 25, 1996, Dean Witter presented certain financial analyses in connection with the delivery of its oral opinion. The following is a summary of the material financial and comparative analyses performed by Dean Witter in arriving at its September 25, 1996 opinion which was subsequently confirmed in writing on October 1, 1996.

  Common Stock Exchange Ratio and Preferred Stock Exchange Ratio
Analysis. Dean Witter reviewed with the RMCI Special Committee and the RMCI Board the Common Stock Exchange Ratio and the Preferred Stock Exchange Ratio and the implied value of the price of the RMCI Common Stock and the RMCI Series 1996 Preferred Stock, respectively, based on the closing price of RHCI Common Stock on September 19, 1996. The closing prices of RHCI Common Stock and RMCI Common Stock were $2.188 (the "Closing Price") and $0.50, respectively, on September 19, 1996 implying a value for the consideration to be received by the holders of RMCI Common Stock of $0.73 per share (the "Implied Value") at the Common Stock Exchange Ratio of one third (1/3) of a share of RHCI Common Stock for each share of RMCI Common Stock. Given that the Implied Value of $0.73 per share for RMCI Common Stock was below the $1.00 conversion price for the RMCI Series 1996 Preferred Stock, Dean Witter utilized the $3 million face value of the RMCI Series 1996 Preferred Stock rather than the implied common equivalent value of the RMCI Series 1996 Preferred Stock. The purpose of the Common Stock Exchange Ratio and Preferred Stock Exchange Ratio Analysis is to set forth the methodology applied by Dean Witter to translate the Common Stock Exchange Ratio and Preferred Stock Exchange Ratio into an implied valuation for comparative purposes only. Therefore, Dean Witter deemed this analysis to be a "material financial" analysis that is informational and not intended to imply a view as to fairness.

  Stock Trading History. Dean Witter examined the history of the trading prices and volume for RMCI Common Stock, the relationship between movements in the price of the RMCI Common Stock and movements in certain stock indices, and the relationship between movements in the price of the RMCI Common Stock and press announcements and other public disclosures. Dean Witter noted the general decline in the price of the RMCI Common Stock from April 24, 1995 (the Date of the Distribution) through September 19, 1996.

  Dean Witter compared the per share market prices and trading volume of the RMCI Common Stock over the period April 24, 1995 through September 19, 1996 in relation to movements in the RHCI Common Stock and movements in certain stock indices generated from four groups of selected publicly traded healthcare companies: the Behavioral Health Care Group, the PPM Group, the Dental Managed Care Group, and the HMO Group (as such terms are defined in "Analysis of Selected Publicly Traded Companies" below). Dean Witter noted a greater decline in the price of RMCI Common Stock relative to the price of RHCI Common Stock. Dean Witter also noted generally that the price of RMCI Common Stock exhibited a higher degree of volatility relative to the above described indices and that each index outperformed RMCI Common Stock.

  Contribution Analysis. Dean Witter calculated the contribution of each of RMCI and RHCI to the pro forma combined entity with respect to revenues, EBITDA and net income, without giving effect to any purchase accounting adjustments. The foregoing contributions were examined for fiscal years ended 1996 through 1998. The analysis was based on RMCI's projections, adjusted for cost savings provided by RMCI, for the foregoing periods and produced a relative contribution of RMCI to the pro forma combined entity for the foregoing periods, respectively, of (i) 14.9%, 11.3% and 16.7% of revenues,
(ii) 4.1%, 14.9% and 15.5% of EBITDA and (iii) (104.9%), 19.6% and 26.9% of
net income. Based on the closing prices of RMCI Common Stock and RHCI Common Stock, the holders of RMCI Common Stock would have approximately 24% pro forma fully diluted equity ownership of the pro forma combined entity.

  Dean Witter concluded that RMCI's pro forma equity ownership generally equaled or exceeded such contribution to the pro forma combined entity and therefore concluded that the results of such analysis support its opinions.

  Analysis of Selected Publicly Traded Companies. Using publicly available information, Dean Witter compared selected quantitative data and qualitative information regarding RMCI with similar data of selected publicly traded companies as described below. These data and ratios included Aggregate Value (implied market value of common equity plus liquidation value of preferred plus total debt outstanding) to latest twelve months revenue and latest period-end total assets. Due to the operating performance of RMCI, Dean Witter did not deem other multiples to be meaningful for comparative purposes.

  In performing its analysis, Dean Witter concluded that there were no publicly traded companies focusing solely in the managed behavioral healthcare industry that it considered directly comparable to RMCI. However, Dean Witter did identify four different categories of publicly traded healthcare companies that were similar to various aspects of RMCI's operations. For purposes of this analysis, Dean Witter compared RMCI to (i) six publicly traded managed care organizations with behavioral health operations ("Behavioral Health Care Group"): Foundation Health Corporation, Mid Atlantic Medical Services, Inc., PHP Health Corporation, Sierra Health Services, Inc., United Wisconsin Services, Inc. and Value Health, Inc., (ii) 18 publicly traded physician practice management companies ("PPM Group") based on the staff model aspect of RMCI's operations: AHI Healthcare Systems, Inc., American Oncology Resources, Inc., Apogee, Inc., Coastal Physician Group, Inc., EmCare Holdings, Inc., FPA Medical Management, Inc., InPhyNet Medical Management Inc., MedCath Incorporated, MedPartners Inc., OccuSystems, Orthodontic Centers of America, Inc., Pediatrix Medical Group Inc., PhyCor, Inc., PhyMatrix Corp., Physician Reliance Network, Inc., Physicians Resources Group, Inc., Sheridan Healthcare, Inc. and Sterling Healthcare Group, Inc., (iii) four publicly traded dental managed care organizations ("Dental Managed Care Group") based on the ancillary managed care service aspect of RMCI: CompDent Corporation, First Commonwealth, Inc., Safeguard Health Enterprises, Inc. and United Dental Care Mid Atlantic Medical Services, Inc., and (iv) 10 publicly traded small and mid-capitalized HMOs ("HMO Group"): Coventry Corporation, Health Power, Inc., Mid Atlantic Medical Services, Inc., Maxicare Health Plans, Inc., Physicians Corporation of America, Physicians Health Services, Inc., Rightchoice Managed Care, Inc., Sierra Health Services, Inc., United American Healthcare, Inc. and United Wisconsin Services, Inc. In each of these comparisons, the implied multiples for RMCI were generally within the range of multiples for each of the above described groups.

  When Dean Witter compared RMCI to the Behavioral Health Care Group, an analysis of Aggregate Value to latest twelve month revenue yielded a range of 0.4x to 1.6x compared to 0.8x for RMCI at the Implied Price. An analysis of Aggregate Value to latest period-end total assets yielded a range of 0.8x to 2.4x compared to 1.4x for RMCI at the Implied Price. When Dean Witter compared RMCI to the PPM Group, an analysis of Aggregate Value to latest twelve month revenue yielded a range of 0.3x to 16.1x compared to 0.8x for RMCI at the Implied Price. An analysis of Aggregate Value to latest period-end total assets yielded a range of 0.7x to 8.8x compared to 1.4x for RMCI at the Implied Price. When Dean Witter compared RMCI to the Dental Managed Care Group, an analysis of Aggregate Value to latest twelve month revenue yield a range of 1.0x to 3.3x compared to 0.8x for RMCI at the Implied Price. An analysis of Aggregate Value to latest period-end total assets yielded a range of 2.2x to 3.8x compared to 1.4x for RMCI at the Implied Price. When Dean Witter compared RMCI to the HMO Group, an analysis of Aggregate Value to latest twelve month revenue yielded a range of 0.3x to 1.3x compared to 0.8x at the Implied Price. An analysis of Aggregate Value to latest period-end total assets yielded a range of 0.6x to 2.2x compared to 1.4x for RMCI at the Implied Price.

  Set forth below is the data for each of the foregoing publicly traded companies in the four identified categories of healthcare companies:

BEHAVIORAL HEALTH CARE GROUP:

          COMPANY             AGG. VALUE/TOTAL ASSETS AGG. VALUE/TOTAL REVENUES
          -------             ----------------------- -------------------------
Foundation Health...........            0.8                      0.7
Mid Atlantic Medical........            1.2                      0.4
PHP Healthcare..............            2.4                      1.6
Sierra Health Services......            0.9                      1.0
United Wisconsin............            NMF                      NMF
Value Health................            0.9                      0.4

PPM GROUP:

          COMPANY             AGG. VALUE/TOTAL ASSETS AGG. VALUE/TOTAL REVENUES
          -------             ----------------------- -------------------------
AHI Healthcare Systems......            1.3                      0.8
American Oncology
 Resources..................            1.2                      2.4
Apogee......................            0.7                      1.0
Coastal Physician Group.....            0.8                      0.3
EmCare Holdings.............            2.3                      1.3
FPA Medical Management......            2.6                      2.8
InPhyNet Medical
 Management.................            2.3                      0.8
MedCath Incorporated........            1.5                      4.3
MedPartners, Inc............            2.0                      1.0
OccuSystems.................            3.8                      4.8
Orthodontic Centers of
 America....................            8.8                     16.1
Pediatrix Medical Group.....            8.5                     11.8
PhyCor......................            2.6                      3.9
PhyMatrix Corp..............            2.7                      4.9
Physician Reliance Network..            2.7                      4.4
Physicians Resource Group...            2.0                      5.2
Sheridan Healthcare.........            0.9                      1.0
Sterling Healthcare Group,
 Inc........................            2.3                      1.5

DENTAL MANAGED CARE GROUP:

          COMPANY            AGG. VALUE/TOTAL ASSETS AGG. VALUE/TOTAL REVENUES
          -------            ----------------------- -------------------------
CompDent Corporation........           2.3                      3.3
First Commonwealth..........           3.8                      2.1
Safeguard Health
 Enterprises................           2.2                      1.0
United Dental Care..........           3.4                      2.8

HMO GROUP:

        COMPANY           AGG. VALUE/TOTAL ASSETS AGG. VALUE/TOTAL REVENUES
        -------           ----------------------- -------------------------
Coventry Corporation....            1.2                      0.5
Health Power............            0.8                      0.3
Mid Atlantic Medical....            1.7                      0.6
Maxicare Health Plans...            2.2                      0.7
Physicians Health
 Services...............            1.0                      0.5
Physicians Corp. of
 America................            0.7                      0.5
Right CHOICE Managed
 Care...................            0.6                      0.5
Sierra Health Services..            1.2                      1.3
United American
 Healthcare.............            0.8                      0.9
United Wisconsin
 Services...............            0.6                      0.4

  Analysis of Selected Transactions. Dean Witter reviewed publicly available information on certain acquisition transactions involving companies in the healthcare industry which Dean Witter deemed to be relevant. In performing its analyses, Dean Witter concluded that there were no transactions which are directly comparable to the Merger due to the nature and size of RMCI's business. However, Dean Witter did deem two transactions to be reasonably similar to the Merger for comparison purposes: (i) the joint venture strategic alliance between Green Springs Health Services, Inc. and Charter Medical Corp. (subsequently renamed Magellan Health Services, Inc.); and (ii) the buyout of Medco Behavioral Care. In a comparison of the implied multiples for RMCI to the above described transactions, Dean Witter concluded that the results of the analysis supported its opinion. Dean Witter calculated multiples for each transaction based on the ratio of the Aggregate Value to such acquired companies respective preacquisition latest twelve month revenue and latest period-end total assets. An analysis of Aggregate Value to latest-twelve month revenue yielded a range of 0.8x to 1.1x compared to 0.8x for RMCI at the Implied Price. An analysis of Aggregate Value to latest period-end total assets yielded a range of 1.0x to 1.4x compared to 1.4x for RMCI at the Implied Price.

  Discounted Cash Flow Analysis. Using discounted cash flow analysis, Dean Witter estimated the present value of the future streams of after-tax cash flows that RMCI would produce through 1999, assuming RMCI performed in accordance with the RMCI financial forecasts referred to above. After-tax cash flows were calculated as the tax-effected earnings before interest and taxes ("EBIT") of RMCI plus projected depreciation and amortization less projected capital expenditures and projected net increases on non-cash working capital. Dean Witter estimated the terminal value of RMCI by applying a range of multiples to EBITDA projected for RMCI in 1999. The cash flow streams and terminal values were then discounted to present values using different discount rates chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of RMCI Common Stock. This discounted cash flow analysis indicated a reference range for RMCI Common Stock that was inclusive of the implied value per share of RMCI Common Stock based on the RHCI Common Stock price per share on September 19, 1996 and the Common Stock Exchange Ratio.

  In presenting the discounted cash flow analysis, Dean Witter also advised the RMCI Special Committee and the RMCI Board that discounted cash flow analyses were less meaningful than other analyses presented by Dean Witter since the common stocks of healthcare companies like RMCI generally trade on the basis of multiples of earnings per share rather than multiples of cash flow per share.


  Analysis of Consideration. Using publicly available information, Dean Witter compared selected quantitative data and qualitative information regarding RHCI with similar data of selected publicly traded companies as described below. In performing its analysis, Dean Witter identified four different categories of publicly traded healthcare companies that were similar to various aspects of RHCI's operations. For purposes of its analysis, Dean Witter compared RHCI to
(i) two publicly traded small-capitalized psychiatric providers ("Small Cap Psych Group"): AMEDISYS, Inc. and NextHealth, Inc.; (ii) six publicly traded large-capitalized psychiatric providers ("Large Cap Psych Group"): Children's Comprehensive Services, Inc., Community Psychiatric Centers, Magellan Health Services, Inc., Paracelsus Healthcare Corporation, Universal Health Services, Inc. and Youth Services International, Inc.; (iii) four publicly traded companies with significant psychiatric hospital and/or outpatient operations ("Psych Hospitals/Outpatient Operators Group"): Apogee, Inc., Community Psychiatric Centers, Comprehensive Care Corporation and Universal Health Services, Inc.; and (iv) nine publicly traded hospital management companies ("Hospital Management Group"): Columbia/HCA Healthcare Corporation, Community Psychiatric Centers, Health Management Associates, Inc., Magellan Health Services, Inc., OrNda HealthCorp, Paracelsus Healthcare Corporation, Quorum Health Group, Inc., Tenet Healthcare Corporation and Universal Health Services, Inc. In a comparison of RHCI to the above described companies, the RHCI trading multiples are generally in the ranges of multiples of the selected publicly traded companies.

  When Dean Witter compared RHCI to the Small Cap Psych Group, an analysis of Aggregate Value to latest twelve month revenue yielded a range of 0.6x to 1.0x compared to 0.7x for RHCI at its Closing Price. An analysis of Aggregate Value to latest period-end total assets yielded a range of 0.4x to 1.6x compared to 0.6x for RHCI at the Closing Price.

  When Dean Witter compared RHCI to the Large Cap Psych Group, an analysis of Aggregate Value to latest twelve month revenue yielded a range of 0.8x to 4.4x compared to 0.7x for RHCI at its Closing Price. An analysis of Aggregate Value to latest period-end total assets yielded a range of 0.8x to 2.9x compared to 0.6x for RHCI at the Closing Price. An analysis of Aggregate Value to EBIT yielded a range of 5.6x to 28.4x compared to 11.1x for RHCI at its Closing Price. An analysis of Aggregate Value to EBITDA yielded a range of 4.0x to 23.4x compared to 6.3x for RHCI at its Closing Price.

  When Dean Witter compared RHCI to the Psych Hospital/Outpatient Operations Group, an analysis of Aggregate Value to latest twelve month revenue yielded a range of 0.9x to 1.3x compared to 0.7x for RHCI at its Closing Price. An analysis of Aggregate Value to latest period-end total assets yielded a range of 0.7x to 1.6x compared to 0.6x for RHCI at the Closing Price. An analysis of Aggregate Value to EBIT yielded a range of 12.3x to 15.8x compared to 11.1x for RHCI at its Closing Price. An analysis of Aggregate Value to EBITDA yielded a range of 7.5x to 17.1x compared to 6.3x for RHCI at its Closing Price.

  When Dean Witter compared RHCI to the Hospital Management Group, an analysis of Aggregate Value to latest twelve month revenue yielded a range of 0.8x to 3.6x compared to 0.7x for RHCI at its Closing Price. An analysis of Aggregate Value to latest period-end total assets yield a range of 0.8x to 4.2x compared to 0.6x for RHCI at the Closing Price. An analysis of Aggregate Value to EBIT yielded a range of 5.8x to 17.8x compared to 11.1x for RHCI at its Closing Price. An analysis of Aggregate Value to EBITDA yielded a range of 5.8x to 15.0x compared to 6.3x for RHCI at its Closing Price.

  No company or transaction used in the above analyses is directly comparable to RMCI, RHCI or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies to which they are being compared.

  The summary set forth above does not purport to be a complete description of the analyses performed by Dean Witter. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial review and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized above, Dean Witter believes that its analyses must be considered as a whole and that selected portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, Dean Witter made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond RMCI's or RHCI's control. The analyses performed by Dean Witter are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

  THE FULL TEXT OF THE OPINION OF DEAN WITTER DATED OCTOBER 1, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. RMCI STOCKHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. DEAN WITTER'S OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY RMCI STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE RMCI SPECIAL MEETING. THE SUMMARY OF THE OPINION OF DEAN WITTER SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  Dean Witter is an investment banking firm engaged, among other things, in the valuation of businesses and securities in connection with mergers, acquisitions, underwriting, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The RMCI Special Committee and the RMCI Board selected Dean Witter to render a fairness opinion because it is a nationally recognized investment banking firm which has substantial experience in transactions similar to the Merger and is familiar with RMCI and its business. Dean Witter is currently rendering additional investment banking services to RMCI, by acting as financial advisor in the sale of Apex.

  As compensation for its financial advisory services in connection with the Merger, Dean Witter received a $200,000 fee from RMCI, paid $50,000 upon execution of its engagement letter with RMCI and $150,000 on October 4, 1996. Whether or not the Merger is consummated RMCI has agreed to reimburse Dean Witter for reasonable expenses incurred by Dean Witter, including fees and disbursements of counsel, provided that such expenses may not exceed $25,000 without the prior written approval of RMCI. RMCI has also agreed to indemnify Dean Witter and certain related persons against certain liabilities to which Dean Witter may become subject as a result of its engagement, including liabilities under the federal securities laws.

  Dean Witter regularly publishes research reports regarding the healthcare industry and the businesses and securities of publicly owned companies in that industry. In the ordinary course of its business, Dean Witter trades the RMCI Common Stock and the RHCI Common Stock for its own account and for the account of its customers and may at any time hold a long or short position in such securities.

ACCOUNTING TREATMENT

  The Merger will be accounted for as a purchase under generally accepted accounting principles. Under this accounting method, assets and liabilities of RMCI will be recorded at their fair value at the Effective Time, with the excess of the purchase price over the net tangible and identifiable intangible assets acquired being recorded as goodwill.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  Material Federal Income Tax Consequences to the RMCI Stockholders. The following summary describes the material federal income tax consequences of the Merger to holders of RMCI Common Stock and to the holders of RMCI Series 1996 Preferred Stock who are citizens or residents of the United States. It does not discuss all the tax consequences that may be relevant to RMCI stockholders in special tax situations (such as insurance companies, dealers in securities, tax-exempt organizations or non-U.S. persons) or to RMCI stockholders who acquired their shares of RMCI Common Stock pursuant to the exercise of employee stock options or otherwise as compensation.

  RHCI and RMCI have received the opinion of Haythe & Curley, to the effect that, under current federal income tax law and assuming that the Merger and related transactions will take place as described in the Merger Agreement:

    (i) the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code;

    (ii) no gain or loss will be recognized by stockholders of RMCI on the exchange of their shares of RMCI Common Stock for shares of RHCI Common Stock or on the exchange of their shares of RMCI Series 1996 Preferred Stock for shares of RHCI Series 1996 Preferred Stock, respectively, pursuant to the terms of the Merger;

    (iii) the tax basis of the shares of RHCI stock received pursuant to the Merger generally will be the same as the basis of the shares of RMCI stock exchanged therefor (less any proportionate part of such basis allocable to any fractional interest in any share of RHCI stock);

    (iv) the holding period for shares of RHCI stock received pursuant to the Merger will include the period that the shares of RMCI stock exchanged therefor were held by the holder, provided such shares were held as a capital asset by the holder;

    (v) an RMCI stockholder who receives cash in lieu of a fractional share of RHCI stock will be treated for federal income tax purposes as having received the fractional share of RHCI stock pursuant to the Merger and then having received the cash in lieu of the fractional share as a distribution in full payment in exchange therefor as provided in Section 302(a) of the Code; and

    (vi) if a stockholder of RMCI dissents to the Merger and receives solely cash in exchange for his RMCI stock, the cash will be treated as having been received as a distribution in redemption of the RMCI stock, subject to the rules in Section 302 of the Code.

  It is a condition to RMCI's and RHCI's obligations to consummate the Merger that an opinion to the effect of the foregoing be delivered to RMCI and RHCI. The opinion of Haythe & Curley is based on certain representations made by RHCI, RHCI Sub, RMCI and certain stockholders of RMCI in the Merger Agreement and as referred to in Section 5.06 of the Merger Agreement. An opinion of counsel represents counsel's best legal judgment, but has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service (the "IRS") or a court considering the issues. Neither RHCI nor RMCI has requested a ruling from the IRS with regard to any of the federal income tax consequences of the Merger. Since RHCI stockholders will not receive any consideration in respect of their shares of RHCI capital stock in the Merger, the Merger will not have any federal income tax consequences to the RHCI stockholders.

  Certain Additional Federal Income Tax Consequences. A holder of RMCI Stock Options who receives RHCI Stock Options will generally realize no taxable gain or loss on the substitution of the RHCI Stock Options for the RMCI Stock Options. A holder of RMCI Warrants will not realize taxable gain or loss by reason of becoming entitled to receive, on exercise of such warrants, shares of RHCI Common Stock.

  Certain Federal Income Tax Consequences to RMCI and RHCI. Consummation of the Merger may cause a limitation to apply to the rate at which either or both of RMCI and RHCI may utilize any of its net operating loss carryovers or other similar tax attributes to offset future taxable income. Based upon current information and estimates, management of RMCI and RHCI believe that the effect of any such limitation would not be material.

  Unless RMCI and RHCI elect to follow certain procedures necessary to secure a waiver from the IRS under Section 1504(a)(3)(B) of the Code, RMCI and its subsidiaries may not be included in the consolidated federal income tax returns filed by RHCI and its subsidiaries for taxable years through June 30, 2000. Management has not yet determined whether to apply for a waiver or to file separate returns for such period.

  THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES, IF ANY, OF THE MERGER UNDER APPLICABLE FOREIGN, STATE AND LOCAL LAWS. RMCI STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE POSSIBLE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

OTHER AGREEMENTS

  On May 3, 1996, Ramsay Holdings entered into a secured demand loan facility with Coutts & Co. AG ("Coutts") pursuant to which Ramsay Holdings is entitled to borrow an amount equal to the lesser of $7,000,000 and the collateral value of certain assets which have been pledged to Coutts. The current collateral includes, among other items, 1,679,898 of the shares of RHCI Common Stock and the 142,486 shares of RHCI Series C Preferred Stock held by Ramsay Holdings and Ramsay HSA. Ramsay Holdings has the right (but is under no obligation) to pledge additional shares of RHCI Common Stock to secure the obligations of Ramsay Holdings to Coutts.

  Coutts is entitled to repayment of amounts outstanding under the loan facility on demand. In the event that Ramsay Holdings were to default on its obligations to Coutts under the loan facility, Coutts would be entitled to liquidate the pledged stock to repay the outstanding debt. In the event that Coutts were to attempt to liquidate the pledged stock, the sale of the stock would be subject to the volume limitations pursuant to Rule 144 under the Securities Act.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain directors and certain members of the management of each of RHCI and RMCI have certain interests in the Merger in addition to the interests of the stockholders of each of RHCI and RMCI, as described below. The RHCI Board and the RMCI Board and their respective special committees were aware of such interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. See "Information Concerning RHCI--Management--Certain Relationships and Transactions involving RHCI, RMCI and Affiliates Thereof." The number and percentages of shares of RHCI and RMCI capital stock set forth in the following discussion as held by directors, executive officers and corporate affiliates of Paul J. Ramsay, Chairman of the Board of RHCI and RMCI, do not include shares issuable upon the exercise of currently exercisable options and warrants held by any such persons. See "Information Concerning RHCI--Principal Stockholders" and "Information Concerning RMCI--Principal Stockholders."

 Interests of Paul J. Ramsay.

  As of the RHCI Record Date, there were 8,425,431 outstanding shares of RHCI Common Stock, each of which is entitled to one vote with respect to each matter to be voted on at the RHCI Meeting and 142,486 outstanding shares of RHCI Series C Preferred Stock (all of which shares of RHCI Series C Preferred Stock are owned by corporate affiliates of Mr. Ramsay), each of which is entitled to ten (10) votes (voting together with the RHCI Common Stock as a single class) with respect to each matter voted on at the RHCI Meeting. As of such date, RHCI's directors, executive officers and corporate affiliates of Mr. Ramsay owned an aggregate of 3,546,112 shares of RHCI Common Stock (calculated as if all outstanding shares of RHCI Series C Preferred Stock were converted in accordance with their terms into shares of RHCI Common Stock), or approximately 36.0% of the issued and outstanding shares of RHCI Common Stock (calculated as if all outstanding shares of RHCI Series C Preferred Stock were converted in accordance with their terms into shares of RHCI Common Stock) on the RHCI Record Date, of which Mr. Ramsay and his corporate affiliates owned an aggregate of 3,398,054 shares of RHCI Common Stock (calculated as aforesaid), or approximately 34.5% of the issued and outstanding shares of RHCI Common Stock (calculated as aforesaid). These directors, executive officers and corporate affiliates of Mr. Ramsay have advised RHCI that they intend to vote or to direct the vote of all shares of RHCI Common Stock and RHCI Series C Preferred Stock over which they have voting power for approval and adoption of the Merger Proposal and the 1996 Long Term Incentive Plan. Approval and adoption of the Merger Proposal and the 1996 Long Term Incentive Plan requires the affirmative vote of a majority of the votes cast by the holders of RHCI Common Stock and the holders of RHCI Series C Preferred Stock (voting together with the RHCI Common Stock as a single class on the basis of the number of shares of RHCI Common Stock into which such RHCI Series C Preferred Stock is convertible) entitled to vote thereon at the RHCI Meeting (at which a quorum must be present). RHCI has no class or series of capital stock outstanding other than RHCI Common Stock and RHCI Series C Preferred Stock entitled to vote at the RHCI Meeting.

  As of the RMCI Record Date, RMCI's directors, executive officers and corporate affiliates of Paul J. Ramsay, the Chairman of the Board of both RMCI and RHCI, owned approximately 6,718,337 shares of RMCI Common Stock (calculated as if all outstanding shares of RMCI Series 1996 Preferred Stock were converted in accordance with their terms into shares of RMCI Common Stock), or approximately 71.4% of the issued and outstanding shares of RMCI Common Stock (calculated as if all outstanding shares of RMCI Series 1996 Preferred Stock were converted in accordance with their terms into shares of RMCI Common Stock) on the RMCI Record Date, of which the corporate affiliates of Mr. Ramsay owned an aggregate of 6,488,173 shares of RMCI Common Stock (calculated as aforesaid), or approximately 69.0% of the issued and outstanding shares of RMCI Common Stock (calculated as aforesaid). These directors, executive officers and corporate affiliates of

Mr. Ramsay have advised RMCI that they intend to vote or to direct the vote of all shares of RMCI Common Stock and RMCI Series 1996 Preferred Stock over which they have voting power for approval and adoption of the Merger Agreement. Approval and adoption of the Merger Agreement requires the affirmative vote of (i) the holders of a majority of the issued and outstanding shares of RMCI Common Stock (calculated as if all outstanding shares of RMCI Series 1996 Preferred Stock were converted in accordance with their terms into shares of RMCI Common Stock) and (ii) the holders of a majority of the issued and outstanding shares of RMCI Series 1996 Preferred Stock (voting as a separate class). RMCI has no class or series of capital stock outstanding other than RMCI Common Stock and RMCI Series 1996 Preferred Stock entitled to vote at the RMCI Meeting.

  Subsequent to the Merger, Mr. Ramsay will remain Chairman of the Board of RHCI. His pro forma ownership in RHCI immediately after the Effective Time (assuming that the Merger was consummated on the RHCI Record Date) would be 5,560,778 shares of RHCI Common Stock (calculated as if all outstanding shares of RHCI Preferred Stock were converted in accordance with their terms into shares of RHCI Common Stock), or approximately 42.8% of the issued and outstanding shares of RHCI Common Stock at that time (calculated as if all outstanding shares of RHCI Preferred Stock were converted in accordance with their terms into shares of RHCI Common Stock). The pro forma ownership in RHCI immediately after the Effective Time (assuming the Merger was consummated on the RHCI Record Date) for all directors and executive officers of RHCI as a group (including Mr. Ramsay) would be approximately 44.3%. Prior to the Merger (on the RHCI Record Date) and prior to the Distribution, respectively, Mr. Ramsay, personally and through the Ramsay Affiliates, held shares of RHCI Common Stock and RHCI Series C Preferred Stock entitling such persons to cast approximately 34.5% and 30.7%, respectively, of the total number of votes cast by all RHCI stockholders on matters submitted to the vote of stockholders. See "Information Concerning RHCI--Management--Certain Relationships and Related Transactions Involving RHCI, RMCI and Affiliates Thereof," "Information Concerning RHCI--Principal Stockholders" and "Information Concerning RMCI-- Principal Stockholders."

 Interests of the RHCI Special Committee.

  As of the RHCI Record Date, Steven J. Shulman, as the RHCI Special Committee, owned 17,750 shares of RHCI Common Stock. See "Information Concerning RHCI--Management." Mr. Shulman will receive a fee of $10,000 for his service as the RHCI Special Committee. The amount of the RHCI Special Committee fee was determined in September 1996.

 Interests of Other Directors of RHCI.

  As of the RHCI Record Date, Aaron Beam, Jr., a director of both RHCI and RMCI, owned 27,750 shares of RHCI Common Stock and 7,600 shares of RMCI Common Stock. As of the RHCI Record Date, Peter J. Evans, a director of both RHCI and RMCI, owned 17,750 shares of RHCI Common Stock. In addition, Mr. Evans will receive from RMCI a bonus of $50,000 following the consummation of the Merger. As of the RHCI Record Date, Robert E. Galloway, a director of RHCI during fiscal 1996, owned 8,300 shares of RHCI Common Stock. As of the RHCI Record Date, Thomas M. Haythe, a director of both RHCI and RMCI, owned 39,750 shares of RHCI Common Stock and 10,000 shares of RMCI Common Stock. In addition, Mr. Haythe is a partner of the New York City law firm of Haythe & Curley, which firm rendered legal services to RHCI and RMCI during fiscal year 1996 and will continue to render legal services to RHCI in the future and which is issuing its legal opinion as to certain federal income tax consequences of the Merger. See "The Merger--Certain Federal Income Tax Consequences of the Merger" and "Legal Matters." As of the RHCI Record Date, Luis E. Lamela, a director of both RHCI and RMCI and Vice Chairman of the RHCI Board and the RMCI Board, owned 16,000 shares of RHCI Common Stock. See also "Information Concerning RHCI--Management--Certain Relationships and Related Transactions Involving RHCI, RMCI and Affiliates Thereof--Other Arrangements" for information concerning consulting arrangements between each of RHCI and RMCI and a corporation of which Mr. Lamela is a principal. As of the RHCI Record Date, Michael S. Siddle, a director of both RHCI and RMCI, owned 17,750 shares of RHCI Common Stock. Assuming the Merger occurred on the RHCI Record Date, Messrs. Beam, Evans, Galloway, Haythe, Lamela and Siddle would own 30,283, 17,500, 8,300, 43,083, 16,000 and 17,750 shares of RHCI Common Stock, respectively.

  For the pro forma beneficial ownership after the Merger of each of the directors of RHCI, see the table set forth under "Information Concerning RHCI-- Principal Stockholders--Security Ownership of Management."

 Persons Who Are Directors of Both RMCI and RHCI.

  Aaron Beam, Jr., Peter J. Evans, Thomas M. Haythe, Luis E. Lamela, Paul J. Ramsay and Michael S. Siddle are each directors of both RHCI and RMCI. Members of the RHCI Board who are not employees of RHCI receive a per annum fee of $12,000 and a fee of $3,000 for each of the first four meetings of the RHCI Board attended during the year, with no additional compensation paid for attendance at additional meetings. In October 1996, as payment of fiscal 1997 directors' fees, RHCI issued 16,000 shares of RHCI Common Stock to each of its directors (other than Mr. Galloway who was issued 6,300 shares of RHCI Common Stock since Mr. Galloway did not stand for reelection at RHCI's November 1996 Annual Meeting of Stockholders and, accordingly, will not be a director for the entire 1997 fiscal year). RMCI pays each member of the RMCI Board (other than Paul J. Ramsay) who is not an employee of RMCI, a per annum fee of $5,000. Paul
J. Ramsay, as the Chairman of the RMCI Board, receives a per annum fee of $10,000 from RMCI. Each director of RMCI receives reimbursement for out-of-pocket expenses incurred in attending meetings of the RMCI Board and committees thereof.

 Directors and Management of RMCI and RHCI Subsequent to the Merger.

  After the Effective Time, it is RHCI's intention that RMCI will be managed by certain of the current officers of RMCI, including Dr. Martin Lazoritz and I. Paul Mandelkern. Dr. Lazoritz will become the Executive Vice President and Chief Medical Officer of RHCI and Mr. Mandelkern will become a Vice President of RHCI after the Merger. It is contemplated that following the Effective Time, the RMCI Board will be composed of Bert Cibran, President and Chief Operating Officer of each of RHCI and RMCI, Peter J. Evans and Thomas M. Haythe. There will be no change in the composition of the RHCI Board as a result of the Merger and the current executive officers of RHCI will remain in their current positions following the Merger. See "Information Concerning RHCI--Management."

 Interests of the RMCI Special Committee.

  As of the RMCI Record Date, Moises E. Hernandez, M.D., as the RMCI Special Committee, held currently exercisable options to purchase 45,000 shares of RMCI Common Stock. See "Information Concerning RMCI--Principal Stockholders-- Security Ownership of Management." As compensation for his service as the RMCI Special Committee, Dr. Hernandez received the foregoing: 45,000 currently exercisable options to purchase RMCI Common Stock and the $5,000 annual directors' fee and a $15,000 special directors' fee. The number of options to purchase RMCI Common Stock and the amount of the RMCI Special Committee fee were determined in September 1996. In the Merger, Dr. Hernandez's options will become options to purchase 15,000 shares of RHCI Common Stock at an exercise price per share equal to $3.00 (an amount equal to the option exercise price in respect of the options to purchase RMCI Common Stock multiplied by three (3)). The treatment of Dr. Hernandez's RMCI Common Stock options in the Merger is the same as the treatment to be afforded all other holders of options to purchase RMCI Common Stock. See "The Merger Agreement--The Merger--Stock Options and Warrants."

 Stock Options and Warrants.

  On April 24, 1995, RHCI effected the Distribution. In connection with the Distribution and in accordance with RHCI's 1990, 1991 and 1993 Stock Option Plans, RHCI made certain antidilution adjustments to stock options issued under these Stock Option Plans. These adjustments were made to reflect the reduction in the market price of the RHCI Common Stock following the Distribution and to preserve the aggregate "spread" (if any) between the aggregate option price under each option and the aggregate market value of the shares of RHCI Common Stock purchasable upon exercise of the option. Accordingly, the exercise price of each option outstanding under RHCI's 1990, 1991 and 1993 Stock Option Plans was adjusted by multiplying the exercise price in effect prior to the Distribution by 0.8011 and the number of shares covered by each option was adjusted by multiplying the number of shares prior to the Distribution by 1.2483. All information contained in this Joint Proxy Statement/Prospectus reflects such adjustments.

  On November 10, 1995, the RHCI Board approved an offer (the "Repricing Offer") to the holders of options to purchase RHCI Common Stock under the RHCI Stock Option Plans whereby each option holder could exchange existing options held by such holder for amended options to purchase the same number of shares of RHCI Common Stock at an exercise price of $2.50 per share; provided that such repriced options (the "Repriced Options") would not be exercisable until the date which is six months prior to their expiration date and provided further that vested Repriced Options would become exercisable earlier in the event that, at the time of exercise, the closing price for the RHCI Common Stock as quoted on NASDAQ has equalled or exceeded $7.00 (subject to adjustment for events affecting the RHCI Common Stock or the capital structure of RHCI) per share on at least 15 trading days, which need not be consecutive, subsequent to November 10, 1995. The Repriced Options are not currently exercisable.

  On August 13, 1996, the RMCI Board approved an offer (the "RMCI Repricing Offer") to the holders of RMCI Stock Options under RMCI's 1994 Stock Option Plan whereby each option holder could exchange existing options with exercise prices of $2.00 per share held by such holder for amended options to purchase the same number of shares of RMCI Common Stock at an exercise price of $1.00 per share (which was in excess of the market price of the RMCI Common Stock at the time); provided that such repriced options (the "RMCI Repriced Options") would not be exercisable until the date which is six months prior to their expiration date and provided further that vested RMCI Repriced Options would become exercisable earlier in the event that, at the time of exercise, the average of the closing bid and asked prices for the RMCI Common Stock as quoted on the OTC Bulletin Board has equalled or exceeded $2.333 (the "Acceleration Price") (subject to adjustment for events affecting the RMCI Common Stock or the capital structure of RMCI, such as the Merger) per share on at least 15 trading days, which need not be consecutive, subsequent to August 13, 1996. None of the RMCI Repriced Options are currently exercisable.

  In connection with the Merger, each outstanding RMCI Stock Option and RMCI Warrant, including RMCI Repriced Options, whether or not exercisable or vested, will become (without any other changes in terms or conditions, including vesting schedule) an option or warrant to purchase the number of shares of RHCI Common Stock equal to the number of shares of RMCI Common Stock that could have been purchased under the RMCI Stock Option or RMCI Warrant multiplied by one-third ( 1/3), at a price per share of the RHCI Common Stock equal to the exercise price of such RMCI Stock Option or RMCI Warrant multiplied by three (3), provided that any fractional shares that would result from the exercise of any RMCI Stock Option or RMCI Warrant will be rounded to the nearest whole number. Also in connection with the Merger, the Acceleration Price in respect of RMCI Repriced Options will increase to $7.00. On the RMCI Record Date, there were outstanding an aggregate of (i) 1,175,250 options to purchase shares of RMCI Common Stock granted under RMCI's 1994 Stock Option Plan and 1996 Long Term Incentive Plan all of which have an exercise price of $1.00 per share and (ii) 640,000 warrants to purchase shares of RMCI Common Stock, 450,000 of which have an exercise price of $1.00 per share and 190,000 of which have an exercise price of $2.00 per share. See "The Merger Agreement--The Merger--Stock Options and Warrants" and "Information Concerning RHCI--Management."

  The following table sets forth the number of options to purchase RHCI Common Stock and the number of warrants to purchase RHCI Common Stock to be held by each director of RHCI and each current executive officer of RHCI named in the Summary Compensation Table (see "Information Concerning RHCI--Management") after giving effect to the Merger and assuming that the Effective Date was January 1, 1997:

                                 PRO FORMA NUMBER OF          PRO FORMA EXERCISE PRICE
          NAME           OPTIONS/WARRANTS AFTER THE MERGER(1)     AFTER THE MERGER
          ----           ------------------------------------ ------------------------
Directors:
Aaron Beam, Jr..........                11,112                         $2.50
                                         3,333                          3.00
Peter J. Evans..........                42,320                          2.50
                                         3,333                          3.00
Thomas M. Haythe........                42,320                          2.50
                                         3,333                          3.00
Luis E. Lamela..........                15,000                          2.63
                                       125,000                          3.13
                                        83,333                          3.00
                                         6,667(2)                       6.00
Paul J. Ramsay(3).......                25,000                          2.50
                                       250,000(2)                       2.63
                                       500,000                          2.75
                                       141,667                          3.00
                                        41,667(2)                       6.00
Steven J. Shulman.......                42,320                          2.50
Michael S. Siddle.......                75,608                          2.50
                                         3,333                          3.00
Executive Officers:
Wallace E. Smith........                47,853(2)                       4.27(4)
                                         1,000(2)                       6.00
John A. Quinn...........                60,692                          2.50
                                           667                          6.00
Brent J. Bryson.........                60,000                          2.75
William N. Nyman........                34,129                          2.50
                                        19,206                          2.75
                                           667                          6.00

--------
(1) Unless otherwise designated, all of the options and warrants to purchase RHCI Common Stock set forth in this table are not currently exercisable, but are exercisable on a date which is six months prior to their expiration date (ranging from 6 to 10 years from the date hereof), but would become exercisable earlier in the event that, at the time of exercise, the closing price for the RHCI Common Stock on NASDAQ has equalled or exceeded $7.00 (subject to adjustment for events affecting the RHCI Common Stock or the capital structure of RHCI) per share on a least 15 trading days, which need not be consecutive, subsequent to November 10, 1995.
(2) Currently exercisable.
(3) Includes warrants to purchase RHCI Common Stock held by the Ramsay
    Affiliates.
(4) A weighted average exercise price.

 Interests of Certain Persons in the Distribution.

  On April 24, 1995, RHCI effected the Distribution by distributing all of the shares of RMCI Common Stock held by it to its stockholders in the form of a dividend. The Distribution was made on the basis of 0.26094093 of a share of RMCI Common Stock for each one share of RHCI Common stock owned on April 21, 1995 (the "Distribution Record Date").

 Persons Who Were Directors of Both RHCI and RMCI at the Time of the
Distribution.

  Aaron Beam, Jr., Peter J. Evans, Thomas M. Haythe, Paul J. Ramsay, Steven J. Shulman and Michael S. Siddle were each directors of both RHCI and RMCI at the time of the Distribution. At the time of the Distribution: Mr. Beam owned 10,000 shares of RHCI Common Stock, 7,500 options to purchase RHCI Common Stock, no shares of RMCI Common Stock, and 10,000 options to purchase RMCI Common Stock; Mr. Evans owned no shares of RHCI Common Stock, 32,500 options to purchase RHCI Common Stock, no shares of RMCI Common Stock, and 10,000 options to purchase RMCI Common Stock; Mr. Haythe owned no shares of RHCI Common Stock, 32,500 options to purchase shares of RHCI Common Stock, no shares of RMCI Common Stock, and 10,000 options to purchase shares of RMCI Common Stock; Mr. Ramsay (personally and through the corporate affiliates) owned 2,828,895 shares of RHCI Common Stock, 142,486 shares of RHCI Series C Preferred Stock, 250,000 options to purchase RHCI Common Stock, 1,500,000 shares of RMCI Common Stock, 125,000 options to purchase RMCI Common Stock, and 125,000 warrants to purchase RMCI Common Stock; Mr. Shulman owned no shares of RHCI Common Stock, 32,500 options to purchase RHCI Common Stock, no shares of RMCI Common Stock, and 10,000 options to purchase shares of RMCI Common Stock; Mr. Siddle owned no shares of RHCI Common Stock, 59,167 options to purchase RHCI Common Stock, no shares of RMCI Common Stock, and 10,000 options to purchase RMCI Common Stock.

  Each of Messrs. Beam, Evans, Haythe, Shulman and Siddle were granted 10,000 options to purchase RMCI Common Stock in October 1994 (at an option price of $2.00 per share) under RMCI's 1994 Stock Option Plan in connection with their service as directors. Mr. Ramsay received 125,000 options to purchase shares of RMCI Common Stock in October 1994 (at an option price of $2.00 per share) under the RMCI 1994 Stock Option Plan in connection with his service as Chairman of the Board of RMCI. Mr. Ramsay, through one of his corporate affiliates, received 125,000 warrants to purchase RMCI Common Stock in October 1994 (at an exercise price of $2.00).

  As a result of the Distribution: Mr. Ramsay (personally and through the Ramsay Affiliates) in his capacity as a stockholder of RHCI, acquired an additional 738,173 shares of RMCI Common Stock; Mr. Beam acquired an additional 2,609 shares of RMCI Common Stock; and Messrs. Evans, Haythe, Siddle and Shulman did not acquire any additional shares of RMCI Common Stock.

 Person Who Was a Director of RHCI at the Time of the Distribution.

  Robert E. Galloway, who was a director of RHCI at the time of the Distribution, owned 250 shares of RHCI Common Stock, 32,500 options to purchase shares of RHCI Common Stock, no shares of RMCI Common Stock, and no options to purchase RMCI Common Stock. As result of the Distribution, Mr. Galloway acquired 65 shares of RMCI Common Stock.

 Persons Who Were Executive Officers of RMCI at the Time of the Distribution.

  Martin Lazoritz, M.D., Executive Vice President of RMCI at the time of the Distribution, owned 250 shares of RHCI Common Stock, no options to purchase RHCI Common Stock, 50,000 shares of RMCI Common Stock, and 75,000 options to purchase shares of RMCI Common Stock. The 75,000 options to purchase RMCI Common Stock were granted to Dr. Lazoritz in October 1994 (at an option price of $2.00 per share) under RMCI's 1994 Stock Option Plan. As a result of the Distribution, Dr. Lazoritz acquired an additional 65 shares of RMCI

Common Stock. I. Paul Mandelkern, Senior Vice President and General Counsel of FPM at the time of the Distribution, owned no shares of RHCI Common Stock, no options to purchase RHCI Common Stock, no shares of RMCI Common Stock, and 17,500 options to purchase RMCI Common Stock. The 17,500 options to purchase RMCI Common Stock were granted to Mr. Mandelkern in October 1994 (at an option price of $2.00 per share) under RMCI's 1994 Stock Option Plan. As a result of the Distribution, Mr. Mandelkern acquired no additional shares of RMCI Common Stock.

DISSENTERS' RIGHTS

  Holders of shares of RMCI Common Stock are entitled to appraisal rights under Section 262 ("Section 262") of the Delaware General Corporation Law (the "Delaware Law"). Section 262 is reprinted in its entirety as Appendix D to this Joint Proxy Statement/Prospectus. All references in Section 262 and in this summary of rights of dissenting stockholders to a "stockholder" or "holders of RMCI Common Stock" are to the record holder or holders of the dissenting shares of RMCI Common Stock. A person having a beneficial interest in shares of RMCI Common Stock that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

  The following discussion presents the material provisions of Section 262, however, it is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Appendix D. This discussion and Appendix D should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

  The holders of RMCI Common Stock and RMCI Series 1996 Preferred Stock are entitled to receive notice from RMCI, not less than twenty (20) days prior to the date of the RMCI Meeting, that appraisal rights are available to the stockholders of RMCI. In order to perfect their statutory appraisal rights, holders of shares of RMCI Common Stock or RMCI Series 1996 Preferred Stock must (i) not vote in favor of the Merger and (ii) deliver to RMCI prior to the RMCI Meeting written notice of their intention to demand payment for their shares if the Merger is adopted. An abstention by a holder of RMCI Common Stock or RMCI Series 1996 Preferred Stock will not constitute a waiver of such holder's appraisal rights. All dissenting holders of RMCI voting stock must be given notice of the approval, if any, of the Merger within ten (10) days of the approval being obtained. A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the certificate or certificates representing shares of RMCI Common Stock. If the shares of RMCI Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If the shares of RMCI Common Stock are owned of record by more than one person, as in a joint tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting for the record owner.

  A record owner, such as a broker or trustee, who holds shares of RMCI Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of RMCI Common Stock outstanding in the name of such record owner. A beneficial owner enjoys the benefits of shares, where, a trustee, executor, broker, bank or nominee may have legal possession and record ownership of the shares. Stock held through a brokerage firm may be held of record through a nominee. Beneficial owners should inquire as to whether their stock is held through a nominee and, if it is, govern themselves accordingly. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct their record owners to comply strictly with the statutory requirements with respect to the exercise of appraisal rights prior to the RMCI Meeting.

  A stockholder who elects to exercise appraisal rights should mail or deliver his written demand to: RMCI, Columbus Center, One Alhambra Plaza, Suite 750, Coral Gables, Florida 33134, Attention: Secretary. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of RMCI Common Stock owned, and that the stockholder is thereby demanding appraisal of his or her shares. Within ten days after the Effective Time, RMCI must provide notice of the Effective Time to all stockholders who have complied with Section 262.

  Within one hundred twenty (120) days after the Effective Time, either RMCI or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court of Chancery (the "Delaware Court") demanding a determination of the fair value of the shares of the dissenting stockholders. Stockholders seeking to exercise appraisal rights should not assume that RMCI will file a petition with respect to the appraisal of the fair value of their shares of RMCI Common Stock or that RMCI will initiate any negotiations with respect to the fair value of such shares. Accordingly, RMCI stockholders should initiate any petitions or negotiations with respect to the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights and will appraise the shares of RMCI Common Stock owned by such stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Delaware Court is to take into account all relevant factors. In Weinberger v. UOP Inc., et al, decided February 1, 1983, the Delaware Supreme Court discussed the considerations that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any elements of value arising from the accomplishment or expectation of the merger." In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

  Stockholders considering seeking appraisal should recognize that the fair value of their shares determined under Section 262 could be more, the same as or less than the consideration they are to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal. In the absence of such a determination or assessment, each party bears his or her own expenses.

  Any holder of RMCI Common Stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose such shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

  At any time within sixty (60) days after the Effective Time, any stockholder will have the right to withdraw his or her demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw his or her demand for appraisal only with the consent of RMCI. If no petition for appraisal is filed with the Delaware Court within one hundred twenty (120) days after the Effective Time, stockholders' rights to appraisal shall cease, and all holders of RMCI Common Stock will be entitled to receive the consideration offered per share of RMCI Common Stock as provided for in the Merger Agreement. Inasmuch as RMCI has no obligation to file such a petition, and has no present intention to do so, any holder of RMCI Common Stock who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Court demanding appraisal may be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

  The holders of RHCI Common Stock and RHCI Series C Preferred Stock are not entitled to appraisal rights in connection with, or as a result of, the Merger.

RESALE RESTRICTIONS

  The shares of RHCI Common Stock to be issued to RMCI stockholders in connection with the Merger have been registered under the Securities Act. All shares of RHCI Common Stock received by RMCI stockholders in the Merger will be freely transferable, except that shares of RHCI Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of RMCI prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of RHCI) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of RMCI or RHCI generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. This Joint Proxy Statement/Prospectus does not cover resales of RHCI Common Stock received by any person who may be deemed to be an affiliate of RMCI.

COMPARATIVE RIGHTS OF STOCKHOLDERS OF RHCI AND RMCI

  Since both RMCI and RHCI are Delaware corporations, the rights of RMCI stockholders are in general similar to the rights of RHCI stockholders.

  Pursuant to the Rights Plan, the RHCI Board declared a dividend distribution of the Rights for each outstanding share of RHCI Common Stock (calculated on the basis as if all outstanding shares of RHCI Series C Preferred Stock were converted into RHCI Common Stock immediately prior to the close of business on August 14, 1995) of RHCI to RHCI stockholders of record at the close of business on August 14, 1995. Each share of RHCI Common Stock issued after this date, including shares of RHCI Common Stock to be issued in the Merger, will also include one Right. Also, in connection with the Merger, the holder of each share of RHCI Series 1996 Preferred Stock to be issued in the Merger will also receive one right for each share of RHCI Common Stock into which such share of RHCI Series 1996 Preferred Stock is convertible.

  Each Right entitles the holder thereof until August 14, 2005 (or, if earlier, the redemption or exchange of the Rights) to buy a number of shares of RHCI Common Stock at the Purchase Price. The Rights will be represented by the RHCI Common Stock and RHCI Series 1996 Preferred Stock certificates and will not be exercisable, or transferable apart from the RHCI Common Stock or the RHCI Series 1996 Preferred Stock, until the earlier to occur of (i) 10 days following a public announcement that an Acquiring Person has acquired beneficial ownership of 20% (25% in the case of a 13G Person, as defined below) or more of the outstanding RHCI Common Stock or (ii) 10 business days following the commencement of or announcement of an intention to make a tender offer or exchange offer upon consummation of which a person or group would beneficially own 20% or more of such outstanding RHCI Common Stock. However, no person or group of affiliated or associated persons shall be an "Acquiring Person," and the Rights will not become exercisable or transferable apart from the RHCI Common Stock or the RHCI Series 1996 Preferred Stock, by reason of an acquisition from Paul J. Ramsay, Chairman of the Board of RHCI, or from any affiliate or associate of Mr. Ramsay, of any of the shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock currently held by affiliates of Mr. Ramsay or of any shares of RHCI Common Stock issuable pursuant to the RMCI Series 1996 Preferred Stock or stock options currently held by Mr. Ramsay or any affiliated or associated person. Furthermore, neither Mr. Ramsay nor any affiliated or associated person shall be an "Acquiring Person," and the Rights will not become exercisable or transferable apart from the RHCI Common Stock, by reason of an acquisition of beneficial ownership of RHCI Common Stock by Mr. Ramsay or any affiliated or associated persons which does not increase the number of shares of RHCI Common Stock (including shares issuable pursuant to the RHCI Series 1996 Preferred Stock and under any then currently exercisable RHCI Options or RHCI Warrants held by Mr. Ramsay or any affiliated or associated person) held by Mr. Ramsay and any persons affiliated or associated with Mr. Ramsay to one share less than 50% of the RHCI Common Stock then outstanding (including any shares of RHCI Common Stock issuable pursuant to the RHCI Preferred Stock and under any then currently exercisable RHCI Options or RHCI Warrants held by Mr. Ramsay or any affiliates or associated person). Generally, for purposes of the Rights Plan, a "13G Person" is a person eligible to file a statement with the Commission on
Schedule 13G under the Exchange Act, including a registered broker/dealer, a bank, an insurance company, a registered investment company, a registered investment adviser or an employee benefit plan or pension fund subject to ERISA. As soon as practicable following the Rights Distribution Date, separate certificates representing the Rights will be mailed to holders of the RHCI Common Stock and RHCI Series 1996 Preferred Stock as of the close of business on the Rights Distribution Date. The Rights will first become exercisable on the Rights Distribution Date, unless earlier redeemed or exchanged, and could then begin trading separately from the RHCI Common Stock and RHCI Series 1996 Preferred Stock. The Rights will at no time have any voting rights.

  In the event that an Acquiring Person shall have acquired beneficial ownership of 20% (25% in the case of a 13G Person) or more of the outstanding RHCI Common Stock, each holder of a Right shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price, that number of shares of RHCI Common Stock which at such time would have a market value of two times the then current Purchase Price. In the event that RHCI were acquired in a merger or other business combination transaction or 50% or more of its assets or earning power were sold, proper provision will be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price. Any Rights that are or were beneficially owned at any time on or after the earlier of the Rights Distribution Date or the Shares Acquisition Date (as defined in the Rights Agreement) by an Acquiring Person that engages in any of the events described in the preceding sentence will become null and void and no holder of such Rights will have any right with respect to such Rights from and after such occurrence.

  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire RHCI on terms not approved by the RHCI Board. The overall effect of the above-described measures may be to discourage or render more difficult the accomplishment of mergers or other takeover or change in control attempts. To the extent that these measures have this effect, removal of the incumbent RHCI Board and RHCI's management may be rendered more difficult. Further, these measures may have an adverse impact on the ability of RHCI stockholders to participate in a tender or exchange offer for RHCI and in so doing diminish the market value of the RHCI Common Stock. RHCI is not aware of any proposed takeover attempt.

ANTITAKEOVER LEGISLATION

  Section 203 of the Delaware Law provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the Delaware Law, an interested stockholder is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

  Under certain circumstances, Section 203 of the Delaware Law makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations from the restrictions imposed thereunder. The Certificates of Incorporation of both RHCI and of RMCI do not exclude RHCI or RMCI from the restrictions imposed under Section 203 of the Delaware Law. The provisions of Section 203 of the Delaware Law may encourage companies interested in acquiring either RHCI or RMCI to negotiate in advance with the Board of Directors of such company, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve, prior to the time the stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

                             THE MERGER AGREEMENT

  THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS WITH RESPECT TO THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE MERGER AGREEMENT ATTACHED HERETO AS APPENDIX A, WHICH IS INCORPORATED HEREIN BY REFERENCE. RHCI AND RMCI STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT CAREFULLY.

EFFECTIVE TIME

  The Merger Agreement provides that the Merger will become effective at the time a certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as may be specified in the certificate of merger. The time at which the Merger will become effective is referred to herein as the "Effective Time." Such filing, together with all other filings or recordings required by the Delaware Law in connection with the Merger, will be made as soon as practicable after the approval by the stockholders of RHCI of the Merger Proposal and the approval and adoption by the stockholders of RMCI of the Merger Agreement and the satisfaction or, to the extent permitted under the Merger Agreement, waiver of all conditions to the Merger contained in the Merger Agreement.

THE MERGER

  At the Effective Time, RHCI Sub will be merged with and into RMCI at which time the separate existence of RHCI Sub will cease and RMCI will be the surviving corporation (the "Surviving Corporation") and a wholly owned subsidiary of RHCI. From and after the Effective Time, the Surviving Corporation will possess all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of RMCI and RHCI Sub, as provided under Delaware Law.

  CONSIDERATION TO BE RECEIVED IN THE MERGER. At the Effective Time:

    (i) each share of RMCI Common Stock or RMCI Series 1996 Preferred Stock held by RMCI as treasury stock or outstanding and owned by RHCI or any subsidiary of RHCI immediately prior to the Effective Time will be canceled and no payment shall be made with respect thereto;

    (ii) each share of the common stock of RHCI Sub outstanding immediately prior to the Effective Time will be converted into one share of common stock of the Surviving Corporation;

    (iii) each share of RMCI Common Stock outstanding immediately prior to the Effective Time (except for shares described in clause (i) above or shares held by stockholders who have perfected appraisal rights under Delaware Law) will be converted into the right to receive one-third ( 1/3) of a fully paid and nonassessable share of RHCI Common Stock (including Rights in respect thereof under the Rights Plan); provided that stockholders will receive cash in lieu of fractional shares of RHCI Common Stock as described in "Fractional Shares" below; and

    (iv) each share of RMCI Series 1996 Preferred Stock outstanding immediately prior to the Effective Time (except for shares described in clause (i) above or shares held by stockholders who have perfected appraisal rights under Delaware Law) will be converted into the right to receive one fully paid and non-assessable share of RHCI Series 1996 Preferred Stock. For a description of the rights and preferences of the RMCI Series 1996 Preferred Stock and the RHCI Series 1996 Preferred Stock, see "Description of Capital Stock--RHCI" and "Description of Capital Stock--RMCI."

  The determination of the Exchange Ratios was made based upon discussions among representatives of RHCI and RMCI, the calculation of assumed equity values for RMCI based upon standard valuation methods employing multiples of revenue and earnings for historical and forecasted results, and the historical stock prices for the RHCI Common Stock and the RMCI Common Stock. The determination of the Exchange Ratios was also supported by the fairness opinions rendered by RHCI's and RMCI's respective financial advisors. See "The Merger--Opinions of Financial Advisors."

  Assuming that the Merger was consummated on the RHCI Record Date, RHCI would issue an aggregate of 2,136,105 shares of RHCI Common Stock and an aggregate of 100,000 shares of RHCI Series 1996 Preferred Stock in the Merger. In addition, options to purchase RMCI Common Stock would become options to purchase an aggregate of 391,750 shares of RHCI Common Stock and warrants to purchase RMCI Common Stock would become warrants to purchase an aggregate of 213,333 shares of RHCI Common Stock.

  EXCHANGE OF SHARES. Before the Effective Time, RHCI will appoint an agent reasonably acceptable to RMCI (the "Exchange Agent") for the purpose of exchanging certificates representing RMCI Common Stock and RMCI Series 1996 Preferred Stock. As of the Effective Time, RHCI will deposit with the Exchange Agent, for the benefit of holders of RMCI Common Stock and RMCI Series 1996 Preferred Stock, as the case may be, certificates representing the shares of RHCI Common Stock and RHCI Series 1996 Preferred Stock issuable pursuant to the Merger Agreement in exchange for outstanding shares of RMCI Common Stock and RMCI Series 1996 Preferred Stock. Promptly after the Effective Time, RHCI will, or will cause the Exchange Agent to, send to each holder of RMCI Common Stock and RMCI Series 1996 Preferred Stock, as the case may be, at the Effective Time a letter of transmittal to be used in such exchange. RMCI STOCKHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT OR RHCI.

  Each holder of shares of RMCI Common Stock and RMCI Series 1996 Preferred Stock that have been converted into a right to receive RHCI Common Stock and RHCI Series 1996 Preferred Stock, respectively, upon surrender to the Exchange Agent of a certificate or certificates representing such shares of RMCI Common Stock and RMCI Series 1996 Preferred Stock, together with a properly completed letter of transmittal, will be entitled to receive in exchange therefor that number of whole shares of RHCI Common Stock and RHCI Series 1996 Preferred Stock, respectively, which such holder has the right to receive pursuant to the Merger Agreement and cash in lieu of any fractional shares of RHCI Common Stock as contemplated by the Merger Agreement, and the certificate or certificates for shares of RMCI Common Stock so surrendered and RMCI Series 1996 Preferred Stock shall be canceled. Until so surrendered, each such certificate will, after the Effective Time, represent for all purposes only the right to receive such shares of RHCI Common Stock and RHCI Series 1996 Preferred Stock, respectively, and, in the case of RMCI Common Stock, cash in lieu of any fractional shares.

  If any shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock are to be issued to any person other than the registered holder of the shares of RMCI Common Stock or RMCI Series 1996 Preferred Stock, respectively, represented by the certificate or certificates surrendered in exchange therefor, it will be a condition to such issuance that the certificate or certificates so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance.

  After the Effective Time, there will be no further registration of transfers of shares of RMCI Common Stock or RMCI Series 1996 Preferred Stock. If, after the Effective Time, certificates representing shares of RMCI Common Stock or RMCI Series 1996 Preferred Stock are presented for transfer, they will be canceled and exchanged for certificates representing RHCI Common Stock and RHCI Series 1996 Preferred Stock, respectively, and cash, if applicable, pursuant to the terms of the Merger Agreement.

  Any shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock made available to the Exchange Agent pursuant to the provisions of the Merger Agreement that remain unclaimed by the holders of shares of RMCI Common Stock or RMCI Series 1996 Preferred Stock six months after the Effective Time will, upon request, be returned to RHCI, and any such holder who has not exchanged his shares prior to that time will be entitled thereafter to look only to RHCI to exchange such shares. Notwithstanding the foregoing, RHCI will not be liable to any holder of shares of RMCI Common Stock or RMCI Series 1996 Preferred Stock for any amount paid, or any shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock delivered, to a public official pursuant to applicable abandoned property laws. Any shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock or other amounts remaining unclaimed by stockholders of RMCI two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) will, to the extent permitted by applicable law, become the property of RHCI free and clear of any claims or interest of any person previously entitled thereto.

  No dividends or other distributions on shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock will be paid to the holder of any certificates representing shares of RMCI Common Stock or RMCI Series 1996 Preferred Stock, respectively, until such certificates are surrendered for exchange as provided in the Merger Agreement. Upon such surrender, there will be paid, without interest, to the person in whose name the certificates representing the shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock, as the case may be, into which such shares were converted are registered, all dividends and other distributions paid in respect of such RHCI Common Stock or RHCI Series 1996 Preferred Stock, as applicable, on a date subsequent to, and in respect of a record date after, the Effective Time.

  FRACTIONAL SHARES. No fractional shares of RHCI Common Stock will be issued in the Merger. All fractional shares of RHCI Common Stock that a holder of shares of RMCI Common Stock would otherwise be entitled to receive as a result of the Merger will be aggregated, and, if a fractional share results from such aggregation, such holder will be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the average of the daily closing sale price per share of RHCI Common Stock on NASDAQ for the ten trading days immediately prior to the Effective Time by the fraction of a share of RHCI Common Stock to which such holder would otherwise have been entitled. Alternatively, RHCI will have the option of instructing the Exchange Agent to aggregate all fractional shares of RHCI Common Stock, sell such shares in the public market and distribute to each holder of shares of RMCI Common Stock entitled thereto a pro rata portion of the proceeds of such sale. No cash in lieu of fractional shares of RHCI Common Stock will be paid to any holder of shares of RMCI Common Stock until certificates representing such shares of RMCI Common Stock are surrendered and exchanged in accordance with the Merger Agreement.

  No fractional shares of RHCI Series 1996 Preferred Stock will be issued in the Merger. Each holder of RMCI Series 1996 Preferred Stock who would be entitled to receive as a result of the Merger an aggregate number of shares of RHCI Series 1996 Preferred Stock comprising a fractional share, will have the right to receive an aggregate number of shares of RHCI Series 1996 Preferred Stock rounded up or down to the nearest whole share of RHCI Series 1996 Preferred Stock.

  STOCK OPTIONS AND WARRANTS. At the Effective Time, each outstanding RMCI Stock Option and RMCI Warrant, including RMCI Repriced Options, whether or not exercisable, and whether or not vested, shall become (without any other changes in terms or conditions, including vesting schedule) an option or warrant to purchase the number of shares of RHCI Common Stock equal to the number of shares of RMCI Common Stock that could have been purchased under such RMCI Stock Option or RMCI Warrant multiplied by one-third ( 1/3), at a price per share of RHCI Common Stock equal to the exercise price of such RMCI Stock Option or RMCI Warrant multiplied by three (3). No fractional shares of RHCI Common Stock will be issued in connection with the exercise of any such RMCI Stock Option or RMCI Warrant; rather, the aggregate number of shares to be issued pursuant to any such exercise will be rounded to the nearest whole number. Also in connection with the Merger, the Acceleration Price in respect of RMCI Repriced Options will increase to $7.00. On the RMCI Record Date, there were outstanding an aggregate of (i) 1,175,250 options to purchase shares of RMCI Common Stock granted under RMCI's 1994 Stock Option Plan and 1996 Long Term Incentive Plan, all of which have an exercise price of $1.00 per share and (ii) 640,000 warrants to purchase shares of RMCI Common Stock, 450,000 of which have an exercise price of $1.00 per share and 190,000 of which have an exercise price of $2.00 per share.

  ADJUSTMENT OF CONSIDERATION. If at any time between the date of the Merger Agreement and the Effective Time, any change in the outstanding shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the number of shares of RHCI Common Stock and RHCI Series 1996 Preferred Stock to be issued and delivered in the Merger in exchange for each outstanding share of RMCI Common Stock and RMCI Series 1996 Preferred Stock as provided in the Merger Agreement shall be appropriately adjusted.

  DISSENTING SHARES. Shares of RMCI Common Stock and RMCI Series 1996 Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares of RMCI Common Stock or RMCI Series 1996 Preferred Stock, as the case may be, in accordance with Delaware Law shall not be converted into a right to receive shares of RHCI Common Stock (or cash in lieu of any fractional shares thereof) or RHCI Series 1996 Preferred Stock, as the case may be, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such shares of RMCI Common Stock or RMCI Series 1996 Preferred Stock, as the case may be, shall be treated as if they had been converted as of the Effective Time into a right to receive shares of RHCI Common Stock (and cash in lieu of any fractional shares thereof) or RHCI Series 1996 Preferred Stock, as the case may be. See "The Merger--Dissenters' Rights."

CONDITIONS TO CONSUMMATION OF THE MERGER

  CONDITIONS TO OBLIGATIONS OF RHCI AND RMCI. The obligations of RMCI, RHCI and RHCI Sub to consummate the Merger are subject to the satisfaction of the following conditions: (i) the stockholders of RMCI shall have approved the Merger by the affirmative vote of (a) the holders of a majority of the outstanding shares of RMCI Common Stock (calculated as if all outstanding shares of RMCI Series 1996 Preferred Stock were converted in accordance with their terms into shares of RMCI Common Stock) and (b) the holders of a majority of the issued and outstanding shares of RMCI Series 1996 Preferred Stock (voting as a separate class); (ii) the stockholders of RHCI shall have approved the issuance of RHCI Common Stock and RHCI Series 1996 Preferred Stock in connection with the Merger in accordance with the rules of NASDAQ;
(iii) RHCI and RMCI shall have received an opinion, in form and substance reasonably satisfactory to RHCI and RMCI, from recognized tax counsel, based upon certain factual representations of RMCI, RHCI and RHCI Sub reasonably requested by such counsel, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (iv) the shares of RHCI Common Stock to be issued in the Merger (and the shares of RHCI Common Stock issuable upon the conversion of shares of RHCI Series 1996 Preferred Stock to be issued in the Merger) shall have been approved for listing on NASDAQ, subject to official notice of issuance and satisfactory distribution; (v) the Registration Statement shall have been declared effective and no stop order suspending its effectiveness shall be in effect and no proceedings for such purpose shall be pending before the Commission; (vi) any applicable waiting period under the HSR Act relating to the Merger shall have expired; (vii) no provision of any applicable domestic law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger; and (viii) RHCI shall have received the consents required for the consummation of the Merger pursuant to the 1990 RHCI Credit Facility and the 1993 RHCI Credit Facility. There can be no assurance that all of the foregoing conditions to the consummation of the Merger will be satisfied.

  ADDITIONAL CONDITIONS TO OBLIGATIONS OF RHCI AND RHCI SUB. The obligations of RHCI and RHCI Sub to consummate the Merger are subject to the satisfaction of the following further conditions: (i) RMCI shall have performed in all material respects all of its obligations under the Merger Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of RMCI contained in the Merger Agreement shall be true in all material respects at and as of the Effective Time as if made at and as of such time and the receipt by RHCI of a certificate signed by an executive officer of RMCI to such effect; (ii) receipt by RHCI of agreements from each Securities Act Affiliate and representation letters from Paul J. Ramsay and the Ramsay Affiliates, each as described under "The Merger Agreement--Covenants--RMCI--Certain Agreements With Affiliates and Others"; and (iii) receipt by RHCI of a copy of the resolutions of the RMCI

Board authorizing the Merger, certified by an executive officer of RMCI. There can be no assurance that all of the foregoing conditions to the consummation of the Merger will be satisfied.

  ADDITIONAL CONDITIONS TO OBLIGATIONS OF RMCI. The obligations of RMCI to consummate the Merger are also subject to the satisfaction of the following conditions: (i) RHCI and RHCI Sub shall have performed in all material respects all of their respective obligations under the Merger Agreement required to be performed by them at or prior to the Effective Time and the representations and warranties of RHCI and RHCI Sub contained in the Merger Agreement shall be true in all material respects at and as of the Effective Time as if made at and as of such time and the receipt by RMCI of a certificate signed by an executive officer of each of RHCI and RHCI Sub to such effect; (ii) the receipt by RMCI of a copy of the resolutions of the RHCI Board authorizing the Merger, certified by an executive officer of RHCI; and
(iii) a certificate of designations shall have been duly filed by RHCI with the Secretary of State of the State of Delaware with respect to the RHCI Series 1996 Preferred Stock. There can be no assurance that all of the foregoing conditions to the consummation of the Merger will be satisfied.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains representations and warranties by each of RHCI and RMCI relating to corporate existence, powers and similar matters, corporate authorization, governmental filings and approvals, non-contravention of corporate documents, agreements and instruments, capitalization, subsidiaries, Commission filings, financial statements, disclosure documents, absence of certain changes, undisclosed material liabilities, litigation, taxes and tax treatment, retirement and other employee plans and benefits, compliance with law, finders' fees, opinions of financial advisors, stockholder votes required and Medicare and Medicaid compliance.

COVENANTS--RMCI

  CONDUCT OF RMCI. RMCI has agreed that, except as expressly contemplated by the Merger Agreement or as disclosed in writing to RHCI prior to the date of the Merger Agreement, until the Effective Time or earlier termination of the Merger Agreement, it will conduct its business in the ordinary course consistent with past practice and will use its best efforts to preserve intact its business organization and relationships with third parties and to keep available the services of its present officers and employees and that, except as otherwise approved in writing by RHCI or as expressly contemplated by the Merger Agreement, it will, and, in most cases, will cause its subsidiaries to, among other things: (a) not amend or propose any change to its certificate of incorporation or by-laws; (b) not engage in any mergers or consolidations with any person (other than a wholly owned subsidiary) or acquire a material amount of stock or assets of any other person, provided that RMCI may sell all or substantially all of the business and assets of Apex or discontinue the operations of Apex (See "Information Concerning RMCI --Business--Recent Events"); (c) not sell, lease, license or otherwise dispose of material assets, subject to certain exceptions; (d) not declare or pay any dividends or make any distributions in respect of its capital stock (except in respect of the RMCI Series 1996 Preferred Stock), not issue any form of securities (except in respect of certain employee or director benefit arrangements or upon the exercise of the RMCI Warrants or RMCI Stock Options), and not effect certain other changes in its capitalization with certain exceptions; (e) not agree or commit to do (or permit any of its subsidiaries to agree or commit to do) any of the foregoing; and (f) not take, or agree or commit to take, any action that would make any of its representations or warranties under the Merger Agreement inaccurate in any material respect at or prior to the Effective Time.

  RMCI has further agreed that, from the date of the Merger Agreement to the Effective Time, it will not enter or commit to enter into any material contract or agreement, except in the ordinary course of business consistent with past practice or as expressly permitted by the Merger Agreement or RHCI, and that except as otherwise provided in the Merger Agreement, RMCI may, and upon RHCI's request will, upon the occurrence of any condition entitling it to repurchase any shares of RMCI Common Stock subject to a right of repurchase, take any and all steps to consummate such repurchases.

  ACQUISITION PROPOSALS FOR RMCI. Until the Effective Time or earlier termination of the Merger Agreement, RMCI and its subsidiaries and the officers, directors, employees or other agents of RMCI and its subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any RMCI Acquisition Proposal (as defined below) or (ii) unless otherwise required in accordance with the fiduciary duties of the RMCI Board under applicable law as advised by counsel to RMCI, engage in negotiations with, or disclose any nonpublic information relating to RMCI or any of its subsidiaries or afford access to the properties, books or records of RMCI or any of its subsidiaries to, any person that may be considering making, or has made, an RMCI Acquisition Proposal. RMCI has agreed to notify RHCI promptly after receipt of any RMCI Acquisition Proposal or any indication that any person is considering making an RMCI Acquisition Proposal or any request for nonpublic information relating to RMCI or any of its subsidiaries or for access to the properties, books or records of RMCI or any of its subsidiaries by any person that may be considering making, or has made, an RMCI Acquisition Proposal. For purposes of this paragraph, "RMCI Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving RMCI or any of its subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, RMCI or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement or the sale or other disposition of Apex. See "Fees and Expenses" below.

  CERTAIN AGREEMENTS WITH AFFILIATES AND OTHERS. RMCI has agreed that, to ensure that the issuance of RHCI Common Stock and RHCI Series 1996 Preferred Stock in the Merger complies with the Securities Act, prior to the Effective Time, RMCI will cause to be delivered to RHCI a list identifying each person who might at the time of the RMCI Meeting be deemed to be an "affiliate" of RMCI for purposes of Rule 145 under the Securities Act (each, a "Securities Act Affiliate"). RMCI will use its best efforts to obtain from each person who is identified as a possible Securities Act Affiliate prior to the Effective Time an agreement providing that such person will not offer to sell, sell or otherwise dispose of any RHCI Common Stock or RHCI Series 1996 Preferred Stock issued to such person in the Merger in violation of the Securities Act.

  To ensure that the Merger will qualify as a reorganization within the meaning of Section 368 of the Code, RMCI has agreed that it will use its best efforts to obtain from each of Paul J. Ramsay and the Ramsay Affiliates, at or before the Effective Time, a representation letter stating that such stockholder has no present plan or intention to sell any of the shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock which such stockholder receives in the Merger. RMCI has also agreed that it will not knowingly take any action that would jeopardize the qualification of the Merger as a reorganization under Section 368(a) of the Code.

COVENANTS--RHCI

  CONDUCT OF RHCI. RHCI has agreed that, except as expressly contemplated by the Merger Agreement, unless consented to in writing by RMCI, it will conduct its business in the ordinary course consistent with past practice, will use its best efforts to preserve intact its business organization and relationships with third parties and to keep available the services of its present officers and employees and will not amend any of the material terms or provisions of its capital stock, except for amendments which affect equally all shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock.

  RHCI SUB. RHCI has agreed that it will take all action necessary to cause RHCI Sub to perform its obligations under the Merger Agreement and to consummate the Merger on the terms and conditions set forth in the Merger Agreement. RHCI has also agreed to take certain actions, and to refrain from certain other actions, relating to the eligibility of the Merger to qualify as a reorganization under Section 368 of the Code.

  INDEMNIFICATION FOR RMCI OFFICERS AND DIRECTORS. RHCI has also agreed that, from and after the Effective Time, RHCI and the Surviving Corporation will each indemnify, defend and hold harmless, to the fullest extent permitted by law, in the case of the Surviving Corporation, the present and former officers and directors of RMCI and its subsidiaries against all losses, claims, damages and liabilities in respect of acts or omissions occurring at or prior to the Effective Time. RHCI will cause the Surviving Corporation (and its successors) to establish and maintain provisions in its certificate of incorporation and by-laws concerning the indemnification and exoneration of RMCI's former and present officers, directors, employees and agents that are no less favorable to those persons than the provisions of RMCI's certificate of incorporation and by-laws in effect on the date of the Merger Agreement.

  NASDAQ LISTING. RHCI will use its best efforts to cause the shares of RHCI Common Stock to be issued in the Merger and the shares of RHCI Common Stock issuable upon conversion of the RHCI Series 1996 Preferred Stock to be approved for listing on NASDAQ subject to official notice of issuance, prior to the Effective Time.

COVENANTS--RHCI AND RMCI

  ACCESS TO INFORMATION. Each of RHCI and RMCI has agreed that, until the Effective Time or earlier termination of the Merger Agreement, it will provide the other party, including representatives of such other party, access to information concerning itself under its control, subject to the confidentiality agreement between RHCI and RMCI dated August 19, 1996 (which will continue in effect even if the Merger Agreement is terminated), and will notify the other party of its receipt of certain communications relating to the transactions contemplated by the Merger Agreement that it may receive.

  ADDITIONAL COVENANTS. In addition, each of RHCI and RMCI has agreed to: (i) subject to the terms and conditions of the Merger Agreement, use its best efforts to take all actions necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the Merger Agreement; (ii) cooperate to make certain filings and obtain certain consents necessary to consummate the transactions contemplated by the Merger Agreement;
(iii) consult with the other party prior to issuing any press release or making any public announcement related to the Merger and the transactions contemplated by the Merger Agreement; (iv) cause a meeting of the stockholders of each company to be duly called and held, at which, subject to the requirements of their respective fiduciary duties, each board of directors will recommend approval and adoption by their respective stockholders of the Merger Agreement and the Merger and the transactions contemplated thereby; and
(v) take all actions necessary in connection with this Joint Proxy Statement/Prospectus and in connection with the issuance of the RHCI Common Stock and the RHCI Series 1996 Preferred Stock pursuant to the Merger Agreement.

TERMINATION

  The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by the stockholders of RMCI or approval of the Merger Proposal by the stockholders of RHCI): (i) by mutual written consent of RMCI and RHCI; (ii) by either RMCI or RHCI, if the Merger has not been consummated by April 30, 1997 (provided that the right to terminate the Merger Agreement under this clause shall not be available to any party whose failure to fulfill any of its obligations under the Merger Agreement has been the cause of or resulted in the failure to consummate the Merger by such date); (iii) by either RMCI or RHCI, if there shall be any applicable domestic law, rule or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable; (iv) by either RMCI or RHCI, if the stockholder approvals referred to in clause (i) or clause (ii) of "Conditions to Obligations of RHCI and RMCI" above shall not have been obtained; or (v) by either RMCI or RHCI (the "Terminating Party") if (x) there has been a breach by the other party of any representation or warranty contained in the Merger Agreement which would have or would be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of RMCI and its subsidiaries or RHCI and its subsidiaries, as the case may be, or (y) there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of the other party, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Terminating Party to the other party or
(z) RMCI has entered into an agreement or agreement in principle with respect to any RMCI Acquisition Proposal.

  If the Merger Agreement is terminated pursuant to the terms thereof, the Merger Agreement shall become void and of no effect with no liability on the part of any party thereto, subject to certain exceptions. See "Fees and Expenses" below.

AMENDMENTS AND WAIVERS

  The Merger Agreement may be amended or any provisions thereof may be waived prior to the Effective Time if such amendment or waiver is in writing and signed, in the case of an amendment, by RMCI, RHCI and RHCI Sub and, in the case of a waiver, by the party against whom the waiver is to be effective; provided that (i) any waiver or amendment will be effective against RHCI or RMCI only if the special committee of the board of directors of such party approves such waiver or amendment and only such special committee can take actions on behalf of that party and (ii) after the adoption of the Merger Agreement by the stockholders of RMCI, no such amendment or waiver may without the further approval of such stockholders and each party's board of directors upon recommendation of its special committee, alter or change (x) the amount or kind of consideration to be received in exchange for any shares of capital stock of RMCI, (y) any term of the certificate of incorporation of the Surviving Corporation or (z) any of the terms or conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of RMCI. Any change in the Exchange Ratios, the accounting treatment of the Merger, the anticipated federal income tax consequences of the Merger or any other material change in the terms and conditions of the Merger will require the resolicitation of proxies from (and after adoption of the Merger Proposal and the Merger Agreement, the approval
of) the RHCI and RMCI stockholders. In connection therewith, RHCI and RMCI will provide their respective stockholders with an amended or supplemented Joint Proxy Statement/Prospectus reflecting any such changes and will resolicit proxies from the RHCI and RMCI stockholders.

FEES AND EXPENSES

  All costs and expenses incurred in connection with the Merger Agreement are to be paid by the party incurring such cost or expense except as described below.

  In the event that RMCI shall have entered into an agreement or agreement in principle with respect to any RMCI Acquisition Proposal and RMCI or RHCI shall terminate the Merger Agreement, RMCI has agreed promptly to reimburse RHCI for all of RHCI's reasonable documented out-of-pocket expenses (up to a maximum of $1,000,000), but in no event later than five business days after the termination of the Merger Agreement.

  RMCI and RHCI shall each pay one-half of all costs and expenses related to printing, filing and mailing the Registration Statement (as defined in the Merger Agreement) and the Joint Proxy Statement/Prospectus and all Commission and other regulatory filing fees.

            MARKET PRICES OF RHCI COMMON STOCK AND RMCI COMMON STOCK

  RHCI Common Stock has been traded on NASDAQ since October 31, 1985 and is listed under the symbol RHCI. On December 31, 1996, there were approximately 590 holders of record of RHCI Common Stock.

  RMCI Common Stock has been traded on the OTC Bulletin Board since April 24, 1995 under the symbol RMCR. On December 31, 1996, there were approximately 610 holders of record of RMCI Common Stock.

  The following table sets forth (i) the high and low closing sales prices per share of RHCI Common Stock as reported on NASDAQ for each of the quarters during the fiscal years ended June 30, 1995 and June 30, 1996, and the completed quarters in the fiscal year ending June 30, 1997, and (ii) the high and low closing bid prices per share of the RMCI Common Stock as reported on the OTC Bulletin Board from and after April 24, 1995 (the date of the Distribution) for each of the quarters during the fiscal years ended June 30, 1995 and June 30, 1996 and the completed quarters in the fiscal year ending June 30, 1997. The price quotations listed for RMCI below reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

                                                  RHCI          RMCI
                                              COMMON STOCK  COMMON STOCK
                                                 PRICES       PRICES(1)
                                              ------------- ----------------
                                               HIGH   LOW    HIGH      LOW
                                              ------ ------ ------    ------
YEAR ENDED JUNE 30, 1995
First Quarter................................ $ 8.13 $ 6.00     --        --
Second Quarter...............................   8.13   6.25     --        --
Third Quarter................................   7.88   5.75     --        --
Fourth Quarter...............................   7.50   3.63 $ 4.50(1) $ 2.00(1)
YEAR ENDED JUNE 30, 1996
First Quarter................................   4.63   3.38   3.88      2.25
Second Quarter...............................   3.75   2.50   2.75      1.63
Third Quarter................................   3.94   2.88   3.25      1.88
Fourth Quarter...............................   4.38   2.88   2.44      1.69
YEAR ENDING JUNE 30, 1997
First Quarter................................   3.25   2.13   1.69      0.38
Second Quarter...............................   3.13   1.39   0.81      0.34

--------
(1) From April 24, 1995, the date of the Distribution.

  On October 1, 1996, the last full trading day prior to the public announcement of the Merger Agreement, the closing price per share of RHCI Common Stock as reported on NASDAQ was $2.25. On March 19, 1997, the closing price per share of RHCI Common Stock as reported on NASDAQ was $4.19. On October 1, 1996, the last full trading day prior to the public announcement of the Merger Agreement, the closing bid price per share of RMCI Common Stock as reported on the OTC Bulletin Board was $0.625. On March 19, 1997, the closing bid price per share of RMCI Common Stock as reported on the OTC Bulletin Board was $1.00.

  HOLDERS OF RMCI COMMON STOCK AND RHCI COMMON STOCK ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES OF RMCI COMMON STOCK AND RHCI COMMON STOCK.

                                DIVIDEND POLICY

  No cash dividends have been declared on the RHCI Common Stock since RHCI was organized or on the RMCI Common Stock since the Distribution. RHCI's credit documents governing its credit facilities include provisions which prohibit the payment of dividends unless the sum of (i) all dividends, redemptions and all other distributions in respect of its capital stock and (ii) all restricted investments (as defined) during the applicable fiscal year would not exceed an amount equal to 50% of the consolidated net income of RHCI for the immediately preceding fiscal year and provided that, at the time of such dividend and after giving effect thereto, certain specified financial ratio covenants would not be violated and no other default or event of default would occur. Further, in connection with waivers RHCI received from its lenders as of June 30, 1996, RHCI agreed not to pay cash dividends in respect of the RHCI Common Stock and the RHCI Series C Preferred Stock, or, when issued in the Merger, the RHCI Series 1996 Preferred Stock. Prior to this time, RHCI's credit facilities permitted the payment of the full amount of regular fixed dividends on the RHCI Series C Preferred Stock, provided that such dividends did not exceed $387,200 in each 12-month period and provided that no event of default existed or occurred as a result of the payment.

                   PRO FORMA CONDENSED FINANCIAL INFORMATION

  The following unaudited pro forma condensed balance sheet of RHCI as of December 31, 1996 and unaudited pro forma condensed statements of operations of RHCI for the six months ended December 31, 1996 and the fiscal year ended June 30, 1996 give effect to the Merger, assuming the Merger had been consummated on July 1, 1995 and accounted for under the purchase method of accounting. The pro forma financial information also gives effect to the sale of RMCI's wholly owned subsidiary, Apex. See "Information Concerning RMCI-- Business--Recent Events."

  The information contained in the columns entitled "Historical RHCI" and "Historical RMCI" in the condensed balance sheet and statement of operations as of and for the six months ended December 31, 1996 is summarized from the unaudited consolidated financial statements of RHCI and RMCI, respectively, included in this Joint Proxy Statement/Prospectus. The information contained in the columns entitled "Historical RHCI" and "Historical RMCI" in the condensed statement of operations for the fiscal year ended June 30, 1996 is summarized from the audited consolidated financial statements of RHCI and RMCI, respectively, included in this Joint Proxy Statement/Prospectus.

  THE PRO FORMA CONDENSED FINANCIAL STATEMENTS ARE PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND ARE NOT NECESSARILY INDICATIVE OF THE FINANCIAL POSITION OR RESULTS OF OPERATIONS WHICH WOULD ACTUALLY HAVE OCCURRED IF THE MERGER AND THE SALE OF APEX HAD BEEN CONSUMMATED AS OF THE DATE PRESENTED AND DO NOT PURPORT TO PROJECT RHCI'S FINANCIAL POSITION OR RESULTS OF OPERATIONS FOR ANY FUTURE PERIOD OR DATE. The pro forma condensed financial statements should be read in conjunction with the historical consolidated financial statements and related notes of RHCI and RMCI, and RHCI's and RMCI's "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere herein.

            PRO FORMA CONDENSED BALANCE SHEET AT DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                             HISTORICAL                    PRO FORMA ADJUSTMENTS
                          ----------------           ----------------------------------
                                                     SALE OF                              RHCI
                            RHCI    RMCI    SUBTOTAL APEX(A)  MERGER(B) ELIMINATIONS(C) PRO FORMA
                          -------- -------  -------- -------  --------- --------------- ---------
ASSETS
Cash and cash equiva-
 lents..................  $  9,060 $   198  $  9,258 $   264   $(1,300)     $   --      $  8,222
Patients accounts re-
 ceivable, net..........    24,839   1,168    26,007     --        --           --        26,007
Other current assets....    12,266   1,690    13,956  (1,446)      --        (2,118)      10,392
                          -------- -------  -------- -------   -------      -------     --------
Total current assets....    46,165   3,056    49,221  (1,182)   (1,300)      (2,118)      44,621
Goodwill and other in-
 tangible assets........       580   8,205     8,785     --     14,663          --        23,448
Other assets............    19,246   2,252    21,498  (1,727)   (1,610)      (6,671)      11,490
Property and equipment,
 net....................    65,871     734    66,605     --        --           --        66,605
                          -------- -------  -------- -------   -------      -------     --------
 TOTAL ASSETS...........  $131,862 $14,247  $146,109 $(2,909)  $11,753      $(8,789)    $146,164
                          ======== =======  ======== =======   =======      =======     ========
LIABILITIES
Current liabilities.....  $ 36,932 $10,308  $ 47,240 $(1,759)  $   --       $(2,118)    $ 41,275
                                                      (2,088)
Long-term debt, less
 current portion........    39,531   4,207    43,738    (325)      --        (3,882)      39,531
Other noncurrent liabil-
 ities..................     6,523   5,403    11,926     --       (867)      (2,789)       8,270
                          -------- -------  -------- -------   -------      -------     --------
                            82,986  19,918   102,904  (4,172)     (867)      (8,789)      89,076
STOCKHOLDERS' EQUITY
 (DEFICIT)..............    48,876  (5,671)   43,205   1,263     8,212          --        57,088
                                                                 4,408
                          -------- -------  -------- -------   -------      -------     --------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY
 (DEFICIT)..............  $131,862 $14,247  $146,109 $(2,909)  $11,753      $(8,789)    $146,164
                          ======== =======  ======== =======   =======      =======     ========

Notes to Unaudited Pro Forma Condensed Balance Sheet

(a) During the year ended June 30, 1996, RMCI adopted a plan to sell Apex, which conducts RMCI's HMO operation. Accordingly, RMCI has classified its HMO operation, the net operating assets of which totalled $1,864,000 at December 31, 1996, as a discontinued operation. In connection with RMCI's decision to sell Apex, in June 1996, RMCI established a reserve of $1,830,000, which represented Apex's expected operating losses from July 1, 1996 through January 1997, the expected date of disposition at the time. This reserve was reduced to $172,000 at December 31, 1996 based on Apex's actual operating losses from July 1, 1996 to December 31, 1996. In March 1997, RMCI increased its reserve for Apex's expected operating losses through the date of disposition (now expected to be on or before March 31, 1997) by $250,000. This adjustment is reflected in the pro forma adjustments as reductions in the net proceeds expected from the sale and the expected gain on the sales as discussed below.

  In October 1996, RMCI entered into an agreement to sell Apex for estimated net sales proceeds of $3,377,000, which exceeded the carrying value of Apex's net operating assets at December 31, 1996, as adjusted by additional expected Apex losses prior to the sale of $250,000, by $1,263,000. The pro forma adjustments reflect this gain on sale as an increase to Stockholders' Equity (Deficit). Further, the pro forma adjustments reflect that of the net sales proceeds derived from the sale of Apex, $450,000 is required to be held in escrow and $2,413,000 is required to repay indebtedness of RMCI.

(b) If the Effective Time of the Merger were the RHCI Record Date, in the Merger, RHCI would issue 2,136,105 shares of RHCI Common Stock, and 100,000 shares of RHCI Series 1996 Preferred Stock, each share of which will be convertible into 10 shares of RHCI Common Stock. This RHCI Common Stock and RHCI Series 1996 Preferred Stock would be issued in the Merger in exchange for 6,408,315 shares of RMCI Common Stock and 100,000 shares of RMCI Series 1996 Preferred Stock. This RHCI Common Stock, including the RHCI Common Stock issuable upon the conversion of the RHCI Series 1996 Preferred Stock, would have a pro forma market value of approximately $9,212,000 based upon the closing sale price of the RHCI Common Stock on NASDAQ of $2.9375 per share on December 31, 1996.

  Under the purchase method of accounting, the assets and liabilities of RMCI are adjusted to their estimated fair values. For purposes of these pro forma financial statements, estimates have been made of the fair values of RMCI's assets and liabilities as of December 31, 1996. These fair value adjustments were based on the best information available to RHCI and are subject to change as additional information becomes available.

  In addition to the pro forma market value at December 31, 1996 of $9,212,000 of RHCI Common Stock and RHCI Series 1996 Preferred Stock to be issued in the Merger, the total purchase price includes direct acquisition costs, primarily consisting of investment banking and legal costs, of approximately $300,000. It is anticipated RHCI will also incur costs of approximately $1,000,000, primarily consisting of legal, accounting, printing and mailing costs, in connection with the issuance of RHCI Common Stock and RHCI Series 1996 Preferred Stock with such costs recorded as a reduction of equity in the pro forma condensed balance sheet. The following table indicates the allocation of the total purchase price to the deficit in net assets of RMCI:

   Deficit in net assets of RMCI at December 31,
    1996.............................................              $(5,671,000)
   Expected gain on the sale of Apex, based on the
    net assets of
    Apex at December 31, 1996 (see (a) above)........                1,263,000
   Adjusted deficit in net assets of RMCI............               (4,408,000)
   Purchase accounting adjustments:
   Identifiable intangibles arising from the
    acquisition......................................   4,740,000
   RMCI's existing goodwill and identifiable
    intangible assets................................  (8,205,000)
   Goodwill arising from the acquisition.............  18,128,000
                                                       ----------
                                                                    14,663,000
   Deferred income taxes related to purchase
    accounting adjustments:
   Identifiable intangibles arising from the
    acquisition......................................  (1,610,000)
   RMCI's existing identifiable intangible assets....     867,000
                                                       ----------
                                                                      (743,000)
                                                                   -----------
   Total purchase price, including direct acquisition
    costs............................................              $ 9,512,000
                                                                   ===========

(c) This adjustment reflects the elimination of all intercompany receivables and payables.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED DECEMBER 31, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                            HISTORICAL                    PRO FORMA ADJUSTMENTS
                          ----------------            ----------------------------------
                                                                                 SALE OF   RHCI
                           RHCI     RMCI    SUBTOTAL  MERGER     ELIMINATIONS(C) APEX(D) PRO FORMA
                          -------  -------  --------  ------     --------------- ------- ---------
Net Revenues............  $66,607  $11,621  $78,228   $ --            $(456)      $ --    $77,772
Expenses
 Salaries, wages and
  benefits..............   33,263    4,655   37,918    (102)(a)         --          --     37,816
 Other operating
  expenses..............   22,356    2,360   24,716     (23)(a)         --          --     24,693
 Contracted provider
  services..............      --     4,308    4,308     --             (216)        --      4,092
 Provision for doubtful
  accounts..............    2,149      --     2,149     --              --          --      2,149
 Depreciation and
  amortization..........    2,593      695    3,288     385 (b)         --          --      3,673
 Interest and other
  financing charges.....    3,034      434    3,468     --             (240)        (97)    3,131
                          -------  -------  -------   -----           -----       -----   -------
 Total Expenses.........   63,395   12,452   75,847     260            (456)        (97)   75,554
                          -------  -------  -------   -----           -----       -----   -------
Income (Loss) From
 Continuing Operations
 Before Income Taxes....    3,212     (831)   2,381    (260)            --           97     2,218
Income Taxes............   (1,221)     --    (1,221)    --              --          --     (1,221)
                          -------  -------  -------   -----           -----       -----   -------
Net Income (Loss) From
 Continuing Operations..  $ 1,991  $  (831) $ 1,160   $(260)          $ --        $  97   $   997
                          =======  =======  =======   =====           =====       =====   =======
Net income from
 continuing operations
 per common and dilutive
 common equivalent
 share:
 Primary................    $0.21                                                           $0.07 (e)
 Fully diluted..........    $0.21                                                           $0.07 (e)
Weighted average number
 of common and dilutive
 common equivalent
 shares outstanding:
 Primary................    9,706                                                          10,417
 Fully diluted..........    9,706                                                          10,417

  PRO FORMA CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                             HISTORICAL                    PRO FORMA ADJUSTMENTS
                          -----------------            ----------------------------------
                                                                                  SALE OF   RHCI
                          RHCI(F)   RMCI(G)  SUBTOTAL  MERGER     ELIMINATIONS(C) APEX(D) PRO FORMA
                          --------  -------  --------  ------     --------------- ------- ---------
Net Revenues............  $117,423  $21,602  $139,025  $ --           $(1,060)     $ --   $137,965
Expenses
 Salaries, wages and
  benefits..............    66,259    8,743    75,002   (150)(a)          --         --     74,852
 Other operating
  expenses..............    42,387    6,252    48,639    (47)(a)         (180)       --     48,412
 Contracted provider
  services..............       --     8,088     8,088    --              (400)       --      7,688
 Provision for doubtful
  accounts..............     5,805      --      5,805    --               --         --      5,805
 Depreciation and
  amortization..........     5,490    1,323     6,813    492 (b)          --         --      7,305
 Goodwill write down....       --     1,929     1,929    --               --         --      1,929
 Interest and other
  financing charges.....     6,892      685     7,577    --              (480)      (195)    6,902
 Losses related to asset
  sales and closed
  businesses............     4,473      --      4,473    --               --         --      4,473
 Asset impairment
  charges...............     5,485      --      5,485    --               --         --      5,485
                          --------  -------  --------  -----          -------      -----  --------
 Total Expenses.........   136,791   27,020   163,811    295           (1,060)      (195)  162,851
                          --------  -------  --------  -----          -------      -----  --------
Loss From Continuing
 Operations Before
 Income Taxes...........   (19,368)  (5,418)  (24,786)  (295)             --         195   (24,886)
Income Tax Benefit......     2,887      --      2,887    --               --         --      2,887
                          --------  -------  --------  -----          -------      -----  --------
Net Loss From Continuing
 Operations.............  $(16,481) $(5,418) $(21,899) $(295)         $   --       $ 195  $(21,999)
                          ========  =======  ========  =====          =======      =====  ========
Net loss from continuing
 operations per common
 and dilutive common
 equivalent share:
 Primary................    $(2.12)                                                         $(2.24)(e)
 Fully diluted..........    $(2.12)                                                         $(2.24)(e)
Weighted average number
 of common and dilutive
 common equivalent
 shares outstanding:
 Primary................     7,929                                                          10,065
 Fully diluted..........     7,929                                                          10,065

Notes to Unaudited Pro Forma Condensed Statements of Operations

(a) These adjustments reflect certain savings which RHCI expects to achieve through reductions in operating costs in connection with the Merger. The extent to which these savings will be achieved depends, among other things, on economic conditions and may be affected by unanticipated changes in business activities, inflation and certain external factors. Therefore, there can be no assurance that these savings will be realized.

(b) This adjustment relates to the amortization of goodwill and other intangible assets arising from the acquisition of RMCI by RHCI, as if RMCI had been acquired on July 1, 1995. The calculation of the pro forma amortization expense is as follows:

                                         AMORTIZATION  AMORTIZATION    AMORTIZATION
                               AMOUNT       PERIOD    7/1/96-12/31/96 7/1/95-6/30/96
                             ----------- ------------ --------------- --------------
   Goodwill................  $18,128,000   25 years      $ 362,000      $  725,000
   Other intangible assets:
    Managed care con-
     tracts................    2,405,000  51 months        283,000         566,000
    Clinical protocols.....    2,335,000   15 years         78,000         156,000
                             -----------                 ---------      ----------
                             $22,868,000                   723,000       1,447,000
   Less amortization
    expense recorded by
    RMCI on goodwill and
    other intangible
    assets.................                               (338,000)       (955,000)
                                                         ---------      ----------
   Net increase in
    amortization expense...                              $ 385,000      $  492,000
                                                         =========      ==========

  The amortization period of goodwill and other intangible assets arising from the acquisition of RMCI by RHCI is based on the following:

  -- Managed care contracts--as of the expected date of the Merger, the weighted average future life of RMCI's existing contracts, based on the percentage of each contract's annual revenue to total revenue and based on the assumption that the contracts will, on average, renew for four additional 12-month periods.

  -- Clinical protocols--estimated period over which RMCI's existing clinical protocols, which are used as the basis for RMCI's treatment decisions and product pricing, will be valid and appropriate.

  -- Goodwill--estimated period based on RHCI's assessment that RMCI's operations, after elimination of certain overhead and public company-related costs, will be profitable and that it has the ability to remain profitable for an indeterminate period of time.

(c) These adjustments reflect the elimination of RHCI and RMCI intercompany income and expense amounts including, for the six months ended December 31, 1996 and year ended June 30, 1996, interest on intercompany debt of $240,000 and $480,000, respectively, charges for certain corporate services provided by RHCI to RMCI of $0 and $180,000, respectively, and patient service revenues and related contracted provider services expenses related to certain managed care arrangements between RHCI and RMCI of $216,000 and $400,000, respectively.

(d) This adjustment reflects the reduction in interest expense related to RMCI indebtedness which will be repaid upon the sale of Apex.

(e) Income (Loss) per common and dilutive common equivalent share is calculated as follows:

                                                SIX MONTHS ENDED   YEAR ENDED
                                                DECEMBER 31, 1996 JUNE 30, 1996
                                                ----------------- -------------
   Pro forma net income (loss) from continuing
    operations................................     $   997,000    $(21,999,000)
   Less: Dividends on RHCI Series C Preferred
    Stock.....................................        (181,000)       (362,000)
   Less: Dividends on RHCI Series 1996
    Preferred Stock...........................         (75,000)       (150,000)
                                                   -----------    ------------
                                                   $   741,000    $(22,511,000)
                                                   ===========    ============
   Pro forma net income (loss) from continuing
    operations per share......................     $      0.07    $      (2.24)
                                                   ===========    ============
   Weighted average shares outstanding
    (Primary and Fully Diluted)...............      10,417,000      10,065,000
                                                   ===========    ============

(f) During the fiscal year ended June 30, 1996, the following nonrecurring amounts were recorded in the consolidated statement of operations of RHCI:

    (i) contractual adjustment expenses of approximately $1,900,000 related to intermediary audits of prior year cost reports; as a result, RHCI recorded reserves in the fourth quarter totalling $3,500,000 related to possible future adjustments of its cost report estimates by intermediaries;

   (ii) losses totalling $4,473,000 related to additional asset write-downs, cost report settlements and other adjustments related to businesses which closed at various times prior to fiscal 1996, a reserve for Medicaid disproportionate share payments which the State of Louisiana has contended were improperly paid to two of RHCI's Louisiana facilities in fiscal 1995 and 1994, and lease commitments and other costs incurred in connection with RHCI's decision to relocate its corporate headquarters; and

  (iii) asset impairment charges totalling $5,485,000 related to an excess of carrying value of certain long-lived assets and investments over the fair value of these assets.

(g) During the fiscal year ended June 30, 1996, RMCI recorded certain nonrecurring amounts in its consolidated statement of operations, including a goodwill impairment charge of $1,929,000 related to its acquisition of Human Dynamics Institute, and $426,000 related to the write-off of deferred development costs based on RMCI's decision not to expand in certain markets in the United States.

              SELECTED CONSOLIDATED FINANCIAL INFORMATION OF RHCI

  The following selected consolidated financial information is derived from the consolidated financial statements of RHCI. The following tables should be read in conjunction with the consolidated financial statements and related notes, and "RHCI--Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Joint Proxy Statement/Prospectus.

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                            SIX MONTHS ENDED
                                      YEAR ENDED JUNE 30,                     DECEMBER 31,
                          ------------------------------------------------  ------------------
                            1992      1993    1994(1)   1995(1)     1996      1995      1996
                          --------  --------  --------  --------  --------  --------  --------
STATEMENTS OF OPERATIONS
 DATA:
 Net revenues...........  $136,946  $136,354  $137,002  $136,418  $117,423  $ 60,944  $ 66,607
 Salaries, wages and
  benefits..............    60,626    63,810    64,805    72,061    66,259    32,433    33,263
 Other operating
  expenses..............    40,161    40,454    42,907    44,741    42,387    19,746    22,356
 Provision for doubtful
  accounts..............     8,628     8,148     5,846     5,086     5,805     2,026     2,149
 Depreciation and
  amortization..........     5,439     6,605     6,836     7,290     5,490     2,626     2,593
 Interest and other
  financing charges.....    10,488     9,494     8,906     8,347     6,892     3,509     3,034
 Losses related to asset
  sales and closed
  businesses............       --      7,524       802     6,431     4,473       --        --
 Asset impairment
  charges...............       --        --        --     21,815     5,485       --        --
 Restructuring and other
  charges...............     2,283     1,367       --        --        --        --        --
                          --------  --------  --------  --------  --------  --------  --------
                           127,625   137,402   130,102   165,771   136,791    60,340    63,395
                          --------  --------  --------  --------  --------  --------  --------
 Income (loss) before
  minority interests,
  income taxes,
  extraordinary items
  and cumulative effect
  of accounting change..     9,321    (1,048)    6,900   (29,353)  (19,368)      604     3,212
 Minority interests.....       --      1,126     4,824       887       --       (101)      --
                          --------  --------  --------  --------  --------  --------  --------
 Income (loss) before
  income taxes,
  extraordinary items
  and cumulative effect
  of accounting change..     9,321    (2,174)    2,076   (30,240)  (19,368)      705     3,212
 Provision (benefit) for
  income taxes..........     3,974       159       599   (13,195)   (2,887)      261     1,221
                          --------  --------  --------  --------  --------  --------  --------
 Income (loss) before
  extraordinary items
  and cumulative effect
  of accounting change..     5,347    (2,333)    1,477   (17,045)  (16,481)      444     1,991
 Extraordinary items:
 Loss from early
  extinguishment of
  debt, net of income
  tax benefit...........      (366)   (1,580)     (155)     (257)      --        --        --
 Income tax benefit from
  net operating loss
  carryovers............       953       --        --        --        --        --        --
 Cumulative effect of
  change in accounting
  for income taxes......       --      2,353       --        --        --        --        --
                          --------  --------  --------  --------  --------  --------  --------
 Net income (loss)......  $  5,934  $ (1,560) $  1,322  $(17,302) $(16,481) $    444  $  1,991
                          ========  ========  ========  ========  ========  ========  ========
Primary earnings per
 share:
 Income (loss) per
  common and dilutive
  common equivalent
  share before
  extraordinary items
  and cumulative effect
  of accounting change..  $   0.68  $  (0.29) $   0.15  $  (2.25) $  (2.12) $   0.05  $   0.21
 Net income (loss)......  $   0.75  $  (0.20) $   0.14  $  (2.28) $  (2.12) $   0.05  $   0.21
 Weighted average shares
  outstanding(2)........     7,886     7,932     9,641     7,743     7,929     9,262     9,706

--------
(1) Includes results of operations of RMCI, from July 21, 1993 (date of inception) until April 24, 1995 (date of the Distribution), when RMCI was a consolidated subsidiary of RHCI.
(2) Includes common and dilutive common equivalent shares outstanding.

                                           JUNE 30,
                         -------------------------------------------- DECEMBER 31,
                           1992     1993     1994     1995     1996       1996
                         -------- -------- -------- -------- -------- ------------
BALANCE SHEET DATA:
 Cash and cash
  equivalents........... $  8,628 $ 10,682 $  6,207 $  9,044 $  7,605   $  9,060
 Working capital........ $ 26,718 $ 23,811 $ 21,148 $ 24,098 $ 11,715   $  9,233
 Total assets...........  194,357  190,370  183,168  139,236  132,758    131,862
 Long-term debt, less
  current portion.......   84,879   77,429   67,707   55,568   44,664     39,531
 Class B preferred
  stock, Series 1987....    2,500      --       --       --       --         --
 Stockholders' equity...   76,068   79,997   80,468   61,779   46,053     48,876

                                     RHCI

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                             RESULTS OF OPERATIONS

  Patient revenues of RHCI's inpatient facilities are affected by changes in the rates RHCI charges, changes in reimbursement rates by third-party payors, the volume of patients treated and changes in the mix of payors and patient types. RHCI's facilities provide services to patients requiring intensive inpatient care, less intensive residential treatment care and outpatient treatment. Also, at four of RHCI's facilities, medical subacute services are provided. The reimbursement rates for intensive inpatient care are generally greater than the rates paid for residential treatment care. However, the average length of stay for patients in residential treatment programs is significantly greater than that for patients in intensive inpatient programs.

  Generally, charges for each facility's services are reimbursed under third-party reimbursement programs at the amount billed or at rates which are less than the facility's charges. These lower rates can be based on a negotiated per diem amount or based on the facility's costs as audited or projected by the third-party payors. When operating revenues (charges) per patient day are higher than the negotiated per diem rate or the facility's costs, the difference is recorded as a reduction of gross revenues. Bad debts consist primarily of commercial and self-pay accounts receivable deemed uncollectible.

  RHCI records amounts due to or from third-party reimbursement sources based on its best estimates of amounts to be ultimately received or paid under cost reports filed with appropriate intermediaries. The final determination of amounts earned under reimbursement programs is subject to review and audit by these intermediaries. Differences between amounts recorded as estimated settlements and the audited amounts are reflected as adjustments to RHCI's net revenues in the period in which the final determination is made. During the years ended June 30, 1995 and 1994, RHCI recorded contractual adjustment benefits related to intermediary audits of prior year cost reports of approximately $1,000,000 and $1,400,000, respectively. During the year ended June 30, 1996, RHCI recorded contractual adjustment expenses related to intermediary audits of prior year cost reports of approximately $1,900,000. As a result of this negative experience, RHCI recorded reserves totalling $3,500,000 in its June 30, 1996 financial statements related to possible future adjustments of its cost report estimates by intermediaries. Management of RHCI believes that adequate provision has been made for any adjustments that may result from future intermediary reviews and audits.

  Several years ago, the federal government established a funding mechanism, known as disproportionate share, which was meant to adequately reimburse facilities serving a disproportionately high volume of Medicaid patients, relative to other providers. Disproportionate share funding was established under Title XIX of the Social Security Act, administered at the state level and approved/overseen by the Health Care Financing Administration, since Medicaid services are jointly funded by each state as well as the federal government. In fiscal years 1995 and 1994, RHCI received significant disproportionate share payments from state Medicaid programs, particularly in Louisiana. Statutory changes virtually eliminated the disproportionate share funding mechanism in Louisiana and, for the year ended June 30, 1996, disproportionate share payments received by RHCI's Louisiana facilities were not material.

  The impact of Louisiana disproportionate share payments on net revenues and income from continuing operations in fiscal 1995 was approximately $5,600,000 and $3,700,000, respectively, and the impact of Louisiana disproportionate share payments on net revenues and income from continuing operations in fiscal 1994 was approximately $14,300,000 and $9,300,000, respectively. The majority of Louisiana disproportionate share payments was received at RHCI's Three Rivers Hospital facility, which treated primarily Medicaid-eligible adolescents diagnosed with various behavioral disorders. This facility was further adversely impacted by the State of Louisiana's application of significantly more restrictive admission criteria beginning in December 1994 for adolescents seeking inpatient psychiatric treatment in the State. Due to a negative operating margin in the fourth quarter of fiscal 1995 and a significant decrease in admissions since December 1994, on June 30, 1995,

RHCI closed Three Rivers Hospital and consolidated the operations of this facility with RHCI's Greenbrier Hospital facility located less than five miles away.

  During fiscal 1996, the State of Louisiana requested repayment of disproportionate share payments received by two of RHCI's Louisiana facilities in fiscal years 1995 and 1994 totalling approximately $5,000,000. The repayment requests related to (i) alleged overpayments made to Three Rivers Hospital because the State believed Three Rivers' actual annual inpatient volume was less than its projection of annual inpatient volume made at the beginning of its 1994 cost reporting year and (ii) alleged improper teaching hospital payments made to Three Rivers Hospital and Bayou Oaks Hospital because the State believed these facilities were not qualifying teaching hospitals at the time these payments were made. RHCI believes that certain of the calculations which support the State's calculation of annual inpatient volume in 1994 are in error and that other relevant factors affecting the State's calculation have not been considered. Further, RHCI believes that, based on its understanding of the rules and regulations in place at the time the teaching hospital payments were made, payments received as a result of the teaching classification were appropriate.

  On the basis of discussions to date between RHCI and the State, RHCI believes that this matter may be settled for an amount significantly less than the State's initial requests. Any settlement of this matter will be contingent upon the execution of settlement documentation, the terms of which have not been agreed upon. Further, there can be no assurance that RHCI and the State will agree on a settlement amount or the terms and conditions of settlement documentation. RHCI intends to contest, vigorously, any position by the State of Louisiana which RHCI considers adverse and believes that adequate provision has been made at June 30, 1996 for the estimated amount which might be recovered from RHCI as a result of this matter.

  The following table sets forth, for the periods indicated, certain items of RHCI's consolidated statements of operations as a percentage of RHCI's net revenues. For comparison purposes, the prior year percentages exclude the operations of RMCI, which, as discussed elsewhere, through the Distribution, became a separate publicly traded company in April 1995, and the amount of Louisiana disproportionate share payments recorded as net revenues in 1995 and 1994. The discussion following this table quantifies the significant fluctuations in amounts reported in RHCI's consolidated statements of operations between periods.

                                                                 AS A PERCENTAGE OF
                                                                  NET REVENUES FOR
                         AS A PERCENTAGE OF NET REVENUES        THE SIX MONTHS ENDED
                           FOR THE YEAR ENDED JUNE 30,              DECEMBER 31,
                         ------------------------------------   ----------------------
                            1994         1995         1996         1995        1996
                         ----------   ----------   ----------   ----------  ----------
Net revenues............      100.0%       100.0%       100.0%       100.0%      100.0%
Salaries, wages and
 benefits...............       54.1         56.4         56.4         53.2        49.9
Other operating
 expenses...............       33.8         32.6         36.1         32.4        33.6
Provision for doubtful
 accounts...............        5.0          4.3          4.9          3.3         3.2
Depreciation and
 amortization...........        5.5          5.4          4.7          4.3         3.9
Interest and other
 financing charges......        7.5          6.9          5.9          5.8         4.6
Losses related to asset
 sales and closed
 businesses.............        0.7          5.5          3.8          --          --
Asset impairment
 charges................        --          18.5          4.7          --          --
                         ----------   ----------   ----------   ----------  ----------
Income (loss) before
 minority interests,
 income taxes and
 extraordinary item.....       (6.6)%      (29.6)%      (16.5)%        1.0%        4.8%
                         ==========   ==========   ==========   ==========  ==========

SIX MONTHS ENDED DECEMBER 31, 1996 COMPARED TO SIX MONTHS ENDED DECEMBER 31,
1995

  Net revenues in the six months ended December 31, 1996 were $66.6 million, compared to $60.9 million in the comparable period of the prior fiscal year. The material changes in net revenues between these periods consisted of (a) a $1.0 million decrease in same facility net inpatient revenues between periods,
(b) a $3.6 million increase in net patient revenues related to RHCI's subacute operations, (c) a $0.7 million increase in net revenues related to RHCI's contract services division, (d) a $0.4 million decrease in net revenues due to amounts recorded in the prior year period related to a facility previously closed and (e) the impact of a favorable cash judgment awarded RHCI by the courts of the State of Missouri. In this matter, the courts ruled that RHCI's facility in Nevada, Missouri had received insufficient reimbursement from the Missouri Department of Social Services for the provision of behavioral healthcare to Medicaid patients from 1990 to 1996. This judgment, net of costs, increased net revenues in the six months ended December 31, 1996 by $2.9 million.

  Same facility net inpatient revenues decreased 2.2% between periods (from $45.1 million in the prior year comparable period to $44.1 million in the current year period due to continued pressure from managed care organizations and other payors to reduce the reimbursement rates for acute psychiatric services, as well as the continued shift of RHCI's inpatient business from acute psychiatric patients to less intensive (and consequently lower paying) residential treatment patients. For the six months ended December 31, 1996, approximately 42% of RHCI's behavioral health patient days related to residential treatment patients, compared to 40% in the prior year comparable period. In addition, net revenue related to subacute operations increased by $3.6 million between periods (from $5.3 million in the prior year period, or 9% of total net revenues of RHCI, to $8.9 million in the current year period, or 13% of total net revenues of RHCI), as subacute patient days increased from 6,040 in the prior year comparable period to 10,151 in the current year period.

  Salaries, wages and benefits in the six months ended December 31, 1996 were $33.3 million, compared to $32.4 million in the comparable period of the prior year. Same facility salaries, wages and benefits decreased $0.8 million (from $28.4 million to $27.6 million) between periods, or 3%, due to the continued increase in residential treatment services, which are less labor intensive than acute psychiatric services. The decrease in same facility salaries, wages and benefits was offset by a $1.2 million increase in subacute salaries, wages and benefits, due to the increase in subacute patient volume between periods, and a $0.4 million increase in salaries, wages and benefits related to RHCI's contract services division.

  Other operating expenses in the six months ended December 31, 1996 were $22.4 million, compared to $19.7 million in the comparable period of the prior fiscal year. Same facility other operating expenses remained stable between periods at $15.8 million, whereas other operating expenses of the subacute units increased by $2.1 million between periods, due to the previously discussed increase in subacute patient volume between periods, and corporate other operating expenses of RHCI increased $0.5 million between periods.

  The provision for doubtful accounts in the six months ended December 31, 1996 totalled $2.1 million, which compares to the $2.0 million provision for doubtful accounts in the prior year comparable period. Also, depreciation and amortization expense in the six months ended December 31, 1996 and 1995 totalled $2.6 million.

  Interest expense decreased from $3.5 million in the six months ended December 31, 1995 to $3.0 million in the current year comparable period. Debt levels were reduced between periods through regularly scheduled principal payments on RHCI's subordinated secured notes and variable rate demand revenue bonds and a $3.1 million principal payment made on RHCI's senior secured notes on September 30, 1996. Also, in the prior year comparable period, RHCI recorded interest expense in respect of borrowings under a working capital facility which was paid off and cancelled in December 1995.

1996 COMPARED TO 1995

  The following are the significant changes in RHCI's operations between fiscal 1996 and 1995. These changes affect the comparison of revenues and expenses of RHCI between years as discussed below.

  .  The Distribution on April 24, 1995.

  . Virtual elimination of Louisiana disproportionate share payments to RHCI, as discussed above.

  .  The closure of Three Rivers Hospital on June 30, 1995.

  . Commencement of operations in April 1995 at an 80-bed leased facility near Salt Lake City, Utah (Benchmark South).

  . The closure of several day treatment centers and outpatient clinics throughout fiscal 1996 and 1995 due to negative operating margins.

  . Significant increase in occupancy at RHCI's subacute units, as well as an expansion of RHCI's contract services division.

  . Significant asset impairment charges and losses related to asset sales and closed businesses in fiscal 1996 and 1995.

  Net revenues decreased from $136.4 million in 1995 to $117.4 million in 1996 primarily because $12.9 million of revenues related to RMCI were included in the prior year total and because same facility net inpatient revenues decreased $7.3 million between years. During fiscal 1996, RHCI replaced approximately $6.4 million in patient revenues related to Three Rivers Hospital and $5.5 million in Louisiana disproportionate share revenues recorded in fiscal 1995 with a $4.7 million increase in revenues from Benchmark South, a $6.6 million increase in subacute revenues and a $1.6 million increase in contract services revenues. Net outpatient revenues remained stable between 1996 and 1995, increasing $0.3 million, or 2%.

  Same facility net inpatient revenues decreased $7.3 million between periods primarily due to the impact of intermediary audits of prior year cost reports, which reduced same facility net inpatient revenues by $5.4 million in 1996 (including the establishment of a $3.5 million reserve for possible future adjustments) and increased same facility net inpatient revenues in 1995 by $1 million. During the year ended June 30, 1996, RHCI recorded contractual adjustment expenses of approximately $1.9 million related to intermediary audits during fiscal 1996 of RHCI's prior year cost reports. The overall negative adjustment to RHCI's estimated cost report settlements was principally due to an audit of RHCI's Havenwyck facility's Blue Cross cost reports for years 1992, 1993, 1994 and 1995. As a result of RHCI's negative experience in the fourth quarter of fiscal 1996 with respect to estimated cost report settlements, RHCI recorded reserves at fiscal 1996 year end totalling $3,500,000 related to possible future adjustments of its cost report settlements by intermediaries. Management of RHCI believes that this reserve is adequate and that its net revenues in future periods will not be negatively impacted by future intermediary audits of cost report settlements recorded at June 30, 1996.

  In addition to the impact of prior year cost report settlements on RHCI's net revenues between 1996 and 1995, RHCI's same facility net inpatient revenue per patient day decreased 8% between years due to the growth in residential treatment services, which are less intensive and generally reimbursed at rates which are less than the rates received for acute psychiatric inpatient services. During fiscal 1996, same facility residential treatment patient days comprised 40% of same facility patient days, compared to 31% in fiscal 1995. Further, in 1996 and 1995 RHCI's residential treatment net revenue per patient day was approximately $200 less than its acute psychiatric net revenue per patient day (excluding Louisiana disproportionate share revenues).

  Total salaries, wages and benefits in fiscal 1996 were $66.3 million, compared to $72.1 million in fiscal 1995. The material changes in salaries, wages and benefits included (a) a $1.1 million increase in same facility salaries, wages and benefits, (b) a $4.8 million decrease related to the closure of the Three Rivers facility, (c) a $2.6 million increase related to the opening of Benchmark South, (d) an increase of $1.4 million related to increased volume in RHCI's subacute units and (e) salaries, wages and benefits of $5.5 million in fiscal 1995 related to RMCI.

  Other operating expenses in fiscal 1996 were $42.4 million, compared to $44.7 million in fiscal 1995. The material changes in other operating expenses between periods included (a) a $3.0 million decrease related to the closure of the Three Rivers facility, (b) a $2.5 million increase related to the opening of Benchmark South, (c) an increase of $2.4 million related to increased volume in RHCI's subacute units, and (d) other operating expenses in fiscal 1995 related to RMCI of $6.2 million. RHCI's same facility other operating expenses remained stable between periods, increasing $0.3 million, or 1%. Also, during the latter half of 1996, RHCI recorded expenses totalling approximately $800,000 related to two individually significant professional liability cases. Based on the facts and circumstances of each case, RHCI increased its reserves related to these cases up to its self-insured limit. As a result of this negative experience, RHCI reevaluated its reserve for known and unknown professional and general liability claims and increased this reserve by an additional $750,000 during the fourth quarter of fiscal 1996. In addition, based on an increase in claims under RHCI's self-insured health plan during the latter half of 1996, RHCI increased its reserve for incurred but not reported health insurance claims by $200,000 in the fourth quarter of fiscal 1996.

  The provision for doubtful accounts increased from $5.1 million in fiscal 1995 to $5.8 million in fiscal 1996. This increase primarily related to the same facilities, which recorded additional provisions on per-diem based residential treatment business in 1996. These provisions were necessary as doubt arose with respect to the ability of certain payors to repay RHCI for services rendered in fiscal 1996. The majority of these payors are state agencies which receive funds from various federal and state sources to pay RHCI for its services. Management has initiated steps to limit its exposure on uncollectible per-diem based residential treatment business in the future, including by (a) establishing a clear understanding prior to admitting patients as to the funding sources through which RHCI will be paid for its services, (b) immediate follow-up with these funding sources to ensure initial claims are billed in accordance with the agency's guidelines and (c) on-going monitoring of residential treatment claims, by agency or program, to ensure that claims will be paid.

  Depreciation and amortization in fiscal 1996 totalled $5.5 million, compared to $7.3 million in fiscal 1995. Depreciation expense decreased by $0.4 million on two facilities which were sold and leased back in April 1995. Also, in June 1995, the book values of four facilities were considered impaired pursuant to the provisions of Statement Number 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("Statement 121"), issued by the Financial Accounting Standards Board ("FASB"), which reduced depreciation expense in fiscal 1996 by an additional $0.6 million. Finally, depreciation and amortization expense in fiscal 1995 related to RMCI totalled $0.9 million.

  Interest expense decreased from $8.3 million in 1995 to $6.9 million in 1996. This decrease related to debt reductions made in fiscal 1995 on RHCI's senior and subordinated secured notes (including a $7.5 million prepayment in April 1995), which reduced interest expense in 1996 by $1.2 million. Also, interest expense in fiscal 1995 related to RMCI totalled $0.2 million.

  Primarily in the fourth quarter of fiscal 1996, RHCI recorded losses totalling approximately $4.5 million related to additional asset write-downs, cost report settlements and other adjustments related to businesses which closed at various times prior to fiscal 1996, a reserve for disproportionate share payments which the State of Louisiana has contended were improperly paid to two of RHCI's Louisiana facilities in fiscal 1995 and 1994 and lease commitments and other costs incurred in connection with RHCI's decision to relocate its corporate headquarters. The amounts related to businesses which closed at various times prior to fiscal 1996, totalling approximately $800,000, primarily reduced RHCI's net accounts receivable and property and equipment balances and are not expected to have an impact on RHCI's liquidity. The amounts related to the disproportionate share matter and the relocation of RHCI's corporate headquarters were primarily recorded as a current liability, based on the possibility that these matters may be settled or paid prior to June 30, 1997. However, RHCI believes that the resolution of the disproportionate share matter and future amounts to be paid in connection with the relocation of its headquarters will not have a material adverse effect on its liquidity.

  In fiscal 1995, RHCI recorded losses totalling approximately $6.4 million related to a sale/leaseback transaction, the sale of real estate, the closure of Three Rivers Hospital, the closure of other outpatient operations and the abandonment of certain development projects. The sale/leaseback transaction and the sale of real estate reduced RHCI's net property and equipment and real estate held for development accounts, respectively, and the losses due to closures and abandonments were not material to RHCI's working capital, equity or liquidity. See "1995 Compared to 1994" below.

  In March 1995, the FASB issued Statement 121. Statement 121 requires companies to compare the recorded values of long-lived assets (defined as land, buildings, fixed equipment and related cost in excess of net asset value of purchased businesses) against the expected future cash flows to be generated by these assets. Pursuant to the principles of measurement contained in Statement 121 and RHCI's expectations, RHCI recorded an asset impairment charge in its 1996 and 1995 statement of operations totalling approximately $4 million and $20 million, respectively.

  In June 1996 and 1995, RHCI recorded additional asset impairment charges related to its investment in other healthcare enterprises of approximately $1.5 million, based on an assessment of the future cash flows expected to be realized by RHCI from these businesses.

  Minority interests in 1995 primarily reflects the limited partners' share of net income of Three Rivers Hospital prior to its closure on June 30, 1995.

  RHCI recorded a $2.9 million benefit for income taxes in fiscal year 1996 compared to a $13.2 million benefit for income taxes in fiscal year 1995. The income tax benefit recorded in fiscal year 1996 was recorded at an effective tax rate significantly less than the statutory tax rate due to a deferred tax valuation allowance of $4.4 million at June 30, 1996.

1995 COMPARED TO 1994

  The following are the significant changes in RHCI's operations between 1995 and 1994. These changes affect the comparison of revenues and operating expenses of RHCI between years as discussed below.

  . In October 1993, RHCI, through its subsidiary RMCI, entered the managed mental health business through its acquisition of FPM. This business was expanded in June 1994 with the acquisition of an Arizona-based managed mental health business and, in succeeding months, with the execution of additional contracts for the provision of managed mental healthcare. The revenues and expenses of RMCI and its subsidiaries were included in RHCI's revenues and expenses from October 1993 to April 24, 1995, when the Distribution was effected.

  . Louisiana disproportionate share payments received by RHCI during fiscal 1995 were approximately $8.7 less than the amount received in fiscal 1994.

  . In February 1994, RHCI sold its Atlantic Shores facility in Daytona Beach, Florida. In addition, RHCI closed several day treatment centers and outpatient clinics during 1995 and 1994 due to negative operating margins. The sale and these closures are referred to in this section as the "sold/closed facilities".

  .  RHCI opened four subacute units in late fiscal 1994/early fiscal 1995.

  .  RHCI expanded its contract services division during fiscal 1995.

  . Significant asset impairment charges and losses related to asset sales and closed businesses in fiscal 1995.

  Net revenues for fiscal 1995 were $136.4 million, compared to $137.0 million in fiscal 1994. The material changes in net revenues consisted of (a) a $12.6 million decrease (11%) in same facility net inpatient revenues, (b) a $2.9 million increase (21%) in same facility net outpatient revenues, (c) a $4.5 million increase in net revenues attributable to RHCI's subacute operations,
(d) a $7.1 million increase (from $5.8 million to $12.9 million) in net revenues related to RMCI, (e) a $0.6 million increase (from $0.5 million to $1.1 million) in revenues associated with contract services and (f) a $3.1 million decrease in net patient revenues related to the sold/closed facilities (excluding the Three Rivers facility, which, for purposes of comparing 1995 to 1994, is included in the same facility totals).

  Same facility net inpatient revenues decreased $12.6 million between years. Of this amount, $8.7 million was related to a reduction in disproportionate share payments to Three Rivers Hospital and Bayou Oaks Hospital. Excluding the change in disproportionate share payments between periods, same facility net inpatient revenues decreased approximately $3.9 million. Of this amount, $3.6 million is attributable to the decline in admissions at the Three Rivers facility, which decline resulted from the State of Louisiana's application of significantly more restrictive admission criteria to facilities in the State treating the behavioral disorders of adolescents. The inpatient census at this facility decreased from an average of 65 patients in fiscal 1994 to 36 patients in fiscal 1995, with an average of 20 patients subsequent to December 1, 1994 when the new admission rules became effective. As stated earlier, on June 30, 1995, RHCI closed Three Rivers Hospital and consolidated the operations of this facility with its Greenbrier facility located less than five miles away.

  Excluding the above factors, net inpatient revenues related to all other inpatient facilities were stable and patient days and admissions related to these facilities increased 4.5% and 10%, respectively, between periods. The growth rate in admissions exceeded that in patient days due to an overall decline in the inpatient average length of stay from 17.6 days in 1994 to 15.7 days in 1995. In addition, these facilities experienced a decrease in net inpatient revenue per patient day due to a continued shift in patient mix from charge-based payors to cost-based and negotiated per-diem rate payors, as well as an increase in same facility residential treatment days as a percentage of total same facility patient days. Net revenue per patient day on cost-based and negotiated per-diem rate payors is generally less than that for charge-based payors.

  Same facility net outpatient revenues totalled $17.0 million in 1995 compared to $14.1 million in 1994. This increase is primarily due to an expansion of partial hospitalization day services because of an increased market focus by facility administrators.

  Total salaries, wages and benefits in fiscal 1995 were $72.1 million, compared to $64.8 million in fiscal 1994. The material changes in this expense item consisted of (a) a $1.7 million (or 3.0%) increase in same facility salaries, wages and benefits, (b) an increase in salaries, wages and benefits of $2.1 million attributable to RHCI's subacute operations, (c) a $3.9 million increase (from $1.6 million to $5.5 million) in salaries, wages and benefits related to RMCI, (d) a $0.7 million increase in salaries, wages and benefits associated with contract services and (e) a $1.2 million decrease in salaries, wages and benefits attributable to the sold/closed facilities.

  Other operating expenses in fiscal 1995 were $44.7 million, compared to $42.9 million in fiscal 1994. The material changes in other operating expenses consisted of (a) a $2.3 million decrease (6%) in same facility other operating expenses, (b) an increase in other operating expenses of $3.4 million attributable to the subacute operations, (c) a $2.8 million increase (from $3.4 million to $6.2 million) in other operating expenses related to RMCI, (d) a $0.2 million increase in other operating expenses associated with contract services and (e) a decrease of $2.2 million in other operating expenses attributable to the sold/closed facilities. The decrease in same facility other operating expenses was due to focused cost-cutting initiatives within these facilities during the year.

  The provision for doubtful accounts in fiscal 1995 was $5.1 million, compared to $5.8 million in fiscal 1994. A $1.2 million decrease in same facility provision for doubtful accounts (from $5.7 million in fiscal 1994 to $4.5 million in fiscal 1995) was offset by increases in the provision for doubtful accounts associated with subacute and contract services of $0.1 million and $0.3 million, respectively. The decrease in same facility provision for doubtful accounts was primarily the result of a continued shift in patient mix and the corresponding shift from charge-based payors (which requires a larger amount to be paid by the patient) to cost-based and negotiated commercial insurance per-diem rate payors.

  Depreciation and amortization in fiscal 1995 totalled $7.3 million, compared to $6.8 million in fiscal 1994. The overall change in this expense item was primarily due to (a) a $0.5 million increase in depreciation and amortization related to subacute operations, (b) a $0.5 million increase in depreciation and amortization related to RMCI and (c) $0.5 million decrease in depreciation and amortization attributable to the sold/closed facilities.

  Interest expense decreased from $8.9 million in 1994 to $8.3 million in 1995. Debt levels were reduced between periods through scheduled principal payments of (a) $5.65 million on RHCI's senior secured notes, (b) $0.5 million on RHCI's subordinated secured notes and (c) $0.8 million on RHCI's variable rate demand revenue bonds. In addition, on May 1, 1995, RHCI prepaid $7.5 million of principal on the senior secured notes and, in connection with the sale of Atlantic Shores Hospital in February 1994, the variable rate demand revenue bonds associated with that facility, totalling $4.3 million, were redeemed. The reduction in interest as a result of these principal payments was offset by an increase in interest rates on the variable rate demand revenue bonds, interest on the working capital facility drawing and interest incurred in fiscal 1995 prior to the Distribution on debt incurred in connection with RMCI acquisitions made during the second half of fiscal 1994.

  In fiscal 1995, RHCI reported losses associated with assets sales and closed businesses of approximately $6.4 million. This amount is comprised of the following significant items:

    1. Sale/Leaseback Transaction: On April 12, 1995, RHCI consummated a sale/leaseback transaction whereby RHCI sold the land, buildings and fixed equipment of two of its inpatient facilities for $12.5 million and agreed to lease these properties back over a term of 15 years (with three successive renewal options of five years each). The leases, which are treated as operating leases under generally accepted accounting principles, require aggregate annual minimum rental payments of $1.5 million, payable monthly. Each April 1, the lease payments are subject to any upward adjustment (not to exceed 3% annually) to the Consumer Price Index over the preceding 12 months.

    Net sale proceeds associated with this transaction totalled $12.1 million which, when compared to the net book value of assets sold of $15.7 million, resulted in a loss of $3.6 million. On May 1, 1995, RHCI utilized a portion of the proceeds from the above transaction and prepaid $7.5 million of principal due on the senior secured notes as follows: $3.5 million due on September 30, 1995, $3.5 million due on March 31, 1996 and $0.5 million due on September 30, 1996. In connection with this prepayment, RHCI wrote down a proportionate amount of unamortized loan costs related to the senior secured notes, totalling $229,000, and incurred a yield maintenance charge from the holders of the senior secured notes, totalling $234,000. These amounts are reported as a loss from early extinguishment of debt, net of applicable income taxes, in the 1995 statement of operations.

    2. Real Estate Sales: In March and April 1995, RHCI sold certain real estate located in Flagstaff, Arizona and Houston, Texas, respectively. These properties were acquired for development approximately 10 years ago and had an aggregate book value of $1.15 million. Net proceeds from the sale of this real estate totalled approximately $0.75 million, resulting in a loss of $0.4 million.

    3. Closure of Day Treatment and Other Outpatient Operations: During 1995, RHCI closed its remaining day treatment centers as well as certain outpatient clinics which were producing negative operating margins. In addition, RHCI recorded cost report settlements and asset write-downs totalling $380,000 and $190,000, respectively, which became evident in 1995 subsequent to these closures and subsequent to the closure of day treatment centers in late fiscal 1994. Finally, RHCI sold an outpatient rehabilitation clinic in San Antonio, Texas in June 1995. The total losses incurred related to these events was approximately $1,300,000.

    4. Closure of Three Rivers Hospital: RHCI recorded certain losses, totalling approximately $0.2 million, resulting from its decision to close Three Rivers Hospital on June 30, 1995 and consolidate the operations of this facility with its Greenbrier facility.

    5. Development Projects: RHCI pursued several development opportunities during the year including the potential acquisition of a competitor, the development of rural health clinics and the potential acquisition of a contract management company. These efforts were abandoned or otherwise terminated during the year resulting in a charge against earnings of approximately $0.8 million.

  In the fourth quarter of fiscal 1994, RHCI decided to terminate its development activities related to its day treatment division and to close certain of these centers due to the poor operating performance of this division. In addition, RHCI also decided to close four outpatient clinics related to its Heartland Hospital facility during this quarter. Finally, certain adjustments were made which resulted in gain recognition on the sale of Atlantic Shores Hospital facility, which was sold in February 1994. The total net losses related to these closures and sale in fiscal 1994 was $0.8 million.

  In the fourth quarter of fiscal 1995, RHCI elected to adopt Statement 121 and, after applying the principles of measurement contained in Statement 121 and RHCI's expectations, recorded a charge against earnings, before taxes, of $20.3 million. This amount is reflected as an asset impairment charge in the 1995 consolidated statement of operations.

  In June 1995, RHCI recorded an additional asset impairment charge related to its investment in a healthcare enterprise in Germany of approximately $1.5 million, based on a reassessment of the future expected cash flows to be realized by RHCI from this business.

  Minority interests primarily reflects the limited partner's share of net income of Three Rivers Hospital prior to its closure on June 30, 1995.

IMPACT OF INFLATION

  The psychiatric hospital industry is labor intensive, and wages and related expenses increase in inflationary periods. Additionally, suppliers generally seek to pass along rising costs to RHCI in the form of higher prices. RHCI monitors the operations of its facilities to mitigate the effect of inflation and increases in the costs of healthcare. To the extent possible, RHCI seeks to offset increased costs through increased rates, new programs and operating efficiencies. However, reimbursement arrangements may hinder RHCI's ability to realize the full effect of rate increases. To date, inflation has not had a significant impact on operations.

                              FINANCIAL CONDITION

  RHCI records amounts due to or from third-party contractual agencies (Medicare, Medicaid and Blue Cross) based on its best estimate, using the principles of cost reimbursement, of amounts to be ultimately received or paid under current and prior years' cost reports filed (or to be filed) with the appropriate intermediaries. Ultimate settlements and other lump-sum adjustments due from and paid to these intermediaries occur at various times during the fiscal year. At June 30, 1996, amounts due from Medicare, Medicaid and Blue Cross totalled $3.6 million, $2.4 million and $0.5 million, respectively. Also, at June 30, 1996, amounts due to Medicare, Medicaid and Blue Cross totalled $6.3 million, $1.0 million and $1.1 million, respectively. At December 31, 1996, amounts due from Medicare, Medicaid and Blue Cross totalled $2.2 million, $0.5 million and $0.2 million, respectively. Also at December 31, 1996, amounts due to Medicare, Medicaid and Blue Cross totalled $7.9 million, $0.9 million and $0.8 million, respectively. Changes in these amounts since June 30, 1996 are the result of fiscal intermediary lump sum adjustments, prior year cost report settlements and current year estimated settlements recorded during the six months ended December 31, 1996. See "Results of Operations" above.

  At December 31, 1996, net cash advances made by RHCI to or on behalf of RMCI totalled approximately $8.8 million. Of this amount, $6 million primarily related to the funding of certain RMCI acquisitions and is represented by the RMCI Subordinated Promissory Note due from RMCI. The remaining amount includes $0.60 million of accrued interest on the RMCI Subordinated Promissory Note since October 1, 1995 and $2.215 million of additional amounts paid by RHCI on behalf of RMCI and charges by RHCI to RMCI for certain administrative services (the "Additional Amount"). Of the $6 million due on the RMCI Subordinated Promissory Note, approximately $2.1 million is due on or before December 31, 1997 and the remainder is payable in 11 quarterly installments of approximately $353,000, beginning March 31, 1998. RHCI has agreed that the payment of interest on the RMCI Subordinated Promissory Note for the period October 1, 1995 through December 31, 1997, as well as the Additional Amount will not be required until after January 1, 1998, all on terms and conditions to be mutually agreed to by RHCI and RMCI. Following the Merger, amounts owing by RMCI to RHCI will remain outstanding as intercompany indebtedness.

  RHCI has net deferred tax assets totalling approximately $10.6 million and $11.5 million, which includes a valuation allowance of $4.4 million, at December 31, 1996 and June 30, 1996, respectively. Management has considered the effects of implementing tax planning strategies, consisting of the sales of certain appreciated property, as the primary basis for recognizing deferred tax assets. The ultimate realization of deferred tax assets may be affected by changes in the underlying values of the properties considered in RHCI's tax planning strategies, which values are dependent upon the operating results and cash flows of the individual properties. RHCI evaluates the realizability of its deferred tax assets on a quarterly basis by reviewing its tax planning strategies and the adequacy of its valuation allowance.

  In December 1996, RHCI resumed operations at its facility in Fort Walton Beach, Florida, which had been leased to another behavioral healthcare provider for the previous four years. In connection with the resumption of operations at this facility, RHCI incurred preopening costs of approximately $330,000. These costs will be amortized over the twelve-month period ending November 30, 1997.

  At December 31, 1996, the current portion of long-term debt was $12.0 million, compared to $10.9 million at June 30, 1996. This increase was due to RHCI's commitment during 1996 to reduce the credit exposure of its bank group by an additional $2.0 million on or before July 1, 1997.

  Noncurrent other accrued liabilities increased from $1.3 million at June 30, 1995 to $7.2 million at June 30, 1996 due to the establishment of reserves as discussed in "Results of Operations" above.

  During 1996, amounts owed to minority interests decreased by $0.7 million based on distributions to the minority partners in the Three Rivers Hospital Limited Partnership. In July 1996, a final distribution of $0.9 million was made to the limited partners in connection with the dissolution of the Three Rivers Limited Partnership, resulting in no gain or loss to RHCI. Subsequent to this distribution, the Three Rivers Hospital Limited Partnership was dissolved.

  In October 1995 and August 1996, Ramsay Holdings acquired through private placements, 275,863 shares and 275,546 shares, respectively, of RHCI Common Stock at a price of $3.625 and $2.75 per share, respectively. Of the total shares acquired in October 1995, 121,363 were issued for cash and 154,500 were issued for management fees due during the remainder of fiscal 1996 under RHCI's management agreement with Ramsay Health Care Pty. Limited ("Ramsay Pty. Limited"). The shares acquired in August 1996 were issued for management fees due under the management agreement during fiscal 1997. This management agreement was terminated in September 1996. See "Information Concerning RHCI-- Management--Certain Relationships and Related Transactions Involving RHCI, RMCI and Affiliates Thereof."

                        LIQUIDITY AND CAPITAL RESOURCES

  As of December 31, 1996, the 1990 RHCI Credit Facility includes $31.1 million in senior secured notes and $1.6 million in subordinated secured notes, and the 1993 RHCI Credit Facility consists of approximately $19 million in letters of credit. The senior secured notes bear interest at 11.6% and require semi-annual principal payments of approximately $3.5 million from March 31, 1997 through September 30, 1998 and semi-annual principal payments of $5.65 million from March 31, 1999 through March 31, 2000. The subordinated secured notes bear interest at 15.6% and require semi-annual principal payments of $0.2 million through March 31, 2000. Required annual principal payments on the variable rate demand revenue bonds total $0.8 million through year 2000 and $0.9 million to $1.2 million in years 2001 through 2015. In December 1995, RHCI fully paid down and terminated its working capital facility with its bank group originally available under the 1993 RHCI Credit Facility.

  In September 1995, and again in August 1996, RHCI and banks supporting the 1993 RHCI Credit Facility agreed to terms which extended the expiration date of the letters of credit under the 1993 RHCI Credit Facility from May 15, 1996 to February 15, 1997 and from February 15, 1997 to August 15, 1997, respectively. In connection with the initial extension, RHCI agreed to reduce the banks' credit exposure (through regular principal payments on the variable rate demand revenue bonds or early redemption of certain of these bonds) by $3,162,531 on or before July 1, 1996. This requirement was extended by the bank group to December 31, 1996 as part of the August 1996 extension (which reduction was made) and RHCI also agreed to reduce the banks' credit exposure by an additional $2,145,835 on or before July 1, 1997. In February 1997, RHCI and the banks which are parties to the 1993 RHCI Credit Facility entered into negotiations with a view to extending the expiration date of the letters of credit under the 1993 RHCI Credit Facility from August 15, 1997 to November 15, 1997, including on terms which would require RHCI to provide additional collateral to its lenders. There can be no assurance that the extension will be effected or as to the terms and conditions of such extension.

  In February 1997, RHCI announced an intention to effect a private placement of $75 million of senior debt securities (the "Proposed Offering"). The debt securities have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The proceeds from the Proposed Offering will be used to refinance the 1990 RHCI Credit Facility and the 1993 RHCI Credit Facility and for working capital and other general corporate purposes. There can be no assurance that RHCI will be successful in completing the Proposed Offering, or as to the timing thereof, or that the terms of the Proposed Offering will not change from that set forth above. In the event the Proposed Offering is not completed or is delayed for an extended period of time, RHCI may be required to seek waivers from its existing lenders, including with respect to the timing of scheduled principal payments during 1997. There can be no assurance that any such waivers will be granted or as to the terms and conditions of such waivers, if granted.

  RHCI's current credit facilities require that RHCI meet certain covenants, including (i) the maintenance of a minimum level of consolidated tangible net worth, (ii) the maintenance of a working capital ratio and (iii) the maintenance of certain fixed charge coverage and debt service ratios. From time to time, the lenders have agreed to waive or otherwise adjust certain of these ratios and levels. In connection with these waivers and adjustments, RHCI pays additional fees and expenses. Further, as part of the waivers and adjustments obtained as of June 30, 1996, RHCI agreed to provide its Hillcrest Hospital facility and related assets as additional collateral to the lenders and agreed not to pay future cash dividends in respect of RHCI Preferred Stock. RHCI anticipates that waivers of compliance with financial covenants may be required in the future. There can be no assurance that these waivers will be obtained or as to the terms and conditions of these waivers if obtained.

  During the fiscal year ended June 30, 1996, net cash provided by the operating activities of RHCI decreased from approximately $8.9 million in 1995 to approximately $3.6 million. This $5.3 million decrease is the result of (a) an approximate $5 million decrease in cash flows from the same facilities, represented by a $2.8 million decline in operating income and a $2.2 million increase in outstanding receivables of these facilities, (b) increases in cash flows of RHCI's contract services and subacute divisions of approximately $0.9 million and $2.6 million, respectively, (c) RMCI cash flows of approximately $1 million included in RHCI's 1995 cash flows prior to the Distribution, (d) a net reduction in corporate overhead expenses between years of approximately $1 million and (e) a decrease in cash flows, primarily as a result of disproportionate share payments received in fiscal 1995 of approximately $4 million. The operating income decline in the same facilities was primarily related to two facilities which, due to inpatient census declines and payor mix changes, reported an aggregate operating income decline of $2.7 million between years. Also, receivables of the same facilities increased as the collection period on RHCI's expanding residential treatment business is longer than that of the acute inpatient psychiatric business. The improvement between years in cash flows of the contract services and subacute divisions is due to the start-up nature of these operations in fiscal 1995.

  During the six months ended December 31, 1996, net cash provided by the operating activities of RHCI increased from approximately $0.1 million in the prior year comparable period to approximately $8.5 million. This increase was primarily the result of (a) an improvement in net income between periods (after giving effect to deferred tax expenses) of approximately $2.2 million,
(b) cost report settlements with third-party contractual agencies and changes in estimated settlements, which increased by $4.6 million in the current year period and (c) a $0.7 million reduction in the increase in patient accounts receivable between periods.

  During fiscal 1996, RHCI's investing activities were limited to expenditures for property and equipment totalling $1.5 million and utilization of cash held in trust to pay settlement and legal costs in connection with RHCI's self-insurance program for professional and general liability claims. Expenditures for property and equipment decreased from prior year levels due primarily to construction costs incurred in 1994 and 1995 in connection with the development of RHCI's subacute units.

  During fiscal 1996, RHCI fully paid down and terminated its working capital facility originally available under the 1993 RHCI Credit Facility, made regularly scheduled payments on its subordinated secured notes under the 1990 RHCI Credit Facility and variable rate demand revenue bonds, and paid off a capital lease obligation.

  As of June 30, 1996, RHCI's principal liquidity requirements included (a) principal payments due on its senior secured and subordinated secured notes in September 1996 under the 1990 RHCI Credit Facility, (b) the agreed upon reduction in the banks' credit exposure under the 1993 RHCI Credit Facility through the redemption of one of the outstanding variable rate demand revenue bonds and (c) construction costs of approximately $1.1 million related to the conversion of 37 beds at its Texas facilities from psychiatric care to subacute care. These requirements were satisfied, principally through internally generated funds and funds received from the settlement of an action previously brought by RHCI against the State of Missouri and involving claims for reimbursement under Medicaid programs. No other commitments to make material capital expenditures exist at this time.

  RHCI expects to satisfy its remaining fiscal 1997 liquidity requirements, including the debt payment due on March 31, 1997 under the 1990 RHCI Credit Facility, from internally generated funds from operations, proceeds from the sale of its Three Rivers Hospital facility and repayments of amounts owing by RMCI to RHCI, including under the RMCI Subordinated Promissory Note. The Three Rivers Hospital facility is expected to be sold to an independent party in March 1997 for approximately $2.2 million, net of transaction costs. RHCI expects to satisfy its remaining liquidity needs after fiscal 1997 through internally generated funds and proceeds from the Proposed Offering.

  At this time, RHCI has not entered into a definitive agreement to sell its Three Rivers Hospital facility and, accordingly, there can be no assurance that RHCI will consummate the sale of the facility. Although it intends to effect the Proposed Offering, it does not have any commitment to refinance its outstanding debt. Further, RHCI believes that the resolution of the disproportionate share matter with the State of Louisiana (see "Results of Operations" above) will not have a material adverse effect on its liquidity.

              SELECTED CONSOLIDATED FINANCIAL INFORMATION OF RMCI

  The following selected consolidated financial information is derived from the consolidated financial statements of RMCI. The following tables should be read in conjunction with the consolidated financial statements and related notes, and "RMCI--Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Joint Proxy Statement/Prospectus.

                  RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                  SIX MONTHS ENDED
                          PERIOD JULY 21,  YEAR ENDED JUNE 30,      DECEMBER 31,
                          1993 (INCEPTION) ---------------------  ------------------
                          TO JUNE 30, 1994   1995        1996       1995      1996
                          ---------------- ---------  ----------  --------  --------
SUMMARY OF OPERATING
 DATA:
Revenues:
  Managed care revenue..       $5,491      $  14,898  $   19,430  $  9,118  $ 10,271
  Clinical fee for serv-
   ice and other reve-
   nue..................          358          1,247       2,172       880     1,350
                               ------      ---------  ----------  --------  --------
Total revenues..........        5,849         16,145      21,602     9,998    11,621
Operating expenses:
  Contracted provider
   services.............        2,185          5,149       8,088     3,522     4,308
  Salaries, wages and
   benefits.............        1,624          6,882       8,743     4,516     4,655
  Management fees
   charged by related
   companies............          287            284         406       132       176
  General and adminis-
   trative expenses.....          949          3,215       5,846     2,282     2,184
  Goodwill write-down...          --             --        1,929       --        --
  Depreciation and amor-
   tization.............          460          1,244       1,323       629       695
  Interest..............          121            334         685       390       434
  Listing and stock dis-
   tribution expenses...          --             724         --        --        --
                               ------      ---------  ----------  --------  --------
Total operating ex-
 penses.................        5,626         17,832      27,020    11,471    12,452
                               ------      ---------  ----------  --------  --------
(Loss) income from con-
 tinuing operations be-
 fore income taxes......          223         (1,687)     (5,418)   (1,473)     (831)
Income tax (benefit) ex-
 pense..................          155           (192)        --        --        --
                               ------      ---------  ----------  --------  --------
(Loss) income from con-
 tinuing operations.....           68         (1,495)     (5,418)   (1,473)     (831)
Discontinued operation:
  Loss from operations
   of discontinued HMO
   operation............          --             (76)     (3,149)     (713)      --
  Loss on disposal of
   HMO operation........          --             --       (4,927)      --        --
                               ------      ---------  ----------  --------  --------
Net (loss) income.......       $   68      $  (1,571) $  (13,494) $ (2,186) $   (831)
                               ======      =========  ==========  ========  ========
(Loss) income per common
 share from continuing
 operations.............       $ 0.03      $   (0.39) $    (0.85) $  (0.23) $  (0.13)
(Loss) per common share
 from discontinued
 operation..............          --           (0.02)      (1.27)    (0.11)      --
                               ------      ---------  ----------  --------  --------
(Loss) income per common
 share..................       $ 0.03      $   (0.41) $    (2.12) $  (0.34) $  (0.13)
                               ======      =========  ==========  ========  ========
Weighted average number
 of shares
 outstanding(1).........        2,058          3,789       6,378     6,371     6,397
                               ======      =========  ==========  ========  ========

                                               JUNE 30,
                                        -------------------------  DECEMBER 31,
                                         1994    1995(2)  1996(3)    1996(4)
                                        -------  -------  -------  ------------
BALANCE SHEET DATA:
Cash and cash equivalents.............. $   763  $ 3,495  $   228    $   198
Working capital (deficit)..............  (1,217)    (480)  (9,070)    (7,252)
Total assets...........................  13,288   20,848   14,099     14,247
Long-term debt, less current portion...   2,209    7,820    5,202      4,207
Stockholders' equity (deficit).........   1,194    5,584   (7,847)    (5,671)

-------
(1) The shares of RMCI Common Stock used in the net loss per share computation is based on the number of weighted average shares outstanding for the respective periods.
(2) Includes $3,606 of net assets used in discontinued operation.
(3) Includes $2,027 of net assets used in discontinued operation.
(4) Includes $1,864 of net assets used in discontinued operation.

                                     RMCI

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  RMCI provides comprehensive managed healthcare services through wholly owned subsidiary companies. The behavioral health services are composed of the management of mental health services and substance abuse care on behalf of self-insured employers, HMOs, insurance companies and government agencies in different states. RMCI not only manages such care but also provides, where appropriate, the delivery of care through integrated systems involving clinics and other providers. These services range from benefit design, case management, claims processing to fully capitated (at-risk) mental healthcare treatment.

  At December 31, 1996, RMCI operates in 10 states and has a strategy to consolidate its behavioral health operations through development and joint venture efforts in various regions of the country in which it currently operates.

  During the year, RMCI applied for and received a license to operate an HMO in the state of Alabama. During the year, RMCI also conducted HMO operations in the states of Louisiana and Mississippi. In June 1996, RMCI adopted a formal plan for the sale of its HMO operation during fiscal 1997 and recorded a loss related to the disposal of this discontinued operation of $4.9 million.

                             RESULTS OF OPERATIONS

  RMCI began earning HMO revenue in June 1995. For the year ended June 30, 1996, these revenues accounted for approximately 6.0% of RMCI's revenues. During the year ended June 30, 1996, RMCI adopted a formal plan to discontinue the operations comprising its HMO business. These operations were recorded as a discontinued operation at June 30, 1996. Accordingly, the following discussion of operations pertains entirely to RMCI's behavioral health services and related corporate activities during the year ended June 30, 1996.

  The following table sets forth, for the periods indicated, certain items of RMCI's consolidated statements of income as a percentage of RMCI's net revenues.

                           AS A PERCENTAGE OF         AS A PERCENTAGE OF TOTAL
                         TOTAL REVENUES FOR THE      REVENUES FOR THE SIX MONTHS
                           YEAR ENDED JUNE 30             ENDED DECEMBER 31
                         -------------------------   ------------------------------
                            1995          1996          1995(A)           1996
                         -----------   -----------   ---------------  -------------
Total revenues..........       100.0%        100.0%           100.0%          100.0%
                         -----------   -----------    -------------   -------------
Operating expenses:
  Contracted provider
   services.............        31.9%         37.4%            35.2%           37.1%
  Salaries, wages and
   benefits.............        42.6%         40.5%            45.2%           40.1%
  Management fees
   charged by related
   companies............         1.8%          1.9%             1.3%            1.5%
  General and
   administrative
   expenses.............        19.9%         27.1%            22.8%           18.8%
  Goodwill write-down...         --            8.9%             --              --
  Depreciation and
   amortization.........         7.7%          6.1%             6.3%            6.0%
  Interest expense......         2.1%          3.2%             3.9%            3.7%
  Listing and stock
   distribution costs...         4.5%          --               --              --
                         -----------   -----------    -------------   -------------
                               110.5%        125.1%           114.7%          107.2%
                         -----------   -----------    -------------   -------------
  Loss from continuing
   operations before
   income taxes.........       (10.5)%       (25.1)%          (14.7)%          (7.2)%
Discontinued operation:
  Loss from operations
   of discontinued HMO
   operation............         --          (14.6)%           (7.1)%           --
  Loss on disposal of
   HMO operation........         --          (22.8)%            --              --
                         -----------   -----------    -------------   -------------
  Net loss before income
   taxes................       (10.5)%       (62.5)%          (21.8)%          (7.2)%
                         ===========   ===========    =============   =============

--------
(a) Certain amounts for the six months ended December 31, 1995 have been reclassified to reflect RMCI's discontinued HMO operation.

SIX MONTHS ENDED DECEMBER 31, 1996 COMPARED TO SIX MONTHS ENDED DECEMBER 31,
1995

  Net revenues in the six months ended December 31, 1996, were $11.62 million compared to $10.0 million in the comparable period of the prior fiscal year. The increase in net revenues is attributable to new or expanded managed care contracts obtained, in particular in North Carolina effective October 1995 and Texas effective September 1996. Clinical fee for service and other revenue increased as a result of new clinics opened during calendar years 1995 and 1996.

  Contracted provider services expenses increased to $4.31 million in the six months ended December 31, 1996 compared to $3.52 million in the prior year December period.

  Other operating expenses, comprising salaries and wages, and general and administrative expenses, increased from $6.80 million to $6.84 million but decreased as a percentage of net revenues, reflecting increased efficiencies of RMCI's managed behavioral health division, given its expanded business base.

  RMCI recorded a loss from continuing operations before income taxes in the six month period ended December 31, 1996 of $831,000 compared to a loss from continuing operations before income taxes of $1,473,000 incurred in the same period in the prior year. RMCI's results continue to be impacted by corporate costs generally associated with being a public company, increased interest and amortization expenses, and continuing start-up costs in the clinical operations of RMCI.

  At June 30, 1996, RMCI established a reserve for future losses expected to be incurred by its discontinued HMO operation amounting to $1,830,000. During the six months ended December 31, 1996, losses incurred by the discontinued HMO operation and charged against this reserve totalled $1,658,000. In the prior year comparable period, the HMO operation recorded a loss of $713,000.

YEAR ENDED JUNE 30, 1996 COMPARED TO YEAR ENDED JUNE 30, 1995

  Net revenues from continuing operations for fiscal 1996, were $21.6 million compared to $16.1 million in fiscal 1995. The revenue increase is mainly due to a full year of operations of The Health Plan of The Upper Ohio Valley contract in West Virginia and a number of new managed care contracts entered into during the year, including in Ohio and in North Carolina.

  Contracted provider services increased to $8.1 million in fiscal 1996 compared to $5.1 million in fiscal 1995 as a result of the increased number of members whose care is managed by RMCI. The percentage of net revenues represented increased from 31.9% in fiscal 1995 to 37.4% in fiscal 1996.

  Salaries, wages and benefits expense increased from $6.9 million in fiscal 1995 to $8.7 million in the year ended June 30, 1996, primarily as a result of the continued expansion of the operations of RMCI in various regions, including Florida, Arizona, Hawaii and West Virginia.

  General and administrative operating expenses, including management fees charged by related companies, increased from $3.5 million in fiscal 1995 to $6.3 million in fiscal 1996 as a result of the expansion of the operations of RMCI into existing markets and targeted new markets.

  Depreciation and amortization expense increased from $1.2 million to $1.3 million mainly as a result of the amortization of goodwill associated with the acquisition of FPM and FPMBH of Arizona, Inc. (f/k/a Ramsay HDI) ("FPMBH").

  Interest expense increased from $334,000 in fiscal 1995 to $685,000 in fiscal 1996 primarily as a result of financing charges related to the acquisition of businesses previously described.

  RMCI incurred a loss before taxes from continuing operations of $5.42 million for the reasons discussed above and as a result of a goodwill impairment charge of $1,929,000 related to the goodwill associated with the acquisition of the assets of the Human Dynamics Institute ("HDI"). At the time of the acquisition, HDI had contracts with five major vendors and the possibility of obtaining an additional major contract. During 1996, HDI lost four of its existing contracts and was not awarded the new major contract. Consequently, RMCI wrote-off the goodwill attributed to these contracts. The amount of the impairment was determined based on the relative cash flows generated by each of the contracts lost.

  During the year ended June 30, 1996, RMCI's HMO operation incurred a loss from operations of $3.15 million. Given that this operation did not commence until the end of fiscal year 1995, its loss from operations in fiscal year 1995 was only $76,000. The operating loss sustained in fiscal year 1996 was primarily due to the start--up nature of the business, the operation's establishment of offices and subsequent expansion into Mississippi and Alabama, and the extreme competition existing in the states, particularly in Louisiana, in which the operation attempted to do business. During 1995 and 1996, a number of new HMOs obtained licenses to do business in these states, which significantly limited membership and, hence, the revenues of the business. RMCI's board of directors evaluated its alternatives and, in June 1996, RMCI adopted a formal plan to sell its HMO operation. Accordingly, RMCI's HMO operation has been accounted for as a discontinued operation. In connection with its decision to sell its HMO operation, RMCI reduced the net assets of the business to the expected net proceeds from the sale and recorded a loss on disposition of $3.1 million. Additionally, RMCI recorded a provision of $1.83 million for operating losses to be incurred during the phaseout period.

                        LIQUIDITY AND CAPITAL RESOURCES

  In connection with the Distribution, RMCI and RHCI entered into the Second Amended and Restated Distribution Agreement (the "Distribution Agreement"). Pursuant to the Distribution Agreement, each of RHCI and RMCI had agreed to pay to the other the net amount of all outstanding intercompany receivables and payables as of April 24, 1995 (other than those evidenced by the RMCI Subordinated Promissory Note). As of

December 31, 1996, RMCI owed RHCI approximately $2.215 million for administrative services performed by RHCI and amounts advanced to or paid on behalf of RMCI, and accrued interest on the RMCI Subordinated Promissory Note of $600,000. See the discussion below under "Indebtedness" concerning RHCI's agreement not to require repayment of net cash advances and such accrued interest on the RMCI Subordinated Promissory Note until after January 1, 1998.

  During fiscal 1996, RMCI used net cash of $2.1 million in its continuing operations. This compares with $2.6 million provided by continuing operations in fiscal 1995. The decrease in funds from continuing operations is attributable to an operating loss of $5.4 million in 1996 compared to an operating loss of $1.5 million in 1995. RMCI anticipates that the sources of liquidity during fiscal 1997 will primarily be from its cash flows from continuing operations, funds anticipated to be received from the disposition of Apex and the proceeds from a $3 million private placement of preferred stock discussed below.

  Net cash used in investing activities of $0.8 million in fiscal 1996 compares with $1.2 million used in fiscal 1995. These funds were primarily used to acquire property and equipment and for the earn-out payment required in various purchase agreements (see "Indebtedness" below). In 1996, RMCI reduced its expenditures for property and equipment by $400,000.

  Net cash provided by financing activities was $4.25 million in fiscal 1996, compared to $5.0 million in fiscal 1995. The main source of financing funds was advances from the Ramsay Affiliates (see discussion below).

  RMCI expects to use its sources of liquidity for working capital and other general corporate purposes, including for the payment of costs and expenses discussed above and costs associated with the establishment and development of its managed mental healthcare business.

  There can be no assurance that RMCI will expand its operations by development, acquisition or internal expansion or that any development effort, acquisition or expansion will be profitable.

  As discussed below (see "Indebtedness") RMCI believes that it may require additional funds for working capital and general corporate purposes.

  Financing. On April 26, 1996, RMCI amended its credit facility (the "First Union Credit Facility") with First Union National Bank of Florida ("First Union"). A previous Revolving Credit Facility for up to $4,200,000 was replaced by a $1,500,000 Revolving Master Line of Credit (the "First Union Master Revolver"), and a $100,000 Term Loan (the "First Union Term Loan").

  The $100,000 First Union Term Loan is repayable over 36 months through level principal payments of $2,777.70, plus interest. At December 31, 1996, $1,500,000 was outstanding under the First Union Master Revolver. The First Union Master Revolver bears interest at the following rates, as applicable and selected by RMCI from time to time: (i) First Union's LIBOR adjusted rate plus 3.0% or (ii) First Union's prime rate plus 0.75%. The $100,000 Term Loan bears interest at First Union's prime rate plus 1.0%.

  In October 1996, the First Union Credit Facility was further amended pursuant to which Apex guaranteed the obligations of RMCI under the First Union Credit Facility and RMCI pledged all of the shares of capital stock of Apex to First Union as collateral.

  As part of the acquisition of FPM in October 1993, RMCI issued 7% three year debentures, totalling $2,500,000 (see "Indebtedness" below). These debentures were prepaid with the proceeds of a $1,667,000 three year secured term loan from First Union on April 28, 1995. This three year term loan bears interest at (i) the Bank's LIBOR adjusted rate plus 2.5% or (ii) the bank's prime rate plus 0.50%, as selected by RMCI. Principal on this three year term loan is payable quarterly with a final maturity of January 31, 1998. The three year secured term loan, the First Union Term Loan and the First Union Master Revolver are secured by a pledge of the stock of RMCI's subsidiaries and the assets of RMCI's subsidiaries.

  The First Union Credit Facility contains covenants customary for facilities of this type which include, without limitation, covenants which contain limitations on the ability of FPM and its subsidiaries, subject to certain exceptions, to (i) assume or incur liens, (ii) alter the nature of their business or effect mergers, consolidations, or sales of assets, (iii) incur indebtedness or make investments, (iv) acquire businesses, or (v) pay dividends to RMCI. In addition, the First Union Credit Facility contains financial covenants related to senior debt to cash flow, interest coverage, and minimum stockholders' equity. At June 30, 1996, FPM's minimum stockholders' equity ratio was less than the requirement. The Bank agreed to waive this requirement for the year ended June 30, 1996.

  It is RMCI's intention to repay all amounts owing to First Union, totalling $2,413,000 at December 31, 1996, from the proceeds of the proposed sale of Apex.

  Indebtedness. In connection with RMCI's acquisition of all the outstanding shares of common stock of FPM in October 1993, FPM issued 7% Debentures due October 31, 1996 (the "FPM Debentures") in the aggregate principal amount of $2,500,000 to the selling stockholders of FPM, including Martin Lazoritz, Robert W. Pollack and I. Paul Mandelkern, officers of RMCI or its subsidiaries. Subsequently, on April 28, 1995, these FPM Debentures were prepaid with the proceeds of the $1,667,000 three year secured term loan discussed above.

  In connection with RMCI's acquisition of the assets of HDI, through a wholly owned subsidiary FPMBH, RMCI issued a promissory note in the principal amount of $1,000,000 (the "HDI Note") to Phoenix South Community Mental Health Centers ("Phoenix South"). Interest accrues on the HDI Note at a fixed rate of 8.25% per annum and is payable monthly in arrears, together with equal installments of principal, until the HDI Note matures on June 30, 1997. At December 31, 1996, $167,000 was outstanding under the HDI Note. The HDI Note is secured pursuant to a stock pledge agreement dated June 30, 1994, pursuant to which Phoenix South has a first priority lien on all of the common stock of FPMBH. Upon payment in full of the HDI Note, First Union will have a first priority lien on the common stock of FPMBH under the First Union Credit Facility.

  In addition, in connection with the Distribution of RMCI from RHCI, RMCI issued to RHCI the RMCI Subordinated Promissory Note, in the principal amount of $6,000,000, evidencing certain funds advanced to or on behalf of RMCI by RHCI, including in connection with the acquisition of certain acquired businesses. Prior to its issuance, the amounts evidenced by the RMCI Subordinated Promissory Note were recorded as intercompany indebtedness between RMCI and RHCI. Interest accrues on the RMCI Subordinated Promissory Note at an annual fixed rate of 8%.

  The RMCI Subordinated Promissory Note is unsecured and is subordinated and junior in right of payment to all indebtedness of RMCI and its subsidiaries incurred in connection with the acquisition of HDI and future acquisitions of other managed mental healthcare services businesses, and any other Senior Indebtedness (as defined in the RMCI Subordinated Promissory Note), including indebtedness arising under the First Union Credit Facility and any other bank indebtedness of RMCI or its subsidiaries. At the present time, Senior Indebtedness outstanding is comprised of the HDI Note, the three year secured term note to First Union and amounts due under the First Union Term Loan and the First Union Master Revolver.

  In September 1996, RHCI and RMCI commenced negotiations to restructure the payment terms associated with the net cash advances from RHCI totaling approximately $2,215,000 as of December 31, 1996 and $600,000 of the interest due on the RMCI Subordinated Promissory Note from October 1995 to December 31, 1996. Of the $6,000,000 due on the RMCI Subordinated Promissory Note, approximately $2,118,000 is due on or before December 31, 1997 and the remainder is payable in 11 quarterly installments of approximately $353,000, beginning March 31, 1998. RHCI has agreed not to require repayment of the interest on the RMCI Subordinated Promissory Note for the period October 1, 1995 through December 31, 1997 or the net cash advances until after January 1, 1998, all on terms and conditions to be mutually agreed upon. Following the Merger, amounts owing by RMCI to RHCI will remain outstanding as intercompany indebtedness.

  In June 1996, at the request of RMCI, Ramsay Hospitals agreed to loan RMCI up to $3,000,000 for working capital and general corporate purposes. On June 28, 1996, RMCI borrowed $1,600,000, which was evidenced by a demand promissory note (the "First Hospitals Note") payable to Ramsay Hospitals with an interest rate of 12% per annum. In addition, on August 7 and August 8, 1996, RMCI borrowed an aggregate of $800,000, which was evidenced by a demand promissory note (the "Second Hospitals Note") payable to Ramsay Hospitals in the principal amount of the lesser of the amount borrowed or $1,400,000, with an interest rate of 12% per annum. On September 10, 1996, as described below, the First Hospitals Note and the Second Hospitals Note were repaid and cancelled.

  On September 10, 1996, RMCI entered into a stock purchase agreement with Ramsay Hospitals, pursuant to which Ramsay Hospitals purchased 100,000 shares of RMCI Series 1996 Preferred Stock at a purchase price of $3,000,000. The purchase price was paid by (i) offset against the outstanding principal amounts under the First Hospitals Note and the Second Hospitals Note ($1,600,000 and $800,000, respectively), (ii) offset against the aggregate accrued unpaid interest on such notes through September 10, 1996 ($54,667) and
(iii) $545,333 in cash. In connection with the purchase of the 100,000 shares of RMCI Series 1996 Preferred Stock by Ramsay Hospitals, RMCI issued warrants to Ramsay Hospitals to purchase 300,000 shares of RMCI Common Stock, at an exercise price of $1.00 per share.

  In September 1996, Ramsay Hospitals agreed to provide an additional loan facility, if required, of up to $2,000,000 to RMCI for working capital and general corporate purposes. In March 1997, Ramsay Hospitals agreed to increase this loan facility to $5,000,000, the additional proceeds of which would be available only to repay amounts owing by RMCI to RHCI, including under the RMCI Subordinated Promissory Note. RMCI has agreed to borrow under this increased loan facility upon the request of RHCI. Borrowings under this facility will bear interest at 15% per annum and RMCI has agreed to pay Ramsay Hospitals a $100,000 facility fee in consideration for making the facility available to RMCI, and an additional facility fee of $150,000 in the event of a drawing under the increased loan facility made available in March 1997. At February 15, 1997, $2,000,000 was borrowed by RMCI under the facility.

  RMCI may be required to raise additional funds for working capital, general corporate purposes, development and growth beyond its immediate plans and/or to remain competitive with its larger competitors. Any additional equity financing may result in substantial dilution to the stockholders of RMCI. Except for the debt financing to be provided by the above-mentioned commitment by Ramsay Hospitals and the First Union Master Revolver (both of which are fully drawn), RMCI has made no arrangements to obtain any additional financing, and there can be no assurance that RMCI will be able to obtain any required additional funds.

                          INFORMATION CONCERNING RHCI

                                   BUSINESS

GENERAL

  RHCI offers a continuum of behavioral healthcare to patients through integrated networks of mental health delivery systems in 12 states (Alabama, Arizona, Florida, Louisiana, Michigan, Missouri, North Carolina, Oklahoma, South Carolina, Texas, Utah and West Virginia) organized around 16 inpatient hospitals with 1,467 licensed beds (including 77 medical subacute beds) and outpatient centers. See "Properties" below. RHCI also manages the mental health programs of certain public and private healthcare providers under management contracts.

OVERVIEW

  RHCI currently offers a comprehensive range of behavioral health services, including acute psychiatric inpatient treatment, less intensive inpatient treatment (including residential), partial hospitalization treatment and group and individual outpatient treatment programs. Each of RHCI's integrated delivery systems is centered around a core hospital facility from which market-responsive mental health services are arranged with and provided by physicians, psychologists and other mental health professionals under contract or affiliated with RHCI. Certain of these systems also manage behavioral health services on behalf of other providers and offer medical subacute services.

STRATEGY

  RHCI's strategy is to maintain what it believes is its reputation as a high-quality provider of behavioral health services, meeting the needs of its patients for therapeutic care in the least restrictive setting, its payors for cost-effective and accountable treatment programs, and its stockholders for consistent earnings and business growth. Following the Merger, RHCI intends to pursue the following:

  Continue to Expand Services in Selected Markets. RHCI is pursuing and developing specialized treatment programs to expand service offerings that meet the needs of its target markets. To increase its revenues base, management plans to expand partial hospitalization, outpatient and intensive outpatient programs at certain of its facilities and in other markets where demand exists.

  Pursue Capitated Contracts. Management believes that behavioral healthcare purchasers will increasingly contract directly with providers on a capitated basis. Management believes that RHCI has a track record in both managing and providing care under capitated contracts. Management further believes that this expertise, in conjunction with its broadening service offering, should enable RHCI to benefit from the expected growth in capitated contracts.

  Pursue Contract Management Opportunities. RHCI believes that in order to be successful in the delivery of capitated behavioral healthcare services, providers must have the qualitative and quantitative tools to monitor treatment progress and demonstrate their effectiveness to purchasers of behavioral healthcare. To meet these needs, RHCI offers sophisticated information systems and infrastructure to support a full range of patient treatment services such as case management, utilization review, practice management, collections, claims processing and capitation modeling to independent capitated providers. RHCI believes that as a result of the Merger and its existing expertise in contract management, it will have an opportunity to market its administrative and processing capabilities to other behavioral healthcare providers.

  Penetrate Medicaid Market. As Medicaid and other government programs move toward managed care in a continuing effort to contain healthcare costs, RHCI believes there will be an increasing demand for the organization of provider networks and the management of behavioral healthcare to patients served under these programs. In most cases, traditional providers of behavioral healthcare services to these beneficiaries such as community mental health centers and not-for-profit hospitals in most cases do not have organized networks, sophisticated information systems and the ability to monitor utilization and outcomes. In conjunction with traditional providers, RHCI will actively pursue the management and coordination of behavioral healthcare for these populations and will organize new and expand current systems which provide care for these beneficiaries. RHCI believes that it is well positioned to penetrate this market because of its experience in coordinating care as program manager for traditional providers as well as its managed care expertise.

  Expand Treatment for Underserved Populations. RHCI believes demand for behavioral healthcare services for certain high-incidence populations will continue to offer opportunities for growth. Specifically, RHCI intends to use its treatment expertise to address the needs of juvenile offenders and the elderly, each of which represents large and what management believes to be underserved populations. RHCI believes that its experience in contracting with a variety of public agencies (for example, judicial and health and human services) positions RHCI to take advantage of opportunities by offering what it believes to be proven structured programs to serve these populations.

  Additional Management Resources Strengthen Organizational Structure. In January 1996, RHCI announced the appointment of Luis E. Lamela as Vice Chairman of the Board, followed in August 1996 by the appointments of Bert G. Cibran as President and Chief Operating Officer and Carol C. Lang as Chief Financial Officer. The new management team has over 60 years of healthcare operations, management and financing experience and a demonstrated history of success in the industry. With this leadership infrastructure, RHCI believes it has the resources to seek and execute diversification opportunities, expand the delivery of healthcare, and establish a capital structure appropriate for a long-term, high-quality healthcare company.

FACILITY OPERATIONS

  RHCI's facilities specialize in the treatment of behavioral disorders. Substance abuse treatment is provided to patients who have a primary diagnosis of alcohol or substance abuse; however, many of these patients have a secondary diagnosis of, and are treated for, mental illness. Also, almost all of RHCI's facilities conduct outpatient programs within the facility and/or at clinics located in the surrounding area. In response to the demands of payors, particularly managed care companies, RHCI anticipates expanding its outpatient network in its continued effort to provide a less costly, yet effective level of mental healthcare for patients whose illness does not require intensive inpatient care.

  The initial goal of acute psychiatric hospitalization treatment is to evaluate and stabilize the patient so that effective treatment can be continued either on an inpatient, partial hospitalization or an outpatient basis. Under the direction of a psychiatrist, the patient's condition is assessed, a diagnosis is made and prescribed treatment follows. The treatment regimen utilizes, where appropriate, medication, individual and group therapy, adjunctive therapy and family therapy.

  The most common disorders for which adult patients are admitted to RHCI's hospitals are mood and affective disorders (such as depression), schizophrenia, situational crises and alcohol and drug dependency. These disorders are also common in children and adolescents admitted to RHCI's facilities. RHCI has evaluation and treatment programs designed specifically for adults, adolescents and children. Specialized programs focusing upon neuropsychiatric disorders and pain and sleep disorders have also been developed. All programs emphasize family involvement in the evaluation and treatment process.

  Residential treatment programs are provided by nine of RHCI's facilities for low-functioning and troubled youths affected by conduct disorders, psychiatric illness, substance abuse and sexual dysfunction. These programs provide long-term inpatient care within a safe, therapeutic environment for youths displaying an inability to function at home, school, with peers or in the community in general. The highly structured programs assist the youth in learning how to change ineffective or violent behavior and cope with the difficulties and stresses of life. The primary objective of the program is behavioral awareness and self-control, leading the youth to a successful return to his/her home setting.

  Each psychiatric hospital has a multidisciplinary team of healthcare professionals, including psychiatrists, psychologists, social workers, nurses, mental health and substance abuse counselors and therapists. Generally, physician members of the professional staff maintain private practices. In certain situations, RHCI guarantees minimum incomes, usually for one year, to psychiatrists willing to relocate to certain facilities. All of RHCI hospitals have a medical director who acts as liaison between the professional staff and the hospital administration staff. In addition, each clinical program has a medical unit administrator.

  Each of RHCI's hospitals has a consulting board, comprised of hospital executives, consulting physicians and other members of the local community, which is responsible for standards of patient care. A hospital CEO supervises and is responsible for the day-to-day operations of each hospital. RHCI emphasizes frequent communication, the setting of operational and financial goals and the monitoring of actual results against targeted goals. To this end, RHCI collects and analyzes information on key indicators such as admissions by treatment program and payor category, daily census, full-time equivalent employees per patient day and average length of stay. On the basis of this information, the administrative staff of each hospital, together with the corporate staff of RHCI, adopts new programs and modifies existing programs to improve performance.

  All of RHCI's hospitals have been accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"). The JCAHO is a voluntary national organization which undertakes a comprehensive review for purposes of accreditation of healthcare facilities. In general, hospitals and certain other healthcare facilities are initially surveyed by JCAHO within 12 months after the commencement of operations and resurveyed at appropriate intervals thereafter. Of RHCI's 15 hospitals, one was resurveyed in fiscal 1996 and three were resurveyed in fiscal 1995 and, in each instance, the facilities retained their JCAHO accreditation for an additional three years.

  The following table summarizes certain operating data related to (i) the facilities currently operated by RHCI and which were also operated by RHCI during each of the fiscal years referred to below ("same facilities") and (ii) all facilities operated by RHCI during the fiscal years referred to below ("all facilities"). The difference between the same facilities amounts and the all facilities amounts relates to Three Rivers Hospital, which was closed on June 30, 1995, two facilities which were sold during fiscal 1994, Benchmark Behavioral Hospital, which commenced operations in May 1995, and RHCI's subacute units, which commenced operations in late fiscal 1994 and early fiscal 1995.

                                SAME FACILITIES

                                                        YEAR ENDED JUNE 30
                                                      -------------------------
                                                       1996     1995     1994
                                                      -------  -------  -------
Acute psychiatric admissions.........................  12,875   12,221   11,136
Residential treatment admissions.....................     537      551      471
                                                      -------  -------  -------
Total inpatient admissions...........................  13,412   12,772   11,607
Acute psychiatric inpatient days..................... 130,522  139,571  153,444
Residential treatment inpatient days.................  87,257   63,633   40,973
                                                      -------  -------  -------
Total inpatient days................................. 217,779  203,204  194,417
Average bed days available........................... 392,352  369,380  400,770
Overall inpatient occupancy percentage...............      56%      55%      49%
Partial hospitalization days (1).....................  54,041   65,280   57,414
Outpatient visits (2)................................  37,005   44,218   30,984

                                ALL FACILITIES

Acute
 psychiatric
 admissions....    13,333   12,304     11,545
Residential
 treatment
 admissions(3)..      588      948(3)     883(3)
Subacute
 admissions....       692      323         46
                  -------  -------    -------
Total
 admissions....    14,613   13,575     12,474
Acute
 psychiatric
 inpatient
 days..........   135,037  140,064    159,602
Residential
 treatment
 inpatient days
 (3)...........    93,038   77,509(3)  64,729(3)
Subacute
 inpatient
 days..........    15,378    6,548      1,061
                  -------  -------    -------
Total inpatient
 days..........   243,453  224,121    225,392
Average bed
 days
 available.....   449,814  422,670    448,585
Overall
 inpatient
 occupancy
 percentage....        54%      53%        50%
Partial
 hospitalization
 days (1)......    54,463   65,280     60,699
Outpatient
 visits (2)....    84,438   82,240     47,725

--------
(1) Partial hospitalization days refer to behavioral health patient services which generally exceed three hours but do not require an overnight stay at an inpatient facility.
(2) Outpatient visits refer to behavioral health patient services which generally do not exceed three hours in a given day. Also, the "All Facilities" amounts include visits related to a facility-based home health agency.
(3) 1995 and 1994 statistics for the "All Facilities" include significant residential treatment admissions and inpatient days related to Three Rivers Hospital, which was closed on June 30, 1995.

COMPETITION

  The behavioral healthcare industry is extremely competitive. The competitive position of RHCI has been, and will continue to be, affected by the increased initiatives undertaken by federal and state governments and other purchasers of healthcare, including insurance companies and employers, to revise payment methodologies and monitor healthcare expenditures in order to contain healthcare costs.

  At December 31, 1996, RHCI operated 16 inpatient facilities in 12 states (See "Properties" below). RHCI's facilities are located in rural areas and in suburban areas of large metropolitan cities. Each facility competes with other facilities, including proprietary free-standing hospitals, not-for-profit hospitals, governmental free-standing hospitals and psychiatric units of acute care hospitals. The number of behavioral health service competitors located within each of RHCI's service areas varies significantly. Some of these other facilities are larger and have greater financial resources than RHCI's hospitals. In addition, some of these competing hospitals are substantially exempt from income and property taxation. The impact of competition on RHCI's facilities varies depending on the proximity of the competing facility and its referral sources to RHCI's facility.

  RHCI's outpatient centers are generally located in areas near its inpatient facilities and compete with private practitioners, community mental health centers, and other companies which provide outpatient services in the markets in which RHCI's outpatient centers are doing business. Also, in certain markets, RHCI treats certain patient populations (e.g., adolescents or geriatrics) or provides services which are different from those provided by RHCI's competitors in the particular market. RHCI does not consider any of the behavioral health service competitors in its markets as dominant providers that place RHCI at a competitive disadvantage.

  The ability of a psychiatric facility to compete with other facilities depends on the number and quality of psychiatrists and clinical psychologists practicing at the facility, and the number, type and quality of other psychiatric facilities in the area. Another factor affecting the competitiveness of psychiatric facilities is the extent to which the facility's clinical programs satisfy community needs in an effective manner from both a clinical and an economic standpoint. RHCI believes that the quality of its professional staff as well as the quality and effectiveness of its programs permit it to compete effectively with the other providers of psychiatric, residential treatment, and chemical dependency care in the communities served by RHCI's facilities. In addition, RHCI's facilities actively seek relationships with managed care companies, which are increasingly responsible for steering patients to high quality, cost-effective providers of behavioral health services.

INDUSTRY TRENDS

  RHCI's inpatient facilities have been adversely affected by factors influencing the entire psychiatric hospital industry. Factors which have affected RHCI's acute psychiatric inpatient business include (i) the imposition of more stringent length of stay and admission criteria by payors;
(ii) the failure of reimbursement rate increases from certain payors that reimburse on a per diem or other discounted basis to offset increases in the cost of providing services; (iii) an increase in the percentage of payors that reimburse on a per diem or other discounted basis; (iv) the trend toward higher deductibles and co-insurance for individual patients; and (v) the trend by self-insured employers and managed mental health organizations toward limiting employee health benefits, including annual and lifetime limits on mental health coverage. In response to these conditions, RHCI has (i) tightened its staffing levels within its facilities, particularly in the areas which are not directly responsible for the provision of patient care, (ii) renegotiated contracts to reduce other operating expenses within its facilities and (iii) developed strategies to restructure its outpatient services and partial hospitalization programs to meet the demands of the marketplace. Further, RHCI's business strategy includes reducing its dependence on acute psychiatric inpatient services through an expansion of residential treatment and outpatient services. See "Information Concerning RHCI--Business--Strategy" above.

SOURCES OF REVENUE

  RHCI's facilities receive payments from third-party reimbursement sources, including commercial insurance carriers (which provide coverage to insureds on both an indemnity basis and through various managed care plans), Medicare, Medicaid, CHAMPUS, Blue Cross and, for residential treatment services, various state agencies (including state judicial systems). In addition, certain payments are received directly from patients.

  Third-party reimbursement programs generally reimburse facilities either on the basis of facility charges (charge-based), on the basis of the facility's costs as audited or projected by the third-party payor (cost-based), or on the basis of negotiated rates (per diem-based). Generally, charge-based programs are more profitable to RHCI. The following table sets forth, by category, the approximate percentages of RHCI's inpatient days derived from various sources for the periods indicated.

                                                       YEAR ENDED JUNE 30
                                                      ------------------------
                                                       1996     1995     1994
                                                      ------   ------   ------
       Charge-based programs:
         Commercial Insurance........................      8%      10%      15%
         Blue Cross..................................      1        1        1
         Private Pay.................................      5        6        5
                                                      ------   ------   ------
           Sub-total.................................     14       17       21
       Cost-based and per diem-based programs:
         Blue Cross..................................      4        6        6
         CHAMPUS.....................................      3        5        7
         Medicare....................................     24       22       21
         Medicaid....................................     30       31       32
         State, HMO and PPO..........................     25       19       13
                                                      ------   ------   ------
           Sub-total.................................     86       83       79
                                                      ------   ------   ------
             Total...................................    100%     100%     100%
                                                      ======   ======   ======

  Most commercial insurance carriers reimburse their policyholders or reimburse RHCI's facilities directly for charges at rates and limits specified in their policies. Patients generally remain responsible to the facilities for any amounts not covered under their insurance policies. The trend in reimbursement for psychiatric inpatient and chemical dependency care by commercial insurance carriers is to limit inpatient days to a maximum number per year or for the patient's lifetime, or to limit the maximum dollar amount expended for a patient in a given period.

  Most third-party payors and other commercial carriers have also expanded benefit coverage to include partial hospitalization and other outpatient services. Partial hospitalization is formally recognized by Medicare and CHAMPUS as a covered service. In addition, managed care companies are seeking to contract with providers that offer the full spectrum of psychiatric care.

  Medicare is the federal health insurance program for the aged and disabled. Medicare reimbursement is typically less than RHCI's facilities' established charges for services provided to Medicare patients. Patients are not responsible for the difference between the reimbursed amount and the facilities' established charges other than for applicable noncovered charges, coinsurance and deductibles. In 1983, Congress changed the Medicare law applicable to Medicare reimbursement for medical/surgical services from a retrospectively determined reasonable cost system to a prospectively determined diagnosis-related grouping ("DRG") system. Psychiatric and chemical dependency hospitals and units are exempt from the DRG reimbursement system. Both Congress and the agency responsible for administering the Medicare program, the Health Care Financing Administration, have been investigating a revision to the payment system for inpatient psychiatric services and hospital outpatient services, including of the type of services provided by RHCI, which would eliminate the cost-based structure of the current system. Under current proposals, inpatient psychiatric services would be transitioned to a prospective payment system where payment for services may be unrelated to the provider's costs.

  Medicare reimbursement to exempt psychiatric and chemical dependency hospitals and units is currently subject to the payment limitations and incentives established in the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA"). These facilities are paid on the basis of each facility's historical costs trended forward, with a limit placed on the rate of increase in per case reimbursable costs. These TEFRA "target" rates are updated annually. Facilities with costs less than the target rate per discharge are reimbursed based on allowable Medicare costs plus an additional incentive payment. Beginning in federal fiscal year 1992, providers with costs exceeding their target rates are subject to a payment ceiling of the target amount plus the lesser of a percentage (currently 10%) of the target amount or a percentage (currently 50%) of the amount in excess of the target amount. Exemptions and exceptions are available to hospitals when events beyond the hospitals' control result in an increase in costs for a reporting period. Moreover, "new hospitals" are eligible to be exempt from the limits until they have been in operation for three years. At December 31, 1996, 15 of RHCI's 16 facilities were subject to the TEFRA provisions.

  The Health Care Financing Administration ("HCFA") has implemented changes to Medicare covering inpatient psychiatric services which are reimbursed under TEFRA. These changes provide for an increase to the TEFRA payment limitations, subject to annual revision. However, since 14 of RHCI's 15 facilities which are subject to the TEFRA payment limitations are currently operating at cost levels below their respective TEFRA payment limitations, any increase in the TEFRA payment limitations has a minimal effect on RHCI's results of operations. In addition, each year HCFA modifies the fee reimbursement schedules related to physician services. While these changes affect Medicare reimbursement paid directly to physicians, they do not affect the rate of Medicare reimbursement to RHCI's facilities. These changes in physician reimbursement have had only a minimal effect on RHCI's results of operations since most of the physicians practicing at RHCI's facilities bill their fees directly.

  Medicaid is the federal/state health insurance program for the underprivileged. Subject to certain minimum federal requirements, each state defines the extent and duration of the services covered by its Medicaid program. Moreover, although there are certain federal requirements governing the payment levels for Medicaid services, each state has its own methodology for making payment for services provided to Medicaid patients. Various state Medicaid programs cover payment for services provided to Medicaid patients at all of RHCI's facilities. During fiscal years 1995 and 1994, RHCI received significant payments from the Louisiana Medicaid program pursuant to enhanced reimbursement rates under the State's "disproportionate share" program. Disproportionate share payments from the State of Louisiana were virtually eliminated effective July 1, 1995. Accordingly, RHCI expects that any future payments made under this program will be minimal. See "Risk Factors--Possible Requirement to Repay Louisiana Disproportionate Medicaid Share Payments" and "RHCI--Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations."

  In 1991, Congress imposed a reduction in the annual reimbursable length of stay for patients covered under the CHAMPUS program. Effective October 1, 1991, CHAMPUS began to limit its coverage for inpatient psychiatric services to 30 days for adult patients, 45 days for child and adolescent patients and 150 days for residential treatment services, subject to waivers which are available under limited circumstances if an extension of the length of stay can be justified. Although the lengths of stay experienced by RHCI on CHAMPUS adult, child and adolescent beneficiaries have generally been within these limits, the volume of CHAMPUS patients treated at RHCI's facilities has declined. As set forth in the above table, the amount of RHCI's patient revenues attributable to CHAMPUS have decreased from 7% in fiscal 1994 to 3% in fiscal 1996.

  Blue Cross plans reimburse based on charges or negotiated rates in all areas in which RHCI presently operates facilities, except Alabama and Michigan. In many states in which RHCI operates, Blue Cross charges are approved through a rate-setting process and, therefore, Blue Cross may reimburse RHCI at a rate less than billed charges. Under cost-based Blue Cross programs, such as those in Alabama and Michigan, direct reimbursement to hospitals typically is lower than the hospital's charges, and patients are not responsible for the difference between the amount reimbursed by Blue Cross and the hospital's charges.

MARKETING

  RHCI's marketing programs are aimed at referral sources within a selected service area rather than to the general public and are designed to increase awareness of a facility's programs and services. Referral sources include psychiatrists, medical practitioners, managed mental health organizations, courts and probationary officers, law enforcement agencies, schools and clergy. Each facility's marketing staff, together with other facility personnel, maintains direct contact with referral sources to support their needs. These needs may be related to a particular treatment program, the desires of the patient's family, hospital policies or the timely receipt of accurate information. Each facility establishes admission targets for each referral source and results are monitored and evaluated at the facility and by the corporate staff.

REGULATION

  Operations of psychiatric hospitals are subject to extensive federal, state and local government regulations, including periodic inspection and licensing requirements. These regulations are primarily concerned with the fitness and adequacy of the facility, equipment and personnel, standards of medical care provided, the dispensing of drugs and the adequacy of fire prevention measures and other building standards. In addition, the admission and treatment of patients at RHCI's hospitals are subject to certain state regulation regarding involuntary admissions, patient rights and the confidentiality of patient medical records.

  RHCI believes that federal and state regulation may become more comprehensive and restrictive in the future, particularly with respect to reimbursement rates. In addition, numerous healthcare reform proposals have been and are expected to continue to be introduced in Congress. RHCI cannot predict the form or timing of any prospective legislation or regulation, nor the effect which any legislation or regulation might have on its revenues or profitability.

  Capital expenditures for the construction of new facilities, the addition of beds or the acquisition of facilities or medical equipment are reviewable by governmental authorities in certain states in which approximately half if RHCI's facilities are located. State certificate of need or similar statutes generally provide that prior to the construction of new beds or facilities or the introduction of a new service, a state agency must determine that a need exists for those beds, facilities or services. A certificate of need is generally issued for a specific maximum amount of expenditures, number of beds or services to be provided and the holder is generally required to implement the approved project within a specific time period. In most cases, state certificate of need or similar statutes do not restrict the ability of RHCI or its competitors from offering new or expanded outpatient services. Except for Arizona, Texas, Louisiana and Utah, all of the states in which RHCI operates facilities have adopted certificate of need or similar statutes.

  Federal law contains a number of provisions designed to ensure that services rendered by healthcare facilities to Medicare and Medicaid patients are medically necessary, meet professionally recognized standards and are billed properly. These provisions include a requirement that admissions of Medicare and Medicaid patients to hospitals must be reviewed in a timely manner to determine the medical necessity of the admissions. In addition, the Peer Review Improvement Act of 1982 ("Peer Review Act") provides that a hospital may be required by the federal government to reimburse the government for the cost of Medicare paid services determined by a peer review organization to have been medically unnecessary. Each of RHCI's hospitals has developed and implemented a quality assurance program and implemented procedures for utilization review and retrospective patient care evaluation to meet its obligations under the Peer Review Act. As a result of legislation passed in Texas in September 1993 and as described below, Peer Review Organizations ("PROs") in that state began applying extremely restrictive interpretations to the medical necessity of admissions and other services. Consequently, significant amounts of the Texas facilities' charges in fiscal 1994 were denied by such organizations until the facilities gained a full understanding of the PRO's interpretations and modified their internal systems accordingly. Charges denied in RHCI's Texas facilities in fiscal 1996 and 1995 were less than 2% of these facilities' gross charges in these years.

  The Medicare and Medicaid Anti-Fraud and Abuse Amendments (the "Amendments") to the Social Security Act prohibit individuals or entities participating in the Medicare or Medicaid programs from knowingly and willfully offering, paying, soliciting, or receiving remuneration in order to induce referrals for items or services reimbursed under those programs. The policy objective of the Amendments is to ensure that the purpose for a referral is quality of care and not monetary gain by the referring individual. The Amendments' prohibitions only apply to Medicare and Medicaid patients and impose felony criminal penalties and civil sanctions, as well as exclusion from the Medicare and Medicaid programs. In 1989, CHAMPUS adopted regulations authorizing it to exclude from the CHAMPUS program any provider who has committed fraud or engaged in abusive practices. The term "abusive practices" is defined broadly to include, among other things, the provision of medically unnecessary services, the provision of care of inferior quality, and the failure to maintain adequate financial or medical records. RHCI believes that it is in compliance with all aspects of these regulations.

  RHCI has entered into various types of agreements with physicians and other healthcare providers in the ordinary course of operating its facilities, many of which provide for payments to physicians or other healthcare providers by RHCI as compensation for services or other consideration by the providers. In order to provide guidance to healthcare providers with respect to the statute that makes certain remuneration arrangements between hospitals and physicians and other healthcare providers illegal, the United States Department of Health and Human Services ("HHS") issued regulations in 1991 and 1993 outlining certain "safe harbor" practices, which, although potentially capable of inducing prohibited referrals of business, would not be subject to enforcement action under the illegal remuneration statute. The practices covered by the regulations include, among others, certain investment transactions, lease of space and equipment, personal services and management contracts, sales of physician practices, payments to employees and waivers of beneficiary deductibles and co-payments. Although a relationship that fails to satisfy a safe harbor is not necessarily illegal, that relationship will not be exempt from scrutiny under the Amendments. RHCI believes that its agreements and arrangements in this area comply with the Amendments or are otherwise protected under the safe harbors provided. However, there can be no assurance that (i) government enforcement agencies will not assert that certain of these arrangements are in violation of the illegal remuneration statute, or (ii) the statute will ultimately be interpreted by the courts in a manner consistent with RHCI's practices.

  Under another federal provision, known as the "Stark" law or "self-referral" prohibition, physicians who have an investment or compensation relationship with an entity furnishing certain designated health services (including inpatient and outpatient hospital services) may not, subject to certain exceptions, refer Medicare patients for designated health services to that entity. Similarly, facilities may not bill Medicare or any other party for services furnished pursuant to a prohibited referral. Violation of these provisions may result in disallowance of Medicare claims for the affected services, as well as the imposition of civil monetary penalties and program exclusion. In addition, the Stark law prevents states from receiving federal Medicaid matching payments for designated health services that are provided as a result of a prohibited referral. Often as a result of this requirement, a number of states have enacted similar prohibitions to the Stark law covering referrals of non-Medicare, as well as Medicare business. The following states in which RHCI conducts business have passed legislation which, under certain circumstances, either may prohibit the referral of private pay patients to healthcare entities in which the physician has an ownership or investment interest or with which the physician has a compensation arrangement or may require the disclosure of such interest to the patient: Arizona, Florida, Georgia, Louisiana, Michigan, Missouri, Nevada, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee, Utah and West Virginia. All of these rules are very restrictive, prohibit submission of claims for payment for prohibited referrals and provide for the imposition of civil monetary and criminal penalties. RHCI is unable to predict how these laws may be applied in the future, or whether the federal government or states in which RHCI operates will enact more restrictive legislation or restrictions that could under certain circumstances impact RHCI's operations.

  Several states and the federal government have been investigating whether psychiatric hospitals have engaged in fraudulent practices such as inflating bills for medications and services, billing for services never rendered and admitting patients, especially children, who do not require hospitalization. In 1991, the Texas Attorney General disclosed that several of RHCI's competitors doing business in Texas were under investigation for fraudulent practices and a lawsuit seeking injunctive relief was filed against one of those competitors. This led to the passage of legislation in Texas, effective September 1, 1993, that placed severe restrictions on the marketing of behavioral healthcare services. In general, the legislation prohibits certain advertisement and solicitation techniques. Specifically, advertisements may not promise a cure or guarantee treatment results that cannot be substantiated, and mental health intervention and assessment services must be available and properly credentialed before they are advertised. The legislation also requires disclosure of any relationship between the treatment facility and its referral sources and prohibits a referral service from holding itself out as a qualified mental health referral service without complying with the legislation's definition of such (which requires, among other things, compliance with regulations regarding confidentiality, participation in and staffing of the referral service and payments to referral sources). Violation of the legislation may result in injunctive relief and civil penalties of up to $25,000 per violation. In June 1993, RHCI signed an agreement with the Texas Attorney

General whereby it agreed to continue to comply with Texas statutes regarding marketing and operating standards applicable to all psychiatric hospital companies.

  Additionally, in 1996, Congress enacted the Mental Health Parity Act of 1996 (the "Parity Act") which generally requires that group health plans which provide benefits for mental health care must treat mental health benefits on a similar basis as benefits for any other illness for purposes of imposing annual or lifetime benefit limits. The law provides that, if the plan imposes limits on medical or surgical benefits on the basis of different categories of benefits, the plan may do the same with regard to different categories of mental health benefits, in accordance with regulations to be issued by the United States Department of Labor. RHCI cannot predict the effect of this legislation on its financial condition or results of operations or that of RMCI.

  State laws which prohibit the employment of healthcare professionals by business corporations, such as RHCI and RMCI, vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies. Although RHCI and RMCI exercise care in an effort to structure their arrangements with healthcare providers to comply with the relevant state statutes, and although management believes that the companies are in compliance with these laws, there can be no assurance that governmental officials charged with responsibility for enforcing these laws will not assert that the companies or certain transactions in which they are involved are in violation of such laws.

ACQUISITIONS, SALES AND LEASE COMMITMENTS

  . Three Rivers Hospital. In November 1992, RHCI purchased a 64-bed hospital facility in Covington, Louisiana for $2,000,000. The facility, Three Rivers Hospital, opened in January 1993. On June 30, 1995, the hospital was closed due to reduced patient volume and projected negative operating margins, and its operations were consolidated with RHCI's facility located less than five miles away. In May 1996, RHCI signed a letter of intent to sell Three Rivers Hospital to an independent party for approximately $2.2 million (net of transaction costs). This sale is expected to close during March 1997. See "Information Concerning RHCI--Business--Ownership Arrangements and Operating Agreements" below and "RHCI--Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations."

  . Gulf Coast Treatment Center. In January 1993, RHCI leased Harbor Oaks Hospital in Fort Walton Beach, Florida to another healthcare provider for an initial period of three years, which lease term was extended through October 1996. RHCI resumed operations at the facility under the name Gulf Coast Treatment Center in December 1996.

  . Cumberland Hospital. In August 1993, RHCI sold its 175-bed Cumberland Hospital in Fayetteville, North Carolina for approximately $12 million.

  . RMCI. RHCI, through its former subsidiary RMCI, entered the managed mental health business in October 1993 with the acquisition of FPM for a purchase price of $6.5 million. The managed care division expanded in June 1994 with the acquisition of a Phoenix, Arizona-based managed mental health business and, in fiscal 1995, through the award of contracts in Hawaii and West Virginia.

  For a variety of reasons deemed by management to be reasonable at the time, on April 24, 1995, RHCI effected the Distribution. Subsequent to the Distribution, RMCI became a separate, publicly traded company and ceased being a subsidiary of RHCI.

  . Atlantic Shores Hospital. In February 1994, RHCI sold its 50-bed Atlantic Shores Hospital in Daytona Beach, Florida for approximately $4.8 million.

  . Sale/Leaseback. In April 1995, RHCI consummated a sale/leaseback transaction whereby RHCI sold the land, buildings and fixed equipment of two of its inpatient facilities (Desert Vista Hospital in Mesa, Arizona and Mission Vista Hospital in San Antonio, Texas) for $12.5 million and agreed to lease this property back over a term of 15 years (with three successive renewal options of five years each). The leases, which are treated as operating leases under generally accepted accounting principles, currently require aggregate annual minimum rentals of $1.58 million, payable monthly. Effective April 1 of each year, the lease payments are subject to any upward adjustment (not to exceed 3% annually) in the Consumer Price Index over the preceding 12 months.

  . Sale of Land. In March and April 1995, RHCI sold certain real estate located in Flagstaff, Arizona and Houston, Texas. These properties were initially acquired for development approximately 10 years ago and, as of the date of sale, the properties had an aggregate book value of $1.15 million. Total net proceeds from the sales of this real estate approximated $0.75 million.

  . Benchmark Behavioral Hospital. Effective April 1995, RHCI agreed to lease an 80-bed facility near Salt Lake City, Utah from Charter Medical Corporation for four years, with an option to renew for an additional three years. The lease, which is treated as an operating lease under generally accepted accounting principles, requires annual base rental payments of $456,000. In addition, the lease provides for percentage rent payments to the lessor equal to 2% of the net revenues of the facility, payable quarterly.

OWNERSHIP ARRANGEMENTS AND OPERATING AGREEMENTS

  One physician owns a 4% interest in the subsidiary which owns RHCI's Gulf Coast Treatment Center facility. RHCI may be required to repurchase, and the minority shareholder may be required to sell, the minority interest at a formula price dependent upon many factors, including the earnings per share of the subsidiary which owns the subject hospital and the price/earnings multiple of RHCI, after a fixed period of time. Although the amount of RHCI's repurchase obligation cannot be precisely determined, RHCI does not believe that this obligation will require a material payment by RHCI in the foreseeable future.

  In 1985, RHCI and Bethany General Hospital in Bethany, Oklahoma entered into a joint development project. The general hospital and RHCI hold a joint certificate of need by which they have converted 23 medical/surgical beds to psychiatric beds, and constructed a psychiatric pavilion containing an additional 20 psychiatric beds. Pursuant to a joint venture agreement entered into in December 1985, RHCI began managing the 23 existing beds in December 1985 and completed construction of the 20-bed pavilion in October 1986. Under the joint venture agreement, RHCI is obligated to provide working capital to operate the 43-bed psychiatric unit. RHCI may, at its option, continue to operate and manage the unit in three-year terms through 2004. RHCI is entitled to an annual management fee of 5% of the unit's gross revenues and 65% of the net profits or losses of the unit. The agreement also provides that RHCI will recover construction costs amortized over 15 years and working capital advances from operating revenue, unless RHCI does not renew or breaches the agreement.

  In November 1992, RHCI formed a limited partnership to operate Three Rivers Hospital, a 64-bed facility located in Covington, Louisiana. Pursuant to the terms of the partnership agreement, RHCI, as general partner, had a 55% interest in the operations of the business and limited partners maintained a 45% interest. A wholly owned subsidiary of RHCI owns the facility and leased it to the partnership at $276,000 per annum. Due to reduced patient volume and projected negative operating margins, effective June 30, 1995, Three Rivers Hospital was closed. RHCI has signed a letter of intent and expects to sell Three Rivers Hospital to an independent party in March 1997. See "Information Concerning RHCI--Business--Acquisitions, Sales and Lease Commitments" above. Further, in July 1996, the Three Rivers Hospital Limited Partnership was dissolved.

INSURANCE

  RHCI and its facilities are insured on a "claims made" basis for professional and general liability incidents in the aggregate amount of $25,000,000, with a self-insured retention of $500,000 per claim. RHCI's self-insurance program also includes "tail" coverage for prior acts retroactive to the date on which RHCI could become responsible for such acts. This prior occurrence coverage operates with the same self-insured retention level. It is RHCI's policy to record the liability for uninsured professional and general liability losses related to asserted and unasserted claims arising from reported and unreported incidents based on independent valuations which consider claim development factors, the specific nature of the facts and circumstances giving rise to each reported incident and RHCI's history with respect to similar claims.

EMPLOYEES

  As of June 30, 1996, RHCI employed approximately 1,625 full-time and 1,540 part-time employees in its facilities and contract services operations, including approximately 400 full-time equivalent nurses. In addition, RHCI has a corporate headquarters staff of approximately 25, which includes individuals who specialize in various areas of hospital operations to assist facilities with particular management issues. RHCI considers its relationship with its employees to be good.

PROPERTIES

  The following table provides information concerning the 16 inpatient facilities owned and operated by RHCI at December 31, 1996.

                                                                         TOTAL
                                                        DATE OPENED     LICENSED
                         HOSPITAL(7)                    OR ACQUIRED       BEDS
                         -----------                   -------------    --------
       Havenwyck Hospital
        Auburn Hills, MI.............................. November 1983       166
       Brynn Marr Hospital
        Jacksonville, NC.............................. December 1983        76
       Hill Crest Hospital
        Birmingham, AL................................ January 1984        130
       Heartland Hospital
        Nevada, MO.................................... April 1984          152
       Greenbrier Hospital
        Covington, LA................................. October 1984         67
       Coastal Carolina Hospital
        Conway, SC.................................... November 1984        98
       Bayou Oaks Hospital
        Houma, LA(1).................................. November 1985        98
       The Bethany Pavilion
        Bethany, OK(2)................................ December 1985        43
       Meadowlake Hospital
        Enid, OK...................................... February 1986        50
       Benchmark Regional Hospital
        Woods Cross, UT............................... August 1986          76
       Desert Vista Hospital
        Mesa, AZ(6)................................... February 1987       100
       Chestnut Ridge Hospital
        Morgantown, WV(3)............................. November 1987        70
       The Haven Hospital
        DeSoto, TX.................................... April 1990          102
       Mission Vista Hospital
        San Antonio, TX(6)............................ November 1991        61
       Benchmark Behavioral Hospital
        Midvale, UT (4)............................... June 1995            80
       Gulf Coast Treatment Center
        Fort Walton Beach, FL......................... December 1996(8)     98
                                                                         -----
           Total(5)...................................                   1,467
                                                                         =====

--------
(1) The building in which RHCI's facility in Houma, Louisiana is located is leased for an initial period ending January 31, 2005 (with an option to renew for 20 years).
(2) The Bethany, Oklahoma facility is operated as a joint venture in which RHCI operates and manages the behavioral health services of Bethany General Hospital. See "Information Concerning RHCI --Business--Ownership Arrangements and Operating Agreements."
(3) RHCI has entered into a 50-year ground lease for the property on which its 70-bed facility in Morgantown, West Virginia is located.
(4) The building in which RHCI's facility in Midvale, Utah is located is leased for an initial period ending June 24, 1999 (with an option to renew for an additional three years). See "Information Concerning RHCI-- Business--Acquisitions, Sales and Lease Commitments."
(5) Excludes Three Rivers Hospital. Three Rivers Hospital, a 64-bed facility located in Covington, Louisiana, was closed on June 30, 1995. See "Information Concerning RHCI--Business--Ownership Arrangements and Operating Agreements."
(6) In April 1995, RHCI sold and immediately leased back the land, building and fixed equipment associated with these facilities. The leases have an initial term of 15 years and three successive renewal options of five years each. See "Information Concerning RHCI--Business--Acquisition, Sales and Lease Commitments."
(7) RHCI believes that its facilities are well maintained and are of adequate size for present needs.
(8) Gulf Coast Treatment Center, a 98-bed facility in Fort Walton Beach, Florida, which was formerly known as Harbor Oaks Hospital, is owned by RHCI, but was leased to another healthcare provider through October 1996. RHCI resumed operations at the facility in December 1996.

  In March 1995, the FASB issued Statement 121. As required by Statement 121, RHCI periodically reviews the long-lived assets (land, buildings, fixed equipment and related cost in excess of net asset value of purchased businesses) of each of its inpatient facilities to determine if the carrying value of these assets is recoverable, based on the future cash flows expected from the assets. Based on this review, RHCI determined that the carrying value of certain long-lived assets was impaired (within the meaning of Statement
121) at June 30, 1996 and 1995. The amount of the impairment, calculated as the excess of carrying value of the long-lived assets over the discounted future cash flows expected from the assets, totalled approximately $4 million and $20 million at June 30, 1996 and 1995, respectively. See "RHCI-- Management's Discussion and Analysis of Financial Condition and Results of Operations."

  In connection with RHCI's decision to relocate its corporate headquarters from New Orleans, Louisiana to Coral Gables, Florida, RHCI has entered into an office lease in Coral Gables for a term of three years ending in August 1999. Upon relocation, RHCI's lease in New Orleans will be terminated.

LEGAL PROCEEDINGS

  RHCI is subject to claims and suits arising in the ordinary course of business. In addition, during fiscal 1996, the State of Louisiana requested repayment of disproportionate share payments received by RHCI in fiscal years 1995 and 1994 totalling approximately $5,000,000. On the basis of discussions to date between RHCI and the State, RHCI believes that this matter may be settled for an amount significantly less than the State's initial request. See "RHCI--Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations."

  RHCI has established reserves at June 30, 1996 for the estimated amounts which might be recovered from RHCI as a result of all outstanding legal proceedings. In the opinion of management, the ultimate resolution of these pending legal proceedings is not expected to have a material adverse effect on RHCI's financial position, results of operations or liquidity.

  In February 1997, Reynold J. Jennings, a former Executive Vice President of RHCI, resigned his employment with RHCI, to accept other employment, in breach of his employment agreement with RHCI. In such case, under the employment agreement between RHCI and Mr. Jennings, RHCI is required to make payments to Mr. Jennings of approximately $400,000 less approximately $100,000 owing by Mr. Jennings to RHCI in respect of split-dollar life insurance premiums paid by RHCI and less any damages caused by Mr. Jennings' breach of his employment agreement. In March 1997, Mr. Jennings commenced arbitration and court proceedings (in the United States District Court for the Eastern District of Louisiana) against RHCI in which he claims his employment was terminated by RHCI and seeks damages of approximately $2,300,000. RHCI intends to vigorously defend the proceedings. See "Information Concerning RHCI-- Management--Executive Compensation."

                                  MANAGEMENT

DIRECTORS OF RHCI

  Certain information concerning the directors of RHCI is set forth below. All of the directors of RHCI will remain as directors following the Merger.

 Name of Director and Biographical Information

  AARON BEAM, JR., age 52, Executive Vice President and Chief Financial Officer of HEALTHSOUTH Corporation (provider of medical rehabilitation services) since prior to 1991; Director of HEALTHSOUTH Corporation since 1993; Director of RMCI; Director of RHCI since 1991.

  PETER J. EVANS, age 47, Financial consultant to a number of Australian companies; Partner, P.J. Evans & Co., a chartered accounting firm in Australia, since prior to 1991; Former partner in big six accounting firm; Director of Ramsay Pty. Limited (owner and operator of hospitals in Australia); Prime Television Limited (operator of an Australian television network); and RMCI; Director of RHCI since 1989.

  THOMAS M. HAYTHE, age 57, Partner, Haythe & Curley (attorneys) since prior to 1991; Director of Novametrix Medical Systems Inc. (manufacturer of electronic medical instruments); Isomedix Inc. (provider of sterilization services); Guest Supply, Inc. (provider of hotel guest room amenities, accessories and products); Westerbeke Corporation (manufacturer of marine engine products); and RMCI; Director of RHCI since 1987.

  LUIS E. LAMELA, age 46, Vice Chairman of the Board of RHCI since January 1996; Chief Executive Officer of CAC Medical Centers, a division of United HealthCare of Florida, since July 1996; President and Chief Executive Officer of CAC--United HealthCare Plans of Florida from May 1994 to July 1996; President and Chief Executive Officer of Ramsay--HMO, Inc. from prior to 1991 to May 1994; Director of RMCI; Director of RHCI since January 1996.

  PAUL J. RAMSAY, age 60, Chairman of the Board of RHCI since July 1988; President of RHCI from February 1988 to July 1988; Chairman of the Board of RHCI from November 1987 to February 1988; involved in the healthcare industry for more than 25 years; Chairman of the Board of Ramsay Pty. Limited (or its predecessors); Ramsay Hospitals and Prime Television Limited; Director of RMCI; Director of RHCI since 1987.

  STEVEN J. SHULMAN, age 45, President of the Pharmacy and Disease Management Group of Value Health, Inc. (provider of specialty managed care programs) since September 1995; Executive Vice President of Value Health, Inc. since prior to 1991 to September 1995; Director of Value Health, Inc. and Novametrix Medical Systems Inc.; Director of RHCI since 1991.

  MICHAEL S. SIDDLE, age 47, Managing Director (Chief Executive Officer) of Ramsay Pty. Limited (or its predecessors) and Ramsay Hospitals since prior to 1991; various executive positions with corporations controlled by Paul J. Ramsay since prior to 1991; Director of Prime Television Limited and RMCI; Director of RHCI since 1987.

EXECUTIVE OFFICERS OF RHCI

  The executive officers of RHCI are as follows (all of the executive officers of RHCI will remain as executive officers following the Merger):

            NAME                                   POSITION                 AGE
            ----                                   --------                 ---
     Luis E. Lamela................ Executive Vice Chairman of the Board     46
     Bert G. Cibran................ President and Chief Operating Officer    42
     Carol C. Lang................. Executive Vice President and Chief
                                     Financial Officer                       50
     Brent J. Bryson............... Senior Vice President                    47
     John A. Quinn................. Senior Vice President                    42
     Wallace E. Smith, Ph.D........ Senior Vice President                    53
     William N. Nyman.............. Vice President                           43
     Jorge Rico.................... Vice President                           32
     Daniel A. Sims................ Vice President and Corporate Controller  37

  Executive officers serve at the discretion of the RHCI Board. Certain information concerning the executive officers of RHCI is set forth below.

  Luis E. Lamela has been Executive Vice Chairman of the Board of RHCI since January 1996; Chief Executive Officer of CAC Medical Centers, a division of United HealthCare of Florida, since July 1996; President and Chief Executive Officer of CAC A United HealthCare Plans of Florida from May 1994 to July 1996; President and Chief Executive Officer of Ramsay A HMO, Inc. from prior to 1992 to May 1994; Director of RMCI; Director of RHCI since January 1996.

  Bert G. Cibran has been President and Chief Operating Officer of RHCI since August 1996; President of Summa Healthcare Group, Inc. (a healthcare consulting firm) from February 1996 through August 1996; President and Chief Operating Officer for the Florida operations of Physician Corporation of America from February 1994 to February 1996; Executive Vice President of Operations with Ramsay--HMO, Inc. from prior to 1992 to February 1994.

  Carol C. Lang has been Executive Vice President and Chief Financial Officer of RHCI since August 1996; President of HealthLink Enterprises, Inc. ("Healthlink") (a healthcare consulting firm) from prior to 1992 to August 1996.

  Brent J. Bryson has been Senior Vice President of RHCI since January 1997 and Vice President of RHCI since October 1994; Senior Vice President, Southern Region, with National Medical Enterprises, Inc. from November 1991 to October 1994; Vice President with National Medical Enterprises, Inc. from prior to 1992 to November 1991.

  John A. Quinn has been Senior Vice President of RHCI since January 1997 and Vice President since September 1991.

  Wallace E. Smith, Ph.D. has been Senior Vice President of RHCI since prior to 1992.

  William N. Nyman has been Vice President of RHCI since August 1993. Regional Controller of RHCI from prior to 1992 to July 1993.

  Jorge Rico has been Vice President of RHCI since February 1997; Vice President of Administration for United Health of Florida, Inc. from 1994 to 1997 and for Ramsay-HMO, Inc. from prior to 1992 to 1994.

  Daniel A. Sims has been Corporate Controller of RHCI since December 1993 and Vice President since February 1997; Chief Financial Officer of a 175-bed medical/surgical hospital from prior to 1992 to December 1993.

  Executive officers serve at the discretion of the RHCI Board. No family relationship exists among any of the Directors or executive officers of RHCI.

COMPENSATION OF DIRECTORS OF RHCI

  During fiscal 1996, RHCI paid directors who were not employees of RHCI an annual fee of $12,000 and a fee of $3,000 for each of the first four meetings of the RHCI Board attended. On September 1, 1995, approximately 25% of the fiscal 1996 fees to nonemployee directors were paid by way of the issuance of 1,750 shares of RHCI Common Stock and the grant of options to purchase 1,750 shares of RHCI Common Stock. Additionally, RHCI reimbursed directors for out-of-pocket expenses incurred in connection with attending meetings of the RHCI Board and committees of the RHCI Board. For fiscal 1997, it is RHCIs policy to pay directors who are not employees of RHCI an annual fee of $12,000 and a fee of $3,000 for each of the first four meetings of the RHCI Board attended during the year, with no additional compensation to be paid for attendance at additional meetings. In accordance with the terms of RHCIs credit agreements, in October 1996, as payment of fiscal 1997 directors' fees, RHCI issued 16,000 shares of RHCI Common Stock to each of its directors (other than Mr. Galloway who was issued 6,300 shares of RHCI Common Stock since Mr. Galloway did not stand for reelection at RHCI's November 1996 Annual Meeting of Stockholders and, accordingly, will not be a director for the entire 1997 fiscal year).

EXECUTIVE COMPENSATION

  The following table sets forth information for the fiscal years ended June 30, 1996, 1995 and 1994 concerning the compensation paid or awarded to the Chief Executive Officer and the other most highly compensated executive officers of RHCI.

                          SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                COMPENSATION
                                      ANNUAL COMPENSATION          AWARDS
                                  ----------------------------- -------------
                          FISCAL                                 SECURITIES
                           YEAR                    OTHER ANNUAL  UNDERLYING       ALL OTHER
        NAME AND           ENDED  SALARY   BONUS   COMPENSATION STOCK OPTIONS    COMPENSATION
   PRINCIPAL POSITION     JUNE 30   ($)     ($)        ($)           (#)             ($)
   ------------------     ------- ------- -------  ------------ -------------    ------------
Reynold J. Jennings(1)..   1996   225,859      (2)     7,500(3)    124,830(5)        4,421(9)
Former Executive Vice      1995   225,859 135,000      7,500(3)     50,000(6)(7)    63,830(9)
President                  1994   141,162     --      12,150(4)    124,830(7)(8)     7,319(9)
Wallace E. Smith........   1996   160,609  12,000      4,800(3)        --              --
Vice President             1995   160,609   6,300      4,800(3)        --              --
                           1994   159,908  27,000      4,800(3)      6,242(7)          836
John A. Quinn...........   1996   155,598  20,000      4,800(3)     20,000(10)         --
Senior Vice President      1995   135,156  45,000      4,800(3)        --              --
                           1994   126,823  25,000      4,800(3)      6,242(7)          481
Brent J. Bryson.........   1996   122,248     --       1,800(3)        --              --
Senior Vice President      1995   131,748     --       3,600(3)     18,725(7)          --
                           1994       --      --         --            --              --
William N. Nyman........   1996   120,478  20,000      4,800(3)      5,000(11)         --
Vice President             1995   115,012  25,000      4,800(3)        --              --
                           1994   104,889  25,000      4,000(3)      6,242(7)          --
Gregory H. Browne(12)...   1996    59,865     --         --            --          188,855(13)
Former Chief Executive     1995   220,757     --      32,046(4)        --              --
Officer                    1994   206,472     --      27,860(4)        --              --

--------
 (1) Mr. Jennings became Chief Executive Officer of RHCI in January 1996. He assumed the position of Executive Vice President in August 1996 upon the appointment of Bert G. Cibran as President and Chief Operating Officer of RHCI. Mr. Jennings left the employment of RHCI in February 1997. See "Employment and Other Agreements" below.
 (2) Bonus for the fiscal year ended June 30, 1996 has not yet been determined.
 (3)  Represents an automobile allowance.
 (4) Includes a housing allowance for Mr. Jennings of approximately $9,000 and for Mr. Browne of approximately $20,000.
 (5) Represents options to purchase shares of RHCI Common Stock granted in fiscal 1996. Does not include the repricing in fiscal 1996 of options to purchase an aggregate of 299,660 shares of RHCI Common Stock.
 (6) Does not include the repricing in fiscal 1995 of options to purchase 124,830 shares of RHCI Common Stock.
 (7) Reflects the antidilution adjustment in connection with the Distribution.
 (8) Does not include the repricing in fiscal 1994 of options to purchase 124,830 shares of RHCI Common Stock granted in fiscal 1994.
 (9) Includes moving expense reimbursement and other costs of relocation totalling $51,619 in 1995. Amount also includes or, in 1996 and 1994 represents, the benefit to Mr. Jennings of premiums paid by RHCI during the fiscal year with respect to a split-dollar insurance arrangement, which benefit was determined by calculating the time value of money from the date premiums were paid until the date (March 1999) premiums may be repaid to RHCI.
(10) Represents options to purchase shares of RHCI Common Stock granted in fiscal 1996. Does not include the repricing in fiscal 1996 of options to purchase an aggregate of 60,692 shares of RHCI Common Stock.
(11) Represents options to purchase shares of RHCI Common Stock granted in fiscal 1996. Does not include the repricing in fiscal 1996 of options to purchase an aggregate of 34,129 shares of RHCI Common Stock.
(12) Effective September 30, 1995, Mr. Browne resigned from his position as Chief Executive Officer of RHCI. As part of a termination agreement between Mr. Browne and RHCI, RHCI agreed to pay Mr. Browne his then current salary of $231,000 during the twelve month period subsequent to his resignation and certain travel costs, estimated at $18,000, following his resignation. These amounts were accrued in RHCI's fiscal 1995 consolidated financial statements contained in this Joint Proxy Statement/Prospectus.
(13) Includes severance payments of $177,435 and, as part of Mr. Browne's severance arrangements, travel costs subsequent to his resignation of $11,420, all through June 30, 1996.

  On April 24, 1995, RHCI effected the Distribution. In connection with the Distribution and in accordance with RHCI's 1990, 1991 and 1993 Stock Option Plans, RHCI made certain antidilution adjustments to stock options issued under these Stock Option Plans. These adjustments were made to reflect the reduction in the market price of the RHCI Common Stock following the Distribution and to preserve the aggregate "spread" (if any) between the aggregate option price under each option and the aggregate market value of the shares of RHCI Common Stock purchasable upon exercise of the option. Accordingly, the exercise price of each option outstanding under RHCI's 1990, 1991 and 1993 Stock Option Plans was adjusted by multiplying the exercise price in effect prior to the Distribution by 0.8011 and the number of shares covered by each option was adjusted by multiplying the number of shares prior to the Distribution by 1.2483. All information contained in this Proxy Statement reflects such adjustments.

  On November 10, 1995, the RHCI Board approved an offer (the "Repricing Offer") to the holders of options to purchase RHCI Common Stock under the RHCI Stock Option Plans whereby each option holder could exchange existing options held by such holder for amended options to purchase the same number of shares of RHCI Common Stock at an exercise price of $2.50 per share; provided that such repriced options (the "Repriced Options") would not be exercisable until the date which is six months prior to their expiration date and provided further that vested Repriced Options would become exercisable earlier in the event that, at the time of exercise, the closing price for the RHCI Common Stock as quoted on NASDAQ has equalled or exceeded $7.00 (subject to adjustment for events affecting the RHCI Common Stock or the capital structure of RHCI) per share on at least 15 trading days, which need not be consecutive, subsequent to November 10, 1995. An aggregate of 1,539,095 (out of 2,052,630 outstanding) RHCI Stock Options were repriced pursuant to the Repricing Offer.

  The following table sets forth the grants of stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1996. The table also includes options which were repriced pursuant to the Repricing Offer. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options. No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercises and holdings of RHCI Common Stock are dependent on the future performance of the RHCI Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                      STOCK OPTION GRANTS IN FISCAL 1996

                                                                  POTENTIAL REALIZABLE
                                                                    VALUE AT ASSUMED
                                                                  ANNUAL RATES OF STOCK
                                                                   PRICE APPRECIATION
                             INDIVIDUAL GRANTS                       FOR OPTION TERM
              --------------------------------------------------  -----------------------
                              % OF TOTAL
                               OPTIONS
                              GRANTED TO  EXERCISE OR
                OPTIONS      EMPLOYEES IN BASE PRICE  EXPIRATION
   NAME       GRANTED (#)    FISCAL YEAR    ($/SH)       DATE       5%($)       10%($)
   ----       -----------    ------------ ----------- ----------  ----------  -----------
Reynold J.
 Jennings..     124,830(1)                   $2.50    11/9/2003      148,500     357,000
                 50,000(1)                   $2.50     6/1/2005       74,000     177,000
                124,830(2,3)     51.3%       $2.50    8/30/2005      196,000     496,800
John A.
 Quinn.....      12,483(1)                   $2.50     8/7/2001       10,100      21,000
                 18,725(1)                   $2.50     2/4/2002       16,700      37,300
                  6,242(1)                   $2.50    3/12/2003        6,600      15,200
                  6,242(1)                   $2.50    5/26/2004        8,000      18,700
                 20,000(2,3)      8.2%       $2.50    8/30/2005       31,400      79,600
William N.
 Nyman.....       2,497(1)                   $2.50     8/7/2001        2,000       4,200
                  6,242(1)                   $2.50     2/4/2002        5,600      12,400
                 14,148(1)                   $2.50    3/12/2003       15,000      34,400
                  6,242(1)                   $2.50    11/9/2003        7,400      17,900
                  5,000(2,3)      2.1%       $2.50    8/30/2005        7,900      19,900
Gregory H.
 Browne(4)..     10,403(1)                   $2.50           (4)          (4)         (4)
                124,830(1)                   $2.50           (4)          (4)         (4)
                 43,691(1)                   $2.50           (4)          (4)         (4)
                  8,321(3,5)                 $2.50           (4)          (4)         (4)

--------
(1) Represents options to purchase shares of RHCI Common Stock which were granted to the named executive officer in a fiscal year prior to 1996 but which were repriced during fiscal 1996 pursuant to the Repricing Offer discussed above.
(2) Represents options to purchase shares of RHCI Common Stock which were granted to the named executive officer during fiscal 1996 with an exercise price of $3.38 per share and which were repriced during fiscal 1996 pursuant to the Repricing Offer discussed above.
(3) The options include a reload feature. The reload feature provides that if upon exercise of an option the optionee pays the exercise price of such option in shares of RHCI Common Stock owned by the optionee for at least six months, RHCI shall grant such optionee on the date of such exercise an additional option to purchase a number of shares of RHCI Common Stock equal to the number of shares of RHCI Common Stock transferred to RHCI in payment of the exercise price.
(4) Effective September 30, 1995, Mr. Browne resigned from his position as Chief Executive Officer of RHCI. All outstanding stock options held by Mr. Browne expired unexercised on August 13, 1996.
(5) Represents options to purchase shares of RHCI Common Stock which were granted on November 10, 1995 (the date of the Repricing Offer) while Mr. Browne was a director with an exercise price of $2.50 per share.

  The following table summarizes stock options exercised during fiscal 1996 and the number and value of options held by the executive officers named in the Summary Compensation Table at June 30, 1996.

                   STOCK OPTION EXERCISES IN FISCAL 1996 AND
                     STOCK OPTION VALUES AT JUNE 30, 1996

                                                      NUMBER OF           VALUE OF UNEXERCISED
                                                 UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                           SHARES                AT JUNE 30, 1996(#)     AT JUNE 30, 1996($)(1)
                          ACQUIRED    VALUE   ------------------------- -------------------------
NAME                     ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- -------- ----------- ------------- ----------- -------------
Reynold J. Jennings.....      --        --         --        299,660        --         149,830
Wallace E. Smith........      --        --      47,853           --         --             --
John A. Quinn...........    3,000     1,125        --         60,692        --          30,346
William N. Nyman........      --        --         --         34,129        --          17,065
Gregory H. Browne(2)....      --        --         --        187,245(2)     --          93,622(2)

--------
(1) In-the-money options are those where the fair market value of the underlying RHCI Common Stock exceeds the exercise price of the option. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the options from the aggregate year-end value of the underlying RHCI Common Stock.
(2) Effective September 30, 1995, Mr. Browne resigned from his position as Chief Executive Officer of RHCI. All outstanding stock options held by Mr. Browne expired unexercised on August 13, 1996.

  All outstanding stock options in the above table held by the executive officers (except Mr. Smith) were repriced pursuant to the Repricing Offer.

  In accordance with applicable Commission regulations, the following table sets forth information as to the repricing of all options held by each executive officer of RHCI during the past ten fiscal years.

                           TEN-YEAR OPTION REPRICINGS

                                                                                           LENGTH OF
                                                       MARKET PRICE                         ORIGINAL
                                                            OF        EXERCISE            OPTION TERM
                                            NUMBER OF    STOCK AT     PRICE AT            REMAINING AT
                                             OPTIONS     TIME OF      TIME OF      NEW      DATE OF
                                           REPRICED OR REPRICING OR REPRICING OR EXERCISE REPRICING OR
NAME                           DATE          AMENDED    AMENDMENT    AMENDMENT    PRICE    AMENDMENT
----                     ----------------- ----------- ------------ ------------ -------- ------------
Reynold J. Jennings..... November 10, 1995   124,830      $2.50        $3.75      $2.50      8 years
                                              50,000       2.50         3.75       2.50    9.5 years
                                             124,830       2.50         3.38       2.50     10 years
                         June 1, 1995        124,830       3.75         5.51       3.75      8 years
                         May 26, 1994        124,830       5.51         6.31       5.51      9 years
Wallace E. Smith........ November 16, 1992    20,804      $4.01        $5.61      $4.01      3 years
                                              29,128       4.01         5.61       4.01      8 years
                         April 7, 1992        20,804       5.61         7.81       5.61      4 years
                                              29,128       5.61         7.81       5.61      9 years
                         November 11, 1991    29,128       7.81        11.32       7.81     10 years
John A. Quinn........... November 10, 1995    12,483      $2.50        $4.01      $2.50      6 years
                                              18,725       2.50         4.01       2.50      6 years
                                               6,242       2.50         4.25       2.50    7.5 years
                                               6,242       2.50         5.51       2.50    8.5 years
                                              17,000       2.50         3.38       2.50     10 years
                         November 16, 1992    12,483       4.01         5.61       4.01      8 years
                                              18,725       4.01         5.61       4.01      9 years
                         April 7, 1992        12,483       5.61         7.81       5.61      9 years
                                              18,725       5.61         7.81       5.61     10 years
                         November 11, 1991    12,483       7.81        11.32       7.81     10 years
William N. Nyman........ November 10, 1995     2,497      $2.50        $4.01      $2.50      6 years
                                               6,242       2.50         4.01       2.50      6 years
                                              14,148       2.50         4.25       2.50    7.5 years
                                               6,242       2.50         6.31       2.50      8 years
                                               5,000       2.50         3.38       2.50     10 years
                         November 16, 1992     2,497       4.01         5.61       4.01      8 years
                                               6,242       4.01         5.61       4.01      9 years
                                               6,242       4.01         5.61       4.01      9 years
                         April 7, 1992         2,497       5.61         7.81       5.61      9 years
                                               6,242       5.61         7.81       5.61     10 years
                                               6,242       5.61         7.01       5.61     10 years
                         November 11, 1991     2,497       7.81        11.22       7.81     10 years
                                               6,242       7.81        11.32       7.81     10 years
Bruce R. Soden(1)....... November 16, 1992     8,321      $4.01        $6.01      $4.01      3 years
                                              22,886       4.01         5.61       4.01      8 years
                                              18,725       4.01         5.61       4.01      9 years
                         April 7, 1992        22,886       5.61         7.81       5.61      9 years
                                              18,725       5.61         7.01       5.61     10 years
                         November 11, 1991    22,886       7.81        11.66       7.81     10 years
Gregory H. Browne(2).... November 10, 1995    10,403      $2.50        $4.01      $2.50      6 years
                                             124,830       2.50         4.01       2.50      6 years
                                              43,691       2.50         4.25       2.50    7.5 years
                         November 16, 1992     8,321       4.01         6.01       4.01      3 years
                                              10,403       4.01         5.61       4.01      8 years
                                             249,660       4.01         5.61       4.01      9 years
                         April 7, 1992        10,403       5.61         7.81       5.61      9 years
                                             124,830       5.61         7.01       5.61     10 years
                         November 11, 1991    10,403       7.81        11.32       7.81     10 years

                                                                                           LENGTH OF
                                                       MARKET PRICE                         ORIGINAL
                                                            OF        EXERCISE            OPTION TERM
                                            NUMBER OF    STOCK AT     PRICE AT            REMAINING AT
                                             OPTIONS     TIME OF      TIME OF      NEW      DATE OF
                                           REPRICED OR REPRICING OR REPRICING OR EXERCISE REPRICING OR
NAME                           DATE          AMENDED    AMENDMENT    AMENDMENT    PRICE    AMENDMENT
----                     ----------------- ----------- ------------ ------------ -------- ------------
Curtis L. Dosch(3)...... November 16, 1992    2,497       $4.01        $5.61      $4.01      8 years
                                              6,242        4.01         5.61       4.01      9 years
                                              6,242        4.01         5.61       4.01      9 years
                         April 7, 1992        2,497        5.61         7.81       5.61      9 years
                                              6,242        5.61         7.81       5.61     10 years
                                              6,242        5.61         7.01       5.61     10 years
                         November 11, 1991    2,497        7.81        11.22       7.81     10 years
                                              6,242        7.81        11.32       7.81     10 years
Rea A. Oliver(4)........ November 16, 1992   15,000       $5.00        $7.00      $5.00      9 years
                                              5,000        5.00         7.00       5.00      8 years
                         April 7, 1992        5,000        7.00         9.75       7.00     10 years
                                              5,000        7.00         8.75       7.00     10 years
                                              5,000        7.00         9.75       7.00      9 years
                         November 11, 1991    5,000        9.75        14.13       9.75     10 years

--------
(1) Mr. Soden was the Chief Financial Officer of RHCI from September 1991 to September 1993 and a member of its Board of Directors from September 1993 to August 1995.
(2) Effective September 30, 1995, Mr. Browne resigned from his position as Chief Executive Officer of RHCI. All outstanding stock options held by Mr. Browne expired unexercised on August 13, 1996.
(3) Mr. Dosch resigned from RHCI in March 1996. All outstanding stock options held by Mr. Dosch expired unexercised.
(4) Mr. Oliver resigned from RHCI in March 1994. All outstanding stock options held by Mr. Oliver expired unexercised.

EMPLOYMENT AND OTHER AGREEMENTS

  In August 1996, RHCI entered into an employment agreement with Bert G. Cibran, President and Chief Operating Officer of RHCI, providing for the payment of an initial annual base salary of $300,000, subject to annual increases determined by the RHCI Board and minimum annual increases based on the Consumer Price Index. In addition, Mr. Cibran is entitled to an annual bonus in an amount equal to 2% of any increase in the operating income of RHCI over the preceding fiscal year. The employment agreement is for an initial term of three years with annual renewals. Pursuant to the employment agreement, RHCI agreed to provide Mr. Cibran an automobile allowance and options to purchase 125,000 shares of RHCI Common Stock. In addition, Mr. Cibrans employment by RHCI may be terminated by either RHCI or Mr. Cibran; however, in the event RHCI terminates Mr. Cibrans employment without due cause, RHCI must continue to pay Mr. Cibran his base salary in effect at the time for 24 months after the date of such termination. The agreement also provides for a lump sum cash payment to Mr. Cibran of his bonus and 24 months base salary upon termination of his employment for any reason following certain change of control events involving RHCI.

  In August 1996, RHCI entered into an employment agreement with Reynold J. Jennings, Executive Vice President of RHCI, providing for the payment of an initial annual base salary of $275,000, subject to annual increases determined by the RHCI Board and minimum annual increases based on the Consumer Price Index. In addition, Mr. Jennings is entitled to an annual bonus in an amount equal to 2% of any increase in the operating income of RHCI over the preceding fiscal year. The employment agreement, which replaces an employment agreement entered into in October 1993, expires on December 31, 1999. The agreement also provides for a split-dollar insurance arrangement, pursuant to which RHCI will pay the premium costs of life insurance for Mr. Jennings (up to $150,000). The premium costs are repayable by Mr. Jennings to RHCI under certain circumstances and also are scheduled to be forgiven and treated as a bonus in November 1998, provided Mr. Jennings is employed by RHCI at that time. Mr. Jennings employment agreement also provides for the use of an RHCI automobile and gives him the right to require RHCI to purchase options covering 124,830 shares of RHCI Common Stock granted to him pursuant to his initial employment agreement at a price of $3.20 per share (as adjusted for stock dividends or splits). In addition, Mr. Jennings will receive reimbursement of relocation expenses in an amount not to exceed $60,000. Pursuant to the employment agreement, Mr. Jennings employment by RHCI may be terminated by either RHCI or, upon six months notice, by Mr. Jennings; however, in the event RHCI terminates Mr. Jennings employment without due cause, RHCI must continue to pay Mr. Jennings his base salary in effect at the time through December 31, 1999. The employment agreement also provides for a lump sum cash payment to Mr. Jennings of his bonus and the greater of (a) 12 months base salary, or (b) the base salary that would have been payable to Mr. Jennings from the date of termination through December 31, 1999, upon the termination of his employment for any reason following certain change of control events involving RHCI. Mr. Jennings resigned his employment with RHCI in February 1997 to accept other employment, in breach of his employment agreement with RHCI. In such case, under the employment agreement, RHCI is required to make payments to Mr. Jennings of approximately $400,000 less approximately $100,000 owing by Mr. Jennings to RHCI in respect of split-dollar life insurance premiums paid by RHCI and less any damages caused by Mr. Jennings' breach of his employment agreement. In March 1997, Mr. Jennings commenced arbitration and court proceedings (in the United States District Court for the Eastern District of Louisiana) against RHCI in which he claims his employment was terminated by RHCI and seeks damages of approximately $2,300,000. RHCI intends to vigorously defend the proceedings.

  In August 1996, RHCI entered into a two year services agreement with Healthlink, a Florida corporation of which Carol C. Lang is the sole stockholder, pursuant to which Healthlink agreed to make available to RHCI the services of Carol C. Lang, as the Executive Vice President and Chief Financial Officer of RHCI. Prior to entering into the services agreement, Healthlink has acted as a consultant to RHCI. The services agreement provides for the payment of an initial annual base compensation to Healthlink of $240,000, subject to annual increases determined by the RHCI Board and minimum annual increases based on the Consumer Price Index. In addition, Healthlink is entitled to a bonus of up to 40% of the base compensation, based on the achievement of targets set by the President of RHCI or the RHCI Board. In addition, pursuant to the services agreement, RHCI agreed to provide Ms. Lang options to purchase 100,000 shares of RHCI Common Stock. The services agreement may be terminated by RHCI or, upon three months notice, by Healthlink; however, in the event RHCI terminates the agreement without due cause, RHCI must continue to pay the base compensation until the later of the end of the term of the services agreement or six months after the date of termination. The services agreement also provides for a lump sum cash payment to Healthlink of any bonus due and the greater of (a) 12 months base compensation or (b) the base compensation that would have been payable to Healthlink from the date of termination to the last day of the services agreement, upon the termination of the services agreement for any reason following certain change of control events involving RHCI.

  In September 1996, RHCI entered into an employment agreement with Brent J. Bryson, Senior Vice President of RHCI, providing for the payment of an initial annual base salary of $180,000, subject to annual review by the RHCI Board. The employment agreement also provides for the payment of a bonus of up to 2% of the improvement in operating income of assigned operations, based upon the achievement by RHCI and Mr. Bryson of certain performance targets. In addition, the agreement provides for an automobile allowance, the reimbursement of certain relocation expenses and options to purchase 60,000 shares of RHCI Common Stock. Pursuant to the employment agreement, if RHCI terminates the agreement for any reason other than due cause, Mr. Bryson will be entitled to continue to receive his base salary for a period of six months after the date of such termination.

  In January 1992, RHCI entered into an employment agreement with Gregory H. Browne, Chief Executive Officer of RHCI through September 30, 1995, providing for the payment of an initial annual base salary of $200,000, subject to annual increases determined by the RHCI Board and minimum annual increases based on the Consumer Price Index. The employment agreement was for an initial term of two years with annual renewals. Mr. Browne's employment agreement was renewed in January 1994 and again in January 1995. In addition, in February 1995, Mr. Browne's base salary was increased by $25,000 by the RHCI Board. Pursuant to the employment agreement, RHCI agreed to provide Mr. Browne with housing and automobile allowances, reimbursement of certain travel expenses and a bonus based on the positive percentage change in earnings per share between years. In September 1995, Mr. Browne announced his intention to resign from his positions as

Vice Chairman and Chief Executive Officer of RHCI, effective September 30, 1995. As part of a termination agreement, RHCI paid Mr. Browne his then current salary during the 12-month period subsequent to his resignation and certain travel costs following his resignation.

  In January 1992, RHCI entered into employment agreements with Wallace E. Smith, Senior Vice President of RHCI and John A. Quinn, Senior Vice President of RHCI, for the payment of initial annual base salaries to Mr. Smith and Mr. Quinn of $125,000 and $115,000, respectively, subject to annual review by the RHCI Board. The base salaries of Mr. Smith and Mr. Quinn have been increased periodically since the inception of the agreement and, for the fiscal year ended June 30, 1996, their base salaries were $160,000 and $155,000, respectively. The agreements also provide for the payment to Mr. Smith and Mr. Quinn of a bonus of up to 30% of their respective base salaries based upon the attainment of certain performance targets, as well as a discretionary amount based on job performance and approved by the Compensation and Conflict of Interest Committee of the RHCI Board. In addition, the employment agreements provide for an automobile allowance and the reimbursement of certain relocation expenses. Pursuant to the agreements, if RHCI terminates either of the agreements for any reason other than due cause, the employee will be entitled to continue to receive his base salary for a period of six months after the date of such termination.

  In March 1997, RHCI entered into an employment agreement with Martin Lazoritz, M.D. to serve as RHCI's Executive Vice President and Chief Medical Officer, providing for the payment of an initial annual base salary of $275,000, subject to annual increases determined by the RHCI Board and minimum annual increases based on the Consumer Price Index. In addition, Dr. Lazoritz is entitled to an annual bonus to be determined by the RHCI Board. The employment agreement is for an initial term of three years commencing on the date of the Merger, with annual renewals thereafter. Pursuant to the employment agreement, RHCI agreed to provide Dr. Lazoritz options to purchase 100,000 shares of RHCI Common Stock. Dr. Lazoritz's employment by RHCI may be terminated by either RHCI or Dr. Lazoritz; however, in the event RHCI terminates Dr. Lazoritz's employment without due cause, RHCI must continue to pay Dr. Lazoritz his base salary in effect at the time for 12 months after the date of such termination. The agreement also provides for a lump sum cash payment to Dr. Lazoritz of 12 months' base salary upon termination of his employment for any reason following certain change of control events involving RHCI.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires RHCI's directors and executive officers, and persons who own more than ten percent of RHCI's Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of RHCI Common Stock. Officers, directors and greater than ten percent (10%) stockholders are required by Commission regulations to furnish RHCI with copies of all Section 16(a) reports they file. For the fiscal year ended June 30, 1996, all Section 16 reporting persons made all filings in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING RHCI, RMCI AND AFFILIATES THEREOF

 Relationship with the Ramsay Affiliates

  Ramsay HSA, Ramsay Holdings and Ramsay Hospitals are corporations controlled by RHCI's Chairman, Paul J. Ramsay. At January 1, 1997, Ramsay HSA and Ramsay Holdings owned of record approximately 23.2% of the issued and outstanding shares of RHCI Common Stock and 100% of the issued and outstanding shares of RHCI Series C Preferred Stock and had an approximate 34.3% voting interest in RHCI. In addition, the Ramsay Affiliates hold a voting interest in RMCI of approximately 69.0%. After consummation of the Merger, the Ramsay Affiliates will hold approximately 29.5% of the issued and outstanding shares of RHCI Common Stock and 100% of the issued and outstanding shares of RHCI Preferred Stock and will hold a voting interest in RHCI of approximately 42.7%. See "Compensation Committee Interlocks and Insider Participation" below.

 Management Agreements

  In June 1992, RHCI renewed its management agreement (the "Management Agreement") with Ramsay Health Care Pty. Limited (the "Manager"), an affiliate of Paul J. Ramsay. Pursuant to the Management Agreement, the Manager provides managerial services to RHCI including, but not limited to (a) participation in overall strategic planning of RHCI, (b) strategic and operational discussions with the executive officers of RHCI, (c) review and evaluation of possible acquisition candidates, (d) review of material contracts and commitments entered into by RHCI and (e) participation in debt refinancing negotiations. In addition, the Manager provides a pool of management standby resources (on both a part-time and full-time basis) to mitigate the impact of executive and senior management turnover. The Management Agreement provides for the payment of an initial annual management fee of $677,422, subject to increases based on increases in the Consumer Price Index and subject to certain restrictions set forth in certain credit agreements to which RHCI is a party. The management fee payable under the Management Agreement was set on the basis of a negotiated amount based on the time spent by personnel of the Manager in performing the duties pursuant to the Management Agreement. During the fiscal year ended June 30, 1996, RHCI incurred management fee expenses of $737,000 for services performed by the Manager under the Management Agreement. Of this total, approximately $560,000 was paid by way of the issuance of shares of RHCI Common Stock to Ramsay Holdings and the remainder was paid in cash. In August 1996, RHCI issued additional shares of RHCI Common Stock to Ramsay Holdings for management fees due under the Management Agreement in fiscal 1997. (See Stock Purchase Agreementsa,9AK and "Compensation Committee Interlocks and Insider Participation" below.)

  On September 10, 1996, RHCI entered into a letter agreement with the Manager and Ramsay Holdings which terminated the Management Agreement effective July 1, 1997. In consideration for this termination, RHCI issued to Ramsay Holdings warrants to purchase 250,000 shares of RHCI Common Stock at an exercise price of $2.63 per share. These warrants are fully exercisable and expire on September 10, 2006.

  Effective on the Distribution Date, RMCI entered into a management agreement (the "RMCI Management Agreement") with the Manager. The term of the RMCI Management Agreement will terminate upon the earlier of (i) October 1997 or
(ii) one year after written notice of termination given by either party to the RMCI Management Agreement. The RMCI Management Agreement provides for the payment of an annual management fee equal to the greater of $100,000 per annum and 0.50% of the gross revenues of RMCI and its subsidiaries on a consolidated basis for any such year. Pursuant to the RMCI Management Agreement, the Manager provides managerial services to RMCI including, but not limited to (a) participation in overall strategic planning of RMCI, (b) strategic and operational discussions with the chief executive and other officers of RMCI,
(c) review and evaluation of possible acquisition candidates and development projects, (d) review of material contracts and commitments entered into by RMCI and (e) participation in bank and other financing negotiations. In addition, the Manager will provide a pool of management standby resources (on both a part-time and full-time basis) to mitigate the impact of any executive and senior management turnover. The management fee payable to the Manager under the RMCI Management Agreement has been established on the basis of a negotiated amount based on the anticipated time to be spent and out-of-pocket costs to be incurred by personnel of the Manager in performing its duties pursuant to the RMCI Management Agreement, including expenses for travel by the Manager's personnel to and from RMCI's annual management conference and all other meetings at which representatives of the Manager will be present. There will be no separate reimbursement for such travel and other out-of-pocket costs, all of which will be paid from the annual management fee. In addition, directors of RMCI who reside in Australia and who incur travel expenses and other out-of-pocket costs in their capacities as directors, including in connection with their attendance at Board of Director and other meetings of RMCI, will not receive separate reimbursement for such costs. The RMCI Management Agreement will terminate on the Effective Date of the Merger.

 Distribution of RMCI and the Rights Offering by RMCI

  On April 24, 1995 (the "Distribution Date"), RHCI effected the Distribution to the holders of record as of April 21, 1995 (the "Distribution Record Date") of (i) the RHCI Common Stock, (ii) RHCI's Class A Convertible Preferred Stock, par value $1.00 per share, and (iii) the RHCI Series C Preferred Stock.

  In connection with the Distribution, Ramsay HSA received its pro rata share of RMCI Common Stock based upon the number of issued and outstanding shares of RHCI Common Stock held by Ramsay HSA as of the Distribution Record Date and, in addition, each of Ramsay HSA and Ramsay Holdings received their respective pro rata share of RMCI Common Stock based upon the number of issued and outstanding shares of RHCI Common Stock into which the issued and outstanding RHCI Series C Preferred Stock held by them was convertible as of the Distribution Record Date.

  Immediately after the close of business on the Distribution Date, RMCI effected the RMCI Rights Offering and issued, at no cost, to the holders of RHCI Common Stock of record as of the Distribution Date, other than the Ramsay Affiliates, transferrable rights (the "Rights") to subscribe for and purchase up to 980,913 shares of RMCI Common Stock for a price of $2.00 per share. The RMCI Rights Offering expired on June 8, 1995 with all Rights having been exercised.

 Debt Financing Arrangements

  In connection with the Distribution in April 1995, RMCI issued to RHCI the RMCI Subordinated Promissory Note in the principal amount of $6,000,000, which note bears interest at 8% per annum and evidences certain advances by RHCI made to or on behalf of RMCI since RMCI's inception, including for working capital and other general corporate purposes and partially to finance the cash portion of the purchase prices of certain acquired businesses. In addition, at December 31, 1996, RMCI owed RHCI $600,000 of accrued interest on the RMCI Subordinated Promissory Note from October 1, 1995 and approximately $2,215,000 of additional amounts paid by RHCI on behalf of RMCI or charged by RHCI to RMCI for certain administrative services. Of the $6,000,000 due on the RMCI Subordinated Promissory Note, approximately $2,100,000 is due on or before December 31, 1997 and the remainder is payable in 11 quarterly installments of approximately $353,000, beginning March 31, 1998. RHCI has agreed that the payment of interest on the RMCI Subordinated Promissory Note for the period October 1, 1995 through December 31, 1997, as well as the additional amounts owed of approximately $2,215,000, will not be required to be made until after January 1, 1998, all on terms and conditions to be mutually agreed to by RHCI and RMCI. Following the Merger, amounts owing by RMCI to RHCI will remain outstanding as intercompany indebtedness.

  The RMCI Subordinated Promissory Note is unsecured and subordinated and junior in right of payment to all indebtedness of RMCI and its subsidiaries incurred in connection with (i) the acquisition of FPM, (ii) the acquisition of HDI, a former managed mental healthcare services division of Phoenix South,
(iii) future acquisitions of other managed mental healthcare services businesses and (iv) any other Senior Indebtedness (as defined in the RMCI Subordinated Promissory Note), including any indebtedness arising under the First Union Credit Facility and any other bank indebtedness of RMCI or its subsidiaries.

 Issuance of RMCI Common Stock and Warrants to Ramsay Hospitals Prior to the Distribution

  On October 27, 1994 (the "First Closing"), prior to the Distribution, RMCI consummated $3,320,000 of a $5,820,000 private placement of RMCI Common Stock (the "Private Placement"). At the First Closing, Ramsay Hospitals purchased 1,500,000 shares of RMCI Common Stock (the "First Shares") and three officers of RMCI purchased an aggregate of 160,000 shares of RMCI Common Stock. On May 31, 1995, Ramsay Hospitals purchased 1,250,000 shares of RMCI Common Stock (the "Second Shares"; collectively with the First Shares, the "Private Placement Shares") for an aggregate purchase price of $2,500,000.

  In connection with the Private Placement and the Distribution, RMCI issued warrants (the "Private Placement Warrants") to purchase an aggregate of 125,000 shares of RMCI Common Stock to Ramsay Hospitals, at an exercise price per share of $2.00 per share.

  As part of the Private Placement, RMCI and Ramsay Hospitals entered into a Registration Rights Agreement, pursuant to which RMCI granted to Ramsay Hospitals and its transferees one "demand" and unlimited "piggyback" registration rights covering the Private Placement Shares and the 125,000 shares of RMCI Common Stock issuable upon the exercise of the Private Placement Warrants.

 Other Issuances of RMCI Common Stock

  On October 27, 1994, prior to the Distribution, in conjunction with the purchase of shares of RMCI Common Stock by Ramsay Hospitals, RMCI issued and sold 75,000 shares of RMCI Common Stock to Parveez A. Oliaii and 50,000 shares of RMCI Common Stock to Martin Lazoritz, executive officers of RMCI, and 35,000 shares of RMCI Common Stock to another officer of a subsidiary of RMCI, in each case at a purchase price per share equal to $2.00 per share. RMCI entered into stock purchase agreements with each of these officers pursuant to which these individuals purchased their respective shares of RMCI Common Stock. Mr. Oliaii issued a promissory note to RMCI in the original principal amount of $148,500 as part of the purchase price for the 75,000 shares of RMCI Common Stock purchased by him. Principal on the promissory note is payable in quarterly installments commencing on December 31, 1995. Interest on such promissory note is computed at a fluctuating rate per annum equal to the one year London Interbank Offered Rate, as in effect from time to time, and is payable quarterly in arrears, commencing on March 31, 1995.

  RMCI and its subsidiaries Apex, Apex Healthcare of Louisiana, Inc., Apex Healthcare of Alabama, Inc. and Apex Healthcare of Mississippi, Inc. commenced an action on July 1, 1996 in the Circuit Court of Jefferson County, Alabama against Parveez A. Oliaii (a former officer of RMCI and the former Chief Executive Officer of Apex), and against Berenson Minella & Company, Wexford Capital Corporation, Wexford Management LLC, Apex Acquisition Corporation and Karen M. Ryugo (collectively, the "Other Defendants"). The complaint alleges that all defendants tortiously and fraudulently interfered with RMCI's proposed sale of Apex, including its subsidiaries, and alleges that Mr. Oliaii breached his employment contract with RMCI and his fiduciary duties to all plaintiffs. The complaint seeks damages in an amount of no less than $3 million, plus punitive damages. On October 4, 1996, Mr. Oliaii asserted a counterclaim alleging that the plaintiffs breached his employment contract by terminating him without cause and failing to pay him certain compensation allegedly owed pursuant to the employment contract. Mr. Oliaii's counterclaim seeks damages of at least $325,000 and other remedies. In addition, on October 21, 1996, the Other Defendants asserted counterclaims against RMCI and Apex alleging fraud and breach of contract seeking unspecified compensatory and punitive damages. Discovery in this litigation is ongoing.

 Certain Agreements in Connection with the Distribution

  Following the Distribution, RHCI and RMCI became separate, publicly traded companies with the contractual arrangements described below. Other than by reason of their equity ownership in RHCI and RMCI, neither Ramsay Holdings, Ramsay HSA, nor Ramsay Hospitals have any interest in RHCI's or RMCI's rights and benefits arising under these contractual arrangements. In addition other than by reason of his equity ownership interests in Ramsay HSA, Ramsay Holdings and Ramsay Hospitals, Mr. Ramsay does not have any ownership interests in RHCI or RMCI or their respective rights and benefits under these contractual arrangements.

  In connection with the Distribution, RHCI and RMCI entered into a Second Amended and Restated Distribution Agreement (the "Distribution Agreement") which set forth the terms of the Distribution and certain agreements in connection with the Distribution and the RMCI Rights Offering. In addition, RHCI and RMCI entered into a Rights Agreement (the "Rights Agreement"), Employee Benefit Agreement (the "Employee Benefit Agreement"), Tax Sharing Agreement (the "Tax Sharing Agreement") and Corporate Services Agreement (the "Corporate Services Agreement), and RMCI issued the RMCI Subordinated Promissory Note to RHCI. Except as otherwise provided in these agreements, all covenants and agreements terminate on the sixth anniversary of the Distribution Date. Amounts payable to RHCI under these agreements during fiscal year 1996 totaled approximately $180,000.

  The Distribution Agreement provides that RHCI and RMCI will indemnify each other with respect to (i) claims in connection with the Prospectus or the Registration Statement on Form S-1 relating to the Distribution with respect to the information provided by RHCI or RMCI, as the case may be; (ii) failure to perform, or violation of the Distribution Agreement, the Rights Agreement, the Employee Benefit Agreement, the Tax

Sharing Agreement, the Corporate Services Agreement or the RMCI Subordinated Promissory Note; and (iii) claims related to their respective businesses whether the occurrence giving rise to the claim occurred prior to or subsequent to the Distribution Date. Under the Distribution Agreement, RMCI will also indemnify RHCI for all matters arising out of or relating to the acquisitions of FPM, Florida Psychiatric Associates, a physician practice group located in Orlando, Florida, and HDI, including with respect to earn-out obligations and purchase price indebtedness thereunder. In addition, the Distribution Agreement provides that RHCI will honor certain non-compete covenants relating to such acquisitions.

  The Distribution Agreement provides for the repayment of all intercompany receivables or payables reflected on the books and records of RHCI or RMCI (other than those evidenced by the RMCI Subordinated Promissory Note, which are governed by the terms of the RMCI Subordinated Promissory Note) between RHCI and its subsidiaries on the one hand, and RMCI and its subsidiaries, on the other hand. At June 30, 1996, the net amount owed to RHCI by RMCI totalled approximately $1,850,000. Notwithstanding the terms of the Distribution Agreement, RHCI has agreed not to require repayment of this amount until after July 1, 1997, all on terms and conditions to be agreed to between RHCI and RMCI. See "Debt Financing Arrangements" above.

  Pursuant to the Corporate Services Agreement, RHCI receives (i) a monthly fee of $15,000 per month for certain administrative and other services which RHCI historically has provided to RMCI and continues to provide following the Distribution Date, payable monthly in arrears in cash, and (ii) reasonable out-of-pocket expenses incurred by RHCI in providing such services. Effective as of July 1, 1996, RMCI and RHCI amended the Corporate Services Agreement (the "Amended Corporate Services Agreement"). Pursuant to the Amended Corporate Services Agreement, RMCI will receive a fee of $15,000 per month, payable monthly in arrears in cash, for the provision by RMCI to RHCI of certain management services of Dr. Martin Lazoritz and I. Paul Mandelkern. Pursuant to the Amended Corporate Services Agreement, Dr. Lazoritz and Mr. Mandelkern will provide services to RHCI in such areas as new business development, contract management and medical oversight. The foregoing fees are subject to quarterly review by the parties and to adjustment, if necessary, to reflect any increase or decrease or additional services being provided by RHCI or RMCI, as the case may be.

  The Corporate Services Agreement also provides that RMCI will utilize RHCI's network of mental health hospitals and clinics as a "preferred provider" to the extent practicable and to the extent clinically and geographically appropriate, all as determined by RMCI, for the treatment of individuals covered under agreements held by RMCI. The fees for such services will be at mutually agreed upon rates and which will be no less favorable to RHCI or RMCI than fees paid by RMCI to an unaffiliated third-party preferred provider. The Corporate Services Agreement will terminate as of the Effective Time.

  Pursuant to the Tax Sharing Agreement, RHCI has agreed to indemnify RMCI for any income tax liability (i) attributable to the operations of RMCI during any period on or before October 27, 1994 and (ii) attributable to the operations of RHCI and its subsidiaries (other than RMCI and its subsidiaries), and RMCI has agreed to indemnify RHCI for any income tax liability attributable to the operations of RMCI and its subsidiaries for all periods beginning the day after October 27, 1994.

  Pursuant to the Employee Benefit Agreement, following the Distribution, employees of RMCI continued to be eligible to participate in certain employee benefit plans maintained by RHCI and in which such employees have been eligible to participate during a transition period during which RMCI is obligated to establish its own health insurance and other employee benefit plans. Under the Employee Benefit Agreement, RMCI has assumed all liabilities relating to employees of RMCI and its subsidiaries, including for accrued vacation, sick pay and holidays, and RHCI is responsible for providing COBRA coverage to any RMCI employee who was entitled to such coverage prior to or on the Distribution Date. In addition, each party will reimburse the other for costs and expenses incurred by it in performing its obligations under the Employee Benefit Agreement to the same extent and in the same manner as the parties allocated such costs and expenses prior to the Distribution, including costs and expenses incurred by RHCI in administering such employee benefit plans for the benefit of RMCI employees which are not otherwise reimbursed to RHCI.

 Stock Purchase Agreements

  In October 1995, RHCI entered into a Stock Purchase Agreement with Ramsay Holdings and the Manager pursuant to which Ramsay Holdings agreed to purchase 275,863 shares of RHCI Common Stock at a purchase price of $3.625 per share, as follows: (i) 121,363 of the shares for a purchase price of $439,940.88, payable in cash and (ii) 154,500 of the shares for a purchase price of $560,062.50, payable $1,545 in cash and $558,517.50 as a partial payment by RHCI of management fees due for fiscal year 1996 under the Management Agreement.

  In August 1996, RHCI entered into another Stock Purchase Agreement with Ramsay Holdings and the Manager pursuant to which Ramsay Holdings agreed to purchase 275,546 shares of RHCI Common Stock at a purchase price of $2.75 per share. The purchase price of $757,752.00 was payable $2,755.46 in cash and $754,996.54 as a payment by RHCI of management fees due for fiscal 1997 under the Management Agreement.

 Other Arrangements

  Thomas M. Haythe, a director of RHCI and RMCI, is a partner of the New York City law firm of Haythe & Curley, which firm rendered legal services to RHCI and RMCI during fiscal year 1996 and will continue to render legal services to RHCI in the future. See "Compensation Committee Interlocks and Insider Participation," "The Merger--Certain Federal Income Tax Consequences of the Merger" and "Legal Matters."

  Robert E. Galloway, a director of RHCI during fiscal 1996, rendered consulting services to RHCI during fiscal year 1996. Mr. Galloway received $60,000 for these services.

  RHCI and RMCI have entered into indemnification agreements with their respective directors and executive officers. These agreements provide that the directors and executive officers will be indemnified to the fullest possible extent permitted by Delaware law against all expenses (including attorneys' fees), judgments, fines, penalties, taxes and settlement amounts paid or incurred by them in any action or proceeding (including any action by or in the right of RHCI or any of its subsidiaries or affiliates or of RMCI or any of its subsidiaries or affiliates, as the case may be), on account of their service as directors, officers, employees, fiduciaries or agents of RHCI or any of its subsidiaries or affiliates or of RMCI or any of its subsidiaries or affiliates, as the case may be, and their service at the request of RHCI or any of its subsidiaries or affiliates or RMCI or any of its subsidiaries or affiliates, as the case may be, as directors, officers, employees, fiduciaries or agents of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

  Each of RHCI and RMCI has entered into a Consulting Agreement (the "Summa Consulting Agreements") dated as of January 1, 1996 with Summa Healthcare Group, Inc. ("Summa"), a company of which Luis E. Lamela, the Vice Chairman of the Board of RHCI and RMCI, is the principal. Under the Summa Consulting Agreements, Summa will provide RHCI and RMCI with advisory and consulting services in connection with strategic planning, business development, investor relations and operations. The Summa Consulting Agreements provide that Summa will receive a consulting fee of $12,500 per month from RHCI and $21,000 per month from RMCI. In addition, under the Summa Consulting Agreement with RMCI, Summa would be entitled to a success fee to be negotiated in good faith between RMCI and Summa with respect to any significant acquisition or divestiture as to which Summa renders substantial consulting or advisory services. Each of the Summa Consulting Agreements is for an initial term of one year, subject to automatic renewal from year to year unless either party gives a notice of non-renewal three months prior to expiration of the then current term. In addition, each Summa Consulting Agreement may be cancelled by either party on three months' notice effective at any time following the initial term. Upon termination of the Summa Consulting Agreements, Summa is entitled to payment of any fee earned to the effective date of termination. Effective February 1, 1997, the Summa Consulting Agreement with RMCI was terminated and the Summa Consulting Agreement with RHCI was amended to provide for a monthly consulting fee of $30,000 and to provide that Summa would be entitled to a success fee to be negotiated in good faith between RHCI and Summa with respect to any significant transactions involving RHCI as to which Summa renders substantial consulting or advisory services.

  The offices of FPM and Florida Psychiatric Associates, Inc. ("FPA") in Orlando, Florida and several of their clinics and other offices are leased from partnerships of which Dr. Martin Lazoritz and other employees of RMCI are partners. Total rental expense under these leases for the fiscal years ended June 30, 1994, 1995 and 1996 was $361,998, $414,000 and $355,000,
respectively. RMCI believes that the rent and other terms and conditions of these leases are no less favorable to RMCI than RMCI could obtain from non-affiliated third parties.

 Option Repricing/Warrant Exchange

  On August 13, 1996, the RMCI Board approved the RMCI Repricing Offer to the holders of RMCI Stock Options under RMCI's 1994 Stock Option Plan whereby each option holder could exchange existing options with exercise prices of $2.00 per share held by such holder for amended options to purchase the same number of shares of RMCI Common Stock at an exercise price of $1.00 per share (which was in excess of the market price of the RMCI Common Stock at the time); provided that the RMCI Repriced Options would not be exercisable until the date which is six months prior to their expiration date and provided further that vested RMCI Repriced Options would become exercisable earlier in the event that, at the time of exercise, the average of the closing bid and asked prices for the RMCI Common Stock as quoted on the OTC Bulletin Board has equalled or exceeded the Acceleration Price (subject to adjustment for events affecting the RMCI Common Stock or the capital structure of RMCI, such as the Merger) per share on at least 15 trading days, which need not be consecutive, subsequent to August 13, 1996. All RMCI Stock Options which were subject to the RMCI Repricing Offer were repriced. None of the RMCI Repriced Options are currently exercisable. After giving effect to the Merger, all RMCI Stock Options, including the RMCI Repriced Options, will become options to purchase RHCI Common Stock, provided that the number of shares of RHCI Common Stock covered by each such option will be equal to one-third (1/3) of the number covered by the RMCI Stock Option, the exercise price will be equal to the then existing exercise price multiplied by three (3) and, in the case of the RMCI Repriced Options, the Acceleration Price will be equal to $7.00. See "The Merger Agreement--The Merger--Stock Options and Warrants."

  At the request of RMCI, Paul J. Ramsay agreed to surrender certain RMCI Stock Options granted to him under RMCI's 1994 Stock Option Plan in exchange for the issuance to Ramsay Hospitals of warrants to purchase RMCI Common Stock. RMCI made this request in order to make additional shares of RMCI Common Stock available for grant under RMCI's 1994 Stock Option Plan. Accordingly, on September 10, 1996, Mr. Ramsay, RMCI and Ramsay Hospitals entered into an Exchange Agreement pursuant to which Mr. Ramsay surrendered for cancellation an aggregate of 100,000 RMCI Stock Options granted by RMCI to Mr. Ramsay under RMCI's 1994 Stock Option Plan in exchange for the issuance to Ramsay Hospitals of warrants (the "Exchanged Warrants") to purchase an aggregate of 100,000 shares of RMCI Common Stock at an exercise price of $1.00 per share. The Exchanged Warrants will be exercisable during the period April 25, 2004 through October 25, 2004, provided that the Exchanged Warrants will be exercisable earlier in the event that, at the time of exercise, the average of the closing bid and asked prices for the RMCI Common Stock as quoted on the OTC Bulletin Board equals or exceeds $2.333 (the "Warrant Acceleration Price") (subject to adjustment for events affecting the RMCI Common Stock or the capital structure of RMCI, such as the Merger) per share on at least 15 trading days, which need not be consecutive, subsequent to September 10, 1996. None of the Exchanged Warrants are currently exercisable. See "The Merger Agreement--The Merger--Stock Options and Exchanged Warrants." After giving effect to the Merger, the Exchanged Warrants (as will be the case for all RMCI Exchanged Warrants) will become warrants to purchase RHCI Common Stock, provided that the number of shares covered by the Exchanged Warrants will be equal to one-third (1/3) of the number covered by the Exchanged Warrants prior to the Merger, the exercise price will be equal to the then existing exercise price multiplied by the three (3) and the Warrant Acceleration Price will be equal to $7.00. See "The Merger Agreement--The Merger--Stock Options and Warrants."

  At the request of RHCI, Paul J. Ramsay agreed to surrender certain options granted to him under RHCIs stock option plans in exchange for the issuance of warrants to purchase RHCI Common Stock to Ramsay

Hospitals. RHCI made this request in order to make additional shares of RHCI Common Stock available for grant under its stock option plans. Accordingly, on September 10, 1996, Mr. Ramsay, RHCI and Ramsay Hospitals entered into an Exchange Agreement pursuant to which Mr. Ramsay surrendered for cancellation an aggregate of 476,070 stock options to purchase shares of RHCI Common Stock granted by RHCI to Mr. Ramsay under its stock option plans in exchange for the issuance to Ramsay Hospitals of warrants to purchase 500,000 shares of RHCI Common Stock at an exercise price of $2.75 per share. The warrants will be exercisable during the period December 31, 2002 through June 30, 2003, provided that the warrants will be exercisable earlier in the event that, at the time of exercise, the closing price for the RHCI Common Stock as quoted on NASDAQ equals or exceeds $7.00 (subject to adjustment for events affecting the RHCI Common Stock or the capital structure of RHCI) per share on at least 15 trading days, which need not be consecutive, subsequent to September 10, 1996. These warrants are not currently exercisable.

 Purchase of RMCI Series 1996 Preferred Stock

  In June 1996, at the request of RMCI, Ramsay Hospitals agreed to loan RMCI up to $3,000,000 for working capital and general corporate purposes. On June 28, 1996, RMCI borrowed $1,600,000, which was evidenced by a demand promissory note (the "First Hospitals Note") with an interest rate of 12% per annum. In addition, on August 7 and August 8, 1996, RMCI borrowed an aggregate of $800,000, which was evidenced by a demand promissory note (the "Second Hospitals Note") payable to Ramsay Hospitals in the principal amount of the lesser of the amount borrowed or $1,400,000, with an interest rate of 12% per annum. On September 10, 1996, as described below, the First Hospitals Note and the Second Hospitals Note were repaid and cancelled. See "Information Concerning RHCI--Principal Stockholders."

  On September 10, 1996, RMCI entered into a stock purchase agreement with Ramsay Hospitals, pursuant to which Ramsay Hospitals purchased 100,000 shares of RMCI Series 1996 Preferred Stock for a purchase price of $3,000,000. The purchase price was paid by (i) offset against the outstanding principal amounts under the First Hospitals Note and the Second Hospitals Note ($1,600,000 and $800,000, respectively); (ii) offset against the aggregate accrued unpaid interest on such notes through September 10, 1996 ($54,667) and
(iii) $545,333 in cash. In connection with the purchase of the 100,000 shares of RMCI Series 1996 Preferred Stock by Ramsay Hospitals, RMCI issued warrants to Ramsay Hospitals to purchase 300,000 shares of RMCI Common Stock, at an exercise price of $1.00 per share.

  In September 1996, Ramsay Hospitals agreed to lend up to an additional $2,000,000 to RMCI for working capital and general corporate purposes, which amount will be evidenced by a demand promissory note bearing interest at 15% per annum. At February 15, 1997, $2,000,000 was borrowed by RMCI under the facility. RMCI agreed to pay Ramsay Hospitals a $100,000 facility fee in consideration for making the additional facility available to RMCI, and an additional facility fee of $150,000 in the event of a drawing by RMCI under the increased loan facility made available in March 1997.

 Compensation Committee Interlocks and Insider Participation

  The members of the Compensation Committee of the RHCI Board are Aaron Beam, Jr., Peter J. Evans and Thomas M. Haythe. Mr. Beam is a director of RMCI. Mr. Evans is a director of RMCI and each of the Ramsay Affiliates, which are significant stockholders of RHCI and RMCI, and is a director of Ramsay Health Care Pty. Limited, which provides management services to RHCI pursuant to the Management Agreement for which it received an annual management fee. See "Information Concerning RHCI--Management--Certain Relationships and Related Transactions Involving RHCI, RMCI and Affiliates Thereof" and "Security Ownership of Certain Beneficial Owners". Mr. Haythe is a director of RMCI and is a partner of the New York City law firm of Haythe & Curley, which firm rendered legal services to RHCI and RMCI during the last fiscal year and will continue to render legal services to RHCI in the future, and which firm has rendered an opinion to RHCI and RMCI concerning certain federal income tax consequences of the Merger. See "The Merger--Certain Federal Income Tax Consequences of the Merger," "Information Concerning RHCI--Certain Relationships and Related Transactions Involving RHCI, RMCI and Affiliates Thereof" and "Legal Matters."

  Ramsay HSA, Ramsay Holdings and Ramsay Hospitals are corporations of which Mr. Evans is a director. At January 1, 1997, Ramsay HSA and Ramsay Holdings owned of record approximately 23.2% of the issued and outstanding shares of RHCI Common Stock and 100% of the issued and outstanding shares of RHCI Series C Preferred Stock and had an approximate 34.3% voting interest in RHCI. In addition, the Ramsay Affiliates hold a voting interest in RMCI of approximately 69.0%. After consummation of the Merger, the Ramsay Affiliates will hold approximately 29.5% of the issued and outstanding shares of RHCI Common Stock and 100% of the issued and outstanding shares of RHCI Preferred Stock and will hold a voting interest in RHCI of approximately 42.7%. See "Certain Relationships and Related Transactions Involving RHCI, RMCI and Affiliates Thereof--Relationships with the Ramsay Affiliates" above.

  In June 1992, RHCI renewed the Management Agreement with the Manager of which Mr. Evans is a director. Pursuant to the Management Agreement, the Manager provides managerial services to RHCI including, but not limited to (a) participation in overall strategic planning of RHCI, (b) strategic and operational discussions with the executive officers of RHCI, (c) review and evaluation of possible acquisition candidates, (d) review of material contracts and commitments entered into by RHCI and (e) participation in debt refinancing negotiations. In addition, the Manager provides a pool of management standby resources (on both a part-time and full-time basis) to mitigate the impact of executive and senior management turnover. The Management Agreement provides for the payment of an initial annual management fee of $677,422, subject to increases based on increases in the Consumer Price Index and subject to certain restrictions set forth in certain credit agreements to which RHCI is a party. The management fee payable under the Management Agreement was set on the basis of a negotiated amount based on the time spent by personnel of the Manager in performing the duties pursuant to the Management Agreement. During the fiscal year ended June 30, 1996, RHCI incurred management fee expenses of $737,000 for services performed by the Manager under the Management Agreement. Of this total, approximately $560,000 was paid by way of the issuance of shares of RHCI Common Stock to Ramsay Holdings and the remainder was paid in cash. In August 1996, RHCI issued additional shares of RHCI Common Stock to Ramsay Holdings for management fees due under the Management Agreement in fiscal 1997. See "Certain Relationships and Related Transactions Involving RHCI, RMCI and Affiliates thereof--Stock Purchase Agreements" and "Certain Relationships and Related Transactions Involving RHCI, RMCI and Affiliates thereof--Management Agreements" above.

  On September 10, 1996, RHCI entered into a letter agreement with the Manager and Ramsay Holdings which terminated the Management Agreement effective July 1, 1997. In consideration for this termination, RHCI issued to Ramsay Holdings warrants to purchase 250,000 shares of RHCI Common Stock at an exercise price of $2.63 per share. These warrants are fully exercisable and expire on September 10, 2006.

  Effective on the Distribution Date, RMCI entered into the RMCI Management Agreement with the Manager. The term of the RMCI Management Agreement will terminate upon the earlier of (i) October 1997 or (ii) one year after written notice of termination given by either party to the RMCI Management Agreement. The RMCI Management Agreement provides for the payment of an annual management fee equal to the greater of $100,000 per annum or 0.50% of the gross revenues of RMCI and its subsidiaries on a consolidated basis for any such year. Pursuant to the RMCI Management Agreement, the Manager provides managerial services to RMCI including, but not limited to (a) participation in overall strategic planning of RMCI, (b) strategic and operational discussions with the chief executive and other officers of RMCI, (c) review and evaluation of possible acquisition candidates and development projects, (d) review of material contracts and commitments entered into by RMCI and (e) participation in bank and other financing negotiations. In addition, the Manager will provide a pool of management standby resources (on both a part-time and full-time basis) to mitigate the impact of any executive and senior management turnover. The management fee payable to the Manager under the RMCI Management Agreement has been established on the basis of a negotiated amount based on the anticipated time to be spent and out-of-pocket costs to be incurred by personnel of the Manager in performing its duties pursuant to the RMCI Management Agreement, including expenses for travel by the Manager's personnel to and from RMCI's annual management conference and all other meetings at which representatives of the Manager will be present. There will be no separate reimbursement for such travel and other out-of-pocket costs, all of which will be paid from the annual management fee. In addition, directors of RMCI who reside in Australia and who incur travel expenses and other out-of-pocket costs in their capacities as directors, including in connection with their attendance at Board of Director and other meetings of RMCI, will not receive separate reimbursement for such costs. The RMCI Management Agreement will terminate on the Effective Date of the Merger.

  On the Distribution Date, RHCI effected the Distribution to the holders of record as of the Distribution Record Date of (i) the RHCI Common Stock, (ii) RHCI's Class A Convertible Preferred Stock, par value $1.00 per share, and
(iii) the RHCI Series C Preferred Stock.

  In connection with the Distribution, Ramsay HSA, of which Mr. Evans is a director, received its pro rata share of RMCI Common Stock based upon the number of issued and outstanding shares of RHCI Common Stock held by Ramsay HSA as of the Distribution Record Date and, in addition, each of Ramsay HSA and Ramsay Holdings, of which Mr. Evans is a director, received their respective pro rata share of RMCI Common Stock based upon the number of issued and outstanding shares of RHCI Common Stock into which the issued and outstanding RHCI Series C Preferred Stock held by them was convertible as of the Distribution Record Date.

  Immediately after the close of business on the Distribution Date, RMCI effected the RMCI Rights Offering and issued, at no cost, to the holders of RHCI Common Stock of record as of the Distribution Date, other than the Ramsay Affiliates, the Rights to subscribe for and purchase up to 980,913 shares of RMCI Common Stock for a price of $2.00 per share. The RMCI Rights Offering expired on June 8, 1995 with all Rights having been exercised.

  In connection with the Distribution in April 1995, RMCI issued to RHCI the RMCI Subordinated Promissory Note in the principal amount of $6,000,000, which note bears interest at 8% per annum and evidences certain advances by RHCI made to or on behalf of RMCI since RMCI's inception, including for working capital and other general corporate purposes and partially to finance the cash portion of the purchase prices of certain acquired businesses. In addition, at December 31, 1996, RMCI owed RHCI $600,000 of accrued interest on the RMCI Subordinated Promissory Note from October 1, 1995 and approximately $2,215,000 of additional amounts paid by RHCI on behalf of RMCI or charged by RHCI to RMCI for certain administrative services. Of the $6,000,000 due on the RMCI Subordinated Promissory Note, approximately $2,100,000 is due on or before December 31, 1997 and the remainder is payable in 11 quarterly installments of approximately $353,000, beginning March 31, 1998. RHCI has agreed that the payment of interest on the RMCI Subordinated Promissory Note for the period October 1, 1995 through December 31, 1997, as well as the additional amounts owed of approximately $2,215,000, will not be required to be made until after January 1, 1998, all on terms and conditions to be mutually agreed to by RHCI and RMCI. Following the Merger, amounts owing by RMCI to RHCI will remain outstanding as intercompany indebtedness.

  The RMCI Subordinated Promissory Note is unsecured and subordinated and junior in right of payment to all indebtedness of RMCI and its subsidiaries incurred in connection with (i) the acquisition of FPM, (ii) the acquisition of HDI, a former managed mental healthcare services division of Phoenix South,
(iii) future acquisitions of other managed mental healthcare services businesses and (iv) any other Senior Indebtedness (as defined in the RMCI Subordinated Promissory Note), including any indebtedness arising under the First Union Credit Facility and any other bank indebtedness of RMCI or its subsidiaries.

  On the First Closing, prior to the Distribution, RMCI consummated $3,320,000 of a $5,820,000 private placement of RMCI Common Stock (the "Private Placement"). At the First Closing, Ramsay Hospitals purchased the First Shares and three officers of RMCI purchased an aggregate of 160,000 shares of RMCI Common Stock. On May 31, 1995, Ramsay Hospitals purchased the Second Shares for an aggregate purchase price of $2,500,000.

  In connection with the Private Placement and the Distribution, RMCI issued the Private Placement Warrants to purchase an aggregate of 125,000 shares of RMCI Common Stock to Ramsay Hospitals, at an exercise price per share of $2.00 per share.

  As part of the Private Placement, RMCI and Ramsay Hospitals entered into a Registration Rights Agreement, pursuant to which RMCI granted to Ramsay Hospitals and its transferees one "demand" and unlimited "piggyback" registration rights covering the Private Placement Shares and the 125,000 shares of RMCI Common Stock issuable upon the exercise of the Private Placement Warrants.

  Following the Distribution, RHCI and RMCI became separate, publicly traded companies with the contractual arrangements described above. Other than by reason of their equity ownership in RHCI and RMCI, neither Ramsay Holdings, Ramsay HSA, nor Ramsay Hospitals have any interest in RHCI's or RMCI's rights and benefits arising under these contractual arrangements. In addition, other than by reason of his equity ownership interests in Ramsay HSA, Ramsay Holdings and Ramsay Hospitals, Mr. Ramsay does not have any ownership interests in RHCI or RMCI or their respective rights and benefits under these contractual arrangements.

  In October 1995, RHCI entered into a Stock Purchase Agreement with Ramsay Holdings and the Manager pursuant to which Ramsay Holdings agreed to purchase 275,863 shares of RHCI Common Stock at a purchase price of $3.625 per share, as follows: (i) 121,363 of the shares for a purchase price of $439,940.88, payable in cash and (ii) 154,500 of the shares for a purchase price of $560,062.50, payable $1,545 in cash and $558,517.50 as a partial payment by RHCI of management fees due for fiscal year 1996 under the Management Agreement.

  In August 1996, RHCI entered into another Stock Purchase Agreement with Ramsay Holdings and the Manager pursuant to which Ramsay Holdings agreed to purchase 275,546 shares of RHCI Common Stock at a purchase price of $2.75 per share. The purchase price of $757,752.00 was payable $2,755.46 in cash and $754,996.54 as a payment by RHCI of management fees due for fiscal 1997 under the Management Agreement.

  RHCI and RMCI have entered into indemnification agreements with their respective directors and executive officers. These agreements provide that the directors and executive officers will be indemnified to the fullest possible extent permitted by Delaware law against all expenses (including attorneys' fees), judgments, fines, penalties, taxes and settlement amounts paid or incurred by them in any action or proceeding (including any action by or in the right of RHCI or any of its subsidiaries or affiliates or of RMCI or any of its subsidiaries or affiliates, as the case may be), on account of their service as directors, officers, employees, fiduciaries or agents of RHCI or any of its subsidiaries or affiliates or of RMCI or any of its subsidiaries or affiliates, as the case may be, and their service at the request of RHCI or any of its subsidiaries or affiliates or RMCI or any of its subsidiaries or affiliates, as the case may be, as directors, officers, employees, fiduciaries or agents of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

  At the request of RMCI, Paul J. Ramsay agreed to surrender certain RMCI Stock Options granted to him under RMCI's 1994 Stock Option Plan in exchange for the issuance to Ramsay Hospitals, of which Mr. Evans is a director, of warrants to purchase RMCI Common Stock. RMCI made this request in order to make additional shares of RMCI Common Stock available for grant under RMCI's 1994 Stock Option Plan. Accordingly, on September 10, 1996, Mr. Ramsay, RMCI and Ramsay Hospitals entered into an Exchange Agreement pursuant to which Mr. Ramsay surrendered for cancellation an aggregate of 100,000 RMCI Stock Options granted by RMCI to Mr. Ramsay under RMCI's 1994 Stock Option Plan in exchange for the issuance to Ramsay Hospitals of the Exchanged Warrants to purchase an aggregate of 100,000 shares of RMCI Common Stock at an exercise price of $1.00 per share. The Exchanged Warrants will be exercisable during the period April 25, 2004 through October 25, 2004, provided that the Exchanged Warrants will be exercisable earlier in the event that, at the time of exercise, the average of the closing bid and asked prices for the RMCI Common Stock as quoted on the OTC Bulletin Board equals or exceeds $2.333 (the "Warrant Acceleration Price") (subject to adjustment for events affecting the RMCI Common Stock or the capital structure of RMCI, such as the Merger) per share on at least 15 trading days, which need not be consecutive, subsequent to September 10, 1996. None of the Exchanged Warrants are currently exercisable. See "The Merger Agreement--The Merger--Stock Options and Exchanged Warrants." After giving effect to the Merger, the Exchanged Warrants (as will be the case for all RMCI Exchanged Warrants) will become warrants to purchase RHCI Common Stock, provided that the number of shares covered by the Exchanged Warrants will be equal to one-third ( 1/3) of the number covered by the

Exchanged Warrants prior to the Merger, the exercise price will be equal to the then existing exercise price multiplied by three (3) and the Warrant Acceleration Price will be equal to $7.00. See "The Merger Agreement--The Merger--Stock Options and Warrants."

  At the request of RHCI, Paul J. Ramsay agreed to surrender certain options granted to him under RHCIs stock option plans in exchange for the issuance of warrants to purchase RHCI Common Stock to Ramsay Hospitals. RHCI made this request in order to make additional shares of RHCI Common Stock available for grant under its stock option plans. Accordingly, on September 10, 1996, Mr. Ramsay, RHCI and Ramsay Hospitals entered into an Exchange Agreement pursuant to which Mr. Ramsay surrendered for cancellation an aggregate of 476,070 stock options to purchase shares of RHCI Common Stock granted by RHCI to Mr. Ramsay under its stock option plans in exchange for the issuance to Ramsay Hospitals of warrants to purchase 500,000 shares of RHCI Common Stock at an exercise price of $2.75 per share. The warrants will be exercisable during the period December 31, 2002 through June 30, 2003, provided that the warrants will be exercisable earlier in the event that, at the time of exercise, the closing price for the RHCI Common Stock as quoted on NASDAQ equals or exceeds $7.00 (subject to adjustment for events affecting the RHCI Common Stock or the capital structure of RHCI) per share on at least 15 trading days, which need not be consecutive, subsequent to September 10, 1996. These warrants are not currently exercisable.

  In June 1996, at the request of RMCI, Ramsay Hospitals agreed to loan RMCI up to $3,000,000 for working capital and general corporate purposes. On June 28, 1996, RMCI borrowed $1,600,000, which was evidenced by the First Hospitals Note with an interest rate of 12% per annum. In addition, on August 7 and August 8, 1996, RMCI borrowed an aggregate of $800,000, which was evidenced by the Second Hospitals Note payable to Ramsay Hospitals in the principal amount of the lesser of the amount borrowed or $1,400,000, with an interest rate of 12% per annum. On September 10, 1996, as described below, the First Hospitals Note and the Second Hospitals Note were repaid and cancelled. See "Information Concerning RHCI--Principal Stockholders."

  On September 10, 1996, RMCI entered into a stock purchase agreement with Ramsay Hospitals, pursuant to which Ramsay Hospitals purchased 100,000 shares of RMCI Series 1996 Preferred Stock for a purchase price of $3,000,000. The purchase price was paid by (i) offset against the outstanding principal amounts under the First Hospitals Note and the Second Hospitals Note ($1,600,000 and $800,000, respectively); (ii) offset against the aggregate accrued unpaid interest on such notes through September 10, 1996 ($54,667) and
(iii) $545,333 in cash. In connection with the purchase of the 100,000 shares of RMCI Series 1996 Preferred Stock by Ramsay Hospitals, RMCI issued warrants to Ramsay Hospitals to purchase 300,000 shares of RMCI Common Stock, at an exercise price of $1.00 per share.

  In September 1996, Ramsay Hospitals agreed to lend up to an additional $2,000,000 to RMCI for working capital and general corporate purposes, which amount will be evidenced by a demand promissory note bearing interest at 15% per annum. At February 15, 1997, $2,000,000 was borrowed by RMCI under the facility. RMCI agreed to pay Ramsay Hospitals a $100,000 facility fee in consideration for making the additional facility available to RMCI, and an additional facility fee of $150,000 in the event of a drawing by RMCI under the increased loan facility made available in March 1997.

                            PRINCIPAL STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The stockholders (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the RHCI Board, owned beneficially more than five percent of any class of the outstanding voting securities of RHCI as of January 1, 1997 and their respective shareholdings as of such date (according to information furnished by them to RHCI), are set forth in the following table. The following table also sets forth the stockholders who, to the knowledge of the RHCI Board, will own beneficially more than five percent of any class of the outstanding voting securities of RHCI after the Merger and their respective shareholdings calculated on a pro forma basis as if the Merger had been consummated on January 1, 1997. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                                                    PRO FORMA BENEFICIAL
                                                                  OWNERSHIP OF RHCI AFTER
                                                                         MERGER(2)
                                                                  -----------------------------
                                       NUMBER OF                   NUMBER OF        PERCENTAGE
NAME AND ADDRESS           TITLE OF   RHCI SHARES   PERCENTAGE OF RHCI SHARES         OF RHCI
BENEFICIAL OWNER          RHCI CLASS   OWNED(1)      RHCI CLASS     OWNED(1)           CLASS
----------------          ----------- -----------   ------------- -------------     -----------
Paul J. Ramsay..........       Common  3,648,054(3)     36.12%         5,952,444(5)       44.49%
 Paul Ramsay Group
 154 Pacific Highway         Series C
 Greenwich, NSW 2065        Preferred    142,486(4)     100.0%           142,486(6)       100.0%
 Australia                Series 1996
                            Preferred        --           --             100,000(6)       100.0%
Ramsay Holdings HSA.....       Common  2,117,065(4)     23.17%         2,301,207(6)       20.41%
 Limited
 c/o Haythe & Curley
 237 Park Avenue New
  York,                      Series C
 New York 10017             Preferred     71,303(4)      50.0%            71,303(6)        50.0%
Paul Ramsay Holdings
 Pty....................       Common  1,513,239(4)     16.12%         1,575,154(6)       13.67%
 Limited
 c/o Haythe & Curley
 237 Park Avenue New
  York,                      Series C
 New York 10017             Preferred     71,183(4)      50.0%            71,183(6)        50.0%
Paul Ramsay Hospitals
 Pty....................       Common        --           --           2,058,333(6)       17.59%
 Limited
 c/o Haythe & Curley
 237 Park Avenue New
  York,                   Series 1996
 New York 10017             Preferred        --           --             100,000(6)       100.0%
Brinson Holdings, Inc...       Common    776,100(7)      9.21%           776,100           7.35%
Brinson Partners, Inc.
Brinson Trust Company
 209 South LaSalle
 Chicago, Illinois 60604
Merrill Lynch & Co.,
 Inc....................       Common    586,300(8)      6.96%           586,300           5.55%
 World Financial Center,
  North Tower
 250 Vesey Street
 New York, New York
  10281
Heartland Advisors,
 Inc....................       Common  1,530,800(9)     18.17%         1,530,800          14.49%
 790 North Milwaukee
  Street
 Milwaukee, Wisconsin
  53202

--------
(1) Includes all shares that each named person is entitled to receive within 60 days, through the exercise of any option, warrant, conversion right, or similar arrangement. Such shares are deemed to be owned and outstanding by such person individually for purposes of calculating the number of shares owned and the percentage of class for each such named person, but are not deemed outstanding for purposes of such calculations for any other named person.
(2) Assumes that the Merger was consummated on January 1, 1997.

(3) Mr. Ramsay's beneficial ownership of RHCI Common Stock includes 2,117,065 shares of RHCI Common Stock beneficially owned by Ramsay HSA and 1,513,239 shares of RHCI Common Stock beneficially owned by Ramsay Holdings, which entities Mr. Ramsay indirectly controls. The shares beneficially owned by Ramsay HSA consist of 1,404,035 shares of RHCI Common Stock currently owned of record by Ramsay HSA and 713,030 shares of RHCI Common Stock issuable upon the conversion of 71,303 shares of RHCI Series C Preferred Stock currently outstanding and owned by Ramsay HSA. The shares beneficially owned by Ramsay Holdings consist of 551,409 shares of RHCI Common Stock currently owned of record by Ramsay Holdings, 250,000 shares of RHCI Common Stock issuable upon the exercise of currently exercisable warrants to purchase shares of RHCI Common Stock and 711,830 shares of RHCI Common Stock issuable upon the conversion of 71,183 shares of RHCI Series C Preferred Stock currently outstanding and owned by Ramsay Holdings. Does not include 25,000 shares of RHCI Common Stock issuable upon the exercise of RHCI Options granted to Mr. Ramsay, which are not currently exercisable and 500,000 shares of RHCI Common Stock issuable upon the exercise of warrants held by Ramsay Hospitals, which are not currently exercisable.
(4) These shares are included in the beneficial ownership of RHCI Common Stock of Paul J. Ramsay and are included in footnote (3) above.
(5) Includes (a) the shares included in footnote (3) above, (b) 916,666 shares of RHCI Common Stock to be received by Ramsay Hospitals as a result of the Merger, (c) 184,142 shares of RHCI Common Stock to be received by Ramsay HSA as a result of the Merger, (d) 61,915 shares of RHCI Common Stock to be received by Ramsay Holdings as a result of the Merger, (e) 141,667 shares of RHCI Common Stock issuable upon the exercise of warrants to be received by Ramsay Hospitals as a result of the Merger and (f) 1,000,000 shares of RHCI Common Stock issuable upon the conversion of 100,000 shares of RHCI Series 1996 Preferred Stock to be received by Ramsay Hospitals as a result of the Merger. Does not include 33,333 shares of RHCI Common Stock issuable upon the exercise of warrants to be received by Ramsay Hospitals as a result of the Merger, which are not currently exercisable and 8,333 shares of RHCI Common Stock issuable upon the exercise of RHCI Options to be received by Paul J. Ramsay as a result of the Merger, which are not currently exercisable. See "The Merger Agreement--The Merger-- Consideration to be Received in the Merger" and "The Merger Agreement--The Merger--Stock Options and Warrants."
(6) These shares are included in the pro forma beneficial ownership of RHCI Common Stock of Paul J. Ramsay and are included in footnote (5) above.
(7) Information as to the holdings of Brinson Holdings, Inc. ("BHI"), Brinson Partners, Inc. ("BPI") and Brinson Trust Company ("BTC") is based upon a report on Schedule 13G filed with the Securities and Exchange Commission. Such report indicates that 776,100 shares were owned by BPI with shared voting and shared dispositive power and 211,060 shares were owned by BTC with shared voting and shared dispositive power. Such report indicates that BTC is a bank and the wholly owned subsidiary of BPI, an investment adviser registered under the Investment Advisers Act of 1940, which in turn is a wholly owned subsidiary of BHI, a parent holding company. BHI is a wholly owned subsidiary of SBC Holding (USA), Inc. ("SBC"), whose address is 222 Broadway, New York, New York 10038. SBC is a wholly owned subsidiary of Swiss Bank Corporation, whose address is Aeschenplatz 6 CH-4002, Basel, Switzerland.
(8) Information as to the holdings of Merrill Lynch & Co., Inc. ("Merrill") is based upon a report on Schedule 13G filed with the Securities and Exchange Commission. Such report indicates that 586,300 shares were owned by Merrill and its affiliates with shared voting and dispositive power. Merrill and its affiliates disclaim any beneficial interest in such shares, other than shares held by Merrill and its affiliates in proprietary accounts.
(9) Information as to the holdings of Heartland Advisors, Inc. ("HAI") is based upon a report on Schedule 13G filed with the Securities and Exchange Commission. Such report indicates that HAI owned 1,154,800 shares with sole voting power 1,530,800 shares with sole dispositive power. Such report indicates that HAI is an investment adviser registered under the Investment Advisers Act of 1940.

  On May 3, 1996, Ramsay Holdings entered into a secured demand loan facility with Coutts pursuant to which Ramsay Holdings is entitled to borrow an amount equal to the lesser of $7,000,000 and the collateral value of certain assets which have been pledged to Coutts. The current collateral includes, among other things,

1,679,898 of the shares of RHCI Common Stock held by Ramsay Holdings and Ramsay HSA and the 142,486 shares of RHCI Series C Preferred Stock held by Ramsay Holdings and Ramsay HSA (the "Pledged Stock"). Ramsay Holdings has the right (but is under no obligation) to pledge additional shares of RHCI Common Stock to secure the obligations of Ramsay Holdings to Coutts.

  Coutts is entitled to repayment of amounts outstanding under the loan facility on demand. In the event that Ramsay Holdings were to default on its obligations to Coutts under the loan facility, Coutts would be entitled to liquidate the Pledged Stock to repay the outstanding debt. In the event that Coutts were to attempt to liquidate the Pledged Stock, the sale of the stock would be subject to the volume limitations pursuant to Rule 144 under the Securities Act.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of January 1, 1997, the number of shares of RHCI Common Stock beneficially owned by each of RHCI's directors, each current executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, based upon information obtained from such persons.

                                                                PRO FORMA BENEFICIAL
                                                               OWNERSHIP OF RHCI AFTER
                                                                      MERGER(2)
                                                              ---------------------------
                                      NUMBER OF
                                        RHCI       PERCENTAGE  NUMBER OF
NAME OF                    TITLE OF    SHARES       OF RHCI   RHCI SHARES    PERCENTAGE
BENEFICIAL OWNER          RHCI CLASS  OWNED(1)       CLASS     OWNED(1)     OF RHCI CLASS
----------------          ----------- ---------    ---------- -----------   -------------
Paul J. Ramsay..........  Common      3,648,054(3)   36.12%    5,952,444(5)     44.49%
                          Series C    142,486(4)     100.0%      142,486(6)     100.0%
                          Preferred
                          Series 1996       --         --        100,000(6)     100.0%
                          Preferred
Aaron Beam, Jr..........  Common         27,750          *        30,283            *
Peter J. Evans..........  Common         17,750          *        17,750            *
Thomas M. Haythe........  Common         39,750          *        43,083            *
Luis E. Lamela..........  Common         16,000          *        16,000            *
Steven J. Shulman.......  Common         17,750          *        17,750            *
Michael S. Siddle.......  Common         17,750          *        17,750            *
Brent Bryson............  Common            --           *           --             *
William N. Nyman........  Common            --           *           --
John A. Quinn...........  Common          3,000          *         3,000            *
Wallace E. Smith........  Common         48,783(7)       *        48,783(7)         *
All directors, executive
 officers and other
 officers as a group (14
 persons)...............  Common      3,843,965      37.88%    6,154,221        45.84%
                          Series C      142,486      100.0%      142,486        100.0%
                          Preferred
                          Series 1996       --         --        100,000        100.0%
                          Preferred

--------
(*) Indicates ownership percentage of less than one percent (1%).
(1) Includes all shares that each named person is entitled to receive within 60 days, through the exercise of any option, warrant, conversion right, or similar arrangement. Such shares are deemed to be owned and outstanding by such person individually, and by all directors and officers as a group, for purposes of calculating the number of shares owned and the percentage of class for each such named person and the group, but are not deemed to be outstanding for purposes of such calculations for any other named person.
(2) Assumes that the Merger was consummated on January 1, 1997.
(3) Mr. Ramsay's beneficial ownership of RHCI Common Stock includes 2,117,065 shares of RHCI Common Stock beneficially owned by Ramsay HSA and 1,513,239 shares of RHCI Common Stock beneficially owned by Ramsay Holdings, which entities Mr. Ramsay indirectly controls. The shares beneficially owned by Ramsay HSA consist of 1,404,035 shares of RHCI Common Stock owned of record by Ramsay HSA and 713,030 shares of RHCI Common Stock issuable upon the conversion of 71,303 shares of RHCI Series C Preferred Stock owned of record by Ramsay HSA. The shares beneficially owned by Ramsay Holdings consist of 551,409 shares of RHCI Common Stock currently owned of record by Ramsay Holdings, consist of 551,409 shares of RHCI Common Stock owned of record by Ramsay Holdings, 250,000 shares of RHCI Common Stock issuable upon the exercise of currently exercisable warrants to purchase shares of RHCI Common Stock and 711,830 shares of RHCI Common Stock issuable upon the conversion of 71,183 shares of RHCI Series C Preferred Stock owned of record by Ramsay Holdings. Does not include 25,000 shares of RHCI Common Stock issuable upon the exercise of RHCI Options granted to Mr. Ramsay, which are not currently exercisable, and 500,000 shares of RHCI Common Stock issuable upon the exercise of warrants held by Ramsay Hospitals, which are not currently exercisable.
(4) These shares are included in the beneficial ownership of RHCI Common Stock of Paul J. Ramsay and are included in footnote (3) above.
(5) Includes (a) the shares included in footnote (3) above, (b) 916,666 shares of RHCI Common Stock to be received by Ramsay Hospitals as a result of the Merger, (c) 184,142 shares of RHCI Common Stock to be received by Ramsay HSA as a result of the Merger, (d) 61,915 shares of RHCI Common Stock to be received by Ramsay Holdings as a result of the Merger, (e) 141,667 shares of RHCI Common Stock issuable upon the exercise of warrants to be received by Ramsay Hospitals as a result of the Merger and (f) 1,000,000 shares of RHCI Common Stock issuable upon the conversion of 100,000 shares of RHCI Series 1996 Preferred Stock to be received by Ramsay Hospitals as a result of the Merger. Does not include 33,333 shares of RHCI Common Stock issuable upon the exercise of warrants to be received by Ramsay Hospitals as a result of the Merger, which are not currently exercisable and 8,333 shares of RHCI Common Stock issuable upon the exercise of RHCI Options to be received by Paul J. Ramsay as a result of the Merger, which are not currently exercisable. See "The Merger Agreement--The Merger-- Consideration to be Received in the Merger" and "The Merger Agreement--The Merger--Stock Options and Warrants."
(6) These shares are included in the pro forma beneficial ownership of RHCI Common Stock of Paul J. Ramsay and are included in footnote (5) above.
(7) Includes 47,853 shares of RHCI Common Stock issuable upon the exercise of currently exercisable options to purchase shares of RHCI Common Stock pursuant to RHCI's 1990, 1991 and 1993 stock option plans.

                          INFORMATION CONCERNING RMCI

                                   BUSINESS

DESCRIPTION OF BUSINESS.

GENERAL

  RMCI began operations in October 1993 through the acquisition of FPM. RMCI became a publicly held company on April 24, 1995 through the Distribution, on a pro-rata basis in the form of a dividend, by RHCI, of all of the shares of RMCI Common Stock, held by RHCI on April 24, 1995, to the holders of record on April 21, 1995, of (i) the RHCI Common Stock, (ii) RHCI's Class A Convertible Preferred Stock, par value $1.00 per share and (iii) the RHCI Series C Preferred Stock.

  Prior to the Distribution, RMCI comprised the managed care activities operated by RHCI consisting of managed behavioral healthcare services operating as FPM Behavioral Health, Inc. based in Orlando, Florida and HMO services operating through Apex, based in Birmingham, Alabama.

THE MANAGED CARE INDUSTRY

  Healthcare costs in the United States have risen from $27 billion in 1960, comprising five percent of the gross domestic product, to more than $1 trillion in 1994, comprising more than 14 percent of the gross domestic product. In response to the rapid increases in healthcare costs, employers, insurers, government entities and healthcare providers have sought cost-effective alternatives to conventional indemnity insurance for the delivery of and payment for quality healthcare services. The integration of the delivery of, and payment for, healthcare services distinguishes managed care companies from conventional health insurance plans.

RMCI'S BEHAVIORAL HEALTHCARE SERVICES

  FPM manages and provides the delivery of mental healthcare and substance abuse treatment through networks of RMCI-employed and independent mental healthcare providers on behalf of its managed care customers, primarily self-insured employers, HMOs, insurance companies and governmental agencies. FPM is an integrated managed mental healthcare services company, in that it provides a full range of related mental health services and treatment programs designed to improve and manage the treatment delivered by healthcare professionals employed by FPM and by other unaffiliated parties. FPM's services and treatment programs range from benefit design, utilization review, case management, quality assurance and claims processing services to fully capitated (at-risk) mental healthcare treatment. At December 31, 1996, FPM provided managed mental healthcare services in 16 states to approximately 800,000 individuals through its regional offices located in Phoenix, Arizona, Miami and Orlando, Florida, Covington, Louisiana, Charlotte, North Carolina, Cleveland, Ohio, Oklahoma City, Oklahoma, San Antonio, Texas and Morgantown, West Virginia. In addition, for approximately 1,300,000 covered lives, FPM provides utilization review services.

  FPM programs utilize a treatment methodology structured to improve the quality and cost effectiveness of mental healthcare by diagnosing patients as early in the therapeutic process as possible and promptly providing the most appropriate level of treatment in the least restrictive setting. An integral component of its treatment methodology is FPM's 24-hour on-site inpatient certification service which, when utilized in conjunction with RMCI's provider network, reduces unnecessary admissions to inpatient facilities and often results in the increased utilization of more cost effective outpatient services.

  FPM presently provides managed healthcare and substance abuse treatment through a network of approximately 48 RMCI-employed physicians, psychologists and clinicians, approximately 2,800 independent physicians, psychologists and clinicians, 13 RMCI-operated multidisciplinary mental health outpatient facilities ("clinics"), and approximately 150 contracted hospitals and other facilities. RMCI's full and part-time staff of physicians, psychologists, clinicians and ancillary care providers are generally employed under both salary and hourly wage arrangements. Generally, subsidiaries of RMCI have contracts with independent physicians and other outside providers who are paid on a discounted fee-for-service basis.

  RMCI believes that its physician-based provider network has been able to both achieve cost savings for managed care customers and enhance the quality of mental health and substance abuse treatment for patients.

  FPM also provides an Administrative Services Only Program (the "ASO Program") through which beneficiaries telephone a toll-free, 24-hour telephone line that is monitored by employed clinicians. The clinicians assess a beneficiary's particular needs and verify eligibility for benefits coverage. In the event a beneficiary requires inpatient care, the clinician will authorize the coverage of the admission and refer the beneficiary to an inpatient facility. If outpatient services are recommended, the clinician will refer a beneficiary either to a RMCI-employed or independent contract provider. FPM's customers typically are responsible for payment of inpatient facility and outpatient provider charges under the ASO Program.

RMCI'S HMO SERVICES

  An HMO provides prepaid healthcare services to its members through primary care and specialty physicians employed by the HMO at facilities operated by the HMO, and/or through a network of independent primary care and specialty physicians and other healthcare providers who contract with the HMO to furnish such services. Primary care physicians include internists, family practitioners and pediatricians. Generally, access to specialty physicians and other healthcare providers must be approved by the member's primary care physician. These other healthcare providers include, among others, hospitals, nursing homes, home health agencies, pharmacies, mental health and substance abuse centers, diagnostic centers, optometrists, outpatient surgery centers, dentists, urgent care centers, and durable medical equipment suppliers. Because access to these other healthcare providers must be approved by the primary care physician, the HMO product is a restrictive form of managed care.

  RMCI's HMO services operated through RMCI's wholly owned subsidiary Apex, which currently has licenses to operate HMO's in Louisiana, Mississippi and Alabama. During the year ended June 30, 1996, RMCI adopted a formal plan for the sale of the operation comprising its HMO business. The disposition of RMCI's HMO operation is expected to be completed during fiscal 1997. See "RMCI Management's Discussion and Analysis of Financial Condition and Results of Operations" above.

  On October 30, 1996, RMCI entered into a Stock Purchase Agreement with RoTech Medical Corporation for the sale of the capital stock of Apex. See "Information Concerning RMCI--Business--Recent Events" below.

COMPETITION

  The healthcare industry in general, and the managed mental healthcare services industry in particular, are highly fragmented and extremely competitive. Contracts for the provision of managed mental healthcare services are generally bid and renewed annually. Furthermore, competition in the managed mental healthcare services industry has intensified in recent years.

  FPM competes with local and national behavioral companies, large insurance companies, HMOs and not-for-profit health plan corporations, PPOs and other provider networks as well as third-party administrators, all of which also offer services to manage mental healthcare costs.

  Many of these operations and entities have substantially greater financial resources than RMCI and offer a wider range of services than RMCI.

  The competitive position of RMCI also has been, and in all likelihood will continue to be, affected by the increased initiatives undertaken during the past several years by federal and state governments and other major purchasers of healthcare, including insurance companies and employers, to revise payment methodologies and monitor healthcare expenditures in order to contain healthcare costs.

REVENUE PROFILE

  With respect to each of its managed care programs, RMCI typically charges each managed care customer a monthly capitation fee for each beneficiary enrolled in the customer's health benefit program managed by RMCI.

  Depending upon both the type of program for which a customer contracts and the benefits covered under such customer's benefit program, the capitation fee arrangement is designed so that, with respect to both inpatient and outpatient care, FPM accepts full risk (all services capitated), as is generally the case, partial risk (selected services capitated) or limited risk (full risk up to a maximum amount), in each case for costs that exceed the fees attributable to such program. Certain FPM contracts, such as those for the provision of the ASO Program, may include fee adjustments linked to a comparison of the level of utilization and/or cost of providing healthcare services on behalf of the customer, given the customers' historical level of utilization and/or cost of providing such services prior to its contracting with FPM.

  In setting its fees, RMCI relies upon a number of factors, including:

  .  the nature and scope of services to be provided;

  .  the benefits offered to the managed care customer;

  . the prior utilization history and demographic make-up of the beneficiary population to be served;

  . the rates charged by providers and inpatient facilities in the service area and the mode of the provision of such services; and

  .  RMCI's prior experience with similar programs.

  RMCI believes that its management information systems and provider networks enable it to develop the policies, procedures and internal controls necessary to assess and manage the risks associated with capitated arrangements. There can be no assurance, however, that RMCI's assumptions as to utilization rates and costs, whether relating to inpatient facilities, use of permitted nonaffiliated providers or otherwise, will accurately and adequately reflect actual utilization rates and costs. If rates and costs exceed those projected with respect to a particular program, the expenses to RMCI of providing such program could be increased and could exceed the corresponding capitation fee, which, in either case, could have a material adverse effect on RMCI's financial condition and results of operation.

  HMO services began earning revenue in June 1995, and represented approximately 6.0% of RMCI revenues for the year ended June 1996. Because of RMCI's decision to dispose of its HMO operation during fiscal 1997, the revenue and expenses related to its HMO operation have been reclassified as a discontinued operation. In connection with its decision to discontinue its HMO operation, RMCI, in the fourth fiscal quarter, recorded a loss on discontinued operation of $4.9 million.

  The following table sets forth, for the periods indicated, the percentage of RMCI's total revenues for continuing operations derived from the FPM's managed mental healthcare (at-risk) programs, ASO Programs, and clinical services:

                                                         YEAR ENDED JUNE 30
                                                        ----------------------
   SOURCES                                               1996    1995    1994
   -------                                              ------  ------  ------
   Managed care (at-risk)..............................   83.0%   84.0%   76.8%
   Managed care (ASO)..................................    6.2%    8.3%   17.8%
   Net clinical and other..............................   10.8%    7.7%    5.4%
                                                        ------  ------  ------
                                                         100.0%  100.0%  100.0%
                                                        ======  ======  ======

CUSTOMERS

  FPM's customers are generally self-insured employers, HMOs, insurance companies and government agencies. At December 31, 1996, FPM provided managed mental healthcare services in 8 states to approximately

800,000 individuals who are either employees, enrollees, or members of subsidiaries of its customers. In addition, for approximately 1,300,000 covered lives, FPM provides utilization review services. Historically, however, a limited number of managed care customers has accounted for substantially all of FPM's revenues. The following table sets forth, for the period indicated, the percentage of RMCI's total revenues accounted for by (i) each customer of RMCI from which RMCI derived more than 10% of its total revenues or (ii) the three largest customers of RMCI in the year indicated.

                                                        YEAR ENDED JUNE 30
                                                       ------------------------
   CUSTOMER                                            1996    1995    1994(d)
   --------                                            ------  ------  --------
   The Walt Disney World Company......................   17.0%   21.7%    38.0%
   The School Board of Orange County, Florida.........     (a)     (a)    13.1%
   Health Options, Inc. (b)...........................   11.0%   10.4%    13.0%
   AlohaCare, Inc. (c)................................   11.0%    9.2%     --
   The Health Plan of The Upper Ohio Valley (e).......   12.0%     (a)     --

--------
(a) Percentage of revenue was below 10%.
(b) Contract with Health Options, Inc. commenced August 1, 1993
(c) Contract with AlohaCare, Inc. commenced August 1, 1994.
(d) Inclusive of predecessor corporation, Florida Psychiatric Management, Inc., for period not owned by RMCI.
(e) Contract with The Health Plan of The Upper Ohio Valley commenced January 1, 1995.

  RMCI's revenues also are directly dependent upon the ability of each of its customers to pay RMCI on a timely basis. To the extent that any customer experiences financial difficulty or is otherwise unable to meet its obligations as they become due, RMCI's financial condition and results of operations could be materially adversely affected. To date, RMCI's customers have generally paid RMCI on a timely basis.

SALES AND MARKETING

  The senior management team of RMCI and the regional executives of each of its operating subsidiaries are responsible for marketing and sales. Typically, RMCI markets its services to the potential customer's senior operating and marketing staff, medical director or healthcare managers.

  Marketing of FPM's services is provided at both a regional and national level. FPM's regional offices employ marketing personnel to interface with existing and potential customers in the immediate area, and surrounding networks. FPM's offices in Florida employ a national marketing team which both coordinates the regional marketing efforts and directs national marketing strategies.

  FPM focuses its marketing and sales efforts primarily on insurance carriers, nonprofit healthcare corporations, HMOs, government employee groups and self-insured employers. FPM has also targeted employee benefit consulting firms that represent employers and groups of employers in the selection and purchase of managed mental healthcare benefit programs.

MANAGEMENT INFORMATION SYSTEMS

  RMCI's managed care operations use integrated information systems developed and/or customized specifically to meet RMCI's needs and to allow for aggregation of data and comparison across markets. These information systems support marketing, sales, underwriting, contract administration, billing, financial and other administrative functions, as well as customer service, appointment scheduling, authorization and referral management, concurrent review, physician capitation, claims administration and provider management. An important element of RMCI's information systems is the decision support database which is used by marketing and corporate personnel for such items as provider profiling, quality assessment, member satisfaction measurement, employer reporting and utilization review, among others.

  RMCI's information systems are continually being upgraded to incorporate new products and to take advantage of the latest advances in technology.

GOVERNMENT REGULATION

  As a managed healthcare services company and a healthcare provider, RMCI is currently subject to extensive and frequently changing government regulations. These regulations are primarily concerned with licensure, conduct of operations, financial solvency, standards of medical care provided, the dispensing of drugs, the confidentiality of medical records of patients, and the direct employment of psychiatrists, psychologists, and other licensed professionals by business corporations. The various types of regulatory activity affect RMCI's business either by controlling its operations, restricting licensure of the business entity or by controlling the reimbursement for services provided. Generally, regulatory agencies have broad discretionary powers when granting, renewing or revoking licenses or granting approvals. In addition, the time necessary to obtain licenses varies from state to state. In certain cases, more than one regulatory agency in each jurisdiction may assert that it has authority over the activities of RMCI. State licensing laws and other regulations are subject to amendment and to interpretation by regulatory agencies with broad discretionary powers. Any such licensure and/or regulation could require RMCI to modify its operations materially in order to comply with applicable regulatory requirements and may have a material adverse effect on RMCI's business, financial condition or results of operations.

  To the extent that RMCI operates or is deemed to operate in one or more states as a prepaid limited health service organization, insurance company, HMO, prepaid health plan, or other similar entity, it will be required to comply with certain statutes and regulations that, among other things, may require it to maintain minimum levels of deposits, capital, surplus, reserves or net worth, and also may limit the ability of RMCI and its subsidiaries to pay dividends, make certain investments, and repay certain indebtedness. The imposition of any such requirements will significantly increase RMCI's costs of doing business. Failure by RMCI to obtain or maintain required licenses typically also constitutes an event of default under RMCI's contracts with its customers. The loss of business from one or more of RMCI's major customers as a result of such an event of default or otherwise could have a material adverse effect on RMCI's business, financial condition or results of operations.

  Several of the states in which FPM conducts its business have enacted legislation requiring organizations engaged in utilization review to register and to meet certain operating standards. Utilization review regulations typically impose requirements with respect to qualifications of personnel, appeal procedures, confidentiality and other matters relating to utilization review services. FPM is registered in Arizona, Florida, Louisiana, Missouri, North Carolina, Oklahoma, South Carolina, and Texas for such services. FPM has been able to comply with the applicable legislation without significant expense to date. FPM may be required to comply with similar statutes if other states in which it conducts its business impose such requirements.

  Many states in which FPM does business have adopted statutes to regulate third-party health claims administrators, which may include aspects of RMCI's business. These statutes typically impose requirements with respect to the financial solvency and operation of the administrator. FPM has obtained a certificate of authority as an administrator in Ohio and Texas. RMCI may be required to comply with similar statutes in other states in which it conducts business.

  Florida enacted a prepaid limited health service organization statute in 1993. This statute provides for the regulation of limited service prepaid health plans in a manner similar to the regulation of an HMO. FPM has obtained a written determination from the staff of the Florida Department of Insurance that it is not subject to regulation under this statute, but there can be no assurance that the Florida Department of Insurance will not take a contrary position in the future. The West Virginia Department of Insurance has issued administrative rules regulating the financial solvency and operation of entities that contract with HMOs to provide health services to HMO members on a prepaid basis using a network of independent providers. FPMs HMO customer in West Virginia has requested the West Virginia Department of Insurance to grant an exemption for FPM from the working capital and segregated fund requirements of these rules. However, there is no assurance this request will be granted and there can be no assurance that such rules will not have a material adverse effect upon RMCI's business, financial condition or results of operations.

  Several of the states in which FPM operates regulate PPOs. Generally, FPM is exempt from PPO regulations but, as required by North Carolina law, FPM has obtained a certificate of registration as a PPO in North Carolina. FPM may be required to comply with similar statutes in other states.

  Certain of RMCI's services are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). ERISA governs certain aspects of the relationship between employer-sponsored health benefit plans and certain providers of services to such plans through a series of complex statutes and regulations that are subject to periodic interpretation by the IRS and the United States Department of Labor. In general, these regulations impose, among other things, an obligation on FPM to act as a fiduciary with respect to some of the health benefit plans it provides services to. However, there is little direct authority governing the application of ERISA to many of the activities and arrangements of managed mental healthcare and substance abuse treatment companies such as those operated by FPM.

  RMCI is also affected directly by regulations imposed upon healthcare providers and indirectly by regulations imposed upon RMCI's customers. Regulations imposed upon healthcare providers include provisions relating to the conduct of and ethics in the practice of psychiatry, psychology, social work and related mental healthcare professions, and, in certain cases, the common law duty to warn others of danger or to prevent patient self-injury. In addition, there are federal and state laws that require providers of mental health or substance abuse treatment services to maintain the confidentiality of treatment records and information with respect to such patients. These laws generally specify the conditions under which patient-specific information may be disclosed, and may be enforced through the imposition of criminal fines and other penalties. Regulations imposed upon RMCI's customers include, among other things, benefits mandated by statute, exclusions from coverage prohibited by statute, procedures governing the payment and processing of claims, record keeping and reporting requirements, requirements for and payment rates applicable to coverage of Medicare and Medicaid beneficiaries, provider contracting and enrollee rights, and confidentiality requirements. Any such direct and indirect regulation could have a material adverse effect on RMCI's business, financial condition or results of operation.

  In certain states, the employment of psychiatrists, psychologists and certain other mental healthcare professionals by business corporations, such as FPM, is a permissible practice. However, other states have legislation or regulations or have interpreted existing medical practice licensing laws to restrict business corporations from providing mental health services or from the direct employment of psychiatrists and, in a few states, psychologists and other mental healthcare professionals. For example, various state boards of medical examiners have regulations which prohibit psychiatrists, and in a few cases, psychologists, from being employed by business corporations and only permit employment by professional corporations. These statutes vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies. Although FPM exercises care in an effort to structure its arrangements with healthcare providers to comply with the relevant state statutes, and although management believes that RMCI is in compliance with these laws, there can be no assurance that (i) governmental officials charged with responsibility for enforcing these laws will not assert that RMCI or certain transactions in which it is involved are in violation of such laws;
(ii) such state laws will ultimately be interpreted by the courts in a manner inconsistent with the practices of RMCI or (iii) evolving interpretations of such state laws or the adoption of other state laws or regulations will not make it necessary for RMCI to restructure certain of its arrangements.

  Federal and some state laws impose restrictions on physicians' referrals and, in a few states, on psychologists' and other mental healthcare professionals' referrals for certain designated health services to entities with which they have financial relationships. RMCI believes its operations are structured to comply with these restrictions to the extent applicable. However, there are efforts to expand the scope of these referral restrictions at both the federal and state level. Certain states are considering adopting similar restrictions or expanding the scope of existing restrictions. There can be no assurance that the federal government or other states in which RMCI operates will not enact similar or more restrictive legislation or restrictions that could, under certain circumstances, impact RMCI's operations.

  FPM provides clinical services in its behavioral health programs to some patients who are beneficiaries of the federal Medicare and Medicaid programs. The compensation received by FPM for such services is established by fee schedules and other similar cost containment measures. There can be no assurance that future legislation will not adversely effect FPM's compensation for services provided by FPM to Medicare and Medicaid beneficiaries. At present, the revenues received by FPM under the Medicare and Medicaid programs are not material.

  The Social Security Act imposes criminal and civil penalties upon persons who make or receive kickbacks, bribes or rebates in connection with the Medicare or Medicaid programs. These antifraud and abuse rules prohibit providers and others from soliciting, offering, receiving or paying, directly or indirectly, any remuneration in return for either making a referral for Medicare or Medicaid covered services or items or ordering any covered services or items. Upon conviction, violations of these rules may be punished by fines of up to $25,000 or imprisonment for up to five years, or both. In addition, the Medicare and Medicaid Patient and Program Protection Act of 1987 imposes civil sanctions for violation of these prohibitions, punishable by exclusion from the Medicare and Medicaid program. Such exclusion, if applied to FPM's operations, could result in significant loss of reimbursement. In order to provide guidance with respect to the anti-fraud and abuse rules, the Office of the Inspector General of HHS has issued regulations outlining certain "safe harbor" practices which, although potentially capable of including prohibited referrals, would not be prohibited if all applicable requirements are met. A relationship which fails to satisfy a safe harbor is not necessarily illegal, but could be scrutinized under a case-by-case analysis. Since the anti-fraud and abuse laws have been broadly interpreted, they limit the manner in which RMCI can acquire professional practices and market its services to, and contract for services with, psychiatrists, psychologists, and other mental healthcare professionals. Management considers and seeks to comply with these regulations in planning its activities, and believes that its activities, even if not within a safe harbor, do not violate the anti-fraud and abuse statute. However, no assurance can be given regarding compliance in any particular factual situation, as there is no procedure for advisory opinions from government officials.

  In connection with RMCI's entry into HMO businesses in the southeastern United States, RMCI, through its subsidiary Apex, has obtained licenses from the Louisiana Department of Insurance, the Mississippi Department of Insurance and the Alabama Department of Insurance to operate HMOs in Louisiana, Mississippi and Alabama, respectively. The operation of HMOs in the foregoing states subjects RMCI and its subsidiaries to extensive state and federal regulation of both their operations and structure. In addition, applicable state and local laws regulate the scope of benefits provided to RMCI's HMO members, RMCI's quality assurance and utilization review procedures, enrollment requirements and member grievance procedures, the form and provisions of provider contracts and RMCI's marketing and advertising efforts. Furthermore, RMCI's operation of HMOs requires it to file periodic reports with, and subject itself to review by, federal and state governmental authorities. Any changes in or additions to the current statutes and regulations governing its HMO businesses could adversely affect RMCI's business, financial condition or results of operations. See "Information Concerning RMCI--Business--Recent Events" below.

  RMCI believes that it is currently in compliance in all material respects with applicable current statutes and regulations governing its business. RMCI monitors its compliance with applicable statutes and regulations and works with regulators concerning various compliance issues that arise from time to time. Notwithstanding the foregoing, the regulatory approach to the managed healthcare services industry is evolving and there can be no assurance that a regulatory agency will not take the position, under existing or future statutes or regulations, or as a result of a change in the manner in which existing statutes or regulations are or may be interpreted or applied, that the conduct of all or a portion of RMCI's operation within a given jurisdiction is or will be subject to further licensure and/or regulation. Expansion of RMCI's businesses to cover additional geographic areas or to different types of customers could also subject it to additional licensure and/or regulatory requirements.

ACQUISITIONS

  FLORIDA PSYCHIATRIC MANAGEMENT, INC. RMCI acquired all of the capital stock of FPM on October 29, 1993. This acquisition marked the entry of RMCI into the direct provision of managed mental healthcare services. FPM is headquartered in Orlando, Florida. FPM was founded, and RMCI is continuing its operation, based on the concept that clinically oriented managed care can control costs and curb reimbursement abuses while assuring that each patient receives the most appropriate level of treatment in a quality manner. The consideration for the acquisition was a combination of $4,000,000 in cash, $2,500,000 of debentures and a contingent earn-out payment based on the attainment of certain earnings and revenue levels over the ensuing two years. At June 30, 1995 all parties agreed to an additional payment of $450,000, which was paid on October 31, 1995, and cancellation of the earn-out provision. In connection with this acquisition, RMCI recorded cost in excess of net asset value of purchased businesses and other intangible assets of approximately $4,900,000 and $3,100,000, respectively.

  FLORIDA PSYCHIATRIC ASSOCIATES, INC. As of June 1, 1994, RMCI acquired all of the capital stock of FPA, a physician practice group located in Orlando, Florida, for $50,000 in cash. In connection with the acquisition, RMCI entered into employment agreements with each of the seller-physicians for two to four year periods. Prior to its acquisition by RMCI, FPA was the largest network contract provider for RMCI in the State of Florida.

  FPMBH OF ARIZONA, INC. The assets of the Human Dynamics Institute, a former managed mental healthcare services division of Phoenix South, were acquired by a wholly owned subsidiary of RMCI on June 30, 1994. FPMBH now serves as RMCI's regional office in Arizona and provides managed mental healthcare services through its contract provider networks in Arizona, Nevada and New Mexico. FPMBH's managed care customers are primarily health maintenance organizations and insurance companies. The consideration for the acquisition was a combination of $1,000,000 in cash, a $1,000,000 promissory note, 86,425 shares of RMCI Common Stock and a contingent earn-out payment based upon the attainment of certain revenue levels over the ensuing two years. The earn-out payment of $425,789 was paid on October 31, 1996. In connection with this acquisition, RMCI recorded cost in excess of net asset value of purchased businesses totaling approximately $3,000,000. In June 1996, RMCI recognized a goodwill impairment charge of $1,929,000 related to the goodwill associated with this acquisition. See "RMCI--Management's Discussion and Analysis of Financial Condition and Results of Operations" above.

EMPLOYEES

  As of December 31, 1996, RMCI had 224 full time equivalent employees. RMCI believes that its relationship with its employees is good.

DESCRIPTION OF PROPERTIES

  RMCI's headquarters in Coral Gables, Florida are leased. RMCI's offices in Orlando, Florida and several RMCI-operated clinics are leased from partnerships of which Martin Lazoritz, an Executive Vice President, and other employees of RMCI are partners under leases expiring through August 2003. In addition, RMCI leases other office space and clinics in various cities in the United States which expire from September 1996 to April 1999. RMCI does not anticipate that it will experience any difficulty in renewing these leases upon their expiration or obtaining different space on comparable terms if these leases are not renewed. RMCI believes that these facilities are well maintained and are of adequate size for present needs. However, expansion of RMCI's operations will require obtaining additional space which RMCI believes will be available on commercially reasonable terms.

LEGAL PROCEEDINGS

  From time to time, RMCI is party to certain claims, suits and complaints, whether arising from the acts or omissions of its employees, providers or others which arise in the ordinary course of business. As both the number of people serviced by RMCI's programs and the number of providers under contract with RMCI increase, the probability of RMCI being subject to legal liability predicated on claims alleging malpractice or related legal theories also increases. Currently, there are no such claims, suits or complaints pending which, in the opinion of management, would have a material adverse effect on the RMCI's business, financial condition, results of operation or liquidity.

  RMCI and its subsidiaries Apex, Apex Healthcare of Louisiana, Inc., Apex Healthcare of Alabama, Inc. and Apex Healthcare of Mississippi, Inc. commenced an action on July 1, 1996 in the Circuit Court of Jefferson County, Alabama against Parveez A. Oliaii (a former officer of RMCI and the former chief executive officer of Apex), and against Berenson Minella & Company, Wexford Capital Corporation, Wexford Management LLC, Apex Acquisition Corporation and Karen M. Ryugo (collectively, the "Other Defendants"). The complaint alleges that all defendants tortiously and fraudulently interfered with RMCI's proposed sale of Apex, including its subsidiaries, and alleges that Mr. Oliaii breached his employment contract with RMCI and his fiduciary duties to all plaintiffs. The complaint seeks damages in an amount of no less than $3 million, plus punitive damages. On October 4, 1996, Mr. Oliaii asserted a counterclaim alleging that the plaintiffs breached his employment contract by terminating him without cause and failing to pay him certain compensation allegedly owed pursuant to the employment contract. Mr. Oliaii's counterclaim seeks damages of at least $325,000 and other remedies. In addition, on October 21, 1996, the Other Defendants asserted counterclaims against RMCI and Apex alleging fraud and breach of contract seeking unspecified compensatory and punitive damages. Discovery in this litigation is ongoing.

RECENT EVENTS

  On October 30, 1996, RMCI entered into a Stock Purchase Agreement with RoTech Medical Corporation, a Delaware corporation ("RoTech"), providing for the sale (the "Apex Sale") of all of the issued and outstanding shares (the "Apex Shares") of common stock of Apex to RoTech. The purchase price for the Apex Shares is $4,350,000. The closing of the Apex Sale is subject to obtaining necessary regulatory approvals and licenses from the states of Alabama, Mississippi and Louisiana and other customary and usual closing conditions.

                                  MANAGEMENT

DIRECTORS OF RMCI

  Certain information concerning the Directors of RMCI is set forth below.

 Name of Director and Biographical Information

  AARON BEAM, JR., age 52, Executive Vice President and Chief Financial Officer of HEALTHSOUTH Corporation (provider of medical rehabilitation services) since prior to 1991; Director of HEALTHSOUTH Corporation since 1993; Director of RHCI.

  PETER J. EVANS, age 47, Financial consultant to a number of Australian companies; Partner, P.J. Evans & Co., a chartered accounting firm in Australia, since prior to 1991; Former partner in big six accounting firm; Director of Ramsay Pty. Limited (owner and operator of hospitals in Australia); Prime Television Limited (operator of an Australian television network); and RHCI.

  THOMAS M. HAYTHE, age 57, Partner, Haythe & Curley (attorneys) since prior to 1991; Director of Novametrix Medical Systems Inc. (manufacturer of electronic medical instruments); Isomedix Inc. (provider of sterilization services); Guest Supply, Inc. (provider of hotel guest room amenities, accessories and products); Westerbeke Corporation (manufacturer of marine engine products); and RHCI.

  MOISES E. HERNANDEZ, M.D., age 53, Physician in private practice in internal medicine and gastroenterology since prior to 1991; Managing Partner and Medical Director of Gastroenterology Group of South Florida since prior to 1991; Fellow, American College of Gastroenterology; Fellow, American College of Physicians.

  LUIS E. LAMELA, age 46, Vice Chairman of the Board of RMCI since January 1996; Chief Executive Officer of CAC Medical Centers, a division of United HealthCare of Florida, since July 1996; President and Chief Executive Officer of CAC--United HealthCare Plans of Florida from May 1994 to July 1996; President and Chief Executive Officer of Ramsay--HMO, Inc. from prior to 1991 to May 1994; Director of RHCI.

  PAUL J. RAMSAY, age 60, Chairman of the Board of RMCI since June 1994; Chairman of the Board of RHCI since July 1988; President of RHCI from February 1988 to July 1988; Chairman of the Board of Ramsay Pty. Limited (or its predecessors); Ramsay Hospitals and Prime Television Limited; involved in the healthcare industry for more than 25 years; Director of RHCI.

  MICHAEL S. SIDDLE, age 47, Managing Director (Chief Executive Officer) of Ramsay Pty. Limited (or its predecessors) and Ramsay Hospitals since prior to 1991; various executive positions with corporations controlled by Paul J. Ramsay since prior to 1991; Director of Prime Television Limited and RHCI.

EXECUTIVE OFFICERS

  The executive officers of RMCI are as follows:

             NAME                               POSITION                    AGE
             ----                               --------                    ---
 Luis E. Lamela.............. Executive Vice Chairman of the RMCI Board     46
                              since January 1996; Executive Vice Chairman
                              of the RHCI Board since January 1996; Chief
                              Executive Officer of CAC Medical Centers, a
                              division of United Health Care of Florida,
                              since July 1996; President and Chief
                              Operating Officer of CAC--United HealthCare
                              Plans of Florida from May 1994 to July
                              1996; President and Chief Executive Officer
                              of Ramsay--HMO, Inc. from prior to 1992 to
                              May 1994; Director and Executive Vice
                              Chairman of the Board of RHCI.
 Bert G. Cibran.............. President and Chief Operating Officer of      42
                              RMCI since August 1996; President of Summa
                              Healthcare Group, Inc. (a healthcare
                              consulting firm) from February 1996 through
                              August 1996; President and Chief Operating
                              Officer for the Florida operations of
                              Physician Corporation of America from
                              February 1994 to February 1996; Executive
                              Vice President of Operations with Ramsay--
                              HMO, Inc. from prior to 1992 to February
                              1994; President and Chief Operating Officer
                              of RMCI.
 Martin Lazoritz, M.D........ Executive Vice President of RMCI since        49
                              November 1993; Executive Vice President and
                              Chief Medical Officer of RHCI since January
                              1997; President and Chief Executive Officer
                              of FPM since prior to 1992.
 I. Paul Mandelkern.......... Senior Vice President and General Counsel     47
                              of FPM since July 1990; Vice President of
                              RMCI from November 1993 to October 1994;
                              Partner of a private law firm from prior to
                              1992 to May 1991.
 Robert W. Pollack, M.D...... Medical Director of RMCI since November       49
                              1993; Medical Director of FPM and
                              physician-employee of FPA since prior to
                              1992.
 Dexter A. Simanton, Psy.D... Vice President of Operations of FPM since     42
                              June 1994; Director of Clinical Operations
                              at FPA since September 1992; mental health
                              therapist at FPA since prior to 1992.
 Philip G. Symon............. Treasurer and Assistant Secretary of RMCI     33
                              since June 1994; Financial Projects Manager
                              of RHCI from April 1993 to June 1994;
                              Financial Projects Manager of Ramsay--HMO,
                              Inc. from January 1992 to April 1993;
                              Independent contractor for financial
                              services from prior to 1992 to January
                              1992.
 Warwick D. Syphers.......... Executive Vice President and Chief            44
                              Financial Officer of RMCI since February
                              1995; Secretary of Prime Television Limited
                              from prior to 1992.

  Executive officers serve at the discretion of the RMCI Board. No family relationships exist among any of the Directors or executive officers of RMCI.

  In connection with the acquisition of FPM, RMCI entered into three-year employment agreements through October 31, 1996 with each of Dr. Martin Lazoritz and I. Paul Mandelkern, each of which has been extended through October 31, 1997. Each of these employment agreements may be terminated by the employee without cause upon 90 days prior written notice effective at any time commencing October 31, 1995. The employment agreements provide that Dr. Lazoritz and Mr. Mandelkern will receive annual base salaries of $250,000 and $150,000, respectively, and annual formula based bonuses (not in excess of 100% of their respective base salaries) based upon growth in revenue and operating income. The employment agreements also provide for participation in all employee benefit plans and programs offered by RMCI. The employment agreements provide that if the employee dies, becomes disabled (i.e., unable to perform his normal duties for a cumulative period of six months in any consecutive 12-month period), or is terminated by RMCI for "due cause," RMCI will pay to such employee, or the employee's legal representative, all base salary through the date of death or termination for due cause and, in the case of termination due to disability, through the first to occur of (i) payment of benefits to the employee under a disability plan or policy maintained by RMCI or (ii) the death of the employee, and, except in the case of termination for due cause, bonus amounts accrued and unpaid to the date of such death or disability (or date of termination if later than disability date). If RMCI terminates employment without cause, it will be required to pay bonus amounts accrued and unpaid to the date of such termination and salary through October 31, 1996 or, in the case of such termination without cause during the one year extension, through October 31, 1997. Pursuant to the employment agreements, each of Dr. Lazoritz and Mr. Mandelkern has agreed that he will not directly or indirectly compete with RMCI so long as he is employed by RMCI and for a period of one year thereafter. Effective upon the Merger, the employment agreement with Dr. Lazoritz will be terminated and the employment agreement between RHCI and Dr. Lazoritz will become effective. See "Information Concerning RHCI--Management--Employment and Other Agreements."

  RMCI also has employment agreements with certain other key employees of RMCI, including with certain of its medical directors.

                            PRINCIPAL STOCKHOLDERS

 Security Ownership of Certain Beneficial Owners

  The stockholders (including any "group," as that term is used in Section 13(d)(3) of the Exchange Act) who, to the knowledge of the RMCI Board, owned beneficially more than five percent of any class of the outstanding voting securities of RMCI as of January 1, 1997 and their respective shareholdings as of such date (according to information furnished by them to RMCI), are set forth in the following table. The following table also sets forth the stockholders who, to the knowledge of the RMCI Board, will own beneficially more than five percent of any class of the outstanding voting securities of RHCI after the Merger and their respecting shareholdings calculated on a pro forma basis as if the Merger had been consummated on January 1, 1997. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                                               PRO FORMA BENEFICIAL OWNERSHIP OF RHCI
                                                                          AFTER MERGER(2)
                                                              --------------------------------------------
                            TITLE     NUMBER OF    PERCENTAGE                 NUMBER OF        PERCENTAGE
    NAME AND ADDRESS       OF RMCI   RMCI SHARES    OF RMCI     TITLE OF     RHCI SHARES        OF RHCI
  OF BENEFICIAL OWNER       CLASS     OWNED(1)       CLASS     RHCI CLASS     OWNED(1)           CLASS
  -------------------    ----------- -----------   ---------- ---------------------------     ------------
Paul J. Ramsay.........    Common     6,913,173(3)   70.30%       Common         5,952,444(5)       44.49%
  c/o Paul Ramsay Group
  154 Pacific Highway    Series 1996    100,000(4)   100.0%     Series 1996        100,000(6)       100.0%
  Greenwich, NSW 2065     Preferred                              Preferred
  Australia                 Stock                                  Stock
                                                                 Series C          142,486(6)       100.0%
                                                                 Preferred
                                                                   Stock
Paul Ramsay Hospitals
  Pty. Limited.........    Common     6,175,000(4)   62.79%       Common         2,058,333(6)       17.59%
  c/o Haythe & Curley
  237 Park Avenue,       Series 1996    100,000(4)   100.0%     Series 1996        100,000(6)       100.0%
  20th Floor              Preferred                              Preferred
  New York, New York        Stock                                  Stock
  10017
Ramsay Holdings HSA
 Limited...............    Common       552,428(4)    8.62%       Common         2,301,207(6)       20.41%
  c/o Haythe & Curley
  237 Park Avenue,                                               Series C           71,303(6)        50.0%
  20th Floor                                                     Preferred
  New York, New York                                               Stock
  10017
Paul Ramsay Holdings
   Pty Limited.........    Common       185,745(4)    2.90%       Common         1,575,154(6)       13.67%
  c/o Haythe & Curley
  237 Park Avenue,                                               Series C           71,183(6)        50.0%
  20th Floor                                                     Preferred
  New York, New York                                               Stock
  10017

--------
(1) Includes all shares that each named person is entitled to receive within 60 days, through the exercise of any option, warrant, conversion right, or similar arrangement. Such shares are deemed to be owned and outstanding by such person individually, and by all directors and officers as a group, for purposes of calculating the number of shares owned and the percentage of class for each such named person and the group, but are not deemed to be outstanding for purposes of such calculations for any other named person.
(2) Assumes that the Merger was consummated on January 1, 1997.
(3) Mr. Ramsay's beneficial ownership of RMCI Common Stock is based on 6,175,000 shares of RMCI Common Stock beneficially owned by Ramsay Hospitals, 552,428 shares of RMCI Common Stock beneficially owned by Ramsay HSA and 185,745 shares of RMCI Common Stock beneficially owned by Ramsay Holdings, which entities Mr. Ramsay indirectly controls. The shares beneficially owned by Ramsay Hospitals include 425,000 shares of RMCI Common Stock issuable upon the exercise of currently exercisable warrants and 3,000,000 shares of RMCI Common Stock issuable upon the conversion of 100,000 shares of RMCI Series 1996 Preferred Stock. Does not include
    25,000 shares of RMCI Common Stock issuable upon the exercise of RMCI
    Stock Options granted to Mr. Ramsay, which are not currently exercisable and 100,000 shares of RMCI Common Stock issuable upon the exercise of warrants held by Ramsay Hospitals, which are not currently exercisable.
    See "Information Concerning RHCI--Management--Certain Relationships and Related Transactions Involving RHCI, RMCI and Affiliates Thereof."
(4) These shares are included in the beneficial ownership of RMCI Common Stock of Paul J. Ramsay and are included in footnote (3) above.
(5) Includes (a) the shares of RHCI beneficially owned by Mr. Ramsay prior to the Merger (see "Information Concerning RHCI--Principal Stockholders-- Security Ownership of Certain Beneficial Owners" above), (b) 916,666 shares of RHCI Common Stock to be received by Ramsay Hospitals as a result of the Merger, (c) 184,142 shares of RHCI Common Stock to be received by Ramsay HSA as a result of the Merger, (d) 61,915 shares of RHCI Common Stock to be received by Ramsay Holdings as a result of the Merger, (e) 141,667 shares of RHCI Common Stock issuable upon the exercise of warrants to be received by Ramsay Hospitals as a result of the Merger and (f) 1,000,000 shares of RHCI Common Stock issuable upon the conversion of 100,000 shares of RHCI Series 1996 Preferred Stock to be received by Ramsay Hospitals as a result of the Merger. Does not include 33,333 shares of RHCI Common Stock issuable upon the exercise of warrants to be received by Ramsay Hospitals as a result of the Merger, which are not currently exercisable and 8,333 shares of RHCI Common Stock issuable upon the exercise of RHCI Options to be received by Paul J. Ramsay as a result of the Merger, which are not currently exercisable. See "The Merger Agreement--The Merger--Consideration to be Received in the Merger" and "The Merger Agreement--The Merger--Stock Options and Warrants."

(6) These shares are included in the pro forma beneficial ownership of RHCI Common Stock of Paul J. Ramsay and are included in footnote (5) above.

 Security Ownership of Management

  The following table sets forth, as of January 1, 1997, the number of shares of each class of outstanding voting securities of RMCI beneficially owned by each of RMCI's directors, each executive officer, and all directors and executive officers as a group, based upon information obtained from such persons.

                                                                         PRO FORMA BENEFICIAL OWNERSHIP OF RHCI
                                                                                    AFTER MERGER(2)
                                                                         ----------------------------------------------
                             TITLE                                           TITLE        NUMBER OF       PERCENTAGE
   NAME OF BENEFICIAL       OF RMCI     NUMBER OF RMCI     PERCENTAGE OF    OF RHCI      RHCI SHARES        OF RHCI
         OWNER               CLASS     SHARES OWNED (1)     RMCI CLASS       CLASS         OWNED(1)          CLASS
   ------------------     ------------ ----------------    ------------- --------------- --------------   -------------
Paul J. Ramsay..........        Common    6,913,173(3)         70.30%             Common     5,952,444(5)       44.49%
                           Series 1996      100,000(4)         100.0%        Series 1996       100,000(6)      100.00%
                             Preferred                                         Preferred       142,486(6)      100.00%
                                                                                Series C
                                                                               Preferred
Aaron Beam, Jr .........        Common        7,600                *              Common        30,283              *
Peter J. Evans..........        Common          -0-               --              Common        17,750              *
Thomas M. Haythe........        Common       10,000                *              Common        43,083              *
Moises E. Hernandez,            Common       45,000(7)             *              Common        15,000              *
 M.D....
Luis E. Lamela..........        Common          -0-               --              Common        16,000             --
Michael S. Siddle.......        Common          -0-               --              Common        17,750              *
Martin Lazoritz, M.D. ..        Common       85,061             1.33%             Common        28,588              *
I. Paul Mandelkern......        Common        5,235                *              Common         2,245              *
Robert Pollack, M.D. ...        Common       17,268                *              Common         5,756              *
Kenneth L. Burkhart,            Common      105,000             1.64%             Common        35,000              *
 M.D. ...
Warwick D. Syphers......        Common          -0-                *              Common           -0-             --
All directors, .........        Common    7,190,598(2)(3)      72.79%             Common     6,164,652          46.03%
executive officers and     Series 1996      100,000            100.0%        Series 1996       100,000          100.0%
other officers as a          Preferred                                         Preferred
group (15 persons)                                                              Series C       142,486          100.0%
                                                                               Preferred

--------
*   Indicates ownership percentage of less than one percent.
(1) Includes all shares that each named person is entitled to receive within 60 days, through the exercise of any option, warrant, conversion right, or similar arrangement. Such shares are deemed to be owned and outstanding by such person individually for purposes of calculating the number of shares owned and the percentage of class for each such named person, but are not deemed to be outstanding for purposes of such calculations for any other named person.
(2) Assumes that the Merger was consummated on January 1, 1997.
(3) Mr. Ramsay's beneficial ownership of RMCI Common Stock is based on 6,175,000 shares of RMCI Common Stock beneficially owned by Ramsay Hospitals, 552,428 shares of RMCI Common Stock beneficially owned by Ramsay HSA and 185,745 shares of RMCI Common Stock beneficially owned by Ramsay Holdings, which entities Mr. Ramsay indirectly controls. The shares beneficially owned by Ramsay Hospitals include 425,000 shares of RMCI Common Stock issuable upon the exercise of currently exercisable warrants and 3,000,000 shares of RHCI Common Stock issuable upon the conversion of 100,000 shares of RMCI Series 1996 Preferred Stock. Does not include 25,000 shares of RMCI Common Stock issuable upon the exercise of RMCI Stock Options granted to Mr. Ramsay, which are not currently exercisable and 100,000 shares of RMCI Common Stock issuable upon the exercise of warrants held by Ramsay Hospitals, which are not currently exercisable. See "Information Concerning RHCI-- Management--Certain Relationships and Related Transactions Involving RHCI, RMCI and Affiliates Thereof."
(4) These shares are included in the beneficial ownership of RMCI Common Stock of Paul J. Ramsay and are included in footnote (3) above.
(5) Includes (a) the shares of RHCI beneficially owned by Mr. Ramsay prior to the Merger (see "Information Concerning RHCI--Principal Stockholders-- Security Ownership of Certain Beneficial Owners" above), (b) 916,666 shares of RHCI Common Stock to be received by Ramsay Hospitals as a result of the Merger, (c) 184,142 shares of RHCI Common Stock to be received by Ramsay HSA as a result of the Merger, (d) 61,915 shares of RHCI Common Stock to be received by Ramsay Holdings as a result of the Merger, (e) 141,667 shares of RHCI Common Stock issuable upon the exercise of warrants to be received by Ramsay Hospitals as a result of the Merger and (f) 1,000,000 shares of RHCI Common Stock issuable upon the conversion of 100,000 shares of RHCI Series 1996 Preferred Stock to be received by Ramsay Hospitals as a result of the Merger. Does not include 33,333 shares of RHCI Common Stock issuable upon the exercise of warrants to be received by Ramsay Hospitals as a result of the Merger, which are not currently exercisable and 8,333 shares of RHCI Common Stock issuable upon the exercise of RHCI Options to be received by Paul J. Ramsay as a result of the Merger, which are not currently exercisable. See "The Merger Agreement--The Merger--Consideration to be Received in the Merger" and "The Merger Agreement--The Merger--Stock Options and Warrants."
(6) These shares are included in the pro forma beneficial ownership of RHCI Common Stock of Paul J. Ramsay and are included in footnote (5) above.
(7) Consists of 45,000 shares of RMCI Common Stock issuable upon the exercise of currently exercisable options to purchase shares of RMCI Common Stock.

                      DESCRIPTION OF CAPITAL STOCK--RHCI

AUTHORIZED CAPITAL STOCK

  RHCI's authorized capital stock consists of 20,000,000 shares of RHCI Common Stock and 1,000,000 shares of Class B Preferred Stock, $1.00 par value (the "Class B Preferred Stock") issuable in series of which 152,321 shares are designated as the RHCI Series C Preferred Stock and 100,000 shares are designated as the RHCI Series 1996 Preferred Stock. In accordance with the terms of RHCI's Certificate of Incorporation, the RHCI Board may, without stockholder approval, authorize the issuance (and designate the rights, preferences and privileges) of additional shares of Class B Preferred Stock. There were 8,425,431 shares of RHCI Common Stock, 142,486 shares of RHCI Series C Preferred Stock and no shares of RHCI Series 1996 Preferred Stock issued and outstanding at December 31, 1996.

RHCI COMMON STOCK

  At December 31, 1996, approximately 590 persons were holders of record of RHCI Common Stock. Each outstanding share of RHCI Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. See "RHCI Series C Preferred Stock" and "RHCI Series 1996 Preferred Stock" below. The RHCI Common Stock does not have cumulative voting rights. Holders of RHCI Common Stock have no conversion, redemption or preemptive rights. All outstanding shares of RHCI Common Stock are, and the shares offered hereby by RHCI will be, fully paid and non-assessable. In the event of any liquidation, dissolution or winding-up of the affairs of RHCI, the holders of RHCI Common Stock will be entitled to share ratably in its assets remaining after provision for payment of creditors and after the liquidation preference of any RHCI Preferred Stock outstanding at the time.

  Subject to the rights of the holders of RHCI Preferred Stock, the holders of the RHCI Common Stock are entitled to receive dividends when and if declared by the RHCI Board out of funds legally available for that purpose. RHCI's ability to pay dividends is restricted under the terms of certain loan agreements to which RHCI is a party.

  The Transfer Agent for the RHCI Common Stock is First Union National Bank of North Carolina, Charlotte, North Carolina.

RHCI SERIES C PREFERRED STOCK

  Except as set forth specifically below or as required by law, the holder of each share of the RHCI Series C Preferred Stock is entitled to ten (10) votes on all matters submitted to a vote of the stockholders of RHCI and otherwise has voting rights and powers equal to the voting rights and powers of the RHCI Common Stock. The holders of the RHCI Series C Preferred Stock vote together with the holders of the RHCI Common Stock as one class upon any matter submitted to a vote of stockholders, except those matters required by law to be submitted to a class vote of the RHCI Series C Preferred Stock. Each share of RHCI Series C Preferred Stock is convertible into shares of RHCI Common Stock on a 10-for-1 basis and is entitled to cumulative dividends at an annual rate of $2.542 (5%) per share, payable quarterly in arrears. Each of these shares is also entitled to a liquidation preference of $50.84 per share, under certain circumstances.

RHCI SERIES 1996 PREFERRED STOCK

  Except as set forth specifically below or as required by law, the holder of each share of the RHCI Series 1996 Preferred Stock is entitled to the number of votes equal to the number of shares of RHCI Common Stock each share of RHCI Series 1996 Preferred Stock is convertible into on all matters submitted to a vote of the stockholders of RHCI and otherwise has voting rights and powers equal to the voting rights and powers of the RHCI Common Stock. The holders of the RHCI Series 1996 Preferred Stock vote together with the holders of the RHCI Common Stock as one class upon any matter submitted to a vote of stockholders, except those matters required by law to be submitted to a class vote of the RHCI Series 1996 Preferred Stock. Each share of RHCI Series 1996 Preferred Stock is initially convertible into ten shares of RHCI Common Stock, subject to adjustment, and is entitled to cumulative dividends at an annual rate of $1.50 (5%) per share, payable quarterly in arrears. Each of these shares is also entitled to a liquidation preference of $30.00 per share, under certain circumstances.

  RHCI is governed by the provisions of Section 203 of the Delaware Law, an anti-takeover law. In general, the statute prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock. The foregoing statute will not be applicable to the Merger.

  The overall effect of the Delaware Law, the ability of the RHCI Board to issue additional shares of Class B Preferred Stock without further action by RHCI's stockholders, and the Rights Plan (see "The Merger-- Comparative Rights of Stockholders of RHCI and RMCI"), may be to render more difficult the accomplishment of mergers or other takeover or change in control attempts. Therefore, removal of RHCI's incumbent Board of Directors and management may be rendered more difficult. Further, this may have an adverse impact on the ability of stockholders of RHCI to participate in a tender or exchange offer for the RHCI Common Stock and in so doing diminish the market value of the RHCI Common Stock. RHCI is not aware of any proposed takeover attempt or any proposed attempt to acquire a large block of RHCI Common Stock. The Delaware Law may also discourage open market purchases of the RHCI Common Stock.

                      DESCRIPTION OF CAPITAL STOCK--RMCI

AUTHORIZED CAPITAL STOCK

  RMCI's authorized capital stock consists of 1,000,000 shares of preferred stock, par value $0.01 per share, 71,092 of which were designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock") and 100,000 of which are designated as Series 1996 Preferred Stock, and 20,000,000 shares of RMCI Common Stock. In accordance with the terms of RMCI's Certificate of Incorporation, the RMCI Board may, without stockholder approval authorize the issuance (and designate the rights, preferences and privileges) of additional shares of Preferred Stock. In October 1994, RHCI converted all of the outstanding shares of Series A Preferred Stock into shares of RMCI Common Stock and the shares of RMCI Common Stock into which such shares were converted were distributed as a part of the Distribution. A total of 2,413,577 shares of RMCI Common Stock, consisting of all of the shares of RMCI Common Stock held by RHCI, were distributed to stockholders of RHCI in the Distribution. There were 6,408,315 shares of RMCI Common Stock and 100,000 shares of RMCI Series 1996 Preferred Stock issued and outstanding at December 31, 1996.

RMCI COMMON STOCK

  The holders of RMCI Common stock are entitled to one vote for each share on all matters voted on by RMCI stockholders. The Certificate of Incorporation of RMCI does not provide for cumulative voting in the election of directors. No cash dividends have been declared on the RMCI Common Stock since the Distribution. Subject to any preferential rights of any outstanding series of Preferred Stock created by the RMCI Board from time to time and restrictive covenants limiting the payment of dividends and distribution of assets set forth in the RMCI Subordinated Promissory Note and set forth in the First Union Credit Facility, the holders of RMCI Common Stock will be entitled to such dividends as may be declared from time to time by the RMCI Board from funds available therefor, and upon liquidation will be entitled to receive pro rata all assets of RMCI available for distribution to such holders.

  The Transfer Agent for the RMCI Common Stock is First Union National Bank of North Carolina, Charlotte, North Carolina.

RMCI SERIES 1996 PREFERRED STOCK

  RMCI has authorized and designated 100,000 shares of RMCI Series 1996 Preferred Stock for issuance. Each of these shares is initially convertible into 30 shares of RMCI Common Stock, subject to adjustment, and is entitled to cumulative dividends at a rate per annum of $1.50 (5%) per share payable quarterly in arrears. Each of these shares is also entitled to a liquidation preference of $30.00 per share, under certain circumstances. Each share of RMCI Series 1996 Preferred Stock is entitled to the number of votes equal to the number of shares of RMCI Common Stock each share of RMCI Series 1996 Preferred Stock is convertible into on all matters put to a vote of the stockholders of RMCI and otherwise have voting rights and powers equal to the voting rights and powers of the RMCI Common Stock. See "Information Concerning RHCI--Management--Certain Relationships and Related Transactions Involving RHCI, RMCI and Affiliates--Purchase of RMCI Series 1996 Preferred Stock."

                                 LEGAL MATTERS

  The validity of the shares of RHCI Common Stock being offered hereby is being passed upon for RHCI by Haythe & Curley, 237 Park Avenue, New York, New York 10017. In addition, Haythe & Curley has rendered a tax opinion to RHCI and RMCI concerning certain federal income tax consequences of the Merger. Thomas M. Haythe, a Director of RHCI and RMCI, is a partner in Haythe & Curley (See "The Merger--Certain Federal Income Tax Consequences of the Merger" and "Information Concerning RHCI--Management"). As of the date hereof, members of Haythe & Curley own, directly or indirectly, 10,000 shares of RMCI Common Stock and 39,750 shares of RHCI Common Stock.

                                    EXPERTS

  The consolidated financial statements of RHCI at June 30, 1996, and for each of the three years in the period ended June 30, 1996, included in this Joint Proxy Statement/Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of RMCI at June 30, 1996 and for each of the two years in the period ended June 30, 1996, included in this Joint Proxy Statement/Prospectus, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

            OTHER MATTERS SET FORTH FOR ACTION AT THE RHCI MEETING

PROPOSAL II: APPROVAL OF RAMSAY HEALTH CARE, INC.1996 LONG TERM INCENTIVE PLAN

  The RHCI Board believes that attracting and retaining key employees and directors of high quality is essential to RHCI's growth and success. The RHCI Board also believes that important advantages to RHCI are gained by a comprehensive compensation program which includes different types of incentives for motivating such individuals and rewards for outstanding service. In this regard, stock options and other stock-related awards have been and will continue to be an important element of RHCI's compensation program because such awards enable employees and directors to acquire or increase their proprietary interest in RHCI, thereby promoting a close identity of interests between such individuals and RHCI's stockholders. Such awards also provide to employees and directors an increased incentive to expend their maximum efforts for the success of RHCI's business.

  Accordingly, on August 13, 1996, the RHCI Board adopted, subject to stockholder approval at the RHCI Meeting, the 1996 Long Term Incentive Plan. In authorizing grants of a wide range of awards, including options, stock appreciation rights ("SARs"), restricted stock, performance awards and other stock-based awards, the 1996 Long Term Incentive Plan is intended to give RHCI greater flexibility to respond to rapidly changing business, economic and regulatory requirements and conditions. In addition, such flexibility will enhance the ability of RHCI to closely link compensation to performance. The 1996 Long Term Incentive Plan will not become effective unless approved by the holders of a majority of the shares of RHCI Common Stock present or represented and voting thereon at the Meeting. The text of the 1996 Long Term Incentive Plan is set forth in Exhibit E hereto.

  The following discussion of the material features of the 1996 Long Term Incentive Plan is qualified by reference to the text of the 1996 Long Term Incentive Plan set forth in Exhibit E hereto.

  Shares Subject to the Plan. Under the 1996 Long Term Incentive Plan, 750,000 shares of RHCI Common Stock will be available for issuance of awards. Shares distributed under the 1996 Long Term Incentive Plan may be either newly issued shares or treasury shares. If any shares subject to the 1996 Long Term Incentive Plan are forfeited or the award is settled in cash or otherwise terminates without a distribution of shares, the shares subject to such award will again be available for awards under the 1996 Long Term Incentive Plan. Thus, for example, if an award is voluntarily surrendered in exchange for a new award, the shares that were subject to the surrendered award would be available for the new award (or other awards) under the 1996 Long Term Incentive Plan.

  The 1996 Long Term Incentive Plan provides that, in the event of changes in the corporate structure of RHCI affecting the Common Stock, the Compensation Committee may adjust (i) the number and kind of shares which may be issued in connection with awards, (ii) the number and kind of shares issued or issuable in respect of outstanding awards and (iii) the exercise price, grant price or purchase price relating to any award, and the Compensation Committee may also provide for cash payments relating to awards. The Compensation Committee may also adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations or accounting principles. The 1996 Long Term Incentive Plan provides that, in connection with any merger or consolidation in which RHCI is not the surviving corporation or any sale or transfer by RHCI of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of RHCI, all outstanding options under the 1996 Long Term Incentive Plan will become exercisable in full on and after (i) 15 days prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.

  Eligibility. Any employee, including any officer or employee-director of, or consultant or other individual providing services to, RHCI and its subsidiaries or affiliated companies is eligible to receive awards under the

1996 Long Term Incentive Plan. Directors of RHCI who are not employees are eligible for grants of stock options under the 1996 Long Term Incentive Plan.

  Administration. The 1996 Long Term Incentive Plan will be administered by the Compensation Committee of the RHCI Board. Subject to the terms and conditions of the 1996 Long Term Incentive Plan, the Compensation Committee is authorized to designate participants who are employees, directors or consultants of RHCI and its subsidiaries and affiliated companies, determine the type and number of awards to be granted, set terms and conditions of such awards, prescribe forms of award agreements, interpret the 1996 Long Term Incentive Plan, specify rules and regulations relating to the 1996 Long Term Incentive Plan, and make all other determinations which may be necessary or advisable for the administration of the 1996 Long Term Incentive Plan.

  The 1996 Long Term Incentive Plan provides that in the event that any member of the Compensation Committee is not a "nonemployee director" as defined in Rule 16b-3 under the Exchange Act, the maximum number of shares of RHCI Common Stock which may be subject to options granted to all directors is 750,000 and the maximum number of shares of RHCI Common Stock which may be subject to options granted to each director is 250,000.

  Stock Options and SARs. The Compensation Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options, and also to grant SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price per share of RHCI Common Stock subject to an option and the grant price of an SAR is determined by the Compensation Committee, provided that the exercise price may not be less than the fair market value of the RHCI Common Stock on the date of grant. The term of each such option or SAR, the times at which each such option or SAR shall be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment, generally will be fixed by the Compensation Committee, except no ISO or SAR relating thereto will have a term exceeding ten (10) years. Options may be exercised by payment of the exercise price in cash, or in RHCI Common Stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, such as through "cashless exercises") having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs will be determined by the Compensation Committee.

  Restricted Stock. The 1996 Long Term Incentive Plan also authorizes the Compensation Committee to grant restricted stock. Restricted stock is an award of shares which may not be disposed of by participants and which may be forfeited in the event of certain terminations of employment prior to the end of a restriction period established by the Compensation Committee. Such an award would entitle the participant to all of the rights of a stockholder of RHCI, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Compensation Committee.

  Performance Awards. The 1996 Long Term Incentive Plan also authorizes the Compensation Committee to grant to eligible employees performance awards. A performance award is an award which consists of a right (i) denominated or payable in cash, RHCI Common Stock, other securities or other property (including, without limitation, restricted securities), and (ii) which shall confer on the holder thereof rights valued as determined by the Compensation Committee and payable to, or exercisable by, the holder of the performance award upon the achievement of such performance goals during such performance periods as the Compensation Committee shall establish. Subject to the terms of the 1996 Long Term Incentive Plan and any applicable award agreement, performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted and the amount of any payment or transfer to be made pursuant to any performance award will be determined by the Compensation Committee and by the other terms and conditions of any performance award.

  Other Stock-Based Awards. In order to enable RHCI to respond to business, economic and regulatory developments, and to trends in executive compensation practices, the 1996 Long Term Incentive Plan authorizes the Compensation Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to RHCI Common Stock. The Compensation Committee determines the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding, and forfeiture conditions and restrictions on awards.

  Other Terms of Awards. The flexible terms of the 1996 Long Term Incentive Plan will permit the Compensation Committee to impose performance conditions with respect to any award. Such conditions may require that an award be forfeited, in whole or in part, if performance objectives are not met, or require that the time of exercisability or settlement of an award be linked to achievement of performance conditions.

  No awards may be granted under the 1996 Long Term Incentive Plan after June 30, 2006.

  Awards may be settled in cash, stock, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the RHCI Common Stock or other property to be distributed will be withheld (or previously acquired RHCI Common Stock or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 1996 Long Term Incentive Plan may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution to a guardian or legal representative designated to exercise such person's rights and receive distributions under the 1996 Long Term Incentive Plan upon such person's death, or otherwise if permitted under Rule 16b-3 and by the Compensation Committee.

  Awards under the 1996 Long Term Incentive Plan are generally granted for no consideration other than services. The Compensation Committee may, however, grant awards alone or in addition to, in tandem with or in substitution for any other award under the 1996 Long Term Incentive Plan, other awards under other RHCI plans, or other rights to payment from RHCI. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award.

  The RHCI Board may amend, modify or terminate the 1996 Long Term Incentive Plan at any time provided that, unless required by law, (i) the number of shares of RHCI Common Stock available under the 1996 Long Term Incentive Plan may not be amended without stockholder approval (subject to certain provisions relating to adjustment as discussed above) and (ii) no amendment or termination of the 1996 Long Term Incentive Plan may, without a participant's consent, adversely affect any rights already accrued under the 1996 Long Term Incentive Plan by the participant. In addition, no amendment or modification shall, unless previously approved by the stockholders (where such approval is necessary to satisfy then applicable requirements of federal securities laws, the Code, or rules of any stock exchange on which the RHCI Common Stock is listed) (i) in any manner affect the eligibility requirements of the 1996 Long Term Incentive Plan, (ii) increase the number of shares of RHCI Common Stock subject to any option, (iii) change the purchase price of the shares of RHCI Common Stock subject to any option, (iv) extend the period during which awards may be granted under the 1996 Long Term Incentive Plan or (v) materially increase the benefits to participants under the 1996 Long Term Incentive Plan.

  Unless earlier terminated by the RHCI Board, the 1996 Long Term Incentive Plan will terminate when no shares remain available for issuance and RHCI has no further obligation with respect to any outstanding award.

  The 1996 Long Term Incentive Plan is not subject to any provisions of ERISA, nor is the 1996 Long Term Incentive Plan a qualified plan within the meaning of Section 401(a) of the Code.

  Federal Income Tax Implications of the Plan. The following description summarizes the material federal income tax consequences arising with respect to the issuance and exercise of awards granted under the 1996 Long Term Incentive Plan. The grant of an option or SAR (including a stock-based award in the nature of a purchase right) will create no tax consequences for the participant or RHCI. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and RHCI will receive no tax deduction at that time. Upon exercising an option other than an ISO (including a stock-based award in the nature of a purchase right), the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable RHCI Common Stock acquired on the date of exercise, and upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable RHCI Common Stock received. In each case, RHCI will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant.

  A participant's disposition of shares acquired upon the exercise of an option, SAR or other stock-based award in the nature of a purchase right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to RHCI in connection with a disposition of shares acquired under an option or other award, except that RHCI will be entitled to a tax deduction (and the participant will recognize ordinary taxable income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

  With respect to other awards granted under the 1996 Long Term Incentive Plan that may be settled either in cash or in RHCI Common Stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of RHCI Common Stock or other property received. RHCI will be entitled to a tax deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. RHCI will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect under Section 83(b) of the Code to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty days of the receipt of the shares or other property.

  Section 162(m) of the Code limits deductibility of certain compensation for each of the chief executive officer and the four highest paid executive officers employed at year end to $1 million per year, effective for tax years beginning on or after January 1, 1994. RHCI anticipates that action will be taken with respect to awards under the 1996 Long Term Incentive Plan to ensure deductibility.

  The Compensation Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the RHCI Common Stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy withholding and other tax obligations.

  The foregoing summarizes the material federal income tax consequences arising with respect to the issuance and exercise of awards granted under the 1996 Long Term Incentive Plan. Different tax rules may apply with respect to participants who are subject to Section 16 of the Exchange Act when they acquire RHCI Common Stock (i) in a transaction deemed to be a nonexempt purchase under that statute or (ii) within six months of an exempt grant of a derivative security under the 1996 Long Term Incentive Plan. This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

  THE BOARD OF DIRECTORS RECOMMENDS THAT RHCI'S STOCKHOLDERS VOTE FOR APPROVAL OF THE 1996 LONG TERM INCENTIVE PLAN. IT IS THE INTENTION OF THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF SUCH APPROVAL UNLESS OTHERWISE INSTRUCTED IN SUCH PROXY.

                          PROPOSAL III: OTHER MATTERS

  The RHCI Board does not know of any other matters which may be brought before the RHCI Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

            OTHER MATTERS SET FORTH FOR ACTION AT THE RMCI MEETING

                          PROPOSAL II: OTHER MATTERS

  The RMCI Board does not know of any other matters which may be brought before the RMCI Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                 MISCELLANEOUS

  All costs relating to the solicitation of proxies of holders of RHCI Common Stock and RMCI Common Stock will be borne by RHCI and RMCI, respectively. Proxies may be solicited by officers, directors and regular employees of RHCI and RMCI and their subsidiaries personally, by mail, by telephone or otherwise. RHCI and RMCI will pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

  It is important that proxies be returned promptly. Stockholders who do not expect to attend the respective Meetings of each of RHCI and RMCI in person are urged to mark, sign and date the accompanying proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of RHCI must be received by RHCI by July 3, 1997 in order to be considered for inclusion in RHCI's proxy statement relating to such meeting.

  If the Merger is not consummated, stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of RMCI must be received by RMCI by July 3, 1997 in order to be considered for inclusion in RMCI's proxy statement relating to such meeting.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES
Report of Independent Auditors...........................................   F-2
Consolidated Balance Sheets as of June 30, 1995 and 1996 and December 31,
 1996 (unaudited)........................................................   F-3
Consolidated Statements of Operations for the Years Ended June 30, 1994,
 1995 and 1996 and the six months ended December 31, 1995 and 1996
 (unaudited).............................................................   F-4
Consolidated Statements of Stockholders' Equity for the Years Ended June
 30, 1994, 1995 and 1996 and the six months ended December 31, 1996
 (unaudited).............................................................   F-5
Consolidated Statements of Cash Flows for the Years Ended June 30, 1994,
 1995 and 1996 and the six months ended December 31, 1995 and 1996
 (unaudited).............................................................   F-6
Notes to Consolidated Financial Statements...............................   F-7
RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES
Report of Independent Certified Public Accountants.......................  F-22
Consolidated Balance Sheet as of June 30, 1996 and December 31, 1996
 (unaudited).............................................................  F-22
Consolidated Statements of Operations for the Years Ended June 30, 1995
 and 1996 and the six months ended December 31, 1995 and 1996
 (unaudited).............................................................  F-24
Consolidated Statements of Stockholders' Equity (Deficit) for the Years
 Ended June 30, 1995 and 1996 and the six months ended December 31, 1996
 (unaudited).............................................................  F-25
Consolidated Statements of Cash Flows for the Years Ended June 30, 1995
 and 1996 and the six months ended December 31, 1995 and 1996
 (unaudited).............................................................  F-26
Notes to Consolidated Financial Statements...............................  F-28

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Ramsay Health Care, Inc.

  We have audited the accompanying consolidated balance sheets of Ramsay Health Care, Inc. and Subsidiaries as of June 30, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ramsay Health Care, Inc. and Subsidiaries at June 30, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.

  As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for the impairment of long-lived assets in 1995.

                                          Ernst & Young LLP

New Orleans, Louisiana
October 8, 1996

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                               JUNE 30,
                                       --------------------------  DECEMBER 31,
                                           1995          1996          1996
                                       ------------  ------------  ------------
                                                                   (UNAUDITED)
               ASSETS
Current assets
 Cash and cash equivalents...........  $  9,044,000  $  7,605,000  $  9,060,000
 Patient accounts receivable, less
  allowances for doubtful accounts of
  $3,886,000, $4,573,000 and
  $3,725,000 (unaudited) at June 30,
  1995, June 30, 1996 and December
  31, 1996, respectively.............    21,564,000    23,410,000    24,839,000
 Amounts due from third-party
  contractual agencies...............     5,956,000     6,479,000     2,938,000
 Current portion of receivable from
  affiliated company.................       325,000     1,412,000     2,118,000
 Other receivables...................     3,330,000     2,985,000     3,646,000
 Deferred income taxes...............           --      1,398,000     1,398,000
 Other current assets................     2,764,000     2,372,000     2,166,000
                                       ------------  ------------  ------------
 Total current assets................    42,983,000    45,661,000    46,165,000
Other assets
 Cash held in trust..................     1,778,000       745,000       457,000
 Cost in excess of net asset value of
  purchased businesses...............       663,000       591,000       580,000
 Unamortized preopening and loan
  costs..............................     2,221,000     1,040,000     1,207,000
 Receivable from affiliated company,
  less current portion...............     7,170,000     6,795,000     6,697,000
 Deferred income taxes...............     8,652,000    10,141,000     9,190,000
 Other non-current assets............     2,301,000     1,392,000     1,695,000
                                       ------------  ------------  ------------
                                         22,785,000    20,704,000    19,826,000
Property and equipment
 Land................................     5,383,000     5,025,000     5,025,000
 Building and improvements...........    77,630,000    69,200,000    70,149,000
 Equipment, furniture and fixtures...    19,611,000    20,325,000    21,067,000
                                       ------------  ------------  ------------
                                        102,624,000    94,550,000    96,241,000
 Less accumulated depreciation.......    29,156,000    28,157,000    30,370,000
                                       ------------  ------------  ------------
                                         73,468,000    66,393,000    65,871,000
                                       ------------  ------------  ------------
                                       $139,236,000  $132,758,000  $131,862,000
                                       ============  ============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable....................  $  3,868,000  $  4,990,000  $  4,740,000
 Accrued salaries and wages..........     4,843,000     5,169,000     5,492,000
 Other accrued liabilities...........     1,347,000     4,412,000     5,114,000
 Amounts due to third-party contrac-
  tual agencies......................     4,996,000     8,435,000     9,616,000
 Current portion of long-term debt...     3,831,000    10,940,000    11,970,000
                                       ------------  ------------  ------------
 Total current liabilities...........    18,885,000    33,946,000    36,932,000
Noncurrent liabilities
 Other accrued liabilities...........     1,337,000     7,170,000     6,498,000
 Long-term debt, less current por-
  tion...............................    55,568,000    44,664,000    39,531,000
 Minority interests..................     1,667,000       925,000        25,000
                                       ------------  ------------  ------------
 Total noncurrent liabilities........    58,572,000    52,759,000    46,054,000
 Stockholders' equity
 Class B convertible preferred stock,
  Series C, $1 par value--authorized
  152,321 shares; issued 142,486
  shares (liquidation value of
  $7,244,000) including accrued divi-
  dends of $91,000 at June 30, 1995
  and June 30, 1996 and $181,000 (un-
  audited) at December 31, 1996......       233,000       233,000       324,000
 Common stock, $.01 par value--autho-
  rized 20,000,000 shares; issued
  8,290,795, 8,605,108 and 9,006,981
  (unaudited) shares at June 30,
  1995, June 30, 1996 and December
  31, 1996, respectively.............        83,000        86,000        90,000
 Additional paid-in capital..........    99,147,000    99,899,000   100,636,000
 Retained earnings (deficit).........   (33,785,000)  (50,266,000)  (48,275,000)
 Treasury stock--581,550 common
  shares, at cost....................    (3,899,000)   (3,899,000)   (3,899,000)
                                       ------------  ------------  ------------
 Total stockholders' equity..........    61,779,000    46,053,000    48,876,000
                                       ------------  ------------  ------------
                                       $139,236,000  $132,758,000  $131,862,000
                                       ============  ============  ============

                See notes to consolidated financial statements.

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       SIX MONTHS ENDED
                                   YEAR ENDED JUNE 30,                   DECEMBER 31,
                          ----------------------------------------  ------------------------
                              1994          1995          1996         1995         1996
                          ------------  ------------  ------------  -----------  -----------
                                                                          (UNAUDITED)
NET REVENUES............  $137,002,000  $136,418,000  $117,423,000  $60,944,000  $66,607,000
 Expenses:
 Salaries, wages and
  benefits..............    64,805,000    72,061,000    66,259,000   32,433,000   33,263,000
 Other operating ex-
  penses................    42,907,000    44,741,000    42,387,000   19,746,000   22,356,000
 Provision for doubtful
  accounts..............     5,846,000     5,086,000     5,805,000    2,026,000    2,149,000
 Depreciation and amor-
  tization..............     6,836,000     7,290,000     5,490,000    2,626,000    2,593,000
 Interest and other fi-
  nancing charges.......     8,906,000     8,347,000     6,892,000    3,509,000    3,034,000
 Losses related to asset
  sales and closed busi-
  nesses................       802,000     6,431,000     4,473,000          --           --
 Asset impairment
  charges...............           --     21,815,000     5,485,000          --           --
                          ------------  ------------  ------------  -----------  -----------
TOTAL EXPENSES..........   130,102,000   165,771,000   136,791,000   60,340,000   63,395,000
                          ============  ============  ============  ===========  ===========
INCOME (LOSS) BEFORE
 MINORITY INTERESTS,
 INCOME TAXES AND
 EXTRAORDINARY ITEM.....     6,900,000   (29,353,000)  (19,368,000)     604,000    3,212,000
Minority interests......     4,824,000       887,000           --      (101,000)         --
                          ------------  ------------  ------------  -----------  -----------
INCOME (LOSS) BEFORE
 INCOME TAXES AND
 EXTRAORDINARY ITEM.....     2,076,000   (30,240,000)  (19,368,000)     705,000    3,212,000
Provision (benefit) for
 income taxes...........       599,000   (13,195,000)   (2,887,000)     261,000    1,221,000
                          ------------  ------------  ------------  -----------  -----------
INCOME (LOSS) BEFORE EX-
 TRAORDINARY ITEM.......     1,477,000   (17,045,000)  (16,481,000)     444,000    1,991,000
Extraordinary item:
 Loss from early
  extinguishment of
  debt, less applicable
  income tax benefit of
  $103,000 in 1994 and
  $206,000 in 1995......      (155,000)     (257,000)          --           --           --
                          ------------  ------------  ------------  -----------  -----------
NET INCOME (LOSS).......  $  1,322,000  $(17,302,000) $(16,481,000) $   444,000  $ 1,991,000
                          ============  ============  ============  ===========  ===========
Income (loss) per common
 and dilutive common
 equivalent share:
 Primary:
 Before extraordinary
  item..................  $       0.15  $      (2.25) $      (2.12) $      0.05  $      0.21
 Extraordinary item:
  Loss from early extin-
   guishment of debt....         (0.01)        (0.03)          --           --           --
                          ------------  ------------  ------------  -----------  -----------
                          $       0.14  $      (2.28) $      (2.12) $      0.05  $      0.21
                          ============  ============  ============  ===========  ===========
 Fully diluted:
 Before extraordinary
  item..................  $       0.15  $      (2.24) $      (2.12) $      0.05  $      0.21
 Extraordinary item:
  Loss from early extin-
   guishment of debt....         (0.01)        (0.03)          --           --           --
                          ------------  ------------  ------------  -----------  -----------
                          $       0.14  $      (2.27) $      (2.12) $      0.05  $      0.21
                          ============  ============  ============  ===========  ===========
Weighted average number
 of common and dilutive
 common equivalent
 shares outstanding:
 Primary................     9,641,000     7,743,000     7,929,000    9,262,000    9,706,000
 Fully diluted..........     9,679,000     7,794,000     7,929,000    9,438,000    9,706,000

                See notes to consolidated financial statements.

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                       CLASS B
                           CLASS A   CONVERTIBLE
                         CONVERTIBLE  PREFERRED           ADDITIONAL     RETAINED
                          PREFERRED     STOCK    COMMON    PAID-IN       EARNINGS     TREASURY
                            STOCK     SERIES C    STOCK    CAPITAL      (DEFICIT)       STOCK
                         ----------- ----------- ------- ------------  ------------  -----------
BALANCE AT JULY 1,
 1993...................  $ 23,000    $142,000   $81,000 $ 99,847,000  $(17,805,000) $(2,291,000)
 Exercise of stock
  options (112,834
  shares)...............       --          --      1,000      565,000           --           --
 Dividends on Class B
  convertible preferred
  stock, Series C.......       --       91,000       --      (364,000)          --           --
 Purchase of treasury
  stock (160,000
  shares)...............       --          --        --           --            --    (1,144,000)
 Net income.............       --          --        --           --      1,322,000          --
                          --------    --------   ------- ------------  ------------  -----------
BALANCE AT JUNE 30,
 1994...................    23,000     233,000    82,000  100,048,000   (16,483,000)  (3,435,000)
 Exercise of stock
  options (74,166
  shares)...............       --          --      1,000      378,000           --           --
 Shares issued in
  connection with
  employee stock
  purchase plan (15,869
  shares)...............       --          --        --        89,000           --           --
 Dividends on Class B
  convertible preferred
  stock, Series C.......       --          --        --      (364,000)          --           --
 Purchase of treasury
  stock (99,800
  shares)...............       --          --        --           --            --      (464,000)
 Redemption of Class A
  convertible
  preferred stock.......   (23,000)        --        --      (100,000)          --           --
 Distribution of
  subsidiary to
  stockholders..........       --          --        --      (904,000)          --           --
 Net loss...............       --          --        --           --    (17,302,000)         --
                          --------    --------   ------- ------------  ------------  -----------
BALANCE AT JUNE 30,
 1995...................       --      233,000    83,000   99,147,000   (33,785,000)  (3,899,000)
 Exercise of stock
  options (3,000
  shares)...............       --          --        --        10,000           --           --
 Shares issued in
  connection with
  employee stock
  purchase plan (21,760
  shares)...............       --          --        --        70,000           --           --
 Other shares issued
  (289,553 shares)......       --          --      3,000    1,034,000           --           --
 Dividends on Class B
  convertible preferred
  stock, Series C.......       --          --        --      (362,000)          --           --
 Net loss...............       --          --        --           --    (16,481,000)         --
                          --------    --------   ------- ------------  ------------  -----------
BALANCE AT JUNE 30,
 1996...................       --      233,000    86,000   99,899,000   (50,266,000)  (3,899,000)
 Issuance of shares
  (401,873 shares)--
  unaudited.............       --          --      4,000      919,000           --           --
 Dividends on Class B
  convertible preferred
  stock, Series C--
  unaudited.............       --       91,000       --      (182,000)          --           --
 Net income--unaudited..       --          --        --           --      1,991,000          --
                          --------    --------   ------- ------------  ------------  -----------
BALANCE AT DECEMBER 31,
 1996 (unaudited).......  $    --     $324,000   $90,000 $100,636,000  $(48,275,000) $(3,899,000)
                          ========    ========   ======= ============  ============  ===========


                See notes to consolidated financial statements.

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      SIX MONTHS ENDED
                                  YEAR ENDED JUNE 30,                   DECEMBER 31,
                         ----------------------------------------  ------------------------
                             1994          1995          1996         1995         1996
                         ------------  ------------  ------------  -----------  -----------
                                                                         (UNAUDITED)
Cash flows from operat-
 ing activities
Net income (loss)......  $  1,322,000  $(17,302,000) $(16,481,000) $   444,000  $ 1,991,000
Adjustments to
 reconcile net income
 (loss) to net cash
 provided by operating
 activities:
 Depreciation and amor-
  tization.............     7,638,000     8,074,000     6,003,000    3,035,000    2,739,000
 Asset impairment
  charges..............           --     21,815,000     5,485,000          --           --
 Loss on early extin-
  guishment of debt....       258,000       463,000           --           --           --
 Write-off of develop-
  ment and other
  costs................           --        716,000       381,000          --           --
 Loss on disposal of
  assets...............       722,000     5,096,000           --           --           --
 Deferred income tax
  expense (benefit)....    (1,188,000)  (13,584,000)   (2,887,000)     261,000      951,000
 Provision for doubtful
  accounts.............     5,846,000     5,086,000     5,805,000    2,026,000    2,149,000
 Management and direc-
  tor fees paid in com-
  mon stock............           --            --        600,000          --       461,000
 Minority interests....     4,824,000       887,000           --      (101,000)         --
 Cash flows from (in-
  crease) decrease in
  operating assets:
 Patient accounts re-
  ceivable.............    (2,169,000)   (4,410,000)   (7,651,000)  (4,277,000)  (3,578,000)
 Other current assets..    (2,071,000)     (522,000)   (1,632,000)     222,000    2,676,000
 Other non-current as-
  sets.................      (554,000)      616,000       225,000       95,000     (205,000)
 Cash flows from in-
  crease (decrease) in
  operating liabili-
  ties:
 Accounts payable......    (2,484,000)    2,466,000     1,105,000   (1,440,000)    (250,000)
 Accrued salaries,
  wages and other lia-
  bilities.............     2,072,000      (749,000)    9,202,000     (478,000)     353,000
 Amounts due to third-
  party contractual
  agencies.............    (1,385,000)      267,000     3,439,000      336,000    1,181,000
                         ------------  ------------  ------------  -----------  -----------
  Total adjustments....    11,509,000    26,221,000    20,075,000     (321,000)   6,477,000
                         ------------  ------------  ------------  -----------  -----------
   Net cash provided by
    operating activi-
    ties...............    12,831,000     8,919,000     3,594,000      123,000    8,468,000
                         ------------  ------------  ------------  -----------  -----------
Cash flows from invest-
 ing activities
 Proceeds from sales of
  assets...............    16,422,000       970,000           --           --           --
 Acquisitions of busi-
  nesses...............    (6,022,000)          --            --           --           --
 Expenditures for prop-
  erty and equipment...    (5,070,000)   (2,726,000)   (1,467,000)    (648,000)  (1,743,000)
 Development project
  costs................      (388,000)   (2,124,000)          --           --           --
 Preopening costs......    (2,195,000)     (329,000)          --       (22,000)    (349,000)
 Restricted cash (re-
  served) used for debt
  payments.............    (5,311,000)    5,311,000           --           --           --
 Cash held in trust....       806,000      (974,000)    1,033,000      186,000      288,000
                         ------------  ------------  ------------  -----------  -----------
 Net cash provided by
  (used in) investing
  activities...........    (1,758,000)      128,000      (434,000)    (484,000)  (1,804,000)
                         ------------  ------------  ------------  -----------  -----------
Cash flows from financ-
 ing activities
 Loan costs............      (222,000)     (290,000)     (217,000)    (217,000)    (115,000)
 Proceeds from
  sale/leaseback of fa-
  cilities and equip-
  ment.................           --     12,015,000           --           --           --
 Distributions to mi-
  nority interests.....    (2,741,000)   (2,466,000)     (742,000)    (720,000)    (900,000)
 Proceeds from working
  capital facility.....           --      2,500,000           --           --           --
 Proceeds from private
  placement of shares
  of subsidiary........           --      3,320,000           --           --           --
 Reduction in cash due
  to distribution of
  subsidiary...........           --     (1,427,000)          --           --           --
 Payment of costs re-
  lated to distribution
  of subsidiary........           --     (1,696,000)          --           --           --
 Net proceeds from
  exercise of options
  and stock purchases..       566,000       468,000       517,000      526,000          --
 Payments on debt......   (11,734,000)  (17,683,000)   (3,795,000)  (2,700,000)  (4,103,000)
 Payment of preferred
  stock dividends......      (273,000)     (364,000)     (362,000)    (182,000)     (91,000)
 Cancellation of Class
  A preferred stock....           --       (123,000)          --           --           --
 Purchase of treasury
  stock................    (1,144,000)     (464,000)          --           --           --
                         ------------  ------------  ------------  -----------  -----------
 Net cash used in fi-
  nancing activities...   (15,548,000)   (6,210,000)   (4,599,000)  (3,293,000)  (5,209,000)
                         ------------  ------------  ------------  -----------  -----------
Net increase (decrease)
 in cash and cash
 equivalents...........    (4,475,000)    2,837,000    (1,439,000)  (3,654,000)   1,455,000
Cash and cash equiva-
 lents at beginning of
 period................    10,682,000     6,207,000     9,044,000    9,044,000    7,605,000
                         ------------  ------------  ------------  -----------  -----------
Cash and cash equiva-
 lents at end of peri-
 od....................  $  6,207,000  $  9,044,000  $  7,605,000  $ 5,390,000  $ 9,060,000
                         ============  ============  ============  ===========  ===========

                See notes to consolidated financial statements.

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The consolidated financial statements include the accounts of Ramsay Health Care, Inc. ("RHCI") and its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

 Industry

  RHCI is a provider of a full continuum of behavioral health services. It offers patient care through integrated networks of mental health delivery systems in eleven states, principally in the southeast and southwest, built around 15 inpatient hospitals with 1,369 licensed beds (including 77 medical subacute beds), outpatient centers and management contracts. Nine of RHCI's facilities also provide less intensive residential treatment services. During fiscal years 1995 and 1994, RHCI operated a managed mental health business through a subsidiary, the stock of which was distributed in the form of a dividend to RHCI's stockholders in April 1995. See Note 2.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. See Notes 4, 9 and 11.

 Reclassifications

  Certain amounts in the fiscal 1995 and 1994 financial statements have been reclassified to conform with the fiscal 1996 presentation.

 Cash Equivalents

  Cash equivalents include short-term, highly liquid interest-bearing investments with maturities of three months or less when purchased, consisting primarily of certificates of deposit, commercial paper, money market mutual funds and demand revenue bonds.

 Cash Held in Trust

  Cash held in trust is revocable by RHCI under certain circumstances and includes cash and short-term investments set aside for the payment of losses in connection with RHCI's self-insurance program for hospital professional and general liability claims.

 Intangible Assets and Deferred Costs

  Cost in excess of net asset value of purchased businesses is amortized on a straight-line basis over 40 years. The carrying value of cost in excess of net asset value of purchased businesses is reviewed by RHCI management if the facts and circumstances suggest that it may be impaired. If this review indicates that these costs will not be recoverable, as determined based on the undiscounted cash flows of the entity over the remaining amortization period, RHCI's carrying value of these costs is reduced by the estimated shortfall of cash flows.

  Preopening costs, principally salaries and other costs incurred prior to opening a new facility, program or business, are deferred and amortized on a straight-line basis over two years.

  Loan costs are deferred and amortized ratably over the life of the loan and are included in interest and other financing charges. When a loan or a portion thereof is prepaid, a proportionate amount of deferred loan costs

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES associated with the borrowing is written off and reported as an extraordinary loss from early extinguishment of debt in RHCI's statement of operations.

  Accumulated amortization of RHCI's intangible assets and deferred costs as of June 30, 1996 and 1995 was $6,880,000 and $7,544,000, respectively.

 Property and Equipment

  Property and equipment are stated at cost, except for assets considered to be impaired pursuant to FASB Statement Number 121 ("Statement 121"), which are stated at fair value of the assets as of the date the assets are determined to be impaired. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations.

  Depreciation is computed substantially on the straight-line method for financial reporting purposes and on accelerated methods for income tax purposes. The general range of estimated useful lives for financial reporting purposes is twenty to forty years for buildings and five to twenty years for equipment.

 Net Revenues

  Revenues are recognized at the time services are provided. Net revenues include estimated reimbursable amounts from Medicare, Medicaid and other contracted reimbursement programs. Amounts received by RHCI for treatment of patients covered by such programs, which may be based on the cost of services provided or predetermined rates, are generally less than the established billing rates of RHCI's hospitals. Final determination of amounts earned under contracted reimbursement programs is subject to review and audit by the appropriate agencies. Differences between amounts recorded as estimated settlements and the audited amounts are reflected as adjustments to net revenues in the period the final determination is made. See Note 11.

 Professional and General Liability Insurance

  RHCI maintains a self-insurance program for its hospital professional and general liability insurance. RHCI and its facilities are insured for professional and general liability in the aggregate amount of $25 million with self-insured retentions of $500,000 per claim and $1,500,000 aggregate per year. RHCI records the liability for uninsured professional and general liability losses related to asserted and unasserted claims arising from reported and unreported incidents based on independent valuations which consider claim development factors, the specific nature of the facts and circumstances giving rise to each reported incident and RHCI's history with respect to similar claims. The development factors are based on a blending of RHCI's actual experience with industry standards.

 Income Taxes

  Income taxes are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

 Minority Interests

  The equity of minority partners in subsidiaries is reported on the balance sheet as minority interests. Minority interests reflect changes for the respective share of income of the subsidiaries attributable to the minority partners, the effect of which is also reflected in the results of operations of RHCI, and for distributions made to the minority partners.

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

 Earnings Per Share

  Primary earnings per share are calculated by dividing income before extraordinary items and net income by the weighted average number of common and dilutive common equivalent shares outstanding during each period. RHCI's common stock equivalents include Class A convertible preferred stock (which was redeemed by RHCI in June 1995), Series C Preferred Stock, and RHCI Stock Options and warrants to purchase RHCI Common Stock. Fully diluted earnings per share are calculated as if all conversions and exercises had occurred at the beginning of the year.

 Stock Options

  RHCI grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. RHCI accounts for stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and accordingly, recognizes no compensation expense for the stock option grants. RHCI intends to continue to account for its stock compensation arrangements under the provisions of APB No. 25 and does not believe that the implementation of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS
123), will have a material impact on its financial position or results of operations. Upon adoption of SFAS 123 in fiscal 1997, RHCI will provide in its financial statements the pro forma disclosures required by SFAS 123.

 Unaudited Financial Statements

  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation of the interim information are, unless otherwise discussed in this report, of a normal recurring nature and have been included. The Company's business is seasonal in nature and subject to general economic conditions and other factors. Accordingly, operating results for the six months ended December 31, 1996 are not necessarily indicative of the results that may be expected for the year.

2. TRANSACTIONS WITH AFFILIATED COMPANIES

  In October 1993, RHCI, through its subsidiary RMCI, entered the managed mental health business through an acquisition of FPM. The managed care division expanded in June 1994 with the acquisition of a Phoenix, Arizona-based managed mental health business and, in fiscal 1995, through the award of contracts in Hawaii and West Virginia. On April 24, 1995, RHCI distributed the stock of RMCI held by it to the holders of record on April 21, 1995 of the RHCI Common Stock and RHCI Preferred Stock. Subsequent to this distribution, which was recorded at net book value, RMCI ceased being a subsidiary of RHCI.

  The distribution of RMCI reduced additional paid-in capital of RHCI by $904,000. In addition, costs related to the distribution of RMCI, which included accounting, legal, printing, investment banking and distribution agent fees and expenses, were charged to the operations of RMCI (and not RHCI) effective on the date of the distribution and costs related to a private placement and rights offering by RMCI were deducted from additional paid-in capital of RMCI (and not RHCI) on the effective date of the distribution.

  RMCI is governed by a board of directors which is substantially the same as RHCI's board of directors. At June 30, 1996, total net cash advances made by RHCI to or on behalf of RMCI, including for purposes of partially funding acquisitions and for working capital and other corporate purposes, totalled $8,207,000. Of this amount, $6,000,000 is represented by an unsecured, interest-bearing (8%), subordinated promissory note due

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES from RMCI and issued on October 25, 1994. The remaining amount, which is also unsecured, includes $360,000 of accrued interest on the promissory note since October 1, 1995 and $1,847,000 (of which approximately $1,600,000 was outstanding on the distribution date) of additional amounts paid by RHCI on behalf of RMCI or charges by RHCI to RMCI for certain administrative services. Of the $6,000,000 due on the promissory note, approximately $1,412,000 is due on or before June 30, 1997 and the remainder is payable in 13 quarterly installments of approximately $353,000, beginning September 30, 1997. RHCI has agreed that the payment of interest on the promissory note for the period October 1, 1995 through June 30, 1996, as well as the $1,847,000 of additional amounts owed, will not be required until after July 1, 1997, all on terms and conditions to be mutually agreed to by RHCI and RMCI. During fiscal 1996 and 1995, total income recorded on amounts advanced to RMCI were approximately $600,000 and $110,000, respectively.

  On October 1, 1996, RHCI and RMCI entered into the Merger Agreement providing for the acquisition of RMCI by RHCI. Upon consummation of the Merger, in exchange for all of the outstanding shares of RMCI Common Stock and RMCI Series 1996 Preferred Stock, the Company will issue approximately 2,130,000 shares of RHCI Common Stock and 100,000 shares of RHCI Series 1996 Preferred Stock, which will be convertible into 1,000,000 shares of RHCI Common Stock. In addition, following the Merger, all amounts owed by RMCI to RHCI will become an intercompany payable and receivable between RMCI and RHCI, respectively. The merger is subject to approval by the shareholders of each company, the receipt of lender, governmental and other consents and the declaration of effectiveness by the Securities and Exchange Commission of a registration statement to be filed by RHCI. Subject to the satisfaction of these conditions, it is expected that the Merger will be consummated in March, 1997.

  At June 30, 1996, Ramsay Holdings HSA Limited owns approximately 17.5% of the outstanding RHCI Common Stock and 50% of the outstanding RHCI Series C Preferred Stock. Paul Ramsay Holdings Pty. Limited ("Pty. Limited") owns approximately 3.4% of the outstanding RHCI Common Stock and the remaining 50% of the outstanding RHCI Series C Preferred Stock.

  In October 1995 and August 1996, Pty. Limited, a corporate affiliate of Paul
J. Ramsay, the Chairman of the Board of RHCI, acquired through private placements 275,863 shares and 275,546 shares, respectively, of RHCI Common Stock at a price of $3.625 and $2.75 per share, respectively. Of the total shares acquired in October 1995, 121,363 were issued for cash and 154,500 were issued for management fees due during the remainder of fiscal 1996 under RHCI's management agreement with another corporate affiliate (the "Management Fee Affiliate") of Mr. Ramsay. The shares acquired in August 1996 were issued for management fees due under the management agreement during fiscal 1997. With the issuance of the additional shares, the voting interest in RHCI held by Mr. Ramsay increased to approximately 34.8%.

  On September 10, 1996, RHCI entered into a letter agreement with the Management Fee Affiliate and Pty. Limited which terminates the management agreement effective July 1, 1997. In consideration for this termination, RHCI issued warrants to Pty. Limited to purchase 250,000 shares of RHCI Common Stock at an exercise price of $2.63 per share. These warrants are fully exercisable as of September 10, 1996 and expire on September 10, 2006.

  During the years ended June 30, 1996, 1995 and 1994, pursuant to the management agreement, RHCI incurred management fee expenses of $737,000, $716,000 and $698,000, respectively.

3. IMPAIRMENT OF ASSETS

  In the fourth quarter of fiscal 1995, the Company elected to adopt early the provisions of Statement 121. Statement 121 requires that a new cost basis be established for impaired assets (within the meaning of Statement

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

121) based on the fair value of the assets as of the date the assets are determined to be impaired, and that previously recorded accumulated depreciation related to the impaired assets be eliminated.

  As required by Statement 121, RHCI periodically reviews the long-lived assets (land, buildings, fixed equipment and related cost in excess of net asset value of purchased businesses) of each of its inpatient facilities to determine if the carrying value of these assets is recoverable, based on the future cash flows expected from the assets. Based on this review, RHCI determined that the carrying value of certain long-lived assets was impaired (within the meaning of Statement 121) at June 30, 1996 and 1995 due to declines in the operating performance of the facilities. The amount of the impairment, calculated as the excess of carrying value of the long-lived assets over the fair value of the assets (estimated using discounted future cash flows expected from the assets), totalled approximately $4,000,000 ($3,400,000 after tax) and $20,300,000 ($11,400,000 after tax) at June 30,
1996 and 1995, respectively. In accordance with Statement 121, the facilities' carrying amount of cost in excess of net asset value of purchased businesses, totalling $3,800,000 in 1995 (zero in 1996), was written off prior to recording an impairment to the carrying amount of property and equipment.

  In 1996 and in 1995, RHCI recorded additional asset impairment charges totalling approximately $1,500,000 related to its investments in other healthcare enterprises. The amount of the impairment charges was based on an assessment of the future expected cash flows to be realized by RHCI from these enterprises.

4. CONTINGENCIES AND LOSSES RELATED TO ASSET SALES AND CLOSED BUSINESSES

  Primarily in the fourth quarter of fiscal 1996, RHCI recorded losses totalling approximately $4,500,000 related to additional asset write-downs, cost report settlements and other adjustments related to businesses which closed at various times prior to fiscal 1996, a reserve for disproportionate share payments which the State of Louisiana has contended were improperly paid to two of RHCI's Louisiana facilities in fiscal 1995 and 1994, and lease commitments and other costs incurred in connection with RHCI's decision to relocate its corporate headquarters.

  During fiscal 1996, the State of Louisiana requested repayment of disproportionate share payments received by two of RHCI's Louisiana facilities in fiscal years 1995 and 1994 totalling approximately $5,000,000. The repayment requests related to a) alleged overpayments made to Three Rivers Hospital because the State believed Three Rivers' actual annual inpatient volume was less than its projection of annual inpatient volume made at the beginning of its 1994 cost reporting year and b) alleged improper teaching hospital payments made to Three Rivers Hospital and Bayou Oaks Hospital because the State believed these facilities were not qualifying teaching hospitals at the time these payments were made. RHCI believes that certain of the calculations which support the States calculation of annual inpatient volume in 1994 are in error and that other relevant factors affecting the States calculation have not been considered. Further, RHCI believes that, based on its understanding of the rules and regulations in place at the time the teaching hospital payments were made, payments received as a result of the teaching classification were appropriate.

  On the basis of discussions to date between RHCI and the State, RHCI believes that this matter may be settled for an amount significantly less than the States initial requests. Any settlement of this matter will be contingent upon the execution of settlement documentation, the terms of which have not been agreed upon. Further, there can be no assurance that RHCI and the State will agree on a settlement amount or the terms and conditions of settlement documentation. RHCI intends to vigorously contest any position by the State of Louisiana which RHCI considers adverse and believes that adequate provision has been made at June 30, 1996 for the estimated amount which might be recovered from RHCI as a result of this matter. This amount is classified as a current liability in RHCI's balance sheet at June 30, 1996.

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

  During the third quarter of fiscal 1995, RHCI recorded a $3,600,000 loss in connection with the sale and leaseback of two inpatient facilities and a $400,000 loss in connection with the sale of real estate. In addition, RHCI closed certain outpatient operations during fiscal 1995, incurred additional losses in 1995 on outpatient operations closed in fiscal 1994, and closed Three Rivers Hospital on June 30, 1995. Losses recorded in 1995 as a result of these closures totalled approximately $1,500,000.

  During the fourth quarter of fiscal 1994, RHCI terminated its plan to develop additional outpatient treatment centers and closed or made the decision to close certain of these centers already in operation. The losses associated with these actions, which totalled approximately $1.3 million, were offset by a $500,000 gain recognized on the sale of RHCI's Atlantic Shores Hospital facility.

5. LONG-TERM DEBT

  RHCI's long-term debt is as follows:

                                             JUNE 30,
                                      -----------------------
                                         1995        1996     DECEMBER 31, 1996
                                      ----------- ----------- -----------------
                                                                 (UNAUDITED)
11.6% senior secured notes due in
 semi-annual installments through
 March 31, 2000.....................  $34,169,000 $34,169,000    $31,075,000
Variable rate revenue bonds through
 2015...............................   20,200,000  19,400,000     18,600,000
15.6% subordinated secured notes due
 in semi-annual installments through
 March 31, 2000.....................    2,308,000   1,846,000      1,615,000
Capital lease obligation............      919,000         --             --
Working capital facility............    1,500,000         --             --
Other...............................      303,000     189,000        211,000
                                      ----------- -----------    -----------
                                       59,399,000  55,604,000     51,501,000
Less amounts due within one year....    3,831,000  10,940,000     11,970,000
                                      ----------- -----------    -----------
                                      $55,568,000 $44,664,000    $39,531,000
                                      =========== ===========    ===========

  The aggregate scheduled maturities of long-term debt during the five years subsequent to June 30, 1996 are as follows: 1997--$10,940,000; 1998--
$8,260,000; 1999--$10,343,000; 2000--$12,462,000; and 2001--$800,000.

  RHCI has pledged substantially all of its real property as collateral on RHCI's long-term debt.

  In 1984 and 1985, RHCI entered into loan agreements with various state and local governmental agencies for the purpose of financing or providing reimbursement for the construction costs of certain of RHCI's psychiatric hospitals. Each state governmental agency funded its loan with proceeds of tax-exempt variable rate demand revenue bonds in the same amount as its loan. These loans, which generally have a term of 30 years, have an outstanding balance at June 30, 1996 of $19,400,000. The interest rates on the loans are the same as the applicable revenue bonds and ranged from 3.4% to 6.6% at June 30, 1996. RHCI is required to maintain an irrevocable standby letter of credit for each bond in an amount equal to the total principal payments due under the bond, plus approximately one quarter's interest. Such letters of credit are provided in a credit facility with a group of banks finalized in May 1993 (the "1993 Credit Facility"). The 1993 Credit Facility provides that, prior to the expiration of the letters of credit on August 15, 1997, the revenue bonds could be redeemed by RHCI through drawings under each letter of credit. RHCI has the ability and intends to exercise its rights under the 1993 Credit Facility (if the letters of credit are not further extended beyond August 15, 1997) and would convert these drawings into loans, the terms of which would require repayment 366 days from the date of the conversions and which would bear interest, at RHCI's option, at either a rate per annum equal to (i) the prime rate of its principal lender plus an incremental interest rate of 1% per annum or (ii) the LIBOR adjusted rate plus an incremental interest rate of 2 3/4% per annum. These loans would be collateralized by certain of RHCI's facilities

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES which are currently collateralizing the revenue bonds. Because the terms of this alternative source of financing do not require repayment within one year, RHCI classifies the noncurrent portion of the amounts due under the revenue bonds as long-term debt in the accompanying financial statements.

  The 1993 Credit Facility originally included approximately $27,500,000 in letters of credit and $4,000,000 in a working capital facility. Due to principal payments and the redemption of the variable rate revenue bonds associated with the sale of a facility in 1994, the letters of credit outstanding at June 30, 1996 totalled $20,300,000. In addition, RHCI fully paid down and terminated its working capital facility with its bank group in December 1995.

  In September 1995, and again in August 1996, RHCI and banks supporting the 1993 Credit Facility agreed to terms which extended the expiration date of the underlying letters of credit from May 15, 1996 to February 15, 1997 and from February 15, 1997 to August 15, 1997, respectively. In connection with the initial extension, RHCI agreed to reduce the bank groups exposure under the 1993 Credit Facility by an additional $3 million on or before July 1, 1996. This requirement was extended by the bank group to December 31, 1996 as part of the August 1996 extension. On January 2, 1997, this requirement was satisfied when RHCI fully redeemed, with a $2,900,000 (unaudited) principal payment, one of the outstanding variable rate revenue bonds supported by the 1993 Credit Facility.

  On April 30, 1990, RHCI entered into credit facilities (the "1990 Credit Facilities") with a group of insurance companies and banks. The 1990 Credit Facilities included $56,500,000 in senior secured notes and $3,000,000 in subordinated secured notes. The senior secured notes bear interest at 11.6% and require a principal payment of $3,093,250 on September 30, 1996, semi-annual principal payments of $3,531,250 from March 31, 1997 through September 30, 1998 and semi-annual principal payments of $5,650,000 from March 31, 1999 through March 31, 2000. The subordinated secured notes bear interest at 15.6% and are due in semi-annual installments of $230,769 that began on March 31, 1994 and end on March 31, 2000. In connection with a $7,500,000 prepayment of principal on the senior secured notes in May 1995, RHCI wrote down a proportionate amount of unamortized loan costs related to the senior secured notes, totalling $229,000, and incurred a yield maintenance charge from the holders of the senior secured notes, totalling $234,000. These amounts, net of an applicable income tax benefit of $206,000, are reported as a loss from early extinguishment of debt in the 1995 statement of operations.

  Under the 1993 and 1990 Credit Facilities, RHCI is required to meet certain covenants, including: (1) the maintenance of a minimum level of consolidated tangible net worth; (2) the maintenance of a working capital ratio; and (3) the maintenance of certain fixed charge coverage and debt service ratios. From time to time, the lenders under the 1993 and 1990 Credit Facilities have agreed to waive or otherwise adjust certain of these ratios and levels. In connection with these waivers and adjustments, RHCI pays additional fees and expenses. Effective June 30, 1996, pursuant to waiver agreements, RHCI obtained from its lenders under the 1993 and 1990 Credit Facilities, modifications to certain of its debt covenants through June 30, 1997. In connection with these waiver agreements, RHCI agreed to provide its Hillcrest Hospital facility and related assets as additional collateral to the lenders and agreed not to pay future cash dividends in respect of its Series C Preferred Stock. Based on RHCI's projected operating results, RHCI believes its debt covenant requirements, as set forth in these waiver agreements for periods through June 30, 1997, or the original debt agreements for periods from July 1, 1997 through June 30, 1998, will be achieved. At June 30, 1996 and December 31, 1996 (unaudited) RHCI was in compliance with its debt covenant requirements.

6. OPERATING LEASES

  In April 1995, RHCI sold and leased back the land, buildings and fixed equipment of two of its inpatient facilities. The leases have a primary term of 15 years (with three successive renewal options of 5 years each) and currently require aggregate annual minimum rentals of $1.58 million, payable monthly. Effective April 1 of each year, the lease payments are subject to any upward adjustment (not to exceed 3% annually) in the consumer

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES price index over the preceding twelve months. Effective April 1995, RHCI agreed to lease an 80-bed facility near Salt Lake City, Utah for four years, with an option to renew for an additional three years. The lease requires annual base rental payments of $456,000, payable monthly, and percentage rental payments equal to 2% of the net revenues of the facility, payable quarterly. RHCI leases office space for various other purposes over terms ranging from one to five years. Rent expense related to noncancellable operating leases amounted to $3,269,000, $2,718,000 and $2,052,000 for the years ended June 30, 1996, 1995 and 1994, respectively.

  Future minimum lease payments required under noncancellable operating leases as of June 30, 1996 are as follows: 1997--$2,993,000; 1998--$2,699,000; 1999--
$2,464,000; 2000--$1,783,000; 2001--$1,770,000; and thereafter--$14,520,000.

7. STOCKHOLDERS EQUITY

  The Certificate of Incorporation of RHCI, as amended, authorizes the issuance of 20,000,000 shares of RHCI Common Stock, $.01 par value, 800,000 shares of Class A Preferred Stock, $1.00 par value, and 1,000,000 shares of Class B Preferred Stock, $1.00 par value, of which 333,333 shares have been designated as Class B Preferred Stock, Series 1987, $1.00 par value, and 152,321 shares have been designated as the RHCI Series C Preferred Stock.

  Outstanding capital stock at June 30, 1996 included 8,605,108 shares of RHCI Common Stock, of which 581,550 shares are held in treasury, and 142,486 shares of RHCI Series C Preferred Stock. The shares of RHCI Series C Preferred Stock were issued in June 1993 in connection with a recapitalization of the interests of Paul J. Ramsay, RHCI's chairman. The shares are entitled to cumulative dividends at a rate of 5% per annum, payable quarterly in arrears, and to a liquidation preference of $50.84 per share under certain circumstances. The shares are convertible into that number of fully paid and nonassessable shares of RHCI Common Stock that results from dividing the conversion price in effect at conversion into $50.84 and multiplying the quotient obtained by the number of shares of RHCI Series C Preferred Stock being converted. The current conversion price is $5.084 per share. Each share of RHCI Series C Preferred Stock is entitled to ten (10) votes on all matters put to a vote of the shareholders of RHCI and otherwise has voting rights and powers equal to the voting rights and powers of the RHCI Common Stock.

  The RHCI Board has adopted a Stockholders Rights Plan, under which RHCI distributed a dividend of one common share purchase right for each outstanding share of RHCI Common Stock (calculated as if all outstanding shares of RHCI Series C Preferred Stock were converted into shares of RHCI Common Stock). Each right becomes exercisable upon the occurrence of certain events for a number of shares of RHCI Common Stock having a market price totalling $24 (subject to certain anti-dilution adjustments which may occur in the future). The rights currently are not exercisable and will be exercisable only if a new person acquires 20% or more of RHCI's Common Stock or announces a tender offer resulting in ownership of 20% or more of RHCI's Common Stock. The rights, which expire on August 14, 2005, are redeemable in whole or in part at RHCI's option at any time before a 20% or greater position has been acquired, for a price of $.01 per right.

  RHCI's credit documents governing its credit facilities include provisions which prohibit the payment of dividends unless the sum of (i) all dividends, redemptions and all other distributions in respect of its capital stock and
(ii) all restricted investments (as defined) during the applicable fiscal year would not exceed an amount equal to 50% of the consolidated net income of RHCI for the immediately preceding fiscal year and provided that, at the time of such dividend and after giving effect thereto, certain specified financial ratio covenants would not be violated and no other default or event of default would occur. Further, in connection with waivers received from RHCI's lenders under the 1993 and 1990 Credit Facilities as of June 30, 1996, RHCI agreed not to pay future cash dividends in respect of its RHCI Series C Preferred Stock. Prior to this time, RHCI's credit facilities permitted the payment of regular fixed dividends on the RHCI Series C Preferred Stock, provided that such

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES dividends did not exceed $387,200 in each 12-month period and provided that no event of default existed or occurred as a result of such payment.

8. OPTIONS AND WARRANTS

  RHCI's stock option plans provide for options to various key employees and non-employee directors to purchase shares of RHCI Common Stock at no less than the fair market value of the stock on the date of grant. RHCI Options granted become exercisable in varying increments including (a) 100% one year after the date of grant, (b) 50% each year beginning one year after the date of grant and (c) 33% each year beginning on the date of grant. RHCI options issued to employees and directors are subject to anti-dilution adjustments and generally expire the earlier of 10 years after the date of grant or 60 days after the employee's termination date or the director's resignation date. At June 30, 1996, the weighted average remaining life of all outstanding options was seven years.

  During 1996, in connection with a repricing opportunity authorized by RHCI Board on November 10, 1995, approximately 1,500,000 options were voluntarily repriced by the optionholders. Under the repricing opportunity, the exercise prices of the holders outstanding options were reduced to $2.50 per share, the closing price for the RHCI Common Stock on the NASDAQ National Market System on November 10, 1995. The repriced options are not exercisable until the closing price for the RHCI Common Stock, as quoted on the NASDAQ National Market System, equals or exceeds $7.00 per share for at least 15 trading days, which need not be consecutive, subsequent to November 10, 1995. The closing price for the RHCI Common Stock has not exceeded $7.00 per share since November 10, 1995 and, therefore, none of the repriced options were exercisable at June 30, 1996.

  At June 30, 1996, there were no shares available for grant under the 1990 Stock Option Plan and 79,057, 64,802 and 178,142 shares available for grant under the 1991, 1993 and 1995 Stock Option Plans, respectively. The table below summarizes the activity in the plans in fiscal years 1996, 1995 and 1994.

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

                                        1990 PLAN              1991 PLAN
                                  ---------------------- -----------------------
                                    NUMBER   PRICE RANGE   NUMBER    PRICE RANGE
                                  OF OPTIONS  PER SHARE  OF OPTIONS   PER SHARE
                                  ---------- ----------- ----------  -----------
Outstanding, July 1, 1993........   332,001  $      5.00 1,061,501   $5.00-$6.25
  Granted........................       --           --    173,000   $6.88-$7.88
  Canceled.......................       --           --    (33,991)  $5.00-$7.88
  Exercised......................   (38,332) $      5.00   (74,502)  $5.00-$5.31
                                   --------              ---------
Outstanding, June 30, 1994.......   293,669  $      5.00 1,126,008   $5.00-$7.88
  Granted........................       --           --        --            --
  Canceled.......................   (52,013) $      4.01   (66,885)  $4.25-$7.88
  Exercised......................   (31,999) $      5.00   (42,167)  $5.00-$5.31
  Effect of Distribution of
   Subsidiary....................    64,972                266,924
                                   --------              ---------
Outstanding, June 30, 1995.......   274,629  $4.01-$5.00 1,283,880   $3.75-$6.31
  Granted........................       --                     --
  Canceled/expired...............  (110,885) $      4.01   (39,736)  $4.01-$6.31
  Exercised......................       --                     --
                                   --------              ---------
Outstanding, June 30, 1996.......   163,744  $2.50-$4.01 1,244,144   $2.50-$6.31
                                   ========              =========
Exercisable, June 30, 1996.......    63,252                166,961
                                   ========              =========
Exercisable, June 30, 1995.......   274,629                909,390
                                   ========              =========
Exercisable, June 30, 1994.......   293,669                982,669
                                   ========              =========
                                        1993 PLAN              1995 PLAN
                                  ---------------------- -----------------------
                                    NUMBER   PRICE RANGE   NUMBER    PRICE RANGE
                                  OF OPTIONS  PER SHARE  OF OPTIONS   PER SHARE
                                  ---------- ----------- ----------  -----------
Outstanding, July 1, 1993........       --           --        --            --
  Granted........................   271,500  $6.88-$7.88       --            --
  Canceled.......................   (15,505) $      7.88       --            --
  Exercised......................       --           --        --            --
                                   --------
Outstanding, June 30, 1994.......   255,995  $6.88-$7.88       --            --
  Granted........................    65,000  $3.75-$6.63       --            --
  Canceled.......................  (101,037) $5.51-$7.88       --            --
  Exercised......................       --           --        --            --
  Effect of Distribution of
   Subsidiary....................    46,930                    --            --
                                   --------
Outstanding, June 30, 1995.......   266,888  $3.75-$6.31       --            --
  Granted........................   108,750  $      3.38   321,858   $2.50-$4.01
  Canceled.......................   (49,756) $2.50-$6.31       --            --
  Exercised......................    (3,000) $      3.38       --            --
                                   --------              ---------
Outstanding, June 30, 1996.......   322,882  $2.50-$6.31   321,858   $2.50-$4.01
                                   ========              =========
Exercisable, June 30, 1996.......    67,774                  4,161
                                   ========              =========
Exercisable, June 30, 1995.......   210,669                    --
                                   ========              =========
Exercisable, June 30, 1994.......     9,999                    N/A
                                   ========              =========

  On September 10, 1996, RHCI entered into an Exchange Agreement with a corporate affiliate of Paul J. Ramsay whereby Mr. Ramsay exchanged 476,070 options with an exercise price of $2.50 per share (pursuant to

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES the repricing opportunity discussed above), for warrants to purchase an aggregate of 500,000 shares for RHCI Common Stock at $2.75 per share. The warrants, which expire in June 2003, are not exercisable until the closing price for the RHCI Common Stock, as quoted on the NASDAQ National Market System, equals or exceeds $7.00 per share for at least 15 trading days, which need not be consecutive, subsequent to September 10, 1996. Most of the options exchanged were originally granted under the 1991 Plan.

  As part of the 1990 Credit Facilities, RHCI issued warrants to Aetna Life Insurance Company and Monumental Life Insurance Company to purchase an aggregate of 113,301 shares of the RHCI Common Stock at $9.61 per share. As a result of anti-dilution adjustments, at June 30, 1996, the purchase price is $6.43 per share and a total of 139,597 warrants are outstanding. These warrants are exercisable on or before March 31, 2000.

9. INCOME TAXES

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of RHCI's deferred tax liabilities and assets are as follows:

                                                               JUNE 30,
                                                        -----------------------
                                                           1995        1996
                                                        ----------- -----------
Deferred tax liabilities:
  Book basis of fixed assets over tax basis............ $ 4,023,000 $ 2,710,000
  Change in tax accounting methods.....................     685,000         --
  Economic performance.................................     316,000     237,000
                                                        ----------- -----------
    Total deferred tax liabilities.....................   5,024,000   2,947,000
Deferred Tax assets:
  Allowance for doubtful accounts......................     609,000   1,211,000
  General and professional liability insurance.........     635,000     899,000
  Accrued employee benefits............................     417,000     374,000
  Investment in nonconsolidated subsidiaries...........   1,401,000   1,644,000
  Impairment of investment.............................     568,000     677,000
  Other accrued liabilities............................         --    2,280,000
  Other................................................     356,000   1,307,000
  Net operating loss carryovers........................   8,146,000   8,962,000
  Alternative minimum tax credit carryovers............   1,544,000   1,544,000
                                                        ----------- -----------
    Total deferred tax assets..........................  13,676,000  18,898,000
Valuation allowance for deferred tax assets............         --   (4,412,000)
                                                        ----------- -----------
  Deferred tax assets, net of valuation allowance......  13,676,000  14,486,000
                                                        ----------- -----------
  Net deferred tax assets.............................. $ 8,652,000 $11,539,000
                                                        =========== ===========

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

  The provision (benefit) for income taxes consists of the following:

                                                 YEAR ENDED JUNE 30,
                                        ---------------------------------------
                                           1994          1995          1996
                                        -----------  ------------  ------------
Income taxes currently payable:
  Federal.............................  $   810,000  $        --   $        --
  State...............................      874,000       183,000           --
Deferred income taxes:
  Federal.............................   (1,196,000)  (12,154,000)   (2,577,000)
  State...............................        8,000    (1,430,000)     (310,000)
                                        -----------  ------------  ------------
                                        $   496,000  $(13,401,000) $ (2,887,000)
                                        ===========  ============  ============

  The provision (benefit) for income taxes is reported in the consolidated statements of operations as follows:

                                                 YEAR ENDED JUNE 30,
                                        ---------------------------------------
                                           1994          1995          1996
                                        -----------  ------------  ------------
Provision (benefit) for income taxes..  $   599,000  $(13,195,000) $ (2,887,000)
Income tax benefit from loss on early
 extinguishment of debt...............     (103,000)     (206,000)          --
                                        -----------  ------------  ------------
                                        $   496,000  $(13,401,000) $ (2,887,000)
                                        ===========  ============  ============

  The provision (benefit) for income taxes included in the consolidated statements of operations differs from the amounts computed by applying the statutory rate to income (loss) before income taxes, as follows:

                                                 YEAR ENDED JUNE 30,
                                        ---------------------------------------
                                           1994          1995          1996
                                        -----------  ------------  ------------
Income (loss) before income taxes,
 extraordinary items and cumulative
 effect of accounting change..........  $ 2,076,000  $(30,240,000) $(19,368,000)
Federal statutory income tax rate.....           34%           34%           34%
                                        -----------  ------------  ------------
                                            706,000   (10,282,000)   (6,585,000)
Benefit of net operating loss recog-
 nized................................     (921,000)   (2,503,000)          --
Increase in valuation allowance.......          --            --      4,412,000
Write-off of cost in excess of net
 asset value of purchased businesses..          --        956,000           --
Income tax benefit from loss on early
 extinguishment of debt...............     (103,000)     (206,000)          --
State income taxes....................      882,000    (1,247,000)     (310,000)
Other.................................      (68,000)     (119,000)     (404,000)
                                        -----------  ------------  ------------
                                        $   496,000  $(13,401,000) $ (2,887,000)
                                        ===========  ============  ============

  RHCI has net deferred tax assets of $11,539,000 and $8,652,000 at June 30, 1996 and 1995, respectively. In evaluating the need for a valuation allowance to reduce the deferred tax assets to the amount that is considered more likely than not to be realized, management has considered the effects of implementing tax planning strategies, consisting of the sales of certain appreciated property. RHCI's valuation allowance related to deferred tax assets was increased from zero at June 30, 1995 to $4,412,000 at June 30, 1996, based on increases in RHCI's deferred tax assets which are not considered realizable given the estimated effects of managements tax planning strategies.

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

  At June 30, 1996, net operating loss carryovers of approximately $23,600,000 (of which $17,600,000 expires from 2000 to 2003, $3,800,000 expires in 2010 and $2,200,000 expires in 2011) and alternative minimum tax credit carryovers of approximately $1,500,000 are available to reduce future federal income taxes, subject to certain annual limitations.

10. FAIR VALUES OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used by RHCI in estimating the fair values of its financial instruments:

  Cash and cash equivalents and cash held in trust: The carrying amount reported in the balance sheet for cash and cash equivalents and cash held in trust approximates its fair value.

  Receivable from affiliated company: It was not practicable to estimate the fair value of the receivable from affiliated company as the borrowing rate of the affiliate was not determinable. Management believes this receivable is not impaired at June 30, 1996 and 1995.

  Debt: The fair value of RHCI's senior secured and subordinated secured notes is estimated using discounted cash flow analyses, based on RHCI's estimated current incremental borrowing rate for similar types of borrowing arrangements. The carrying amounts of all other debt instruments approximate estimated fair value.

  The carrying amounts and estimated fair values of RHCI's financial instruments at June 30, 1996 and 1995 are as follows:

                                         1995                   1996
                                 ---------------------  ---------------------
                                  CARRYING     FAIR      CARRYING     FAIR
                                   AMOUNT     VALUE       AMOUNT     VALUE
                                 ---------- ----------  ---------- ----------
Cash and cash equivalents....... $9,044,000 $9,044,000  $7,605,000 $7,605,000
Cash held in trust..............  1,778,000  1,778,000     745,000    745,000
Receivable from affiliated
 company........................  7,495,000 (see above)  8,207,000 (see above)
Debt:
  Senior and subordinated
   notes........................ 36,477,000 38,226,000  36,015,000 36,904,000
  Other......................... 22,922,000 22,922,000  19,589,000 19,589,000

11. REIMBURSEMENT FROM THIRD-PARTY CONTRACTUAL AGENCIES

  RHCI records amounts due to or from third-party contractual agencies based on its best estimates of amounts to be ultimately received or paid under cost reports filed with the appropriate intermediaries. Final determination of amounts earned under contractual reimbursement programs is subject to review and audit by these intermediaries. Differences between amounts recorded as estimated settlements and the audited amounts are reflected as adjustments to net revenues in the period the final determination is made. During the years ended June 30, 1995 and 1994, RHCI recorded contractual reimbursement benefits of approximately $1,000,000 and $1,400,000, respectively, related to intermediary audits of prior year cost reports. During the year ended June 30, 1996, RHCI recorded contractual adjustment expenses of approximately $1,900,000 related to intermediary audits of prior year cost reports. As a result of this negative experience, RHCI recorded reserves in the fourth quarter of fiscal 1996 totalling $3,500,000 related to possible future adjustments of its cost report estimates by intermediaries. Management believes that adequate provision has been made for any adjustments that may result from future intermediary reviews and audits and is not aware of any claims, disputes or unsettled matters concerning third-party reimbursement that would have a material adverse effect on RHCI's financial statements.

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

  During the fiscal year ended June 30, 1996, RHCI derived approximately 70% of its net revenues from services provided to patients covered by various federal and state governmental programs. Management believes it is reasonably possible that the volume of patients or amount of reimbursement received under these programs could be curtailed, resulting in decreases in RHCI's net revenues.

12. SAVINGS PLAN

  RHCI has a 401(k) tax deferred savings plan, administered by an independent trustee, covering substantially all employees over age twenty-one meeting a one-year minimum service requirement. The plan was adopted for the purpose of supplementing employees' retirement, death and disability benefits. RHCI may, at its option, contribute to the plan through an Employer Matching Account, but is under no obligation to do so. An employee becomes vested in his Employer Matching Account over a four-year period.

  RHCI did not contribute to the plan in 1996 and 1995. In 1994, RHCI contributed $160,000 to the plan.

13. LITIGATION

  RHCI is subject to claims and suits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on RHCI's financial position, results of operations or liquidity. See Note 4.

14. ALLOWANCE FOR DOUBTFUL ACCOUNTS

  Activity in RHCI's allowance for doubtful accounts consists of the following:

                                                 YEAR ENDED JUNE 30,
                                         -------------------------------------
                                            1994         1995         1996
                                         -----------  -----------  -----------
Balance at beginning of year...........  $ 4,955,000  $ 3,925,000  $ 3,886,000
Provision for doubtful accounts........    5,846,000    5,086,000    5,805,000
Write-offs of uncollectible patient ac-
 counts receivable.....................   (6,876,000)  (5,125,000)  (5,118,000)
                                         -----------  -----------  -----------
Balance at end of year.................  $ 3,925,000  $ 3,886,000  $ 4,573,000
                                         ===========  ===========  ===========

15. SUPPLEMENTAL CASH FLOW INFORMATION

  RHCI's non-cash investing and financing activities and cash payments for interest and income taxes were as follows:

                                                     YEAR ENDED JUNE 30,
                                               --------------------------------
                                                  1994       1995       1996
                                               ---------- ---------- ----------
Distribution of subsidiary to stockholders...  $      --  $  904,000 $      --
Receivable from subsidiary distributed to
 stockholders................................         --   7,600,000        --
Issuance of debt in connection with acquisi-
 tions.......................................   3,500,000        --         --
Issuance of stock in lieu of cash payment for
 management and director fees................         --         --     600,000
Cash paid during the year for:
Interest (net of amount capitalized).........  $8,064,000 $6,518,000 $5,260,000
Income taxes.................................     398,000  1,231,000    249,000

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

16. QUARTERLY RESULTS OF OPERATIONS AND OTHER SUPPLEMENTAL INFORMATION
(UNAUDITED)

  Following is a summary of RHCI's quarterly results of operations for the years ended June 30, 1996 and 1995.

                                             QUARTER ENDED
                            --------------------------------------------------
                            SEPTEMBER 30  DECEMBER 31 MARCH 31(2)  JUNE 30(3)
                            ------------  ----------- -----------  -----------
1996
Net revenues..............  $29,129,000   $31,815,000 $31,888,000  $24,591,000
Income (loss) before in-
 come taxes...............     (631,000)    1,336,000   1,040,000  (21,113,000)
Net income (loss).........     (391,000)      835,000     638,000  (17,563,000)
Income (loss) per common
 and dilutive common
 equivalent share(1)
  Primary:
    Income (loss) per com-
     mon share............       $(0.06)       $ 0.09       $0.07       $(2.23)
                            ===========   =========== ===========  ===========
  Fully diluted:
    Income (loss) per com-
     mon share............       $(0.06)       $ 0.09       $0.07       $(2.23)
                            ===========   =========== ===========  ===========
1995
Net revenues..............  $35,823,000   $35,634,000 $33,547,000  $31,414,000
Income (loss) before in-
 come taxes and extraordi-
 nary items...............      939,000       613,000  (5,315,000) (26,477,000)
Income (loss) before ex-
 traordinary items........      588,000       437,000  (3,960,000) (14,110,000)
Net income (loss).........      588,000       437,000  (4,321,000) (14,006,000)
Income (loss) per common
 and dilutive common
 equivalent share(1)
  Primary:
    Before extraordinary
     items................        $0.06         $0.05      $(0.52)      $(1.83)
    Extraordinary items...          --            --        (0.05)        0.01
                            -----------   ----------- -----------  -----------
    Income (loss) per com-
     mon share............        $0.06         $0.05      $(0.57)      $(1.82)
                            ===========   =========== ===========  ===========
  Fully diluted:
    Before extraordinary
     items................        $0.06         $0.05      $(0.52)      $(1.83)
    Extraordinary items...          --            --        (0.05)        0.01
                            -----------   ----------- -----------  -----------
    Income (loss) per com-
     mon share............        $0.06         $0.05      $(0.57)      $(1.82)
                            ===========   =========== ===========  ===========

--------
(1) The quarterly earnings per share amounts may not equal the annual amounts due to changes in the average common and dilutive common equivalent shares outstanding during the year.
(2) As further described in Note 4, during the third quarter of fiscal 1995, RHCI recorded losses totalling $4.0 million ($2.9 million after estimated income tax benefit) related to a sale/leaseback transaction and the sale of real estate.
(3) As further described in Note 3, in the fourth quarter of fiscal 1996 and 1995, RHCI recorded asset impairment charges primarily related to the application of the principles of Statement 121 of $5.5 million ($4.7 million after estimated income tax benefit) and $21.8 million ($12.3 million after estimated income tax benefit), respectively. As further described in Notes 4 and 11, in the fourth quarter of fiscal 1996, RHCI recorded losses related to asset sales and closed businesses of approximately $4.5 million ($3.8 million after estimated income tax benefit) and contractual adjustment expenses related to cost report settlements/reserves of approximately $7 million ($6 million after estimated income tax benefit). Also, RHCI recorded additional asset write-downs/reserves of approximately $2.9 million ($2.4 million after estimated income tax benefit) in the fourth quarter of fiscal 1996.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Ramsay Managed Care, Inc.

  We have audited the accompanying consolidated balance sheet of Ramsay Managed Care, Inc. and subsidiaries as of June 30, 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the two years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ramsay Managed Care, Inc. and subsidiaries at June 30, 1996, and the consolidated results of their operations and their cash flows for each of the two years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Orlando, Florida
August 28, 1996, except for
 Note 16, as to which the date
 is October 21, 1996

                   RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                JUNE 30, 1996  DECEMBER 31, 1996
                                                -------------  -----------------
                                                                  (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................... $    228,000     $    198,000
  Accounts receivable, less allowance for
   doubtful accounts of $334,000 and $282,000
   (unaudited) at June 30, 1996 and December
   31, 1996, respectively......................      846,000        1,168,000
  Prepaid expenses.............................      382,000          217,000
  Other current assets.........................       37,000           27,000
  Current assets of discontinued operation.....    1,744,000        1,446,000
                                                ------------     ------------
Total current assets...........................    3,237,000        3,056,000
Other assets:
  Goodwill and other intangible assets.........    8,152,000        8,205,000
  Other noncurrent assets......................       60,000           75,000
  Other assets of discontinued operation.......    1,862,000        2,177,000
                                                ------------     ------------
Total other assets.............................   10,074,000       10,457,000
Property and equipment:
  Building and improvements....................      128,000          130,000
  Equipment, furniture and fixtures............    1,830,000        1,907,000
                                                ------------     ------------
                                                   1,958,000        2,037,000
Less accumulated depreciation..................    1,170,000        1,303,000
                                                ------------     ------------
                                                     788,000          734,000
                                                ------------     ------------
Total assets................................... $ 14,099,000     $ 14,247,000
                                                ============     ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable............................. $  1,397,000     $    985,000
  Accrued salaries and wages...................      641,000          668,000
  Hospital and medical claims payable..........    1,667,000        1,845,000
  Other current liabilities....................      959,000          506,000
  Line of credit and note payable..............    1,900,000        1,500,000
  Current portion of long-term debt............    2,334,000        2,873,000
  Current liabilities of discontinued opera-
   tion........................................    1,579,000        1,759,000
  Reserve for operating loss from discontinued
   operation...................................    1,830,000          172,000
                                                ------------     ------------
Total current liabilities......................   12,307,000       10,308,000
Due to affiliate...............................    1,851,000        2,789,000
Advances from affiliate........................    1,600,000        1,600,000
Deferred income taxes..........................      986,000        1,014,000
Long-term debt, less current portion...........    5,202,000        4,207,000
Stockholders' deficit
  Convertible preferred stock, $.01 par value,
   authorized 1,000,000 shares; issued 100,000
   shares at December 31, 1996 (unaudited).....          --         3,000,000
  Common stock, $.01 par value: Authorized
   shares--20,000,000; Issued shares--6,397,304
   at June 30, 1996 and 6,408,315 (unaudited)
   shares at December 31, 1996.................       64,000           64,000
  Additional paid-in capital...................    7,095,000        7,102,000
  Accumulated deficit..........................  (15,006,000)     (15,837,000)
                                                ------------     ------------
Total stockholders' deficit....................   (7,847,000)      (5,671,000)
                                                ------------     ------------
Total liabilities and stockholders' deficit.... $ 14,099,000     $ 14,247,000
                                                ============     ============

                            See accompanying notes.

                   RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          SIX MONTHS ENDED
                              YEAR ENDED JUNE 30,           DECEMBER 31,
                            -------------------------  ------------------------
                               1995          1996         1995         1996
                            -----------  ------------  -----------  -----------
                                                             (UNAUDITED)
Revenues:
  Managed care revenue....  $14,898,000  $ 19,430,000  $ 9,118,000  $10,271,000
  Clinical fee for service
   and other revenue......    1,247,000     2,172,000      880,000    1,350,000
                            -----------  ------------  -----------  -----------
Total revenues............   16,145,000    21,602,000    9,998,000   11,621,000
Operating expenses:
  Contracted provider
   services...............    5,149,000     8,088,000    3,522,000    4,308,000
  Salaries, wages and ben-
   efits..................    6,882,000     8,743,000    4,516,000    4,655,000
  Management fees charged
   by related companies...      284,000       406,000      132,000      176,000
  General and administra-
   tive expenses..........    3,215,000     5,846,000    2,282,000    2,184,000
  Goodwill write-down.....          --      1,929,000          --           --
  Depreciation and amorti-
   zation.................    1,244,000     1,323,000      629,000      695,000
  Interest................      334,000       685,000      390,000      434,000
  Listing and stock dis-
   tribution expenses.....      724,000           --           --           --
                            -----------  ------------  -----------  -----------
Total operating expenses..   17,832,000    27,020,000   11,471,000   12,452,000
Loss from continuing
 operations before income
 taxes....................   (1,687,000)   (5,418,000)  (1,473,000)    (831,000)
Income tax benefit........     (192,000)          --           --           --
                            -----------  ------------  -----------  -----------
Loss from continuing oper-
 ations...................   (1,495,000)   (5,418,000)  (1,473,000)    (831,000)
Discontinued operation:
  Loss from operations of
   discontinued HMO
   operation..............      (76,000)   (3,149,000)    (713,000)         --
  Loss on disposal of HMO
   operation, including
   provision of $1,830,000
   for operating losses
   during phaseout
   period.................          --     (4,927,000)         --           --
                            -----------  ------------  -----------  -----------
  Loss from discontinued
   operation..............      (76,000)   (8,076,000)    (713,000)         --
                            -----------  ------------  -----------  -----------
Net loss..................  $(1,571,000) $(13,494,000) $(2,186,000) $  (831,000)
                            ===========  ============  ===========  ===========
Loss per common share from
 continuing operations....  $     (0.39) $       (.85) $     (0.23) $     (0.13)
Loss per common share from
 discontinued operation...        (0.02)        (1.27)       (0.11)        0.00
                            -----------  ------------  -----------  -----------
Loss per common share.....  $     (0.41) $      (2.12) $     (0.34) $     (0.13)
                            ===========  ============  ===========  ===========
Weighted average number of
 shares outstanding.......    3,789,000     6,378,000    6,370,909    6,397,304
                            ===========  ============  ===========  ===========

                            See accompanying notes.

                   RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                            CLASS A                                                                 TOTAL
                          CONVERTIBLE CONVERTIBLE         ADDITIONAL                RETAINED    STOCKHOLDERS'
                           PREFERRED   PREFERRED  COMMON   PAID-IN       NOTE       EARNINGS       EQUITY
                             STOCK       STOCK     STOCK   CAPITAL    RECEIVABLE   (DEFICIT)      (DEFICIT)
                          ----------- ----------- ------- ----------  ----------  ------------  -------------
Balance at July 1,
 1994...................    $ 1,000          --   $21,000 $1,104,000  $     --    $     68,000  $  1,194,000
 Dividend paid on 71,092
  shares of Class A con-
  vertible preferred
  stock.................        --           --       --         --         --          (9,000)       (9,000)
 Conversion of 71,092
  shares of Class A con-
  vertible preferred
  stock.................     (1,000)         --     4,000     (3,000)       --             --            --
 Issuance of 1,500,000
  shares of common stock
  to Paul Ramsay
  Hospitals Pty,
  Limited, net of
  expenses of $281,000..        --           --    15,000  2,704,000        --             --      2,719,000
 Issuance of 160,000
  shares of common stock
  to three officers of
  the Company, net of
  expenses of $19,000...        --           --     2,000    299,000   (148,000)           --        153,000
 Issuance of 1,250,000
  shares of common stock
  to Paul Ramsay
  Hospitals Pty.
  Limited, net of
  expenses of $225,000..        --           --    12,000  2,263,000        --             --      2,275,000
 Issuance of 960,913
  shares of common stock
  in relation to fully
  subscribed Rights Is-
  sue, net of expenses
  of $886,000...........        --           --    10,000  1,026,000   (213,000)           --        823,000
 Net loss...............        --           --       --         --         --      (1,571,000)   (1,571,000)
Balance at June 30, 1995
 .......................        --           --    64,000  7,393,000   (361,000)    (1,512,000)    5,584,000
 Issuance of 20,563
  shares of common stock
  under RMCI employee
  stock purchase plan...        --           --       --      32,000        --             --         32,000
 Exercise of options....        --           --       --      12,000        --             --         12,000
 Payment of note receiv-
  able..................        --           --       --         --      19,000            --         19,000
 Allowance for
  uncollectible note
  receivable............        --           --       --    (342,000)   342,000            --            --
 Net loss...............        --           --       --         --         --     (13,494,000)  (13,494,000)
Balance at June 30,
 1996...................        --           --    64,000  7,095,000        --     (15,006,000)   (7,847,000)
 Issuance of 100,000
  shares of convertible
  preferred stock
  (unaudited)...........        --    $3,000,000      --         --         --             --      3,000,000
 Issuance of 11,011
  shares of common stock
  under RMCI employee
  stock purchase plan
  (unaudited)...........        --           --       --       7,000        --             --          7,000
 Net loss (unaudited)...        --           --       --         --         --        (831,000)     (831,000)
Balance at December 31,
 1996 (unaudited).......    $   --    $3,000,000  $64,000 $7,102,000  $     --    $(15,837,000) $ (5,671,000)

                            See accompanying notes.

                   RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          SIX MONTHS ENDED
                               YEAR ENDED JUNE 30,          DECEMBER 31,
                             ------------------------  -----------------------
                                1995         1996         1995         1996
                             -----------  -----------  -----------  ----------
                                                            (UNAUDITED)
CASH FLOWS FROM CONTINUING
 OPERATING ACTIVITIES:
Net loss from continuing
 operations................  $(1,495,000) $(5,418,000) $(1,473,000) $ (831,000)
Adjustments to reconcile
 net loss from continuing
 operations to net cash
 (used in) provided by
 operating activities:
Depreciation and
 amortization..............  $ 1,244,000    1,323,000      629,000     695,000
Loss on disposal of
 property and equipment....       24,000       23,000          --          --
Goodwill write-down........          --     1,929,000          --          --
Write-down of deferred
 costs.....................          --       364,000          --          --
Other......................       19,000          --        43,000      13,000
Cash flows from (increase)
 decrease in operating
 assets:
  Accounts receivable,
   net.....................     (554,000)      79,000       55,000    (322,000)
  Prepaid expenses.........      (37,000)    (315,000)    (364,000)    165,000
  Other current assets.....     (461,000)     679,000      503,000      10,000
Cash flows from increase
 (decrease) in operating
 liabilities:
  Accounts payable.........    1,992,000     (921,000)  (1,530,000)   (412,000)
  Accrued salaries, wages
   and other liabilities...      (95,000)    (136,000)     253,000      27,000
  Hospital and medical
   claims payable..........      536,000      777,000      525,000     178,000
  Due to related party.....    1,441,000   (1,441,000)     227,000     938,000
  Other current liabili-
   ties....................          --       959,000     (114,000)   (398,000)
                             -----------  -----------  -----------  ----------
  Total adjustments........    4,109,000    3,320,000      227,000     894,000
                             -----------  -----------  -----------  ----------
  Net cash (used in)
   provided by continuing
   operations activities...    2,614,000   (2,098,000)  (1,246,000)     63,000
CASH FLOWS FROM
 DISCONTINUED OPERATION
Net loss from discontinued
 operation.................      (76,000)  (8,076,000)    (713,000)        --
Adjustments to reconcile
 net loss from discontinued
 operation to net cash used
 in discontinued operation:
  Loss on disposition of
   discontinued operation..          --     4,927,000          --          --
  Depreciation and amorti-
   zation..................          --       724,000       57,000         --
  (Increase) decrease in
   current assets of
   discontinued operation..     (907,000)    (836,000)      45,000     298,000
  Increase in other assets
   of discontinued opera-
   tion....................   (2,930,000)  (2,765,000)    (875,000)   (315,000)
  Increase in current
   liabilities of
   discontinued operation..      218,000    1,361,000      299,000     180,000
  Decrease in reserve for
   operating loss from
   discontinued operation..          --           --           --   (1,658,000)
                             -----------  -----------  -----------  ----------
  Total adjustments........   (3,619,000)   3,411,000     (474,000) (1,495,000)
                             -----------  -----------  -----------  ----------
  Net cash used in discon-
   tinued operation........   (3,695,000)  (4,665,000)  (1,187,000) (1,495,000)

                            See accompanying notes.

                   RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

                                                          SIX MONTHS ENDED
                               YEAR ENDED JUNE 30,          DECEMBER 31,
                             ------------------------  -----------------------
                                1995         1996         1995         1996
                             -----------  -----------  -----------  ----------
                                                            (UNAUDITED)
CASH FLOWS FROM INVESTING
 ACTIVITIES
Expenditures for property
 and equipment.............     (610,000)    (250,000)    (152,000)    (79,000)
Sale of interest in
 partnerships..............      325,000          --           --          --
Acquisitions of businesses,
 net of cash acquired......     (450,000)    (426,000)         --          --
Goodwill, preopening and
 development costs.........     (466,000)    (300,000)    (167,000)   (615,000)
Other noncurrent assets....          --       220,000       57,000         --
                             -----------  -----------  -----------  ----------
Net cash used in investing
 activities................   (1,201,000)    (756,000)    (262,000)   (694,000)
CASH FLOWS FROM FINANCING
 ACTIVITIES
Advances from affiliate....      119,000    3,451,000          --    2,400,000
Payment on debt............   (2,728,000)    (985,000)    (299,000)   (856,000)
Repayment on note
 receivable to purchase
 common stock..............          --           --        10,000         --
Issuance of common stock,
 net.......................    5,970,000       63,000          --        7,000
Issuance of preferred
 stock.....................          --           --           --      545,000
Loan costs related to
 refinancing...............     (243,000)         --           --          --
Issuance of debt...........    1,845,000    1,723,000          --          --
Other......................       51,000          --           --          --
                             -----------  -----------  -----------  ----------
Net cash provided by (used
 in) financing activities..    5,014,000    4,252,000     (289,000)  2,096,000
Net (decrease) increase in
 cash and cash
 equivalents...............    2,732,000   (3,267,000)  (2,984,000)    (30,000)
Cash and cash equivalents
 at beginning of period....      763,000    3,495,000    3,495,000     228,000
                             -----------  -----------  -----------  ----------
Cash and cash equivalents
 at end of period..........  $ 3,495,000  $   228,000  $   511,000  $  198,000
                             ===========  ===========  ===========  ==========
SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION
Cash paid (received) during
 the year for:
  Interest.................  $   222,000  $   400,000  $   258,000  $  165,000
                             ===========  ===========  ===========  ==========
  Income taxes.............  $   129,000  $    41,000  $  (125,000) $ (172,000)
                             ===========  ===========  ===========  ==========


                            See accompanying notes.

                  RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 1996

(Information pertaining to the six months ended December 31, 1995 and 1996 and subsequent to December 31, 1996 is unaudited.)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  Ramsay Managed Care, Inc. ("RMCI") was incorporated on July 21, 1993; however, substantial operations did not commence until October 29, 1993 when RMCI acquired the stock of Florida Psychiatric Management, Inc. ("FPM") (see
Note 3). Prior to April 24, 1995, RMCI was a wholly owned subsidiary of Ramsay Health Care, Inc. (RHCI). On April 24, 1995, RHCI distributed its stockholdings in RMCI to its stockholders as a dividend. A major stockholder and chairman of RMCI is also a major stockholder in RHCI. RMCI has significant interaction with RHCI. (See Notes 5 and 11).

  The consolidated financial statements include the accounts of RMCI and its majority-owned subsidiaries (collectively, RMCI). All significant intercompany accounts and transactions have been eliminated in consolidation.

  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and
Item 310(b)(2) of Regulation S-B. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation of the interim information are, unless otherwise discussed in these footnotes, of a normal recurring nature and have been included. RMCI's business is seasonal in nature and subject to general economic conditions and other factors. Accordingly, operating results for the six months ended December 31, 1996 are not necessarily indicative of the results that may be expected for the year.

 Industry

  RMCI's business consists of (i) behavioral healthcare services, through which it manages and provides the delivery of mental health and substance abuse services given by both independent and affiliated providers on behalf of its clients-insurance carriers, health maintenance organizations ("HMO") and self-insured employers and (ii) HMO services through which it manages and provides prepaid health services to its members. RMCI's first HMO began operations in June 1995. In June 1996, RMCI adopted a formal plan to sell its HMO operations.

 Concentrations of Credit Risk

  RMCI provides services to self-insured patients without requiring collateral. Exposure to losses on receivables is principally dependent on each patient's financial condition. RMCI monitors its exposure for credit losses and maintains allowances for anticipated losses.

 Use of Estimates

  The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

                  RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

 Cash Equivalents

  Cash equivalents include short-term, highly liquid interest-bearing investments with a maturity of 90 days or less at the date of acquisition and consist primarily of money market deposits.

 Financial Instruments

  The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximate fair value as of June 30, 1996.

 Minimum Liquidity Requirements

  RMCI is required under the regulations of the states in which it operates an HMO to maintain minimum liquidity requirements. Such amounts are included in the accompanying balance sheet as other assets of discontinued operation.

 Revenues

  Revenues consist primarily of managed care and clinical fee for service revenue. Managed care revenue represents capitated amounts received for behavioral health services provided to patients covered by certain managed care contracts as well as amounts received for case management, utilization review and quality assurance oversight on the delivery of behavioral health services given by independent providers on behalf of clients. Managed care revenue is recognized during the period in which enrolled lives are covered for capitated payments received. Clinical fee for service revenue represents professional fees for outpatient services which are provided on a fee for service basis. Clinical fee for service revenues is recognized as services are provided.

  For the year ended June 30, 1996, approximately 49% of revenue was earned from four managed care customers. Walt Disney World Co. comprised approximately $3,624,000 or 17% of revenue. The Health Plan of the Upper Ohio Valley comprised approximately $2,647,000 or 12% of revenue. Health Options, Inc. and AlohaCare, Inc. comprised approximately $2,366,000 and $2,451,000, respectively, or approximately 11% each.

  For the year ended June 30, 1995, approximately 41% of revenue was earned from three managed care customers. Walt Disney World Co. comprised approximately $3,513,000 or 22% of revenue. Health Options, Inc. and AlohaCare, Inc. comprised approximately $1,690,000 and $1,491,000 or approximately 10% and 9% of revenue, respectively.

 Contracted Provider Services

  RMCI contracts with various healthcare providers for the provision of health care services. Providers contracted are primarily hospitals, physicians and other providers of healthcare services. Hospitals are generally compensated for their contracted services on a per diem basis, with physicians and other healthcare providers generally being compensated on a discounted fee-for-service basis.

  RMCI provides for claims incurred but not yet reported based on past experience, together with current factors. Estimates are adjusted as changes in these factors occur and such adjustments are reported in the year of determination. Although considerable variability is inherent in such estimates, management believes that these reserves are adequate.

 Goodwill and Other Intangible Assets

  Goodwill consists of cost in excess of the net asset value of purchased businesses. Other intangible assets represent the value assigned to acquired clinical protocols, established provider networks and existing contracts related to acquired companies (see Note 3). These costs are generally amortized over 10 to 25 years.

                  RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

  RMCI periodically evaluates the recoverability of the carrying amounts of intangible assets by determining if any impairment indicators are present. These indicators include estimating the undiscounted cash flows of the entity acquired over the remaining amortization period. (See Note 14).

  Preopening costs, principally salaries and other costs incurred prior to opening a new clinic, HMO or other operations are deferred until the entity begins operations whereupon the costs are amortized on a straight-line basis over two years.

  Organizational costs, principally specific external costs related to the formation and licensure of RMCI's HMOs, are deferred and amortized on a straight-line basis over a period of five years from the start of operations.

 Property and Equipment

  Property and equipment are stated at cost. Upon sale or retirement of property or equipment, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations.

  Depreciation is computed on the straight-line method for financial reporting purposes and on an accelerated method for income tax purposes. The general range of estimated useful lives is five to forty years for buildings and three to twenty years for equipment.

 Income Taxes

  RMCI accounts for income taxes in accordance with Financial Accounting Standards Board ("FASB") Statement No. 109, Accounting for Income Taxes. Under this method, deferred income taxes at the end of each period are determined based on the differences between the financial statement and tax basis of assets and liabilities using the enacted tax rates for the years in which the taxes are expected to be paid or recovered.

 Stock Based Compensation

  RMCI grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. RMCI plans to adopt Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, and will continue to account for stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and, accordingly, recognizes no compensation expense for the stock option grants. Since RMCI has not adopted the recognition and measurement provisions of Statement No. 123, the adoption of Statement No. 123 will have no material effect.

 Loss Per Common Share

  Loss per common share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Stock options and warrants are considered common stock equivalents and are, in 1996 and 1995 anti dilutive for purposes of calculating primary and fully diluted loss per share. Fully diluted net loss per common share is not materially different from primary net loss per common share.

 Reclassifications

  Certain reclassifications have been made to the prior year financial statements to conform with the 1996 presentation.

                  RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

2. SOURCES OF LIQUIDITY

  During 1996, RMCI incurred a loss from continuing operations of $5,418,000, a net loss of $13,494,000 and a cash flow deficit from continuing operations of $2,098,000. At June 30, 1996, current liabilities exceeded current assets by $9,070,000 and there is a deficiency in stockholders' equity of $7,847,000.

  Management's plan to address this situation and continue operations, includes the following:

  . Sale of its HMO operations

  . A commitment by an affiliate of RMCI's major shareholder to acquire $1.4 million of 5% convertible preferred stock and to convert RMCI's $1.6 million of advances from affiliate at June 30, 1996 to 5% convertible preferred stock.

  . A commitment by an affiliate of RMCI's major shareholder to loan RMCI up to $2,000,000. Borrowings under this facility will bear interest at 15% per annum and the Company has agreed to pay such affiliate a $100,000 facility fee in consideration for making the facility available to the Company. At February 15, 1997, $2,000,000 was borrowed by the Company under the facility.

  Management's opinion is that these actions will be adequate to enable RMCI to continue to operate as a going concern.

3. PLAN OF MERGER

  On October 1, 1996, the Company and Ramsay Health Care, Inc. ("RHCI") entered into an Agreement and Plan of Merger providing for the merger of the Company into a wholly owned subsidiary of RHCI. Following the merger, all amounts owed to RHCI by the Company will become an intercompany payable and receivable between the Company and RHCI, respectively.

  The merger is subject to approval by the shareholders of each company, the receipt of lender, governmental and other consents and the declaration of effectiveness by the Securities and Exchange Commission of a registration statement filed by RHCI. Subject to the satisfaction of these conditions, it is expected that the merger will be consummated in March 1997.

4. ACQUISITIONS

  On October 29, 1993, RMCI acquired, in a transaction accounted for as a purchase, the stock of FPM, a regional provider of managed behavioral healthcare services based in Orlando, Florida, for $7,141,000 consisting of cash of $4,641,000 (including $641,000 in acquisition costs), the issuance of an aggregate of $2,500,000 of three-year 7% debentures, and contingent consideration based on the attainment of certain earnings and revenue levels over the ensuing two years. At June 30, 1995, all parties agreed to an additional payment of $450,000 which was paid on October 31, 1995 and cancellation of the earn-out provisions. In connection with this acquisition, RMCI recorded goodwill and other intangible assets of approximately $8,000,000.

  On June 30, 1994, RMCI, through a wholly owned subsidiary (Ramsay HDI, Inc.), acquired, in a transaction accounted for as a purchase, the assets of Human Dynamics Institute (HDI), a Phoenix, Arizona-based managed behavioral healthcare business for $3,001,000 consisting of cash of $1,000,000, a three-year $1,000,000 note bearing interest at 8.25%, the assumption of certain liabilities, the issuance of 86,425 shares of common stock and contingent consideration based upon the attainment of certain revenue levels over the ensuing two years. In connection with this acquisition, RMCI recorded goodwill totaling approximately $3,000,000. Subsequently, Ramsay HDI, Inc. changed its name to FPMBH of Arizona, Inc.

                  RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

  The earn-out payment of $426,000, which is payable on or before October 31, 1996, increased the amount of goodwill related to the acquisition of HDI.

  In June 1994, RMCI, through a wholly owned subsidiary acquired, in a transaction accounted for as a purchase, the stock of Florida Psychiatric Associates, P.A. (FPA), a provider of mental health and substance abuse services in an outpatient environment in the central Florida area, for a cash payment of $50,000. In connection with this acquisition, RMCI recorded goodwill totaling approximately $393,000.

5. LINE OF CREDIT AND NOTE PAYABLE

  RMCI's line of credit and note payable consist of the following:

                                                          JUNE 30,  DECEMBER 31,
                                                            1996        1996
                                                         ---------- ------------
                                                                    (UNAUDITED)
   Secured line of credit promissory note bank,
    principal payable on demand, interest at prime rate
    plus .75% or LIBOR plus 300 basis points (interest
    rate of 8.0625% at June 30, 1996)..................  $1,500,000  $1,500,000
   Secured promissory note issued to Apex Acquisition
    Corporation, payable on demand, interest at prime
    rate plus .5% (interest rate of 8.75% at June 30,
    1996), secured by the stocks and assets of RMCI's
    subsidiary, Apex Healthcare, Inc. The note was paid
    on August 9, 1996..................................     400,000         --
                                                         ----------  ----------
                                                         $1,900,000  $1,500,000
                                                         ==========  ==========

  On April 26, 1996, RMCI amended its $4,200,000 revolving credit agreement, originally entered into on April 28, 1995. The revolving credit agreement was replaced by a $1,500,000 secured Revolving Master Line of Credit and a $100,000 Term Loan. The secured Revolving Master Line of Credit is to be used solely for working capital and other general corporate purposes.

  In addition, RMCI received a secured overline line of credit note from First Union National Bank of Florida, Inc. for $500,000. At June 30, 1996, RMCI has not borrowed any funds against the overline line of credit note. At June 30, 1996 the overline of credit was terminated.

  The line of credit promissory note and the overline line of credit are secured by the stock and assets of RMCI's subsidiaries, FPM Behavioral Health, Inc. and its subsidiaries (FPMBH) and Apex Healthcare, Inc. The Credit Facility contains covenants, which include, without limitation, covenants which contain limitations on the ability of FPM and its subsidiaries, subject to certain exceptions, to (i) assume or incur liens, (ii) alter the nature of their business or effect mergers, consolidations, or sales of assets, (iii) incur indebtedness or make investments, (iv) acquire businesses, or (v) pay dividends to RMCI. In addition, the Credit Facility contains financial covenants related to senior debt to cash flow, interest coverage, and minimum stockholders' equity. At June 30, 1996, FPM's minimum stockholders' equity was less than the requirement. The bank waived this requirement for the year ended June 30, 1996.

  In October 1996, the Credit Facility was further amended pursuant to which Apex Healthcare, Inc. ("Apex"), a wholly owned subsidiary of the Company, guaranteed the obligations of the Company under the Credit Facility and the Company pledged all of the Shares of capital stock of Apex to the Bank as collateral.

                  RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

6. LONG-TERM DEBT

  RMCI's long-term debt consists of the following:

                                                         JUNE 30,  DECEMBER 31,
                                                           1996        1996
                                                        ---------- ------------
                                                                   (UNAUDITED)
   8% 6-year unsecured promissory note issued to RHCI
    payable quarterly, due September 30, 2000.......... $6,000,000  $6,000,000
   Variable rate (interest rate of 8.0625% at June 30,
    1996), 3-year secured term loan to bank, payable
    quarterly, due January 31, 1998....................  1,111,000     833,000
   8.25% 3-year secured promissory note issued in
    connection with the acquisition of HDI, payable
    monthly, due June 30, 1997.........................    333,000     167,000
   3-year secured term loan to bank, payable monthly
    through April 5, 1999, interest at prime rate plus
    1% (interest rate of 9.25% at June 30, 1996).......     92,000      80,000
                                                        ----------  ----------
                                                         7,536,000   7,080,000
   Less amounts due within one year....................  2,334,000   2,873,000
                                                        ----------  ----------
                                                        $5,202,000  $4,207,000
                                                        ==========  ==========

  The aggregate scheduled maturities of long-term debt during the five years subsequent to June 30, 1996 follow: 1997--$2,334,000; 1998--$2,001,000; 1999--
$1,437,000; 2000--$1,412,000; and 2001--$352,000.

  The 8% 6-year unsecured promissory note issued to RHCI, which is RMCI's former parent corporation, is subordinate and junior to all indebtedness of RMCI. Principal will be payable in equal quarterly installments beginning September 30, 1996, with the final payment due on September 30, 2000. Interest is payable after July 1, 1997.

  The 8.25% secured promissory note due June 30, 1997 is secured by the stock of RMCI's wholly owned subsidiary, FPMBH of Arizona, Inc., which was the acquiring entity of the assets of HDI. The note is payable in monthly installments which began July 31, 1994.

  The term loans to the bank are secured by the stock and assets of RMCI's subsidiaries, FPMBH and Apex Healthcare, Inc. The term loans require among other things, that FPMBH maintain various financial ratios and restricts a portion of FPMBH's equity for distribution to RMCI.

  Under the provisions of the term loan, FPMBH was required to maintain a minimum stockholder's equity of $850,000 plus 75% of its net income subsequent to June 30, 1996. At June 30, 1996, FPM's minimum stockholder's equity was less than the requirements. The bank waived this requirement for the year ended June 30, 1996.

  As a result of its financial condition, RMCI is unable to determine a fair market value for its long-term fixed rate debt.

                   RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

7. INCOME TAXES

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of RMCI's deferred tax assets and liabilities at June 30, 1996 are as follows:

   Deferred tax assets:
     Hospital and medical claims payable........................... $    42,000
     Loss on discontinued operations...............................   1,853,000
     Net operating loss carryforwards..............................   1,797,000
     Accrued employee benefits.....................................     257,000
     Allowance for doubtful accounts...............................     129,000
     Related party expense deductible in future period.............     135,000
     Alternative minimum tax credit................................      59,000
     Other.........................................................       7,000
     Valuation allowance...........................................  (4,267,000)
                                                                    -----------
   Total deferred tax assets.......................................      12,000
   Deferred tax liabilities:
     Other intangible assets.......................................     867,000
     Change in tax accounting method...............................      51,000
     Tax over book depreciation and amortization...................      80,000
   Total deferred tax liabilities..................................     998,000
                                                                    -----------
   Net deferred tax liabilities.................................... $   986,000
                                                                    ===========

  The income tax benefit consists of the following:

                                                                  JUNE 30,
                                                               ----------------
                                                                 1995     1996
                                                               ---------  -----
   Income taxes currently payable:
     Federal.................................................. $     --   $ --
     State....................................................    47,000    --
   Deferred income taxes:
     Federal..................................................  (179,000)   --
     State....................................................   (60,000)   --
                                                               ---------  -----
                                                               $(192,000) $ --
                                                               =========  =====

                  RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

  The income tax benefit included in the consolidated statement of operations differs from the amounts computed by applying the statutory rate to income before taxes, as follows:

                                                             JUNE 30,
                                                     -------------------------
                                                        1995          1996
                                                     -----------  ------------
   Loss before taxes................................ $(1,763,000) $(13,494,000)
   Federal statutory income tax rate................          34%           34%
                                                     -----------  ------------
                                                        (599,000)   (4,588,000)
   Nondeductible amortization of goodwill...........     124,000       124,000
   Nondeductible write-down of goodwill.............         --        656,000
   Nondeductible stock distribution costs...........     246,000           --
   State income taxes, net of federal tax benefit...      (9,000)     (400,000)
   Other, net.......................................      46,000       (59,000)
   Change in valuation allowance....................         --      4,267,000
                                                     -----------  ------------
                                                     $  (192,000) $        --
                                                     ===========  ============

  RMCI has recorded a valuation allowance with respect to the future tax benefits and the net operating loss reflected as deferred tax assets due to the uncertainty of their ultimate realization. At June 30, 1996, net operating loss carryforwards of approximately $4,741,000 for federal income tax purposes, which expire from 2005 to 2010, and approximately $6,393,000 for state income tax purposes, which expire from 2005 to 2010, are available to reduce future income taxes subject to certain return loss year rules.

8. STOCKHOLDERS' EQUITY (DEFICIT)

  Effective April 5, 1995, the RMCI Board approved a 1-for-2 reverse stock split of the RMCI Common Stock. Per share data and number of shares included in the accompanying consolidated financial statements have been adjusted to reflect the effect of the reverse stock split.

  On June 23, 1994, RMCI issued 71,092 shares of Class A convertible preferred stock with a liquidation value of $10 per share, or $710,920, to RHCI. Among other things, each share of preferred stock was convertible into shares of RMCI Common Stock on a 5-for-1 basis and had total voting rights equivalent to 355,460 shares of RMCI Common Stock. On October 1, 1994, the Class A convertible preferred stock was converted into 355,460 shares of RMCI Common Stock.

  On October 27, 1994, RMCI issued 1,500,000 shares of RMCI Common Stock to Ramsay Hospitals (an affiliate of RMCI's major stockholder and Chairman) for $2.00 per share, or $3,000,000 with an option to acquire 1,250,000 additional shares of RMCI Common Stock at $2.00 per share on or before May 31, 1995 or $2.20 per share on or before August 31, 1995. On May 31, 1995, this option was exercised and an additional 1,250,000 shares of RMCI Common Stock was issued for $2,500,000.

  Also on October 27, 1994, RMCI sold 160,000 shares of RMCI Common Stock to three officers of RMCI for a total of $320,000. Of this amount $148,500 was in the form of a promissory note from one of the officers, payable quarterly starting December 31, 1995 with the final repayment due September 30, 1999. Interest is payable quarterly in arrears at a rate equivalent to one year LIBOR (6.125% at June 30, 1996). At June 30, 1996, RMCI has fully reserved for this note.

  On April 24, 1995, RHCI distributed its total holdings in RMCI (2,413,577 shares of RMCI Common Stock) to its stockholders in the form of a dividend.

                  RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

  Also on April 24, 1995, RMCI commenced a rights offering (the Rights Offering) pursuant to which RMCI distributed, at no cost, transferable rights to purchase up to 960,913 shares of common stock. Each Right entitled the holder to purchase one share of RMCI Common Stock at $2.00 per share. All Rights were exercised.

  In connection with the April 24, 1995 rights issue, an officer of RMCI exercised rights through the issuance of two promissory notes. One note for $75,000 is payable in eight quarterly installments commencing September 6, 1995 with the final payment due June 8, 1997. The other note for approximately $138,000 is payable in three equal annual installments commencing June 8, 1998, with the final installment due June 8, 2000. Interest on both notes is payable quarterly in arrears at a rate equivalent to one year LIBOR. At June 30, 1996, RMCI has fully reserved these notes.

  RMCI has adopted a 1994 Stock Option Plan (1994 Option Plan) which permits the issuance of options to officers and other key employees. The 1994 Option Plan reserves 1,000,000 shares of RMCI Common Stock for grant.

  In October 1994, RMCI:

  . Granted options under the 1994 Option Plan, to certain directors, key officers and other employees to purchase an aggregate of 475,250 shares of RMCI Common Stock, at an option price per share of $2.00. These options vest over a three to four-year period. At June 30, 1996, options to acquire 146,750 of RMCI Common Stock were exercisable.

  . Granted options under the 1994 Option Plan, to the chairman of the board and former vice chairman/president and chief executive officer of RMCI for each to purchase 25,000 (50,000 in total) shares of RMCI Common Stock at an option price per share of $2.00. These options are exercisable in September 2004 or at an earlier date if, at the time of exercise, the closing price of RMCI Common Stock has equaled or exceeded $20 on at least twenty trading days, which need not be consecutive. The options granted to the former vice chairman/president and chief executive officer expired, unexercised in August, 1996.

  Also in October 1994, RMCI granted warrants to purchase 125,000 shares of RMCI Common Stock to Ramsay Hospitals and warrants to purchase 52,000 shares of RMCI Common Stock to certain others persons at a price of $2.00 per share. The warrants issued to Ramsay Hospitals vest immediately. The other warrants vest one-third on each anniversary date over three years.

  In November 1994, RMCI, under the 1994 Option Plan, granted options to certain key employees to purchase an aggregate of 60,000 shares of RMCI Common Stock, at an option price of $2.00 per share. The options vest over a four-year period and 20,000 options are exercisable at June 30, 1996.

  In 1996 RMCI granted options to purchase 75,000 shares of RMCI Common Stock at $2.44 per share and 250,000 shares of RMCI Common Stock at $2.31 per share. During 1995, RMCI granted options to purchase 97,500 shares of RMCI Common Stock at $2.00 per share. The options vest ratably over a four-year period beginning on the anniversary date of the award.

  RMCI also issued, during 1996 and 1995, warrants to purchase 50,000 and 13,000 shares of RMCI Common Stock at $2.44 and $2.00 per share, respectively. The 1996 warrants vest one-sixth on the second anniversary and the remainder on the third anniversary. The 1995 warrants vest one-third at date of issuance and one-third on each of the next two anniversary dates, respectively.

                  RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

  Summary information on stock options and warrants is shown in the following table:

                                                                       PRICE
                                      OPTIONS   WARRANTS EXERCISABLE   RANGE
                                     ---------  -------- ----------- ----------
Balance at July 1, 1994............        --       --         --           --
  Granted..........................    682,750  190,000        --    $1.00-2.00
  Become exercisable...............        --       --     129,000         2.00
Balance at June 30, 1995...........    682,750  190,000    129,000         2.00
  Granted..........................    325,000   50,000        --     1.00-2.44
  Become exercisable...............        --       --     219,250         2.00
  Exercised........................        --       --      (6,000)        1.00
  Canceled.........................    (33,700)     --      (9,700)        1.00
Balance at June 30, 1996...........    974,050  240,000    332,550    1.00-2.44
  Granted (unaudited)..............    362,500  400,000    300,000         1.00
  Canceled (unaudited).............   (161,300)     --         --          2.00
Balance at December 31, 1996 (unau-
 dited)............................  1,175,250  640,000    632,550   $1.00-2.44

  RMCI has adopted a 1994 Employee Stock Purchase Plan (1994 ESPP) that allows employees to acquire up to 100,000 shares of RMCI Common Stock at a 15% discount to the lower of the market price of the RMCI Common Stock at the beginning or end of a six-month period. The Plan went into effect July 1, 1995. During 1996, RMCI issued approximately 20,500 shares of RMCI Common Stock related to the ESPP.

  At June 30, 1996, shares of RMCI Common Stock reserved for future issuance are as follows:

      1994 Option Plan................................................   994,000
      1994 ESPP.......................................................    79,500
      Warrants........................................................   240,000
                                                                       ---------
                                                                       1,313,500
                                                                       =========

  In August, 1996, RMCI adopted the 1996 Long Term Incentive Plan under which 500,000 shares of RMCI Common Stock are available for option grants to officers, directors and key employees.

  In connection with a repricing opportunity authorized by the RMCI Board on August 13, 1996, approximately 974,000 options were voluntarily repriced by the optionholders. Under the repricing opportunity, the exercise prices of the holders outstanding options were reduced to $1.00 per share, the closing price for the RMCI Common Stock as quoted on the OTC Bulletin Board on August 13, 1996. The repriced options are not exercisable until the earlier of the date which is six months prior to their expiration or the closing price for the RMCI Common Stock, as quoted on the OTC Bulletin Board, equals or exceeds $2.333 per share for at least 15 trading days, which need not be consecutive, subsequent to August 13, 1996. The closing price for the RMCI Common Stock has not exceeded $2.333 per share since August 13, 1996 and, therefore, none of the repriced options are currently exercisable.

9. STATUTORY COMPLIANCE

  RMCI's regulated HMO subsidiaries are required to maintain a minimum level of statutory equity by each state in which they operate and are regulated as an HMO. At June 30, 1996, these subsidiaries were required to maintain total statutory equity of $1,800,000. At June 30, 1996, each individual HMO subsidiary had sufficient equity to meet each individual state's statutory equity requirements. In addition, the HMO regulations of various states also limit distribution of earnings or equity transfers to defined amounts.

                  RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

10. PENSION PLAN

  Prior to April 24, 1995, RMCI participated in a 401(k) tax deferred savings plan sponsored by RHCI. Subsequent to that date, RMCI formed its own 401(k) tax deferred savings plan and its employees no longer participate in the RHCI plan. RMCI's plan covers substantially all employees over age 21 meeting a one-year minimum service requirement. RMCI plan was adopted for the purpose of supplementing employees' retirement, death and disability benefits. RMCI may, at its option, contribute to the plan through an Employer Matching Account, but is under no obligation to do so. An employee becomes vested in his Employer Matching Account over a four-year period. The funds contributed by RMCI's employees to the RHCI plan will be transferred to RMCI's plan once IRS approval is received. No contribution to the plan was made by RMCI during 1996 or 1995.

11. OPERATING LEASES

  RMCI leases certain equipment and office space under noncancelable operating leases that expire in various years through 2003. Future minimum payments under noncancelable operating leases with initial terms of one year or more consists of the following at June 30, 1996:

      Year ending June 30
        1997........................................................ $1,072,000
        1998........................................................    937,000
        1999........................................................    558,000
        2000........................................................    440,000
        2001........................................................    318,000
        Thereafter..................................................    221,000
                                                                     ----------
        Total minimum lease payments................................ $3,546,000
                                                                     ==========

  RMCI has an operating lease agreement with a related party for building, office and parking space for which minimum future lease payments total $1,357,000. These payments are included in the total future minimum lease payments of $3,546,000. Total lease and rental expense for operating leases included in operations for the year ended June 30, 1996 amounted to $1,246,000 (1995-$675,000). This amount includes $355,000 in 1996 ($414,000 in 1995) of rent expense related to leases with related parties.

12. RELATED PARTY TRANSACTIONS

  RHCI provides management, accounting, information systems, tax, insurance and personnel functions to RMCI. RMCI is charged management fees for these services. The amount due to RHCI for these services and other amounts paid by RHCI on behalf of RMCI are included in due to affiliates at June 30, 1996.

  The amount due to affiliates includes advances from RHCI to fund working capital and other general corporate purposes. Intercompany advances from RHCI were non-interest bearing through October 25, 1994. On October 25, 1994, advances from RHCI aggregating $6,000,000 were converted into an 8% subordinated note payable to RHCI. This note did not begin to accrue interest until March 1995. An analysis of RMCI's amount due to RHCI is as follows:

      Balance at July 1, 1995....................................... $1,441,000
      Additions during the year ended June 30, 1996.................    410,000
                                                                     ----------
      Balance at June 30, 1996...................................... $1,851,000
                                                                     ==========

                  RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

  The average outstanding balance (excluding the $6,000,000 promissory note) was $1,669,000 for the year ended June 30, 1996 and $2,922,000 for the year ended June 30, 1995.

  RHCI has agreed not to require payment of the $1,851,000 of advances it has made to RMCI, or interest on the $6,000,000 subordinated note until after July 1, 1997. RMCI and RHCI are currently negotiating to restructure the repayment of the intercompany advances and interest due on the note.

  On June 28, 1996 RMCI received $1.6 million in advances from an affiliate of the major shareholder. An additional $1.4 million was committed to be advanced during the year ended June 30, 1997. On August 7 and August 8, 1996, RMCI borrowed an aggregate of $800,000. The amounts advanced currently bear interest at 12% and are payable on demand. The affiliate has committed to convert this amount to 5% convertible preferred stock, consequently, at June 30, 1996 the $1.6 million advance has been classified as a long-term liability.

  On September 10, 1996, RMCI entered into a stock purchase agreement with an affiliate, pursuant to which such affiliate purchased 100,000 shares of Series 1996 Convertible Preferred Stock at a purchase price of $3,000,000. The purchase price was paid by (i) offset against the outstanding principal amounts under two promissory notes ($1,600,000 and $800,000, respectively),
(ii) offset against the aggregate accrued unpaid interest on such notes through September 10, 1996 ($54,667) and (iii) $545,333 in cash. In connection with the purchase of the 100,000 shares of Series 1996 Convertible Preferred Stock by such affiliate, RMCI issued warrants to such affiliate to purchase 300,000 shares of Common Stock, at an exercise price of $1.00 per share.

13. DISCONTINUED OPERATION

  In June 1996, RMCI adopted a formal plan for the sale of its HMO operations by January 1997. RMCI's HMO operations are accounted for as a discontinued operation, and accordingly its operations are segregated in the accompanying statement of operations. Net revenues and operating costs and expenses for 1995 have been reclassified for amounts associated with the discontinued operation.

  Revenues and related losses associated with the discontinued operation of the last two fiscal years were as follows:

                                                             1995      1996
                                                            ------- ----------
   Revenues................................................ $69,000 $1,347,000
                                                            ======= ==========
   Loss from operations.................................... $76,000 $3,149,000
                                                            ------- ----------
   Loss on disposal:                                            --   3,097,000
     Estimated unrecovered costs through expected disposal
      date.................................................     --   1,830,000
                                                            ------- ----------
     Loss on disposal......................................     --   4,927,000
                                                            ------- ----------
   Loss from discontinued operations....................... $76,000 $8,076,000
                                                            ======= ==========

  No income tax benefit was recognized for losses on discontinued operation for book purposes due to the uncertainty of their ultimate realization.

  RMCI has established a reserve for operating losses from the discontinued operation by estimating the losses of the HMO operations through the expected disposition date of January, 1997.

                  RAMSAY MANAGED CARE, INC. AND SUBSIDIARIES

  The components of net assets of discontinued operation included in the Consolidated Balance Sheet at June 30, 1996 are as follows:

   Cash and cash equivalents........................................ $1,618,000
   Accounts receivable, net.........................................     38,000
   Prepaid expenses.................................................     78,000
   Other current assets.............................................     10,000
   Restricted assets................................................  1,565,000
   Property and equipment, net......................................    297,000
   Accounts payable.................................................   (234,000)
   Accrued salaries and wages.......................................    (86,000)
   Hospital and medical claims payable..............................   (143,000)
   Other current liabilities........................................ (1,116,000)
                                                                     ----------
                                                                     $2,027,000
                                                                     ==========

  As of October 30, 1996, the Company entered into a definitive agreement to sell its HMO operation to an established healthcare provider for $4,350,000. The closing of the sale is subject to regulatory approvals, third party consents and other customary closing conditions. Due to these conditions, the Company will not adjust the loss on the sale of discontinued operation that was recorded for the year ended June 30, 1996 until the completion of the sale.

14. FOURTH QUARTER ADJUSTMENTS

  In the fourth quarter of fiscal 1996, RMCI made certain strategic decisions affecting the future operations of RMCI. Among other things, RMCI determined that it would not expand in certain markets in the United States. As a result, approximately $426,000 of development costs that had been deferred were charged to operations in the fourth quarter.

  Also during the fourth quarter, RMCI wrote-down $1.9 million of goodwill (see Note 15), and recorded a loss on discontinued operation of $5.4 million (see Note 13).

15. GOODWILL WRITE-DOWN

  In June 1996, RMCI recognized a goodwill impairment charge of $1,929,000 related to the HDI acquisition (see Note 4). At the time of the acquisition HDI had contracts with five major vendors and the possibility of obtaining an additional major contract. During 1996, HDI lost four of its existing contracts and was not awarded the new major contract.

16. CONTINGENCY

  On July 1, 1996, RMCI and Apex filed an action against the potential buyers of Apex. The complaint alleges tortious and fraudulent interference with RMCI's proposed sale of Apex. On October 21, 1996, certain of these defendants asserted counterclaims against RMCI and Apex alleging fraud and breach of contract. The counterclaims seek unspecified compensatory and punitive damages. RMCI is unable to determine the ultimate outcome of this litigation or possible range of loss, if any.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF OCTOBER 1, 1996,

                                     AMONG

                           RAMSAY MANAGED CARE, INC.,

                           RAMSAY HEALTH CARE, INC.,

                                      AND

                             RHCI ACQUISITION CORP.

                               TABLE OF CONTENTS*

                                                                          PAGE
                                                                          ----
 ARTICLE I.  THE MERGER..................................................  A-1
    SECTION 1.01 The Merger.............................................   A-1
    SECTION 1.02 Conversion of Shares...................................   A-1
    SECTION 1.03 Surrender and Payment..................................   A-2
    SECTION 1.04 Stock Options, Warrants and Restricted Stock...........   A-3
    SECTION 1.05 Adjustments............................................   A-4
    SECTION 1.06 Fractional Shares......................................   A-4
    SECTION 1.07 Dissenting Shares......................................   A-4
 ARTICLE II. THE SURVIVING CORPORATION...................................  A-5
    SECTION 2.01 Certificate of Incorporation...........................   A-5
    SECTION 2.02 Bylaws.................................................   A-5
    SECTION 2.03 Directors and Officers.................................   A-5
 ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............  A-5
    SECTION 3.01 Corporate Existence and Power..........................   A-5
    SECTION 3.02 Corporate Authorization................................   A-5
    SECTION 3.03 Governmental Authorization.............................   A-5
    SECTION 3.04 Non-Contravention......................................   A-5
    SECTION 3.05 Capitalization.........................................   A-6
    SECTION 3.06 Subsidiaries...........................................   A-6
    SECTION 3.07 SEC Filings............................................   A-7
    SECTION 3.08 Financial Statements...................................   A-7
                 Joint Proxy Statement/Prospectus; Registration
    SECTION 3.09  Statement.............................................   A-7
    SECTION 3.10 Absence of Certain Changes.............................   A-8
    SECTION 3.11 No Undisclosed Material Liabilities....................   A-9
    SECTION 3.12 Litigation.............................................   A-9
    SECTION 3.13 Taxes..................................................   A-9
    SECTION 3.14 Tax Free Merger........................................   A-9
    SECTION 3.15 ERISA..................................................  A-10
    SECTION 3.16 Compliance with Laws...................................  A-11
    SECTION 3.17 Finders' Fees..........................................  A-11
    SECTION 3.18 Opinion of Financial Advisor...........................  A-11
    SECTION 3.19 Vote Required..........................................  A-12
    SECTION 3.20 Medicare and Medicaid..................................  A-12
 ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF RHCI...................... A-12
    SECTION 4.01 Corporate Existence and Power..........................  A-12
    SECTION 4.02 Corporate Authorization................................  A-12
    SECTION 4.03 Governmental Authorization.............................  A-12
    SECTION 4.04 Non-Contravention......................................  A-13
    SECTION 4.05 Capitalization.........................................  A-13
    SECTION 4.06 Subsidiaries...........................................  A-14
    SECTION 4.07 SEC Filings............................................  A-14
    SECTION 4.08 Financial Statements...................................  A-14
                 Joint Proxy Statement/Prospectus Registration
    SECTION 4.09  Statement.............................................  A-15
    SECTION 4.10 Absence of Certain Changes.............................  A-15
    SECTION 4.11 No Undisclosed Material Liabilities....................  A-16
    SECTION 4.12 Litigation.............................................  A-16
    SECTION 4.13 Taxes..................................................  A-16

                                                                          PAGE
                                                                          ----
    SECTION 4.14  Tax Free Merger.......................................  A-16
    SECTION 4.15  ERISA.................................................  A-17
    SECTION 4.16  Compliance with Laws..................................  A-18
    SECTION 4.17  Finders' Fees.........................................  A-18
    SECTION 4.18  Opinion of Financial Advisor..........................  A-18
    SECTION 4.19  Vote Required.........................................  A-18
    SECTION 4.20  Medicare and Medicaid.................................  A-18
 ARTICLE V. COVENANTS OF THE COMPANY..................................... A-19
    SECTION 5.01  Conduct of the Company................................  A-19
    SECTION 5.02  Access to Information.................................  A-20
    SECTION 5.03  Other Offers..........................................  A-20
    SECTION 5.04  Notice of Certain Events..............................  A-20
    SECTION 5.05  Affiliates............................................  A-20
    SECTION 5.06  Tax Letters...........................................  A-21
 ARTICLE VI. COVENANTS OF RHCI........................................... A-21
    SECTION 6.01  Conduct of RHCI.......................................  A-21
    SECTION 6.02  Access to Information.................................  A-21
    SECTION 6.03  Obligations of Merger Subsidiary......................  A-21
    SECTION 6.04  Director and Officer Liability........................  A-21
    SECTION 6.05  NASDAQ National Market System Listing.................  A-21
    SECTION 6.06  Notice of Certain Events..............................  A-22
 ARTICLE VII. COVENANTS OF RHCI AND THE COMPANY.......................... A-22
    SECTION 7.01  Best Efforts..........................................  A-22
    SECTION 7.02  Certain Filings.......................................  A-22
    SECTION 7.03  Public Announcements..................................  A-22
    SECTION 7.04  Further Assurances....................................  A-22
    SECTION 7.05  Stockholder Meeting...................................  A-23
    SECTION 7.06  Preparation of the Joint Proxy Statement/Prospectus
                  and Registration Statement............................  A-23
 ARTICLE VIII. CONDITIONS TO THE MERGER.................................. A-23
    SECTION 8.01  Conditions to the Obligations of Each Party...........  A-23
                  Conditions to the Obligations of RHCI and Merger
    SECTION 8.02   Subsidiary...........................................  A-24
    SECTION 8.03  Conditions to the Obligations of the Company..........  A-24
 ARTICLE IX. TERMINATION................................................. A-25
    SECTION 9.01  Termination...........................................  A-25
    SECTION 9.02  Effect of Termination.................................  A-25
 ARTICLE X. MISCELLANEOUS................................................ A-25
    SECTION 10.01 Notices...............................................  A-25
    SECTION 10.02 Survival of Representations and Warranties............  A-26
    SECTION 10.03 Amendments; No Waivers................................  A-26
    SECTION 10.04 Fees and Expenses.....................................  A-27
    SECTION 10.05 Successors and Assigns................................  A-27
    SECTION 10.06 Governing Law.........................................  A-27
    SECTION 10.07 Counterparts; Effectiveness...........................  A-27
    SECTION 10.08 Entire Agreement......................................  A-27

--------
* The Table of Contents is not a part of this Agreement.

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER dated as of October 1, 1996, among Ramsay Managed Care, Inc., a Delaware corporation (the "Company"), Ramsay Health Care, Inc., a Delaware corporation ("RHCI"), and RHCI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of RHCI ("Merger Subsidiary").

  WHEREAS, the Boards of Directors of RHCI, Merger Subsidiary and the Company have (in the case of the Company and RHCI, following the recommendation of their respective special committees) approved this Agreement and the Merger (as defined below);

  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined below); and

  WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a purchase.

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                  ARTICLE I.

                                  The Merger

  Section 1.01 The Merger. (a) At the Effective Time (as defined in Section 1.01(b) below), Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

  (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The closing of the Merger will take place at the offices of Haythe & Curley, 237 Park Avenue, New York, New York 10017, or such other place as the parties may agree. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

  (c) From and after the Effective Time, the Surviving Corporation shall possess all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under Delaware Law.

  Section 1.02 Conversion of Shares. At the Effective Time:

    (a) (i) each outstanding share of common stock, $.01 par value per share (the "Shares"), of the Company and (ii) each share of series 1996 convertible preferred stock, $.01 par value per share (the "Company Preferred Shares"), of the Company held by the Company as treasury stock or owned by RHCI or any subsidiary of RHCI immediately prior to the Effective Time shall be cancelled, and no payment shall be made with respect thereto;

    (b) each share of common stock, $.01 par value per share, of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, $.01 par value per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation;

    (c) each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.02(a) or as provided in Section
  1.07 with respect to Shares as to which appraisal rights have been exercised, be converted into the right to receive one-third ( 1/3)(the "Conversion Number") of a fully paid and nonassessable share of RHCI's common stock, $.01 par value per share (the "RHCI Common Stock"), including Rights (as hereafter defined) in respect thereof under the Rights Plan (as hereafter defined); and
    (d) each Company Preferred Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.02(a) or as provided in Section 1.07 with respect to Company Preferred Shares as to which appraisal rights have been exercised, be converted into the right to receive one (1) (the "Preferred Conversion Number") fully paid and nonassessable share of RHCI's Class B Preferred Stock, Series 1996, $1.00 par value per share having the rights and preferences set forth in Section 8.03(iii) hereof (the "RHCI Series 1996 Preferred Stock").

  Section 1.03 Surrender and Payment. (a) Prior to the Effective Time, RHCI shall appoint an agent reasonably acceptable to the Company (which may be First Union National Bank of North Carolina ("First Union of North Carolina")) (the "Exchange Agent") for the purpose of exchanging certificates representing Shares and Company Preferred Shares. As of the Effective Time, RHCI shall deposit with the Exchange Agent for the benefit of the holders of Shares and Company Preferred Shares, as the case may be, for exchange in accordance with this Section 1.03, through the Exchange Agent, (i) certificates representing the shares of RHCI Common Stock issuable pursuant to Section 1.02 in exchange for outstanding Shares and (ii) certificates representing the shares of RHCI Series 1996 Preferred Stock issuable pursuant to Section 1.02 in exchange for outstanding Company Preferred Shares. Promptly after the Effective Time, RHCI will send, or will cause the Exchange Agent to send, to each holder of Shares and Company Preferred Shares, as the case may be, at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares or Company Preferred Shares, as the case may be, to the Exchange Agent).

  (b) (i) Each holder of Shares that have been converted into a right to receive RHCI Common Stock, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled to receive in exchange therefor (1) that number of whole shares of RHCI Common Stock which such holder has the right to receive pursuant to Section 1.02, and
(2) cash in lieu of fractional shares of RHCI Common Stock which such holder has the right to receive pursuant to Section 1.06, and the certificate or certificates for Shares so surrendered shall be cancelled. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive upon such surrender the certificate representing shares of RHCI Common Stock and cash in lieu of any fractional shares of RHCI Common Stock as contemplated by this Section 1.03 and Section 1.06.

  (ii) Each holder of Company Preferred Shares that have been converted into a right to receive RHCI Series 1996 Preferred Stock, upon surrender to the Exchange Agent of a certificate or certificates representing such Company Preferred Shares, together with a properly completed letter of transmittal covering such Company Preferred Shares, will be entitled to receive in exchange therefor that number of whole shares of RHCI Series 1996 Preferred Stock which such holder has the right to receive pursuant to Section 1.02, and the certificate or certificates for Company Preferred Shares so surrendered shall be cancelled. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive upon such surrender the certificate representing shares of RHCI Series 1996 Preferred Stock as contemplated by this Section 1.03.

  (c) If any shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock, as the case may be, are to be issued to a Person other than the registered holder of the Shares or the Company Preferred Shares, respectively, represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such issuance that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance to a Person other than the registered holder of such Shares or such Company Preferred Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

  (d) After the Effective Time, there shall be no further registration of transfers of Shares or Company Preferred Shares. If, after the Effective Time, certificates representing Shares or Company Preferred Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided for, and in accordance with the procedures set forth, in this Article I.

  (e) Any shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock made available to the Exchange Agent pursuant to Section 1.03(a) that remain unclaimed by the holders of Shares or Company Preferred Shares, as the case may be, six months after the Effective Time shall be returned to RHCI, upon demand, and any such holder who has not exchanged his Shares or Company Preferred Shares, as the case may be, in accordance with this Section prior to that time shall thereafter look only to RHCI to exchange such Shares or such Company Preferred Shares. Notwithstanding the foregoing, RHCI shall not be liable to any holder of Shares or Company Preferred Shares, as the case may be, for any amount paid, or any shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock delivered, to a public official pursuant to applicable abandoned property laws. Any shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock or other amounts remaining unclaimed by holders of Shares or Company Preferred Shares, as the case may be, two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of RHCI free and clear of any claims or interest of any Person previously entitled thereto.

  (f) No dividends or other distributions on shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock shall be paid to the holder of any unsurrendered certificates representing Shares or Company Preferred Shares, as the case may be, until such certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the person in whose name the certificates representing the shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock, as the case may be, into which such shares were converted are registered, all dividends and other distributions paid in respect of such RHCI Common Stock or RHCI Series 1996 Preferred Stock, as the case may be, on a date subsequent to, and in respect of a record date after, the Effective Time.

  (g) Any shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock made available to the Exchange Agent pursuant to Section 1.03(a) to be exchanged for Shares or Company Preferred Shares, as the case may be, for which appraisal rights have been perfected shall be returned to RHCI, upon demand.

  Section 1.04 Stock Options, Warrants and Restricted Stock. (a) At the Effective Time, each outstanding option to purchase Shares (a "Company Option"), whether or not exercisable, and whether or not vested, and each outstanding warrant to purchase Shares (a "Company Warrant") shall become an option or warrant to purchase the number of shares of RHCI Common Stock equal to the number of Shares that could have been purchased under such Company Option or Company Warrant multiplied by the Conversion Number, at a price per share of RHCI Common Stock equal to the option exercise price of such Company Option divided by the Conversion Number or the price per share of RHCI Common Stock equal to the warrant exercise price of such Company Warrant divided by the Conversion Number (a "Substitute Security"). No fractional shares of RHCI Common Stock shall be the subject of or issued in connection with the exercise of any such Substitute Securities; rather, the aggregate number of shares which are the subject of and which are to be issued pursuant to any such exercise of Substitute Securities shall be rounded up or down to the nearest whole number. Each Substitute Security shall be subject to all of the other terms and conditions of the original Company Option or original Company Warrant to which it relates, including the vesting schedule and conditions to the exercisability thereof.

  (b) At the Effective Time, each Share subject to transfer restrictions or repurchase rights (the "Restricted Stock") shall upon conversion into the Conversion Number of shares of RHCI Common Stock be subject to the same terms and conditions, including such transfer restrictions or repurchase rights, as the Restricted Stock.

  (c) Prior to the Effective Time, (i) the Company shall use its best efforts to obtain any consents from holders of Company Options granted under the Company's stock option or compensation plans or arrangements or holders of the Restricted Stock, as the case may be, and (ii) the Company and RHCI shall make any amendments to the terms of such stock option award or plan or compensation plans or arrangements or other applicable agreements (including using their respective best efforts to obtain any necessary stockholder consents or approvals in connection therewith) that, in the case of either clauses (i) or (ii), are necessary to give effect to the transactions contemplated by Section 1.04(a) and (b).

  Section 1.05 Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Conversion Number or the Preferred Conversion Number, as the case may be, shall be appropriately adjusted.

  Section 1.06 Fractional Shares. (a) No fractional shares of RHCI Common Stock shall be issued in the Merger. All fractional shares of RHCI Common Stock that a holder of Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the average of the daily closing sale price per share of RHCI Common Stock on the NASDAQ National Market System for the ten trading days next preceding the Effective Time by the fraction of a share of RHCI Common Stock to which such holder would otherwise have been entitled. Alternatively, RHCI shall have the option of instructing the Exchange Agent to aggregate all fractional shares of RHCI Common Stock, sell such shares in the public market and distribute to holders of Shares a pro rata portion of the proceeds of such sale. No such cash in lieu of fractional shares of RHCI Common Stock shall be paid to any holder of Shares until certificates representing such Shares are surrendered and exchanged in accordance with Section 1.03.

  (b) No fractional shares of RHCI Series 1996 Preferred Stock shall be issued in the Merger. Each holder of Company Preferred Shares who would by virtue of this Article I be entitled to receive as a result of the Merger an aggregate number of shares of RHCI Series 1996 Preferred Stock comprising a fractional share, will have the right to receive an aggregate number of shares of RHCI Series 1996 Preferred Stock rounded up or down to the nearest whole share of RHCI Series 1996 Preferred Stock.

  Section 1.07 Dissenting Shares. Notwithstanding Section 1.02, Shares and Company Preferred Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares or Company Preferred Shares, as the case may be, in accordance with Delaware Law shall not be converted into a right to receive shares of RHCI Common Stock (or cash in lieu of any fractional shares thereof) or RHCI Series 1996 Preferred Stock, as the case may be, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such Shares or Company Preferred Shares, as the case may be, shall be treated as if they had been converted as of the Effective Time into a right to receive shares of RHCI Common Stock (and cash in lieu of any fractional shares thereof) or RHCI Series 1996 Preferred Stock, as the case may be. The Company shall give RHCI prompt notice of any demands received by the Company for appraisal of Shares or Company Preferred Shares, and RHCI shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of RHCI, make any payment with respect to, or settle or offer to settle, any such demands.

                                  ARTICLE II.

                           The Surviving Corporation

  Section 2.01 Certificate of Incorporation. The certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

  Section 2.02 Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

  Section 2.03 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                 ARTICLE III.

                 Representations and Warranties of the Company

  The Company represents and warrants to RHCI that:

  Section 3.01 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its Subsidiaries (as defined in Section 3.06(a) hereof) taken as a whole (a "Company Material Adverse Effect"). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore delivered to RHCI true and complete copies of the Company's certificate of incorporation and bylaws as currently in effect.

  Section 3.02 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company are within the Company's corporate powers and, except for any required approval by the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company.

  Section 3.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with Delaware Law and (ii) compliance with applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act"), except where the failure of any such action to be taken or filing to be made would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

  Section 3.04 Non-Contravention. Except as disclosed on Exhibit 3.04 to the Company Disclosure Schedule delivered by the Company to RHCI simultaneously with the execution and delivery hereof (the "Company Disclosure Schedule"), the execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 3.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any material agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any material asset of the Company or any of its Subsidiaries, except for any occurrences or results referred to in clauses (ii), (iii) and
(iv) which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent consummation of the transactions contemplated hereby. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance or adverse claim of any kind in respect of such asset.

  Section 3.05 Capitalization. The authorized capital stock of the Company consists of 20,000,000 Shares and 1,000,000 shares of preferred stock, $.01 par value per share, of which 100,000 shares have been designated as Company Preferred Shares. As of September 15, 1996, there were outstanding (w) 6,397,304 Shares, (x) 100,000 Company Preferred Shares (which such shares were then convertible into 3,000,000 Shares), (y) Company Options to purchase an aggregate of 1,170,750 Shares and (z) Company Warrants to purchase an aggregate of 640,000 Shares. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section and except for changes since September 15, 1996 resulting from the exercise of Company Options, Company Warrants or other obligations to issue Shares referred to above outstanding on such date, there are outstanding as of the date hereof (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii) no options, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

  Section 3.06 Subsidiaries. (a) Each Subsidiary of the Company is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate, partnership or company powers, as applicable, and, to the Company's knowledge, all material governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted. Each Subsidiary of the Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to be so would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, "Subsidiary" of any Person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person and (ii) any partnership of which such Person is a general partner.

  (b) Except (i) in the case of certain Subsidiaries, the stock of which is pledged to First Union National Bank of Florida ("First Union of Florida") in connection with the transactions contemplated by the Loan and Security Agreement dated as of April 6, 1995 between FPM Behavioral Health, Inc. and First Union of Florida, as amended (the "FPM Loan Agreement"), (ii) in the case of a certain Subsidiary, the stock of which is pledged to Phoenix South Community Mental Health Center, Inc. pursuant to the Stock Pledge Agreement dated June 30, 1994, and (iii) for certain limitations and restrictions set forth in the FPM Loan Agreement, all of the outstanding capital stock or other ownership interests, as applicable, of each Subsidiary of the Company which is owned by the Company, directly or indirectly, is owned free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, as applicable). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company, or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, and no other obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities.

  Section 3.07 EC Filings. (a) The Company has delivered or made available to RHCI (i) its annual report on Form 10-KSB for the fiscal year ended June 30, 1996 (the "Company 10-K"), (ii) its proxy statement relating to the annual meeting of stockholders held on November 10, 1995, and (iii) all of its other reports, statements, schedules and registration statements filed by the Company with the Securities and Exchange Commission (the "SEC") since June 30, 1996, and in each case all materials incorporated therein by reference or filed therewith as exhibits (the filings referred to in clauses (i) through (iii) above and the materials referred to above, in each case delivered or made available to RHCI prior to the date hereof, being hereinafter referred to as the "Company SEC Filings").

  (b) As of its filing date, each such report or statement filed pursuant to the Exchange Act complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

  (c) Each such registration statement and any amendment thereto filed pursuant to the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act"), as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

  Section 3.08 Financial Statements. The audited consolidated financial statements of the Company and its consolidated Subsidiaries included in the Company 10-K referred to in Section 3.07 fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

  Section 3.09 Joint Proxy Statement/Prospectus; Registration Statement. None of the information supplied by the Company for inclusion in (a) the joint proxy statement relating to the meetings of the Company's and RHCI's stockholders to be held in connection with the Merger (also constituting the prospectus in respect of RHCI Common Stock to be exchanged for Shares in the Merger) (the "Joint Proxy Statement/Prospectus"), to be filed by the Company and RHCI with the SEC, and any amendments or supplements thereto, or (b) the Registration Statement on Form S-4 (the "Registration Statement") to be filed by RHCI with the SEC in connection with the Merger, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Joint Proxy Statement/Prospectus, at the time the Joint Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable provisions of the Exchange Act, the Securities Act and state securities laws.

  Section 3.10 Absence of Certain Changes. Except as contemplated hereby or as described or provided for in any Company SEC Filing or as disclosed on Exhibit
3.10 to the Company Disclosure Schedule, since June 30, 1996, the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices and there has not been:

    (a) any event, occurrence or development or state of circumstances or facts, which affects or relates to the Company or any of its Subsidiaries or the industry in which they operate, which has had or would reasonably be expected to have a Company Material Adverse Effect;

    (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

    (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

    (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

    (e) any creation or assumption by the Company or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

    (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly owned Subsidiaries made in the ordinary course of business consistent with past practices;

    (g) any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles or to conform a Subsidiary's accounting policies and practices to those of the Company;

    (h) except for contractual obligations existing on the date hereof, other than in the ordinary course of business consistent with past practices, any
  (i) grant of any severance or termination pay to any director, officer or employee of the Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries except in the ordinary course of business consistent with past practice with persons who are not executive officers,
  (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practices or (v) acceleration of the exercisability or vesting of any Company Options or Restricted Stock, as the case may be;

    (i) any material labor dispute, other than individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at June 30, 1996 or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

    (j) any actual or, to the Company's knowledge, threatened dispute between the Company or any of its Subsidiaries and any vendor or customer, other than disputes which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

    (k) any actual or, to the Company's knowledge, threatened suspension or cancellation of any governmental license, permit, authorization, consent or approval, other than those the suspension or cancellation of which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

    (l) to the Company's knowledge, any change in any federal or state law, rule or regulation applicable to the Company or any of its Subsidiaries, or in the interpretation or application thereof, which individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect.

  Section 3.11 No Undisclosed Material Liabilities. Except as described or provided for in any Company SEC Filing, there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect, other than:

    (i) liabilities disclosed or provided for in the Company's consolidated balance sheet dated as of June 30, 1996 included in the Company 10-K;

    (ii) liabilities incurred in the ordinary course of business consistent with past practices since June 30, 1996, which in the aggregate are not material to the Company and its Subsidiaries, taken as a whole; and

    (iii) liabilities under this Agreement.

  Section 3.12 Litigation. Except as described or provided for in any Company SEC Filing or as disclosed on Exhibit 3.12 to the Company Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

  Section 3.13 Taxes. (i) The Company and its Subsidiaries have timely filed all tax returns, statements, reports and forms required to be filed with any tax authority when due in accordance with all applicable laws except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) no deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof except for deficiencies which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iii) the Company is not liable and it is not reasonably likely that the Company will be liable for any taxes not heretofore paid or reserved against in the Company June 30, 1996 financial statements except those which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

  For purposes of this Agreement, "tax" or "taxes" means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding company, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

  Section 3.14 Tax Free Merger. (a) At the Effective Time, the Surviving Corporation will hold at least 90 percent of the fair market value of the net assets, and at least 70 percent of the fair market value of the gross assets, held by the Company prior to the Merger. For purposes of this representation, amounts used by the Company to pay reorganization expenses and all redemptions, distributions and payments, in cash or property, made by the Company in connection with the Merger shall be included as assets of the Company prior to the Merger.

  (b) In the Merger, Shares and Company Preferred Shares representing control of the Company, as defined in Section 368(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), will be exchanged solely for voting stock of RHCI. For purposes of this representation, Shares and Company Preferred Shares exchanged for cash or other property originating with RHCI will be treated as outstanding Shares and Company Preferred Shares on the date of the Merger.

  (c) There is no intercorporate indebtedness existing between RHCI and the Company or between Merger Subsidiary and the Company that was issued, acquired, or will be settled, in any case at a discount.

  (d) Except as provided in Section 10.04 of this Agreement, the Company and the stockholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

  (e) The Company is not an investment company as such term is defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

  (f) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

  (g) On the Effective Date, the fair market value of the assets of the Company will exceed the sum of the Company's liabilities plus the amount of liabilities, if any, to which the assets are subject.

  (h) The Company has not knowingly taken, and will not knowingly take, any action that would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

  Section 3.15 ERISA. (a) "Employee Plans" shall mean each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by the Company or any affiliate (as defined below) and covers any employee or former employee of the Company or any affiliate or under which the Company or any affiliate has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof will be promptly furnished to RHCI after the date of this Agreement. For purposes of this Section and Section 4.15, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code. No Employee Plan individually or collectively constitutes a "defined benefit plan" as defined in Section 3(35) of ERISA.

  (b) No Employee Plan constitutes a "multiemployer plan", as defined in
Section 3(37) of ERISA, and no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No Employee Plan is subject to Title IV of ERISA. Neither the Company nor any of its affiliates has incurred, nor has reason to expect to incur, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan previously covered by Title IV of ERISA that would have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any of its Subsidiaries or any officer or director of the Company or any of its Subsidiaries subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that would have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

  (c) Except as disclosed on Exhibit 3.15 to the Company Disclosure Schedule or except to the extent it would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code and (ii) each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, final rules and final regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan.

  (d) Except to the extent it would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1) or 280G of the Code.

  (e) "Benefit Arrangement" shall mean each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, health or medical insurance or other benefits) which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its affiliates and (iii) covers any employee or former employee of the Company or any of its affiliates. Copies or descriptions of the Benefit Arrangements will be promptly furnished to RHCI. The Company will promptly furnish to RHCI a schedule showing all outstanding Company Options, including the applicable exercise price with respect thereto. Except to the extent that it would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

  (f) Except to the extent that it would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the transactions contemplated hereby will not result in any liability for severance pay to any employee or accelerate the exercisability or vesting of any Company Options or Restricted Stock, as the case may be, nor will any employee be entitled to any payment solely by reason of such transactions.

  (g) The Company does not provide, nor has it made any current or past commitment to provide, post-retirement health or medical benefits for retired employees of the Company or its Subsidiaries, except as specifically required under Section 4980B of the Code or Section 601 of ERISA. The Company has substantially complied with the notice and continuation requirements of
Section 4980B of the Code and Section 601 of ERISA.

  (h) Except as disclosed on Exhibit 3.15 to the Company Disclosure Schedule and subject to the provisions of Section 3.10(h), there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which in the aggregate would increase the per employee expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred on a per employee basis in respect thereof for the fiscal year ended on June 30, 1996 except to the extent, with respect to all employees, that such increase results from premium increases in the normal course or as would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

  Section 3.16 Compliance with Laws. Except as described or provided for in any Company SEC Filing or as disclosed on Exhibit 3.16 to the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations other than violations which would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

  Section 3.17 Finders' Fees. Except for Dean Witter Reynolds, Inc. ("Dean Witter"), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

  Section 3.18 Opinion of Financial Advisor. The Company has received the opinion of Dean Witter to the effect that, as of the date of such opinion, the Conversion Number and the Preferred Conversion Number is fair to the Company's stockholders from a financial point of view, a copy of which opinion will be delivered to RHCI.

  Section 3.19 Vote Required. Except as contemplated by this Agreement, the affirmative vote of the holders of a majority of the outstanding (i) voting power of the Shares and Company Preferred Shares, voting together as a single class, and (ii) Company Preferred Shares, voting as a separate class, are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

  Section 3.20 Medicare and Medicaid. The Company and its Subsidiaries have complied in all material respects with all Medicare and Medicaid laws, rules and regulations and have filed all returns, cost reports and other filings in the manner prescribed, except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All returns, cost reports and other filings made by the Company and its Subsidiaries to Medicare, Medicaid or any other governmental health or welfare related entity or any other third-party payor are in all material respects true and complete, except where the failure to be so would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No deficiency in any such returns, cost reports and other filings, including deficiencies for late filings, has been asserted or, to the Company's knowledge, threatened by any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid claims or third-party payor, and, to the knowledge of the Company, there is no basis for any claims or requests for reimbursement from any such agency, instrumentality, entity or third-party payor except for any deficiencies which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been subject to any audit relating to fraudulent Medicare or Medicaid procedures or practices, except for audits which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                                  ARTICLE IV.

                    Representations and Warranties of RHCI

  RHCI represents and warrants to the Company that:

  Section 4.01 Corporate Existence and Power. Each of RHCI and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of RHCI and its Subsidiaries taken as a whole (a "RHCI Material Adverse Effect"). RHCI is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect. RHCI has heretofore delivered to the Company true and complete copies of RHCI's certificate of incorporation and bylaws as currently in effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

  Section 4.02 Corporate Authorization. The execution, delivery and performance by RHCI and Merger Subsidiary of this Agreement and the consummation of the Merger by Merger Subsidiary are within the corporate powers of RHCI and Merger Subsidiary and have been duly authorized by all necessary corporate action, except for any required approval by RHCI's stockholders of the issuance of RHCI Common Stock and RHCI Series 1996 Preferred Stock in connection with the Merger. This Agreement constitutes a valid and binding agreement of RHCI and Merger Subsidiary.

  Section 4.03 Governmental Authorization. The execution, delivery and performance by RHCI and Merger Subsidiary of this Agreement and the consummation of the Merger by Merger Subsidiary require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with Delaware Law; (ii) compliance with any applicable requirements of the HSR Act, the Exchange Act and the Securities Act; (iii) compliance with the listing requirements of the National Association of Securities Dealers, Inc. ("NASD"); and (iv) compliance with any applicable state securities or Blue Sky laws, except where the failure of any such action to be taken or filing to be made would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

  Section 4.04 Non-Contravention. Except with respect to (x) the Credit Agreement (the "RHCI Credit Agreement") dated as of May 15, 1993 among RHCI, certain Subsidiaries of RHCI, Societe Generale, New York Branch, First Union National Bank of North Carolina and Hibernia National Bank, as amended, and
(y) the Trust Indenture (the "RHCI Trust Indenture") dated as of March 31, 1990 among RHCI, certain Subsidiaries of RHCI, the Citizens and Southern National Bank and Susan L. Adams, as amended, the execution, delivery and performance by RHCI and Merger Subsidiary of this Agreement and the consummation of the Merger by Merger Subsidiary do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of RHCI or Merger Subsidiary, (ii) assuming compliance with the matters referred to in
Section 4.03, contravene or conflict with or constitute a violation of any provision of law, regulation, judgment, injunction, order or decree binding upon or applicable to RHCI or any of its Subsidiaries, (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of RHCI or any of its Subsidiaries or to a loss of any benefit to which RHCI or any of its Subsidiaries is entitled under any material agreement or other instrument binding upon RHCI or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by RHCI or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any material asset of RHCI or any of its Subsidiaries, except for any occurrences or results referred to in clauses
(ii), (iii) and (iv) which would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

  Section 4.05 Capitalization. The authorized capital stock of RHCI consists of 20,000,000 shares of RHCI Common Stock, 800,000 shares of Class A Preferred Stock, $1.00 par value per share (the "Class A Preferred Stock"), and 1,000,000 shares of Class B Preferred Stock, $1.00 par value per share, of which 333,333 shares have been designated as Class B Preferred Stock, Series 1987, $1.00 par value per share (the "Class B Preferred Stock, Series 1987") and 152,321 shares have been designated as the Class B Preferred Stock, Series C, $1.00 par value per share (the "Series C Preferred Stock"). As of September 15, 1996, there were outstanding (v) 8,306,726 shares of RHCI Common Stock (with attached common share purchase rights (the "Rights") in accordance with RHCI's Stockholder Rights Plan (the "Rights Plan") evidenced by the Rights Agreement dated August 1, 1995, as amended, between RHCI and First Union of North Carolina), (w) no shares of Class A Preferred Stock or Class B Preferred Stock, Series 1987, (x) 142,486 shares of Series C Preferred Stock (which such shares were then convertible into 1,424,860 shares of RHCI Common Stock) (with attached Rights in accordance with the Rights Plan), (y) employee and other stock options to purchase an aggregate of 1,967,411 shares of RHCI Common Stock and (z) warrants to purchase an aggregate of 908,588 shares of RHCI Common Stock. All outstanding shares of capital stock of RHCI have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section, and except for changes since September 15, 1996 resulting from the exercise of employee stock options or other obligations to issue shares of RHCI Common Stock referred to above outstanding on such date, there are outstanding as of the date hereof
(i) no shares of capital stock or other voting securities of RHCI, (ii) no securities of RHCI convertible into or exchangeable for shares of capital stock or voting securities of RHCI, and (iii) no options, warrants or other rights to acquire from RHCI, and, no obligation of RHCI to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of RHCI (the items in clauses (i), (ii) and (iii) being referred to collectively as the "RHCI Securities"). There are no outstanding obligations of RHCI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any RHCI Securities. The shares of RHCI Common Stock and the shares of RHCI Series 1996 Preferred Stock to be exchanged for Shares and Company Preferred Shares, respectively, in the Merger have been duly authorized, except for any required approval by RHCI's stockholders of the issuance of RHCI Common Stock and RHCI Series 1996

Preferred Stock in connection with the Merger, and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right. The transactions contemplated hereby will not by themselves result in the Rights under the Rights Plan becoming exercisable.

  Section 4.06 Subsidiaries. (a) Each Subsidiary of RHCI is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all corporate, partnership or company powers, as applicable, and, to RHCI's knowledge, all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each Subsidiary of RHCI is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to be would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect.

  (b) Except (i) for certain limitations and restrictions set forth in the RHCI Credit Agreement and the RHCI Trust Indenture and (ii) in the case of certain Subsidiaries of RHCI the stock of which is pledged pursuant to the RHCI Credit Agreement and the RHCI Trust Indenture, all of the outstanding capital stock or other ownership interests, as applicable, of each Subsidiary of RHCI which is owned by RHCI, directly or indirectly, is owned free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, as applicable). There are no outstanding (i) securities of RHCI or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of RHCI, or (ii) options or other rights to acquire from RHCI or any of its Subsidiaries, and no other obligation of RHCI or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of RHCI (the items in clauses (i) and (ii) being referred to collectively as the "RHCI Subsidiary Securities"). Except as described or provided for in any RHCI SEC Filing (as defined below) or as disclosed on
Exhibit 4.06 to the RHCI Disclosure Schedule delivered by RHCI to the Company simultaneously with the execution and delivery hereof (the "RHCI Disclosure Schedule"), there are no outstanding obligations of RHCI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding RHCI Subsidiary Securities.

  Section 4.07 SEC Filings. (a) RHCI has delivered or made available to the Company (i) its annual report on Form 10-K for the fiscal year ended June 30, 1995 (the "RHCI 10-K"), (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended September 30, 1995, December 31, 1995 and March 31, 1996, (iii) its current reports on Form 8-K dated August 2, 1995 and September 20, 1995,
(iv) its proxy statement relating to the annual meeting of stockholders held on November 10, 1995, and (v) all of its other reports, statements, schedules and registration statements filed by RHCI with the SEC since June 30, 1995, and in each case all materials incorporated therein by reference or filed therewith as exhibits (the filings referred to in clauses (i) through (v) above and the materials referred to above, in each case delivered or made available to the Company prior to the date hereof, being hereinafter referred to as the "RHCI SEC Filings").

  (b) As of its filing date, each such report or statement filed pursuant to the Exchange Act complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

  (c) Each such registration statement and any amendment thereto filed pursuant to the Securities Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

  Section 4.08 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of RHCI and its consolidated Subsidiaries included in the RHCI 10-K and the quarterly reports on Form 10-Q referred to in Section 4.07 fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of RHCI and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which, individually or in the aggregate, would have a RHCI Material Adverse Effect).

  Section 4.09 Joint Proxy Statement/Prospectus; Registration Statement. None of the information supplied by RHCI for inclusion in (a) the Joint Proxy Statement/Prospectus to be filed by the Company and RHCI with the SEC and any amendments or supplements thereto, or (b) the Registration Statement to be filed by RHCI with the SEC in connection with the Merger, and any amendments or supplements thereto, will, at the respective times when such documents are filed, and, in the case of the Joint Proxy Statement/Prospectus, at the time the Joint Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to stockholders of RHCI and at the time such stockholders vote on adoption of this Agreement and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All documents that RHCI is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable provisions of the Exchange Act, the Securities Act and state securities laws.

  Section 4.10 Absence of Certain Changes. Except as contemplated hereby or as described or provided for in any RHCI SEC Filing or as disclosed on Exhibit
4.10 to the RHCI Disclosure Schedule, since March 31, 1996, RHCI and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices and there has not been:

    (a) any event, occurrence or development or state of circumstances or facts, which affects or relates to RHCI or any of its Subsidiaries or the industry in which they operate, which has had or would reasonably be expected to have a RHCI Material Adverse Effect;

    (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of RHCI, or any repurchase, redemption or other acquisition by RHCI or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, RHCI or any of its Subsidiaries;

    (c) any amendment of any material term of any outstanding security of RHCI or any of its Subsidiaries;

    (d) any incurrence, assumption or guarantee by RHCI or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

    (e) any creation or assumption by RHCI or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

    (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly owned Subsidiaries of RHCI made in the ordinary course of business consistent with past practices;

    (g) any change in any method of accounting or accounting practice by RHCI or any of its Subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles or to conform a Subsidiary's accounting policies and practices to those of RHCI;

    (h) except for contractual obligations existing on the date hereof, other than in the ordinary course of business consistent with past practices, any
  (i) grant of any severance or termination pay to any director, officer or employee of RHCI, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of

  RHCI or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of RHCI or any of its Subsidiaries;

    (i) any material labor dispute, other than individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of RHCI or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at March 31, 1996, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

    (j) any actual or, to RHCI's knowledge, threatened dispute between RHCI or any of its Subsidiaries and any vendor or customer, other than disputes which would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect;

    (k) any actual or, to RHCI's knowledge, threatened suspension or cancellation of any governmental license, permit, authorization, consent or approval, other than those the suspension or cancellation of which would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect; or

    (l) to RHCI's knowledge, any change in any federal or state law, rule or regulation applicable to RHCI or any of its Subsidiaries, or in the interpretation or application thereof, which individually or in the aggregate has had or would reasonably be expected to have a RHCI Material Adverse Effect.

  Section 4.11 No Undisclosed Material Liabilities. Except as described or provided for in any RHCI SEC Filing or as disclosed on Exhibit 4.11 to the RHCI Disclosure Schedule, there are no liabilities of RHCI or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which, individually or in the aggregate, have or would reasonably be expected to have a RHCI Material Adverse Effect, other than:

    (i) liabilities disclosed or provided for in RHCI's consolidated balance sheet dated as of March 31, 1996 included in RHCI's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1996;

    (ii) liabilities incurred in the ordinary course of business consistent with past practices since March 31, 1996, which in the aggregate are not material to RHCI and its Subsidiaries, taken as a whole; and

    (iii) liabilities under this Agreement.

  Section 4.12 Litigation. Except as described or provided for in any RHCI SEC Filing or as disclosed on Exhibit 4.12 to the RHCI Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of RHCI, threatened against RHCI or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would have or reasonably be expected to have a RHCI Material Adverse Effect.

  Section 4.13 Taxes. (i) RHCI and its Subsidiaries have timely filed all tax returns, statements, reports and forms required to be filed with any tax authority when due in accordance with all applicable laws except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect; (ii) no deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof except for deficiencies which would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect; and (iii) RHCI is not liable and it is not reasonably likely that RHCI will be liable for any taxes not heretofore paid or reserved against in the RHCI March 31, 1996 financial statements except those which would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect.

  Section 4.14 Tax Free Merger. (a) Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, held by the Company prior to the Merger, and at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, held by Merger Subsidiary prior to the Merger. For purposes of this representation, amounts used by the Company to pay reorganization expenses and all redemptions, distributions and payments, in cash or property, made by the Company in connection with the Merger shall be included as assets of the Company prior to the Merger.

  (b) Prior to the Merger, RHCI will be in control of Merger Subsidiary within the meaning of Section 368(c) of the Code.

  (c) RHCI has no plan or intention as part of the plan of the Merger to cause the Surviving Corporation to issue after the Effective Time additional shares of stock that would result in RHCI losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code or any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Surviving Corporation that, if exercised or converted, would affect RHCI's acquisition or retention of control of the Surviving Corporation, as defined in Section 368(c) of the Code.

  (d) RHCI has no plan or intention to reacquire any of the RHCI Common Stock or RHCI Series 1996 Preferred Stock issued in the Merger.

  (e) RHCI has no plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation or to sell or otherwise dispose of the Surviving Corporation stock except for transfers of stock to a corporation controlled by RHCI.

  (f) Following the Merger, the Surviving Corporation will continue the Company's historic business or use a significant portion of its historic business assets in a business.

  (g) Merger Subsidiary will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities, in the Merger.

  (h) There is no intercorporate indebtedness existing between RHCI and the Company or between Merger Subsidiary and the Company that was issued, acquired, or will be settled, in any case at a discount.

  (i) Except as provided in Section 10.04 of this Agreement, RHCI and Merger Subsidiary will pay their respective expenses incurred in connection with the Merger.

  (j) Neither RHCI nor Merger Subsidiary is an investment company as such term is defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

  (k) Following the Effective Time, RHCI shall use its best efforts, and shall cause the Surviving Corporation to use its best efforts, to conduct its business and the Surviving Corporation's business in a manner which would not jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368(a)(2)(E) of the Code.

  Section 4.15 ERISA. (a) "RHCI Employee Plans" shall mean each "employee benefit plan", as defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by RHCI or any affiliate (as defined in Section 3.15) and covers any employee or former employee of RHCI or any affiliate or under which RHCI or any affiliate has any liability. No RHCI Employee Plan individually or collectively constitutes a "defined benefit plan" as defined in Section 3(35) of ERISA.

  (b) No RHCI Employee Plan constitutes a "multiemployer plan", as defined in
Section 3(37) of ERISA, and no RHCI Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No RHCI Employee Plan is subject to Title IV of ERISA. Neither RHCI nor any of its affiliates has incurred, nor has reason to expect to incur, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan previously covered by Title IV of ERISA that would have, or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any RHCI Employee Plan has or will make RHCI or any of its Subsidiaries or any officer of director of RHCI or any of its Subsidiaries subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that would have, or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect.

  (c) Except to the extent it would not have, or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect, (i) each RHCI Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code, and (ii) each RHCI Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, final rules and final regulations, including but not limited to ERISA and the Code, which are applicable to such Plan.

  (d) RHCI does not provide, nor has it made any current or past commitment to provide, post-retirement health and medical benefits for retired employees of RHCI or its affiliates, except as specifically required under Section 4980B of the Code or Section 601 of ERISA. RHCI has substantially complied with the notice and continuation requirements of Section 4980B of the Code and Section 601 of ERISA.

  Section 4.16 Compliance with Laws. Except as described or provided for in any RHCI SEC Filing or as disclosed on Exhibit 4.16 to the RHCI Disclosure Schedule, neither RHCI nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations other than violations which would not, in the aggregate, reasonably be expected to have a RHCI Material Adverse Effect.

  Section 4.17 Finders' Fees. Except for Houlihan, Lokey, Howard & Zukin, Inc. ("Houlihan Lokey"), whose fees will be paid by RHCI, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of RHCI or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

  Section 4.18 Opinion of Financial Advisor. RHCI has received the opinion of Houlihan Lokey to the effect that, as of the date of such opinion, the Conversion Number and the Preferred Conversion Number are fair to RHCI from a financial point of view, a copy of which opinion will be delivered to the Company.

  Section 4.19 Vote Required. The affirmative vote of the holders of a majority of the shares of RHCI Common Stock and Series C Preferred Stock (voting with the RHCI Common Stock on the basis of the number of shares of RHCI Common Stock into which such Series C Preferred Stock is convertible) voted at a meeting of stockholders is the only vote of the holders of any class or series of RHCI's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

  Section 4.20 Medicare and Medicaid. Except as described or provided for in any RHCI SEC Filing or as disclosed on Exhibit 4.20 to the RHCI Disclosure Schedule, RHCI and its Subsidiaries have complied in all material respects with all Medicare and Medicaid laws, rules and regulations and have filed all returns, cost reports and other filings in the manner prescribed, except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect. Except as described or provided for in any RHCI SEC Filing or as disclosed on Exhibit
4.20 to the RHCI Disclosure Schedule, all returns, cost reports and other filings made by RHCI and its Subsidiaries to Medicare, Medicaid or any other governmental health or welfare related entity or any other third-party payor are in all material respects true and complete, except where the failure to be so would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect. Except as described or provided for in any RHCI SEC Filing or as disclosed on Exhibit 4.20 to the RHCI Disclosure Schedule, no deficiency in any such returns, cost reports and other filings, including deficiencies for late filings, has been asserted or, to RHCI's knowledge, threatened by any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid or third-party payor claims, and, to the knowledge of RHCI, there is no basis for any claims or requests for reimbursement from any such agency, instrumentality, entity or third-party payor except for any deficiencies which would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect. Neither RHCI nor any of its Subsidiaries has been subject to any audit relating to fraudulent Medicare or Medicaid procedures or practices, except for audits which would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect.

                                  ARTICLE V.

                           Covenants of the Company

  The Company agrees with RHCI that:

  Section 5.01 Conduct of the Company. Except as expressly contemplated by this Agreement or as described or provided for in any Company SEC Filing or as disclosed in writing by the Company (including in the Company Disclosure Schedule) prior to the date of this Agreement, from the date hereof until the earlier to occur of the Effective Time and the termination hereof, the Company and its Subsidiaries (i) shall conduct their business in the ordinary course consistent with past practice and (ii) shall use their respective best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Except as otherwise approved in writing by RHCI or as expressly contemplated by this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time:

    (a) the Company will not adopt or propose any change in its certificate of incorporation or bylaws;

    (b) the Company will not, and, except with respect to the Apex Transaction (as hereinafter defined), will not permit any of its Subsidiaries to, merge or consolidate with any other Person (other than another wholly owned Subsidiary) or acquire a material amount of stock or assets of any other Person;

    (c) except with respect to the sale (whether by sale of all or substantially all of its assets or capital stock, or by merger or other business combination) of, or the discontinuance of the operations of, Apex Healthcare, Inc. and its Subsidiaries (the "Apex Transaction"), the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course consistent with past practice or (iii) transfers between the Company and/or its Subsidiaries;

    (d) except in respect of the Company Preferred Shares, the Company will not declare or pay any dividends or make any distributions on any Company Securities;

    (e) the Company will not, and will not permit any of its Subsidiaries to,
  (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any Company Securities or Company Subsidiary Securities, other than the issuance of the Company Preferred Shares, the issuance of Company Securities under the Ramsay Managed Care, Inc. 1994 Stock Option Plan the Ramsay Managed Care, Inc. 1996 Long Term Incentive Plan and the Ramsay Managed Care, Inc. 1994 Employee Stock Purchase Plan or the issuance of Shares either upon the exercise of Company Options or Company Warrants or conversion of the Company Preferred Shares, (ii) split, combine or reclassify any Company Securities or Company Subsidiary Securities or (iii) repurchase, redeem or otherwise acquire any Company Securities or any Company Subsidiary Securities;

    (f) except as otherwise expressly permitted hereby, the Company will not make any commitment or enter into any contract or agreement material to the Company and its Subsidiaries taken as a whole except in the ordinary course of business consistent with past practice;

    (g) except as otherwise expressly permitted hereby, the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing;

    (h) the Company will not, and will not permit any of its Subsidiaries to, take or agree to commit to take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time; or

    (i) except as otherwise provided in this Agreement, the Company may, and upon RHCI's request will, upon the occurrence of any condition entitling the Company to repurchase any Shares subject to such repurchase, take any and all steps to consummate the repurchase of such Shares.

  Section 5.02 Access to Information. From the date hereof until the earlier to occur of the Effective Time and the termination hereof, the Company will give RHCI, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company and its Subsidiaries, will furnish to RHCI, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with RHCI in its investigation of the business of the Company and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to RHCI hereunder. All nonpublic information provided to, or obtained by, RHCI in connection with the transactions contemplated hereby shall be "Evaluation Material" for purposes of the Confidentiality Agreement dated as of August 19, 1996 between RHCI and the Company.

  Section 5.03 Other Offers. Except in connection with the Apex Transaction, from the date hereof until the earlier to occur of the Effective Time and the termination hereof, the Company and its Subsidiaries and the officers, directors, employees or other agents of the Company and its Subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Company Acquisition Proposal (as defined below) or (ii) unless otherwise required in accordance with the fiduciary duties of the Board of Directors under applicable law as advised by counsel to the Company, engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person that may be considering making, or has made, a Company Acquisition Proposal. Except in connection with the Apex Transaction, the Company will promptly notify RHCI after receipt of any Company Acquisition Proposal or any indication that any Person is considering making a Company Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that may be considering making, or has made, a Company Acquisition Proposal. For purposes of this Agreement, "Company Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any of its Subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement and other than the Apex Transaction.

  Section 5.04 Notices of Certain Events. The Company shall promptly notify RHCI of:

    (i) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement;

    (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

    (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or which relate to the consummation of the transactions contemplated by this Agreement, or of any event or circumstance which would cause any of the Company's representations and warranties contained herein to be incorrect in any material respect.

  Section 5.05 Affiliates. To ensure that the issuance of RHCI Common Stock and RHCI Series 1996 Preferred Stock in the Merger complies with the Securities Act, prior to the Effective Time, the Company shall cause to be delivered to RHCI a list identifying each Person who might at the time of the meeting of the Company's stockholders be deemed to be an "affiliate" of the Company for purposes of Rule 145 under the Securities Act (each, a "Securities Act Affiliate"). The Company shall use its best efforts to obtain from each Person who is identified as a possible Securities Act Affiliate prior to the Effective Time an agreement (a "Securities Act Affiliate Agreement") providing that such person will not offer to sell, sell or otherwise dispose of any RHCI Common Stock or RHCI Series 1996 Preferred Stock issued to such Person in the Merger in violation of the Securities Act.

  Section 5.06 Tax Letters. To ensure that the Merger will qualify as a reorganization within the meaning of Section 368 of the Code, the Company will use its best efforts to obtain from each of Paul J. Ramsay and each of his affiliated companies which owns Shares or Company Preferred Shares at or before the Effective Time, a representation letter (a "Tax Letter") stating that such stockholder has no present plan or intention to sell any of the shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock which such stockholder receives in the Merger.

                                  ARTICLE VI.

                               Covenants of RHCI

  RHCI agrees with the Company that:

  Section 6.01 Conduct of RHCI. Except as expressly contemplated by this Agreement, from the date hereof until the earlier to occur of the Effective Time and the termination hereof, unless the Company shall have consented in writing thereto (which consent shall not be unreasonably withheld or delayed), RHCI and its Subsidiaries (i) shall conduct their business in the ordinary course consistent with past practice, (ii) shall use their respective best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees, and (iii) shall not amend any of the material terms or provisions of any of the RHCI Securities, except for any such amendments which affect equally all shares of RHCI Common Stock or all shares of RHCI Series 1996 Preferred Stock, as the case may be.

  Section 6.02 Access to Information. From the date hereof until the earlier to occur of the Effective Time and the termination hereof, RHCI will give the Company, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of RHCI and its Subsidiaries, will furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct RHCI's employees, counsel and financial advisors to cooperate with the Company in its investigation of the business of RHCI and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by RHCI to the Company hereunder. All nonpublic information provided to, or obtained by, the Company in connection with the transactions contemplated hereby shall be "Evaluation Material" for purposes of the Confidentiality Agreement dated as of August 19, 1996 between RHCI and the Company.

  Section 6.03 Obligations of Merger Subsidiary. RHCI will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

  Section 6.04 Director and Officer Liability. From and after the Effective Time, (a) RHCI shall indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries against all losses, claims, damages and liability in respect of acts or omissions occurring at or prior to the Effective Time and (b) the Surviving Corporation shall indemnify, defend and hold harmless to the fullest extent permitted by law the present and former officers and directors of the Company and its Subsidiaries against all losses, claims, damages and liability in respect of acts or omissions occurring at or prior to the Effective Time. RHCI shall cause the Surviving Corporation (and its successors and assigns) to establish and maintain provisions in its certificate of incorporation or by-laws concerning the indemnification and exoneration of the Company's and its Subsidiaries' former and present officers, directors, employees and agents that are no less favorable to those persons than the provisions of the Company's certificate of incorporation and by-laws in effect on the date hereof.

  Section 6.05 NASDAQ National Market System Listing. RHCI shall use its best efforts to cause the shares of RHCI Common Stock to be issued in the Merger and the shares of RHCI Common Stock issuable upon the conversion of the RHCI Series 1996 Preferred Stock and issuable in connection with the exercise of Substitute Securities to be approved for listing on the NASDAQ National Market System subject to official notice of issuance, prior to the Effective Time.

  Section 6.06 Notice of Certain Events. Each of RHCI and Merger Subsidiary shall promptly notify the Company of:

    (i) any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement;

    (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

    (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting it or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12 or which relate to the consummation of the transactions contemplated by this Agreement, or of any event or circumstance which would cause any of RHCI's representations and warranties contained herein to be incorrect in any material respect.

                                 ARTICLE VII.

                       Covenants of RHCI and the Company

  The parties hereto agree with each other that:

  Section 7.01 Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

  Section 7.02 Certain Filings. The Company and RHCI shall cooperate with one another (a) in connection with the preparation of the Registration Statement and Joint Proxy Statement/Prospectus, and (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Registration Statement and Joint Proxy Statement/Prospectus and seeking timely to obtain any such actions, consents, approvals or waivers.

  Section 7.03 Public Announcements. RHCI and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or interdealer quotation system, will not issue any such press release or make any such public statement prior to such consultation.

  Section 7.04 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments, assurances, instruments or other documents and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

  Section 7.05 Stockholder Meeting. Each of RHCI and the Company shall cause a meeting of its stockholders (each, a "Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Directors of RHCI and the Directors of the Company shall, unless otherwise required in accordance with their fiduciary duties as advised by counsel, recommend approval and adoption of this Agreement and the Merger by RHCI's stockholders and the Company's stockholders, respectively. In connection with such meetings, each of RHCI and the Company will, subject to the foregoing, use its best efforts to obtain the necessary approvals by its stockholders of this Agreement, the transactions contemplated hereby and such other matters as are contemplated by the terms of this Agreement or required by Delaware Law, and will otherwise comply with all legal requirements applicable to such meetings.

  Section 7.06 Preparation of the Joint Proxy Statement/Prospectus and Registration Statement. RHCI and the Company shall promptly prepare and file with the SEC a preliminary version of the Joint Proxy Statement/Prospectus and will use their best efforts to respond to the comments of the SEC in connection therewith and to furnish all information required to prepare the definitive Joint Proxy Statement/Prospectus. After receiving comments from the SEC, RHCI shall promptly file with the SEC the Registration Statement containing the Joint Proxy Statement/Prospectus. Each of RHCI and the Company shall use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. RHCI shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any jurisdiction) required to be taken under any applicable state securities laws in connection with the issuance of RHCI Common Stock and RHCI Series 1996 Preferred Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Shares and Company Preferred Shares as may be reasonably requested in connection with any such action. Promptly after the effectiveness of the Registration Statement, each party will cause the Joint Proxy Statement/Prospectus to be mailed to its stockholders, and if necessary, after the definitive Joint Proxy Statement/Prospectus shall have been mailed, promptly circulate amended, supplemented or supplemental proxy materials and, if required in connection therewith, resolicit proxies.

                                 ARTICLE VIII.

                           Conditions to the Merger

  Section 8.01 Conditions to the Obligations of Each Party. The obligations of the Company, RHCI and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

    (i) this Agreement shall have been adopted by the requisite vote of the stockholders of the Company in accordance with Delaware Law;

    (ii) any applicable waiting period under the HSR Act relating to the Merger shall have expired;

    (iii) no provision of any applicable domestic law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger;

    (iv) there shall have been approved, by the requisite vote of RHCI's stockholders, the issuance of RHCI Common Stock and RHCI Series 1996 Preferred Stock in connection with the Merger in accordance with the rules of the NASD;

    (v) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before the SEC;

    (vi) the shares of RHCI Common Stock to be issued in the Merger and the shares of RHCI Common Stock issuable upon the conversion of RHCI Series 1996 Preferred Stock to be issued in the Merger shall have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance and satisfactory distribution;

    (vii) RHCI and the Company shall have received an opinion from recognized tax counsel, based upon certain factual representations of the Company, RHCI and Merger Subsidiary reasonably requested by such counsel, dated the date of the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
  Section 368(a) of the Code, in form and substance reasonably satisfactory to the Company and RHCI; and

    (viii) RHCI shall have received the consents required for the consummation of the transactions contemplated hereby pursuant to the RHCI Credit Agreement and the RHCI Trust Indenture.

  Section 8.02 Conditions to the Obligations of RHCI and Merger
Subsidiary. The obligations of RHCI and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

    (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement shall be true in all material respects at and as of the Effective Time as if made at and as of such time, and RHCI shall have received a certificate signed by an executive officer of the Company to the foregoing effect;

    (ii) receipt by RHCI of the Tax Letters and of a Securities Act Affiliates Agreement from each Securities Act Affiliate; and

    (iii) RHCI shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the Merger, which copy shall be certified by an executive officer of the Company.

  Section 8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

    (i) RHCI and Merger Subsidiary shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time, the representations and warranties of RHCI and Merger Subsidiary contained in this Agreement shall be true in all material respects at and as of the Effective Time as if made at and as of such time, and the Company shall have received a certificate signed by an executive officer of each of RHCI and Merger Subsidiary to the foregoing effect;

    (ii) the Company shall have received a copy of the resolutions of the Board of Directors of RHCI authorizing the Merger, which copy shall be certified by an executive officer of RHCI;

    (iii) a Certificate of Designations shall have been duly filed by RHCI with the Secretary of State of the State of Delaware with respect to the RHCI Series 1996 Preferred Stock, which Certificate of Designations shall provide that the RHCI Series 1996 Preferred Stock shall have the following rights and preferences: (i) each share of RHCI Series 1996 Preferred Stock shall be entitled to the payment of cumulative cash dividends at an annual rate of $1.50 per share payable quarterly in arrears, (ii) each share of RHCI Series 1996 Preferred Stock shall be entitled to a liquidation preference of $30.00 per share payable prior to any distribution of assets or funds of RHCI to any class of capital stock of RHCI other than the Series C Preferred Stock, (iii) each share of RHCI Series 1996 Preferred Stock shall be entitled to a number of votes per share on all matters put to a vote of stockholders of RHCI (voting together with the holders of RHCI Common Stock and Series C Preferred Stock as one class) equal to the number of whole shares of RHCI Common Stock into which such share of RHCI Series 1996 Preferred Stock is then convertible, (iv) each share of RHCI Series 1996 Preferred Stock shall be convertible at any time into a number of shares of RHCI Common Stock determined by dividing the conversion price (which, subject to antidilution adjustments, initially shall be $3.00) into $30.00, (v) each share of RHCI Series 1996 Preferred Stock shall otherwise be entitled to rights and preferences substantially similar to those applicable to the Company Preferred Stock; and

    (iv) RHCI shall have caused Merger Subsidiary to amend the certificate of incorporation of Merger Subsidiary to comply with Section 6.04, all in form and substance reasonably satisfactory to the Company.

                                  ARTICLE IX.

                                  TERMINATION

  Section 9.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company or RHCI);

    (i) by mutual written consent of the Company and RHCI;

    (ii) by either the Company or RHCI, if the Merger has not been consummated by April 30, 1997 (provided that the right to terminate this Agreement under this clause shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the Merger by such date);

    (iii) by either the Company or RHCI, if there shall be any applicable domestic law, rule or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable;

    (iv) by either the Company or RHCI, if the stockholder approvals referred to in Section 8.01(i) or 8.01 (iv) shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote at a duly held meeting of stockholders or at any adjournment thereof; or

    (v) by either the Company or RHCI (the "Terminating Party") if (x) there has been a breach by the other party of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a RHCI Material Adverse Effect or Company Material Adverse Effect, as the case may be, or (y) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Terminating Party to the other party, or (z) the Company has entered into an agreement or agreement in principle with respect to any Company Acquisition Proposal.

  Section 9.02 Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in Section 10.04, the last sentence of Section 5.02 and the last sentence of Section 6.02 shall survive the termination hereof and (b) the parties shall be liable for any willful breaches hereof.

                                  ARTICLE X.

                                 miscellaneous

  Section 10.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

    if to RHCI or Merger Subsidiary, to:

      Entergy Corporation Building
      639 Loyola Avenue
      Suite 1700
      New Orleans, Louisiana 70113
      Telephone: (504) 525-2505
      Telecopy: (504) 585-0505
      Attention: President
    with a copy to:

      Haythe & Curley
      237 Park Avenue
      New York, New York 10017
      Telephone: (212) 880-6000
      Telecopy: (212) 682-0200
      Attention: Bradley P. Cost, Esq.

    if to the Company, to:

      Entergy Corporation Building
      639 Loyola Avenue
      Suite 1725
      New Orleans, Louisiana 70113
      Telephone: (504) 585-0515
      Telecopy: (504) 585-0506
      Attention: President

    with a copy to:

      Foley & Lardner
      Suite 1800
      111 North Orange Avenue
      Orlando, Florida 32802
      Telephone: (407) 423-7656
      Telecopy: (407) 648-1743
      Attention: John A. Sanders, Esq.

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate answerback is received or (ii) if given by any other means, when delivered at the address specified in this Section.

  Section 10.02 Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except Section 6.04, Section 7.04 and Article I.

  Section 10.03 Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, RHCI and Merger Subsidiary or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that (i) any waiver or amendment shall be effective against a party only if the special committee of the Board of Directors of such party approves such waiver or amendment and only such special committee of the Board of Directors can take actions on behalf of that party and (ii) after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders and each party's Board of Directors upon recommendation of its special committee, alter or change (x) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, (y) any term of the certificate of incorporation of the Surviving Corporation or (z) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

  Section 10.04 Fees and Expenses.

    (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

    (b) In the event that the Company shall have entered into an agreement or agreement in principle with respect to any Company Acquisition Proposal before termination of this Agreement, and the Company or RHCI shall terminate this Agreement, the Company agrees promptly to reimburse RHCI in immediately available funds for all of RHCI's reasonable documented out-of-pocket expenses (up to a maximum of $1,000,000) but in no event later than five business days after the termination of this Agreement.

    (c) The Company and RHCI shall each pay one-half of all costs and expenses related to printing, filing and mailing the Registration Statement and the Joint Proxy Statement/Prospectus and all SEC and other regulatory filing fees.

  Section 10.05 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

  Section 10.06 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware applicable in the case of agreements made and to be performed entirely within such State.

  Section 10.07 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

  Section 10.08 Entire Agreement. This Agreement and the Confidentiality Agreement dated as of August 19, 1996 between RHCI and the Company constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not expressly set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder except for the provisions of Section 6.04, which are intended for the benefit of the Company's former and present officers, directors, employees and agents and the provisions of Article I, which are intended for the benefit of the Company's stockholders, including holders of Restricted Stock, Company Options, and Company Warrants.

                                    * * * *

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          Ramsey Managed Care, Inc.

                                                    /s/ Martin Lazoritz
                                          By: _________________________________
                                             Title: Executive Vice President

                                          Ramsey Health Care, Inc.

                                                      /s/ Bert Cibran
                                          By: _________________________________
                                             Title: President

                                          RHCI Aquisition Corp.

                                                      /s/ Bert Cibran
                                          By: _________________________________
                                             Title: President

                                 ATTESTATIONS

  I, Warwick D. Syphers, Executive Vice President of Ramsay Managed Care, Inc., a Delaware corporation ("RMCI"), certify that the signature of Martin Lazoritz, Executive Vice President of RMC, appearing on the foregoing Agreement and Plan of Merger dated as of October 1, 1996 among RMCI, Ramsay Health Care, Inc. and RHCI Acquisition Corp., is a true specimen of his signature.

Dated as of October 1, 1996

                                                 /s/ Warwick D. Syphers
                                          _____________________________________
                                            Warwick D. Syphers Executive Vice
                                                        President

  I, Luis E. Lamela, Vice Chairman of the Board of Ramsay Health Care, Inc., a Delaware corporation ("RHCI"), certify that the signature of Bert Cibran, President of RHCI, appearing on the foregoing Agreement and Plan of Merger dated as of October 1, 1996 among Ramsay Managed Care, Inc., RHCI and RHCI Acquisition Corp., is a true specimen of his signature.

Dated as of October 1, 1996

                                                   /s/ Luis E. Lamela
                                          _____________________________________
                                           Luis E. LamelaVice Chairman of the
                                                          Board

  I, Luis E. Lamela, Vice Chairman of the Board of RHCI Acquisition Corp., a Delaware corporation ("Merger Subsidiary"), certify that the signature of Bert Cibran, President of Merger Subsidiary, appearing on the foregoing Agreement and Plan of Merger dated as of October 1, 1996 among Ramsay Managed Care, Inc., Ramsay Health Care, Inc. and Merger Subsidiary, is a true specimen of his signature.

Dated as of October 1, 1996

                                                   /s/ Luis E. Lamela
                                          _____________________________________
                                           Luis E. Lamela Vice Chairman of the
                                                          Board

                                                                     APPENDIX B

                          HOULIHAN LOKEY HOWARD ZUKIN

                               ----------------

                      A SPECIALTY INVESTMENT BANKING FIRM

October 1, 1996

To The Special Committee
 of the Board of Directors
 Ramsay Health Care, Inc.

To The Board of Directors
 Ramsay Health Care, Inc.

Gentlemen:

  Ramsay Health Care, Inc. ("RHCI" or the "Company") has entered into an agreement and plan of merger dated as of October 1, 1996 pursuant to which the Company will acquire (the "Merger") the common stock of Ramsay Managed Care, Inc. ("RMCI") and the preferred stock of RMCI in a stock for stock merger. We further understand that to effectuate the Merger, RHCI will form RHCI Acquisition Corp. ("Acquisition"), which will merge with RMCI, with RMCI being the surviving entity. Each outstanding share of RMCI common stock, other than treasury shares or shares owned by RHCI, will be converted into the right to receive one-third (ha) (the "Conversion Number") of a share of RHCI common stock, and each outstanding share of RMCI preferred stock outstanding, other than treasury shares or shares owned by RHCI, will be converted into the right to receive one (1) (the "Preferred Conversion Number") share of RHCI Class B preferred stock, Series 1996. The Merger and the related transactions are referred to herein as the "Transaction."

  You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

  In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

    1. reviewed the following financial information:

      (i) Company's Form 10-Ks and Annual Reports for the fiscal years ended June 30, 1994 and June 30, 1995, and unaudited financial statements for the fiscal year ended June 30, 1996, which management has identified as the most current information available;

      (ii) RMCI's Form 10-KSB for the fiscal year ended June 30, 1995 and June 30, 1996, which management has identified as the most current information available; and

      (iii) projected financial statements for RHCI and RMCI prepared by RHCI and RMCI management, for the fiscal year ending June 30, 1997;

    2. reviewed copies of the following documents and agreements:

      (i) Agreement and Plan of Merger among Ramsay Managed Care Inc., Ramsay Health Care, Inc., and RHCI Acquisition Corp., dated as of October 1, 1996;

      (ii) Stock Purchase Agreement between Paul Ramsay Hospitals Pty. Limited and Ramsay Managed Care, Inc., dated September 10, 1996;

      (iii) Exchange Agreement by and among Ramsay Health Care, Inc., Paul Ramsay Hospitals Pty. Limited and Paul J. Ramsay, dated September 10, 1996; and

      (iv) Exchange Agreement by and among Ramsay Managed Care, Inc., Paul Ramsay Hospitals Pty. Limited and Paul J. Ramsay, dated September 10, 1996;

    3. met with management of RMCI and the Company to discuss the Transaction and the financial condition, operation and future prospects of RMCI and the Company;

    4. reviewed information on publicly traded companies we deemed comparable to RMCI and the Company respectively;

    5. reviewed certain information regarding transactions we deemed comparable to the Transaction; and

    6. conducted such other analysis as we deemed appropriate under the circumstances.

  We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company and RMCI, and that there has been no material change in the assets, financial condition, business or prospects of the Company or RMCI since the fiscal year ended June 30, 1996 financial statements.

  We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and RMCI and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company or RMCI. We have assumed that the Merger will qualify as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

  Based upon the foregoing, and in reliance thereon, it is our opinion that the Conversion Number and the Preferred Conversion Number are fair to the Company, from a financial point of view.

                                          Houlihan, Lokey, Howard & Zukin,
                                           Inc.

                                                                     APPENDIX C

                           DEAN WITTER REYNOLDS INC.
                            TWO WORLD TRADE CENTER
                           NEW YORK, NEW YORK 10048

October 1, 1996

Board of Directors and
Special Committee of the
Board of Directors
Ramsay Managed Care, Inc.
639 Loyola Avenue
Suite 1725
New Orleans, Louisiana 70113

Gentlemen:

  Ramsay Managed Care, Inc., a Delaware corporation (the "Company"), Ramsay Health Care, Inc., a Delaware corporation ("RHCI"), and RHCI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of RHCI (the "Merger Subsidiary"), have entered into an Agreement and Plan of Merger, dated as of October 1, 1996 (the "Agreement"), providing for Merger Subsidiary to be merged with and into the Company, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Merger"). The Agreement provides that (a) each outstanding share of common stock, $.01 par value per share, of the Company (the "Company Common Stock") outstanding immediately prior to the Effective Time, except Company Common Stock as to which appraisal rights have been validly exercised, shall be converted into the right to receive one-third (1/3rd) of a share (the "Conversion Number") of common stock, $.01 par value per share, of RHCI (the "RHCI Common Stock"), and (b) each share of series 1996 convertible preferred stock, $.01 par value per share, of the Company (the "Company Preferred Stock") outstanding immediately prior to the Effective Time, except Company Preferred Stock as to which appraisal rights have been validly exercised, shall be converted into the right to receive one share (the "Preferred Conversion Number") of Class B Preferred Stock, Series 1996, $1.00 par value per share, of RHCI (the "RHCI Series 1996 Preferred Stock").

  You have requested our opinion, as investment bankers, as of the date hereof, as to the fairness, from a financial point of view, to the holders of Company Common Stock and holders of Company Preferred Stock of the Conversion Number, and the Preferred Conversion Number, respectively.

  In arriving at the opinion set forth below, we have, among other things:

    (1) reviewed the Agreement;

    (2) reviewed the Annual Report on Form 10-KSB and related publicly available financial information of the Company for the two most recent fiscal years ended June 30, 1996, the final prospectus, dated April 24, 1995, for the distribution of the Company Common Stock, and the Company's definitive Proxy Statement on Form 14A, dated October 6, 1995;

    (3) reviewed the Annual Reports on Form 10-K and related publicly available financial information of RHCI for the three most recent fiscal years ended June 30, 1995, the Quarterly Reports on Form 10-Q for the periods ended September 30, 1995, December 31, 1995 and March 31, 1996, and RHCI's definitive Proxy Statement on Form 14A, dated October 5, 1995; reviewed unaudited financial information of RHCI for the fiscal year ended June 30, 1996;

    (4) reviewed certain other information, including publicly available information, relating to the business, earnings, cash flow, assets and prospects of the Company and RHCI, respectively;

    (5) reviewed an income statement forecast of the Company for the fiscal years 1997 and 1998 as furnished to us by the Company; reviewed an income statement forecast of the Company for the fiscal year 1999 as prepared on the basis of information and assumptions furnished to us by the Company; reviewed selected balance sheet and cash flow forecast items of the Company for fiscal years 1997 through 1999 as prepared on the basis of information and assumptions furnished to us by the Company;

    (6) reviewed income statement forecasts of RHCI for fiscal years 1997 through 1999 as furnished to us by RHCI;

    (7) conducted discussions with members of senior management of the Company and RHCI, respectively, concerning the past and current business, operations, assets, present financial condition and future prospects of the Company and RHCI, respectively;

    (8) reviewed the historical reported market prices and trading activity for the Company Common Stock and the RHCI Common Stock, respectively;

    (9) compared certain financial information, operating statistics and market trading information relating to the Company with published financial information, operating statistics and market trading information relating to selected public companies that we deemed to be reasonably similar to the Company; compared certain financial information, operating statistics and market trading information relating to RHCI with published financial information, operating statistics and market trading information relating to selected public companies that we deemed to be reasonably similar to RHCI;

    (10) compared the financial terms of the Merger with the financial terms, to the extent publicly available, of selected other recent acquisitions that we deemed to be relevant;

    (11) compared the financial terms of the Merger with the financial terms of other indications of interest received by the Company; and

    (12) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.

  In preparing our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information supplied to us by the Company, RHCI or that is publicly available, respectively, and we have not independently verified such information. We also have relied upon the managements of the Company and RHCI, respectively, as to the reasonableness and achievability of the financial forecasts of the Company and RHCI (and the assumptions and bases thereof) provided to us or prepared on the basis of information and assumptions furnished to us, and with your consent we have assumed that such forecasts have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of such respective managements as to the future operating performance of the Company and RHCI, respectively. Furthermore, we assumed, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We have not been requested to make, and we have not made, an independent appraisal or evaluation of the assets, properties, facilities or liabilities of the Company or RHCI and we have not been furnished with any such appraisal or evaluation.

  It should be noted that this opinion necessarily is based upon prevailing market conditions (including current market prices for the Company Common Stock and the RHCI Common Stock) and other circumstances and conditions as they exist and can be evaluated at this time, and does not represent our opinion as to what the actual value of the Company Common Stock or the RHCI Common Stock will be after the date hereof.

  We have not acted as financial advisor to the Board of Directors of the Company in connection with the Merger and have not been requested to solicit any interests from any other potential parties to a transaction with the Company, but rather have been retained solely to render the opinion set forth below with respect to the Merger and will receive a fee for our services. In connection with the sale of Apex Healthcare, Inc., we are currently acting as financial advisor to the Board of Directors of the Company and may receive a fee for our service which is contingent upon the consummation of a transaction. In addition, in the ordinary course of our business, we actively trade the securities of the Company and RHCI for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we have not acted as financial advisor to RHCI, nor have we acted as manager of any RHCI security offering, and have not received any advisory or offering fees from RHCI.

  On the basis of, and subject to the foregoing and other matters that we consider pertinent, we are of the opinion that, as of the date hereof, the Conversion Number is fair, from a financial point of view, to the holders of Company Common Stock, and the Preferred Conversion Number is fair from a financial point of view, to the holders of Company Preferred Stock.

                                          Very truly yours,

                                          Dean Witter Reynolds Inc.

                                                                     APPENDIX D

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

  262 APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251, 252, 254, 257, 258, 263 or 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in (1) subsections (f) or (g) of (S)251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof:

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders:

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph: or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S)228 or
  (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (1) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been convened had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (As amended by Ch. 79. L. '95, Ch. 299. L. '96, and Ch. 349. L. '96, eff. 7-1-96.)

                                                                     APPENDIX E

                           RAMSAY HEALTH CARE, INC.

                         1996 LONG TERM INCENTIVE PLAN

  Section 1. Purpose. The purposes of this Ramsay Health Care, Inc. 1996 Long Term Incentive Plan (the "Plan") are to encourage selected employees, officers, directors and consultants of, and other individuals providing services to, Ramsay Health Care, Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

  Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

  "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

  "Award" shall mean any Option, Stock Appreciation Right, Restricted Security, Performance Award, or Other Stock-Based Award granted under the Plan.

  "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

  "Board" shall mean the Board of Directors of the Company.

  "Cause", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company which agreement includes a definition of "cause," "cause" as defined in such agreement or, if such agreement contains no such definition, a material breach by the Participant of such agreement, or (ii) with respect to any other Participant, the failure to perform adequately in carrying out such Participant's employment responsibilities, including any directives from the Board, or engaging in such behavior in his personal or business life as to lead the Committee in its reasonable judgment to determine that it is in the best interests of the Company to terminate his employment.

  "Common Stock" shall mean the common stock of the Company, $.01 par value.

  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

  "Committee" shall mean the Compensation and Conflict of Interest Committee or any other committee of the Board designated by the Board to administer the Plan and composed of not less than three non-employee directors.

  "Common Shares" shall mean any or all, as applicable, of the Common Stock and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan and any other securities of the Company or any Affiliate or any successor that may be so designated by the Committee.

  "Employee" shall mean any employee of the Company or of any Affiliate.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" shall mean (A) with respect to any property other than the Common Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and (B) with respect to the Common Shares, the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the high bid and low asked prices, in either case on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the Fair Market Value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

  "Good Reason", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company, "good reason" as defined in such written agreement or, if such agreement contains no such definition, a material breach by the Company of such agreement, or (ii) with respect to any other Participant, a failure by the Company to pay such Participant any amount otherwise vested and due and a continuation of such failure for 30 business days following notice to the Company thereof.

  "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

  "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option. Any stock option granted by the Committee which is not designated an Incentive Stock Option shall be deemed a Non-Qualified Stock Option.

  "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock
Option.

  "Other Stock-Based Award" shall mean any right granted under Section 6(e) of the Plan.

  "Participant" shall mean any individual granted an Award under the Plan.

  "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

  "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

  "Released Securities" shall mean securities that were Restricted Securities but with respect to which all applicable restrictions have expired, lapsed or been waived in accordance with the terms of the Plan or the applicable Award Agreement.

  "Restricted Securities" shall mean any Common Shares granted under Section 6(c) of the Plan, any right granted under Section 6(c) of the Plan that is denominated in Common Shares or any other Award under which issued and outstanding Common Shares are held subject to certain restrictions.

  "Rule 16a-1" and "Rule 16b-3" shall mean Rule 16a-1 and Rule 16b-3, respectively, promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

  "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

  Section 3. Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants;
(ii) determine the type or types of Awards to be granted to an eligible Employee or other individual under the Plan; (iii) determine the number and classification of Common Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine requirements for the vesting of Awards or performance criteria to be achieved in order for Awards to vest; (vii) determine whether, to what extent and under what circumstances cash, Common Shares other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee. Notwithstanding the foregoing, the maximum number of Awards which may be granted to any one Participant under this Plan shall not exceed 250,000 Common Shares, subject to the adjustments provided in Section 4(b) hereof and no Awards under this Plan shall be granted after June 30, 2006.

  Section 4. Common Shares Available for Awards.

  (a) Common Shares Available. Subject to adjustment as provided in Section
4(b):

    (i) Calculation of Number of Common Shares Available. The number of Common Shares available for granting Awards under the Plan shall be 750,000, any or all of which may be or may be based on Common Stock, any other security which becomes the subject of Awards, or any combination thereof. Initially 750,000 shares of Common Stock shall be reserved for Awards hereunder. Further, if, after the effective date of the Plan, any Common Shares covered by an Award granted under the Plan or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Shares or of other consideration, then the Common Shares covered by such Award or to which such Award relates, or the number of Common Shares otherwise counted against the aggregate number of Common Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, available for granting Awards under the Plan.

    (ii) Accounting for Awards. For purposes of this Section 4.

      (A) if an Award is denominated in or based upon Common Shares, the number of Common Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Common Shares available for granting Awards under the Plan and against the maximum number of Awards available to any Participant; and

      (B) Awards not denominated in Common Shares may be counted against the aggregate number of Common Shares available for granting Awards under the Plan and against the maximum number of Awards available to any participant in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan;

    provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Common Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall, in the case of Awards granted to Participants who are officers or directors of the Company for purposes of Section 16 of the Exchange Act, be counted against the Common Shares available for granting Awards under the Plan.

    (iii) Sources of Common Shares Deliverable Under Awards. Any Common Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares or of treasury Common Shares.

  (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Common Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and kind of Common Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Common Shares subject to any Award denominated in Common Shares shall always be a whole number.

  In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding Options which are Incentive Stock Options to the extent permitted by Section 422(d) of the Code and such outstanding Options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the Plan as NonQualified Stock Options and shall be immediately exercisable as such as provided in the foregoing sentence.

  Section 5. Eligibility. Any Employee, including any officer or employee-director of the Company or of any Affiliate, and any consultant of, or other individual providing services to, the Company or any Affiliate shall be eligible to be designated a Participant. A non-employee director shall be eligible to receive NonQualified Stock Options under the Plan.

  Section 6. Awards.

  (a) Options. The Committee is hereby authorized to grant to eligible individuals options to purchase Common Shares (each, an "Option") which shall contain the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

    (i) Exercise Price. The purchase price per Common Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair

  Market Value of a Common Share on the date of grant of such Option, or such other price as required under Subsection 6(a)(iv) hereof.

    (ii) Time and Method of Exercise. Subject to the terms of Section 6(a)(iii), the Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Common Shares, outstanding Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

    (iii) Exercisability Upon Death, Retirement and Termination of Employment. Subject to the condition that no Option may be exercised in whole or in part after the expiration of the Option period specified in the applicable Award Agreement:

      (A) Subject to the terms of paragraph (D) below, upon the death of a Participant while employed or within 3 months of retirement or disability as defined in paragraph (B) below, the person or persons to whom such Participant's rights with respect to any Option held by such Participant are transferred by will or the laws of descent and distribution may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) nine months after such Participant's death, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise such Option immediately prior to such Participant's death, and any Options not so exercisable will lapse on the date of such Participant's death;

      (B) Subject to the terms of paragraph (D) below, upon termination of a Participant's employment with the Company (x) as a result of retirement pursuant to a retirement plan of the Company or an Affiliate or disability (as determined by the Committee) of such Participant, (y) by the Company other than for Cause, or (z) by the Participant with Good Reason, such Participant may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) three months after the date of such termination, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise any Options immediately prior to such termination, and any Options not so exercisable will lapse on such date of termination;

      (C) Subject to the terms of paragraph (D) below, upon termination of a Participant's employment with the Company under any circumstances not described in paragraphs (A) or (B) above, such Participant's Options shall be canceled to the extent not theretofore exercised;

      (D) Upon (i) the death of the Participant, or (ii) termination of the Participant's employment with the Company (x) by the Company other than for Cause (y) by the Participant with Good Reason or (z) as a result of retirement or disability as defined in paragraph (B) above, the Company shall have the right to cancel all of the Options such Participant was entitled to exercise at the time of such death or termination (subject to the terms of paragraphs (A) or (B) above) for a payment in cash equal to the excess, if any, of the Fair Market Value of one Common Share on the date of death or termination over the exercise price of such Option for one Common Share times the number of Common Shares subject to the Option and exercisable at the time of such death or termination; and

      (E) Upon expiration of the respective periods set forth in each of paragraphs (A) through (C) above, the Options of a Participant who has died or whose employment has been terminated shall be canceled to the extent not theretofore canceled or exercised.

      (F) For purposes of paragraphs (A) through (D) above, the period of service of an individual as a director or consultant of the Company or an Affiliate shall be deemed the period of employment.

    (iv) Incentive Stock Options. The following provisions shall apply only to Incentive Stock Options granted under the Plan:

      (A) No Incentive Stock Option shall be granted to any eligible Employee who, at the time such Option is granted, owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, except that such an Option may be granted to such an Employee if at the time the Option is granted the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Shares (determined in accordance with Section 2) subject to the Option, and the Option by its terms is not exercisable after the expiration of five (5) years from the date the Option is granted; and

      (B) To the extent that the aggregate Fair Market Value of the Common Shares with respect to which Incentive Stock Options (without regard to this subsection) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. This subsection shall be applied by taking Options into account in the order in which they were granted. If some but not all Options granted on any one day are subject to this subsection, then such Options shall be apportioned between Incentive Stock Option and Non-Qualified Stock Option treatment in such manner as the Committee shall determine. For purposes of this subsection, the Fair Market Value of any Common Shares shall be determined, in accordance with Section 2, as of the date the Option with respect to such Common Shares is granted.

    (v) Other Terms and Conditions of Options. Notwithstanding any provision contained in the Plan to the contrary, during any period when any member of the Committee shall not be a "nonemployee director" as defined in Rule 16b-3, then, the terms and conditions of Options granted under the Plan to any director or officer, as defined in Rule 16a-1, of the Company during such period unless other terms and conditions are approved in advance by the Board, shall be as follows:

      (A) The price at which each Common Share subject to an option may be purchased shall, subject to any adjustments which may be made pursuant to Section 4, in no event be less than the Fair Market Value of a Common Share on the date of grant, and provided further that in the event the option is intended to be an Incentive Stock Option and the optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, the price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Common Share on the date of grant.

      (B) The Option may be exercised to purchase Common Shares covered by the Option not sooner than six (6) months following the date of grant. The Option shall terminate and no Common Shares may be purchased thereunder more than ten (10) years after the date of grant, provided that if the Option is intended to be an Incentive Stock Option and the Optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, the Option shall terminate and no Common Shares may be purchased thereunder more than five (5) years after the date of grant.

      (C) The maximum number of Common Shares which may be subject to options granted to all directors pursuant to this Section 5(j) shall be 750,000 shares in the aggregate. The maximum number of Common Shares which may be subject to options granted to any director of the Company shall be 250,000 shares.

  (b) Stock Appreciation Rights. The Committee is hereby authorized to grant to eligible Employees "Stock Appreciation Rights." Each Stock Appreciation Right shall consist of a right to receive the excess of (i) the Fair Market Value of one Common Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than one hundred percent (100%) of the Fair Market Value of one Common Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award, on the date of grant of such other Award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right granted under the Plan shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

  (c) Restricted Securities.

    (i) Issuance. The Committee is hereby authorized to grant to eligible Employees "Restricted Securities" which shall consist of the right to receive, by purchase or otherwise. Common Shares which are subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote such Common Shares or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise. as the Committee may deem appropriate.

    (ii) Registration. Restricted Securities granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Securities granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Securities.

    (iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's employment for any reason during the applicable restriction period, all of such Participant's Restricted Securities which had not become Released Securities by the date of termination of employment shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Securities. Unrestricted Common Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Securities promptly after such Restricted Securities become Released Securities.

  (d) Performance Awards. The Committee is hereby authorized to grant to eligible Employees "Performance Awards." Each Performance Award shall consist of a right, (i) denominated or payable in cash, Common Shares, other securities or other property (including, without limitation, Restricted Securities), and (ii) which shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the termination of a Participant's employment and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee and by the other terms and conditions of any Performance Award. The Committee shall issue performance goals prior to the commencement of the performance period to which such performance goals pertain.

  (e) Other Stock-Based Awards. The Committee is hereby authorized to grant to eligible Employees "Other Stock Based Awards." Each Other Stock-Based Award shall consist of a right (i) which is other than an Award or right described in Section 6(a), (b), (c) or (d) above and (ii) which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares) as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such right shall comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of Other Stock-Based Awards. Common Shares or other securities delivered pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Common Shares, other securities, other Awards, other property, or any combination thereof, as the Committee shall determine.

  (f) General.

    (i) No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

    (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award, except that in no event shall an Incentive Stock Option be granted together with a Non-Qualified Stock Option in such a manner that the exercise of one Option affects the right to exercise the other.

    Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other awards.

    (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments. In accordance with the above, the Committee may elect (i) to pay a Participant (or such Participant's permitted transferee) upon the exercise of an Option in whole or in part, in lieu of the exercise thereof and the delivery of Common Shares thereunder, an amount of cash equal to the excess, if any, of the Fair Market Value of one Common Share on the date of such exercise over the exercise price of such Option for one Common Share times the number of Common Shares subject to the Option or portion thereof so exercised or (ii) to settle other stock denominated Awards in cash.

    (iv) Limits on Transfer of Awards.

      (A) No award (other than Released Securities), and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Securities, to the Company) and any such purported assignment, alienation, pledge, attachment, sale or other transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

      (B) Each award, and each right under any Award, shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

    (v) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

    (vi) Rule 16b-3 Six-Month Limitations. To the extent required in order to maintain the exemption provided under Rule 16b-3 only, any equity security offered pursuant to the Plan must be held for at least six months after the date of grant, and with respect to any derivative security issued pursuant to the Plan, at least six months must elapse from the date of acquisition of such derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

    (vii) Common Share Certificates. All certificates for Common Shares delivered under the Plan pursuant to any Award of the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (viii) Delivery of Common Shares or Other Securities and Payment by Participant of Consideration. No Common Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Common Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

  Section 7. Amendments; Adjustments and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

  (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, subject to the Company's rights to adjust Awards under Sections 7(c) and (d), any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant, other holder or beneficiary of an Award, as the case may be; and provided further, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

    (i) increase the total number of Common Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

    (ii) otherwise cause the Plan to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement which is or would be a prerequisite for exemptive relief from
  Section 16(b) of the Exchange Act.

  (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, however, that, subject to the Company's rights to adjust Awards under Sections 7(c) and (d), any amendment, alteration, suspension, discontinuation, cancellation or termination that would impair the rights of any Participant or holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant or holder or beneficiary of an Award, as the case may be.

  (c) Adjustment of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

  (d) Adjustments of Awards Upon the Occurrence of Certain Unusual or Non-recurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

  Section 8. General Provisions.

  (a) No Rights to Awards. No Employee or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

  (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards; provided, however, that, no such delegation shall be permitted with respect to Awards held by Employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto or who are otherwise subject to such Section.

  (c) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

  (d) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Common Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

  (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

  (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

  (g) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

  (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

  (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

  (j) No Fractional Common Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

  (k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

  Section 9. Adoption, Approval and Effective Date of the Plan. The Plan shall be considered adopted and shall become effective on the date the Plan is approved by the Board; provided, however, that the Plan and any Awards granted under the Plan shall be void, if the stockholders of the Company shall not have approved the adoption of the Plan within twelve (12) months after the effective date, by a majority of votes cast thereon at a meeting of stockholders duly called and held for such purpose.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under Section 145 of the Delaware General Corporation Law, as amended, RHCI has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of such person's being a director or officer of RHCI if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

  RHCI's Certificate of Incorporation contains a provision which eliminates the personal liability of a director of RHCI to RHCI or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.

  Section 4.1 of the By-laws of RHCI contains provisions relating to the indemnification of directors and officers, which provide, in general, that RHCI shall indemnify its officers and directors to the fullest extent authorized by the laws of the State of Delaware, as they may be amended from time to time.

  RHCI has entered into indemnification agreements with its directors and executive officers. These agreements provide that the directors and executive officers will be indemnified to the fullest possible extent permitted by Delaware law against all expenses (including attorneys' fees), judgments, fines, penalties, taxes and settlement amounts paid or incurred by them in any action or proceeding (including any action by or in the right of RHCI or any of its subsidiaries or affiliates), on account of their service as directors, officers, employees, fiduciaries or agents of RHCI or any of its subsidiaries or affiliates, and their service at the request of RHCI or any of its subsidiaries or affiliates, as directors, officers, employees, fiduciaries or agents of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

  RHCI maintains liability insurance for its officers and directors, insuring them against certain losses arising from claims or charges made against them while acting in their capacities as officers or directors of RHCI.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  A list of Exhibits required to be filed as part of this Registration Statement on Form S-4 is listed in the attached Index to Exhibits and is incorporated herein by reference.

ITEM 22. UNDERTAKINGS.

  (A) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (B) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (C) The Registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Certificate of Incorporation of the Registrant or the laws of the State of Delaware or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (E) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)( l ) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (F) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request' and to send the incorporated documents by first class mail or other equally prompt means. This includes the information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (G) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                               INDEX OF EXHIBITS

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
  2.1 Agreement and Plan of Merger dated as of October 1, 1996 among
      Ramsay Managed Care, Inc. ("RMCI"), RHCI and RHCI Acquisition
      Corp. (incorporated by reference to Exhibit 2 to the RHCI's
      Current Report on Form 8-K dated October 2, 1996). Pursuant to
      Reg. S-K, Item 601(b)(2), RHCI agrees to furnish a copy of the
      Disclosure Schedules to such Agreement to the Commission upon request.........................................................
  2.2 Recapitalization Agreement dated as of June 30, 1993 by and among RHCI, Ramsay Holdings HSA Limited and Paul Ramsay Holdings
      Pty. Limited (incorporated by reference to Exhibit 2.2 to RHCI's
      Annual Report on Form 10-K for the year ended June 30, 1994)....
  2.3 Agreement of sale and purchase dated April 12, 1995 by and between Mesa Psychiatric Hospital, Inc. and Capstone Capital
      Corporation (incorporated by reference to Exhibit 2.7 to RHCI's
      Annual Report on Form 10-K for the year ended June 30, 1995).
      Pursuant to Reg. S-K, Item 601(b)(2), RHCI agrees to furnish a copy of the Schedules and Exhibits to such Agreement to the
      Commission upon request.........................................
  2.4 Agreement of sale and purchase dated April 12, 1995 by and between RHCI San Antonio, Inc. and Capstone Capital Corporation
      (incorporated by reference to Exhibit 2.8 to RHCI's Annual
      Report on Form 10-K for the year ended June 30, 1995). Pursuant to Reg. S-K, Item 601(b)(2), RHCI agrees to furnish a copy of the Schedules and Exhibits to such Agreement to the Commission upon request....................................................
  3.1 Restated Certificate of Incorporation of RHCI, as amended
      (incorporated by reference to Exhibit 3.1 to RHCI's Annual
      Report on Form 10-K for the year ended June 30, 1990)...........
  3.2 Certificate of Amendment of Restated Certificate of
      Incorporation of RHCI filed on April 17, 1991 (incorporated by reference to Exhibit 3.2 to RHCI's Registration Statement on
      Form S-2, Registration No. 33-40762)............................
  3.3 Certificate of Correction to Certificate of Amendment of
      Restated Certificate of Incorporation of RHCI filed on April 18,
      1991 (incorporated by reference to Exhibit 3.3 to RHCI's
      Registration Statement on Form Registration No. 33-40762).......
  3.4 By-Laws of RHCI, as amended to date (incorporated by reference to Exhibit 3.4 to RHCI's Annual Report on Form 10-K for the year ended June 30, 1994)............................................
  3.5 Certificate of Designation of Preferred Stock of RHCI filed on
      June 27, 1991 (incorporated by reference to Exhibit 3.5 to
      RHCI's Registration Statement on Form S-2, Registration
      No. 33-40762)...................................................
  3.6 Certificate of Designation of Preferred Stock of RHCI filed on
      July 9, 1991 (incorporated by reference to Exhibit 3.6 to RHCI's
      Registration Statement on Form S-2, Registration
      No. 33-40762)...................................................
  3.7 Certificate of Designation of Preferred Stock of RHCI filed on
      June 29, 1993 (incorporated by reference to Exhibit 3.7 to
      RHCI's Annual Report on Form 10-K for the year ended
      June 30, 1994)..................................................
  3.8 Certificate of Designations of Preferred Stock of RHCI filed on
      March 13, 1997..................................................
  4.1 Trust Indenture dated as of March 31, 1990, between RHCI,
      Bountiful Psychiatric Hospital, Inc., Cumberland Mental Health,
      Inc., East Carolina Psychiatric Services Corporation, Havenwyck
      Hospital, Inc., Mesa Psychiatric Hospital, Inc., Psychiatric
      Institute of West Virginia, Inc., and The Citizens and Southern
      National Bank and Susan L. Adams (incorporated by reference to
      Exhibit 4.1 to RHCI's Annual Report on Form 10-K for the year ended June 30, 1990)............................................

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
  4.2  First Supplemental Trust Indenture dated as of June 15, 1991 between RHCI, Bountiful Psychiatric Hospital, Inc., Cumberland
       Mental Health, Inc., East Carolina Psychiatric Services
       Corporation, Havenwyck Hospital, Inc., Mesa Psychiatric
       Hospital, Inc. and Psychiatric Hospital of West Virginia, Inc.
       and The Citizens and Southern National Bank, a national banking association, and an individual trustee, as Trustees
       (incorporated by reference to Exhibit 4.4 to RHCI's
       Registration Statement on Form S-2, Registration No.33-40762)..
  4.3  Second Supplemental Trust Indenture dated as of May 15, 1993 between RHCI, Bountiful Psychiatric Hospital, Inc., Cumberland
       Mental Health, Inc., East Carolina Psychiatric Services
       Corporation, Havenwyck Hospital, Inc., Mesa Psychiatric
       Hospital, Inc. and Psychiatric Hospital of West Virginia, Inc.
       and NationsBank of Georgia, National Association and Susan L.
       Adams (incorporated by reference to Exhibit 4.3 to RHCI's
       Annual Report on Form 10-K for the year ended June 30,
       1994)..........................................................
  4.4. Third Supplemental Trust Indenture dated as of April 12, 1995 between RHCI, Bountiful Psychiatric Hospital, Inc., Cumberland
       Mental Health, Inc., East Carolina Psychiatric Services
       Corporation, Havenwyck Hospital, Inc., Mesa Psychiatric
       Hospital, Inc. and Psychiatric Hospital of West Virginia, Inc.,
       and NationsBank of Georgia, National Association and Elizabeth
       Talley, as Trustee (incorporated by reference to Exhibit 4.4 to
       RHCI's Annual Report on Form 10-K for the fiscal year ended
       June 30, 1996).................................................
  4.5  Fourth Supplemental Trust Indenture dated as of September 15,
       1995 between RHCI, Bountiful Psychiatric Hospital, Inc.,
       Cumberland Mental Health, Inc., East Carolina Psychiatric
       Services, Havenwyck Hospital, Inc., Mesa Psychiatric Hospital,
       Inc. and Psychiatric Institute of West Virginia, Inc. and
       NationsBank of Georgia, National Association and Elizabeth
       Talley, as Trustee (incorporated by reference to Exhibit 10.100 to RHCI's Quarterly Report on Form 10-Q for the quarter ended
       September 30, 1995)............................................
  4.6  Subsidiary Borrower Note of Atlantic Treatment Center, Inc.
       dated May 21, 1993 in the principal amount of $4,607,945
       payable to the order of Societe Generale, New York Branch
       (incorporated by reference to Exhibit 4.5 to RHCI's Annual
       Report on Form 10-K for the year ended June 30, 1994)..........
  4.7  Subsidiary Borrower Note of Carolina Treatment Center, Inc.
       dated May 21, 1993 in the principal amount of $5,030,000
       payable to the order of Societe Generale, New York Branch
       (substantially identical to Exhibit 4.6).......................
  4.8  Subsidiary Borrower Note of Greenbrier Hospital, Inc. dated May
       21, 1993 in the principal amount of $5,973,125 payable to the order of Societe Generale, New York Branch (substantially
       identical to Exhibit 4.6)......................................
  4.9  Subsidiary Borrower Note of Gulf Coast Treatment Center, Inc.
       dated May 21, 1993 in the principal amount of $4,392,500
       payable to the order of Societe Generale, New York Branch
       (substantially identical to Exhibit 4.6).......................
  4.10 Subsidiary Borrower Note of Houma Psychiatric Hospital, Inc.
       dated May 21, 1993 in the principal amount of $3,979,589
       payable to the order of Societe Generale, New York Branch
       (substantially identical to Exhibit 4.6).......................
  4.11 Subsidiary Borrower Note of HSA of Oklahoma, Inc. dated May 21,
       1993 in the principal amount of $3,445,562 payable to the order of Societe Generale, New York Branch (substantially identical to Exhibit 4.6)................................................
  5    Opinion of Haythe & Curley.....................................
  8    Tax Opinion of Haythe & Curley.................................

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 10.1  Note Purchase Agreement dated as of March 31, 1990, among RHCI,
       Bountiful Psychiatric Hospital, Inc., Cumberland Mental Health,
       Inc., East Carolina Psychiatric Services Corporation, Havenwyck
       Hospital, Inc., Mesa Psychiatric Hospital, Inc., Psychiatric
       Institute of West Virginia, Inc., and Aetna Life Insurance
       Company regarding the purchase by Aetna Life Insurance Company of $26,000,000 principal amount of 11.6% Senior Secured
       $1,000,000 principal amount of 15.6% Subordinated Secured
       Notes, and Warrants to Purchase Common Stock of RHCI
       (incorporated by reference to Exhibit 10.2 to RHCI's Annual
       Report on Form 10-K for the year ended June 30, 1990)..........
 10.2  Note Purchase Agreement pursuant to which Monumental Life
       Insurance Company purchased $15,500,000 principal amount of
       11.6% Senior Secured Notes, $2,000,000 principal amount of
       15.6% Subordinated Secured Notes, and Warrants to Purchase
       Common Stock of RHCI (substantially identical to Exhibit
       10.1)..........................................................
 10.3  Note Purchase Agreement pursuant to which Connecticut Mutual
       Life Insurance Company purchased $15,000,000 principal amount of 11.6% Senior Secured Notes(substantially identical to
       Exhibit 10.1)..................................................
 10.4  Pledge and Security Agreement between Bountiful Psychiatric
       Hospital, Inc. and The Citizens and Southern National Bank.....
 10.5  Pledge and Security Agreement dated as of March 31, 1990, between RHCI and The Citizens and Southern National Bank
       (substantially identical to Exhibit 10.4)......................
 10.6  Pledge and Security Agreement between Michigan Psychiatric
       Services, Inc. and The Citizens and Southern National Bank
       (substantially identical to Exhibit 10.4)......................
 10.7  Pledge and Security Agreement between Americare of Galax, Inc.
       and The Citizens and Southern National Bank (substantially identical to Exhibit 10.4).....................................
 10.8  Deed of Trust, Security Agreement, and Financing Statement
       dated as of March 31, 1990 from Bountiful Psychiatric Hospital,
       Inc. to Merrill Title Company for the benefit of The Citizens and Southern National Bank and Susan L. Adams covering certain property in Woods Cross, Utah (incorporated by reference to
       Exhibit 10.10 to RHCI's Annual Report on Form 10-K for the year ended June 30, 1990)...........................................
 10.9  Deed of Trust and Security Agreement from Cumberland Mental
       Health, Inc. to First American Title Insurance Company for the
       benefit of The Citizens and Southern National Bank and Susan L.
       Adams covering certain property in Fayetteville, North Carolina
       (substantially identical to Exhibit 10.8)......................
 10.10 Deed of Trust and Security Agreement from East Carolina
       Psychiatric Services Corporation to First American Title
       Insurance Company for the benefit of The Citizens and Southern
       National Bank and Susan L. Adams covering certain property in
       Jacksonville, North Carolina (substantially identical to
       Exhibit 10.8)..................................................
 10.11 Mortgage and Security Agreement dated as of March 31, 1990 from
       Havenwyck Hospital, Inc. to The Citizens and Southern National
       Bank and Susan L. Adams covering certain property in Auburn
       Hills, Michigan (incorporated by reference to Exhibit 10.12 to
       RHCI's Annual Report on Form 10-K for the year ended June 30,
       1990)..........................................................
 10.12 Leasehold Deed of Trust, Assignment of Rents and Security
       Agreement with Financing Statement dated as of March 31, 1990 from Mesa Psychiatric Hospital, Inc. to Transamerica Title
       Insurance Company for the benefit of The Citizens and Southern
       National Bank and Susan L. Adams covering certain property in
       Mesa, Arizona (incorporated by reference to Exhibit 10.13 to
       RHCI's Annual Report on Form 10-K for the year ended June 30,
       1990)..........................................................

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 10.13 Leasehold Deed of Trust and Security Agreement from Psychiatric
       Institute of West Virginia, Inc. to J. Nicholas Barth, Esq.,
       for the benefit of The Citizens and Southern National Bank and
       Susan L. Adams covering certain property in Morgantown, West
       Virginia (substantially identical to Exhibit 10.12)............
 10.14 Obligor Subrogation and Contribution Agreement dated as of
       April 30, 1990 among The Citizens and Southern National Bank,
       Susan L. Adams, RHCI, Bountiful Psychiatric Hospital, Inc.,
       Cumberland Mental Health, Inc., East Carolina Psychiatric
       Services Corporation, Havenwyck Hospital, Inc., Mesa
       Psychiatric Hospital, Inc., and Psychiatric Institute of West
       Virginia, Inc. (incorporated by reference to Exhibit 10.15 to
       RHCI's Annual Report on Form 10-K for the year ended June 30,
       1990)..........................................................
 10.15 Credit Agreement dated as of May 15, 1993 among RHCI and certain of its subsidiaries named therein, Societe Generale,
       New York Branch, First Union National Bank of North Carolina
       and Hibernia National Bank, as lenders, and Societe Generale, as issuing bank and agent (incorporated by reference to Exhibit
       10.16 to RHCI's Annual Report on Form 10-K for the year ended
       June 30, 1994).................................................
 10.16 Security Agreement dated as of May 15, 1993 by Atlantic
       Treatment Center, Inc. in favor of Societe Generale, as agent for the lenders which are parties to that certain Credit
       Agreement described in Exhibit 10.15 above, and covering
       certain property in Daytona Beach, Florida (incorporated by reference to Exhibit 10.17 to RHCI's Annual Report on Form 10-K
       for the year ended June 30, 1994)..............................
 10.17 Security Agreement dated as of May 15, 1993 by Carolina
       Treatment Center, Inc. in favor of Societe Generale, as agent for the lenders which are parties to that certain Credit
       Agreement described in Exhibit 10.15 above (substantially
       identical to Exhibit 10.16)....................................
 10.18 Security Agreement dated as of May 15, 1993 by Great Plains
       Hospital, Inc. in favor of Societe Generale, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above (substantially identical to
       Exhibit 10.16).................................................
 10.19 Security Agreement dated as of May 15, 1993 by Greenbrier
       Hospital, Inc. in favor of Societe Generale, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above (substantially identical to
       Exhibit 10.16).................................................
 10.20 Security Agreement dated as of May 15, 1993 by Gulf Coast
       Treatment Center, Inc. in favor of Societe Generale, as agent for the lenders which are parties to that certain Credit
       Agreement described in Exhibit 10.15 above (substantially
       identical to Exhibit 10.16)....................................
 10.21 Security Agreement dated as of May 15, 1993 by Houma
       Psychiatric Hospital, Inc. in favor of Societe Generale, as agent for the lenders which are parties to that certain Credit
       Agreement described in Exhibit 10.15 above (substantially
       identical to Exhibit 10.16)....................................
 10.22 Security Agreement dated as of May 15, 1993 by HSA of Oklahoma,
       Inc. in favor of Societe Generale, as agent for the lenders which are parties to that certain Credit Agreement described in
       Exhibit 10.15 above (substantially identical to Exhibit
       10.16).........................................................
 10.23 Security Agreement dated as of May 15, 1993 by The Haven
       Hospital, Inc. in favor of Societe Generale, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above (substantially identical to
       Exh 10.16).....................................................
 10.24 Security Agreement dated as of May 15, 1993 by RHCI in favor of
       Societe Generale, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (substantially identical to Exhibit 10.16).....................

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 10.25 Accounts Receivable Security Agreement dated as of May 15, 1993 by Americare of Galax, Inc. in favor of Societe Generale, as agent for the lenders which are parties to that certain Credit
       Agreement described in Exhibit 10.15 above (incorporated by reference to Exhibit 10.26 to RHCI's Annual Report on Form 10-K
       for the year ended June 30, 1994) .............................
 10.26 Accounts Receivable Security Agreement dated as May 15, 1993 by
       Bountiful Psychiatric Hospital, Inc. in favor of Societe
       Generale, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (substantially identical to Exhibit 10.25).....................
 10.27 Accounts Receivable Security Agreement dated as of May 15, 1993 by Cumberland Mental Health, Inc. in favor of Societe Generale,
       New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (substantially identical to Exhibit 10.25).....................
 10.28 Accounts Receivable Security Agreement dated as of May 15, 1993 by East Carolina Psychiatric Services Corporation in favor of
       Societe Generale, New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in
       Exhibit 10.15 above (substantially identical to Exhibit
       10.25).........................................................
 10.29 Accounts Receivable Security Agreement dated as of May 15, 1993 by Havenwyck Hospital, Inc. in favor of Societe Generale, New
       York Branch as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (substantially identical to Exhibit 10.25).....................
 10.30 Accounts Receivable Security Agreement dated as of May 15, 1993 by Mesa Psychiatric Hospital, Inc. in favor of Societe
       Generale, New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit
       10.15 above (substantially identical to Exhibit 10.25).........
 10.31 Accounts Receivable Security Agreement dated as of May 15, 1993 by Michigan Psychiatric Services, Inc. in favor of Societe
       Generale, New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit
       10.15 above (substantially identical to Exhibit 10.25).........
 10.32 Accounts Receivable Security Agreement dated as of May 15, 1993 by Psychiatric Institute of West Virginia, Inc. in favor of
       Societe Generale, New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in
       Exhibit 10.15 above (substantially identical to Exhibit
       10.25).........................................................
 10.33 Stock Pledge Agreement dated as of May 15, 1993, among RHCI in favor of Societe Generale, New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above (incorporated by reference to
       Exhibit 10.34 to RHCI's Annual Report on Form 10-K for the year ended June 30, 1994)...........................................
 10.34 Revolving Credit Guarantee dated as of May 15, 1993 by
       Americare of Galax, Inc. in favor of Societe Generale, New York
       Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (incorporated by reference to Exhibit 10.35 to RHCI's Annual
       Report on Form 10-K for the year ended June 30, 1994)..........
 10.35 Revolving Credit Guarantee dated as of May 15, 1993 by Bethany
       Psychiatric Hospital, Inc. in favor of Societe Generale, New
       York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (substantially identical to Exhibit 10.34).....................
 10.36 Revolving Credit Guarantee dated as of May 15, 1993 by
       Bountiful Psychiatric Hospital, Inc. in favor of Societe
       Generale, New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit
       10.15 above (substantially identical to Exhibit 10.34).........

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 10.37 Revolving Credit Guarantee dated as of May 15, 1993 by
       Cumberland Mental Health, Inc. in favor of Societe Generale,
       New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (substantially identical to Exhibit 10.34).....................
 10.38 Revolving Credit Guarantee dated as of May 15, 1993 by East
       Carolina Psychiatric Services Corporation in favor of Societe
       Generale, New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit
       10.15 above (substantially identical to Exhibit 10.34).........
 10.39 Revolving Credit Guarantee dated as of May 15, 1993 by
       Havenwyck Hospital, Inc. in favor of Societe Generale, New York
       Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (substantially identical to Exhibit 10.34).....................
 10.40 Revolving Credit Guarantee dated as of May 15, 1993 by Mesa
       Psychiatric Hospital, Inc. in favor of Societe Generale, New
       York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (substantially identical to Exhibit 10.34).....................
 10.41 Revolving Credit Guarantee dated as of May 15, 1993 by Michigan
       Psychiatric Services, Inc. in favor of Societe Generale, New
       York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (substantially identical to Exhibit 10.34).....................
 10.42 Revolving Credit Guarantee dated as of May 15, 1993 by
       Psychiatric Institute of West Virginia, Inc. in favor of
       Societe Generale, New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in
       Exhibit 10.15 above (substantially identical to Exhibit
       10.34).........................................................
 10.43 Management Fee Subordination Agreement dated May 15, 1993, among Paul J. Ramsay and Ramsay Health Care Pty. Ltd. in favor of Societe Generale, New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in
       Exhibit 10.15 above (incorporated by reference to Exhibit 10.44 to RHCI's Annual Report on Form 10-K for the year ended June
       30, 1994)......................................................
 10.44 Mortgage and Fixture Filing and Assignment of Leases and Rents
       dated as of May 15, 1993 granted by Atlantic Treatment Center,
       Inc. to Societe Generale, individually and as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above, with respect to certain real property located in Volusia County, Florida (incorporated by reference to Exhibit 10.45 to RHCI's Annual Report on Form 10-K
       for the year ended June 30, 1994)..............................
 10.45 Mortgage and Fixture Filing and Assignment of Leases and Rents
       dated as of May 15, 1993 granted by Carolina Treatment Center,
       Inc. to Societe Generale, individually and as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above, with respect to certain real property located in Horry County, South Carolina (substantially identical to Exhibit 10.44)....................................
 10.46 Deed of Trust and Fixture Filing and Assignment of Leases and
       Rents dated as of May 15, 1993 granted by Great Plains
       Hospital, Inc. to Jacob W. Bayer, Jr. as Trustee for the
       benefit of Societe Generale, individually and as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above, with respect to certain real property located in Vernon County, Missouri (substantially identical to Exhibit 10.44)....................................

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 10.47 Mortgage, Security and Assignment of Leases and Rents dated as of May 15, 1993 by Greenbrier Hospital, Inc. to Societe
       Generale individually and as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit
       10.15 above, with respect to certain real property located in
       St. Tammany Parish, Louisiana (substantially identical to
       Exhibit 10.44).................................................
 10.48 Mortgage and Fixture Filing and Assignment of Leases and Rents
       dated as of May 15, 1993 granted by Gulf Coast Treatment
       Center, Inc. to Societe Generale, individually and as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above, with respect to certain real property located in Okaloosa County, Florida (substantially identical to Exhibit 10.44)....................................
 10.49 Mortgage, Security Agreement and Assignment of Leases and Rents
       dated as of May 15, 1993 granted by Houma Psychiatric Hospital,
       Inc. to Societe Generale, individually and as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above, with respect to certain real property located in the City of Houma, Parish of Terrebonne,
       Louisiana (substantially identical to Exhibit 10.44)...........
 10.50 Mortgage with Power of Sale and Fixture Filing and Assignment of Leases and Rents dated as of May 15, 1993 granted by HSA of
       Oklahoma, Inc. to Societe Generale, individually and as agent for the lenders which are parties to that certain Credit
       Agreement described in Exhibit 10.15 above, with respect to certain real property located in Garfield County, Oklahoma
       (substantially identical to Exhibit 10.44).....................
 10.51 Deed of Trust and Fixture Filing and Assignment of Leases and
       Rents dated as of May 15, 1993 granted by The Haven Hospital,
       Inc. to Societe Generate, individually and as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above, with respect to certain real property located in the City of DeSoto, Dallas County, Texas
       (substantially identical to Exhibit 10.44).....................
 10.52 Loan Agreement between Okaloosa County, Florida and Gulf Coast
       Treatment Center, Inc. dated October 1, 1984, relating to the issuance of bonds for Gulf Coast Treatment Center, Inc.
       (incorporated by reference to Exhibit 10.16 to RHCI's
       Registration Statement on Form S-1, Registration No. 2-9892)...
 10.53 Loan Agreement between Louisiana Public Facilities Authority and Greenbrier Hospital, Inc. dated November 1, 1984, relating to the issuance of bonds for Greenbrier Hospital, Inc.
       (incorporated by reference to Exhibit 10.17 to RHCI's
       Registration Statement on Form S-1, Registration No. 2-98921)..
 10.54 Loan Agreement between Horry County, South Carolina and
       Carolina Treatment Center, Inc. dated December 1, 1984,
       relating to the issuance of bonds for Carolina Treatment
       Center, Inc. (incorporated by reference to Exhibit 10.18 to
       RHCI's Registration Statement on Form S-1, Registration No. 2-
       98921).........................................................
 10.55 Loan Agreement between Louisiana Public Facilities Authority and Houma Psychiatric Hospital, Inc. dated as of September 1,
       1985, relating to the issuance of bonds for HSA Bayou Oaks
       Hospital (incorporated by reference to Exhibit 10.56 to RHCI's
       Annual Report on Form 10-K for the year ended June 30, 1994)...
 10.56 Ground Lease between Facilities Management Corporation, as landlord, and Psychiatric Institute of West Virginia, Inc., as
       tenant, dated as of September 30, 1985 (incorporated by
       reference to Exhibit 10.57 to RHCI's Annual Report on Form 10-K
       for the year ended June 30, 1994)..............................

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 10.57 Lease Agreement between Houma Psychiatric Hospital, Inc. and
       Hospital Service District No. 1 of the Parish of Terrebonne,
       State of Louisiana, effective February 1, 1985 (incorporated by reference to Exhibit 10.38 to RHCI's Registration Statement on
       Form S-1, Registration No. 2-98921)............................
 10.58 Lease among Bethany Psychiatric Hospital, Inc., Bethany General
       Hospital, the City of Bethany, Oklahoma and the Bethany General
       Hospital Trust dated December 9, 1985 (ground lease)
       (incorporated by reference to Exhibit 10.58 to RHCI's Annual
       Report on Form 10-K for the fiscal year ended June 30, 1996)...
 10.59 Loan Agreement between The Enid Development Authority and HSA of Oklahoma, Inc. dated as of October 1, 1985, relating to The
       Enid Development Authority Variable Rate Demand Revenue Bonds
       (Meadowlake Hospital Project) (incorporated by reference to
       Exhibit 10.60 to RHCI's Annual Report on Form 10-K for the year ended June 30, 1994)...........................................
 10.60 Ramsay Health Care, Inc. 1990 Stock Option Plan, as amended to date (incorporated by reference to Exhibit 4.3 to RHCI's
       Registration Statement on Form S-8 filed on March 6, 1991).....
 10.61 Lease Agreement dated August 30, 1988 between RHCI and Ayshire
       Land Dome Joint Venture relating to office space at One Poydras
       Plaza, New Orleans, Louisiana (incorporated by reference to
       Exhibit 10.78 to RHCI's Registration Statement on Form S-2,
       Registration No. 33-40762).....................................
 10.62 Ramsay Health Care, Inc. Deferred Compensation and Retirement
       Plan (incorporated by reference to Exhibit 10.79 to RHCI's
       Registration Statement on Form S-2, Registration No. 33-
       40762).........................................................
 10.63 Personnel and Facility Sharing Agreement dated as of June 27,
       1991 between RHCI and Ramsay Holdings HSA Limited (incorporated by reference to Exhibit 10.83 to RHCI's Registration Statement on Form S-2, Registration No.33-40762).........................
 10.64 Indemnity Agreement dated as of June 1991 between RHCI and
       Ramsay Holdings HSA Limited (incorporated by reference to
       Exhibit 10.84 to RHCI's Registration Statement on Form S-2,
       Registration No. 33-40762).....................................
 10.65 Management Agreement dated as of June 25, 1992 between RHCI and
       Ramsay Health Care Pty. Limited (incorporated by reference to
       Exhibit 10.90 to RHCI's Annual Report on Form 10-K for the year ended June 30, 1992)...........................................
 10.66 Ramsay Health Care, Inc. 1991 Stock Option Plan (incorporated by reference to Exhibit 10.91 to RHCI's Annual Report on Form
       10-K for the year ended June 30, 1992).........................
 10.67 Employment Agreement dated January 23, 1992 between RHCI and
       Wallace E. Smith (incorporated by reference to Exhibit 10.94 to
       RHCI's Annual Report on Form 10-K for the year ended June 30,
       1992)..........................................................
 10.68 Employment Agreement dated January 23, 1992 between RHCI and
       John A. Quinn (incorporated by reference to Exhibit 10.95 to
       RHCI's Annual Report on Form 10-K for the year ended June 30,
       1992)..........................................................
 10.69 Lease dated April 4, 1992 between The Union Labor Life
       Insurance Company and RHCI (incorporated by reference to
       Exhibit 10.98 to RHCI's Annual Report on Form 10-K for the year ended June 30, 1992)...........................................
 10.70 Lease dated May 27, 1992 between Gail Buy and Bountiful
       Psychiatric Hospital (incorporated by reference to Exhibit
       10.99 to RHCI's Annual Report on Form 10-K for the year ended
       June 30, 1992).................................................

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 10.71 Lease Agreement dated as of February 12, 1993 by and between
       Gulf Coast Treatment Center, Inc and Vendell of Florida, Inc.
       (incorporated by reference to Exhibit 10.82 to RHCI's Annual
       Report on Form 10-K for the year ended June 30, 1994)..........
 10.72 Ramsay Health Care, Inc. 1993 Stock Option Plan (incorporated by reference to Exhibit 10.83 to RHCI's Quarterly Report on
       Form 10-Q for the quarter ended December 31, 1993).............
 10.73 Ramsay Health Care, Inc. 1993 Employee Stock Purchase Plan
       (incorporated by reference to Exhibit 10.84 to RHCI's Quarterly
       Report on Form 10-Q for the quarter ended December 31, 1993)...
 10.74 Fourth Modification, Extension and Amendment of Lease Agreement
       dated November 15, 1993 between RHCI and One Poydras Plaza
       Venture relating to RHCI's office space at One Poydras Plaza,
       New Orleans, Louisiana (incorporated by reference to Exhibi
       10.84 to RHCI's Annual Report on Form 10-K for the year ended
       June 30, 1994).................................................
 10.75 Employment Agreement dated July 19, 1994 between RHCI and Brent
       J. Bryson (incorporated by reference to Exhibit 10.85 to RHCI's
       Annual Report on Form 10-K for the year ended June 30, 1995)...
 10.76 Rights Agreement dated as of August 1, 1995 between Ramsay
       Health Care, Inc. and First Union National Bank of North
       Carolina, as Rights Agent, which includes the form of Right
       Certificate as Exhibit A and the Summary of Rights to Purchase
       Common Shares as Exhibit B (incorporated by reference to
       Exhibit 4.1 to RHCI's Current Report on Form 8-K dated August
       1, 1995).......................................................
 10.77 Letter Agreement dated June 30, 1995 among Ramsay Health Care,
       Inc., Ramsay Holdings HSA Limited and Paul Ramsay Holdings Pty.
       Limited (incorporated by reference to Exhibit 4.2 to RHCI's
       Current Report on Form 8-K dated August 1, 1995)...............
 10.78 Lease Agreement dated April 12, 1995 between Capstone Capital
       Corporation and Mesa Psychiatric Hospital, Inc. (incorporated by reference to Exhibit 10.88 to RHCI's Annual Report on Form
       10-K for the year ended June 30, 1995).........................
 10.79 Lease Agreement dated April 12, 1995 between Capstone Capital of San Antonio, LTD, d/b/a Cahaba of San Antonio, LTD. and RHCI
       San Antonio, Inc. (incorporated by reference to Exhibit 10.89 to RHCI's Annual Report on Form 10-K for the year ended June
       30, 1995)......................................................
 10.80 Facility Lease Agreement dated June 26, 1995 by and between
       Charter Canyon Behavioral Health System, Inc. and Bountiful
       Psychiatric Hospital, Inc. (incorporated by reference to
       Exhibit 10.90 to RHCI's Annual Report on Form 10-K for the year ended June 30, 1995)...........................................
 10.81 Employment termination letter dated September 15, 1995 between
       RHCI and Gregory H. Browne (incorporated by reference to
       Exhibit 10.91 to RHCI's Annual Report on Form 10-K for the year ended June 30, 1995)...........................................
 10.82 Second Amended and Restated Distribution Agreement between RHCI and RMCI (incorporated by reference to Exhibit 10.1 to RMCI's
       Registration Statement on Form S-1 (Registration No. 33-78034)
       filed with the Commission on April 24, 1995)...................
 10.83 Employee Benefit Agreement dated as of February 1, 1995 between
       RHCI and RMCI (incorporated by reference to Exhibit 10.4 to
       RMCI's Registration Statement on Form S-1 (Registration No. 33-
       78034) filed with the Commission on April 24, 1995)............
 10.84 Tax Sharing Agreement dated as of October 25, 1994 between RHCI and RMCI (incorporated by reference to Exhibit 10.5 to RMCI's
       Registration Statement on Form S-1 (Registration No. 33-78034)
       filed with the Commission on April 24, 1995)...................

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 10.85 Corporate Services Agreement dated as of January 2, 1995 between RHCI and RMCI (incorporated by reference to Exhibit
       10.6 to RMCI's Registration Statement on Form S-1 (Registration
       No. 33-78034) filed with the Commission on April 24, 1995).....
 10.86 Form of Withholding Tax Agreement between RHCI, Ramsay Holdings
       HSA Limited, Paul Ramsay Holdings Pty. Limited and Ramsay
       Health Care Pty. Limited (incorporated by reference to Exhibit
       10.7 to RMCI's Registration Statement on Form S-1 (Registration
       No. 33-78034) filed with the Commission on April 24, 1995).....
 10.87 $6,000,000 Subordinated Promissory Note of RMCI, as amended
       (incorporated by reference to Exhibit 10.13 to RMCI's
       Registration Statement on Form S-1 (Registration No. 33-78034)
       filed with the Commission on April 24, 1995)...................
 10.88 Consent and Amendment dated April 12, 1996 among RHCI and certain of its subsidiaries named therein, Societe Generale,
       New York Branch, First Union National Bank of North Carolina
       and Hibernia National Bank, as lenders, and Societe Generale, as issuing bank and agent (incorporated by reference to Exhibit
       10.88 to RHCI's Annual Report on Form 10-K for the fiscal year ended June 30, 1996)...........................................
 10.89 Second Amendment to Credit Agreement dated as of September 15,
       1995 among RHCI and certain of its subsidiaries named therein,
       Societe Generale, New York Branch, First Union National Bank of
       North Carolina and Hibernia National Bank, as lenders, and
       Societe Generale, as issuing bank and agent (incorporated by reference to Exhibit 10.99 to RHCI's Quarterly Report on Form
       10-Q for the quarter ended September 30, 1995).................
 10.90 Amended and Restated Stock Purchase Agreement dated October 12,
       1995 by and among Paul Ramsay Holdings Pty. Limited, Ramsay
       Health Care, Inc. and, solely for the purpose of Section I, III and VI of the agreement, Ramsay Health Care Pty. Limited
       (incorporated by reference to Exhibit 10.101 to RHCI's
       Quarterly Report on Form 10-Q for the quarter ended September
       30, 1995)......................................................
 10.91 Amendment to Rights Agreement, dated October 3, 1995 between
       Ramsay Health Care, Inc. and First Union Bank of North
       Carolina, as Rights Agent (incorporated by reference to Exhibit
       10.102 to RHCI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995)......................................
 10.92 Ramsay Health Care, Inc. 1995 Long Term Incentive Plan
       (incorporated by reference to Exhibit 10.103 to RHCI's
       Quarterly Report on Form 10-Q for the quarter ended December
       31, 1995)......................................................
 10.93 Third Amendment to Credit Agreement dated as of August 15, 1996 among RHCI and certain subsidiaries named therein, Societe
       Generale, New York Branch, First Union National Bank of North
       Carolina and Hibernia National Bank, as lenders, and Societe
       Generale, as issuing bank and agent (incorporated by reference to Exhibit 10.93 to RHCI's Annual Report on Form 10-K for the
       fiscal year ended June 30, 1996)...............................
 10.94 Stock Purchase Agreement dated as of August 13, 1996 by and among Paul Ramsay Holdings Pty. Limited, RHCI and, solely for purposes of Sections I, III and IV thereof, Ramsay Health Care
       Pty. Limited (incorporated by reference to Exhibit 10.94 to
       RHCI's Annual Report on Form 10-K for the fiscal year ended
       June 30, 1996).................................................
 10.95 Amended and Restated Employment Agreement dated as of August
       15, 1996 by and between Reynold Jennings and RHCI (incorporated by reference to Exhibit 10.95 to RHCI's Annual Report on Form
       10-K for the fiscal year ended June 30, 1996)..................
 10.96 Exchange Agreement dated September 10, 1996, by and among RHCI,
       Paul Ramsay Hospitals Pty. Limited and Paul J. Ramsay,
       including a related Warrant Certificate dated September 10,
       1996 issued to Ramsay Hospital Pty. Limited (incorporated by reference to Exhibit 10.96 to RHCI's Annual Report on Form 10-K
       for the fiscal year ended June 30, 1996).......................

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 10.97  Consulting Agreement dated as of January 1, 1996 between RHCI and Summa Healthcare Group, Inc. (incorporated by reference to
        Exhibit 10.97 to RHCI's Annual Report on Form 10-K for the
        fiscal year ended June 30, 1996)..............................
 10.98  Letter Agreement dated as of September 10, 1996 by and among
        RHCI, Ramsay Health Care Pty. Limited and Paul Ramsay Holdings
        Pty. Limited, included a related Warrant Certificate dated
        September 10, 1996 issued to Paul Ramsay Holdings Pty. Limited
        (incorporated by reference to Exhibit 10.98 to RHCI's Annual
        Report on Form 10-K for the fiscal year ended June 30, 1996)..
 10.99  Employment Agreement dated August 12, 1996 by and between RHCI and Remberto Cibran (incorporated by reference to Exhibit
        10.99 to RHCI's Quarterly Report and Form 10-Q for the quarter ended September 30, 1996).....................................
 10.100 Services Agreement dated August 12, 1996 by and between RHCI and HealthLink Enterprises, Inc. (incorporated by reference to
        Exhibit 10.100 to RHCI's Quarterly Report on Form 10-Q for the
        quarter ended September 30, 1996).............................
 10.101 Amendment No. 2 dated as of November 1, 1996 to that certain
        Rights Agreement dated as of August 1, 1995, as amended by that certain Amendment dated as of October 1, 1995, between
        RHCI and First Union National Bank of North Carolina, as
        Rights Agent (incorporated by reference to Exhibit 10.101 to
        RHCI's Quarterly Report on Form 10-Q for the quarter ended
        September 30, 1996)...........................................
 11     Computation of Net Income Per Share (incorporated by reference to Exhibit 11 to RHCI's Quarterly Report on Form 10-Q for the
        quarter ended December 31, 1996)..............................
 21     Subsidiaries of RHCI..........................................
 23.1   Consent of Ernst & Young LLP (see "Consent of Independent
        Auditors" included in the Registration Statement).............
 23.2   Consent of Ernst & Young LLP (see "Consent of Independent
        Certified Public Accountants Auditors" included in the
        Registration Statement).......................................
 23.3   Consent of Haythe & Curley (contained in Exhibit 5)...........
 23.4   Consent of Haythe & Curley (contained in Exhibit 8)...........
 23.5   Consent of Houlihan, Lokey, Howard & Zukin, Inc...............
 23.6   Consent of Dean Witter Reynolds Inc...........................
 27     Financial Data Schedule (incorporated by reference to Exhibit
        27 to RHCI's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996)......................................
 99.1   Fairness Opinion of Houlihan, Lokey, Howard & Zukin, Inc......
 99.2   Fairness Opinion of Dean Witter Reynolds Inc..................

  Copies of the exhibits filed with this Registration Statement on Form S-4 or incorporated by reference herein do not accompany copies hereof for distribution to stockholders of RHCI. RHCI will furnish a copy of any such exhibits to any stockholder requesting the same.

                               POWER OF ATTORNEY

  The Registrant and each person whose signature appears below hereby appoints the agent for service named in the Registration Statement, Paul J. Ramsay and Bert G. Cibran as attorneys-in-fact with full power of substitution, severally, to execute in their respective names and on behalf of the Registrant and each such person individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CORAL GABLES, STATE OF FLORIDA THE 24TH DAY OF MARCH, 1997.

                                          Ramsay Health Care, Inc.

                                                   /s/ Bert G. Cibran
                                          By: _________________________________
                                              BERT G. CIBRAN (PRESIDENT AND
                                               PRINCIPAL EXECUTIVE OFFICER)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURE                             TITLE                     DATE
                 ---------                             -----                     ----
            /s/ Bert G. Cibran              President and Principal      Dated: March 24, 1997
 __________________________________________  Executive Officer
              BERT G. CIBRAN
             /s/ Carol C. Lang              Principal Financial Officer  Dated: March 24, 1997
 __________________________________________
               CAROL C. LANG
            /s/ Daniel A. Sims              Principal Accounting Officer Dated: March 24, 1997
 __________________________________________
              DANIEL A. SIMS
            /s/ Paul J. Ramsay              Chairman of the Board        Dated: March 24, 1997
 __________________________________________  and Director
              PAUL J. RAMSAY
            /s/ Luis E. Lamela              Vice Chairman of the Board   Dated: March 24, 1997
 __________________________________________  and Director
              LUIS E. LAMELA
            /s/ Aaron Beam, Jr.             Director                     Dated: March 24, 1997
 __________________________________________
              AARON BEAM, JR.

                 SIGNATURE                     TITLE               DATE
                 ---------                     -----               ----
            /s/ Peter J. Evans                Director     Dated: March 24, 1997
 __________________________________________
              PETER J. EVANS
           /s/ Thomas M. Haythe               Director     Dated: March 24, 1997
 __________________________________________
             THOMAS M. HAYTHE
           /s/ Steven J. Shulman              Director     Dated: March 24, 1997
 __________________________________________
             STEVEN J. SHULMAN
           /s/ Michael S. Siddle              Director     Dated: March 24, 1997
 __________________________________________
             MICHAEL S. SIDDLE

                        CONSENT OF INDEPENDENT AUDITORS

  We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 8, 1996 with respect to the financial statements of Ramsay Health Care, Inc. included in the Joint Proxy Statement/Prospectus of Ramsay Health Care, Inc. and Ramsay Managed Care, Inc. constituting part of this Registration Statement on Form S-4 of Ramsay Health Care, Inc., for the registration of 2,136,105 shares of its common stock.

                                          Ernst & Young LLP

New Orleans, Louisiana March 24, 1997

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 28, 1996 (except for Note 16 , as to which the date is October 21, 1996) with respect to the financial statements of Ramsay Managed Care, Inc. included in the Joint Proxy Statement/Prospectus of Ramsay Health Care, Inc. and Ramsay Managed Care, Inc. constituting part of this Registration Statement on Form S-4 of Ramsay Health Care, Inc. for the registration of 2,136,105 shares of its common stock.

                                          Ernst & Young LLP

Orlando, Florida
March 24, 1997

                               INDEX OF EXHIBITS

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
  2.1 Agreement and Plan of Merger dated as of October 1, 1996 among
      Ramsay Managed Care, Inc. ("RMCI"), RHCI and RHCI Acquisition
      Corp. (incorporated by reference to Exhibit 2 to the RHCI's
      Current Report on Form 8-K dated October 2, 1996). Pursuant to
      Reg. S-K, Item 601(b)(2), RHCI agrees to furnish a copy of the
      Disclosure Schedules to such Agreement to the Commission upon
      request.........................................................    --
  2.2 Recapitalization Agreement dated as of June 30, 1993 by and among RHCI, Ramsay Holdings HSA Limited and Paul Ramsay Holdings
      Pty. Limited (incorporated by reference to Exhibit 2.2 to RHCI's
      Annual Report on Form 10-K for the year ended June 30, 1994)....    --
  2.3 Agreement of sale and purchase dated April 12, 1995 by and between Mesa Psychiatric Hospital, Inc. and Capstone Capital
      Corporation (incorporated by reference to Exhibit 2.7 to RHCI's
      Annual Report on Form 10-K for the year ended June 30, 1995).
      Pursuant to Reg. S-K, Item 601(b)(2), RHCI agrees to furnish a copy of the Schedules and Exhibits to such Agreement to the
      Commission upon request.........................................    --
  2.4 Agreement of sale and purchase dated April 12, 1995 by and between RHCI San Antonio, Inc. and Capstone Capital Corporation
      (incorporated by reference to Exhibit 2.8 to RHCI's Annual
      Report on Form 10-K for the year ended June 30, 1995). Pursuant to Reg. S-K, Item 601(b)(2), RHCI agrees to furnish a copy of the Schedules and Exhibits to such Agreement to the Commission
      upon request....................................................    --
  3.1 Restated Certificate of Incorporation of RHCI, as amended
      (incorporated by reference to Exhibit 3.1 to RHCI's Annual
      Report on Form 10-K for the year ended June 30, 1990)...........    --
  3.2 Certificate of Amendment of Restated Certificate of
      Incorporation of RHCI filed on April 17, 1991 (incorporated by reference to Exhibit 3.2 to RHCI's Registration Statement on
      Form S-2, Registration No. 33-40762)............................    --
  3.3 Certificate of Correction to Certificate of Amendment of
      Restated Certificate of Incorporation of RHCI filed on April 18,
      1991 (incorporated by reference to Exhibit 3.3 to RHCI's
      Registration Statement on Form Registration No. 33-40762).......    --
  3.4 By-Laws of RHCI, as amended to date (incorporated by reference to Exhibit 3.4 to RHCI's Annual Report on Form 10-K for the year
      ended June 30, 1994)............................................    --
  3.5 Certificate of Designation of Preferred Stock of RHCI filed on
      June 27, 1991 (incorporated by reference to Exhibit 3.5 to
      RHCI's Registration Statement on Form S-2, Registration No. 33-
      40762)..........................................................    --
  3.6 Certificate of Designation of Preferred Stock of RHCI filed on
      July 9, 1991 (incorporated by reference to Exhibit 3.6 to RHCI's
      Registration Statement on Form S-2, Registration No. 33-40762)..    --
  3.7 Certificate of Designation of Preferred Stock of RHCI filed on
      June 29, 1993 (incorporated by reference to Exhibit 3.7 to
      RHCI's Annual Report on Form 10-K for the year ended June 30,
      1994)...........................................................    --
  3.8 Certificate of Designations of Preferred Stock of RHCI filed on
      March 13, 1997..................................................    --
  4.1 Trust Indenture dated as of March 31, 1990, between RHCI,
      Bountiful Psychiatric Hospital, Inc., Cumberland Mental Health,
      Inc., East Carolina Psychiatric Services Corporation, Havenwyck
      Hospital, Inc., Mesa Psychiatric Hospital, Inc., Psychiatric
      Institute of West Virginia, Inc., and The Citizens and Southern
      National Bank and Susan L. Adams (incorporated by reference to
      Exhibit 4.1 to RHCI's Annual Report on Form 10-K for the year
      ended June 30, 1990) ...........................................    --

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
  4.2  First Supplemental Trust Indenture dated as of June 15, 1991 between RHCI, Bountiful Psychiatric Hospital, Inc., Cumberland
       Mental Health, Inc., East Carolina Psychiatric Services
       Corporation, Havenwyck Hospital, Inc., Mesa Psychiatric
       Hospital, Inc. and Psychiatric Hospital of West Virginia, Inc.
       and The Citizens and Southern National Bank, a national banking association, and an individual trustee, as Trustees
       (incorporated by reference to Exhibit 4.4 to RHCI's
       Registration Statement on Form S-2, Registration No. 33-
       40762).........................................................    --
 4.3   Second Supplemental Trust Indenture dated as of May 15, 1993 between RHCI, Bountiful Psychiatric Hospital, Inc., Cumberland
       Mental Health, Inc., East Carolina Psychiatric Services
       Corporation, Havenwyck Hospital, Inc., Mesa Psychiatric
       Hospital, Inc. and Psychiatric Hospital of West Virginia, Inc.
       and NationsBank of Georgia, National Association and Susan L.
       Adams (incorporated by reference to Exhibit 4.3 to RHCI's
       Annual Report on Form 10-K for the year ended June 30, 1994)...    --
  4.4  Third Supplemental Trust Indenture dated as of April 12, 1995 between RHCI, Bountiful Psychiatric Hospital, Inc., Cumberland
       Mental Health, Inc., East Carolina Psychiatric Services
       Corporation, Havenwyck Hospital, Inc., Mesa Psychiatric
       Hospital, Inc. and Psychiatric Hospital of West Virginia, Inc.,
       and NationsBank of Georgia, National Association and Elizabeth
       Talley, as Trustee (incorporated by reference to Exhibit 4.4 to
       RHCI's Annual Report on Form 10-K for the fiscal year ended
       June 30, 1996).................................................    --
  4.5  Fourth Supplemental Trust Indenture dated as of September 15,
       1995 between RHCI, Bountiful Psychiatric Hospital, Inc.,
       Cumberland Mental Health, Inc., East Carolina Psychiatric
       Services, Havenwyck Hospital, Inc., Mesa Psychiatric Hospital,
       Inc. and Psychiatric Institute of West Virginia, Inc. and
       NationsBank of Georgia, National Association and Elizabeth
       Talley, as Trustee (incorporated by reference to Exhibit 10.100 to RHCI's Quarterly Report on Form 10-Q for the quarter ended
       September 30, 1995)............................................    --
  4.6  Subsidiary Borrower Note of Atlantic Treatment Center, Inc.
       dated May 21, 1993 in the principal amount of $4,607,945
       payable to the order of Societe Generale, New York Branch
       (incorporated by reference to Exhibit 4.5 to RHCI's Annual
       Report on Form 10-K for the year ended June 30, 1994)..........    --
  4.7  Subsidiary Borrower Note of Carolina Treatment Center, Inc.
       dated May 21, 1993 in the principal amount of $5,030,000
       payable to the order of Societe Generale, New York Branch
       (substantially identical to Exhibit 4.6).......................    --
  4.8  Subsidiary Borrower Note of Greenbrier Hospital, Inc. dated May
       21, 1993 in the principal amount of $5,973,125 payable to the order of Societe Generale, New York Branch (substantially
       identical to Exhibit 4.6)......................................    --
  4.9  Subsidiary Borrower Note of Gulf Coast Treatment Center, Inc.
       dated May 21, 1993 in the principal amount of $4,392,500
       payable to the order of Societe Generale, New York Branch
       (substantially identical to Exhibit 4.6).......................    --
  4.10 Subsidiary Borrower Note of Houma Psychiatric Hospital, Inc.
       dated May 21, 1993 in the principal amount of $3,979,589
       payable to the order of Societe Generale, New York Branch
       (substantially identical to Exhibit 4.6).......................    --
  4.11 Subsidiary Borrower Note of HSA of Oklahoma, Inc. dated May 21,
       1993 in the principal amount of $3,445,562 payable to the order of Societe Generale, New York Branch (substantially identical
       to Exhibit 4.6)................................................    --
  5    Opinion of Haythe & Curley.....................................    --
  8    Tax Opinion of Haythe & Curley.................................    --

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 10.1  Note Purchase Agreement dated as of March 31, 1990, among RHCI,
       Bountiful Psychiatric Hospital, Inc., Cumberland Mental Health,
       Inc., East Carolina Psychiatric Services Corporation, Havenwyck
       Hospital, Inc., Mesa Psychiatric Hospital, Inc., Psychiatric
       Institute of West Virginia, Inc., and Aetna Life Insurance
       Company regarding the purchase by Aetna Life Insurance Company of $26,000,000 principal amount of 11.6% Senior Secured
       $1,000,000 principal amount of 15.6% Subordinated Secured
       Notes, and Warrants to Purchase Common Stock of RHCI
       (incorporated by reference to Exhibit 10.2 to RHCI's Annual
       Report on Form 10-K for the year ended June 30, 1990)..........    --
 10.2  Note Purchase Agreement pursuant to which Monumental Life
       Insurance Company purchased $15,500,000 principal amount of
       11.6% Senior Secured Notes, $2,000,000 principal amount of
       15.6% Subordinated Secured Notes, and Warrants to Purchase
       Common Stock of RHCI (substantially identical to Exhibit
       10.1)..........................................................    --
 10.3  Note Purchase Agreement pursuant to which Connecticut Mutual
       Life Insurance Company purchased $15,000,000 principal amount of 11.6% Senior Secured Notes (substantially identical to
       Exhibit 10.1)..................................................    --
 10.4  Pledge and Security Agreement between Bountiful Psychiatric
       Hospital, Inc. and The Citizens and Southern National Bank.....    --
 10.5  Pledge and Security Agreement dated as of March 31, 1990, between RHCI and The Citizens and Southern National Bank
       (substantially identical to Exhibit 10.4)......................    --
 10.6  Pledge and Security Agreement between Michigan Psychiatric
       Services, Inc. and The Citizens and Southern National Bank
       (substantially identical to Exhibit 10.4)......................    --
 10.7  Pledge and Security Agreement between Americare of Galax, Inc.
       and The Citizens and Southern National Bank (substantially
       identical to Exhibit 10.4).....................................    --
 10.8  Deed of Trust, Security Agreement, and Financing Statement
       dated as of March 31, 1990 from Bountiful Psychiatric Hospital,
       Inc. to Merrill Title Company for the benefit of The Citizens and Southern National Bank and Susan L. Adams covering certain property in Woods Cross, Utah (incorporated by reference to
       Exhibit 10.10 to RHCI's Annual Report on Form 10-K for the year
       ended June 30, 1990)...........................................    --
 10.9  Deed of Trust and Security Agreement from Cumberland Mental
       Health, Inc. to First American Title Insurance Company for the
       benefit of The Citizens and Southern National Bank and Susan L.
       Adams covering certain property in Fayetteville, North Carolina
       (substantially identical to Exhibit 10.8)......................    --
 10.10 Deed of Trust and Security Agreement from East Carolina
       Psychiatric Services Corporation to First American Title
       Insurance Company for the benefit of The Citizens and Southern
       National Bank and Susan L. Adams covering certain property in
       Jacksonville, North Carolina (substantially identical to
       Exhibit 10.8)..................................................    --
 10.11 Mortgage and Security Agreement dated as of March 31, 1990 from
       Havenwyck Hospital, Inc. to The Citizens and Southern National
       Bank and Susan L. Adams covering certain property in Auburn
       Hills, Michigan (incorporated by reference to Exhibit 10.12 to
       RHCI's Annual Report on Form 10-K for the year ended June 30,
       1990)..........................................................    --
 10.12 Leasehold Deed of Trust, Assignment of Rents and Security
       Agreement with Financing Statement dated as of March 31, 1990 from Mesa Psychiatric Hospital, Inc. to Transamerica Title
       Insurance Company for the benefit of The Citizens and Southern
       National Bank and Susan L. Adams covering certain property in
       Mesa, Arizona (incorporated by reference to Exhibit 10.13 to
       RHCI's Annual Report on Form 10-K for the year ended June 30,
       1990)..........................................................    --

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 10.13 Leasehold Deed of Trust and Security Agreement from Psychiatric
       Institute of West Virginia, Inc. to J. Nicholas Barth, Esq.,
       for the benefit of The Citizens and Southern National Bank and
       Susan L. Adams covering certain property in Morgantown, West
       Virginia (substantially identical to Exhibit 10.12)............    --
 10.14 Obligor Subrogation and Contribution Agreement dated as of
       April 30, 1990 among The Citizens and Southern National Bank,
       Susan L. Adams, RHCI, Bountiful Psychiatric Hospital, Inc.,
       Cumberland Mental Health, Inc., East Carolina Psychiatric
       Services Corporation, Havenwyck Hospital, Inc., Mesa
       Psychiatric Hospital, Inc., and Psychiatric Institute of West
       Virginia, Inc. (incorporated by reference to Exhibit 10.15 to
       RHCI's Annual Report on Form 10-K for the year ended June 30,
       1990)..........................................................    --
 10.15 Credit Agreement dated as of May 15, 1993 among RHCI and certain of its subsidiaries named therein, Societe Generale,
       New York Branch, First Union National Bank of North Carolina
       and Hibernia National Bank, as lenders, and Societe Generale, as issuing bank and agent (incorporated by reference to Exhibit
       10.16 to RHCI's Annual Report on Form 10-K for the year ended
       June 30, 1994).................................................    --
 10.16 Security Agreement dated as of May 15, 1993 by Atlantic
       Treatment Center, Inc. in favor of Societe Generale, as agent for the lenders which are parties to that certain Credit
       Agreement described in Exhibit 10.15 above, and covering
       certain property in Daytona Beach, Florida (incorporated by reference to Exhibit 10.17 to RHCI's Annual Report on Form 10-K
       for the year ended June 30, 1994)..............................    --
 10.17 Security Agreement dated as of May 15, 1993 by Carolina
       Treatment Center, Inc. in favor of Societe Generale, as agent for the lenders which are parties to that certain Credit
       Agreement described in Exhibit 10.15 above (substantially
       identical to Exhibit 10.16)....................................    --
 10.18 Security Agreement dated as of May 15, 1993 by Great Plains
       Hospital, Inc. in favor of Societe Generale, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above (substantially identical to
       Exhibit 10.16).................................................    --
 10.19 Security Agreement dated as of May 15, 1993 by Greenbrier
       Hospital, Inc. in favor of Societe Generale, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above (substantially identical to
       Exhibit 10.16).................................................    --
 10.20 Security Agreement dated as of May 15, 1993 by Gulf Coast
       Treatment Center, Inc. in favor of Societe Generale, as agent for the lenders which are parties to that certain Credit
       Agreement described in Exhibit 10.15 above (substantially
       identical to Exhibit 10.16)....................................    --
 10.21 Security Agreement dated as of May 15, 1993 by Houma
       Psychiatric Hospital, Inc. in favor of Societe Generale, as agent for the lenders which are parties to that certain Credit
       Agreement described in Exhibit 10.15 above (substantially
       identical to Exhibit 10.16)....................................    --
 10.22 Security Agreement dated as of May 15, 1993 by HSA of Oklahoma,
       Inc. in favor of Societe Generale, as agent for the lenders which are parties to that certain Credit Agreement described in
       Exhibit 10.15 above (substantially identical to Exhibit
       10.16).........................................................    --
 10.23 Security Agreement dated as of May 15, 1993 by The Haven
       Hospital, Inc. in favor of Societe Generale, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above (substantially identical to
       Exhibit 10.16).................................................    --
 10.24 Security Agreement dated as of May 15, 1993 by RHCI in favor of
       Societe Generale, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (substantially identical to Exhibit 10.16).....................    --

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 10.25 Accounts Receivable Security Agreement dated as of May 15, 1993 by Americare of Galax, Inc. in favor of Societe Generale, as agent for the lenders which are parties to that certain Credit
       Agreement described in Exhibit 10.15 above (incorporated by reference to Exhibit 10.26 to RHCI's Annual Report on Form 10-K
       for the year ended June 30, 1994)..............................    --
 10.26 Accounts Receivable Security Agreement dated as May 15, 1993 by
       Bountiful Psychiatric Hospital, Inc. in favor of Societe
       Generale, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (substantially identical to Exhibit 10.25).....................    --
 10.27 Accounts Receivable Security Agreement dated as of May 15, 1993 by Cumberland Mental Health, Inc. in favor of Societe Generale,
       New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (substantially identical to Exhibit 10.25).....................    --
 10.28 Accounts Receivable Security Agreement dated as of May 15, 1993 by East Carolina Psychiatric Services Corporation in favor of
       Societe Generale, New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described n
       Exhibit 10.15 above (substantially identical to Exhibit
       10.25).........................................................    --
 10.29 Accounts Receivable Security Agreement dated as of May 15, 1993 by Havenwyck Hospital, Inc. in favor of Societe Generale, New
       York Branch as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (substantially identical to Exhibit 10.25).....................    --
 10.30 Accounts Receivable Security Agreement dated as of May 15, 1993 by Mesa Psychiatric Hospital, Inc. in favor of Societe
       Generale, New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit
       10.15 above (substantially identical to Exhibit 10.25).........    --
 10.31 Accounts Receivable Security Agreement dated as of May 15, 1993 by Michigan Psychiatric Services, Inc. in favor of Societe
       Generale, New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit
       10.15 above (substantially identical to Exhibit 10.25).........    --
 10.32 Accounts Receivable Security Agreement dated as of May 15, 1993 by Psychiatric Institute of West Virginia, Inc. in favor of
       Societe Generale, New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in
       Exhibit 10.15 above (substantially identical to Exhibit
       10.25).........................................................    --
 10.33 Stock Pledge Agreement dated as of May 15, 1993, among RHCI in favor of Societe Generale, New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above (incorporated by reference to
       Exhibit 10.34 to RHCI's Annual Report on Form 10-K for the year
       ended June 30, 1994)...........................................    --
 10.34 Revolving Credit Guarantee dated as of May 15, 1993 by
       Americare of Galax, Inc. in favor of Societe Generale, New York
       Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (incorporated by reference to Exhibit 10.35 to RHCI's Annual
       Report on Form 10-K for the year ended June 30, 1994)..........    --
 10.35 Revolving Credit Guarantee dated as of May 15, 1993 by Bethany
       Psychiatric Hospital, Inc. in favor of Societe Generale, New
       York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (substantially identical to Exhibit 10.34).....................    --

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 10.36 Revolving Credit Guarantee dated as of May 15, 1993 by
       Bountiful Psychiatric Hospital, Inc. in favor of Societe
       Generale, New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit
       10.15 above (substantially identical to Exhibit 10.34).........    --
 10.37 Revolving Credit Guarantee dated as of May 15, 1993 by
       Cumberland Mental Health, Inc. in favor of Societe Generale,
       New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (substantially identical to Exhibit 10.34).....................    --
 10.38 Revolving Credit Guarantee dated as of May 15, 1993 by East
       Carolina Psychiatric Services Corporation in favor of Societe
       Generale, New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit
       10.15 above (substantially identical to Exhibit 10.34).........    --
 10.39 Revolving Credit Guarantee dated as of May 15, 1993 by
       Havenwyck Hospital, Inc. in favor of Societe Generale, New York
       Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (substantially identical to Exhibit 10.34).....................    --
 10.40 Revolving Credit Guarantee dated as of May 15, 1993 by Mesa
       Psychiatric Hospital, Inc. in favor of Societe Generale, New
       York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (substantially identical to Exhibit 10.34).....................    --
 10.41 Revolving Credit Guarantee dated as of May 15, 1993 by Michigan
       Psychiatric Services, Inc. in favor of Societe Generale, New
       York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above
       (substantially identical to Exhibit 10.34).....................    --
 10.42 Revolving Credit Guarantee dated as of May 15, 1993 by
       Psychiatric Institute of West Virginia, Inc. in favor of
       Societe Generale, New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in
       Exhibit 10.15 above (substantially identical to Exhibit
       10.34).........................................................    --
 10.43 Management Fee Subordination Agreement dated May 15, 1993, among Paul J. Ramsay and Ramsay Health Care Pty. Ltd. in favor of Societe Generale, New York Branch, as agent for the lenders which are parties to that certain Credit Agreement described in
       Exhibit 10.15 above (incorporated by reference to Exhibit 10.44 to RHCI's Annual Report on Form 10-K for the year ended June
       30, 1994)......................................................    --
 10.44 Mortgage and Fixture Filing and Assignment of Leases and Rents
       dated as of May 15, 1993 granted by Atlantic Treatment Center,
       Inc. to Societe Generale, individually and as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above, with respect to certain real property located in Volusia County, Florida (incorporated by reference to Exhibit 10.45 to RHCI's Annual Report on Form 10-K
       for the year ended June 30, 1994)..............................    --
 10.45 Mortgage and Fixture Filing and Assignment of Leases and Rents
       dated as of May 15, 1993 granted by Carolina Treatment Center,
       Inc. to Societe Generale, individually and as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above, with respect to certain real property located in Horry County, South Carolina (substantially
       identical to Exhibit 10.44)....................................    --

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 10.46 Deed of Trust and Fixture Filing and Assignment of Leases and
       Rents dated as of May 15, 1993 granted by Great Plains
       Hospital, Inc. to Jacob W. Bayer, Jr. as Trustee for the
       benefit of Societe Generale, individually and as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above, with respect to certain real property located in Vernon County, Missouri (substantially
       identical to Exhibit 10.44)....................................    --
 10.47 Mortgage, Security and Assignment of Leases and Rents dated as of May 15, 1993 by Greenbrier Hospital, Inc. to Societe
       Generale individually and as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit
       10.15 above, with respect to certain real property located in
       St. Tammany Parish, Louisiana (substantially identical to
       Exhibit 10.44).................................................    --
 10.48 Mortgage and Fixture Filing and Assignment of Leases and Rents
       dated as of May 15, 1993 granted by Gulf Coast Treatment
       Center, Inc. to Societe Generale, individually and as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above, with respect to certain real property located in Okaloosa County, Florida (substantially
       identical to Exhibit 10.44)....................................    --
 10.49 Mortgage, Security Agreement and Assignment of Leases and Rents
       dated as of May 15, 1993 granted by Houma Psychiatric Hospital,
       Inc. to Societe Generale, individually and as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above, with respect to certain real property located in the City of Houma, Parish of Terrebonne,
       Louisiana (substantially identical to Exhibit 10.44)...........    --
 10.50 Mortgage with Power of Sale and Fixture Filing and Assignment of Leases and Rents dated as of May 15, 1993 granted by HSA of
       Oklahoma, Inc. to Societe Generale, individually and as agent for the lenders which are parties to that certain Credit
       Agreement described in Exhibit 10.15 above, with respect to certain real property located in Garfield County, Oklahoma
       (substantially identical to Exhibit 10.44).....................    --
 10.51 Deed of Trust and Fixture Filing and Assignment of Leases and
       Rents dated as of May 15, 1993 granted by The Haven Hospital,
       Inc. to Societe Generate, individually and as agent for the lenders which are parties to that certain Credit Agreement described in Exhibit 10.15 above, with respect to certain real property located in the City of DeSoto, Dallas County, Texas
       (substantially identical to Exhibit 10.44).....................    --
 10.52 Loan Agreement between Okaloosa County, Florida and Gulf Coast
       Treatment Center, Inc. dated October 1, 1984, relating to the issuance of bonds for Gulf Coast Treatment Center, Inc.
       (incorporated by reference to Exhibit 10.16 to RHCI's
       Registration Statement on Form S-1, Registration No. 2-9892)...    --
 10.53 Loan Agreement between Louisiana Public Facilities Authority and Greenbrier Hospital, Inc. dated November 1, 1984, relating to the issuance of bonds for Greenbrier Hospital, Inc.
       (incorporated by reference to Exhibit 10.17 to RHCI's
       Registration Statement on Form S-1, Registration No. 2-98921)..    --
 10.54 Loan Agreement between Horry County, South Carolina and
       Carolina Treatment Center, Inc. dated December 1, 1984,
       relating to the issuance of bonds for Carolina Treatment
       Center, Inc. (incorporated by reference to Exhibit 10.18 to
       RHCI's Registration Statement on Form S-1, Registration No. 2-
       98921).........................................................    --
 10.55 Loan Agreement between Louisiana Public Facilities Authority and Houma Psychiatric Hospital, Inc. dated as of September 1,
       1985, relating to the issuance of bonds for HSA Bayou Oaks
       Hospital (incorporated by reference to Exhibit 10.56 to RHCI's
       Annual Report on Form 10-K for the year ended June 30, 1994)...    --

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 10.56 Ground Lease between Facilities Management Corporation, as landlord, and Psychiatric Institute of West Virginia, Inc., as
       tenant, dated as of September 30, 1985 (incorporated by
       reference to Exhibit 10.57 to RHCI's Annual Report on Form 10-K
       for the year ended June 30, 1994)..............................    --
 10.57 Lease Agreement between Houma Psychiatric Hospital, Inc. and
       Hospital Service District No. 1 of the Parish of Terrebonne,
       State of Louisiana, effective February 1, 1985 (incorporated by reference to Exhibit 10.38 to RHCI's Registration Statement on
       Form S-1, Registration No. 2-98921)............................    --
 10.58 Lease among Bethany Psychiatric Hospital, Inc., Bethany General
       Hospital, the City of Bethany, Oklahoma and the Bethany General
       Hospital Trust dated December 9, 1985 (ground lease)
       (incorporated by reference to Exhibit 10.58 to RHCI's Annual
       Report on Form 10-K for the fiscal year ended June 30, 1996)...    --
 10.59 Loan Agreement between The Enid Development Authority and HSA of Oklahoma, Inc. dated as of October 1, 1985, relating to The
       Enid Development Authority Variable Rate Demand Revenue Bonds
       (Meadowlake Hospital Project) (incorporated by reference to
       Exhibit 10.60 to RHCI's Annual Report on Form 10-K for the year
       ended June 30, 1994)...........................................    --
 10.60 Ramsay Health Care, Inc. 1990 Stock Option Plan, as amended to date (incorporated by reference to Exhibit 4.3 to RHCI's
       Registration Statement on Form S-8 filed on March 6, 1991).....    --
 10.61 Lease Agreement dated August 30, 1988 between RHCI and Ayshire
       Land Dome Joint Venture relating to office space at One Poydras
       Plaza, New Orleans, Louisiana (incorporated by reference to
       Exhibit 10.78 to RHCI's Registration Statement on Form S-2,
       Registration No. 33-40762).....................................    --
 10.62 Ramsay Health Care, Inc. Deferred Compensation and Retirement
       Plan (incorporated by reference to Exhibit 10.79 to RHCI's
       Registration Statement on Form S-2, Registration
       No. 33-40762)..................................................    --
 10.63 Personnel and Facility Sharing Agreement dated as of June 27,
       1991 between RHCI and Ramsay Holdings HSA Limited (incorporated by reference to Exhibit 10.83 to RHCI's Registration Statement
       on Form S-2, Registration No.33-40762).........................    --
 10.64 Indemnity Agreement dated as of June 1991 between RHCI and
       Ramsay Holdings HSA Limited (incorporated by reference to
       Exhibit 10.84 to RHCI's Registration Statement on Form S-2,
       Registration No. 33-40762).....................................    --
 10.65 Management Agreement dated as of June 25, 1992 between RHCI and
       Ramsay Health Care Pty. Limited (incorporated by reference to
       Exhibit 10.90 to RHCI's Annual Report on Form 10-K for the year
       ended June 30, 1992)...........................................    --
 10.66 Ramsay Health Care, Inc. 1991 Stock Option Plan (incorporated by reference to Exhibit 10.91 to RHCI's Annual Report on Form
       10-K for the year ended June 30, 1992).........................    --
 10.67 Employment Agreement dated January 23, 1992 between RHCI and
       Wallace E. Smith (incorporated by reference to Exhibit 10.94 to
       RHCI's Annual Report on Form 10-K for the year ended June 30,
       1992)..........................................................    --
 10.68 Employment Agreement dated January 23, 1992 between RHCI and
       John A. Quinn (incorporated by reference to Exhibit 10.95 to
       RHCI's Annual Report on Form 10-K for the year ended June 30,
       1992)..........................................................    --

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 10.69 Lease dated April 4, 1992 between The Union Labor Life
       Insurance Company and RHCI (incorporated by reference to
       Exhibit 10.98 to RHCI's Annual Report on Form 10-K for the year
       ended June 30, 1992)...........................................    --
 10.70 Lease dated May 27, 1992 between Gail Buy and Bountiful
       Psychiatric Hospital (incorporated by reference to Exhibit
       10.99 to RHCI's Annual Report on Form 10-K for the year ended
       June 30, 1992).................................................    --
 10.71 Lease Agreement dated as of February 12, 1993 by and between
       Gulf Coast Treatment Center, Inc and Vendell of Florida, Inc.
       (incorporated by reference to Exhibit 10.82 to RHCI's Annual
       Report on Form 10-K for the year ended June 30, 1994)..........    --
 10.72 Ramsay Health Care, Inc. 1993 Stock Option Plan (incorporated by reference to Exhibit 10.83 to RHCI's Quarterly Report on
       Form 10-Q for the quarter ended December 31, 1993).............    --
 10.73 Ramsay Health Care, Inc. 1993 Employee Stock Purchase Plan
       (incorporated by reference to Exhibit 10.84 to RHCI's Quarterly
       Report on Form 10-Q for the quarter ended December 31, 1993)...    --
 10.74 Fourth Modification, Extension and Amendment of Lease Agreement
       dated November 15, 1993 between RHCI and One Poydras Plaza
       Venture relating to RHCI's office space at One Poydras Plaza,
       New Orleans, Louisiana (incorporated by reference to Exhibit
       10.84 to RHCI's Annual Report on Form 10-K for the year ended
       June 30, 1994).................................................    --
 10.75 Employment Agreement dated July 19, 1994 between RHCI and Brent
       J. Bryson (incorporated by reference to Exhibit 10.85 to RHCI's
       Annual Report on Form 10-K for the year ended June 30, 1995)...    --
 10.76 Rights Agreement dated as of August 1, 1995 between Ramsay
       Health Care, Inc. and First Union National Bank of North
       Carolina, as Rights Agent, which includes the form of Right
       Certificate as Exhibit A and the Summary of Rights to Purchase
       Common Shares as Exhibit B (incorporated by reference to
       Exhibit 4.1 to RHCI's Current Report on Form 8-K dated August
       1, 1995).......................................................    --
 10.77 Letter Agreement dated June 30, 1995 among Ramsay Health Care,
       Inc., Ramsay Holdings HSA Limited and Paul Ramsay Holdings Pty.
       Limited (incorporated by reference to Exhibit 4.2 to RHCI's
       Current Report on Form 8-K dated August 1, 1995)...............    --
 10.78 Lease Agreement dated April 12, 1995 between Capstone Capital
       Corporation and Mesa Psychiatric Hospital, Inc. (incorporated by reference to Exhibit 10.88 to RHCI's Annual Report on Form
       10-K for the year ended June 30, 1995).........................    --
 10.79 Lease Agreement dated April 12, 1995 between Capstone Capital of San Antonio, LTD, d/b/a Cahaba of San Antonio, LTD. and RHCI
       San Antonio, Inc. (incorporated by reference to Exhibit 10.89 to RHCI's Annual Report on Form 10-K for the year ended June
       30, 1995)......................................................    --
 10.80 Facility Lease Agreement dated June 26, 1995 by and between
       Charter Canyon Behavioral Health System, Inc. and Bountiful
       Psychiatric Hospital, Inc. (incorporated by reference to
       Exhibit 10.90 to RHCI's Annual Report on Form 10-K for the year
       ended June 30, 1995)...........................................    --
 10.81 Employment termination letter dated September 15, 1995 between
       RHCI and Gregory H. Browne (incorporated by reference to
       Exhibit 10.91 to RHCI's Annual Report on Form 10-K for the year
       ended June 30, 1995)...........................................    --
 10.82 Second Amended and Restated Distribution Agreement between RHCI and RMCI (incorporated by reference to Exhibit 10.1 to RMCI's
       Registration Statement on Form S-1 (Registration No. 33-78034)
       filed with the Commission on April 24, 1995)...................    --

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 10.83 Employee Benefit Agreement dated as of February 1, 1995 between
       RHCI and RMCI (incorporated by reference to Exhibit 10.4 to
       RMCI's Registration Statement on Form S-1 (Registration No. 33-
       78034) filed with the Commission on April 24, 1995)............    --
 10.84 Tax Sharing Agreement dated as of October 25, 1994 between RHCI and RMCI (incorporated by reference to Exhibit 10.5 to RMCI's
       Registration Statement on Form S-1 (Registration No. 33-78034)
       filed with the Commission on April 24, 1995)...................    --
 10.85 Corporate Services Agreement dated as of January 2, 1995 between RHCI and RMCI (incorporated by reference to Exhibit
       10.6 to RMCI's Registration Statement on Form S-1 (Registration
       No. 33-78034) filed with the Commission on April 24, 1995).....    --
 10.86 Form of Withholding Tax Agreement between RHCI, Ramsay Holdings
       HSA Limited, Paul Ramsay Holdings Pty. Limited and Ramsay
       Health Care Pty. Limited (incorporated by reference to Exhibit
       10.7 to RMCI's Registration Statement on Form S-1 (Registration
       No. 33-78034) filed with the Commission on April 24, 1995).....    --
 10.87 $6,000,000 Subordinated Promissory Note of RMCI, as amended
       (incorporated by reference to Exhibit 10.13 to RMCI's
       Registration Statement on Form S-1 (Registration No. 33-78034)
       filed with the Commission on April 24, 1995)...................    --
 10.88 Consent and Amendment dated April 12, 1996 among RHCI and certain of its subsidiaries named therein, Societe Generale,
       New York Branch, First Union National Bank of North Carolina
       and Hibernia National Bank, as lenders, and Societe Generale, as issuing bank and agent (incorporated by reference to Exhibit
       10.88 to RHCI's Annual Report on Form 10-K for the fiscal year
       ended June 30, 1996)...........................................    --
 10.89 Second Amendment to Credit Agreement dated as of September 15,
       1995 among RHCI and certain of its subsidiaries named therein,
       Societe Generale, New York Branch, First Union National Bank of
       North Carolina and Hibernia National Bank, as lenders, and
       Societe Generale, as issuing bank and agent (incorporated by reference to Exhibit 10.99 to RHCI's Quarterly Report on Form
       10-Q for the quarter ended September 30, 1995).................    --
 10.90 Amended and Restated Stock Purchase Agreement dated October 12,
       1995 by and among Paul Ramsay Holdings Pty. Limited, Ramsay
       Health Care, Inc. and, solely for the purpose of Section I, III and VI of the agreement, Ramsay Health Care Pty. Limited
       (incorporated by reference to Exhibit 10.101 to RHCI's
       Quarterly Report on Form 10-Q for the quarter ended September
       30, 1995)......................................................    --
 10.91 Amendment to Rights Agreement, dated October 3, 1995 between
       Ramsay Health Care, Inc. and First Union Bank of North
       Carolina, as Rights Agent (incorporated by reference to Exhibit
       10.102 to RHCI's Quarterly Report on Form 10-Q for the quarter
       ended September 30, 1995)......................................    --
 10.92 Ramsay Health Care, Inc. 1995 Long Term Incentive Plan
       (incorporated by reference to Exhibit 10.103 to RHCI's
       Quarterly Report on Form 10-Q for the quarter ended December
       31, 1995)......................................................    --
 10.93 Third Amendment to Credit Agreement dated as of August 15, 1996 among RHCI and certain subsidiaries named therein, Societe
       Generale, New York Branch, First Union National Bank of North
       Carolina and Hibernia National Bank, as lenders, and Societe
       Generale, as issuing bank and agent (incorporated by reference to Exhibit 10.93 to RHCI's Annual Report on Form 10-K for the
       fiscal year ended June 30, 1996)...............................    --

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 10.94  Stock Purchase Agreement dated as of August 13, 1996 by and among Paul Ramsay Holdings Pty. Limited, RHCI and, solely for purposes of Sections I, III and IV thereof, Ramsay Health Care
        Pty. Limited (incorporated by reference to Exhibit 10.94 to
        RHCI's Annual Report on Form 10-K for the fiscal year ended
        June 30, 1996)................................................    --
 10.95  Amended and Restated Employment Agreement dated as of August
        15, 1996 by and between Reynold Jennings and RHCI
        (incorporated by reference to Exhibit 10.95 to RHCI's Annual
        Report on Form 10-K for the fiscal year ended June 30, 1996)..    --
 10.96  Exchange Agreement dated September 10, 1996, by and among
        RHCI, Paul Ramsay Hospitals Pty. Limited and Paul J. Ramsay,
        including a related Warrant Certificate dated September 10,
        1996 issued to Ramsay Hospital Pty. Limited (incorporated by reference to Exhibit 10.96 to RHCI's Annual Report on Form 10-
        K for the fiscal year ended June 30, 1996)....................    --
 10.97  Consulting Agreement dated as of January 1, 1996 between RHCI and Summa Healthcare Group, Inc. (incorporated by reference to
        Exhibit 10.97 to RHCI's Annual Report on Form 10-K for the
        fiscal year ended June 30, 1996)..............................    --
 10.98  Letter Agreement dated as of September 10, 1996 by and among
        RHCI, Ramsay Health Care Pty. Limited and Paul Ramsay Holdings
        Pty. Limited, included a related Warrant Certificate dated
        September 10, 1996 issued to Paul Ramsay Holdings Pty. Limited
        (incorporated by reference to Exhibit 10.98 to RHCI's Annual
        Report on Form 10-K for the fiscal year ended June 30, 1996)..    --
 10.99  Employment Agreement dated August 12, 1996 by and between RHCI and Remberto Cibran (incorporated by reference to Exhibit
        10.99 to RHCI's Quarterly Report and Form 10-Q for the quarter
        ended September 30, 1996).....................................    --
 10.100 Services Agreement dated August 12, 1996 by and between RHCI and HealthLink Enterprises, Inc. (incorporated by reference to
        Exhibit 10.100 to RHCI's Quarterly Report on Form 10-Q for the
        quarter ended September 30, 1996).............................    --
 10.101 Amendment No. 2 dated as of November 1, 1996 to that certain
        Rights Agreement dated as of August 1, 1995, as amended by that certain Amendment dated as of October 1, 1995, between
        RHCI and First Union National Bank of North Carolina, as
        Rights Agent (incorporated by reference to Exhibit 10.101 to
        RHCI's Quarterly Report on Form 10-Q for the quarter ended
        September 30, 1996)...........................................    --
 11     Computation of Net Income Per Share (incorporated by reference to Exhibit 11 to RHCI's Quarterly Report on Form 10-Q for the
        quarter ended December 31, 1996)..............................    --
 21     Subsidiaries of RHCI..........................................    --
 23.1   Consent of Ernst & Young LLP (see "Consent of Independent
        Auditors" included in the Registration Statement).............    --
 23.2   Consent of Ernst & Young LLP (see "Consent of Independent
        Certified Public Accountants Auditors" included in the
        Registration Statement).......................................    --
 23.3   Consent of Haythe & Curley (contained in Exhibit 5)...........    --
 23.4   Consent of Haythe & Curley (contained in Exhibit 8)...........    --
 23.5   Consent of Houlihan, Lokey, Howard & Zukin, Inc...............    --

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
 23.6 Consent of Dean Witter Reynolds Inc..............................   --
 27   Financial Data Schedule (incorporated by reference to Exhibit 27 to RHCI's Quarterly Report on Form 10-Q for the quarter ended
      December 31, 1996)...............................................   --
 99.1 Fairness Opinion of Houlihan, Lokey, Howard & Zukin, Inc.........   --
 99.2 Fairness Opinion of Dean Witter Reynolds Inc.....................   --

  Copies of the exhibits filed with this Registration Statement on Form S-4 or incorporated by reference herein do not accompany copies hereof for distribution to stockholders of RHCI. RHCI will furnish a copy of any such exhibits to any stockholder requesting the same.